                  WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.
                                    Depositor

                                       and

                       WACHOVIA BANK, NATIONAL ASSOCIATION
                                 Master Servicer

                                       and

                           ALLIED CAPITAL CORPORATION
                                Special Servicer

                                       and

                        LASALLE BANK NATIONAL ASSOCIATION
                                     Trustee

                                       and

                               ABN AMRO BANK N.V.
                                  Fiscal Agent

                         POOLING AND SERVICING AGREEMENT

                           Dated as of August 1, 2004

                         ------------------------------

                                 $1,150,544,882

                  Commercial Mortgage Pass-Through Certificates

                                 Series 2004-C14

                                TABLE OF CONTENTS

                                                                                                                            PAGE
                                                                                                                            ----

         Section 2.03.  Mortgage Loan Seller's Repurchase or Substitution of Mortgage Loans for Document Defects and
                        Breaches of Representations and Warranties ......................................................... 96

         Section 2.04.  Representations and Warranties of Depositor ........................................................101

         Section 2.05.  Conveyance of Majority Mortgage Loans and the 11 Madison Avenue Loan; Acceptance of the Loan

         Section 2.08.  Issuance of REMIC I Regular Interests; Execution, Authentication and Delivery of Class R-I

         Section 3.04.  Certificate Account, Interest Reserve Account, Gain-on-Sale Reserve Account, Additional
                        Interest Account, Distribution Account and Companion Distribution Account ..........................113

         Section 3.05.  Permitted Withdrawals from the Certificate Account, Interest Reserve Account, Additional
                        Interest Account, Distribution Account and Class PP Distribution Account ...........................118

                                              -i-

         Section 3.06.  Investment of Funds in Servicing Accounts, Reserve Accounts, Certificate Account, Interest
                        Reserve Account, Distribution Account, Class PP Distribution Account, Companion Distribution

                                             -ii-

         Section 4.02.  Statements to Certificateholders; CMSA Loan Periodic Update File ...................................206

         Section 4.03.  P&I Advances .......................................................................................212

         Section 4.04.  Allocation of Realized Losses and Additional Trust Fund Expenses; Allocation of Certificate

                                             -iii-

         Section 8.03   Trustee and Fiscal Agent Not Liable for Validity or Sufficiency of Certificates or

                                             -iv-

                                              -v-

                                    EXHIBITS

Exhibit Description                                        Exhibit No.             Section Reference
-------------------                                        -----------             -----------------

Form of Class A-1 Certificate                                  A-1                 Section 1.01 Definition of "Class
                                                                                   A-1 Certificate"

Form of Class A-2 Certificate                                  A-2                 Section 1.01 Definition of "Class
                                                                                   A-2 Certificate"

Form of Class A-3 Certificate                                  A-3                 Section 1.01 Definition of "Class
                                                                                   A-3 Certificate"

Form of Class A-4 Certificate                                  A-4                 Section 1.01 Definition of "Class
                                                                                   A-4 Certificate"

Form of Class A-1A Certificate                                A-1A                 Section 1.01 Definition of "Class
                                                                                   A-1A Certificate"

Form of Class X-C Certificate                                  A-5                 Section 1.01 Definition of "Class
                                                                                   X-C Certificate"

Form of Class X-P Certificate                                  A-6                 Section 1.01 Definition of "Class
                                                                                   X-P Certificate"

Form of Class B Certificate                                    A-7                 Section 1.01 Definition of "Class B
                                                                                   Certificate"

Form of Class C Certificate                                    A-8                 Section 1.01 Definition of "Class C
                                                                                   Certificate"

Form of Class D Certificate                                    A-9                 Section 1.01 Definition of "Class D
                                                                                   Certificate"

Form of Class E Certificate                                   A-10                 Section 1.01 Definition of "Class E
                                                                                   Certificate"

Form of Class F Certificate                                   A-11                 Section 1.01 Definition of "Class F
                                                                                   Certificate"

Form of Class G Certificate                                   A-12                 Section 1.01 Definition of "Class G
                                                                                   Certificate"

Form of Class H Certificate                                   A-13                 Section 1.01 Definition of "Class H
                                                                                   Certificate"

Form of Class J Certificate                                   A-14                 Section 1.01 Definition of "Class J
                                                                                   Certificate"

                                             -iv-

Exhibit Description                                        Exhibit No.             Section Reference
-------------------                                        -----------             -----------------

Form of Class K Certificate                                   A-15                 Section 1.01 Definition of "Class K
                                                                                   Certificate"

Form of Class L Certificate                                   A-16                 Section 1.01 Definition of "Class L
                                                                                   Certificate"

Form of Class M Certificate                                   A-17                 Section 1.01 Definition of "Class M
                                                                                   Certificate"

Form of Class N Certificate                                   A-18                 Section 1.01 Definition of "Class N
                                                                                   Certificate"

Form of Class O Certificate                                   A-19                 Section 1.01 Definition of "Class O
                                                                                   Certificate"

Form of Class P Certificate                                   A-20                 Section 1.01 Definition of "Class P
                                                                                   Certificate"

Form of Class R-I Certificate                                 A-21                 Section 1.01 Definition of "Class
                                                                                   R-I Certificate"

Form of Class R-II Certificate                                A-22                 Section 1.01 Definition of "Class
                                                                                   R-II Certificate"

Form of Class Z Certificate                                   A-23                 Section 1.01 Definition of
                                                                                   "Class Z Certificate"

Form of Class PP Certificate                                  A-24                 Section 1.01 Definition of
                                                                                   "Class PP Certificate"

Form of Class MAD Certificate                                 A-25                 Section 1.01 Definition of
                                                                                   "Class MAD Certificate"

Mortgage Loan Schedule                                          B                  Section 1.01 Definition of
                                                                                   "Mortgage Loan Schedule"

Schedule of Exceptions to Mortgage File                        C-1                 Section 2.02(a)
Delivery

Form of Custodial Certification                                C-2                 Section 2.02(b)

Form of Master Servicer Request for Release                    D-1                 Section 1.01 Definition of "Request
                                                                                   for Release"; Section 2.03(b);
                                                                                   Section 3.10(a); and
                                                                                   Section 3.10(b)

                                             -vii-

Exhibit Description                                        Exhibit No.             Section Reference
-------------------                                        -----------             -----------------

Form of Special Servicer Request for Release                   D-2                 Section 1.01 Definition of "Request
                                                                                   for Release"; Section 3.10(b)

Calculation of NOI/Debt Service Coverage                        E                  Section 1.01 Definition of "Net
Ratios                                                                             Operating Income"

Form of Transferor Certificate                                 G-1                 Section 5.02(b)

Form of Transferee Certificate for QIBs                        G-2                 Section 5.02(b)

Form of Transferee Certificate for Non-QIBs                    G-3                 Section 5.02(b)

Form of Transferee Certificate                                  H                  Section 5.02(c)

Form of Transfer Affidavit and Agreement                       I-1                 Section 5.02(d)(i)(2)
Pursuant to Section 5.02(d)(i)(2)

Form of Transferor Certificate Pursuant to                     I-2                 Section 5.02(d)(i)(4)
Section 5.02(d)(i)(4)

Form of Notice and Acknowledgment                              J-1                 Section 6.09

Form of Acknowledgment of Proposed Special                     J-2                 Section 6.09
Servicer

Form of Certificateholder Confirmation                         K-1                 Section 3.15(a)
Certificate Request by Beneficial Holder

Form of Prospective Purchaser Certificate                      K-2                 Section 3.15(a)

Initial Companion Holders                                       L                  Section 3.27

Class X-P Reference Rate Schedule                               M                  Section 1.01 Definition of "Class
                                                                                   X-P Reference Rate"

Form of Purchase Option Notice Pursuant to                      N                  Section 3.18(e)
Section 3.18

Form of Defeasance Certificate                                  O                  Section 3.20(h)

Form of Depositor Certification                                 P                  Section 8.17(b)

Form of Trustee Certification                                   Q                  Section 8.17(c)

                                             -viii-

Exhibit Description                                        Exhibit No.             Section Reference
-------------------                                        -----------             -----------------

Form of Master Servicer Certification                           R                  Section 8.17(c)

Form of Special Servicer Certification                          S                  Section 8.17(c)

                                          -ix-

                         POOLING AND SERVICING AGREEMENT

         This Pooling and Servicing Agreement (this "Agreement") is dated and effective as of August 1, 2004, among WACHOVIA COMMERCIAL MORTGAGE SECURITIES,
INC., as Depositor, WACHOVIA BANK, NATIONAL ASSOCIATION, as Master Servicer,
ALLIED CAPITAL CORPORATION, as Special Servicer, LASALLE BANK NATIONAL
ASSOCIATION, as Trustee and ABN AMRO BANK N.V., as Fiscal Agent.

                             PRELIMINARY STATEMENT:

         The Depositor intends to sell mortgage pass-through certificates
(collectively, the "Certificates"), to be issued hereunder in multiple classes
(each, a "Class"), which in the aggregate will evidence the entire beneficial ownership interest in a trust fund (the "Trust Fund") to be created hereunder, the primary assets of which will be the Mortgage Loans.

         An election will be made to treat the segregated pool of assets consisting of the 11 Madison Avenue Loan and certain other related assets subject to this Agreement (exclusive of Additional Interest thereon) as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as the "Loan REMIC." The Class R-I Certificates will, in part, represent the sole class of "residual interests" in the Loan REMIC for purposes of the REMIC Provisions under federal income tax law. The Loan REMIC Pooled
Regular Interest and the Class MAD-NP Uncertificated Interest will be the
"regular interests" in the Loan REMIC for purposes of the REMIC provisions, will not be certificated and will be held by REMIC I.

         The ownership interest in the 11 Madison Avenue Loan, as part of the
Loan REMIC related to the 11 Madison Avenue Loan, will be split into a senior undivided ownership interest in the portion of the Loan REMIC related to the 11
Madison Avenue Loan (the "11 Madison Avenue Pooled Component") and a subordinate undivided ownership interest in such portion of the Loan REMIC (the "11 Madison
Avenue Non-Pooled Component" and, together with the 11 Madison Avenue Pooled
Component, the "Loan Components").

         The following table describes certain information regarding the 11
Madison Avenue Loan and the 11 Madison Avenue Loan Components:

----------------------------------------------------------------------------------------------------------------------
                                COMPONENT
                            BALANCE/ORIGINAL       11 MADISON AVENUE      CORRESPONDING LOAN
                          LOAN REMIC PRINCIPAL   LOAN REMITTANCE RATE*       REMIC REGULAR        RELATED CLASS OF
       COMPONENT                 AMOUNT                                        INTEREST             CERTIFICATES
----------------------------------------------------------------------------------------------------------------------

11 Madison Avenue         $82,000,000                   5.2622%            Loan REMIC Pooled             N/A
Pooled Component                                                           Regular Interest
----------------------------------------------------------------------------------------------------------------------
11 Madison Avenue         $13,555,555                   5.2622%              Class MAD-NP               Class
Non-Pooled Component                                                        Uncertificated               MAD
                                                                               Interest
----------------------------------------------------------------------------------------------------------------------

*    Represents the Net Mortgage Rate at which interest will accrue on the 11
     Madison Avenue Loan based on the actual number of days elapsed and a
     360-day year.

         As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of all of the Majority Mortgage Loans (exclusive of that portion of the interest payments thereon that constitutes Additional Interest), the Loan REMIC Pooled Regular Interest, the Class MAD-NP Uncertificated Interest
and certain other related assets subject to this Agreement as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC I." The Class R-I Residual Interest will represent the sole class of "residual interests" in REMIC I for purposes of the REMIC Provisions under federal income tax law and will be represented, in part, by the Class R-I
Certificates.

         As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of all of the REMIC I Regular Interests as a REMIC for
federal income tax purposes, and such segregated pool of assets will be designated as "REMIC II." The Class R-II Certificates will evidence the sole class of "residual interests" in REMIC II for purposes of the REMIC Provisions under federal income tax law. For federal income tax purposes, each Class of the
Regular Certificates (other than with respect to the right of the Class MAD
Certificates to receive Additional Interest) will be designated as a separate
"regular interest" in REMIC II for purposes of the REMIC Provisions under federal income tax law.

         The following table sets forth the Class or Component designation, the original REMIC I Principal Balance for each corresponding REMIC I Regular
Interest (the "Corresponding REMIC I Regular Interest"), and the Corresponding
Components of the Class X Certificates (the "Corresponding Components") and the
Original Class Principal Balance for each Class of Sequential Pay Certificates,
Class MAD Certificates, or Class PP Certificates, as applicable (the
"Corresponding Certificates").

                                                                                           REMIC I
                                                 Corresponding                              Pass-         Corresponding
    Corresponding          Original Class       REMIC I Regular      Original REMIC I      Through     Components of Class
     Certificates        Principal Balance       Interests (1)      Principal Balance       Rate       X Certificates (1)

Class A-1               $40,000,000                 LA-1-1               $2,769,000             2             X-A-1-1

                                                    LA-1-2               $3,640,000                           X-A-1-2

                                                    LA-1-3              $16,678,000                           X-A-1-3

                                                    LA-1-4              $16,913,000                           X-A-1-4

Class A-2               $226,423,000                LA-2-1               $1,999,000             2             X-A-2-1

                                                    LA-2-2              $18,184,000                           X-A-2-2

                                                    LA-2-3              $17,863,000                           X-A-2-3

                                                    LA-2-4              $17,451,000                           X-A-2-4

                                                    LA-2-5              $17,140,000                           X-A-2-5

                                      -2-

                                                                                           REMIC I
                                                 Corresponding                              Pass-         Corresponding
    Corresponding          Original Class       REMIC I Regular      Original REMIC I      Through     Components of Class
     Certificates        Principal Balance       Interests (1)      Principal Balance       Rate       X Certificates (1)

                                                    LA-2-6             $16,528,000                           X-A-2-6

                                                    LA-2-7            $137,258,000                           X-A-2-7

Class A-3               $80,236,000                 LA-3-1             $49,312,000            2              X-A-3-1

                                                    LA-3-2             $13,600,000                           X-A-3-2

                                                    LA-3-3             $11,809,000                           X-A-3-3

                                                    LA-3-4              $5,515,000                           X-A-3-4

Class A-4               $305,906,000                LA-4-1              $5,173,000            2              X-A-4-1

                                                    LA-4-2             $13,549,000                           X-A-4-2

                                                    LA-4-3            $287,184,000                           X-A-4-3

Class A-1A              $294,994,000                LA-1A-1               $987,000            2              X-A-1A-1

                                                    LA-1A-2             $1,292,000                           X-A-1A-2

                                                    LA-1A-3             $6,239,000                           X-A-1A-3

                                                    LA-1A-4             $7,118,000                           X-A-1A-4

                                                    LA-1A-5             $6,985,000                           X-A-1A-5

                                                    LA-1A-6             $6,901,000                           X-A-1A-6

                                                    LA-1A-7             $6,599,000                           X-A-1A-7

                                                    LA-1A-8             $6,475,000                           X-A-1A-8

                                                    LA-1A-9             $6,226,000                           X-A-1A-9

                                                   LA-1A-10            $54,578,000                           X-A-1A-10

                                                  LA-1A-11              $4,681,000                           X-A-1A-11

                                                   LA-1A-12             $4,608,000                           X-A-1A-12

                                      -3-

                                                                                           REMIC I
                                                 Corresponding                              Pass-         Corresponding
    Corresponding          Original Class       REMIC I Regular      Original REMIC I      Through     Components of Class
     Certificates        Principal Balance       Interests (1)      Principal Balance       Rate       X Certificates (1)

                                                   LA-1A-13             $4,404,000                           X-A-1A-13

                                                   LA-1A-14            $63,808,000                           X-A-1A-14

                                                   LA-1A-15           $114,093,000                           X-A-1A-15

                                                      LB               $28,797,000              2                X-B
Class B                 $28,797,000
                                                      LC               $13,712,000              2                X-C
Class C                 $13,712,000
                                                     LD-1               $5,843,000              2               X-D-1
Class D                 $17,826,000
                                                     LD-2               $5,923,000                              X-D-2

                                                     LD-3               $5,474,000                              X-D-3

                                                     LD-4                 $586,000                              X-D-4

                                                     LE-1               $2,990,000              2               X-E-1
Class E                 $10,970,000
                                                     LE-2               $7,665,000                              X-E-2

                                                     LE-3                 $315,000                              X-E-3

Class F                 $12,341,000                  LF-1               $6,248,000              2               X-F-1

                                                     LF-2               $6,093,000                              X-F-2

Class G                 $12,341,000                  LG-1               $9,121,000              2               X-G-1

                                                     LG-2               $3,220,000                              X-G-2

Class H                 $15,084,000                  LH-1               $4,200,000              2               X-H-1

                                                     LH-2              $10,184,000                              X-H-2

                                                     LH-3                 $700,000                              X-H-3

Class J                 $2,742,000                    LJ                $2,742,000              2                X-J

Class K                 $4,113,000                    LK                $4,113,000              2                X-K

                                      -4-

                                                                                           REMIC I
                                                 Corresponding                              Pass-         Corresponding
    Corresponding          Original Class       REMIC I Regular      Original REMIC I      Through     Components of Class
     Certificates        Principal Balance       Interests (1)      Principal Balance       Rate       X Certificates (1)

Class L                 $6,856,000                    LL                $6,856,000            2                X-L

Class M                 $2,742,000                    LM                $2,742,000            2                X-M

Class N                 $2,742,000                    LN                $2,742,000            2                X-N

Class O                 $2,742,000                    LO                $2,742,000            2                X-O

Class P                 $16,463,349                   LP               $16,463,349            2                X-P

Class MAD               $13,555,555                  LMAD              $13,555,555            3                N/A

Class PP                $39,958,978                   LPP              $39,958,978            4                N/A

         (1) The REMIC I Regular Interests and the Components of the Class X
Certificates that correspond to any particular Class of Sequential Pay
Certificates, the Class MAD Certificates, or the Class PP Certificates, as
applicable, also correspond to each other and, accordingly, constitute the
Corresponding REMIC I Regular Interest and the Corresponding Components,
respectively, with respect to each other.

         (2) The Weighted Average Net Mortgage Rate.

         (3) The Pass-Through Rate for the Class MAD Certificates.

         (4) The Pass-Through Rate for the Class PP Certificates.

         The portion of the Trust Fund consisting of the Additional Interest and amounts held from time to time in the Additional Interest Account that represent
Additional Interest shall be treated as a grantor trust (the "Grantor Trust")
for federal income tax purposes. As provided herein, the Trustee shall take all actions necessary to ensure that the portion of the Trust Fund consisting of the
Grantor Trust Assets maintains its status as a "grantor trust" under federal income tax law and not be treated as part of the Loan REMIC, REMIC I or REMIC
II. The Class Z Certificates and Class MAD Certificates (solely with respect to the right thereof to receive Additional Interest on the 11 Madison Avenue
Non-Pooled Component) represent undivided beneficial interests in the portion of the Grantor Trust representing Additional Interest and the Additional Interest
Account as described herein.

         The mortgage loans referred to in this Agreement as the 11 Madison
Avenue Companion Loans, the Park Place Mall Subordinate Companion Loan, and the
Pointe West Subordinate Companion Loan (each, a "Companion Loan" and, collectively the "Companion Loans") are not part of the Trust Fund (other than the Park Place Mall Subordinate Companion

                                      -5-

Loan, which is a part of the Trust Fund) but are secured by corresponding
Mortgages that secure certain related Mortgage Loans that are identified on the
Mortgage Loan Schedule as the 11 Madison Avenue Loan (loan number 2), the Park
Place Mall Loan (loan number 1), and the Pointe West Loan (loan number 42)(each a "Co-Lender Loan" and, collectively the "Co-Lender Loans") that are part of the
Trust Fund. The 11 Madison Avenue Loan and the 11 Madison Avenue Pari Passu
Companion Loans are pari passu with each other and the 11 Madison Avenue
Subordinate Companion Loans are subordinate to such loans. The Park Place Mall
Whole Loan consists of the Park Place Mall Loan and the Park Place Mall
Subordinate Companion Loan. The Park Place Mall Loan and the Park Place Mall
Subordinate Companion Loan are part of the Trust Fund. As and to the extent provided herein, the Subordinate Companion Loans (other than the 11 Madison
Avenue Subordinate Companion Loan) will be serviced and administered in accordance with this Agreement. The 11 Madison Avenue Loan and the 11 Madison
Avenue Companion Loans will be serviced and administered in accordance with the
Pooling and Servicing Agreement (the "2004-C10 Pooling and Servicing
Agreement"), dated as of February 1, 2004, by and among Wachovia Commercial
Mortgage Securities, Inc., as depositor (the "2004-C10 Depositor"), Wachovia
Bank, National Association, as master servicer (the "2004-C10 Master Servicer")
and with respect to the 11 Madison Avenue Whole Loan, as special servicer,
Lennar Partners, Inc., as special servicer, except with respect to the 11
Madison Avenue Whole Loan (together, the "2004-C10 Special Servicer"), and Wells
Fargo Bank, N.A., as trustee (the "2004-C10 Trustee"), pursuant to which the
Wachovia Bank Commercial Mortgage Trust Commercial Mortgage Pass-Through
Certificates, Series 2004-C10 were issued. Amounts attributable to the Companion
Loans (other than the Park Place Mall Subordinate Companion Loan) will not be assets of the Trust Fund, and will be owned by the Companion Holders.

         The 11 Madison Avenue Pooled Component will have an initial Component
Principal Balance of $82,000,000. The 11 Madison Avenue Non-Pooled Component
will have an initial Component Principal Balance of $13,555,556. The
Certificates (other than the Class MAD Certificates and the Class PP
Certificates) will be entitled to distributions from the 11 Madison Avenue
Pooled Component. The Class MAD Certificates will be entitled to distributions from the 11 Madison Avenue Non-Pooled Component pursuant to Section 4.01(c).

         In consideration of the mutual agreements herein contained, the
Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal
Agent agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

    Section 1.01. Defined Terms.

         Whenever used in this Agreement, including in the Preliminary
Statement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

         "11 Madison Avenue Companion Holders": The holders of the 11 Madison
Avenue Companion Loans.

                                      -6-

         "11 Madison Avenue Companion Loans": The 11 Madison Avenue Pari Passu
Companion Loans and the 11 Madison Avenue Subordinate Companion Loans.

         "11 Madison Avenue Control Appraisal Period": "Control Appraisal
Period" as such term is defined in the 11 Madison Avenue Intercreditor
Agreement.

         "11 Madison Avenue Controlling Holder": The holder of a "Controlling
Interest" as such term is defined under the 11 Madison Avenue Intercreditor
Agreement.

         "11 Madison Avenue Intercreditor Agreement": The Intercreditor and
Servicing Agreement, dated as of January 28, 2004 by and among Wachovia Bank,
National Association, as Note A-1 Lender, Wachovia Bank, National Association,
as Note A-2 Lender, Wachovia Bank, National Association, as Note A-3 Lender,
Wachovia Bank, National Association, as Note A-4 Lender, Wachovia Bank, National
Association, as Initial B Lender, MONY Life Insurance Company, as Initial C
Lender and SL Green 11 Madison Funding LLC, as Initial D Lender.

         "11 Madison Avenue Loan": That certain Mortgage Loan identified on the
Mortgage Loan Schedule as loan number 2.

         "11 Madison Avenue Loan Remittance Rate": With respect to any Loan
Component, the rate set forth in the Preliminary Statement.

         "11 Madison Avenue Non-Pooled Component": As defined in the Preliminary
Statement.

         "11 Madison Avenue Non-Pooled Percentage": For any Distribution Date, a
fraction expressed as a percentage, the numerator of which is (x) the Component
Principal Balance of the 11 Madison Avenue Non-Pooled Component for such
Distribution Date and the denominator of which is (y) the sum of (a) the
Component Principal Balance of the 11 Madison Avenue Pooled Component for such
Distribution Date and (b) the Component Principal Balance of the 11 Madison
Avenue Non-Pooled Component for such Distribution Date.

         "11 Madison Avenue Pari Passu Companion Loans": Those certain loans each evidenced by a note, each of which is not an asset of the Trust Fund, secured by the Mortgaged Property securing the 11 Madison Avenue Loan and pari passu with the 11 Madison Avenue Loan.

         "11 Madison Avenue Pooled Component": As defined in the Preliminary
Statement.

         "11 Madison Avenue Pooled Percentage": For any Distribution Date, a
fraction expressed as a percentage, the numerator of which is (x) the Component
Principal Balance of the 11 Madison Avenue Pooled Component for such
Distribution Date and the denominator of which is (y) the sum of (a) the
Component Principal Balance of the 11 Madison Avenue Pooled Component for such
Distribution Date and (b) the Component Principal Balance of the 11 Madison
Avenue Non-Pooled Component for such Distribution Date.

                                      -7-

         "11 Madison Avenue Principal Distribution Amount": With respect to any
Distribution Date, an amount equal to the portion of the Principal Distribution
Amount allocable to the 11 Madison Avenue Loan.

         "11 Madison Avenue Senior Loans": Collectively, the 11 Madison Avenue
Loan and the 11 Madison Avenue Pari Passu Companion Loans.

         "11 Madison Avenue Subordinate Companion Loans": Those certain subordinate loans each evidenced by a separate note and governed by the 11
Madison Avenue Intercreditor Agreement, each of which is not an asset of the
Trust Fund, relating to the Mortgaged Property securing the 11 Madison Avenue
Loan.

         "11 Madison Avenue Whole Loan": The 11 Madison Avenue Loan, together with the 11 Madison Avenue Companion Loans.

         "2004-C10 Controlling Class Representative": The "Controlling Class
Representative" as defined in the 2004-C10 Pooling and Servicing Agreement.

         "2004-C10 Depositor": As defined in the Preliminary Statement.

         "2004-C10 Majority Subordinate Certificateholder": The "Majority
Subordinate Certificateholder" as defined in the 2004-C10 Pooling and Servicing
Agreement.

         "2004-C10 Master Servicer": As defined in the Preliminary Statement.

         "2004-C10 Mortgage Loan Purchase Agreement": The "Mortgage Loan
Purchase Agreement" as defined in the 2004-C10 Pooling and Servicing Agreement.

         "2004-C10 Pooling and Servicing Agreement": As defined in the
Preliminary Statement.

         "2004-C10 Serviced Mortgage Loan": The 11 Madison Avenue Loan.

         "2004-C10 Special Servicer": As defined in the Preliminary Statement.

         "2004-C10 Trustee": As defined in the Preliminary Statement.

         "2004-C11 Pooling and Servicing Agreement": That certain Pooling and
Servicing Agreement, dated as of April 1, 2004, by and among Wachovia Commercial
Mortgage Securities, Inc., as depositor, Wachovia Bank, National Association, as master servicer, Lennar Partners, Inc., as special servicer, and Wells Fargo
Bank, N.A., as trustee, pursuant to which the Wachovia Bank Commercial Mortgage
Trust, Commercial Mortgage Pass-Through Certificates, Series 2004-C11 were issued.

         "2004-C11 Trustee": The trustee under the 2004-C11 Pooling and
Servicing Agreement.

         "30/360 Basis": The accrual of interest calculated on the basis of a
360-day year consisting of twelve 30-day months.

                                      -8-

         "AB Intercreditor Agreement": Each of the Park Place Mall Intercreditor
Agreement, the Pointe West Intercreditor Agreement and the 11 Madison Avenue
Intercreditor Agreement.

         "Accrued 11 Madison Avenue Component Interest": With respect to each
Loan Component for any Distribution Date, one month's interest at the 11 Madison
Avenue Loan Remittance Rate for such Loan Component and such Distribution Date, accrued on an Actual/360 Basis during the one month period immediately preceding such Distribution Date on the Component Principal Balance of such Loan Component outstanding immediately after making any allocations or deemed distributions on the immediately preceding Distribution Date.

         "Accrued Certificate Interest": With respect to any Class of Regular
Certificates (other than the Class X Certificates) for any Distribution Date, one month's interest at the Pass-Through Rate applicable to such Class of
Certificates for such Distribution Date, accrued for the related Interest
Accrual Period on the related Class Principal Balance outstanding immediately prior to such Distribution Date; and, with respect to the Class X-C and Class
X-P Certificates for any Distribution Date, the sum of the Accrued Component
Interest for the related Interest Accrual Period for all of their respective
Components for such Distribution Date. Accrued Certificate Interest shall be calculated on a 30/360 Basis and, with respect to any Class of Regular
Certificates for any Distribution Date, shall be deemed to accrue during the calendar month preceding the month in which such Distribution Date occurs.

         "Accrued Component Interest": With respect to each Component of the
Class X-C and Class X-P Certificates for any Distribution Date, one month's interest at the Class X-C Strip Rate or Class X-P Strip Rate applicable to such
Component for such Distribution Date, accrued on the Component Notional Amount of such Component outstanding immediately prior to such Distribution Date.
Accrued Component Interest shall be calculated on a 30/360 Basis and, with respect to any Component and any Distribution Date, shall be deemed to accrue during the calendar month preceding the month in which such Distribution Date occurs.

         "Acquisition Date": With respect to any REO Property, the first day on which such REO Property is considered to be acquired by the Trust Fund within the meaning of Treasury Regulations Section 1.856-6(b)(1), which is the first day on which the Trust Fund is treated as the owner of such REO Property for federal income tax purposes.

         "Actual/360 Basis": The accrual of interest calculated on the basis of the actual number of days elapsed during any calendar month in a year assumed to consist of 360 days.

         "Actual/360 Mortgage Loan": Each Mortgage Loan that accrues interest on an Actual/360 Basis and that is identified as an Actual/360 Mortgage Loan on the
Mortgage Loan Schedule.

         "Additional Interest": With respect to any ARD Loan (and each Loan
Component) after its Anticipated Repayment Date, all interest accrued on the principal balance of such ARD Loan (or each such Loan Component at the
Additional Interest Rate (the payment of which interest shall, under the terms of such Mortgage Loan, be deferred until the entire outstanding principal balance of such ARD Loan has been paid), together with all interest, if any,

                                      -9-

accrued at the related Mortgage Rate on such deferred interest. For purposes of this Agreement, Additional Interest on an ARD Loan or any successor REO Loan shall be deemed not to constitute principal or any portion thereof and shall not be added to the unpaid principal balance or Stated Principal Balance of such ARD
Loan or successor REO Loan, notwithstanding that the terms of the related
Mortgage Loan documents so permit. To the extent that any Additional Interest is not paid on a current basis, it shall be deemed to be deferred interest.

         "Additional Interest Account": The segregated account, accounts or subaccounts created and maintained by the Trustee pursuant to Section 3.04(d)
which shall be entitled "LaSalle Bank National Association, as Trustee, in trust for the registered holders of Wachovia Bank Commercial Mortgage Trust,
Commercial Mortgage Pass-Through Certificates, Series 2004-C14, Additional
Interest Account." The Additional Interest Account shall not be an asset of the
Loan REMIC, REMIC I or REMIC II.

         "Additional Interest Rate": With respect to any ARD Loan (and each Loan
Component) after its Anticipated Repayment Date, the incremental increase in the per annum rate at which such Mortgage Loan (or each such Loan Component) accrues interest after the Anticipated Repayment Date (in the absence of defaults) as calculated and as set forth in the related Mortgage Loan documents.

         "Additional Trust Fund Expense": Any Special Servicing Fees, Workout
Fees, Liquidation Fees and, in accordance with Sections 3.03(d) and 4.03(d), interest payable to the Master Servicer and the Trustee on Advances (to the
extent not offset by Penalty Interest and late payment charges), the cost of contracting with a Determination Party as set forth in Section 2.03, and amounts payable to the Special Servicer in connection with inspections of Mortgaged
Properties required pursuant to the first sentence of Section 3.12(a) (and not otherwise paid from Penalty Interest and late payment charges), as well as
(without duplication) any of the expenses of the Trust Fund that may be withdrawn (x) pursuant to any of clauses (viii), (ix), (xii), (xiii), (xiv) and
(xx) of Section 3.05(a) out of general collections on the Mortgage Loans and any
REO Properties on deposit in the Certificate Account or (y) pursuant to clause
(ii) or any of clauses (iv) through (vi) of Section 3.05(b) out of general collections on the Mortgage Loans and any REO Properties on deposit in the
Distribution Account or the Class PP Distribution Account; provided that for purposes of the allocations contemplated by Section 4.04 no such expense shall be deemed to have been incurred by the Trust Fund until such time as the payment thereof is actually made from the Certificate Account, Distribution Account or the Class PP Distribution Account, as the case may be.

         "Additional Yield Amount":

         (a) With respect to any Distribution Date and any Class of Regular
Certificates (other than the Class X Certificates, the Class MAD Certificates, the Class PP Certificates and any Excluded Class) entitled to distributions of principal with respect to Loan Group 1 pursuant to Section 4.01(a) on such
Distribution Date, provided that a Yield Maintenance Charge and/or Prepayment
Premium was actually collected on a Mortgage Loan or an REO Loan in such Loan
Group during the related Collection Period, the product of (a) such Yield
Maintenance Charge and/or Prepayment Premium multiplied by (b) a fraction, which in no event will be greater than one, the numerator of which is equal to the positive excess, if any, of

                                      -10-

(i) the Pass-Through Rate for such Class of Regular Certificates then receiving principal over (ii) the related Discount Rate, and the denominator of which is equal to the positive excess, if any, of (i) the Mortgage Rate for such Mortgage
Loan or REO Loan, as the case may be, over (ii) the related Discount Rate, multiplied by (c) a fraction, the numerator of which is equal to the amount of principal distributable on such Class of Regular Certificates on such
Distribution Date pursuant to Section 4.01(a) with respect to Loan Group 1, and the denominator of which is equal to the Loan Group 1 Principal Distribution
Amount for such Distribution Date.

         (b) With respect to any Distribution Date and any Class of Regular
Certificates (other than the Class X Certificates, the Class MAD Certificates, the Class PP Certificates and any Excluded Class) entitled to distributions of principal with respect to Loan Group 2 pursuant to Section 4.01(a) on such
Distribution Date; provided that a Yield Maintenance Charge and/or Prepayment
Premium was actually collected on a Mortgage Loan or an REO Loan in such Loan
Group during the related Collection Period, the product of (a) such Yield
Maintenance Charge and/or Prepayment Premium multiplied by (b) a fraction, which in no event will be greater than one, the numerator of which is equal to the positive excess, if any, of (i) the Pass-Through Rate for such Class of Regular
Certificates then receiving principal over (ii) the related Discount Rate, and the denominator of which is equal to the positive excess, if any, of (i) the
Mortgage Rate for such Mortgage Loan or REO Loan, as the case may be, over (ii)
the related Discount Rate, multiplied by (c) a fraction, the numerator of which is equal to the amount of principal distributable on such Class of Regular
Certificates on such Distribution Date pursuant to Section 4.01(a) with respect to Loan Group 2, and the denominator of which is equal to the Loan Group 2
Principal Distribution Amount for such Distribution Date.

         (c) For purposes of the foregoing, to the extent that payments of principal on any Class of Regular Certificates could be made from principal amounts allocable to Loan Group 1 or principal amounts allocable to Loan Group
2, the Trustee shall assume that those payments of principal on that Class of
Regular Certificates are made from amounts allocable to each Loan Group, on a pro rata basis in accordance with the respective amounts allocable to each Loan
Group that were available for payment on that Class.

         "Advance": Any P&I Advance or Servicing Advance.

         "Adverse Grantor Trust Event": As defined in Section 10.02(e).

         "Adverse REMIC Event": As defined in Section 10.01(h).

         "Affiliate": With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person.
For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such
Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms "controlling" and
"controlled" have meanings correlative to the foregoing.

         "Agreement": This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

                                      -11-

         "Anticipated Repayment Date": For each ARD Loan, the date specified in the related Mortgage Note after which the Mortgage Rate for such ARD Loan will increase as specified in the related Mortgage Note (other than as a result of a default thereunder).

         "Appraisal": With respect to any Mortgage Loan, an appraisal of the related Mortgaged Property from an Independent Appraiser selected by the Special
Servicer or the Master Servicer prepared in accordance with 12 CFR ss.225.62 and conducted in accordance with the standards of the American Appraisal Institute by an Independent Appraiser, which Independent Appraiser shall be advised to take into account the factors specified in Section 3.09(a), any available environmental, engineering or other third-party reports, and other factors that a prudent real estate appraiser would consider.

         "Appraisal Reduction Amount": The excess, if any, of (a) the sum of
(without duplication), as calculated by the Master Servicer as of the first
Determination Date immediately succeeding the Master Servicer obtaining knowledge of the occurrence of the Required Appraisal Date if no new Required
Appraisal is required or the date on which a Required Appraisal (or letter update or internal valuation, if applicable) is obtained and each Determination
Date thereafter so long as the related Mortgage Loan remains a Required
Appraisal Mortgage Loan, (i) the Stated Principal Balance of the subject
Required Appraisal Mortgage Loan including, with respect to the 11 Madison
Avenue Loan, the 11 Madison Avenue Non-Pooled Component, (ii) to the extent not previously advanced by or on behalf of the Master Servicer, the Trustee or the
Fiscal Agent, all unpaid interest on the Required Appraisal Mortgage Loan through the most recent Due Date prior to such Determination Date at a per annum rate equal to the related Net Mortgage Rate (exclusive of any portion thereof that constitutes Additional Interest), (iii) all accrued but unpaid Servicing
Fees and all accrued but unpaid Additional Trust Fund Expenses in respect of such Required Appraisal Mortgage Loan, (iv) all related unreimbursed Advances and any Advances related to such Mortgage Loan that were reimbursed out of general collections from the pool of Mortgage Loans (plus accrued interest thereon) made by or on behalf of the Master Servicer, the Trustee or the Fiscal
Agent with respect to such Required Appraisal Mortgage Loan and (v) all currently due and unpaid real estate taxes and unfunded improvement reserves and assessments, insurance premiums, and, if applicable, ground rents in respect of the related Mortgaged Property over (b) an amount equal to the sum of (i) the
Required Appraisal Value (or, in the case of 11 Madison Avenue Loan, its pro rata portion of the Required Appraisal Value based on its outstanding principal balance and the outstanding principal balance of the 11 Madison Avenue Whole
Loan) and (ii) all escrows, reserves and letters of credit held for the purposes of reserves (provided such letters of credit may be drawn upon for reserve purposes under the related Mortgage Loan document) held with respect to such
Required Appraisal Mortgage Loan. If the Special Servicer fails to obtain a
Required Appraisal (or letter update or internal valuation, if applicable)
within the time limit described in Section 3.09(a), the Appraisal Reduction
Amount for the related Required Appraisal Mortgage Loan (including with respect to the 11 Madison Avenue Loan, the 11 Madison Avenue Non-Pooled Component) will equal 25% of the outstanding principal balance of such Required Appraisal
Mortgage Loan, to be adjusted upon receipt of a Required Appraisal or letter update or internal valuation, if applicable. In the event a Mortgagor fails to make a Balloon Payment on a scheduled maturity date and no Appraisal has been received within 120 days of such failure, the Appraisal Reduction Amount for the related Mortgage Loan will equal 25% of the outstanding principal balance of such Mortgage Loan, to be adjusted upon receipt of the new Appraisal. Any
Appraisal Reduction

                                      -12-

Amount for the Park Place Mall Whole Loan shall be allocated as provided in the
Park Place Mall Intercreditor Agreement.

         "Appraised Value": With respect to each Mortgaged Property, the appraised value thereof based upon the most recent Appraisal (or letter update or internal valuation, if applicable) that is contained in the related Servicing
File.

         "ARD Loan": Any Mortgage Loan that provides that if the unamortized principal balance thereof is not repaid on its Anticipated Repayment Date, such
Mortgage Loan will accrue Additional Interest at the rate specified in the related Mortgage Note and the Mortgagor is required to apply excess monthly cash flow generated by the related Mortgaged Property to the repayment of the outstanding principal balance on such Mortgage Loan.

         "Artesia": Artesia Mortgage Capital Corporation or its successor in interest.

         "Artesia Mortgage Loan Purchase Agreement": That certain mortgage loan purchase agreement, dated as of August 1, 2004, between the Depositor and
Artesia and relating to the transfer of the Artesia Mortgage Loans to the
Depositor.

         "Artesia Mortgage Loans": Each of the Mortgage Loans transferred and assigned to the Depositor pursuant to the Artesia Mortgage Loan Purchase
Agreement.

         "Asset Status Report": As defined in Section 3.21(d).

         "Assignment of Leases": With respect to any Mortgaged Property, any assignment of leases, rents and profits or similar document or instrument executed by the Mortgagor in connection with the origination of the related
Mortgage Loan.

         "Assumed Scheduled Payment": With respect to any Balloon Mortgage Loan for its Stated Maturity Date (provided that such Mortgage Loan has not been paid in full and no other Liquidation Event has occurred in respect thereof on or before such Stated Maturity Date) and for any Due Date thereafter as of which such Mortgage Loan remains outstanding and part of the Trust Fund, the Periodic
Payment of principal and/or interest deemed to be due in respect thereof on such
Due Date that would have been due in respect of such Mortgage Loan on such Due
Date if the related Mortgagor had been required to continue to pay principal in accordance with the amortization schedule, if any, and to accrue interest at the
Mortgage Rate, in effect on the Closing Date and without regard to the occurrence of its Stated Maturity Date. With respect to any REO Loan, for any
Due Date therefor as of which the related REO Property remains part of the Trust
Fund, the Periodic Payment of principal and/or interest deemed to be due in respect thereof on such Due Date that would have been due in respect of the predecessor Mortgage Loan (or, if applicable, Companion Loans) on such Due Date had it remained outstanding (or, if the predecessor Mortgage Loan was a Balloon
Mortgage Loan and such Due Date coincides with or follows what had been its
Stated Maturity Date, the Assumed Scheduled Payment that would have been deemed due in respect of the predecessor Mortgage Loan on such Due Date had it remained outstanding).

         "Authenticating Agent": Any authenticating agent appointed pursuant to
Section 8.12 (or, in the absence of any such appointment, the Trustee).

                                      -13-

         "Available Distribution Amount": With respect to any Distribution Date, an amount equal to (a) the sum (including, with respect to the 2004-C10 Serviced
Mortgage Loan any amounts remitted by or advanced by the 2004-C10 Master
Servicer or the 2004-C10 Trustee) of, without duplication, (i) the aggregate of the amounts on deposit in the Certificate Account and the Distribution Account
as of the close of business on the last day of the related Collection Period and the amounts collected by or on behalf of the Master Servicer as of the close of business on the last day of such Collection Period and required to be deposited in the Certificate Account; provided, however, that with respect to the 11
Madison Avenue Loan, only such amounts as are allocated to the 11 Madison Avenue
Pooled Component in accordance with the terms of this Agreement, (ii) the aggregate amount of any P&I Advances made by the 2004-C10 Master Servicer, the
2004-C10 Trustee, the Master Servicer, the Trustee or the Fiscal Agent for
distribution on the Certificates on such Distribution Date pursuant to Section
4.03; provided, however, that with respect to the 11 Madison Avenue Loan, only such amounts as are allocated to the 11 Madison Avenue Pooled Component in accordance with the terms of this Agreement, (iii) the aggregate amount transferred from the REO Account (if established) to the Certificate Account as of the last day of the related Collection Period, on or prior to the P&I Advance
Date in such month, pursuant to Section 3.16(c); provided, however, that with respect to the 11 Madison Avenue Loan, only such amounts as are allocated to the
11 Madison Avenue Pooled Component in accordance with the terms of this
Agreement, (iv) the aggregate amount deposited by the Master Servicer in the
Certificate Account for such Distribution Date pursuant to Section 3.19 in connection with Prepayment Interest Shortfalls; provided, however, that with respect to the 11 Madison Avenue Loan, only such amounts as are allocated to the
11 Madison Avenue Pooled Component in accordance with the terms of this
Agreement, and (v) for each Distribution Date occurring in March, and for the final Distribution Date if the final Distribution Date occurs in February or, if such year is not a leap year, in January, the aggregate of the Interest Reserve
Amounts in respect of each Interest Reserve Loan (or, in the case of the 11
Madison Avenue Loan, the 11 Madison Avenue Pooled Component) deposited into the
Distribution Account pursuant to Section 3.05(d), net of (b) the portion of the amount described in subclauses (a)(i) and (a)(iii) of this definition that represents one or more of the following: (i) collected Periodic Payments that are due on a Due Date following the end of the related Collection Period, (ii)
any amounts payable or reimbursable to any Person from the (A) Certificate
Account pursuant to clauses (ii)-(xv), (xix), (xx) and (xxii) of Section 3.05(a)
or (B) the Distribution Account pursuant to clauses (ii) - (vi) of Section
3.05(b), (iii) Prepayment Premiums and Yield Maintenance Charges, (iv)
Additional Interest, (v) with respect to the Distribution Date occurring in
February of each year and in January of each year that is not a leap year, the
Interest Reserve Amounts with respect to the Interest Reserve Loans to be withdrawn from the Certificate Account and remitted to the Trustee for deposit in the Interest Reserve Account in respect of such Distribution Date and held for future distribution pursuant to Section 3.04(c), and (vi) any amounts deposited in the Certificate Account or the Distribution Account in error. The
Available Distribution Amount will not include any amounts required to be distributed pursuant to the terms of any Intercreditor Agreement or this
Agreement to the Holder of a Companion Loan or any amounts allocated in respect of the 11 Madison Non-Pooled Component or any Advances in respect of the Park
Place Mall Subordinate Companion Loan.

                                      -14-

         "Balloon Mortgage Loan": Any Mortgage Loan that by its original terms or by virtue of any modification entered into as of the Closing Date provides for an amortization schedule extending beyond its Stated Maturity Date.

         "Balloon Payment": With respect to any Balloon Mortgage Loan as of any date of determination, the Scheduled Payment payable on the Stated Maturity Date of such Mortgage Loan.

         "Bankruptcy Code": The federal Bankruptcy Code, as amended from time to time (Title 11 of the United States Code).

         "Bid Allocation": With respect to the Master Servicer and each
Sub-Servicer and the proceeds of any bid pursuant to Section 7.01(c), the amount of such proceeds (net of any expenses incurred in connection with such bid and the transfer of servicing), multiplied by a fraction equal to (a) the Servicer
Fee Amount for the Master Servicer or such Sub-Servicer, as the case may be, as of such date of determination, over (b) the aggregate of the Servicer Fee
Amounts for the Master Servicer and all of the Sub-Servicers as of such date of determination.

         "Book-Entry Certificate": Any Certificate registered in the name of the
Depository or its nominee.

         "Borrower Reserve Agreement": With respect to any Mortgage Loan, the related borrower reserve agreement, replacement reserve agreement or similar agreement executed by the Mortgagor and setting forth the terms and amounts required to be reserved or escrowed for the related Mortgaged Property, in each case pledged as additional collateral under the related Mortgage.

         "Breach": As defined in Section 2.03(a).

         "Business Day": Any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York or the cities in which the
Corporate Trust Office of the Trustee (which as of the Closing Date is Chicago,
Illinois) or the offices of the Master Servicer (which as of the Closing Date is
Charlotte, North Carolina) or the offices of the Special Servicer (which as of the Closing Date is Washington, D.C.) are located, are authorized or obligated by law or executive order to remain closed.

         "CERCLA": The Comprehensive Environmental Response, Compensation and
Liability Act of 1980, as amended.

         "Certificate": Any one of the Wachovia Bank Commercial Mortgage Trust,
Commercial Mortgage Pass-Through Certificates, Series 2004-C14, as executed by the Certificate Registrar and authenticated and delivered hereunder by the
Authenticating Agent.

         "Certificate Account": The segregated account or accounts created and maintained by the Master Servicer pursuant to Section 3.04(a) on behalf of the
Trustee in trust for Certificateholders, which shall be entitled "Wachovia Bank,
National Association, as Master Servicer for LaSalle Bank National Association,
as Trustee, on behalf of and in trust for the registered holders of Wachovia
Bank Commercial Mortgage Trust, Commercial Mortgage Pass-

                                      -15-

Through Certificates, Series 2004-C14." Subject to the related Intercreditor
Agreement and taking into account that each Subordinate Companion Loan is subordinate to its related Co-Lender Loan to the extent set forth in the related
AB Intercreditor Agreement, each subaccount described in the next to last paragraph of Section 3.04(a) that is part of the Certificate Account shall be for the benefit of the related Companion Holder, to the extent funds on deposit in such subaccount are attributed to the related Companion Loan.

         "Certificate Deferred Interest": The amount by which interest distributable to any Class of Sequential Pay Certificates, Class MAD
Certificates or to the Class PP Certificates is reduced by the amount of
Mortgage Deferred Interest allocable to such Class on any Distribution Date.

         "Certificate Factor": With respect to any Class of Regular Certificates as of any date of determination, a fraction, expressed as a decimal carried to eight places, the numerator of which is the then current Class Principal
Balance, Class X-C Notional Amount or Class X-P Notional Amount, as applicable, of such Class of Regular Certificates and the denominator of which is the
Original Class Principal Balance or Original Notional Amount of such Class of
Regular Certificates.

         "Certificate Notional Amount": With respect to any Class X-C or Class
X-P Certificate, as of any date of determination, the then notional amount of such Certificate equal to the product of (a) the Percentage Interest evidenced by such Certificate, multiplied by (b) the then Class X-C Notional Amount or
Class X-P Notional Amount, as applicable.

         "Certificate Owner": With respect to a Book-Entry Certificate, the
Person who is the beneficial owner of such Certificate as reflected on the books of the Depository or on the books of a Depository Participant or on the books of an indirect participating brokerage firm for which a Depository Participant acts as agent.

         "Certificate Principal Balance": With respect to any Sequential Pay
Certificate, any Class MAD Certificate or any Class PP Certificate, as of any
date of determination, the then outstanding principal amount of such Certificate equal to the product of (a) the Percentage Interest evidenced by such
Certificate, multiplied by (b) the then Class Principal Balance of the Class of
Certificates to which such Certificate belongs.

         "Certificate Register" and "Certificate Registrar": The register maintained and the registrar appointed pursuant to Section 5.02.

         "Certificateholder": The Person in whose name a Certificate is registered in the Certificate Register, except that (i) only a Permitted
Transferee shall be the Holder of a Residual Certificate for any purpose hereof and, (ii) solely for the purposes of giving any consent, approval or waiver pursuant to this Agreement that relates to any of the Depositor, any Mortgage
Loan Seller, the Master Servicer, the Special Servicer, the Trustee or the
Fiscal Agent in its respective capacity as such (except with respect to amendments or waivers referred to in Sections 7.04 and 11.01 hereof and any consent, approval or waiver required or permitted to be made by the Majority
Subordinate Certificateholder or the Controlling Class Representative (or, with respect to the Park Place Mall Whole Loan, the Park Place Mall Representative)
and any

                                      -16-

election, removal or replacement of the Special Servicer or the Controlling
Class Representative (or, with respect to the Park Place Mall Whole Loan, the
Park Place Mall Representative) pursuant to Section 6.09), any Certificate registered in the name of the Depositor, any Mortgage Loan Seller, the Master
Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as the case may be, or any Certificate registered in the name of any of their respective
Affiliates, shall be deemed not to be outstanding, and the Voting Rights to which it is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval or waiver that relates to it has been obtained. The Certificate
Registrar shall be entitled to request and rely upon a certificate of the
Depositor, the Master Servicer or the Special Servicer in determining whether a
Certificate is registered in the name of an Affiliate of such Person. All references herein to "Holders" or "Certificateholders" shall reflect the rights of Certificate Owners as they may indirectly exercise such rights through the
Depository and the Depository Participants, except as otherwise specified herein; provided, however, that the parties hereto shall be required to recognize as a "Holder" or "Certificateholder" only the Person in whose name a
Certificate is registered in the Certificate Register.

         "Class": Collectively, all of the Certificates bearing the same alphabetical and, if applicable, numerical class designation.

         "Class A Certificates": The Class A-1, Class A-2, Class A-3, Class A-4
and Class A-1A Certificates.

         "Class A-1 Certificate": Any one of the Certificates with a "Class A-1"
designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

         "Class A-1A Certificate": Any one of the Certificates with a "Class
A-1A" designation on the face thereof, substantially in the form of Exhibit A-5 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

         "Class A-2 Certificate": Any one of the Certificates with a "Class A-2"
designation on the face thereof, substantially in the form of Exhibit A-2 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

         "Class A-3 Certificate": Any one of the Certificates with a "Class A-3"
designation on the face thereof, substantially in the form of Exhibit A-3 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

         "Class A-4 Certificate": Any one of the Certificates with a "Class A-4"
designation on the face thereof, substantially in the form of Exhibit A-4 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

         "Class B Certificate": Any one of the Certificates with a "Class B"
designation on the face thereof, substantially in the form of Exhibit A-7 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

                                      -17-

         "Class C Certificate": Any one of the Certificates with a "Class C"
designation on the face thereof, substantially in the form of Exhibit A-8 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

         "Class D Certificate": Any one of the Certificates with a "Class D"
designation on the face thereof, substantially in the form of Exhibit A-9 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

         "Class E Certificate": Any one of the Certificates with a "Class E"
designation on the face thereof, substantially in the form of Exhibit A-10 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

         "Class F Certificate": Any one of the Certificates with a "Class F"
designation on the face thereof, substantially in the form of Exhibit A-11 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

         "Class G Certificate": Any one of the Certificates with a "Class G"
designation on the face thereof, substantially in the form of Exhibit A-12 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

         "Class H Certificate": Any one of the Certificates with a "Class H"
designation on the face thereof, substantially in the form of Exhibit A-13 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

         "Class J Certificate": Any one of the Certificates with a "Class J"
designation on the face thereof, substantially in the form of Exhibit A-14 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

         "Class K Certificate": Any one of the Certificates with a "Class K"
designation on the face thereof, substantially in the form of Exhibit A-15 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

         "Class L Certificate": Any one of the Certificates with a "Class L"
designation on the face thereof, substantially in the form of Exhibit A-16 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

         "Class LMAD Uncertificated Interest": An uncertificated regular interest in REMIC I which is held as an asset of REMIC II and having the
Original REMIC I Principal Balance and per annum rate of interest set forth in the Preliminary Statement hereto.

         "Class LPP Uncertificated Interest": An uncertificated regular interest in REMIC I which is held as an asset of REMIC II and having the Original REMIC I
Principal Balance and per annum rate of interest set forth in the Preliminary
Statement hereto.

         "Class M Certificate": Any one of the Certificates with a "Class M"
designation on the face thereof, substantially in the form of Exhibit A-17 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

                                      -18-

         "Class MAD Available Distribution Amount": With respect to any
Distribution Date, an amount equal to (a) the sum of, without duplication, (i)
the aggregate of the amounts collected in respect of the 11 Madison Avenue Loan on deposit in the Certificate Account and the Distribution Account as of the
close of business at the end of the related Collection Period and the amounts collected in respect of the 11 Madison Avenue Loan by or on behalf of the Master
Servicer as of the close of business on the last day of such Collection Period and required to be deposited in the Certificate Account; provided, in each case, only to the extent of amounts allocated to the 11 Madison Avenue Non-Pooled
Component in accordance with this Agreement, (ii) the aggregate amount of any
P&I Advances of interest in respect of the 11 Madison Avenue Loan made by the
2004-C10 Master Servicer, 2004-C10 Trustee, Master Servicer, the Trustee or the
Fiscal Agent, to the extent allocated to the 11 Madison Avenue Non-Pooled
Component in accordance with this Agreement, for distribution on the Class MAD
Certificates on such Distribution Date pursuant to Section 4.03 and (iii) the aggregate amount deposited by the Master Servicer in the Certificate Account in
respect of the 11 Madison Avenue Loan; provided, only to the extent of amounts allocable to the 11 Madison Avenue Non-Pooled Component in accordance with this
Agreement for such Distribution Date pursuant to Section 3.19 in connection with
Prepayment Interest Shortfalls, net of (b) the portion of the amount described in subclauses (a)(i) and (a)(iii) of this definition that represents one or more of the following: (i) collected Periodic Payments that are due on a Due Date following the end of the related Collection Period, (ii) any amounts payable or reimbursable to any Person from the (A) Certificate Account pursuant to clauses
(ii) through (xv), (xix), (xx) and (xxii) of Section 3.05(a) or (B) the
Distribution Account pursuant to clauses (ii) through (vi) of Section 3.05(b),
(iii) Yield Maintenance Charges allocable to the 11 Madison Avenue Non-Pooled
Component, (iv) Additional Interest allocable to the 11 Madison Avenue
Non-Pooled Component and (v) any amounts deposited in the Certificate Account or
Distribution Account in error.

         "Class MAD Certificate": Any one of the Certificates with a "Class MAD"
designation on the face thereof, substantially in the form of Exhibit A-24 attached hereto, and evidencing (i) a "regular interest" in REMIC II for purposes of the REMIC Provisions entitled to payment on the 11 Madison Avenue
Non-Pooled Component other than Additional Interest and (ii) a beneficial interest in the Grantor Trust with respect to Additional Interest related to the
11 Madison Avenue Non-Pooled Component.

         "Class MAD-NP Uncertificated Interest": An uncertificated regular interest in the Loan REMIC which is held as an asset of REMIC I and having the original Loan REMIC Principal Amount and per annum rate of interest equal to the
11 Madison Avenue Loan REMIC Remittance Rate.

         "Class MAD Principal Distribution Amount": With respect to any
Distribution Date, the aggregate of the following, without duplication, to the extent paid by the Mortgagor under the 11 Madison Avenue Loan (or received from the 2004-C10 Master Servicer) and allocable to the 11 Madison Avenue Non-Pooled
Component in accordance with this Agreement:

         (a) the aggregate of the principal portions of all Scheduled Payments
(other than Balloon Payments) and any Assumed Scheduled Payments due or deemed due and allocable to the 11 Madison Avenue Non-Pooled Component in accordance with this Agreement for its

                                      -19-

Due Date occurring during the related Collection Period, to the extent not previously received with respect to a Distribution Date prior to such Collection
Period;

         (b) the aggregate of all Principal Prepayments received on the 11
Madison Avenue Loan and allocable to the 11 Madison Avenue Non-Pooled Component during the Collection Period;

         (c) if the Stated Maturity Date of the 11 Madison Avenue Loan occurred during or prior to the related Collection Period, any payment of principal
(other than a Principal Prepayment) made by or on behalf of the Mortgagor during the related Collection Period (including any Balloon Payment), net of any portion of such payment that represents a recovery of the principal portion of any Scheduled Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Scheduled Payment deemed due, in respect of the 11
Madison Avenue Loan to the extent allocable to the 11 Madison Avenue Non-Pooled
Component in accordance with this Agreement on a Due Date during or prior to the related Collection Period and not previously recovered;

         (d) the aggregate of the principal portion of all Liquidation Proceeds,
Insurance Proceeds and, to the extent not otherwise included in clause (a), (b)
or (c) above, payments that were received on the 11 Madison Avenue Loan, to the extent allocable to the 11 Madison Avenue Non-Pooled Component in accordance with this Agreement, during the related Collection Period and that were identified and applied by the Master Servicer and/or Special Servicer as recoveries of principal of the 11 Madison Avenue Loan, to the extent allocable to the 11 Madison Avenue Non-Pooled Component in accordance with this Agreement, in each case net of any portion of such amounts that represents a recovery of the principal portion of any Scheduled Payment (other than a Balloon Payment)
due, or of the principal portion of any Assumed Scheduled Payment deemed due, in respect of the 11 Madison Avenue Loan, to the extent allocable to the 11 Madison
Avenue Non-Pooled Component in accordance with this Agreement, on a Due Date during or prior to the related Collection Period and not previously recovered;

         (e) if such Distribution Date is subsequent to the initial Distribution
Date, the excess, if any, of the Class MAD Principal Distribution Amount for the
immediately preceding Distribution Date, over the aggregate distributions of principal made on the Class MAD Certificates on such immediately preceding
Distribution Date pursuant to Section 4.01;

         (h) any amounts that were used to reimburse Nonrecoverable Advances
(including interest on such Nonrecoverable Advances) from principal collections on the 11 Madison Avenue Loan pursuant to Section 3.05(a) hereof which are subsequently recovered on the 11 Madison Avenue Loan, to the extent allocable to the 11 Madison Avenue Non-Pooled Component, with respect to the Distribution
Date related to the period in which such recovery occurs; less

         (i) any amounts that were used to reimburse Workout-Delayed
Reimbursement Amounts (including interest on such Workout-Delayed Reimbursement
Amounts) from principal collections on the 11 Madison Avenue Loan, to the extent allocable to the 11 Madison Avenue Non-Pooled Component, pursuant to Section
3.05(a) hereof which are

                                      -20-

subsequently recovered on the 11 Madison Avenue Loan with respect to the
Distribution Date related to the period in which such recovery occurs, less

         (j) the amount of any reimbursements of (i) Nonrecoverable Advances
(including interest on such Nonrecoverable Advances) that are paid or reimbursed from principal collections on the 11 Madison Avenue Loan pursuant to Section
3.05(a) hereof with respect to such Distribution Date, to the extent allocable to the 11 Madison Avenue Non-Pooled Component, and (ii) Workout-Delayed
Reimbursement Amounts (including interest on such Workout-Delayed Reimbursement
Amounts) that are paid or reimbursed from principal collections on the Mortgage
Loans pursuant to Section 3.05(a) hereof with respect to such Distribution Date, to the extent allocable to the 11 Madison Avenue Non-Pooled Component, in each case where such principal collections would have otherwise been included in the
Class MAD Principal Distribution Amount for such Distribution Date.

         "Class N Certificate": Any one of the Certificates with a "Class N"
designation on the face thereof, substantially in the form of Exhibit A-18 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

         "Class O Certificate": Any one of the Certificates with a "Class O"
designation on the face thereof, substantially in the form of Exhibit A-19 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

         "Class P Certificate": Any one of the Certificates with a "Class P"
designation on the face thereof, substantially in the form of Exhibit A-20 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

         "Class Principal Balance": The aggregate principal balance of any Class of Sequential Pay Certificates or the Class MAD Certificates or the Class PP
Certificates outstanding from time to time. As of the Closing Date, the Class
Principal Balance of each Class of Sequential Pay Certificates or the Class MAD
Certificates or the Class PP Certificates shall equal the Original Class
Principal Balance thereof. On each Distribution Date, the Class Principal
Balance of each such Class of Certificates shall be reduced by the amount of any distributions of principal made thereon on such Distribution Date pursuant to
Section 4.01 or 9.01, as applicable, and shall be further reduced by the amount of any Realized Losses and Additional Trust Fund Expenses allocated thereto on such Distribution Date pursuant to Section 4.04(a). The Class Principal Balance of any Class of Sequential Pay Certificates or the Class MAD Certificates or the
Class PP Certificates will be increased on any Distribution Date by the amount of any Certificate Deferred Interest allocated to such Class on such
Distribution Date. Distributions in respect of a reimbursement of Realized
Losses and Additional Trust Fund Expenses previously allocated to a Class of
Sequential Pay Certificates or the Class MAD Certificates or the Class PP
Certificates shall not constitute distributions of principal and shall not result in reduction of the related Class Principal Balance.

         "Class PP Available Distribution Amount": With respect to any
Distribution Date, an amount equal to (a) the sum of, without duplication, (i)
the aggregate of the amounts collected in respect of the Park Place Mall
Subordinate Companion Loan on deposit in the Certificate Account and the Class
PP Distribution Account as of the close of business at the end

                                      -21-

of the related Collection Period and the amounts collected in respect of the
Park Place Mall Subordinate Companion Loan by or on behalf of the Master
Servicer as of the close of business on the last day of such Collection Period which are payable to the holder of the Park Place Mall Subordinate Companion
Loan in accordance with the terms of the Park Place Mall Intercreditor Agreement and required to be deposited in the Certificate Account, (ii) the aggregate amount of any P&I Advances of interest in respect of the Park Place Mall
Subordinate Companion Loan made by the Master Servicer or the Trustee for distribution on the Class PP Certificates on such Distribution Date pursuant to
Section 4.03, (iii) the aggregate amount transferred from the REO Account (if established) to the Certificate Account in respect of the Park Place Mall
Subordinate Companion Loan as of the last day of the related Collection Period, pursuant to Section 3.16(c) and (iv) the aggregate amount deposited by the
Master Servicer in the Certificate Account in respect of the Park Place Mall
Subordinate Companion Loan for such Distribution Date pursuant to Section 3.19 in connection with Prepayment Interest Shortfalls, net of (b) the portion of the amount described in subclauses (a)(i) and (a)(iii) of this definition that represents one or more of the following: (i) collected Periodic Payments that are due on a Due Date following the end of the related Collection Period, (ii)
any amounts payable or reimbursable to any Person from the (A) Certificate
Account pursuant to clauses (ii) through (xv), (xx) and (xii) of Section 3.05(a)
or (B) the Class PP Distribution Account pursuant to clauses (ii) through (vi)
of Section 3.05(c), and (iii) Prepayment Premiums and Yield Maintenance Charges
in respect of the Park Place Mall Subordinate Companion Loan and (iv) any
amounts deposited in the Certificate Account or the Class PP Distribution
Account in error.

         "Class PP Certificate": Any one of the Certificates with a "Class PP"
designation on the face thereof, substantially in the form of Exhibit A-26 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions entitled to payment on the Park Place Mall Subordinate
Companion Loan.

         "Class PP Controlling Holder": Prior to a Park Place Mall Control
Appraisal Period, the holder of a majority (by Certificate Principal Balance) of the Class PP Certificates and during the occurrence and continuance of a Park
Place Mall Control Appraisal Period, the holders of the Controlling Class, as provided in this Agreement and in the Park Place Mall Intercreditor Agreement.

         "Class PP Distributable Certificate Interest": The Accrued Certificate
Interest in respect of the Class PP Certificates for such Distribution Date, reduced (to not less than zero) by (i) any allocations, if any, of the Net
Aggregate Prepayment Interest Shortfall with respect to the Park Place Mall
Subordinate Companion Loan for such Distribution Date, and (ii) any Certificate
Deferred Interest for such Distribution Date allocated to such Class pursuant to
Section 4.04(d).

         "Class PP Distribution Account": With respect to the Park Place Mall
Whole Loan, the separate account or subaccount created and maintained by the
Trustee pursuant to Section 3.04(b) and held on behalf of the holders of the
Class PP Certificates, which shall be entitled "LaSalle Bank National
Association, as Trustee, in trust for the registered holders of the Class PP
Certificates relating to the Wachovia Bank Commercial Mortgage Trust, Commercial
Mortgage Pass-Through Certificates, Series 2004-C14."

                                      -22-

         "Class PP Principal Distribution Amount": With respect to any
Distribution Date, the aggregate of the following, without duplication, to the extent paid by the Borrower under the Park Place Mall Subordinate Companion Loan and payable to the holder of the Park Place Mall Subordinate Companion Loan pursuant to the Park Place Mall Intercreditor Agreement:

         (a) the aggregate of the principal portions of all Scheduled Payments
(other than Balloon Payments) and any Assumed Scheduled Payments due or deemed due in respect of the Park Place Mall Subordinate Companion Loan for its Due
Date occurring during the related Collection Period, to the extent not previously received with respect to a Distribution Date prior to such Collection
Period;

         (b) the aggregate of all Principal Prepayments received on the Park
Place Mall Subordinate Companion Loan during the Collection Period;

         (c) if the Stated Maturity Date of the Park Place Mall Subordinate
Companion Loan occurred during or prior to the related Collection Period, any payment of principal (other than a Principal Prepayment) made by or on behalf of the Mortgagor during the related Collection Period (including any Balloon
Payment), net of any portion of such payment that represents a recovery of the principal portion of any Scheduled Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Scheduled Payment deemed due, in respect of the Park Place Mall Subordinate Companion Loan on a Due Date during or prior to the related Collection Period and not previously recovered;

         (d) the aggregate of the principal portion of all Liquidation Proceeds,
Insurance Proceeds and, to the extent not otherwise included in clause (a), (b)
or (c) above, payments that were received on the Park Place Mall Subordinate
Companion Loan during the related Collection Period and that were identified and applied by the Master Servicer and/or Special Servicer as recoveries of principal of the Park Place Mall Subordinate Companion Loan, in each case net of any portion of such amounts that represents a recovery of the principal portion of any Scheduled Payment (other than a Balloon Payment) due, or of the principal portion of any Assumed Scheduled Payment deemed due, in respect of the Park
Place Mall Subordinate Companion Loan on a Due Date during or prior to the related Collection Period and not previously recovered;

         (e) with respect to any REO Property received in respect of the Park
Place Mall Subordinate Companion Loan, the aggregate of the principal portions of all Assumed Scheduled Payments deemed due in respect of the Park Place Mall
Subordinate Companion Loan for its Due Date occurring during the related
Collection Period;

         (f) with respect to any REO Property received in respect of the Park
Place Mall Subordinate Companion Loan, the aggregate of all Liquidation
Proceeds, Insurance Proceeds and REO Revenues that were received during the related Collection Period on such REO Property and that were identified and applied by the Master Servicer and/or Special Servicer as recoveries of principal of the Park Place Mall Subordinate Companion Loan, in each case net of any portion of such amounts that represents a recovery of the principal portion of any Scheduled Payment (other than a Balloon Payment) due, or of the principal portion of any Assumed Scheduled Payment deemed due, in respect of the Park
Place Mall Subordinate

                                      -23-

Companion Loan on a Due Date during or prior to the related Collection Period and not previously recovered;

         (g) if such Distribution Date is subsequent to the initial Distribution
Date, the excess, if any, of the Class PP Principal Distribution Amount for the
immediately preceding Distribution Date, over the aggregate distributions of principal made on the Class PP Certificates on such immediately preceding
Distribution Date pursuant to Section 4.01;

         (h) any amounts that were used to reimburse Nonrecoverable Advances
(including interest or such Nonrecoverable Advances) from principal collections on the Park Place Mall Subordinate Companion Loan pursuant to Section 3.05(a)
hereof which are subsequently recovered on the Park Place Mall Subordinate
Companion Loan with respect to the Distribution Date related to the period in which such recovery occurs; less

         (i) any amounts that were used to reimburse Workout-Delayed
Reimbursement Amounts (including interest on such Workout-Delayed Reimbursement
Amounts) from principal collections on the Park Place Mall Subordinate Companion
Loan, to the extent allocable to the Park Place Mall Subordinate Companion Loan, pursuant to Section 3.05(a) hereof which are subsequently recovered on the Park
Place Mall Subordinate Companion Loan with respect to the Distribution Date related to the period in which such recovery occurs, less

         (j) the amount of any reimbursements of (i) Nonrecoverable Advances
(including interest on such Nonrecoverable Advances) that are paid or reimbursed from principal collections on the Park Place Mall Subordinate Companion Loan
pursuant to Section 3.05(a) hereof with respect to such Distribution Date, to the extent allocable to the Park Place Mall Subordinate Companion Loan, and (ii)
Workout-Delayed Reimbursement Amounts (including interest on such
Workout-Delayed Reimbursement Amounts) that are paid or reimbursed from principal collections on the Mortgage Loans pursuant to Section 3.05(a) hereof with respect to such Distribution Date, to the extent allocable to the Park
Place Subordinate Companion Loan, in each case where such principal collections would have otherwise been included in the Class PP Principal Distribution Amount for such Distribution Date.

         "Class R-I Certificate": Any one of the Certificates with a "Class R-I"
designation on the face thereof, substantially in the form of Exhibit A-21 attached hereto, and evidencing the sole class of "residual interests" in the
Loan REMIC and REMIC I for purposes of the REMIC Provisions.

         "Class R-II Certificate": Any one of the Certificates with a "Class
R-II" designation on the face thereof, substantially in the form of Exhibit A-22 attached hereto, and evidencing the sole class of "residual interests" in REMIC
II for purposes of the REMIC Provisions.

         "Class X Certificates": The Class X-C and Class X-P Certificates.

         "Class X-C Certificate": Any one of the Certificates with a "Class X-C"
designation on the face thereof, substantially in the form of Exhibit A-5 attached hereto, and

                                      -24-

evidencing the Components and a "regular interest" in REMIC II for purposes of the REMIC Provisions.

         "Class X-C Notional Amount": With respect to the Class X-C Certificates and any date of determination, the sum of the then Component Notional Amounts of all of the Components.

         "Class X-C Strip Rate": With respect to any Class of Components (other than Components that are also Class X-P Components) for any Distribution Date, a rate per annum equal to (i) the Weighted Average Net Mortgage Rate for such
Distribution Date, minus (ii) the Pass-Through Rate for the Corresponding
Certificates. In the case of any Class of Components that are also Class X-P
Components, (i) for any Distribution Date occurring on or before the related
Class X-P Component Cross-over Date, (x) the Weighted Average Net Mortgage Rate for such Distribution Date minus (y) the sum of the Pass-Through Rate for the
Corresponding Certificates for such Distribution Date and the Class X-P Strip
Rate for such Component for such Distribution Date, and (ii) for any
Distribution Date occurring after the related Class X-P Component Cross-over
Date, a rate per annum equal to (x) the Weighted Average Net Mortgage Rate for such Distribution Date, minus (y) the Pass-Through Rate for the Corresponding
Certificates (provided that in no event shall any Class X-C Strip Rate be less than zero).

         "Class X-P Certificate": Any one of the Certificates with a "Class X-P"
designation on the face thereof, substantially in the form of Exhibit A-6 attached hereto, and evidencing the Class X-P Components and a "regular interest" in REMIC II for purposes of the REMIC Provisions.

         "Class X-P Component Cross-over Date": With respect to each Component set forth in the table below, the Distribution Date occurring in the month and year set forth in the table below:

                                      -25-

COMPONENT                                                                                 CROSS-OVER DATE

Component X-A-1-2, Component X-A-1A-2                                                       February 2005

Component X-A-1-3, Component X-A-1A-3                                                         August 2005

Component X-A-1-4, Component X-A-1A-4, Component X-A-2-1                                    February 2006

Component X-A-1A-5, Component X-A-2-2                                                         August 2006

Component X-A-1A-6, Component X-A-2-3, Component X-H-1,                                     February 2007
   Component X-J

Component X-A-1A-7, Component X-A-2-4, Component X-H-2                                        August 2007

Component X-A-1A-8, Component X-A-2-5, Component X-G-1,                                     February 2008
   Component X-H-3

Component X-A-1A-9, Component X-A-2-6, Component X-F-1,                                       August 2008
   Component X-G-2

Component X-A-1A-10, Component X-A-2-7, Component X-A-3-1,                                  February 2009
   Component X-E-1, Component X-F-2

Component X-A-1A-11, Component X-A-3-2, Component X-E-2                                       August 2009

Component X-A-1A-12, Component X-A-3-3, Component X-D-1,                                    February 2010
   Component X-E-3

Component X-A-1A-13, Component X-A-3-4, Component X-A-4-1,                                    August 2010
   Component X-D-2

Component X-A-1A-14, Component X-A-4-2, Component X-D-3                                     February 2011

Component X-A-1A-15, Component X-A-4-3, Component X-B,                                        August 2011
   Component X-C, Component X-D-4

         "Class X-P Components": Each of Component X-A-1-2, Component X-A-1-3,
Component X-A-1-4, Component X-A-2-1, Component X-A-2-2, Component X-A-2-3,
Component X-A-2-4, Component X-A-2-5, Component X-A-2-6, Component X-A-2-7,

                                      -26-

Component X-A-3-1, Component X-A-3-2, Component X-A-3-3, Component X-A-3-4,
Component X-A-4-1, Component X-A-4-2, Component X-A-4-3, Component X-A-1A-2,
Component X-A-1A-3, Component X-A-1A-4, Component X-A-1A-5, Component X-A-1A-6,
Component X-A-1A-7, Component X-A-1A-8, Component X-A-1A-9, Component X-A-1A-10,
Component X-A-1A-11, Component X-A-1A-12, Component X-A-1A-13, Component
X-A-1A-14, Component X-A-1A-15, Component X-B, Component X-C, Component X-D-1,
Component X-D-2, Component X-D-3, Component X-D-4, Component X-E-1, Component
X-E-2, Component X-E-3, Component X-F-1, Component X-F-2, Component X-G-1,
Component X-G-2, Component X-H-1, Component X-H-2, Component X-H-3 and Component
X-J.

         "Class X-P Notional Amount": As of any date of determination, the sum of the then Component Notional Amounts of the Class X-P Components.

         "Class X-P Reference Rate": For any Distribution Date, the rate per annum corresponding to such Distribution Date on Exhibit M.

         "Class X-P Strip Rate": With respect to each of the Class X-P
Components for any Distribution Date, a rate per annum equal to (i) for any
Distribution Date occurring on or before the related Class X-P Component
Cross-over Date, (x) the lesser of (I) the Weighted Average Net Mortgage Rate for such Distribution Date and (II) the Class X-P Reference Rate for such
Distribution Date minus 0.03% per annum minus (y) the Pass-Through Rate for the
Corresponding Certificates (provided that in no event shall any Class X-P Strip
Rate be less than zero), and (ii) for any Distribution Date occurring after the related Class X-P Component Cross-over Date, 0% per annum.

         "Class Z Certificate": Any one of the Certificates with a "Class Z"
designation on the face thereof, substantially in the form of Exhibit A-23 attached hereto, and evidencing a proportionate interest in the Additional
Interest that is described in Section 4.01(b).

         "Closing Date": August 25, 2004.

         "CMSA": The Commercial Mortgage Securities Association (formerly the
Commercial Real Estate Secondary Market and Securitization Association) or any
successor organization.

         "CMSA Bond File": The monthly report substantially in the form of, and containing the information called for in, the downloadable form of the "CMSA
Bond Level File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

         "CMSA Collateral Summary File": The report substantially in the form of, and containing the information called for in, the downloadable form of the
"Collateral Summary File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

                                      -27-

         "CMSA Comparative Financial Status Report": The report substantially in the form of, and containing the information called for in, the downloadable form of the "Comparative Financial Status Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally. In connection with preparing the CMSA Comparative
Financial Status Report, the Master Servicer shall process (a) interim financial statements beginning with interim financial statements for the fiscal quarter ending September 30, 2004 and (b) annual financial statements beginning with annual financial statements for the 2004 fiscal year.

         "CMSA Delinquent Loan Status Report": The report substantially in the form of, and containing the information called for in, the downloadable form of the "Delinquent Loan Status Report" available as of the Closing Date on the CMSA
Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

         "CMSA Financial File": The report substantially in the form of, and containing the information called for in, the downloadable form of the
"Financial File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

         "CMSA Historical Liquidation Report": The report substantially in the form of, and containing the information called for in, the downloadable form of the "Historical Liquidation Report" available as of the Closing Date on the CMSA
Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

         "CMSA Historical Loan Modification and Corrected Mortgage Loan Report":
A report substantially in the form of, and containing the information called for in, the downloadable form of the "Historical Loan Modification and Corrected
Mortgage Loan Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

         "CMSA Loan Level Reserve/LOC Report": The report substantially in the form of, and containing the information called for in, the downloadable form of the "CMSA Loan Level Reserve/LOC Report" available as of the Closing Date on the
CMSA Website, or such other form for the presentation of such information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

         "CMSA Loan Periodic Update File": The monthly report substantially in the form of, and containing the information called for in, the downloadable form of the "Loan Periodic Update File" available as of the Closing Date on the CMSA
Website, or such other form for the presentation of such information and containing such additional information as may from

                                      -28-

time to time be approved by the CMSA for commercial mortgage securities transactions generally.

         "CMSA Loan Setup File": The report substantially in the form of, and containing the information called for in, the downloadable form of the "Loan
Setup File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

         "CMSA NOI Adjustment Worksheet": A report substantially in the form of, and containing the information called for in, the downloadable form of the "NOI
Adjustment Worksheet" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions and in any event, shall present the computations made in accordance with the methodology described in such form to
"normalize" the full year net operating income and debt service coverage numbers used in the other reports required by this Agreement.

         "CMSA Operating Statement Analysis": A report substantially in the form of, and containing the information called for in, the downloadable form of the
"Operating Statement Analysis Report" available as of the Closing Date on the
CMSA Website or in such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage-backed securities transactions generally. In connection with preparing the CMSA Operating Statement Analysis, the Master
Servicer shall process (a) interim financial statements beginning with interim financial statements for the fiscal quarter ending September 30, 2004 and (b)
annual financial statements beginning with annual financial statements for the
2004 fiscal year.

         "CMSA Property File": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Property
File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

         "CMSA Reconciliation of Funds Report": The monthly report in the
"Reconciliation of Funds" format substantially in the form of and containing the information called for therein for the Mortgage Loans, or such other form for the presentation of such information as may be approved from time to time by the
CMSA for commercial mortgage securities transactions generally.

         "CMSA REO Status Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "REO
Status Report" available as of the Closing Date on the CMSA Website, or in such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

                                      -29-

         "CMSA Servicer Watchlist": For any Determination Date, a report substantially in the form of, and containing the information called for in, the downloadable form of the "Servicer Watchlist/Portfolio Review Guidelines"
available as of the Closing Date on the CMSA Website, or in such other final form for the presentation of such information and containing such additional information as may from time to time be promulgated as approved by the CMSA for commercial mortgage securities transactions generally.

         "CMSA Website": The website maintained by the CMSA with an address, as of the Closing Date, of "www.cmbs.org."

         "Code": The Internal Revenue Code of 1986, as amended, and applicable temporary or final regulations of the U.S. Department of the Treasury promulgated thereunder.

         "Co-Lender Loans": As defined in the Preliminary Statement.

         "Collection Period": With respect to any Distribution Date, the period that begins on the twelfth day in the month immediately preceding the month in which such Distribution Date occurs (or, in the case of the initial Distribution
Date, commencing on the day after the related Cut-Off Date) and ending on and including the eleventh day in the month in which such Distribution Date occurs.
Notwithstanding the foregoing, in the event that the last day of a Collection
Period is not a Business Day, any Periodic Payments or Principal Prepayments
with respect to the Mortgage Loans relating to a Due Date occurring in such
Collection Period (but for the application of the next Business Day convention)
received on the Business Day immediately following such day will be deemed to have been received during such Collection Period and not during any other
Collection Period.

         "Commission": The Securities and Exchange Commission or any successor agency.

         "Companion Distribution Account": With respect to the Companion Loans, other than the 11 Madison Avenue Loan, the separate account(s) or subaccount(s)
created and maintained by the Companion Paying Agent pursuant to Section 3.04(b)
and held on behalf of the Companion Holders, which shall be entitled "Wachovia
Bank, National Association, as Companion Paying Agent for the Companion Holders
of the Companion Loans relating to the Wachovia Bank Commercial Mortgage Trust,
Commercial Mortgage Pass-Through Certificates, Series 2004-C14" The Companion
Distribution Account shall not be an asset of the Trust Fund, but instead such
Companion Distribution Account shall be held by the Companion Paying Agent on behalf of the applicable Companion Holder. Any such account(s) shall be an
Eligible Account or a subaccount of an Eligible Account. Notwithstanding the foregoing, if the Master Servicer and the Companion Paying Agent are the same entity, the Companion Distribution Account may be the related subaccount(s) of the Certificate Account referenced in the second to the last paragraph of
Section 3.04(a).

         "Companion Holder": With respect to any Companion Loan, the owner of the Mortgage Note representing such Companion Loan. As of the Closing Date, the
Companion Holders of the Companion Loans are (i) the trust created under the
2004-C10 Pooling and Servicing Agreement with respect to one of the 11 Madison
Avenue Pari Passu Companion

                                      -30-

Loans, (ii) the trust created under the 2004-C11 Pooling and Servicing Agreement with respect to one of the 11 Madison Avenue Pari Passu Companion Loans, (iii)
the trust created under the 2004-C12 Pooling and Servicing Agreement with respect to one of the 11 Madison Avenue Pari Passu Companion Loans, (iv)
Wachovia Bank, National Association with respect to the Note B related to the 11
Madison Avenue Loan, (v) MONY Life Insurance Company with respect to the Note C related to the 11 Madison Avenue Loan, (vi) SL Green Madison Funding LLC with respect to the Note D related to the 11 Madison Avenue Loan, (vii) the trust created under the 2004-C14 Pooling and Servicing Agreement with respect to the
Park Place Mall Subordinate Companion Loan and (viii) CBA-Mezzanine Capital
Finance, LLC with respect to the Pointe West Subordinate Companion Loan.

         "Companion Loan": As defined in the Preliminary Statement.

         "Companion Paying Agent": The paying agent appointed pursuant to
Section 3.26.

         "Companion Register": The register maintained by the Companion Paying
Agent pursuant to Section 3.27.

         "Component": Each of Component X-A-1-1, Component X-A-1-2, Component
X-A-1-3, Component X-A-1-4, Component X-A-2-1, Component X-A-2-2, Component
X-A-2-3, Component X-A-2-4, Component X-A-2-5, Component X-A-2-6, Component
X-A-2-7, Component X-A-3-1, Component X-A-3-2, Component X-A-3-3, Component
X-A-3-4, Component X-A-4-1, Component X-A-4-2, Component X-A-4-3, Component
X-A-1A-1, Component X-A-1A-2, Component X-A-1A-3, Component X-A-1A-4, Component
X-A-1A-5, Component X-A-1A-6, Component X-A-1A-7, Component X-A-1A-8, Component
X-A-1A-9, Component X-A-1A-10, Component X-A-1A-11, Component X-A-1A-12,
Component X-A-1A-13, Component X-A-1A-14, Component X-A-1A-15, Component X-B,
Component X-C, Component X-D-1, Component X-D-2, Component X-D-3, Component
X-D-4, Component X-E-1, Component X-E-2, Component X-E-3, Component X-F-1,
Component X-F-2, Component X-G-1, Component X-G-2, Component X-H-1, Component
X-H-2, and Component X-H-3, Component X-J, Component X-K, Component X-L,
Component X-M, Component X-N, Component X-O and Component X-P.

         "Component Notional Amount": With respect to each Component and any date of determination, an amount equal to the then REMIC I Principal Balance of its Corresponding REMIC I Regular Interest.

         "Component Principal Balance": With respect to a Loan Component, as of any date of determination, an amount (which amount shall not be less than zero)
equal to (x) the Cut-Off Date Component Principal Balance of such Loan
Component, plus (y) any Mortgage Deferred Interest allocable to such Loan
Component that is added to the Component Principal Balance of such Loan
Component on or before the end of the immediately preceding Collection Period minus (z) the sum of:

         (i)       the principal portion of each Periodic Payment due on the 11
                   Madison Avenue Whole Loan and allocated to such Loan
                   Component in accordance

                                      -31-

                   with this Agreement after the Cut-Off Date, to the extent
                   received from the Mortgagor or advanced by the 2004-C10
                   Master Servicer, the 2004-C10 Trustee, the Master Servicer,
                   the Trustee or the Fiscal Agent and distributed to
                   Certificateholders on or before such date of determination;

         (ii)      all Principal Prepayments received with respect to the 11
                   Madison Avenue Whole Loan and allocated to such Loan
                   Component in accordance with this Agreement after the Cut-Off
                   Date, to the extent distributed to Certificateholders on or before such date of determination;

         (iii)     the principal portion of all Insurance Proceeds and
                   Liquidation Proceeds received with respect to the 11 Madison
                   Avenue Whole Loan and allocated to such Loan Component in
                   accordance with this Agreement after the Cut-Off Date, to the extent distributed to Certificateholders on or before such date of determination;

         (iv)      the principal portion of any Realized Loss incurred in
                   respect of the 11 Madison Avenue Whole Loan and allocated to such Loan Component in accordance with this Agreement during the related Collection Period; and

         (v)       any amount of reduction in the outstanding principal balance of the 11 Madison Avenue Whole Loan and allocated to the
                   Component Principal Balance of such Loan Component resulting from a Deficient Valuation that occurred prior to the end of the Collection Period for the most recent Distribution Date.

         A Loan Component shall be deemed to be part of the Trust Fund and to have an outstanding Component Principal Balance until the Distribution Date on which the payments or other proceeds, if any, received in connection with a
Liquidation Event in respect thereof are to be (or, if no such payments or other proceeds are received in connection with such Liquidation Event, would have been) distributed to the applicable Certificateholders. In addition, to the extent that principal from general collections is used to reimburse
Nonrecoverable Advances pursuant to Section 3.05(a) hereof with respect to a
Loan Component which is not the Loan Component in respect of which such
Nonrecoverable Advance was made, and such amount has not been included as part of the Principal Distribution Amount or Class MAD Principal Distribution Amount,
as applicable, such amount shall continue to be deemed to be distributable for purposes of calculating the Component Principal Balance. Notwithstanding the
foregoing, if any Loan Component is paid in full, liquidated or otherwise removed from the Trust Fund, commencing as of the first Distribution Date following the Collection Period during which such event occurred, the Component
Principal Balance of such Loan Component will be zero.

         "Component X-A-1-1": One of 56 components of the Class X-C Certificates having a Component Notional Amount equal to the then current REMIC I Principal
Balance of REMIC I Regular Interest LA-1-1 as of any date of determination.

         "Component X-A-1-2": One of 56 components of the Class X-C Certificates and one of 48 components of the Class X-P Certificates having a Component
Notional Amount equal to the then current REMIC I Principal Balance of REMIC I
Regular Interest LA-1-2 as of any date of determination.

         "Component X-A-1-3": One of 56 components of the Class X-C Certificates and one of 48 components of the Class X-P Certificates having a Component
Notional Amount equal

                                      -32-

to the then current REMIC I Principal Balance of REMIC I Regular Interest
LA-1-3 as of any date of determination.

         "Component X-A-1-4": One of 56 components of the Class X-C Certificates and one of 48 components of the Class X-P Certificates having a Component
Notional Amount equal to the then current REMIC I Principal Balance of REMIC I
Regular Interest LA-1-4 as of any date of determination.

         "Component X-A-1A-1": One of 56 components of the Class X-C
Certificates having a Component Notional Amount equal to the then current REMIC
I Principal Balance of REMIC I Regular Interest LA-1A-1 as of any date of determination.

         "Component X-A-1A-2": One of 56 components of the Class X-C
Certificates and one of 48 components of the Class X-P Certificates having a
Component Notional Amount equal

to the then current REMIC I Principal Balance of REMIC I Regular Interest
LA-1A-2 as of any date of determination.

         "Component X-A-1A-3": One of 56 components of the Class X-C
Certificates and one of 48 components of the Class X-P Certificates having a
Component Notional Amount equal to the then current REMIC I Principal Balance of
REMIC I Regular Interest LA-1A-3 as of any date of determination.

         "Component X-A-1A-4": One of 56 components of the Class X-C
Certificates and one of 48 components of the Class X-P Certificates having a
Component Notional Amount equal to the then current REMIC I Principal Balance of
REMIC I Regular Interest LA-1A-4 as of any date of determination.

         "Component X-A-1A-5": One of 56 components of the Class X-C
Certificates and one of 48 components of the Class X-P Certificates having a
Component Notional Amount equal to the then current REMIC I Principal Balance of
REMIC I Regular Interest LA-1A-5 as of any date of determination.

         "Component X-A-1A-6": One of 56 components of the Class X-C
Certificates and one of 48 components of the Class X-P Certificates having a
Component Notional Amount equal to the then current REMIC I Principal Balance of
REMIC I Regular Interest LA-1A-6 as of any date of determination.

         "Component X-A-1A-7": One of 56 components of the Class X-C
Certificates and one of 48 components of the Class X-P Certificates having a
Component Notional Amount equal to the then current REMIC I Principal Balance of
REMIC I Regular Interest LA-1A-7 as of any date of determination.

                                      -33-

         "Component X-A-1A-8": One of 56 components of the Class X-C
Certificates and one of 48 components of the Class X-P Certificates having a
Component Notional Amount equal to the then current REMIC I Principal Balance of
REMIC I Regular Interest LA-1A-8 as of any date of determination.

         "Component X-A-1A-9": One of 56 components of the Class X-C
Certificates and one of 48 components of the Class X-P Certificates having a
Component Notional Amount equal to the then current REMIC I Principal Balance of
REMIC I Regular Interest LA-1A-9 as of any date of determination.

         "Component X-A-1A-10": One of 56 components of the Class X-C
Certificates and one of 48 components of the Class X-P Certificates having a
Component Notional Amount equal to the then current REMIC I Principal Balance of
REMIC I Regular Interest LA-1A-10 as of any date of determination.

         "Component X-A-1A-11": One of 56 components of the Class X-C
Certificates and one of 48 components of the Class X-P Certificates having a
Component Notional Amount equal to the then current REMIC I Principal Balance of
REMIC I Regular Interest LA-1A-11 as of any date of determination.

         "Component X-A-1A-12": One of 56 components of the Class X-C
Certificates and one of 48 components of the Class X-P Certificates having a
Component Notional Amount equal to the then current REMIC I Principal Balance of
REMIC I Regular Interest LA-1A-12 as of any date of determination.

         "Component X-A-1A-13": One of 56 components of the Class X-C
Certificates and one of 48 components of the Class X-P Certificates having a
Component Notional Amount equal to the then current REMIC I Principal Balance of
REMIC I Regular Interest LA-1A-13 as of any date of determination.

         "Component X-A-1A-14": One of 56 components of the Class X-C
Certificates and one of 48 components of the Class X-P Certificates having a
Component Notional Amount equal to the then current REMIC I Principal Balance of
REMIC I Regular Interest LA-1A-14 as of any date of determination.

         "Component X-A-1A-15": One of 56 components of the Class X-C
Certificates and one of 48 components of the Class X-P Certificates having a
Component Notional Amount equal to the then current REMIC I Principal Balance of
REMIC I Regular Interest LA-1A-15 as of any date of determination.

         "Component X-A-2-1": One of 56 components of the Class X-C Certificates and one of 48 components of the Class X-P Certificates having a Component
Notional Amount equal to the then current REMIC I Principal Balance of REMIC I
Regular Interest LA-2-1 as of any date of determination.

         "Component X-A-2-2": One of 56 components of the Class X-C Certificates and one of 48 components of the Class X-P Certificates having a Component
Notional Amount equal

                                      -34-

to the then current REMIC I Principal Balance of REMIC I Regular Interest LA-2-2
as of any date of determination.

         "Component X-A-2-3": One of 56 components of the Class X-C Certificates and one of 48 components of the Class X-P Certificates having a Component
Notional Amount equal to the then current REMIC I Principal Balance of REMIC I
Regular Interest LA-2-3 as of any date of determination.

         "Component X-A-2-4": One of 56 components of the Class X-C Certificates and one of 48 components of the Class X-P Certificates having a Component
Notional Amount equal to the then current REMIC I Principal Balance of REMIC I
Regular Interest LA-2-4 as of any date of determination.

         "Component X-A-2-5": One of 56 components of the Class X-C Certificates and one of 48 components of the Class X-P Certificates having a Component
Notional Amount equal to the then current REMIC I Principal Balance of REMIC I
Regular Interest LA-2-5 as of any date of determination.

         "Component X-A-2-6": One of 56 components of the Class X-C Certificates and one of 48 components of the Class X-P Certificates having a Component
Notional Amount equal to the then current REMIC I Principal Balance of REMIC I
Regular Interest LA-2-6 as of any date of determination.

         "Component X-A-2-7": One of 56 components of the Class X-C Certificates and one of 48 components of the Class X-P Certificates having a Component
Notional Amount equal to the then current REMIC I Principal Balance of REMIC I
Regular Interest LA-2-7 as of any date of determination.

         "Component X-A-3-1": One of 56 components of the Class X-C Certificates and one of 48 components of the Class X-P Certificates having a Component
Notional Amount equal to the then current REMIC I Principal Balance of REMIC I
Regular Interest LA-3-1 as of any date of determination.

         "Component X-A-3-2": One of 56 components of the Class X-C Certificates and one of 48 components of the Class X-P Certificates having a Component
Notional Amount equal to the then current REMIC I Principal Balance of REMIC I
Regular Interest LA-3-2 as of any date of determination.

         "Component X-A-3-3": One of 56 components of the Class X-C Certificates and one of 48 components of the Class X-P Certificates having a Component
Notional Amount equal to the then current REMIC I Principal Balance of REMIC I
Regular Interest LA-3-3 as of any date of determination.

         "Component X-A-3-4": One of 56 components of the Class X-C Certificates and one of 48 components of the Class X-P Certificates having a Component
Notional Amount equal to the then current REMIC I Principal Balance of REMIC I
Regular Interest LA-3-4 as of any date of determination.

                                      -35-

         "Component X-A-4-1": One of 56 components of the Class X-C Certificates and one of 48 components of the Class X-P Certificates having a Component
Notional Amount equal to the then current REMIC I Principal Balance of REMIC I
Regular Interest LA-4-1 as of any date of determination.

         "Component X-A-4-2": One of 56 components of the Class X-C Certificates and one of 48 components of the Class X-P Certificates having a Component
Notional Amount equal to the then current REMIC I Principal Balance of REMIC I
Regular Interest LA-4-2 as of any date of determination.

         "Component X-A-4-3": One of 56 components of the Class X-C Certificates and one of 48 components of the Class X-P Certificates having a Component
Notional Amount equal to the then current REMIC I Principal Balance of REMIC I
Regular Interest LA-4-3 as of any date of determination.

         "Component X-B": One of 56 components of the Class X-C Certificates and one of 48 components of the Class X-P Certificates having a Component Notional
Amount equal to the then current REMIC I Principal Balance of REMIC I Regular
Interest LB as of any date of determination.

         "Component X-C": One of 56 components of the Class X-C Certificates and one of 48 components of the Class X-P Certificates having a Component Notional
Amount equal to the then current REMIC I Principal Balance of REMIC I Regular
Interest LC as of any date of determination.

         "Component X-D-1": One of 56 components of the Class X-C Certificates and one of 48 components of the Class X-P Certificates having a Component
Notional Amount equal to the then current REMIC I Principal Balance of REMIC I
Regular Interest LD-1 as of any date of determination.

         "Component X-D-2": One of 56 components of the Class X-C Certificates and one of 48 components of the Class X-P Certificates having a Component
Notional Amount equal to the then current REMIC I Principal Balance of REMIC I
Regular Interest LD-2 as of any date of determination.

         "Component X-D-3": One of 56 components of the Class X-C Certificates and one of 48 components of the Class X-P Certificates having a Component
Notional Amount equal to the then current REMIC I Principal Balance of REMIC I
Regular Interest LD-3 as of any date of determination.

         "Component X-D-4": One of 56 components of the Class X-C Certificates and one of 48 components of the Class X-P Certificates having a Component
Notional Amount equal to the then current REMIC I Principal Balance of REMIC I
Regular Interest LD-4 as of any date of determination.

         "Component X-E-1": One of 56 components of the Class X-C Certificates and one of 48 components of the Class X-P Certificates having a Component
Notional Amount equal

                                      -36-

to the then current REMIC I Principal Balance of REMIC I Regular Interest LE-1
as of any date of determination.

         "Component X-E-2": One of 56 components of the Class X-C Certificates and one of 48 components of the Class X-P Certificates having a Component
Notional Amount equal to the then current REMIC I Principal Balance of REMIC I
Regular Interest LE-2 as of any date of determination.

         "Component X-E-3": One of 56 components of the Class X-C Certificates and one of 48 components of the Class X-P Certificates having a Component
Notional Amount equal to the then current REMIC I Principal Balance of REMIC I
Regular Interest LE-3 as of any date of determination.

         "Component X-F-1": One of 56 components of the Class X-C Certificates and one of 48 components of the Class X-P Certificates having a Component
Notional Amount equal to the then current REMIC I Principal Balance of REMIC I
Regular Interest LF-1 as of any date of determination.

         "Component X-F-2": One of 56 components of the Class X-C Certificates and one of 48 components of the Class X-P Certificates having a Component
Notional Amount equal to the then current REMIC I Principal Balance of REMIC I
Regular Interest LF-2 as of any date of determination.

         "Component X-G-1": One of 56 components of the Class X-C Certificates and one of 48 components of the Class X-P Certificates having a Component
Notional Amount equal to the then current REMIC I Principal Balance of REMIC I
Regular Interest LG-1 as of any date of determination.

         "Component X-G-2": One of 56 components of the Class X-C Certificates and one of 48 components of the Class X-P Certificates having a Component
Notional Amount equal to the then current REMIC I Principal Balance of REMIC I
Regular Interest LG-2 as of any date of determination.

         "Component X-H-1": One of 56 components of the Class X-C Certificates and one of 48 components of the Class X-P Certificates having a Component
Notional Amount equal to the then current REMIC I Principal Balance of REMIC I
Regular Interest LH-1 as of any date of determination.

         "Component X-H-2": One of 56 components of the Class X-C Certificates and one of 48 components of the Class X-P Certificates having a Component
Notional Amount equal to the then current REMIC I Principal Balance of REMIC I
Regular Interest LH-2 as of any date of determination.

         "Component X-H-3": One of 56 components of the Class X-C Certificates and one of 48 components of the Class X-P Certificates having a Component
Notional Amount equal to the then current REMIC I Principal Balance of REMIC I
Regular Interest LH-3 as of any date of determination.

                                      -37-

         "Component X-J": One of 56 components of the Class X-C Certificates and one of 48 components of the Class X-P Certificates having a Component Notional
Amount equal to the then current REMIC I Principal Balance of REMIC I Regular
Interest LJ as of any date of determination.

         "Component X-K": One of 56 components of the Class X-C Certificates having a Component Notional Amount equal to the then current REMIC I Principal
Balance of REMIC I Regular Interest LK as of any date of determination.

         "Component X-L": One of 56 components of the Class X-C Certificates having a Component Notional Amount equal to the then current REMIC I Principal
Balance of REMIC I Regular Interest LL as of any date of determination.

         "Component X-M": One of 56 components of the Class X-C Certificates having a Component Notional Amount equal to the then current REMIC I Principal
Balance of REMIC I Regular Interest LM as of any date of determination.

         "Component X-N": One of 56 components of the Class X-C Certificates having a Component Notional Amount equal to the then current REMIC I Principal
Balance of REMIC I Regular Interest LN as of any date of determination.

         "Component X-O": One of 56 components of the Class X-C Certificates having a Component Notional Amount equal to the then current REMIC I Principal
Balance of REMIC I Regular Interest LO as of any date of determination.

         "Component X-P": One of 56 components of the Class X-C Certificates having a Component Notional Amount equal to the then current REMIC I Principal
Balance of REMIC I Regular Interest LP as of any date of determination.

         "Controlling Class": With respect to each Mortgage Loan, other than the
11 Madison Avenue Loan and the Park Place Mall Whole Loan, as of any date of determination, the Class of Sequential Pay Certificates, (i) which bears the latest alphabetical Class designation and (ii) the Class Principal Balance of which is greater than 25% of the Original Class Principal Balance thereof;
provided, however, that if no Class of Sequential Pay Certificates satisfies clause (ii) above, the Controlling Class shall be the outstanding Class of
Certificates (other than the Class Z Certificates, the Residual Certificates, the Class MAD Certificates, the Class PP Certificates, or the Class X
Certificates) bearing the latest alphabetical Class designation. With respect to determining the Controlling Class, the Class A-1, Class A-2, Class A-3, Class
A-4, and Class A-1A Certificates shall be deemed a single Class of Certificates.

         "Controlling Class Representative": As defined in Section 3.25.

         "Corporate Trust Office": The principal corporate trust office of the
Trustee at which at any particular time its corporate trust business with respect to this Agreement shall be administered, which office at the date of the execution of this Agreement is located at 135 South LaSalle Street, Suite 1625,
Chicago, Illinois 60603, Attention: Global Securitization Trust Services Group -
Wachovia Bank Commercial Mortgage Trust, Series 2004-C14.

                                      -38-

         "Corrected Mortgage Loan": Any Mortgage Loan and, if applicable, any
Companion Loan that had been a Specially Serviced Mortgage Loan but has ceased to be a Specially Serviced Mortgage Loan in accordance with the definition of
"Specially Serviced Mortgage Loan."

         "Corresponding Certificate": As defined in the Preliminary Statement with respect to any Corresponding Component or any Corresponding REMIC I Regular
Interest.

         "Corresponding Component": As defined in the Preliminary Statement with respect to any Corresponding Certificate or any Corresponding REMIC I Regular
Interest.

         "Corresponding REMIC I Regular Interest": As defined in the Preliminary
Statement with respect to any Class of Corresponding Certificates or any
Corresponding Component of the Class X-C or Class X-P Certificates.

         "Crossed Group": With respect to any Mortgage Loan, such Mortgage Loan and all other Mortgage Loans that are cross-collateralized and cross-defaulted with such Mortgage Loan.

         "Crossed Loan": A Mortgage Loan that is cross-collateralized and cross-defaulted with one or more other Mortgage Loans.

         "Crossed Loan Repurchase Criteria": (i) The Debt Service Coverage Ratio
for all remaining related Crossed Loans for the four calendar quarters immediately preceding the repurchase or substitution is not less than the Debt
Service Coverage Ratio for all such related Crossed Loans, including the affected Crossed Loan, for the four calendar quarters immediately preceding the repurchase or substitution, (ii) the Loan-to-Value Ratio for any remaining related Crossed Loans determined at the time of repurchase or substitution based upon an Appraisal obtained by the Special Servicer at the expense of the related
Mortgage Loan Seller is not greater than the Loan-to-Value Ratio for all such related Crossed Loans, including the affected Crossed Loan, determined at the time of repurchase or substitution based upon an Appraisal obtained by the
Special Servicer at the expense of the related Mortgage Loan Seller and (iii)
the Mortgage Loan Seller, at its expense, shall have furnished the Trustee with an Opinion of Counsel that the repurchase of or substitution for a Crossed Loan, including, without limitation, any modification relating to such repurchase or substitution, shall not cause an Adverse REMIC Event.

         "Custodian": A Person who is at any time appointed by the Trustee pursuant to Section 8.11 as a document custodian for the Mortgage Files, which
Person shall not be the Depositor, a Mortgage Loan Seller or an Affiliate of the
Depositor or a Mortgage Loan Seller. If no such custodian has been appointed or if such custodian has been so appointed, but the Trustee shall have terminated such appointment, then the Trustee shall be the Custodian.

         "Cut-Off Date": With respect to any Mortgage Loan or Companion Loan, the Due Date for such Mortgage Loan or Companion Loan in August, 2004.

         "Cut-Off Date Balance": With respect to any Mortgage Loan or Companion
Loan, the outstanding principal balance of such Mortgage Loan or Companion Loan as of the Cut-Off Date, after application of all unscheduled payments of principal received on or before such date

                                      -39-

and the principal component of all Periodic Payments due on or before such date, whether or not received.

         "Debt Service Coverage Ratio": With respect to any Mortgage Loan (other than the 11 Madison Avenue Loan), as of any date of determination, the ratio of
(x) the annualized Net Operating Income (before payment of any debt service on such Mortgage Loan) generated by the related Mortgaged Property during the most recently ended period of not less than six months and not more than twelve months for which financial statements, if available (whether or not audited)
have been received by or on behalf of the related Mortgage Loan Seller (prior to the Closing Date) or the Master Servicer or the Special Servicer (following the
Closing Date), to (y) twelve times the amount of the Periodic Payment in effect for such Mortgage Loan as of such date of determination.

         "Defaulted Mortgage Loan": A Mortgage Loan (i) that is delinquent sixty days or more in respect to a Periodic Payment (not including the Balloon
Payment) or (ii) is delinquent in respect of its Balloon Payment unless the
Master Servicer has, on or prior to the Due Date of such Balloon Payment, received written evidence from an institutional lender of such lender's binding commitment to refinance such Mortgage Loan within 60 days after the Due Date of such Balloon Payment (provided that, if such refinancing does not occur during such time specified in the commitment, the related Mortgage Loan will immediately become a Defaulted Mortgage Loan), in either case such delinquency to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note, or (iii) as to which the
Master Servicer or Special Servicer has, by written notice to the related
Mortgagor, accelerated the maturity of the indebtedness evidenced by the related
Mortgage Note.

         "Defeasance Collateral": With respect to any Defeasance Loan, the
United States government obligations required or permitted to be pledged in lieu of prepayment pursuant to the terms thereof.

         "Defeasance Loan": Any Mortgage Loan identified as a Defeasance Loan on the Mortgage Loan Schedule which permits or requires the related Mortgagor (or permits the holder of such Mortgage Loan to require the related Mortgagor) to pledge Defeasance Collateral to such holder in lieu of prepayment.

         "Deficient Valuation": With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then outstanding principal balance of the Mortgage Loan, which valuation results from a proceeding initiated under the Bankruptcy Code.

         "Definitive Certificate": As defined in Section 5.03(a).

         "Depositor": Wachovia Commercial Mortgage Securities, Inc. or its
successor in interest.

         "Depository": The Depository Trust Company, or any successor Depository hereafter named as contemplated by Section 5.03(c). The nominee of the initial
Depository for

                                      -40-

purposes of registering those Certificates that are to be Book-Entry
Certificates is Cede & Co. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of
the State of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

         "Depository Participant": A broker, dealer, bank or other financial institution or other Person for whom from time to time the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

         "Determination Date": The eleventh day of each month, or if such eleventh day is not a Business Day, the Business Day immediately succeeding, commencing in September 2004.

         "Determination Party": Either Midland Loan Services, Inc. or GMAC
Commercial Mortgage Corporation, or any successor in interest thereto; provided that (a) each such party is on the list of approved special servicers by S&P or
(b) each Rating Agency has confirmed in writing that contracting with such
Determination Party would not result in a downgrade, qualification or withdrawal of the then current rating assigned to any of the Certificates that are then currently being rated by such Rating Agency.

         "Directly Operate": With respect to any REO Property, the furnishing or rendering of services to the tenants thereof, the management of such REO
Property, the holding of such REO Property primarily for sale or lease or the performance of any construction work thereon, in each case other than through an
Independent Contractor; provided, however, that the Trustee (or the Special
Servicer or any Sub-Servicer on behalf of the Trustee) shall not be considered to Directly Operate an REO Property solely because the Trustee (or the Special
Servicer or any Sub-Servicer on behalf of the Trustee) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to repairs or capital expenditures with respect to such
REO Property.

         "Discount Rate": With respect to any prepaid Mortgage Loan or REO Loan for purposes of allocating any Yield Maintenance Charge or Prepayment Premium
received thereon or with respect thereto among the respective Classes of the
Sequential Pay Certificates (other than any Excluded Class thereof), the Class
PP Certificates, or the Class MAD Certificates an amount equal to the yield
(when compounded monthly) on the U.S. Treasury issue with a maturity date closest to the maturity date for such prepaid Mortgage Loan or REO Loan. In the event there are two or more such U.S. Treasury issues (a) with the same coupon, the issue with the lowest yield shall apply, and (b) with maturity dates equally close to the maturity date for the prepaid Mortgage Loan or REO Loan, the issue with the earliest maturity date shall apply.

         "Disqualified Organization": Any of the following: (i) the United
States or a possession thereof, any State or any political subdivision thereof, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by any such governmental unit), (ii) a foreign government, international organization, or any agency or instrumentality of either of the foregoing, (iii)
any organization (except certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code
(unless such organization is subject to the tax

                                      -41-

imposed by Section 511 of the Code on unrelated business taxable income), (iv)
rural electric and telephone cooperatives described in Section 1381 of the Code or (v) any other Person so designated by the Trustee or the Certificate
Registrar based upon an Opinion of Counsel (which shall not be an expense of the
Trustee) that the holding of an Ownership Interest in a Residual Certificate by
such Person may cause the Trust Fund or any Person having an Ownership Interest in any Class of Certificates, other than such Person, to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Residual Certificate to such
Person. The terms "United States," "State" and "international organization"
shall have the meanings set forth in Section 7701 of the Code or successor provisions.

         "Distributable 11 Madison Avenue Component Interest": For any
Distribution Date and any Loan Component, the related Accrued Loan Component
Interest for such Distribution Date, reduced by (i) the Net Aggregate Prepayment
Interest Shortfall allocated to the related Loan Component, and (ii) the amount of any Certificate Deferred Interest allocated to such Loan Component pursuant to Section 4.04(c).

         "Distributable Certificate Interest": With respect to any Class of
Regular Certificates (other than the Class PP Certificates) for any Distribution
Date, the Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date, reduced (other than with respect to the Class X
Certificates or Class PP Certificates) (to not less than zero) by (i) (x) in the case of all Regular Certificates other than the Class MAD Certificates or Class
PP Certificates, the product of (a) any Net Aggregate Prepayment Interest
Shortfall (with respect to the 11 Madison Avenue Loan, solely to the extent not allocated to the Class MAD Certificates and with respect to the Park Place Mall
Whole Loan, solely to the extent not allocated to the Class PP Certificates) for such Distribution Date, multiplied by (b) a fraction, expressed as a decimal, the numerator of which is the Accrued Certificate Interest in respect of such
Class of Certificates for such Distribution Date, and the denominator of which is the aggregate Accrued Certificate Interest in respect of all the Classes of
Regular Certificates for such Distribution Date (other than the Class PP
Certificates, Class MAD Certificates and Class X Certificates), and (y) in the
case of the Class MAD Certificates any Net Aggregate Prepayment Interest
Shortfall relating to the 11 Madison Avenue Loan allocated to such Class of
Certificates with respect to such Distribution Date, and (ii) with respect to each such Class (other than the Class PP Certificates and Class X Certificates), such Class' share of any Certificate Deferred Interest allocated to such Class in accordance with Section 4.04(c).

         "Distribution Account": The segregated account, accounts or subaccounts created and maintained by the Trustee pursuant to Section 3.04(b) which shall be entitled "LaSalle Bank National Association, as Trustee, in trust for the registered holders of Wachovia Bank Commercial Mortgage Trust, Commercial
Mortgage Pass-Through Certificates, Series 2004-C14."

         "Distribution Date": With respect to any Determination Date, the fourth
Business Day following such Determination Date.

         "Distribution Date Statement": As defined in Section 4.02(a).

                                      -42-

         "Document Defect": As defined in Section 2.03(a).

         "Due Date": With respect to (i) any Mortgage Loan on or prior to its
Stated Maturity Date or any Companion Loan on or prior to its maturity date, the day of the month set forth in the related Mortgage Note on which each Periodic
Payment on such Mortgage Loan or Companion Loan is scheduled to be first due;
(ii) any Mortgage Loan after its Stated Maturity Date or any Companion Loan after its maturity date, the day of the month set forth in the related Mortgage
Note on which each Periodic Payment on such Mortgage Loan or Companion Loan had been scheduled to be first due; and (iii) any REO Loan, the day of the month set forth in the related Mortgage Note on which each Periodic Payment on the related
Mortgage Loan had been scheduled to be first due.

         "EDGAR": The Commission's Electronic Data Gathering, Analysis and
Retrieval system.

         "Eligible Account": Any of (i) an account maintained with a federal or state chartered depository institution or trust company, and with respect to deposits held for 30 days or more in such account the (a) long-term deposit or unsecured debt obligations of which are rated at least (A) "Aa3" by Moody's (if then rated by Moody's) and (B) "AA-" by S&P (or "A-" provided the short-term unsecured debt obligations are rated at least "A-1" by S&P) (or, with respect to any such Rating Agency, such lower rating as will not result in qualification, downgrading or withdrawal of the ratings then assigned to the Certificates, as evidenced in writing by the applicable Rating Agency), at any time such funds are on deposit therein, or with respect to deposits held for less than 30 days in such account the (b) short-term deposits of which are rated at least "P-1" by
Moody's (if then rated by Moody's) and "A-1" by S&P (or, with respect to any such Rating Agency, such lower rating as will not result in qualification, downgrading or withdrawal of the ratings then assigned to the Certificates) as evidenced in writing by the applicable Rating Agency at any time such funds are on deposit therein, or (ii) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity, which, in the case of a state chartered depository institution or trust company, is subject to regulations regarding fiduciary funds on deposit therein substantially similar to 12 CFR ss. 9.10(b), having in either case a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority, or the use of such account would not, in and of itself, cause a qualification, downgrading or withdrawal of the then-current rating assigned to any Class of Certificates, as confirmed in writing by each Rating Agency.

         "Environmental Assessment": A "Phase I assessment" as described in, and meeting the criteria of, (i) Chapter 5 of the FNMA Multifamily Guide or any
successor provisions covering the same subject matter in the case of a Specially
Serviced Mortgage Loan as to which the related Mortgaged Property is multifamily property or (ii) the American Society for Testing and Materials in the case of
Specially Serviced Mortgage Loan as to which the related Mortgaged Property is not multifamily property.

         "ERISA": The Employee Retirement Income Security Act of 1974, as
amended and any regulations and administrative pronouncements thereunder.

                                      -43-

         "ERISA Restricted Certificate": Any Class J, Class K, Class L, Class M,
Class N, Class O or Class P Certificate; provided, that any such Certificate (a)
will cease to be considered an ERISA Restricted Certificate and (b) will cease to be subject to the transfer restrictions related to ERISA Restricted
Certificates contained in Section 5.02(c) if, as of the date of a proposed transfer of such Certificate, either (i) it satisfies all of the requirements of the Exemptions then in effect, or (ii) relevant provisions of ERISA and the Code would permit transfer of such Certificate to a Plan without resulting in a non-exempt prohibited transaction.

         "Escrow Payment": Any payment received by the Master Servicer or the
Special Servicer for the account of any Mortgagor for application toward the payment of real estate taxes, assessments, insurance premiums, ground rents (if applicable) and other similar items in respect of the related Mortgaged
Property.

         "Event of Default": One or more of the events described in Section
7.01(a).

         "Exchange Act": Securities Exchange Act of 1934, as amended.

         "Excluded Class": Any Class of Sequential Pay Certificates other than the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates,
Class A-4 Certificates, Class A-1A Certificates, Class B Certificates, Class C
Certificates, Class D Certificates, Class E Certificates, Class F Certificates,
Class G Certificates and Class H Certificates.

         "Exemptions": Department of Labor Prohibited Transaction Exemption
("PTE") 96-22, PTE 89-88 and PTE 90-59, each as amended from time to time, or any successor thereto.

         "FDIC": Federal Deposit Insurance Corporation or any successor.

         "FHLMC": Freddie Mac or any successor.

         "Final Recovery Determination": A determination by the Special Servicer with respect to any Defaulted Mortgage Loan (and, if applicable, any defaulted
Companion Loan) or REO Property that there has been a recovery of all Insurance
Proceeds, Liquidation Proceeds and other payments or recoveries that the Special
Servicer has determined, in accordance with the Servicing Standard, will be ultimately recoverable (or in the case of the 2004-C10 Serviced Mortgage Loan, a
"Final Recovery Determination" as defined in the 2004-C10 Pooling and Servicing
Agreement with respect to such Mortgage Loans).

         "Fiscal Agent": ABN AMRO BANK N.V., its successor in interest, or any successor trustee appointed as herein provided.

         "FNMA": Federal National Mortgage Association or any successor.

         "Gain-on-Sale Proceeds": With respect to any Mortgage Loan, the excess of (i) Liquidation Proceeds of the Mortgage Loan or related REO Property net of any related Liquidation Expenses, over (ii) the Purchase Price for such Mortgage
Loan on the date on which such Liquidation Proceeds were received.

                                      -44-

         "Gain-on-Sale Reserve Account": A segregated custodial account or accounts or subaccount of the Distribution Account or the Class PP Distribution
Account created and maintained by the Trustee in trust for the
Certificateholders, which shall be entitled "LaSalle Bank National Association, as Trustee, in trust for the registered holders of Wachovia Bank Commercial
Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2004-C14."
Any such account shall be an Eligible Account or a subaccount of an Eligible
Account.

         "Grantor Trust": That certain "grantor trust" (within the meaning of the Grantor Trust Provisions), the assets of which are the Grantor Trust Assets.

         "Grantor Trust Assets": The segregated pool of assets consisting of any
Additional Interest with respect to the ARD Loans after their respective
Anticipated Repayment Dates and amounts held from time to time in the Additional
Interest Account.

         "Grantor Trust Provisions": Subpart E of Part I of subchapter J of the
Code and Treasury Regulations Section 301.7701-4(c).

         "Ground Lease": With respect to any Mortgage Loan for which the
Mortgagor has a leasehold interest in the related Mortgaged Property or space lease within such Mortgaged Property, the lease agreement creating such leasehold interest.

         "Group 1 Mortgage Loan": Any Mortgage Loan identified on the Mortgage
Loan Schedule as belonging to Loan Group 1.

         "Group 2 Mortgage Loan": Any Mortgage Loan identified on the Mortgage
Loan Schedule as belonging to Loan Group 2.

         "Hazardous Materials": Any dangerous, toxic or hazardous pollutants, chemicals, wastes, or substances, including, without limitation, those so identified pursuant to CERCLA or any other federal, state or local environmental related laws and regulations now existing or hereafter enacted, and specifically including, without limitation, asbestos and asbestos-containing materials, polychlorinated biphenyls ("PCBs"), radon gas, petroleum and petroleum products and urea formaldehyde.

         "Holder": A Certificateholder.

         "HUD-Approved Servicer": A servicer approved by the Secretary of
Housing and Urban Development pursuant to Section 207 of the National Housing
Act.

         "Impound Reserve": As defined in Section 3.16(c) hereof.

         "Independent": When used with respect to any specified Person, any such
Person who (i) is in fact independent of the Depositor, the Mortgage Loan
Sellers, the Master Servicer, the Special Servicer, the Controlling Class
Representative, the Park Place Mall Representative, the Trustee, the Fiscal
Agent, any Companion Holder and any Affiliates thereof, (ii) does not have any direct financial interest in or any material indirect financial interest in any of the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Special
Servicer, the Controlling Class Representative, the Fiscal Agent, the Park Place
Mall Representative, the Trustee, any

                                      -45-

Companion Holder or any Affiliate thereof, and (iii) is not connected with the
Depositor, the Mortgage Loan Sellers, the Master Servicer, the Controlling Class
Representative, the Park Place Mall Representative, the Special Servicer, the
Fiscal Agent, the Trustee, any Companion Holder or any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Depositor, the Mortgage Loan Sellers, the Master Servicer,
the Controlling Class Representative, the Special Servicer, the Fiscal Agent,
the Park Place Mall Representative, the Trustee or any Affiliate thereof merely because such Person is the beneficial owner of 1% or less of any class of securities issued by the Depositor, the Mortgage Loan Sellers, the Master
Servicer, the Special Servicer, the Controlling Class Representative, the Park
Place Mall Representative, the Fiscal Agent, the Trustee or any Affiliate
thereof, as the case may be.

         "Independent Appraiser": An Independent professional real estate appraiser who is a member in good standing of the Appraisal Institute, and, if the State in which the subject Mortgaged Property is located certifies or licenses appraisers, certified or licensed in such State, and in each such case, who has a minimum of five years experience in the subject property type and market.

         "Independent Contractor": Any Person that would be an "independent contractor" with respect to REMIC I or the Loan REMIC, as applicable, within the meaning of Section 856(d)(3) of the Code if REMIC I or the Loan REMIC, as
applicable, were a real estate investment trust (except that the ownership test set forth in that section shall be considered to be met by any Person that owns, directly or indirectly, 35 percent or more of any Class of Certificates, or such other interest in any Class of Certificates as is set forth in an Opinion of
Counsel, which shall be at no expense to the Master Servicer, the Special
Servicer, the Trustee or the Trust Fund, delivered to the Trustee and the Master
Servicer and, with respect to the Park Place Mall Whole Loan, to the Park Place
Mall Representative), so long as REMIC I or the Loan REMIC, as applicable, does not receive or derive any income from such Person and provided that the relationship between such Person and REMIC I or the Loan REMIC, as applicable, is at arm's length, all within the meaning of Treasury Regulations Section
1.856-4(b)(5) upon receipt by the Trustee of an Opinion of Counsel, which shall be at no expense to the Master Servicer, the Special Servicer, the Trustee or
the Trust Fund, to the effect that the taking of any action in respect of any
REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code, or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property.

         "Institutional Accredited Investor": Institutional "accredited investors" as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act or any entity in which all the equity holders fall within any such subsections.

         "Insurance Policy": With respect to any Mortgage Loan, any hazard insurance policy, flood insurance policy, title policy or other insurance policy that is maintained from time to time in respect of such Mortgage Loan or the related Mortgaged Property.

                                      -46-

         "Insurance Proceeds": Proceeds paid under any Insurance Policy, to the extent such proceeds are not applied to the restoration of the related Mortgaged
Property, released to the Mortgagor, or any tenants or ground lessors, as the case may be, pursuant to the terms of the related Mortgage or lease, in accordance with the Servicing Standard.

         "Insured Environmental Event": As defined in Section 3.08(c).

         "Intercreditor Agreement": Each of the Park Place Mall Intercreditor
Agreement, the Pointe West Intercreditor Agreement, and the 11 Madison Avenue
Intercreditor Agreement.

         "Interest Accrual Period": With respect to each Class of Regular
Certificates, REMIC I Regular Interests or Loan REMIC Regular Interests and any
Distribution Date, the calendar month immediately preceding the calendar month in which such Distribution Date occurs. Notwithstanding the foregoing, each
Interest Accrual Period is deemed to consist of 30 days for purposes of calculating interest on the Regular Certificates, the REMIC I Regular Interests
or Loan REMIC Regular Interests.

         "Interest Reserve Account": The segregated account created and maintained by the Trustee pursuant to Section 3.04(c) in trust for
Certificateholders, which shall be entitled "LaSalle Bank National Association, as Trustee, on behalf of and in trust for the registered holders of Wachovia
Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates,
Series 2004-C14."

         "Interest Reserve Amount": With respect to each Interest Reserve Loan and each Distribution Date that occurs in February of each year and in January of each year that is not a leap year, an amount equal to one day's interest at the related Mortgage Rate (without regard to the second proviso in the definition thereof) on the related Stated Principal Balance as of the Due Date in the month in which such Distribution Date occurs (but prior to the application of any amounts owed on such Due Date), to the extent a Periodic
Payment or P&I Advance is made in respect thereof for such Due Date as of the related P&I Advance Date.

         "Interest Reserve Loan": Each Mortgage Loan (other than the Park Place
Mall Subordinate Companion Loan and the 11 Madison Avenue Non-Pooled Component)
that is at any time, an Actual/360 Mortgage Loan.

         "Interested Person": The Depositor, any Mortgage Loan Seller, the
Master Servicer, the Special Servicer, any Independent Contractor hired by the
Special Servicer, any Holder of a Certificate, each Companion Holder (but only with respect to the related Co-Lender Loan or the Park Place Mall Whole Loan, as applicable) or any Affiliate of any such Person.

         "Internet Website": The Internet Websites maintained by the Trustee and, if applicable, the Master Servicer initially located at "www.etrustee.net"
and "www.wachovia.com" respectively, or such other address as provided to the parties hereto from time to time.

         "Investment Account": As defined in Section 3.06(a).

                                      -47-

         "Issue Price": With respect to each Class of Certificates, the "issue price" as defined in the Code and Treasury regulations promulgated thereunder.

         "Late Collections": With respect to any Mortgage Loan or Companion
Loan, all amounts received thereon during any Collection Period, other than
Penalty Interest, whether as payments, Insurance Proceeds, Liquidation Proceeds or otherwise, which represent late collections of the principal and/or interest portions of a Scheduled Payment (other than a Balloon Payment) or an Assumed
Scheduled Payment in respect of such Mortgage Loan or Companion Loan due or deemed due on a Due Date in a previous Collection Period, and not previously recovered. With respect to any REO Loan, all amounts received in connection with the related REO Property during any Collection Period, whether as Insurance
Proceeds, Liquidation Proceeds, REO Revenues or otherwise, which represent late collections of the principal and/or interest portions of a Scheduled Payment
(other than a Balloon Payment) or an Assumed Scheduled Payment in respect of the predecessor Mortgage Loan or of an Assumed Scheduled Payment in respect of such
REO Loan due or deemed due on a Due Date in a previous Collection Period and not previously recovered.

         "Liquidation Event": With respect to any Mortgage Loan, any of the following events: (i) such Mortgage Loan is paid in full; (ii) a Final Recovery
Determination is made with respect to such Mortgage Loan; (iii) such Mortgage
Loan is repurchased by a Mortgage Loan Seller pursuant to the applicable
Mortgage Loan Purchase Agreement; or (iv) such Mortgage Loan is purchased by the
Majority Subordinate Certificateholder, the Companion Holders, the mezzanine lenders, the Class Park Place Mall Controlling Holder pursuant to Sections
3.18(c), 3.18(d), 3.18(e) and 3.18(m) or the Special Servicer pursuant to
Section 3.18(c), 3.18(d) or 3.18(e) or by the Master Servicer, the Special
Servicer or the Majority Subordinate Certificateholder or the purchasing
Certificateholder pursuant to Section 9.01. With respect to any REO Property
(and the related REO Loan), any of the following events: (i) a Final Recovery
Determination is made with respect to such REO Property; (ii) such REO Property is purchased by the Master Servicer, the Special Servicer or the Majority
Subordinate Certificateholder or the purchasing Certificateholder pursuant to
Section 9.01; or (iii) such REO Property is purchased as described in Section
3.18(d).

         "Liquidation Proceeds": All cash amounts (other than Insurance Proceeds and REO Revenues) received by the Master Servicer or the Special Servicer in connection with: (i) the taking of all or a part of a Mortgaged Property or REO
Property by exercise of the power of eminent domain or condemnation, subject, however, to the rights of any tenants and ground lessors, as the case may be, and the rights of the Mortgagor under the terms of the related Mortgage; (ii)
the liquidation of a Mortgaged Property or other collateral constituting security for a Defaulted Mortgage Loan, through trustee's sale, foreclosure sale, REO Disposition or otherwise, exclusive of any portion thereof required to be released to the related Mortgagor in accordance with applicable law and the terms and conditions of the related Mortgage Note and Mortgage; (iii) the realization upon any deficiency judgment obtained against a Mortgagor; (iv) the purchase of a Defaulted Mortgage Loan or defaulted Co-Lender Loan by the
Majority Subordinate Certificateholder, the related Companion Holder, the mezzanine lenders or the Special Servicer pursuant to Section 3.18(c), Section
3.18(d), Section 3.18(e) or Section 3.18(m), or pursuant to Sections 3.18(d) and
3.18(m) (in the case of the Class PP Controlling Holder); (v) the repurchase of a Mortgage Loan by a Mortgage Loan Seller pursuant to the applicable

                                      -48-

Mortgage Loan Purchase Agreement; (vi) the purchase of a Mortgage Loan or REO
Property by the Master Servicer, the Special Servicer, or the Majority
Subordinate-Certificateholder or the purchasing Certificateholder pursuant to
Section 9.01, (vii) the purchase of an REO Property by the Companion Holder pursuant to Section 3.18(d) or (viii) the remittance by the applicable Mortgage
Loan Seller of amounts specified in Section 2.03(g).

         "Liquidation Fee": With respect to each Specially Serviced Mortgage
Loan and REO Loan, the fee payable to the Special Servicer out of certain related recoveries pursuant to the third paragraph of Section 3.11(c).

         "Liquidation Fee Rate": With respect to all amounts set forth in the third paragraph of Section 3.11(c), 1.00%.

         "Loan Component": Each of the 11 Madison Avenue Pooled Component and 11
Madison Avenue Non-Pooled Component.

         "Loan Group": Either Loan Group 1 or Loan Group 2.

         "Loan Group 1": Collectively, all of the Mortgage Loans that are Group
1 Mortgage Loans and any successor REO Loans with respect thereto.

         "Loan Group 1 Available Distribution Amount": With respect to any
Distribution Date, that portion, if any, of the Available Distribution Amount attributable to Loan Group 1.

         "Loan Group 1 Principal Distribution Amount": With respect to any
Distribution Date, that portion, if any, of the Principal Distribution Amount attributable to Loan Group 1.

         "Loan Group 2": Collectively, all of the Mortgage Loans that are Group
2 Mortgage Loans and any successor REO Loans with respect thereto.

         "Loan Group 2 Available Distribution Amount": With respect to any
Distribution Date, that portion, if any, of the Available Distribution Amount attributable to Loan Group 2.

         "Loan Group 2 Principal Distribution Amount": With respect to any
Distribution Date, that portion, if any, of the Principal Distribution Amount attributable to Loan Group 2.

         "Loan Pair": Collectively, any Co-Lender Loan and its related Companion
Loan(s).

         "Loan REMIC": The segregated pool of assets subject hereto constituting a portion of the primary trust created hereby and to be administered hereunder with respect to which a separate REMIC election is to be made and consisting of:
(i) the 11 Madison Avenue Loan as from time to time subject to this Agreement and all payments under and proceeds of the 11 Madison Avenue Loan received after the Closing Date, together with all documents included in the related Mortgage
Files; (ii) an allocable portion of the Trust Fund's proportionate interest in the Mortgaged Property related to the 11 Madison Loan acquired by the 2004-C10
Trustee; (iii) proceeds of the foregoing in the Certificate Account and the
Distribution Account; and (iv) amounts in the Interest Reserve Account allocable to the 11 Madison Avenue Loan.

                                      -49-

         "Loan REMIC Pooled Regular Interest": An uncertificated regular interest in the Loan REMIC which is held as an asset of REMIC I and having the original Loan REMIC Principal Amount and per annum rate of interest equal to the
11 Madison Avenue Loan REMIC Remittance Rate.

         "Loan REMIC Regular Interests": The Loan REMIC Pooled Regular Interest
and the Class MAD-NP Uncertificated Interest.

         "Loan-to-Value Ratio": With respect to any Mortgage Loan (other than the 11 Madison Avenue Loan), as of any date of determination, a fraction, expressed as a percentage, the numerator of which is the then current principal amount of such Mortgage Loan, and the denominator of which is the Appraised
Value of the related Mortgaged Property.

         "Lockout Period": With respect to any Mortgage Note that prohibits the
Mortgagor from prepaying such Mortgage Loan until a date specified in such
Mortgage Note, the period from the Closing Date until such specified date.

         "Majority Mortgage Loans": The Mortgage Loans other than the 11 Madison
Avenue Loan.

         "Majority Subordinate Certificateholder": As of any date of determination, any single Holder of Certificates (other than any Holder which is an Affiliate of the Depositor or a Mortgage Loan Seller) entitled to greater than 50% of the Voting Rights allocated to the Controlling Class; provided, however, that, if there is no single Holder of Certificates entitled to greater than 50% of the Voting Rights allocated to such Class, then the Majority
Subordinate Certificateholder shall be the single Holder of Certificates with the largest percentage of Voting Rights allocated to such Class. With respect to determining the Majority Subordinate Certificateholder, the Class A-1
Certificates and the Class A-1A Certificates shall be deemed to be a single
Class of Certificates, with such Voting Rights allocated among the Holders of
Certificates of such Classes in proportion to the respective Certificate
Principal Balances of such Certificates as of such date of determination.

         "Master Servicer": Wachovia Bank, National Association, its successor in interest (including the Trustee as successor pursuant to Section 7.02), or any successor master servicer appointed as herein provided.

         "Master Servicing Fee": With respect to each Mortgage Loan and REO Loan the fee payable to the Master Servicer pursuant to Section 3.11(a).

         "Master Servicing Fee Rate": With respect to each Mortgage Loan the percentage set forth under the column "Master Servicing Fee Rate" on the
Mortgage Loan Schedule.

         "Material Core Documents": As defined in Section 2.03.

         "Money Term": With respect to any Mortgage Loan, the maturity date,
Mortgage Rate, Stated Principal Balance, amortization term or payment frequency thereof or any provision thereof requiring the payment of a Prepayment Premium or Yield Maintenance Charge in connection with a Principal Prepayment (but not any late fees or default interest provisions).

                                      -50-

         "Monthly Additional Report on Recoveries and Reimbursements" shall mean, with respect to the Collection Period immediately prior to the related
Determination Date, a report, in a format reasonably acceptable to the Master
Servicer, the Special Servicer, the Trustee and the Fiscal Agent that identifies the following with respect to such Collection Period, in all cases both on a loan-by-loan basis and in the aggregate:

         (a) the amount of any Advance (and accrued and unpaid interest thereon)
    that became a Workout-Delayed Reimbursement Amount during such period;

         (b) the amount of any Workout-Delayed Reimbursement Amount that was reimbursed to the Master Servicer, the Special Servicer, the Trustee or the
    Fiscal Agent during such period, (ii) the amount of any reimbursement of a
    Workout-Delayed Reimbursement Amount from collections on the related
    Mortgage Loan, (iii) the amount of any reimbursement of a Workout-Delayed
    Reimbursement Amount made during such period that was made from principal collections on the pool of Mortgage Loans received during such period, as contemplated by subsection (vii) of Section 3.05(a), and (iv) the amount of any related Unliquidated Advances;

         (c) the amount of any Unliquidated Advances recovered from the related
    Mortgagor or otherwise from the proceeds of the related Mortgage Loan or REO
    Property on behalf of the Trust during such Collection Period;

         (d) the amount of any Unliquidated Advance that became a Nonrecoverable
    Advance in such Collection Period, and (ii) the amount of any
    Workout-Delayed Reimbursement Amount that arose in a prior such period, was not reimbursed to the Master Servicer, the Special Servicer, the Trustee or
    the Fiscal Agent in such Collection Period or a prior such Collection Period
    (and therefore had not become an Unliquidated Advance) but which has become a Nonrecoverable Advance in such Collection Period;

         (e) the amount of any Advance (and accrued and unpaid interest thereon), other than an amount described in clause (d) above, that became a
    Nonrecoverable Advance during such Collection Period;

         (f) the amount of any Nonrecoverable Advance (and accrued and unpaid interest thereon) that was reimbursed to the Master Servicer, the Special
    Servicer, the Trustee or the Fiscal Agent during the Collection Period immediately prior to the related Determination Date, and (ii) the extent (if any) to which any reimbursement of a Nonrecoverable Advance (and accrued interest thereon) was made from principal collections on the Mortgage Loans received during such period as contemplated by subsection (vii) of Section
    3.05(a);

         (g) the amount of any Advance reimbursed to the Master Servicer, the
    Special Servicer, the Trustee or the Fiscal Agent as a Nonrecoverable
    Advance in a prior Collection Period but recovered from the related
    Mortgagor or otherwise from the proceeds of the related Mortgage Loan or REO
    Property on behalf of the Trust during such Collection Period
    (notwithstanding that it was previously determined to constitute a
    Nonrecoverable Advance); and

                                      -51-

         (h) a reconciliation of interest on Advances accrued on any
    Workout-Delayed Reimbursement Amount or any Nonrecoverable Advance, any
    Default Charges collected during such Collection Period and the amount of
    Default Charges that were applied to pay or reimburse interest on Advances.

         The preparation of each Monthly Additional Report on Recoveries and
Reimbursements shall constitute a responsibility of the Master Servicer and shall not constitute a responsibility of any other party. Each CMSA Loan
Periodic Update File prepared by the Master Servicer shall be accompanied by a
Monthly Additional Report on Recoveries and Reimbursements; provided, however, that the Master Servicer shall not be responsible for preparing a Monthly
Additional Report on Recoveries and Reimbursements in any month that neither
Nonrecoverable Advances nor Workout-Delayed Reimbursement Amounts were paid from principal collections in the Certificate Account. The Master Servicer will not be required to prepare a Monthly Additional Report on Recoveries and
Reimbursements if (A) (1) the CMSA adopts a form of report that incorporates information that is substantially similar to the information set forth above and
(2) the Master Servicer prepares and delivers such CMSA report or (B) (1) the
CMSA adopts revisions to one or more reports or files in the CMSA Investor
Reporting Package to include substantially the same information found in the
Monthly Additional Report on Recoveries and Reimbursements and (2) the Master
Servicer prepares and delivers such reports and/or files as revised.

         "Moody's": Moody's Investors Service, Inc., and its successors in interest. If Moody's Investors Service, Inc. nor any successor remains in existence, "Moody's" shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person designated by the Depositor, notice of which designation shall be given to the Trustee, the
Paying Agent, the Master Servicer and the Special Servicer, and specific ratings of Moody's herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

         "Mortgage": With respect to any Mortgage Loan, the mortgage, deed of trust, deed to secure debt or similar instrument that secures the Mortgage Note and creates a lien on the fee or leasehold interest in the related Mortgaged
Property.

         "Mortgage Deferred Interest": With respect to any Mortgage Loan as to which the Mortgage Rate has been reduced through a modification and any
Distribution Date, the amount by which (a) interest accrued at such reduced rate is less than (b) the amount of interest that would have accrued on such Mortgage
Loan at the Mortgage Rate before such reduction, to the extent such amount has been added to the outstanding principal balance of such Mortgage Loan.

         "Mortgage File": With respect to any Mortgage Loan, collectively the following documents:

         (i) the original executed Mortgage Note including any power of attorney related to the execution thereof, together with any and all intervening endorsements thereon, endorsed on its face or by allonge attached thereto
    (without recourse, representation or warranty, express or implied) to the order of "LaSalle Bank National Association, as trustee for the registered holders of Wachovia Bank Commercial

                                      -52-

    Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series
    2004-C14", or in blank (or a lost note affidavit and indemnity with a copy of such Mortgage Note attached thereto);

         (ii) an original or copy of the Mortgage, together with any and all intervening assignments thereof, in each case (unless not yet returned by the applicable recording office) with evidence of recording indicated
    thereon or certified by the applicable recording office;

         (iii) an original or copy of any related Assignment of Leases (if such item is a document separate from the Mortgage), together with any and all intervening assignments thereof, in each case (unless not yet returned by the applicable recording office) with evidence of recording indicated
    thereon or certified by the applicable recording office;

         (iv) an original executed assignment, in recordable form (except for any missing recording information), of (a) the Mortgage, (b) any related
    Assignment of Leases (if such item is a document separate from the Mortgage and to the extent not already assigned pursuant to preceding clause (a)) and
    (c) any other recorded document relating to the Mortgage Loan otherwise included in the Mortgage File, in favor of "LaSalle Bank National
    Association, as trustee for the registered holders of Wachovia Bank
    Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates,
    Series 2004-C14", or in blank;

         (v) an original assignment of all unrecorded documents relating to the
    Mortgage Loan (to the extent not already assigned pursuant to clause (iv)
    above), in favor of "LaSalle Bank National Association, as trustee for the registered holders of Wachovia Bank Commercial Mortgage Trust, Commercial
    Mortgage Pass-Through Certificates, Series 2004-C14", or in blank;

         (vi) originals or copies of any consolidation, assumption, substitution and modification agreements in those instances where the terms or provisions of the Mortgage or Mortgage Note have been consolidated or modified or the
    Mortgage Loan has been assumed or consolidated;

         (vii) the original or a copy of the policy or certificate of lender's title insurance or, if such policy has not been issued or located, an original or copy of an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

         (viii) any filed copies (bearing evidence of filing) or other evidence of filing satisfactory to the Trustee of any prior UCC Financing Statements in favor of the originator of such Mortgage Loan or in favor of any assignee prior to the Trustee (but only to the extent the Mortgage Loan Seller had possession of such UCC Financing Statements prior to the Closing Date) and, if there is an effective UCC Financing Statement and continuation statement in favor of the Mortgage Loan Seller on record

                                      -53-

    with the applicable public office for UCC Financing Statements, an original
    UCC Amendment, in form suitable for filing in favor of "LaSalle Bank
    National Association, as trustee for the registered holders of Wachovia Bank
    Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates,
    Series 2004-C14", as assignee, or in blank;

         (ix) an original or copy of (a) any Ground Lease and any memorandum of
    Ground Lease and any ground lessor estoppel, (b) any loan guaranty and (c)
    any environmental insurance policy or indemnity.

         (x) any intercreditor agreement relating to permitted debt (including, without limitation, mezzanine debt) of the Mortgagor;

         (xi) copies of any loan agreement, escrow agreement or security agreement relating to such Mortgage Loan;

         (xii) a copy of any letter of credit and related transfer documents relating to such Mortgage Loan;

         (xiii) copies of franchise agreements and franchisor comfort letters, if any, for hospitality properties and any applicable transfer or assignment documents; and

         (xiv) with respect to any Companion Loan, all of the above documents with respect to such Companion Loan and the related Intercreditor Agreement;
    provided that a copy of each Mortgage Note relating to such Companion Loan, rather than the original, shall be provided (except that with respect to the
    Park Place Mall Subordinate Companion Loan, an original Mortgage Note (or a lost note affidavit in the form specified in (i) above will be required to be provided) which in each case shall comply with (i) above, and no assignments shall be provided;

provided that, whenever the term "Mortgage File" is used to refer to documents actually received by the Trustee or by a Custodian on its behalf, such term shall not be deemed to include such documents required to be included therein unless they are actually so received, and with respect to any receipt or certification by the Trustee or the Custodian for documents described in clauses
(vi) and (ix) (solely with respect to any guaranty) of this definition, shall be deemed to include only such documents to the extent the Trustee or Custodian has actual knowledge of their existence.

         Notwithstanding the foregoing, with respect to the 11 Madison Avenue
Loan, the "Mortgage File" will consist of the original note (or lost note affidavit, if applicable) specified in clause (i) above, and a photocopy of each additional document in the Mortgage File held by the 2004-C10 Trustee.

         "Mortgage Loan": Each of the mortgage loans transferred and assigned to the Trust Fund pursuant to Section 2.01 and listed on the Mortgage Loan Schedule and from time to time held in the Trust Fund. As used herein, the term "Mortgage
Loan" includes the related Mortgage Note, Mortgage, and other security documents contained in the related Mortgage File

                                      -54-

and shall include the Park Place Mall Subordinate Companion Loan but not any
other Companion Loan.

         "Mortgage Loan Purchase Agreement": Each of the Wachovia Mortgage Loan
Purchase Agreement and the Artesia Mortgage Loan Purchase Agreement.

         "Mortgage Loan Schedule": The list of Mortgage Loans transferred on the
Closing Date to the Trustee as part of REMIC I or, in the case of the 11 Madison
Avenue Loan, the Loan REMIC, attached hereto as Exhibit B and in a computer readable format. Such list shall set forth the following information with respect to each Mortgage Loan:

         (i)       the Mortgage Loan number;

         (ii)      the street address (including city, county, state and zip
                   code) and name of the related Mortgaged Property;

         (iii)     the Cut-Off Date Balance;

         (iv)      the amount of the Periodic Payment due on the first Due Date following the Closing Date;

         (v)       the original Mortgage Rate;

         (vi)      the (A) original term to stated maturity, (B) remaining term to stated maturity and (C) the Stated Maturity Date and, in the case of an ARD Loan, the Anticipated Repayment Date;

         (vii)     in the case of a Balloon Mortgage Loan, the remaining
                   amortization term;

         (viii)    the original and remaining amortization term;

         (ix)      whether the Mortgage Loan is secured by a Ground Lease;

         (x)       the Master Servicing Fee Rate;

         (xi)      whether such Mortgage Loan is an ARD Loan and if so the
                   Anticipated Repayment Date and Additional Interest Rate for
                   such ARD Loan;

         (xii)     the related Mortgage Loan Seller;

         (xiii)    whether such Mortgage Loan is insured by an environmental
                   policy;

         (xiv)     whether such Mortgage Loan is cross-defaulted or
                   cross-collateralized with any other Mortgage Loan;

         (xv)      whether such Mortgage Loan is a Defeasance Loan;

         (xvi)     whether the Mortgage Loan is secured by a letter of credit;

                                      -55-

         (xvii)    whether such Mortgage Loan is an Interest Reserve Loan;

         (xviii)   whether payments on such Mortgage Loan are made to a
                   lock-box;

         (xix)     the amount of any Reserve Funds escrowed in respect of each
                   Mortgage Loan;

         (xx)      the number of grace days after the Due Date until Periodic
                   Payments incur late payment charges;

         (xxi)     the number of units or square feet related to the Mortgaged
                   Property; and.

         (xxii)    the applicable Loan Group to which the Mortgage Loan belongs.

         "Mortgage Loan Seller": Wachovia and Artesia, or their respective successors in interest.

         "Mortgage Note": The original executed note evidencing the indebtedness of a Mortgagor under a Mortgage Loan or Companion Loan (other than the 11
Madison Avenue Companion Loans), together with any rider, addendum or amendment thereto, or any renewal, substitution or replacement of such note.

         "Mortgage Pool": Collectively, all of the Mortgage Loans and any
successor REO Loans.

         "Mortgage Rate": With respect to (i) any Mortgage Loan on or prior to its Stated Maturity Date, the fixed annualized rate, not including any
Additional Interest Rate, at which interest is scheduled (in the absence of a default) to accrue on such Mortgage Loan from time to time in accordance with the related Mortgage Note and applicable law; (ii) any Mortgage Loan after its
Stated Maturity Date, the annualized rate described in clause (i) above determined without regard to the passage of such Stated Maturity Date, but giving effect to any modification thereof as contemplated by Section 3.20; and
(iii) any REO Loan, the annualized rate described in clause (i) or (ii), as applicable, above determined as if the predecessor Mortgage Loan had remained outstanding, provided, however, that if any Mortgage Loan does not accrue interest on the basis of a 360-day year consisting of twelve 30-day months, then, solely for purposes of calculating the Pass-Through Rates, the Mortgage
Rate of such Mortgage Loan for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of such Mortgage Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually accrued
(exclusive of Penalty Interest or Additional Interest) in respect of such
Mortgage Loan during such one-month period at the related Mortgage Rate;
provided, however, that, solely for the purposes of calculating the Pass-Through
Rates, with respect to each Interest Reserve Loan, the Mortgage Rate for the one-month period (A) preceding the Due Dates that occur in January and February in any year which is not a leap year or preceding the Due Date that occurs in
February in any year which is a leap year will be determined exclusive of the
Interest Reserve Amounts for such months (in each case unless such Due Date occurs in a January or February in which the final Distribution Date occurs), and (B) preceding the Due Date in March, and in the event the final Distribution
Date occurs in February or, if such year is not a leap year, in January,

                                      -56-

preceding the Due Date in such February or January, will be determined inclusive of the Interest Reserve Amounts for the immediately preceding February and, if applicable, January; provided, further, that, if the Mortgage Rate of the related Mortgage Loan has been modified in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment granted or agreed to by the Special Servicer pursuant to Section 3.20, solely for purposes of calculating the Pass-Through Rate, the Mortgage Rate for such Mortgage Loan shall be calculated without regard to such event.

         "Mortgaged Property": The property subject to the lien of a Mortgage.

         "Mortgagor": The obligor or obligors on a Mortgage Note, including without limitation, any Person that has acquired the related Mortgaged Property and assumed the obligations of the original obligor under the Mortgage Note and/or, in the case of an indemnity deed of trust, the entity which granted the lien on such Mortgaged Property.

         "Net Aggregate Prepayment Interest Shortfall": With respect to any
Distribution Date, the amount, if any, by which (a) the aggregate of all
Prepayment Interest Shortfalls incurred in connection with the receipt of
Principal Prepayments on the Mortgage Loans (other than the Park Place Mall
Subordinate Companion Loan) during the related Collection Period, exceeds (b)
the aggregate amount deposited by the Master Servicer in the Certificate Account for such Distribution Date pursuant to Section 3.19(a) in connection with such
Prepayment Interest Shortfalls on the Mortgage Loans. For purposes of calculating the Prepayment Interest Shortfall with respect to the 11 Madison
Avenue Loan, Prepayment Interest Shortfalls will be allocated in accordance with the 2004-C10 Pooling and Servicing Agreement. The portion of such shortfall allocated to the 11 Madison Avenue Loan, net of amounts payable by the 2004-C10
Master Servicer, will be included in the Net Aggregate Prepayment Interest
Shortfall. For purposes of calculating the Prepayment Interest Shortfall with respect to the Co-Lender Loans (other than the 11 Madison Avenue Loan),
Prepayment Interest Shortfalls will be allocated first to the promissory note evidencing the related Subordinate Companion Loan and second to the promissory note evidencing the related Co-Lender Loan. The portion of such shortfall allocated to the Co-Lender Loans, net of amounts payable by the Master Servicer, will be included in the Net Aggregate Prepayment Interest Shortfall. The Net
Aggregate Prepayment Interest Shortfall for the 11 Madison Avenue Loan, if any,
for each Distribution Date shall be allocated first to the Class MAD
Certificates, up to an amount equal to the lesser of (i) any such Net Aggregate
Prepayment Interest Shortfall and (ii) any Accrued Certificate Interest in
respect of the Class MAD Certificates, and, thereafter, if and to the extent that any portion of such Net Aggregate Prepayment Interest Shortfall remains unallocated, among the Regular Certificates as described in the definition of
Distributable Certificate Interest.

         "Net Investment Earnings": With respect to (i) the Certificate Account, the Interest Reserve Account, any Servicing Account, any Special Reserve
Account, any Reserve Account or the REO Account (if any) for any Collection
Period and (ii) the Distribution Account, Class PP Distribution Account,
Additional Interest Account and Companion Distribution Account (if any) for the
related Distribution Date, the amount, if any, by which the aggregate of all interest and other income realized during such Collection Period with respect to the accounts described in clause (i) above and as of such related Distribution
Date with respect to the accounts described in clause (ii) above on funds held in such accounts, exceeds the aggregate

                                      -57-

of all losses, if any, incurred during such Collection Period with respect to the accounts described in clause (i) above and as of such related Distribution
Date with respect to the accounts described in clause (ii) above in connection with the investment of such funds in accordance with Section 3.06.

         "Net Investment Loss": With respect to (i) the Certificate Account, the
Interest Reserve Account, any Servicing Account, any Special Reserve Account,
any Reserve Account or the REO Account (if any) for any Collection Period and
(ii) the Distribution Account, Class PP Distribution Account, Additional
Interest Account and Companion Distribution Account (if any) for the related
Distribution Date, the amount by which the aggregate of all losses, if any, incurred during such Collection Period with respect to the accounts described in clause (i) above and as of such related Distribution Date with respect to the accounts described in clause (ii) above in connection with the investment of funds held in such accounts in accordance with Section 3.06, exceeds the aggregate of all interest and other income realized during such Collection
Period with respect to the accounts described in clause (i) above and as of such related Distribution Date with respect to the accounts described in clause (ii)
above on such funds.

         "Net Mortgage Rate": With respect to any Mortgage Loan (other than the
Park Place Mall Subordinate Companion Loan or the 11 Madison Avenue Loan) or any
REO Loan, as of any date of determination, a rate per annum equal to the related
Mortgage Rate minus the sum of the Trustee Fee Rate and the applicable Master
Servicing Fee Rate; provided, however, with respect to the Park Place Mall
Subordinate Companion Loan, as of any date of determination, a rate per annum equal to the related Mortgage Rate minus the applicable Master Servicing Fee
Rate and with respect to the 11 Madison Avenue Loan, as of any date of determination, a rate per annum equal to the related Mortgage Rate minus the sum of the Trustee Fee Rate and the applicable Master Servicing Fee Rate.

         "Net Operating Income or NOI": As defined in and determined in accordance with the provisions of Exhibit E attached hereto.

         "New Lease": Any lease of REO Property entered into at the direction of the Special Servicer on behalf of REMIC I including any lease renewed, modified or extended on behalf of REMIC I if the Special Servicer has the right to renegotiate the terms of such lease.

         "Nonrecoverable Advance": Any Nonrecoverable P&I Advance or
Nonrecoverable Servicing Advance; provided, that Workout-Delayed Reimbursement
Amounts shall constitute a Nonrecoverable Advance only when the Person making such determination in accordance with the procedures specified in the definition of Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance, as
applicable, and taking into account factors such as all other outstanding
Advances, either (a) has determined in accordance with the Servicing Standard or the standards applicable to the Trustee or Fiscal Agent as set forth in the definitions of "Nonrecoverable P&I Advance" and "Nonrecoverable Servicing
Advance" that such Workout-Delayed Reimbursement Amounts would not ultimately be recoverable from Late Collections, Insurance Proceeds or Liquidation Proceeds,
or any other recovery on or in respect of the related Mortgage Loan or REO Loan, or (b) has determined in accordance with the Servicing Standard or such other applicable standard that such Workout-Delayed Reimbursement Amounts, along with any other Workout-Delayed Reimbursement Amounts and Nonrecoverable Advances,

                                      -58-

would not ultimately be recoverable from the portion of Late Collections,
Insurance Proceeds or Liquidation Proceeds in respect of the pool of the
Mortgage Loans or REO Loans allocable to principal, or any other recovery on or in respect of the pool of Mortgage Loans or REO Loans allocable to principal.

         "Nonrecoverable P&I Advance": Any P&I Advance previously made or proposed to be made in respect of any Mortgage Loan or any REO Loan by the
Master Servicer, the Trustee or the Fiscal Agent, as the case may be, or, in the case of the 2004-C10 Serviced Mortgage Loan, made by the 2004-C10 Master
Servicer, the 2004-C10 Trustee, the Master Servicer, the Trustee, or the Fiscal
Agent as applicable, that, as determined by the Master Servicer, the Special
Servicer, the Trustee, the Fiscal Agent, the 2004-C10 Master Servicer or the
2004-C10 Trustee, as applicable, in accordance with the Servicing Standard (in the case of the Master Servicer or the Special Servicer), the "Servicing
Standard" as defined in the 2004-C10 Pooling and Servicing Agreement (in the
case of the 2004-C10 Master Servicer), the standard of care set forth in Section
8.01(a) (with respect to the Trustee), or in the Fiscal Agent's reasonable good faith judgment (with respect to the Fiscal Agent), or the standard of care set forth in Section 8.01(a) of the 2004-C10 Pooling and Servicing Agreement (with respect to the 2004-C10 Trustee), as applicable, with respect to such P&I
Advance will not be ultimately recoverable from Late Collections, Insurance
Proceeds or Liquidation Proceeds, or any other recovery on or in respect of such
Mortgage Loan, REO Loan or Companion Loan; provided that the Master Servicer will be permitted to conclusively rely upon any such non-recoverability determination made by the Special Servicer.

         "Nonrecoverable Servicing Advance": Any Servicing Advance previously made or proposed to be made in respect of a Mortgage Loan, REO Loan or Companion
Loan by the Master Servicer, the Trustee or the Fiscal Agent, as the case may be, or, in the case of a 2004-C10 Serviced Mortgage Loan, made by the 2004-C10
Master Servicer or the 2004-C10 Trustee, that, as determined by the Master
Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the 2004-C10
Master Servicer or the 2004-C10 Trustee, in accordance with the Servicing
Standard (in the case of the Master Servicer or the Special Servicer), the
"Servicing Standard" as defined in the 2004-C10 Pooling and Servicing Agreement
(in the case of the 2004-C10 Master Servicer), the standard of care set forth in
Section 8.01(a) (with respect to the Trustee), or in the Fiscal Agent's reasonable good faith judgment (with respect to the Fiscal Agent), or the standard of care set forth in Section 8.01(a) of the 2004-C10 Pooling and
Servicing Agreement (with respect to the 2004-C10 Trustee), as applicable, will not be ultimately recoverable from Late Collections, Insurance Proceeds,
Liquidation Proceeds, or any other recovery on or in respect of such Mortgage
Loan, Companion Loan or REO Property; provided that the Master Servicer will be permitted to conclusively rely upon any such non-recoverability determination made by the Special Servicer.

         "Non-Registered Certificate": Unless and until registered under the
Securities Act, any Class X, Class A-1A, Class E, Class F, Class G, Class H,
Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class MAD, Class
PP, Class Z, Class R-I or Class R-II Certificate.

         "Non-United States Person": Any Person other than a United States
Person.

                                      -59-

         "Officer's Certificate": A certificate signed by a Servicing Officer of the Master Servicer or the Special Servicer, as the case may be, or by a
Responsible Officer of the Trustee.

         "Opinion of Counsel": A written opinion of counsel (which counsel may be a salaried counsel for the Depositor, the Master Servicer or the Special
Servicer) acceptable to and delivered to the Fiscal Agent or the Master
Servicer, as the case may be, except that any opinion of counsel relating to (a)
the qualification of the Loan REMIC, REMIC I or REMIC II as a REMIC; (b) the
qualification of the Grantor Trust as a grantor trust; (c) compliance with the
REMIC Provisions or the Grantor Trust Provisions or (d) the resignation of the
Master Servicer or the Special Servicer pursuant to Section 6.04 must be an opinion of counsel who is in fact Independent of the Master Servicer, the
Special Servicer or the Depositor, as applicable.

         "Option Price": As defined in Section 3.18(c).

         "Original Class Principal Balance": With respect to any Class of
Regular Certificates (other than the Class X Certificates), the initial Class
Principal Balance thereof as of the Closing Date, in each case as specified in the Preliminary Statement.

         "Original Class X-C Notional Amount": $1,097,030,349.

         "Original Class X-P Notional Amount": $1,057,616,000.

         "Original Notional Amount": The Original Class X-C Notional Amount or
the Original Class X-P Notional Amount, as the context requires.

         "OTS": The Office of Thrift Supervision or any successor thereto.

         "Ownership Interest": As to any Certificate, any ownership or security interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

         "P&I Advance": As to any Mortgage Loan or REO Loan, any advance made by the Master Servicer, the Trustee or the Fiscal Agent pursuant to Section 4.03(a)
and (b).

         "P&I Advance Date": The Business Day immediately preceding each
Distribution Date.

         "Pari Passu Companion Loan": The 11 Madison Avenue Pari Passu Companion
Loans.

         "Park Place Mall Companion Holders": The holder of the Park Place Mall
Subordinate Companion Loan.

         "Park Place Mall Control Appraisal Period": A "Park Place Mall Control
Appraisal Period" will exist with respect to the Park Place Mall Whole Loan, if and for so long as a "Control Appraisal Period" has occurred and is continuing pursuant to the Park Place Mall Intercreditor Agreement.

                                      -60-

         "Park Place Mall Event of Default": An "Event of Default" as defined under the Park Place Mall Loan documents.

         "Park Place Mall Intercreditor Agreement": The Intercreditor and
Servicing Agreement, dated as of June 14, 2004 by and among Wachovia Bank,
National Association, as Note A Holder and Wachovia Bank, National Association,
as Note B Holder.

         "Park Place Mall Loan": With respect to the Park Place Mall Whole Loan, the mortgage loan which is included in the Trust Fund (identified as loan number
1 on the Mortgage Loan Schedule), which is senior in right of payment to the related Park Place Mall Subordinate Companion Loan to the extent set forth in the Park Place Mall Intercreditor Agreement.

         "Park Place Mall Loan Agreement": That certain Loan Agreement, dated as of June 14, 2004, by and between Park Mall L.L.C., as borrower, and Wachovia
Bank, National Association, as lender.

         "Park Place Mall Mortgaged Property": The mortgaged property which secures the Park Place Mall Whole Loan.

         "Park Place Mall Representative": As defined in Section 3.25(g).

         "Park Place Mall Subordinate Companion Loan": With respect to the Park
Place Mall Whole Loan, the related promissory note made by the related Mortgagor and secured by the Mortgage on the Park Place Mall Mortgaged Property and
designated as promissory note B, which is included in the Trust Fund (identified as loan number 1 on the Mortgage Loan Schedule) and which is subordinate in right of payment to the Park Place Mall Loan to the extent set forth in the Park
Place Mall Intercreditor Agreement.

         "Park Place Mall Whole Loan": The Park Place Mall Loan, together with the Park Place Mall Subordinate Companion Loan, each of which is secured by the same Mortgage on the Park Place Mall Mortgaged Property. References herein to the Park Place Mall Whole Loan shall be construed to refer to the aggregate indebtedness under the Park Place Mall Loan and the Park Place Mall Subordinate
Loan.

         "Pass-Through Rate": With respect to:

         (i)       the Class A-1 Certificates for any Distribution Date, 3.477%
                   per annum;

         (ii)      the Class A-2 Certificates for any Distribution Date, 4.368%
                   per annum;

         (iii)     the Class A-3 Certificates for any Distribution Date, 4.925%
                   per annum;

         (iv)      the Class A-4 Certificates for any Distribution Date, the
                   lesser of (1) 5.088% per annum and (2) the Weighted Average
                   Net Mortgage Rate for such date;

         (v)       the Class A-1A Certificates for any Distribution Date, 4.779%
                   per annum;

                                      -61-

         (vi)      the Class B Certificates for any Distribution Date, the
                   lesser of (1) 5.170% per annum and (2) the Weighted Average
                   Net Mortgage Rate for such date;

         (vii)     the Class C Certificates for any Distribution Date, the
                   lesser of (1) 5.210% per annum and (2) the Weighted Average
                   Net Mortgage Rate for such date;

         (viii)    the Class D Certificates for any Distribution Date, the
                   lesser of (1) 5.269% per annum and (2) the Weighted Average
                   Net Mortgage Rate for such date;

         (ix)      the Class E Certificates for any Distribution Date, the
                   lesser of (1) 5.358% per annum and (2) the Weighted Average
                   Net Mortgage Rate for such date;

         (x)       the Class F Certificates for any Distribution Date, the
                   lesser of (1) 5.526% per annum and (2) the Weighted Average
                   Net Mortgage Rate for such date;

         (xi)      the Class G Certificates for any Distribution Date, the
                   Weighted Average Net Mortgage Rate for such date less 0.095%;

         (xii)     the Class H Certificates for any Distribution Date, the
                   Weighted Average Net Mortgage Rate for such date;

         (xiii)    the Class J Certificates for any Distribution Date, the
                   lesser of (1) 5.273% per annum and (2) the Weighted Average
                   Net Mortgage Rate for such date;

         (xiv)     the Class K Certificates for any Distribution Date, the
                   lesser of (1) 5.273% per annum and (2) the Weighted Average
                   Net Mortgage Rate for such date;

         (xv)      the Class L Certificates for any Distribution Date, the
                   lesser of (1) 5.273% per annum and (2) the Weighted Average
                   Net Mortgage Rate for such date;

         (xvi)     the Class M Certificates for any Distribution Date, the
                   lesser of (1) 5.273%% per annum and (2) the Weighted Average
                   Net Mortgage Rate for such date;

         (xvii)    the Class N Certificates for any Distribution Date, the
                   lesser of (1) 5.273% per annum and (2) the Weighted Average
                   Net Mortgage Rate for such date;

                                      -62-

         (xviii)   the Class O Certificates for any Distribution Date, the
                   lesser of (1) 5.273% per annum and (2) the Weighted Average
                   Net Mortgage Rate for such date;

         (xix)     the Class P Certificates for any Distribution Date, the
                   lesser of (1) 5.273% per annum and (2) the Weighted Average
                   Net Mortgage Rate for such date;

         (xx)      the Class X-C Certificates, for the initial Distribution
                   Date, 0.050% per annum, and for any subsequent Distribution
                   Date, the weighted average of Class X-C Strip Rates for the
                   Components for such Distribution Date (weighted on the basis of the respective Component Notional Amounts of such
                   Components outstanding immediately prior to such Distribution
                   Date);

         (xxi)     the Class X-P Certificates for the initial Distribution Date,
                   0.902% per annum, and for any subsequent Distribution Date, the weighted average of the Class X-P Strip Rates for the
                   respective Class X-P Components for such Distribution Date
                   (weighted on the basis of the respective Component Notional
                   Amounts of such Components outstanding immediately prior to such Distribution Date);

         (xxii)    the Class MAD Certificates: (i) a per annum rate equal to
                   5.4376% for the initial Distribution Date, and (ii) for each
                   Distribution Date thereafter, a per annum rate equal to the annualized rate at which interest would have to accrue in
                   respect of the Class MAD Certificates during the related
                   Interest Accrual Period (calculated on the basis of a 360-day year consisting of twelve 30-day months) in order to produce an amount of interest equal to the portion of the Accrued 11
                   Madison Avenue Component Interest (each of (i) and (ii)
                   exclusive of Penalty Interest or Additional Interest)
                   allocable to the 11 Madison Avenue Non-Pooled Component for such Distribution Date;

         (xxiii)   the Class PP Certificates: (i) a per annum rate equal to
                   5.3092% for the initial Distribution Date, and (ii) for each
                   Distribution Date thereafter, a per annum rate equal to the
                   Net Mortgage Rate on the Park Place Mall Subordinate
                   Companion Loan in effect during the Interest Accrual Period immediately preceding such Distribution Date.

         "Paying Agent": The paying agent appointed pursuant to Section 8.16. If no such paying agent has been appointed or if such paying agent has been so appointed but the Trustee has terminated such appointment, then the Trustee shall be the Paying Agent.

         "Penalty Interest": With respect to any Mortgage Loan or Companion Loan
(or successor REO Loan), any amounts collected thereon, other than late payment charges, Additional Interest, Prepayment Premiums or Yield Maintenance Charges,
that represent penalty interest (arising out of a default) in excess of interest on the Stated Principal Balance of such

                                      -63-

Mortgage Loan or Companion Loan (or successor REO Loan) accrued at the related
Mortgage Rate.

         "Percentage Interest": With respect to any Regular Certificate, the portion of the relevant Class evidenced by such Certificate, expressed as a percentage, the numerator of which is the Certificate Principal Balance or
Certificate Notional Amount, as the case may be, of such Certificate as of the
Closing Date, as specified on the face thereof, and the denominator of which is the Original Class Principal Balance or Original Notional Amount, as the case may be, of the relevant Class. With respect to a Residual Certificate or Class Z
Certificate, the percentage interest in distributions to be made with respect to the relevant Class, as stated on the face of such Certificate.

         "Periodic Payment": With respect to any Mortgage Loan or Companion Loan as of any Due Date, the scheduled payment of principal and/or interest on such
Mortgage Loan or Companion Loan (exclusive of Additional Interest), including any Balloon Payment, that is actually payable by the related Mortgagor from time to time under the terms of the related Mortgage Note (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related Mortgagor or by reason of a modification, waiver or amendment granted or agreed to by the Special Servicer pursuant to Section
3.20).

         "Permitted Investments": Any one or more of the following obligations or securities (including obligations or securities of the Trustee if otherwise qualifying hereunder):

         (i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (having original maturities of not more than 365 days), provided such obligations are backed by the full faith and credit of the United States. Such obligations must be limited to those instruments that have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change or be liquidated prior to maturity. Interest may either be fixed or variable. In addition, such obligations may not have a rating from S&P with an "r" highlighter. If such interest is variable, interest must be tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with that index;

         (ii) repurchase obligations with respect to any security described in clause (i) above (having original maturities of not more than 365 days), provided that the short-term deposit or debt obligations, of the party agreeing to repurchase such obligations are rated in the highest rating categories of each of S&P and Moody's or such lower rating as will not result in qualification, downgrading or withdrawal of the ratings then assigned to the Certificates, as evidenced in writing by the Rating
    Agencies. In addition, it may not have a rating from S&P with an "r"
    highlighter and its terms must have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change. Interest may either be fixed or variable. If such interest is variable, interest must be tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with that index;

         (iii) certificates of deposit, time deposits, demand deposits and bankers' acceptances of any bank or trust company organized under the laws of the United States

                                      -64-

    or any state thereof (having original maturities of not more than 365 days), the short term obligations of which are rated in the highest rating categories of each of S&P and Moody's or such lower rating as will not result in qualification, downgrading or withdrawal of the ratings then assigned to the Certificates, as evidenced in writing by the Rating
    Agencies. In addition, its terms should have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change. In addition, it may not have a rating from S&P with an "r" highlighter and its terms must have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change. Interest may either be fixed or variable. If such interest is variable, interest must be tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with that index;

         (iv) commercial paper (having original maturities of not more than 365 days) of any corporation incorporated under the laws of the United States or any state thereof (or if not so incorporated, the commercial paper is United
    States Dollar denominated and amounts payable thereunder are not subject to any withholding imposed by any non-United States jurisdiction) which is rated in the highest rating category of each of S&P and Moody's or such lower rating as will not result in qualification, downgrading or withdrawal of the ratings then assigned to the Certificates, as evidenced in writing by the Rating Agencies. The commercial paper by its terms must have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change. In addition, it may not have a rating from S&P with an "r"
    highlighter and its terms must have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change. Interest may either be fixed or variable. If such interest is variable, interest must be tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with that index;

         (v) units of money market funds that maintain a constant asset value and which are rated in the highest applicable rating category by Moody's (if rated by Moody's) and which are rated "AAAm" or "AAAm G" by S&P (or such lower rating as will not result in qualification, downgrading or withdrawal of the ratings then assigned to the Certificates, as evidenced in writing by the Rating Agencies) and which seeks to maintain a constant net asset value.
    In addition, it may not have a rating from S&P with an "r" highlighter and its terms must have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change; and

         (vi) any other obligation or security that constitutes a "cash flow investment" within the meaning of Section 860G(a)(6) of the Code and is acceptable to each Rating Agency, evidence of which acceptability shall be provided in writing by each Rating Agency to the Master Servicer, the
    Special Servicer and the Trustee; provided, however, in no event shall such other obligation or security be rated less than "AA/A-1" or "Aa3/P+" by S&P or Moody's, respectively;

provided that (1) no investment described hereunder shall evidence either the right to receive (x) only interest with respect to such investment or (y) a yield to maturity greater than 120% of the yield to maturity at par of the underlying obligations; and (2) no investment described hereunder may be purchased at a price greater than par if such investment may be prepaid or called at a price less than its purchase price prior to stated maturity.

                                      -65-

         "Permitted Transferee": Any Transferee of a Residual Certificate other than a Disqualified Organization, a Plan, a Non-United States Person or a United
States Person with respect to whom income on the Residual Certificate is allocable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such Person or any other United States
Person.

         "Person": Any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         "Plan": As defined in Section 5.02(c).

         "Plurality Residual Certificateholder": As to any taxable year of the
Loan REMIC, REMIC I or REMIC II, the Holder of Certificates holding the largest
Percentage Interest of the related Class of Residual Certificates.

         "Pointe West Companion Holders": The holders of the Pointe West
Subordinate Companion Loan.

         "Pointe West Intercreditor Agreement": The Intercreditor and Servicing
Agreement, dated as of June 10, 2004 by and among Wachovia Bank, National
Association, as Note A Holder and CBA-Mezzanine Capital Finance, LLC, as Note B
Holder.

         "Pointe West Loan": That certain Mortgage Loan identified on the
Mortgage Loan Schedule as loan number 42.

         "Pointe West Loan Pair": The Pointe West Loan and the Pointe West
Subordinate Companion Loan.

         "Pointe West Subordinate Companion Loan": With respect to the Pointe
West Whole Loan, the related promissory note made by the related Mortgagor and secured by the Mortgage on the Pointe West Mortgaged Property and designated as promissory note B, which is not included in the Trust Fund and which is subordinate in right of payment to the Pointe West Loan to the extent set forth in the Pointe West Intercreditor Agreement.

         "Prepayment Assumption": For purposes of determining the accrual of original issue discount, market discount and premium, if any, on the
Certificates for federal income tax purposes, 0% CPR (within the meaning of the
Prospectus), except that it is assumed that each ARD Loan is repaid on its
Anticipated Repayment Date.

         "Prepayment Interest Excess": With respect to any Mortgage Loan that was subject to a Principal Prepayment in full or in part during any Collection
Period, which Principal Prepayment was applied to such Mortgage Loan following such Mortgage Loan's Due Date in such Collection Period, the amount of interest
(net of the related Master Servicing Fee and if applicable, the Additional
Interest) accrued on the amount of such Principal Prepayment during the period from and after such Due Date and ending on the date such Principal Prepayment was applied to such Mortgage Loan, to the extent collected (exclusive of any related Prepayment Premium or Yield Maintenance Charge actually collected).

                                      -66-

         "Prepayment Interest Shortfall": With respect to any Mortgage Loan that was subject to a Principal Prepayment in full or in part during any Collection
Period, which Principal Prepayment was applied to such Mortgage Loan prior to such Mortgage Loan's Due Date in such Collection Period, the amount of interest, to the extent not collected from the related Mortgagor (without regard to any
Prepayment Premium or Yield Maintenance Charge actually collected), that would have accrued at a rate per annum equal to the sum of (x) the related Net
Mortgage Rate for such Mortgage Loan and (y) except with respect to the Park
Place Mall Subordinate Companion Loan, the Trustee Fee Rate, on the amount of such Principal Prepayment during the period commencing on the date as of which such Principal Prepayment was applied to such Mortgage Loan and ending on the day immediately preceding such Due Date, inclusive.

         "Prepayment Premium": Any premium, penalty or fee (other than a Yield
Maintenance Charge) paid or payable, as the context requires, by a Mortgagor in connection with a Principal Prepayment.

         "Primary Collateral": With respect to any Crossed Loan, that portion of the Mortgaged Property designated as directly securing such Crossed Loan and excluding any Mortgaged Property as to which the related lien may only be foreclosed upon by exercise of the cross-collateralization provisions of such
Crossed Loan.

         "Prime Rate": The "prime rate" published in the "Money Rates" section of The Wall Street Journal, as such "prime rate" may change from time to time.
If The Wall Street Journal ceases to publish the "prime rate," then the Master
Servicer shall select an equivalent publication that publishes such "prime rate"; and if such "prime rate" is no longer generally published or is limited, regulated or administered by a governmental or quasi-governmental body, then the
Master Servicer shall select a comparable interest rate index. In either case, such selection shall be made by the Master Servicer in its sole discretion and the Master Servicer shall notify the Trustee and the Special Servicer in writing of its selection.

         "Principal Distribution Amount": With respect to any Distribution Date, the aggregate of the following:

         (a)       the aggregate of the principal portions of all Scheduled
                   Payments (other than Balloon Payments) and any Assumed
                   Scheduled Payments due or deemed due in respect of the
                   Mortgage Loans (in each case, with respect to the 11 Madison
                   Avenue Loan, to the extent allocable to the 11 Madison Avenue
                   Pooled Component in accordance with this Agreement) (other than the Park Place Mall Subordinate Companion Loan) for
                   their respective Due Dates occurring during the related
                   Collection Period, to the extent not previously received or advanced with respect to a Distribution Date prior to the
                   related Collection Period;

         (b)       the aggregate of all Principal Prepayments received on the
                   Mortgage Loans (with respect to the 11 Madison Avenue Loan, to the extent allocable to the 11 Madison Avenue Pooled
                   Component in accordance with this Agreement) (other than the
                   Park Place Mall Subordinate Companion Loan) during the
                   related Collection Period;

                                      -67-

         (c)       with respect to any Mortgage Loan (with respect to the 11
                   Madison Avenue Loan, to the extent allocable to the 11
                   Madison Avenue Pooled Component in accordance with this
                   Agreement) (other than the Park Place Mall Subordinate
                   Companion Loan) as to which the related Stated Maturity Date occurred during or prior to the related Collection Period, any payment of principal (other than a Principal Prepayment)
                   made by or on behalf of the related Mortgagor during the
                   related Collection Period (including any Balloon Payment), in each case net of any portion of such payment that represents a recovery of the principal portion of any Scheduled Payment
                   (other than a Balloon Payment) due, or the principal portion of any Assumed Scheduled Payment deemed due, in respect of such Mortgage Loan (in each case, with respect to the 11
                   Madison Avenue Loan, to the extent allocable to the 11
                   Madison Avenue Pooled Component in accordance with the terms of this Agreement) on a Due Date during or prior to the
                   related Collection Period and not previously recovered;

         (d)       the aggregate of the principal portion of all Liquidation
                   Proceeds, Insurance Proceeds and, to the extent not otherwise included in clause (a), (b) or (c) above, payments that were received on the related Mortgage Loans (in each case, with respect to the 11 Madison Avenue Loan, to the extent
                   allocable to the 11 Madison Avenue Pooled Component in
                   accordance with the terms of this Agreement) (other than the
                   Park Place Mall Subordinate Companion Loan) during the
                   related Collection Period and that were identified and
                   applied by the Master Servicer and/or Special Servicer as
                   recoveries of principal of such Mortgage Loans (in each case, with respect to the 11 Madison Avenue Loan, to the extent
                   allocable to the 11 Madison Avenue Pooled Component in
                   accordance with the terms of this Agreement), in each case net of any portion of such amounts that represents a recovery of the principal portion of any Scheduled Payment (other than a Balloon Payment) due, or of the principal portion of any
                   Assumed Scheduled Payment deemed due, in respect of the
                   related Mortgage Loan (with respect to the 11 Madison Avenue
                   Loan, to the extent allocable to the 11 Madison Avenue Pooled
                   Component in accordance with the terms of this Agreement)
                   (other than the Park Place Mall Subordinate Companion Loan)
                   on a Due Date during or prior to the related Collection
                   Period and not previously recovered;

         (e)       with respect to any REO Properties (other than the portion of any REO Property related to the Park Place Mall Subordinate
                   Companion Loan), the aggregate of the principal portions of all Assumed Scheduled Payments (with respect to the 11
                   Madison Avenue Loan, to the extent allocable to the 11
                   Madison Avenue Pooled Component in accordance with the terms of this Agreement) deemed due in respect of the related REO
                   Loans for their respective Due Dates occurring during the
                   related Collection Period;

                                      -68-

         (f)       with respect to any REO Properties (other than the portion of any REO Property related to the Park Place Mall Subordinate
                   Companion Loan) , the aggregate of all Liquidation Proceeds,
                   Insurance Proceeds and REO Revenues (in each case, with
                   respect to the 11 Madison Avenue Loan, to the extent
                   allocable to the 11 Madison Avenue Pooled Component in
                   accordance with the terms of this Agreement) that were
                   received during the related Collection Period on such REO
                   Properties and that were identified and applied by the Master
                   Servicer and/or Special Servicer as recoveries of principal of the related REO Loans (other than the Park Place Mall
                   Subordinate Companion Loan), in each case net of any portion of such amounts that represents a recovery of the principal portion of any Scheduled Payment (other than a Balloon
                   Payment) due, or of the principal portion of any Assumed
                   Scheduled Payment deemed due, in respect of the related REO
                   Loan (other than the Park Place Mall Subordinate Companion
                   Loan) or the predecessor Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered;

         (g)       if such Distribution Date is subsequent to the initial
                   Distribution Date, the excess, if any, of the Principal
                   Distribution Amount for the immediately preceding
                   Distribution Date, over the aggregate distributions of
                   principal made on the Sequential Pay Certificates on such
                   immediately preceding Distribution Date pursuant to Section
                   4.01;

         (h)       any amounts that were used to reimburse Nonrecoverable
                   Advances (including interest on such Nonrecoverable Advances)
                   from principal collections on the Mortgage Loans (other than the Park Place Mall Subordinate Companion Loan)(and in the
                   case of the 11 Madison Avenue Loan, to the extent allocable to the 11 Madison Avenue Pooled Component) pursuant to
                   Section 3.05(a) hereof which are subsequently recovered on the related Mortgage Loan (other than the Park Place Mall
                   Subordinate Companion Loan) with respect to the Distribution
                   Date related to the period in which such recovery occurs;
                   less

         (i)       any amounts that were used to reimburse Workout-Delayed
                   Reimbursement Amounts (including interest on such
                   Workout-Delayed Reimbursement Amounts) from principal
                   collections on the Mortgage Loans (in the case of the 11
                   Madison Avenue Loan, to the extent allocable to the 11
                   Madison Avenue Pooled Component) (other than the Park Place
                   Mall Subordinate Companion Loan) pursuant to Section 3.05(a)
                   hereof which are subsequently recovered on the related
                   Mortgage Loan with respect to the Distribution Date related to the period in which such recovery occurs, less;

         (j)       the amount of any reimbursements of (i) Nonrecoverable
                   Advances (including interest on such Nonrecoverable Advances)
                   that are paid or reimbursed from principal collections on the
                   Mortgage Loans (in the case

                                      -69-

                   of the 11 Madison Avenue Loan, to the extent allocable to the
                   11 Madison Avenue Pooled Component) (other than the Park
                   Place Mall Subordinate Companion Loan) pursuant to Section
                   3.05(a) hereof with respect to such Distribution Date and
                   (ii) Workout-Delayed Reimbursement Amounts (including
                   interest on such Workout-Delayed Reimbursement Amounts) that are paid or reimbursed from principal collections on the
                   Mortgage Loans (in the case of the 11 Madison Avenue Loan, to the extent allocable to the 11 Madison Avenue Pooled
                   Component) pursuant to Section 3.05(a) hereof with respect to such Distribution Date, in each case where such principal
                   collections would have otherwise been included in the
                   Principal Distribution Amount for such Distribution Date.

         "Principal Prepayment": Any payment of principal made by the Mortgagor on a Mortgage Loan or Companion Loan that is received in advance of its scheduled Due Date; provided that it shall not include a payment of principal that is accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

         "Privileged Person": Any Certificateholder, Certificate Owner, any
Person identified to the Trustee or the Master Servicer, as applicable, as a prospective transferee of a Certificate or interest therein, any Rating Agency, any Mortgage Loan Seller, any Companion Holders, any party hereto, any
Underwriter or any designee of the Depositor; provided that no Certificate Owner or prospective transferee of a Certificate or interest therein shall be considered a "Privileged Person" or be entitled to a password or restricted access as contemplated by Section 3.15 or Section 4.02 unless such Person has delivered to the Trustee or the Master Servicer, as applicable, a certification in the form of Exhibit K-1 or Exhibit K-2, as applicable.

         "Proposed Plan": As defined in Section 3.17(a)(iii).

         "Prospectus": The prospectus dated June 17, 2004 as supplemented by the
Prospectus Supplement, relating to the Registered Certificates.

         "Prospectus Supplement": The final prospectus supplement dated August
17, 2004 of the Depositor relating to the registration of the Registered
Certificates under the Securities Act.

         "PTE 95-60": As defined in Section 5.02(c).

         "Purchase Option": As defined in Section 3.18(c).

         "Purchase Option Notice": As defined in Section 3.18(e).

         "Purchase Price": With respect to any Mortgage Loan (or REO Loan) to be purchased by a Mortgage Loan Seller pursuant to the applicable Mortgage Loan
Purchase Agreement by the Majority Subordinate Certificateholder, the Companion
Holder or the Special Servicer as described in Section 3.18(c), 3.18(d) or
3.18(e), or by the Depositor, the Special Servicer, the Majority Subordinate
Certificateholder, the purchasing Certificateholder or the Master Servicer pursuant to Section 9.01, a cash price equal to the outstanding principal balance

                                      -70-

of such Mortgage Loan (or REO Loan) as of the date of purchase, together with
(a) all accrued and unpaid interest on such Mortgage Loan (or REO Loan) at the related Mortgage Rate up to but not including the Due Date in the Collection
Period of purchase plus any accrued interest on P&I Advances made with respect to such Mortgage Loan, (b) all related and unreimbursed Servicing Advances plus any accrued and unpaid interest thereon, (c) any reasonable costs and expenses, including, but not limited to, the cost of any enforcement action, incurred by the Master Servicer, the Special Servicer or the Trust Fund in connection with any such purchase by a Mortgage Loan Seller (to the extent not included in clause (b) above) and (d) any other Additional Trust Fund Expenses in respect of such Mortgage Loan (including any Additional Trust Fund Expenses previously reimbursed or paid by the Trust Fund but not so reimbursed by the related
Mortgagor or other party or from Insurance Proceeds or condemnation proceeds or any other collections in respect of the Mortgage Loan or the related Mortgaged
Property from a source other than the Trust Fund), or in the case of any Loan
Pair, the purchase price specified in the related Intercreditor Agreement;
provided that the Purchase Price shall not be reduced by any outstanding P&I
Advance.

         "Qualified Bidder": As defined in Section 7.01(c).

         "Qualified Institutional Buyer": A qualified institutional buyer within the meaning of Rule 144A under the Securities Act.

         "Qualified Insurer": An insurance company or security or bonding company qualified to write the related Insurance Policy in the relevant jurisdiction (i) with a minimum insurance financial strength or claims paying ability rating of at least "A3" by Moody's and "A" by S&P (or the obligations of which are guaranteed or backed by a company having such a claims paying ability)
(or, for purposes of general liability insurance only, with respect to the required Moody's rating, if not rated by Moody's, then at least "A-" by two other nationally recognized statistical rating organizations (which may include
S&P)), and (ii) with respect to the fidelity bond and errors and omissions
Insurance Policy required to be maintained pursuant to Section 3.07(c), an insurance company that has a claims paying ability rated no lower than two rating categories (without regard to pluses or minuses or numerical qualifications) below the rating assigned to the then highest rated outstanding
Certificate (or, with respect to the required Moody's rating, if not rated by
Moody's, then at least "A-" by two other nationally recognized statistical rating organizations (which may include S&P)) but in no event lower than "A" by
S&P and "A3" by Moody's (or, if not rated by Moody's, then at least "A" by two other nationally recognized statistical rating organizations (which may include
S&P)), or, in the case of clauses (i) and (ii), such other rating as each Rating
Agency shall have confirmed in writing will not cause such Rating Agency to downgrade, qualify or withdraw the then-current rating assigned to any of the
Certificates that are then currently being rated by such Rating Agency.

         "Qualified Substitute Mortgage Loan": A mortgage loan which must, on the date of substitution: (i) have an outstanding Stated Principal Balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of the Stated Principal
Balance of the deleted Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs; (ii) have a Mortgage Rate not less than the Mortgage Rate of the deleted Mortgage Loan; (iii) have the same Due Date as the deleted Mortgage Loan; (iv) accrue interest on the same basis as the deleted
Mortgage Loan (for

                                      -71-

example, on the basis of a 360-day year consisting of twelve 30-day months); (v)
have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted Mortgage
Loan; (vi) have an original Loan-to-Value Ratio not higher than that of the deleted Mortgage Loan and a current Loan-to-Value Ratio not higher than the then current Loan-to-Value Ratio of the deleted Mortgage Loan; (vii) comply as of the date of substitution with all of the representations and warranties set forth in the applicable Mortgage Loan Purchase Agreement; (viii) have an Environmental
Assessment that indicates no adverse environmental conditions with respect to the related Mortgaged Property and which will be delivered as a part of the related Servicing File; (ix) have an original Debt Service Coverage Ratio of not less than the original Debt Service Coverage Ratio of the deleted Mortgage Loan and a current Debt Service Coverage Ratio of not less than the current Debt
Service Coverage Ratio of the deleted Mortgage Loan; (x) be determined by an
Opinion of Counsel (at the applicable Mortgage Loan Seller's expense) to be a
"qualified replacement mortgage" within the meaning of Section 860G(a)(4) of the
Code; (xi) not have a maturity date after the date two years prior to the Rated
Final Distribution Date; (xii) not be substituted for a deleted Mortgage Loan unless the Trustee has received prior confirmation in writing by each Rating
Agency that such substitution will not result in the withdrawal, downgrade, or qualification of the rating assigned by the Rating Agency to any Class of
Certificates then rated by the Rating Agency (the cost, if any, of obtaining such confirmation to be paid by the Mortgage Loan Seller); (xiii) have a date of origination that is not more than 12 months prior to the date of substitution;
(xiv) have been approved by the Controlling Class Representative (or, if there is no Controlling Class Representative then serving, by the Holders of
Certificates representing a majority of the Voting Rights allocated to the
Controlling Class), (xv) not be substituted for a deleted Mortgage Loan if it would result in the termination of the REMIC status of the Loan REMIC, REMIC I or REMIC II or the imposition of tax on any of such REMICs other than a tax on income expressly permitted or contemplated to be received by the terms of this
Agreement, as determined by an Opinion of Counsel (at the applicable Mortgage
Loan Seller's expense) and (xvi) becomes a part of the same Loan Group as the deleted Mortgage Loan. In the event that one or more mortgage loans are substituted for one or more deleted Mortgage Loans, then the amounts described in clause (i) shall be determined on the basis of aggregate principal balances and the rates described in clause (ii) above and the remaining term to stated
maturity referred to in clause (v) above shall be determined on a weighted average basis; provided, that no individual Mortgage Loan shall have a Net
Mortgage Rate that is less than the highest Pass-Through Rate of any Class of
Sequential Pay Certificates bearing a fixed rate. When a Qualified Substitute
Mortgage Loan is substituted for a deleted Mortgage Loan, the applicable
Mortgage Loan Seller shall certify that the Mortgage Loan meets all of the requirements of the above definition and shall send such certification to the
Trustee. No substitutions will be permitted for any of the 11 Madison Avenue
Loan, Park Place Mall Loan or the Park Place Mall Subordinate Companion Loan.

         "Rated Final Distribution Date": The Distribution Date in August 2041,
the first Distribution Date after the 24th month following the end of the amortization term for the Mortgage Loan that, as of the Cut-Off Date, has the longest remaining amortization term.

         "Rating Agency": Each of Moody's and S&P.

                                      -72-

         "Realized Loss": With respect to: (1) each Defaulted Mortgage Loan as to which a Final Recovery Determination has been made, or with respect to any successor REO Loan as to which a Final Recovery Determination has been made as to the related REO Property, an amount (not less than zero) equal to (a) the unpaid principal balance of such Mortgage Loan or REO Loan, as the case may be, as of the commencement of the Collection Period in which the Final Recovery
Determination was made, plus (b) without taking into account the amount described in subclause (1)(d) of this definition, all accrued but unpaid interest on such Mortgage Loan or such REO Loan, as the case may be, at the related Mortgage Rate to but not including the Due Date in the Collection Period in which the Final Recovery Determination was made (exclusive of any portion thereof that constitutes default interest in excess of the Mortgage Rate,
Additional Interest, Prepayment Premiums or Yield Maintenance Charges), plus (c)
any related unreimbursed Servicing Advances and any unreimbursed interest on any
Advances as of the commencement of the Collection Period in which the Final
Recovery Determination was made, together with any new related Servicing
Advances made during such Collection Period, minus (d) all payments and proceeds, if any, received in respect of such Mortgage Loan or the REO Property that relates to such REO Loan, as the case may be, during the Collection Period in which such Final Recovery Determination was made; (2) each defaulted Mortgage
Loan as to which any portion of the principal or previously accrued interest
(other than Additional Interest and Penalty Interest) payable thereunder was canceled in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Special Servicer pursuant to Section 3.20, the amount of such principal and/or interest so canceled; (3) each Mortgage Loan as to which the Mortgage Rate thereon has been permanently reduced and not recaptured for any period in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such
Mortgage Loan granted or agreed to by the Special Servicer pursuant to Section
3.20, the amount of the consequent reduction in the interest portion of each successive Periodic Payment due thereon (each such Realized Loss shall be deemed to have been incurred on the Due Date for each affected Periodic Payment); and
(4) each Mortgage Loan for which a Final Recovery Determination has been made, to the extent not included in clause (1) above, Nonrecoverable Advances
(including interest on such Nonrecoverable Advance) to the extent amounts have been paid from the Principal Distribution Amount pursuant to Section 3.05(a)
hereof.

         "Record Date": With respect to any Distribution Date, the last Business
Day of the month immediately preceding the month in which such Distribution Date occurs.

         "Registered Certificate": Any Class A-1, Class A-2, Class A-3, Class
A-4, Class B, Class C or Class D.

         "Regular Certificate": Any REMIC II Certificate other than a Class R-II
Certificate.

         "Reimbursement Rate": The rate per annum applicable to the accrual of interest on Servicing Advances in accordance with Section 3.03(d) and on P&I
Advances in accordance with Section 4.03(d), which rate per annum is equal to the Prime Rate.

                                      -73-

         "REMIC": A "real estate mortgage investment conduit" as defined in
Section 860D of the Code.

         "REMIC Administrator": The Trustee or any REMIC administrator appointed pursuant to Section 8.14.

         "REMIC Provisions": Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and proposed, temporary and final Treasury regulations and any published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time.

         "REMIC I": The segregated pool of assets subject hereto, constituting the primary trust created hereby and to be administered hereunder with respect to which a separate REMIC election is to be made and, consisting of: (i) all of the Majority Mortgage Loans as from time to time are subject to this Agreement and all payments under and proceeds of such Mortgage Loans received after the
Closing Date (excluding all Additional Interest on such Mortgage Loans), together with all documents included in the related Mortgage Files and any related Escrow Payments and Reserve Funds; (ii) all amounts held from time to time in the Interest Reserve Account, the Certificate Account, the Distribution
Account, the Class PP Distribution Account, the Gain-on-Sale Reserve Account and
any REO Account; (iii) any REO Property acquired in respect of a Majority
Mortgage Loan; (iv) the rights of the Depositor under Sections 2, 3, 9, 11, 12,
16, 17, 18 and 19 of each of the Mortgage Loan Purchase Agreements with respect to such Majority Mortgage Loans; (v) the rights of the mortgagee under all
Insurance Policies with respect to such Mortgage Loans, in each case exclusive of the interest of the holder of a Companion Loan therein and (vi) the Loan
REMIC Regular Interests.

         "REMIC I Pass-Through Rate": As set forth in the Preliminary Statement.

         "REMIC I Principal Balance": The principal amount of any REMIC I
Regular Interest outstanding as of any date of determination. As of the Closing
Date, the REMIC I Principal Balance of each REMIC I Regular Interest shall equal the original REMIC I Principal Balance as set forth in the Preliminary Statement hereto. On each Distribution Date, the REMIC I Principal Balance of each REMIC I
Regular Interest shall be permanently reduced by all distributions of principal deemed to have been made in respect of such REMIC I Regular Interest on such
Distribution Date pursuant to Section 4.01(h), and shall be further permanently reduced on such Distribution Date by all Realized Losses and Additional Trust
Fund Expenses deemed to have been allocated thereto on such Distribution Date pursuant to Section 4.04(b) and shall be increased on such Distribution Date by
Certificate Deferred Interest deemed to have been allocated thereto on such
Distribution Date pursuant to Section 4.04(c).

         "REMIC I Regular Interest": Any of the separate uncertificated beneficial ownership interests in REMIC I issued hereunder and designated as a
"regular interest" in REMIC I: held as an asset of REMIC II and having the original REMIC I Principal Balance and REMIC I Pass-Through Rate as described in the Preliminary Statement hereto.

                                      -74-

         "REMIC II": The segregated pool of assets consisting of all of the
REMIC I Regular Interests and all amounts held from time to time, to the extent related to REMIC II, in the Distribution Account or the Class PP Distribution
Account conveyed in trust to the Trustee for the benefit of REMIC II, as holder of the REMIC I Regular Interests, and the Holders of the Class R-II Certificates
pursuant to Section 2.08, with respect to which a separate REMIC election is to be made.

         "REMIC II Certificate": Any Class A-1, Class A-2, Class A-3, Class A-4,
Class A1-A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class
X-C, Class X-P, Class J, Class K, Class L, Class M, Class N, Class O, Class P,
Class MAD, Class PP or Class R-II Certificate.

         "Rents from Real Property": With respect to any REO Property, gross income of the character described in Section 856(d) of the Code.

         "REO Account": A segregated account or accounts created and maintained by the Special Servicer pursuant to Section 3.16 on behalf of the Trustee in trust for the Certificateholders, which shall be entitled "Allied Capital
Corporation, as Special Servicer, in trust for registered holders of Wachovia
Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates,
Series 2004-C14."

         "REO Acquisition": The acquisition of any REO Property pursuant to
Section 3.09.

         "REO Disposition": The sale or other disposition of any REO Property pursuant to Section 3.18(h).

         "REO Extension": As defined in Section 3.16(a).

         "REO Loan": The Mortgage Loan deemed for purposes hereof to be outstanding with respect to each REO Property. Each REO Loan shall be deemed to be outstanding for so long as the related REO Property remains part of REMIC I or the Loan REMIC and deemed to provide for Periodic Payments of principal and/or interest equal to its Assumed Scheduled Payment and otherwise to have the same terms and conditions as its predecessor Mortgage Loan (such terms and conditions to be applied without regard to the default on such predecessor
Mortgage Loan and the acquisition of the related REO Property as part of the
Trust Fund). Each REO Loan shall be deemed to have an initial unpaid principal balance and Stated Principal Balance equal to the unpaid principal balance and
Stated Principal Balance, respectively, of its predecessor Mortgage Loan (or, if applicable, Companion Loan) as of the date of the related REO Acquisition. All
Scheduled Payments (other than a Balloon Payment), Assumed Scheduled Payments
(in the case of a Balloon Mortgage Loan delinquent in respect of its Balloon
Payment) and other amounts due and owing, or deemed to be due and owing, in respect of the predecessor Mortgage Loan as of the date of the related REO
Acquisition, shall be deemed to continue to be due and owing in respect of an
REO Loan. In addition, Nonrecoverable Advances and Unliquidated Advances
(including interest on such Nonrecoverable Advances and Unliquidated Advances)
with respect to such REO Loan that were paid from collections on the Mortgage
Loans and resulted in principal distributed to the Certificateholders being reduced pursuant to

                                      -75-

Section 3.05(a) hereof, shall be deemed outstanding until recovered or until a
Final Recovery Determination is made. Collections in respect of each REO Loan
(after provision for amounts to be applied to the payment of, or to be reimbursed to the Master Servicer, the Special Servicer, the Trustee or the
Fiscal Agent for the payment of, the costs of operating, managing, selling, leasing and maintaining the related REO Property or for the reimbursement of the
Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent for
Advances as provided in this Agreement) shall be treated: first, as a recovery of Nonrecoverable Advances and Unliquidated Advances (including interest on such
Nonrecoverable Advances or Unliquidated Advances) with respect to such REO Loan, in each case that relate to Advances that were paid from collections on the
Mortgage Loans and resulted in principal distributed to the Certificateholders being reduced pursuant to Section 3.05(a) hereof; second, as a recovery of accrued and unpaid interest on such REO Loan at the related Mortgage Rate to but not including the Due Date in the Collection Period of receipt (exclusive of any portion thereof that constitutes Additional Interest); third, as a recovery of principal of such REO Loan to the extent of its entire unpaid principal balance;
and fourth, in accordance with the normal servicing practices of the Master
Servicer, as a recovery of any other amounts due and owing in respect of such
REO Loan, including, without limitation, (i) Yield Maintenance Charges,
Prepayment Premiums and Penalty Interest and (ii) Additional Interest and other amounts, in that order. Notwithstanding the foregoing, all amounts payable or reimbursable to the Master Servicer, the Special Servicer, the Trustee or the
Fiscal Agent in respect of the predecessor Mortgage Loan as of the date of the related REO Acquisition, including, without limitation, any unpaid Servicing
Fees and any unreimbursed Servicing Advances and P&I Advances, together with any interest accrued and payable to the Master Servicer, the Special Servicer, the
Trustee or the Fiscal Agent in respect of such Servicing Advances and P&I
Advances in accordance with Sections 3.03(d) and 4.03(d), shall continue to be payable or reimbursable to the Master Servicer, the Special Servicer, the
Trustee or the Fiscal Agent, as the case may be, in respect of an REO Loan pursuant to Section 3.05(a).

         "REO Property": A Mortgaged Property acquired on behalf and in the name of the Trustee (or, in the case of the 11 Madison Avenue Loan, the Trust Fund's proportionate beneficial interest in the Mortgaged Property acquired by the
2004-C10 Trustee) for the benefit of the Certificateholders (subject to the related Intercreditor Agreement with respect to a Mortgaged Property securing a
Loan Pair) through foreclosure, acceptance of a deed-in-lieu of foreclosure or otherwise in accordance with applicable law in connection with the default or imminent default of a Mortgage Loan.

         "REO Revenues": All income, rents, profits and proceeds derived from the ownership, operation or leasing of any REO Property.

         "REO Tax": As defined in Section 3.17(a)(i).

         "Request for Release": A request signed by a Servicing Officer, as applicable, of the Master Servicer in the form of Exhibit D-1 attached hereto or of the Special Servicer in the form of Exhibit D-2 attached hereto.

                                      -76-

         "Required Appraisal": With respect to each Required Appraisal Mortgage
Loan, an appraisal of the related Mortgaged Property from an Independent
Appraiser selected by the Special Servicer.

         "Required Appraisal Date": With respect to any Required Appraisal
Mortgage Loan, the earliest date on which any of the items specified in clauses
(i) through (vi) of the first paragraph of the definition of Required Appraisal
Mortgage Loan occurs.

         "Required Appraisal Mortgage Loan": Each Mortgage Loan (i) that is sixty (60) days or more delinquent in respect of any Periodic Payments, (ii)
that becomes an REO Loan, (iii) that has been modified by the Special Servicer to reduce the amount of any Periodic Payment (other than a Balloon Payment),
(iv) with respect to which a receiver is appointed and continues in such capacity in respect of the related Mortgaged Property, (v) with respect to which a Mortgagor declares bankruptcy or with respect to which the related Mortgagor is subject to a bankruptcy proceeding, (vi) with respect to which any Balloon
Payment on such Mortgage Loan (other than the 11 Madison Avenue Loan) has not been paid by its scheduled maturity date, unless the Master Servicer has, on or prior to 60 days following the Stated Maturity Date, received written evidence from an institutional lender of such lender's binding commitment to refinance such Mortgage Loan within 120 days after the Due Date of such Balloon Payment
(provided that if such refinancing does not occur during such time specified in the commitment, the related Mortgage Loan (other than the 11 Madison Avenue
Loan) will immediately become a Required Appraisal Mortgage Loan) or (vii) that is outstanding 60 days after the third anniversary of an extension of its Stated
Maturity Date; provided, however, that a Required Appraisal Mortgage Loan will cease to be a Required Appraisal Mortgage Loan;

         (a) with respect to the circumstances described in clauses (i) and
(iii) above, when the related Mortgagor has made three consecutive full and timely Periodic Payments under the terms of such Mortgage Loan (other than the
11 Madison Avenue Loan) (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related Mortgagor or by reason of a modification, waiver or amendment granted or agreed to by the
Special Servicer pursuant to Section 3.20); and

         (b) with respect to the circumstances described in clauses (iv), (v)
and (vi) above, when such circumstances cease to exist in the good faith reasonable judgment of the Special Servicer and in accordance with the Servicing
Standard, but, with respect to any bankruptcy or insolvency proceedings described in clauses (iv) and (v), no later than the entry of an order or decree dismissing such proceeding, and with respect to the circumstances described in clause (vi) above, no later than the date that the Special Servicer agrees to an extension pursuant to Section 3.20 hereof;

         so long as at that time no circumstance identified in clauses (i)
through (vi) above exists that would cause the Mortgage Loan (other than the 11
Madison Avenue Loan) to continue to be characterized as a Required Appraisal
Mortgage Loan.

         "Required Appraisal Value": An amount equal to 90% of the Appraised
Value (net of any prior liens and estimated liquidation expenses and any other downward adjustments the Special Servicer may deem appropriate (without implying any obligation to do so) based

                                      -77-

upon its review of the Appraisal and such other information as the Special
Servicer may deem appropriate) of the Mortgaged Property related to the subject
Required Appraisal Mortgage Loan as determined by a Required Appraisal or letter update or internal valuation, if applicable, and provided further that for purposes of determining any Appraisal Reduction Amount in respect of such
Required Appraisal Mortgage Loan, such Appraisal Reduction Amount shall be amended annually to reflect the Required Appraisal Value determined pursuant to any Required Appraisal or letter update or internal valuation, if applicable, of a Required Appraisal conducted subsequent to the original Required Appraisal performed pursuant to Section 3.09(a).

         "Reserve Account": The account or accounts created and maintained pursuant to Section 3.03(f).

         "Reserve Funds": With respect to any Mortgage Loan, any amounts delivered by the related Mortgagor to be held in escrow by or on behalf of the mortgagee representing reserves for environmental remediation, repairs, capital improvements, tenant improvements and/or leasing commissions with respect to the related Mortgaged Property.

         "Residual Certificate": A Class R-I Certificate or Class R-II
Certificate.

         "Responsible Officer": When used with respect to (i) the initial
Trustee, any officer or assistant officer in the Global Securitization Trust
Services Group of the Corporate Trust Office of the initial Trustee, and (ii)
any successor trustee, any officer or assistant officer in the corporate trust department of the successor trustee, or any other officer or assistant officer of the successor trustee customarily performing functions similar to those performed by any of the above designated officers to whom a particular matter is referred by the successor trustee because of such officer's knowledge of and familiarity with the particular subject.

         "Restricted Servicer Reports": Each of the CMSA Servicer Watchlist,
CMSA Operating Statement Analysis, CMSA NOI Adjustment Worksheet and CMSA
Comparative Financial Status Report. If a Restricted Servicer Report is filed with the Commission, it shall thereafter be an Unrestricted Servicer Report.

         "S&P": Standard & Poor's Ratings Services, a division of The
McGraw-Hill Companies, Inc., or its successor in interest. If neither such
Rating Agency nor any successor remains in existence, "S&P" shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person designated by the Depositor, notice of which designation shall be given to the Trustee, the Paying Agent, the Master Servicer and the Special
Servicer, and specific ratings of S&P herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

         "Sarbanes-Oxley Act": The Sarbanes-Oxley Act of 2002.

         "Scheduled Payment": With respect to any Mortgage Loan, for any Due
Date following the Cut-Off Date as of which it is outstanding, the scheduled
Periodic Payment of principal and interest (other than Additional Interest) on such Mortgage Loan that is or would be, as the case may be, payable by the related Mortgagor on such Due Date under the terms of the related Mortgage Note as in effect on the Closing Date, without regard to any subsequent change

                                      -78-

in or modification of such terms in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Special Servicer pursuant to Section 3.20 or acceleration of principal by reason of default, and assuming that each prior Scheduled Payment has been made in a timely manner.

         "Securities Act": The Securities Act of 1933, as amended.

         "Senior Certificate": Any Class A-1, Class A-2, Class A-3, Class A-4,
Class A-1A, or Class X Certificate.

         "Senior Loans": With respect to any Pari Passu Mortgage Loan, such Pari
Passu Mortgage Loan collectively with the related Pari Passu Companion Loans.

         "Sequential Pay Certificates": Any Class A-1, Class A-2, Class A-3,
Class A-4, Class A-1A, Class B, Class C, Class D, Class E, Class F, Class G,
Class H, Class J, Class K, Class L, Class M, Class N, Class O or Class P
Certificate.

         "Servicer Fee Amount": With respect to each Sub-Servicer and any date of determination, the aggregate of the products obtained by multiplying, for each Mortgage Loan serviced by such Sub-Servicer, (a) the Stated Principal
Balance of such Mortgage Loan as of the end of the immediately preceding
Collection Period and (b) the servicing fee rate specified in the related
Sub-Servicing Agreement for such Mortgage Loan. With respect to the Master
Servicer and any date of determination, the aggregate of the products obtained by multiplying, for each Mortgage Loan (a) the Stated Principal Balance of such
Mortgage Loan as of the end of the immediately preceding Collection Period and
(b) the difference between the Master Servicing Fee Rate for such Mortgage Loan over the servicing fee rate (if any) applicable to such Mortgage Loan as specified in any Sub-Servicing Agreement related to such Mortgage Loan.

         "Servicer Reports": Any of the Restricted Servicer Reports, the
Unrestricted Servicer Reports, the CMSA Loan Setup File, the CMSA Loan Periodic
Update File, the CMSA Financial File, CMSA Property File, the Monthly Additional
Report on Recoveries and Reimbursements and a report reconciling Penalty
Interest and late payment charges collected with interest on Advances and
Additional Trust Fund Expenses.

         "Servicing Account": The account or accounts created and maintained pursuant to Section 3.03(a).

         "Servicing Advances": All customary, reasonable and necessary "out of pocket" costs and expenses incurred by or on behalf of the Master Servicer, the
Special Servicer, the Trustee or the Fiscal Agent in connection with the servicing of a Mortgage Loan or a Companion Loan (other than the 2004-C10
Serviced Mortgage Loan and its related Companion Loans), or in connection with the administration of any related REO Property, including, but not limited to, the cost of (a) compliance with the obligations of the Master Servicer and the
Special Servicer, if any, set forth in Section 3.02 and Section 3.03(c), (b) the preservation, insurance, restoration, protection and management of a Mortgaged
Property, including the cost of any "forced placed" insurance policy purchased by the Master Servicer to the extent such cost is allocable to a

                                      -79-

particular Mortgaged Property that the Master Servicer or the Special Servicer is required to cause to be insured pursuant to Section 3.07(a), (c) obtaining any Insurance Proceeds or any Liquidation Proceeds of the nature described in clauses (i) through (v) of the definition of "Liquidation Proceeds," (d) any enforcement or judicial proceedings with respect to a Mortgaged Property, including, without limitation, foreclosures, (e) any Required Appraisal or other appraisal expressly required or permitted to be obtained hereunder, (f) the operation, management, maintenance and liquidation of any REO Property, including, without limitation, appraisals and compliance with Section 3.16(a)
(to the extent not covered by available funds in the REO Account) and Section
3.20(h) (to the extent not paid by the related Mortgagor) and (g) compliance with the obligations of the Master Servicer or the Trustee set forth in Section
2.03(a) or (b). Notwithstanding anything to the contrary, "Servicing Advances"
shall not include allocable overhead of the Master Servicer or the Special
Servicer, such as costs for office space, office equipment, supplies and related expenses, employee salaries and related expenses and similar internal costs and expenses or costs and expenses incurred by any such party in connection with its purchase of a Mortgage Loan or REO Property, or costs or expenses expressly required to be borne by the Master Servicer or Special Servicer without reimbursement pursuant to the terms of this Agreement.

         "Servicing Fees": With respect to each Mortgage Loan, Companion Loan and REO Loan, the Master Servicing Fee and the Special Servicing Fee.

         "Servicing File": Any documents, certificates, opinions and reports
(other than documents required to be part of the related Mortgage File)
delivered by the related Mortgagor in connection with, or relating to the origination and servicing of any Mortgage Loan or Companion Loan which are reasonably required for the ongoing administration of the Mortgage Loan and the
Companion Loan, including management agreements, cash management agreements, lockbox agreements, franchise agreements, franchise comfort letters (and evidence of required notification of transfer), appraisals, surveys, engineering reports, environmental reports, operation and maintenance (O&M) plans, financial statements, leases, rent rolls and tenant estoppels.

         "Servicing Officer": Any officer or employee of the Master Servicer or the Special Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans, whose name and specimen signature appear on a list of servicing officers furnished by such party to the Trustee and the
Depositor on the Closing Date, as such list may be amended from time to time.

         "Servicing-Released Bid": As defined in Section 7.01(c).

         "Servicing-Retained Bid": As defined in Section 7.01(c).

         "Servicing Standard": With respect to the Master Servicer or the
Special Servicer, as applicable, the servicing and administration of the
Mortgage Loans and Companion Loans (other than the 2004-C10 Serviced Mortgage
Loan and its related Companion Loans) for which it is responsible hereunder (a)
in the same manner in which, and with the same care, skill, prudence and diligence with which, the Master Servicer or the Special Servicer, as the case may be, generally services and administers similar mortgage loans with similar borrowers (i) for other

                                      -80-

third-parties, giving due consideration to customary and usual standards of practice of prudent institutional commercial mortgage lenders servicing their own loans or (ii) held in its own portfolio, whichever standard is higher, (b)
with a view to the maximization of the recovery on such Mortgage Loan on a net present value basis and the best interests of the Certificateholders and the
Trust Fund or, if a Loan Pair (other than that related to the 2004-C10 Serviced
Mortgage Loan) is involved, with a view towards the maximization of recovery on such Loan Pair and the Certificateholders and the related Companion Holder and the Trust Fund (as a collective whole, taking into account that the Subordinate
Companion Loans are subordinate to the related Co-Lender Loans to the extent set forth in the related Intercreditor Agreement), and (c) without regard to (i) any relationship that the Master Servicer or the Special Servicer, as the case may be, or any Affiliate thereof may have with the related Mortgagor, the Depositor, any Mortgage Loan Seller or any other party to the transaction or any Affiliate thereof; (ii) the ownership of any Certificate or Companion Loan by the Master
Servicer or the Special Servicer, as the case may be, or by any Affiliate thereof; (iii) the right of the Master Servicer or the Special Servicer, as the case may be, to receive compensation or other fees for its services rendered pursuant to this Agreement; (iv) the obligations of the Master Servicer to make
Advances; (v) the ownership, servicing or management by the Master Servicer or the Special Servicer or any Affiliate thereof for others of any other mortgage loans or mortgaged property; (vi) any obligation of the Master Servicer or any
Affiliate of the Master Servicer to repurchase or substitute a Mortgage Loan as a Mortgage Loan Seller; (vii) any obligation of the Master Servicer or any
Affiliate of the Master Servicer to cure a breach of a representation and warranty with respect to a Mortgage Loan; and (viii) any debt the Master
Servicer or Special Servicer or any Affiliate of either has extended to any
Mortgagor or any Affiliate of such Mortgagor.

         "Servicing Transfer Event": With respect to any Mortgage Loan, the occurrence of any of the events described in clauses (a) through (h) of the definition of "Specially Serviced Mortgage Loan".

         "Similar Law": As defined in Section 5.02(c).

         "Single Certificate": For purposes of Section 4.02, a hypothetical
Certificate of any Class of Regular Certificates evidencing a $1,000 denomination.

         "Special Reserve Account": As used herein, the Trustee may create a segregated custodial account or accounts pursuant to Section 2.02(d) in trust for the Certificateholders, which shall be entitled "LaSalle Bank National
Association, as Trustee, in trust for the registered holders of Wachovia Bank
Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series
2004-C14." Any such account will be an Eligible Account.

         "Special Servicer": Allied Capital Corporation, or any successor special servicer appointed as herein provided.

         "Special Servicing Fee": With respect to each Specially Serviced
Mortgage Loan and each REO Loan, the fee designated as such and payable to the
Special Servicer pursuant to the first paragraph of Section 3.11(c).

                                      -81-

         "Special Servicing Fee Rate": With respect to each Specially Serviced
Mortgage Loan and each REO Loan, .25% per annum.

         "Specially Serviced Mortgage Loan": Any Mortgage Loan or
Companion Loan (other than a 2004-C10 Serviced Mortgage Loan and its related
Companion Loans) as to which any of the following events have occurred:

         (a) the related Mortgagor shall have (i) failed to make when due any
Balloon Payment; provided, however, that if the Mortgagor continues to make its
Assumed Scheduled Payment and diligently pursues refinancing, a Servicing
Transfer Event shall not occur until 60 days following such default (or, if the
Mortgagor has produced a written refinancing commitment that is reasonably acceptable to the Special Servicer and the Controlling Class Representative has
given its consent (which consent shall be deemed denied if not granted within 10
Business Days), 120 days following such default); or (ii) failed to make when due any Periodic Payment (other than a Balloon Payment), and such failure has continued unremedied for 60 days, unless with respect to the Park Place Mall
Loan only, the Class PP Controlling Holder has cured such delinquency pursuant to the Park Place Mall Intercreditor Agreement; or

         (b) the Master Servicer or Special Servicer (in the case of the Special
Servicer, with the consent of the Controlling Class Representative (or with respect to the Park Place Mall Whole Loan, the Park Place Mall Representative))
shall have determined (with written notice of any such determination by the
Special Servicer to be promptly given by the Special Servicer to the Master
Servicer), in its good faith reasonable judgment, and in accordance with the
Servicing Standard, based on communications with the related Mortgagor, that a default in making a Periodic Payment (including a Balloon Payment) is likely to occur and is likely to remain unremedied for at least 60 days; or

         (c) there shall have occurred a default (other than as described in clause (a) above) that the Master Servicer or the Special Servicer (in the case of the Special Servicer, with the consent of the Controlling Class
Representative (or with respect to the Park Place Mall Whole Loan, the Park
Place Mall Representative)) shall have determined (with written notice of any such determination by the Special Servicer to be promptly given by the Special
Servicer to the Master Servicer), in its good faith and reasonable judgment, and in accordance with the Servicing Standard, materially impairs the value of the
Mortgaged Property as security for the Mortgage Loan and, if applicable,
Companion Loan, or otherwise materially adversely affects the interests of
Certificateholders and that continues unremedied beyond the applicable grace period under the terms of the Mortgage Loan (or, if no grace period is specified, for 60 days, provided, that a default that gives rise to an acceleration right without any grace period shall be deemed to have a grace period equal to zero); provided, however, that, in the event the Special
Servicer with the consent of the Controlling Class Representative (or in the case of the Park Place Mall Whole Loan, the Park Place Mall Representative)
determines that the related Mortgagor does not need to maintain terrorism insurance as provided in Section 3.07(a), no default related to the failure to obtain such insurance shall be deemed to be outstanding for purposes of this clause(c); or

         (d) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state

                                      -82-

bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the related
Mortgagor; provided that, if such decree or order is discharged, dismissed or stayed within 60 days it shall not be a Specially Serviced Mortgage Loan (and no
Special Servicing Fees shall be payable); or

         (e) the related Mortgagor shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such Mortgagor or of or relating to all or substantially all of its property; or

         (f) the related Mortgagor shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency, bankruptcy or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

         (g) the Master Servicer shall have force placed insurance against damages or losses arising from acts of terrorism due to the failure of the related Mortgagor to maintain or cause such insurance to be maintained and (1)
subsequent to such force placement such Mortgagor fails to maintain or cause to be maintained insurance coverage against damages or losses arising from acts of terrorism for a period of 60 days (or such shorter time period as the
Controlling Class Representative (or in the case of the Park Place Mall Whole
Loan, the Park Place Mall Representative) may consent to)) or (2) the Master
Servicer fails to have been reimbursed for any Servicing Advances made in connection with the force placement of such insurance coverage within 60 days
(unless the circumstances giving rise to such forced placement of such insurance coverage have otherwise been cured and the Master Servicer has been reimbursed for any Servicing Advances made in connection with the forced placement of such insurance coverage); or

         (h) the Master Servicer shall have received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged
Property;

provided, however, that a Companion Loan shall be deemed to be a Specially
Serviced Mortgage Loan if the related Co-Lender Loan becomes a Specially
Serviced Mortgage Loan and a Co-Lender Loan shall be deemed to be a Specially
Serviced Mortgage Loan if the related Companion Loan becomes a Specially
Serviced Mortgage Loan; provided, further, however that a Mortgage Loan or
Companion Loan will cease to be a Specially Serviced Mortgage Loan:

         (i) with respect to the circumstances described in clause (a) above, when the related Mortgagor has made three consecutive full and timely
    Periodic Payments under the terms of such Mortgage Loan or Companion Loan
    (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related Mortgagor or by reason of a modification, waiver or amendment granted or agreed to by the Special
    Servicer pursuant to Section 3.20);

                                      -83-

         (ii) with respect to the circumstances described in clauses (b), (d),
    (e) and (f) above, when such circumstances cease to exist in the good faith reasonable judgment of the Special Servicer and in accordance with the
    Servicing Standard, but, with respect to any bankruptcy or insolvency proceedings described in clauses (d), (e) and (f), no later than the entry of an order or decree dismissing such proceeding;

         (iii) with respect to the circumstances described in clause (c) and (g)
    above, when such default is cured; and

         (iv) with respect to the circumstances described in clause (h) above, when such proceedings are terminated;

so long as at that time no circumstance identified in clauses (a) through (h)
above exists that would cause the Mortgage Loan (or, with respect to a Co-Lender
Loan, the related Companion Loan, or, with respect to a Companion Loan, the related Co-Lender Loan) to continue to be characterized as a Specially Serviced
Mortgage Loan and provided no additional default is foreseeable in the reasonable good faith judgment of the Special Servicer.

         "Startup Day": With respect to the Loan REMIC, REMIC I and REMIC II, the day designated as such in Section 10.01(c).

         "State and Local Taxes": Taxes imposed by the States of New York,
Illinois and North Carolina and by any other state or local taxing authorities, provided that such states and such other state and local taxing authorities, by notice to the Trustee, assert jurisdiction over the trust fund or any portion thereof, or which, according to an Opinion of Counsel addressed to the Trustee, have such jurisdiction.

         "Stated Maturity Date": With respect to any Mortgage Loan, the Due Date specified in the Mortgage Note (as in effect on the Closing Date) on which the last payment of principal is due and payable under the terms of the Mortgage
Note (as in effect on the Closing Date), without regard to any change in or modification of such terms in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such
Mortgage Loan granted or agreed to by the Special Servicer pursuant to Section
3.20 and, in the case of an ARD Loan, without regard to its Anticipated
Repayment Date.

         "Stated Principal Balance": With respect to any Mortgage Loan, as of any date of determination, an amount (which amount shall not be less than zero)
equal to (x) the Cut-Off Date Balance of such Mortgage Loan (or, in the case of a Qualified Substitute Mortgage Loan, the unpaid principal balance after application of all principal payments due on or before the related date of substitution, whether or not received), plus (y) any Mortgage Deferred Interest added to the principal balance of such Mortgage Loan on or before the end of the immediately preceding Collection Period minus (z) the sum of:

         (i)       the principal portion of each Periodic Payment due on such
                   Mortgage Loan after the Cut-Off Date or the related date of substitution, as the case may be, to the extent received from the Mortgagor or advanced by the

                                      -84-

                   2004-C10 Master Servicer, the 2004-C10 Trustee, the Master
                   Servicer, the Trustee or the Fiscal Agent and distributed to
                   Certificateholders on or before such date of determination;

         (ii)      all Principal Prepayments received with respect to such
                   Mortgage Loan after the Cut-Off Date or the related date of substitution, as the case may be, to the extent distributed to Certificateholders on or before such date of
                   determination;

         (iii)     the principal portion of all Insurance Proceeds and
                   Liquidation Proceeds received with respect to such Mortgage
                   Loan after the Cut-Off Date or the related date of
                   substitution, as the case may be, to the extent distributed to Certificateholders on or before such date of
                   determination;

         (iv)      the principal portion of any Realized Loss incurred in
                   respect of such Mortgage Loan during the related Collection
                   Period; and

         (v)       any amount of reduction in the outstanding principal balance of such Mortgage Loan resulting from a Deficient Valuation that occurred prior to the end of the Collection Period for the most recent Distribution Date.

         With respect to any REO Loan, as of any date of determination, an amount equal to (x) the Stated Principal Balance of the predecessor Mortgage
Loan as of the date of the related REO Acquisition, minus (y) the sum of:

         (A)       the principal portion of any P&I Advance made with respect to the predecessor Mortgage Loan on or after the date of the
                   related REO Acquisition, to the extent distributed to
                   Certificateholders on or before such date of determination;
                   and

         (B)       the principal portion of all Insurance Proceeds, Liquidation
                   Proceeds and REO Revenues received with respect to such REO
                   Loan, to the extent distributed to Certificateholders on or before such date of determination.

         A Mortgage Loan or an REO Loan shall be deemed to be part of the Trust
Fund and to have an outstanding Stated Principal Balance until the Distribution
Date on which the payments or other proceeds, if any, received in connection with a Liquidation Event in respect thereof are to be (or, if no such payments or other proceeds are received in connection with such Liquidation Event, would have been) distributed to Certificateholders. In addition, to the extent that principal from general collections is used to reimburse Nonrecoverable Advances or Workout-Delayed Reimbursement Amounts pursuant to Section 3.05(a)(vii) hereof and such amount has not been included as part of the Principal Distribution
Amount, such amount shall nevertheless be deemed to be part of the Principal
Distribution Amount for purposes of clauses (i), (ii) and (iii) above.
Notwithstanding the foregoing, if any Mortgage Loan is paid in full, liquidated or otherwise removed from the Trust Fund, commencing as of the first
Distribution Date following the Collection Period during which such event occurred, the Stated Principal Balance of such Mortgage Loan will be zero.

                                      -85-

         With respect to any Companion Loan (other than the Park Place Mall
Subordinate Companion Loan) on any date of determination, the Stated Principal
Balance shall equal the unpaid principal balance of such Companion Loan.

         "Subordinate Companion Holder": Each of the Park Place Mall Companion
Holder, the Pointe West Companion Holder, and the holders of the 11 Madison
Avenue Subordinate Companion Loans.

         "Subordinate Companion Loan": Each of the Park Place Mall Subordinate
Companion Loan, the Pointe West Subordinate Companion Loan and the 11 Madison
Avenue Subordinate Companion Loan.

         "Subordinated Certificate": Any Class B, Class C, Class D, Class E,
Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O,
Class P, Class R-I or Class R-II Certificate.

         "Sub-Servicer": Any Person with which the Master Servicer or the
Special Servicer has entered into a Sub-Servicing Agreement.

         "Sub-Servicing Agreement": The written contract between the Master
Servicer or the Special Servicer, on the one hand, and any Sub-Servicer, on the other hand, relating to servicing and administration of Mortgage Loans as provided in Section 3.22.

         "Substitution Shortfall Amount": With respect to a substitution pursuant to Section 2.03(a) hereof, an amount equal to the excess, if any, of the Purchase Price of the Mortgage Loan being replaced calculated as of the date of substitution over the Stated Principal Balance of the related Qualified
Substitute Mortgage Loan as of the date of substitution. In the event that one or more Qualified Substitute Mortgage Loans are substituted (at the same time)
for one or more deleted Mortgage Loans, the Substitution Shortfall Amount shall be determined as provided in the preceding sentence on the basis of the aggregate Purchase Prices of the Mortgage Loan or Mortgage Loans being replaced and the aggregate Stated Principal Balances of the related Qualified Substitute
Mortgage Loan or Mortgage Loans.

         "Successful Bidder": As defined in Section 7.01(c).

         "Tax Matters Person": With respect to the Loan REMIC, REMIC I and REMIC
II, the Person designated as the "tax matters person" of such REMIC in the manner provided under Treasury Regulations Section 1.860F-4(d) and Temporary
Treasury Regulations Section 301.6231(a)(7)-1T, which Person shall be the applicable Plurality Residual Certificateholder.

         "Tax Returns": The federal income tax returns on Internal Revenue
Service Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income
Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest
Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of the Loan REMIC, REMIC I and REMIC II due to its classification as a REMIC under the REMIC Provisions, and the federal income tax return to be filed on behalf of the Grantor Trust due to its classification as a grantor trust under the Grantor Trust Provisions, together with any and all other information, reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal

                                      -86-

Revenue Service under any applicable provisions of federal tax law or any other governmental taxing authority under applicable State and Local Tax laws.

         "Transfer": Any direct or indirect transfer, sale, pledge, hypothecation, or other form of assignment of any Ownership Interest in a
Certificate.

         "Transferee": Any Person who is acquiring by Transfer any Ownership
Interest in a Certificate.

         "Transferor": Any Person who is disposing by Transfer any Ownership
Interest in a Certificate.

         "Trust Fund": Collectively, (i) all of the assets of the Loan REMIC,
REMIC I and REMIC II, and (ii) the Grantor Trust Assets.

         "Trustee": LaSalle Bank National Association, its successor in interest, or any successor trustee appointed as herein provided.

         "Trustee Fee": With respect to each Mortgage Loan (excluding the Park
Place Mall Subordinate Companion Loan) and REO Loan for any Distribution Date,
an amount equal to one month's interest for the most recently ended calendar month (calculated on a 30/360 Basis), accrued at the Trustee Fee Rate on the
Stated Principal Balance of such Mortgage Loan or REO Loan, as the case may be, outstanding immediately following the prior Distribution Date (or, in the case of the initial Distribution Date, as of the Closing Date).

         "Trustee Fee Rate": .0021% per annum.

         "UCC": The Uniform Commercial Code in effect in the applicable jurisdiction.

         "UCC Financing Statement": A financing statement executed and filed pursuant to the Uniform Commercial Code, as in effect in any relevant jurisdiction.

         "Underwriter": Each of Wachovia Capital Markets LLC, Goldman, Sachs &
Co. and Greenwich Capital Markets, Inc., in each case, or its successor in interest.

         "United States Person": A citizen or resident of the United States, a corporation or partnership (including an entity treated as a corporation or partnership for federal income tax purposes) created or organized in, or under the laws of, the United States, any State thereof or the District of Columbia unless in the case of a partnership, Treasury Regulations are adopted that provide otherwise, an estate whose income is includable in gross income for
United States federal income tax purposes regardless of its source or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust, and one or more United States Persons have the authority to control all substantial decisions of the trust, all within the meaning of Section 7701(a)(30) of the Code (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20,1996, that are eligible to elect to be treated as United States Persons).

                                      -87-

         "Unliquidated Advance": Any Advance previously made by a party hereto that has been previously reimbursed, as between the Person that made the Advance hereunder, on the one hand, and the Trust Fund, on the other, as part of a
Workout-Delayed Reimbursement Amount pursuant to subsections (ii) and (vi) of
Section 3.05(a) but that has not been recovered from the Mortgagor or otherwise from collections on or the proceeds of the Mortgage Loan or REO Property in respect of which the Advance was made.

         "Unrestricted Servicer Reports": Each of the CMSA Delinquent Loan
Status Report, CMSA Historical Loan Modification and Corrected Mortgage Loan
Report, CMSA Loan Level Reserve/LOC Report, CMSA Historical Liquidation Report
CMSA REO Status Report and the Monthly Additional Report on Recoveries and
Reimbursements.

         "USAP": The Uniform Single Attestation Program for Mortgage Bankers.

         "Voting Rights": The portion of the voting rights of all of the
Certificates which is allocated to any Certificate. At all times during the term of this Agreement, 100% of the Voting Rights shall be allocated among the
Holders of the Regular Certificates. Ninety-six percent (96%) of the Voting
Rights shall be allocated among the Class A-1, Class A-2, Class A-3, Class A-4,
Class A-1A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class
J, Class K, Class L, Class M, Class N, Class O, and Class P Certificates in
proportion to the respective Class Principal Balances of their Certificates
(which proportion shall be calculated as equal to the product of 96% and a fraction, the numerator of which is equal to the aggregate Certificate Balance of the related Class of Certificates (adjusted as provided in the immediately succeeding provisos) and the denominator of which is equal to the aggregate
Certificate Balances of all Classes of Certificates referenced above, determined as of the Distribution Date immediately preceding such time); provided that, solely for the purpose of determining the Voting Rights of the Classes of
Sequential Pay Certificates, the aggregate Appraisal Reduction Amount
(determined as set forth herein) shall be treated as Realized Losses with respect to the calculation of the Certificate Principal Balances thereof;
provided, further, however, that the aggregate Appraisal Reduction Amount shall not reduce the Class Principal Balance of any Class for purposes of determining the Controlling Class, the Controlling Class Representative or the Majority
Subordinate Certificateholder. Four percent (4%) in the aggregate of the Voting
Rights shall be allocated to the Class X Certificates (allocated, pro rata, between the Class X-C and Class X-P Certificates based upon their Notional
Amounts). The Class Z, the Class MAD, the Class PP and the Residual Certificates
shall have no voting rights. Voting Rights allocated to a Class of
Certificateholders shall be allocated among such Certificateholders in standard proportion to the Percentage Interests evidenced by their respective
Certificates. In addition, if either the Master Servicer or the Special Servicer is the holder of any Certificate, neither of the Master Servicer or Special
Servicer, in its capacity as a Certificateholder, shall have Voting Rights with respect to matters concerning compensation affecting the Master Servicer or the
Special Servicer.

         "Wachovia": Wachovia Bank, National Association or its successor in interest.

         "Wachovia Mortgage Loan Purchase Agreement": That certain mortgage loan purchase agreement, dated as of August 1, 2004 between the Depositor and
Wachovia and relating to the transfer of the Wachovia Mortgage Loans to the
Depositor.

                                      -88-

         "Wachovia Mortgage Loans": Each of the Mortgage Loans transferred and assigned to the Depositor pursuant to the Wachovia Mortgage Loan Purchase
Agreement.

         "Weighted Average Net Mortgage Rate": With respect to any Distribution
Date, the rate per annum equal to the weighted average, expressed as a percentage and rounded to six decimal places, of the respective Net Mortgage
Rates applicable to the Mortgage Loans (excluding the applicable interest rate and Component Principal Balance of the 11 Madison Avenue Non-Pooled Component
and the Park Place Mall Subordinate Companion Loan) as of the first day of the related Collection Period, weighted on the basis of their respective Stated
Principal Balances (excluding the Component Principal Balance of the 11 Madison
Avenue Non-Pooled Component with respect to the 11 Madison Avenue Loan and the
Stated Principal Balance of the Park Place Mall Subordinate Companion Loan)
immediately following the preceding Distribution Date.

         "Workout-Delayed Reimbursement Amounts": With respect to any Mortgage
Loan, the amount of any Advance made with respect to such Mortgage Loan on or before the date such Mortgage Loan becomes (or, but for the making of three
Monthly Payments under its modified terms, would then constitute) a Corrected
Mortgage Loan, together with (to the extent accrued and unpaid) interest on such
Advances, to the extent that (i) such Advance (and any interest thereon) is not reimbursed to the Person who made such Advance on or before the date, if any, on which such Mortgage Loan becomes a Corrected Mortgage Loan and (ii) the amount of such Advance (and any interest thereon) becomes an obligation of the
Mortgagor to pay such amount over a period of time rather than immediately or on the next Due Date under the terms of the modified loan documents

         "Workout Fee": With respect to each Corrected Mortgage Loan, the fee designated as such and payable to the Special Servicer pursuant to the second paragraph of Section 3.11(c).

         "Workout Fee Rate": With respect to each Corrected Mortgage Loan,1%.

         "Yield Maintenance Charge": Payments paid or payable, as the context requires, on a Mortgage Loan as the result of a Principal Prepayment thereon, not otherwise due thereon in respect of principal or interest, which have been calculated (based on Scheduled Payments on such Mortgage Loan) to compensate the holder for reinvestment losses based on the value of an interest rate index at or near the time of prepayment. Any other prepayment premiums, penalties and fees not so calculated will not be considered "Yield Maintenance Charges." In the event that a Yield Maintenance Charge shall become due for any particular
Mortgage Loan, the Master Servicer shall be required to follow the terms and provisions contained in the applicable Mortgage Note, provided, however, in the event the particular Mortgage Note shall not specify the U.S. Treasuries which shall be used in determining the discount rate or the reinvestment yield to be applied in such calculation, the Master Servicer shall be required to use those
U.S. Treasuries having maturity dates most closely approximating the maturity of such Mortgage Loan. Accordingly if either no U.S. Treasury issue, or more than one U.S. Treasury issue, shall coincide with the term over which the Yield
Maintenance Charge shall be calculated (which depending on the applicable
Mortgage Note is based on the remaining average life of the Mortgage Loan or the actual term remaining through the Maturity Date), the Master Servicer

                                      -89-

shall use the U.S. Treasury whose reinvestment yield is the lowest, with such yield being based on the bid price for such issue as published in The Wall
Street Journal on the date that is fourteen (14) days prior to the date that the
Yield Maintenance Charge shall become due and payable (or, if such bid price is not published on that date, the next preceding date on which such bid price is so published) and converted to a monthly compounded nominal yield. The monthly compounded nominal yield ("MEY") is derived from the reinvestment yield or discount rate and shall be defined as MEY = (12X {(1+"BEY"/2)^1/6}-1) where BEY is defined as the U.S. Treasury Reinvestment Yield which is in decimal form and not in percentage, and 1/6 is the exponential power to which a portion of the equation is raised. For example, using a BEY of 5.50%, the MEY = (12 X {(1+
..055/2)^0.16667}-1) where .055 is the decimal version of the percentage 5.5% and
0.16667 is the decimal version of the exponential power. The MEY in the above calculation is 5.44%.

                                   ARTICLE II

CONVEYANCE OF MORTGAGE LOANS; REPRESENTATIONS AND WARRANTIES; ORIGINAL ISSUANCE
OF CERTIFICATES

    Section 2.01. Conveyance of Mortgage Loans.

         (a) The Depositor, concurrently with the execution and delivery hereof, does hereby assign, sell, transfer, set over and otherwise convey to the
Trustee, in trust, without recourse, for the benefit of the Certificateholders
(and for the benefit of the other parties to this Agreement as their respective interests may appear) all the right, title and interest of the Depositor, in, to and under (i) the Mortgage Loans and all documents included in the related
Mortgage Files and Servicing Files, (ii) the rights of the Depositor under
Sections 2, 3, 5, 6,7, 8, 9, 11, 12, 16, 17, 18 and 19 of each of the Mortgage
Loan Purchase Agreements, (iii) all other assets included or to be included in the Trust Fund. Such assignment includes all interest and principal received or receivable on or with respect to the Mortgage Loans and due after the Cut-Off
Date. The transfer of the Mortgage Loans and the related rights and property accomplished hereby is absolute and, notwithstanding Section 11.07, is intended by the parties to constitute a sale.

         (b) In connection with the Depositor's assignment pursuant to Section
2.01(a) above the Depositor shall direct, and hereby represents and warrants that it has directed, each Mortgage Loan Seller pursuant to the applicable
Mortgage Loan Purchase Agreement, to deliver to and deposit with, or cause to be delivered to and deposited with, the Trustee or a Custodian appointed thereby
(with a copy to the Master Servicer and Special Servicer), on or before the
Closing Date, the Mortgage File for each Mortgage Loan so assigned and the
Servicing File to the Master Servicer; provided that, with respect to the Park
Place Mall Subordinate Companion Loan, only the documents and instruments described in clause (i) of the definition of Mortgage File shall be delivered to the Trustee and the remaining documents and instruments in the related Mortgage
File will be delivered in connection with the Park Place Mall Loan. The Special
Servicer may request the Master Servicer to deliver a copy of the Servicing File for any Mortgage Loan (other than a Specially Serviced Mortgage Loan, which will not be at the expense of the Special Servicer) at the expense of the Special
Servicer. None of the Trustee, any Custodian, the Master Servicer or the Special
Servicer shall be liable for any failure by any

                                      -90-

Mortgage Loan Seller or the Depositor to comply with the document delivery requirements of the applicable Mortgage Loan Purchase Agreement and this Section
2.01(b).

         (c) If any Mortgage Loan Seller cannot deliver, or cause to be delivered, on the Closing Date, as to any Mortgage Loan (other than the Park
Place Mall Subordinate Companion Loan), any of the documents and/or instruments referred to in clauses (ii), (iii), (vi) (if recorded) and (viii) of the definition of "Mortgage File," with evidence of recording thereon, solely because of a delay caused by the public recording office where such document or instrument has been delivered for recordation, the delivery requirements of the related Mortgage Loan Purchase Agreement and Section 2.01(b) shall be deemed to have been satisfied as to such non-delivered document or instrument, and such non-delivered document or instrument shall be deemed to have been included in the Mortgage File, provided that a photocopy of such non-delivered document or instrument (certified by the applicable Mortgage Loan Seller to be a true and complete copy of the original thereof submitted for recording) is delivered to the Trustee or a Custodian appointed thereby on or before the Closing Date, and either the original of such non-delivered document or instrument, or a photocopy thereof, with evidence of recording thereon, is delivered to the Trustee or such
Custodian within 120 days of the Closing Date (or within such longer period after the Closing Date as the Trustee may consent to, which consent shall not be unreasonably withheld so long as the applicable Mortgage Loan Seller is, in good faith, attempting to obtain from the appropriate county recorder's office such original or photocopy). If the applicable Mortgage Loan Seller cannot deliver, or cause to be delivered, as to any Mortgage Loan (other than the Park Place
Mall Subordinate Companion Loan), any of the documents and/or instruments referred to in clauses (ii), (iii), (vi) (if recorded) and (viii) of the definition of "Mortgage File" (or, with respect to the 2004-C10 Serviced
Mortgage Loan, a photocopy thereof), with evidence of recording thereon, for any other reason, including, without limitation, that such non-delivered document or instrument has been lost, the delivery requirements of the applicable Mortgage
Loan Purchase Agreement and Section 2.01(b) shall be deemed to have been satisfied as to such non-delivered document or instrument and such non-delivered document or instrument shall be deemed to have been included in the Mortgage
File, provided that a photocopy of such non-delivered document or instrument
(with evidence of recording thereon) is delivered to the Trustee or a Custodian appointed thereby on or before the Closing Date.

         If, on the Closing Date as to any Mortgage Loan, the applicable
Mortgage Loan Seller does not deliver in complete and recordable form any one of the assignments in favor of the Trustee referred to in clause (iv) or (v) of the definition of "Mortgage File" (or, with respect to the 2004-C10 Serviced
Mortgage Loan, a photocopy thereof), the applicable Mortgage Loan Seller may provisionally satisfy the delivery requirements of the related Mortgage Loan
Purchase Agreement and Section 2.01(b) by delivering with respect to such
Mortgage Loan on the Closing Date an omnibus assignment of such Mortgage Loan;
provided that all required original assignments with respect to such Mortgage
Loan in fully complete and recordable form shall be delivered to the Trustee or its Custodian within 120 days of the Closing Date (or within such longer period as the Trustee in its discretion may permit).

         (d) The Trustee shall, for a fee paid to the Trustee by the Depositor on the Closing Date as to each Mortgage Loan (other than the 2004-C10 Serviced
Mortgage Loan), promptly (and in any event within 90 days following the latest of (i) the Closing Date, (ii) the

                                      -91-

delivery of all assignments and UCC Financing Statements to the Trustee and
(iii) the date on which the Trustee receives, with respect to the original recorded or filed documents relating to such assignments and UCC Financing
Statements, all necessary recording and filing information required for the recording or filing of such assignments and UCC Financing Statements) cause to be submitted for recording or filing, as the case may be, in the appropriate public office for real property records or UCC Financing Statements, as appropriate and to the extent timely delivered to the Trustee in final, recordable form, each assignment of Mortgage, assignment of Assignment of Leases and any other recordable documents (to the extent the Trustee has actual knowledge that such documents are to be recorded) relating to each such Mortgage
Loan, in favor of the Trustee referred to in clause (iv)(a), (b) and (c), respectively, of the definition of "Mortgage File" and each UCC-2 and UCC-3 assignment in favor of the Trustee and so delivered to the Trustee and referred to in clause (viii) of the definition of "Mortgage File." The applicable
Mortgage Loan Seller shall reimburse the Trustee for all reasonable costs and expenses incurred for recording any documents described in clause (iv)(c) of the definition of "Mortgage File." Each such assignment, UCC-2 and UCC-3 shall reflect that the recorded original should be returned by the public recording office to the Trustee or its designee following recording, and each such UCC-2 and UCC-3 assignment shall reflect that the file copy thereof should be returned to the Trustee or its designee following filing; provided that in those instances where the public recording office retains the original assignment of
Mortgage or assignment of Assignment of Leases, the Trustee shall obtain therefrom a certified copy of the recorded original, at the expense of the
Depositor. If any such document or instrument is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, the Trustee shall direct the related Mortgage Loan Seller pursuant to the applicable Mortgage Loan
Purchase Agreement to promptly prepare or cause to be prepared a substitute therefor or cure such defect, as the case may be, and thereafter the Trustee shall upon receipt thereof cause the same to be duly recorded or filed, as appropriate. Upon request, the Trustee shall forward to the Master Servicer a copy of each of the aforementioned recorded assignments following the Trustee's receipt thereof, to the extent not previously provided.

         (e) All documents and records in the Servicing File in possession of the Depositor or the Mortgage Loan Sellers (except attorney client privileged communications and internal correspondence and credit analysis of the Mortgage
Loan Sellers) that relate to the Mortgage Loans (other than the 2004-C10
Serviced Mortgage Loan) and that are not required to be a part of a Mortgage
File in accordance with the definition thereof (including any original letters of credit), together with all Escrow Payments and Reserve Accounts in the possession thereof, shall be delivered to the Master Servicer or such other
Person as may be directed by the Master Servicer (at the expense of the applicable Mortgage Loan Seller) on or before the Closing Date and shall be held by the Master Servicer on behalf of the Trustee in trust for the benefit of the
Certificateholders; provided, however, the Master Servicer shall have no responsibility for holding documents created or maintained by the Special
Servicer hereunder and not delivered to the Master Servicer.

         (f) In connection with the Depositor's assignment pursuant to Section
2.01(a) above, the Depositor shall deliver to the Custodian and the Master
Servicer on or before the Closing Date and hereby represents and warrants that it has delivered a copy of a fully executed counterpart of each Mortgage Loan
Purchase Agreement, as in full force and effect on the Closing Date.

                                      -92-

    Section 2.02. Acceptance of the Trust Fund by Trustee.

         (a) The Trustee, by its execution and delivery of this Agreement, acknowledges receipt of the Depositor's assignment to it of the Depositor's right, title and interest in the assets that constitute the Trust Fund, and further acknowledges receipt by it or a Custodian on its behalf, subject to the provisos in the definition of "Mortgage File" and the provisions of Section 2.01 and subject to the further limitations on review provided for in Section 2.02(b)
and the exceptions noted on the schedule of exceptions of (i) the Mortgage File delivered to it for each Mortgage Loan and (ii) a copy of a fully executed counterpart of each Mortgage Loan Purchase Agreement, all in good faith and without notice of any adverse claim, and declares that it or a Custodian on its behalf holds and will hold such documents and the other documents received by it that constitute portions of the Mortgage Files, and that it holds and will hold the Mortgage Loans and other assets included in the Trust Fund, in trust for the exclusive use and benefit of all present and future Certificateholders and, with respect to any original document in the Mortgage File for a Loan Pair, any present or future Companion Holders. The Trustee hereby certifies to each of the
Depositor, the Master Servicer, the Special Servicer and each Mortgage Loan
Seller that except as identified in the schedule of exceptions, which is attached hereto as Exhibit C-1 without regard to the proviso in the definition of "Mortgage File," each of the original executed Mortgage Notes (or lost note affidavit), the Mortgage (or an executed copy thereof), the lender's title policy (original or copy or marked-up title commitment marked as binding and countersigned by the title company or its authorized agent or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company), a copy of any related Ground
Leases, the original (or copy if the original has been delivered to the Master
Servicer) of any related letters of credit (and the related transfer or assignment documents, if applicable), as described in clauses (i), (ii), (vii),
(ix)(a) and (xii), respectively, of the definition of Mortgage File are in its possession.

         With respect to the schedule of exceptions described in the preceding paragraph, within fifteen (15) Business Days (or, in the Controlling Class
Representative's (or in the case of the Park Place Mall Whole Loan, the Park
Place Mall Representative's) reasonable discretion, thirty (30) Business Days)
of the Closing Date, with respect to the documents specified in clauses (i),
(ii), (vii), (ix) (solely with respect to Ground Leases) and (xii) of the definition of Mortgage File, the related Mortgage Loan Seller shall cure any material exception listed therein (for the avoidance of doubt, any deficiencies with respect to the documents specified in clause (ii) resulting solely from a delay in the return of the related documents from the applicable recording office, shall be cured in the time and manner described in Section 2.01(c)). If such exception is not so cured, the related Mortgage Loan Seller shall either
(1) repurchase the related Mortgage Loan, (2) with respect to exceptions relating to clause (xii) of the definition of "Mortgage File", deposit with the
Trustee (who shall promptly notify the Master Servicer thereof) an amount, to be held in a Special Reserve Account, equal to the amount of the undelivered letter of credit (in the alternative, the related Mortgage Loan Seller may deliver to the Trustee, with a certified copy to the Master Servicer, a letter of credit for the benefit of the Master Servicer on behalf of the Trustee and upon the same terms and conditions as the undelivered letter of credit) which the Master
Servicer on behalf of the Trustee may use (or draw upon, as the case may be)
under the same circumstances and conditions as the Master Servicer would have been entitled to draw on the undelivered letter of credit, or (3) with respect to any exceptions relating to clauses (i), (ii) and (vii), deposit with the
Trustee an amount, to be held in

                                      -93-

trust in a Special Reserve Account, equal to 25% of the Stated Principal Balance of the related Mortgage Loan. Any letter of credit or funds deposited pursuant to clauses (2) and (3) shall be held pursuant to the related Mortgage Loan
Purchase Agreement by the Trustee until the earlier of (x) the date on which the
Master Servicer certifies to the Trustee and the Controlling Class
Representative that such exception has been cured (or the Trustee certifies the same to the Controlling Class Representative (or in the case of the Park Place
Mall Whole Loan, the Park Place Mall Representative)), at which time such funds or letter of credit, as applicable, shall be returned to the related Mortgage
Loan Seller and (y) thirty (30) Business Days or, if the Controlling Class
Representative (or in the case of the Park Place Mall Whole Loan, the Park Place
Mall Representative) extends the Cure Period, forty-five (45) Business Days after the Closing Date; provided, however, that if such exception is not cured within such thirty (30) Business Days or forty-five (45) Business Days, as the case may be, (A) in the case of clause (2), the Trustee shall retain such funds on deposit in the related Special Reserve Account, or (B) in the case of clause
(3), the related Mortgage Loan Seller shall repurchase the related Mortgage Loan in accordance with the terms and conditions of Section 2.03(b) or the related
Mortgage Loan Purchase Agreement, at which time such funds shall be applied to the Purchase Price of the related Mortgage Loan. Any funds or letter of credit deposited pursuant to clauses (2) or (3) shall be treated as an "outside reserve fund" for purposes of the REMIC Provisions, and the related Mortgage Loan Seller shall be treated as the beneficial owner thereof (and any amounts reimbursed by the Loan REMIC, REMIC I or REMIC II) and shall be taxed on any reinvestment income with respect to such funds.

         (b) In addition, within ninety (90) days after the Closing Date (and if any exceptions are noted, again every 90 days thereafter until the second anniversary of the Closing Date), and every 180 days thereafter until the fifth anniversary of the Closing Date, and thereafter upon request by any party hereto, any Mortgage Loan Seller or the Majority Subordinate Certificateholder,
the Trustee or the Custodian on its behalf will review the Mortgage Files and certify (in a certificate substantially in the form of Exhibit C-2) to each of the Depositor, the Master Servicer, the Special Servicer and each Mortgage Loan
Seller (with copies to the Majority Subordinate Certificateholder (and, in the
case of the Park Place Mall Whole Loan, the Park Place Mall Representative))
that, with respect to each Mortgage Loan (and with respect to a Companion Loan
(other than the Park Place Mall Subordinate Companion Loan) and the 2004-C10
Serviced Mortgage Loan, only those items required pursuant to the definition of
"Mortgage File") listed in the Mortgage Loan Schedule, except as specifically identified in the schedule of exceptions annexed thereto, (i) without regard to the proviso in the definition of "Mortgage File," all documents specified in clauses (i), (ii), (iv)(a), (v) and (vii), and to the extent provided in the related Mortgage File and actually known by a Responsible Officer of the Trustee to be required, clauses (iii), (iv)(b), (iv)(c), (vi), (viii), (ix)(a) and (xii)
of the definition of "Mortgage File" are in its possession, (ii) all documents delivered or caused to be delivered by the applicable Mortgage Loan Seller constituting the related Mortgage File have been reviewed by it and appear regular on their face and appear to relate to such Mortgage Loan, (iii) based on such examination and only as to the foregoing documents, the information set forth in the Mortgage Loan Schedule for such Mortgage Loan with respect to the items specified in clauses (v) and (vi)(c) of the definition of "Mortgage Loan
Schedule" is correct and (iv) solely with respect to the Companion Loans, all documents specified in clause (xiii) of the definition of Mortgage File are in its possession. Further, with respect to the documents described in clause

                                      -94-

(viii) of the definition of Mortgage File, the Trustee may assume, for purposes of the certification delivered in this Section 2.02(b) and for purposes of determining (subject to the proviso at the end of this sentence) where to file
UCC Financing Statements, that the related Mortgage File should include one state level UCC Financing Statement filing in the state of incorporation of the
Mortgagor for each Mortgaged Property (or with respect to any Mortgage Loan that has two or more Mortgagors, for each Mortgagor); provided, however, that to the extent the Trustee has actual knowledge or is notified of any fixture or real property UCC Financing Statements filed in the county of the state where the related Mortgaged Property is located, the Trustee shall file an assignment to the Trust Fund with respect to such UCC Financing Statements in the appropriate jurisdiction under the UCC at the expense of the related Mortgage Loan Seller.
The UCC Financing Statements to be assigned to the Trust Fund pursuant to
Section 2.01(d) will be delivered by the related Mortgage Loan Seller to the
Trustee on the new national forms, in recordable form and completed pursuant to
Revised Article IX of the UCC. The Trustee will submit such UCC Financing
Statements for filing in the state of incorporation of the related Mortgagor as so indicated on the documents provided.

         (c) None of the Trustee, the Master Servicer, the Special Servicer or
any Custodian is under any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the
Mortgage Loans delivered to it to determine that the same are valid, legal, effective, genuine, enforceable, in recordable form, sufficient or appropriate for the represented purpose or that they are other than what they purport to be on their face.

         (d) The Trustee may establish a Special Reserve Account which shall be an Eligible Account, and the Trustee or its designee shall deposit any amount required to be deposited in a Special Reserve Account within one Business Day of receipt. The related Mortgage Loan Seller may direct the Trustee to invest or cause the investment of the funds deposited in the Special Reserve Account in
Permitted Investments that bear interest or are sold at a discount and that mature, unless payable on demand, no later than the Business Day prior to the next P&I Advance Date. The Trustee shall act upon the written instructions of the Mortgage Loan Seller with respect to the investment of the funds in the
Special Reserve Account in such Permitted Investments, provided that in the absence of appropriate and timely written instructions from the related Mortgage
Loan Seller, the Trustee shall not have any obligation to invest or direct the investment funds in such Special Reserve Account. All income and gain realized from the investment of funds deposited in such Special Reserve Account shall be for the benefit of the related Mortgage Loan Seller and shall be withdrawn by the Trustee or its designees and remitted to the related Mortgage Loan Seller on each P&I Advance Date (net of any losses incurred), and the related Mortgage
Loan Seller shall remit to the Trustee from the related Mortgage Loan Seller's own funds for deposit into such Special Reserve Account the amount of any Net
Investment Loss (net of Net Investment Earnings) in respect of such Permitted
Investments immediately upon realization of such Net Investment Losses and receipt of written notice thereof from the Trustee. The Special Reserve Account shall be considered an "outside reserve fund" within the meaning of the REMIC
Provisions, and such Special Reserve Account (or any reimbursement from the Loan
REMIC, REMIC I or REMIC II with respect thereto) will be beneficially owned by the Mortgage Loan Seller, who shall be taxable on all income, if any, with respect thereto.

                                      -95-

         (e) With respect to exceptions related to clause (xii) of the definition of "Mortgage File" and any cash or substitute letters of credit held by the Trustee in the Special Reserve Account from time to time, if circumstances arise in servicing the related Mortgage Loan such that the Master
Servicer or Special Servicer, as the case may be, is entitled to draw upon the undelivered letter of credit, the Master Servicer or Special Servicer, as the case may be, shall present an Officer's Certificate to the Trustee requesting that the cash or substitute letter of credit held in the Special Reserve
Account, be remitted or released, as the case may be, and the Trustee shall remit such cash or release such substitute letter of credit within one (1)
Business Day of receipt of such Officer's Certificate. Upon release of any substitute letter of credit to the Master Servicer or Special Servicer, the
Trustee shall no longer be responsible for such letter of credit.

    Section 2.03. Mortgage Loan Seller's Repurchase or Substitution of
Mortgage Loans for Document Defects and Breaches of Representations and
Warranties.

         (a) If any party hereto discovers or receives notice that any document or documents constituting a part of a Mortgage File (including that part of the
11 Madison Avenue Loan to be held by the 2004-C10 Trustee) has not been properly executed, is missing (beyond the time period required for its delivery hereunder), contains information that does not conform in any material respect with the corresponding information set forth in the Mortgage Loan Schedule, or does not appear to be regular on its face (each a "Document Defect"), or discovers or receives notice of a breach of any representation or warranty relating to any Mortgage Loan set forth in the applicable Mortgage Loan Purchase
Agreement (a "Breach"), the party discovering such Document Defect or Breach shall give written notice (which notice, in respect of any obligation of the
Trustee to provide notice of a Document Defect, shall be deemed given by the delivery of the certificate as required by Section 2.02(a)) to the other parties hereto, to the Majority Subordinate Certificateholder and to the Rating Agencies
(and, in the case of the Park Place Mall Whole Loan, the Park Place Mall
Representative) of such Document Defect or Breach. Promptly upon becoming aware of any Document Defect or Breach (including through such written notice provided by any party hereto or the Majority Subordinate Certificateholder as provided above), if any party hereto determines that such Document Defect or Breach materially and adversely affects the value of the affected Mortgage Loan, the interest of the Trust therein or the interests of any Certificateholder, such party shall notify the Master Servicer of such determination and promptly after receipt of such notice, the Master Servicer shall request in writing (with a copy to the other parties hereto, the Majority Subordinate Certificateholder, the Rating Agencies and the Controlling Class Representative (if different from the Majority Subordinate Certificateholder) (and, in the case of the Park Place
Mall Whole Loan, the Park Place Mall Representative)) that the applicable
Mortgage Loan Seller, not later than ninety (90) days from receipt of such written request (or, in the case of a Document Defect or Breach relating to a
Mortgage Loan not being a "qualified mortgage" within the meaning of the REMIC
Provisions, not later than ninety (90) days after any party to this Agreement discovers such Document Defect or Breach) (i) cure such Document Defect or
Breach, as the case may be, in accordance with Section 3(c) of the applicable
Mortgage Loan Purchase Agreement, (ii) repurchase the affected Mortgage Loan in accordance with Section 3(c) of the related Mortgage Loan Purchase Agreement, or
(iii) other than with respect to the 11 Madison Avenue Loan and Park Place Mall
Whole Loan, within two years of the Closing Date, substitute a Qualified
Substitute Mortgage Loan (other than with respect to the 11 Madison Avenue Loan and the Park

                                      -96-

Place Mall Whole Loan, for which no substitution will be permitted) for such affected Mortgage Loan and pay the Master Servicer for deposit into the
Certificate Account any Substitution Shortfall Amount in connection therewith in accordance with Sections 3(c) and 3(d) of the applicable Mortgage Loan Purchase
Agreement; provided, however, that if such Document Defect or Breach is capable of being cured, but not within such ninety (90) day period, such Document Defect or Breach does not relate to the Mortgage Loan not being treated as a "qualified mortgage" within the meaning of the REMIC Provisions, and the applicable
Mortgage Loan Seller has commenced and is diligently proceeding with the cure of such Document Defect or Breach within such ninety (90) day period, the applicable Mortgage Loan Seller shall have an additional ninety (90) days to complete such cure (or, failing such cure, to repurchase the related Mortgage
Loan); and provided, further, with respect to such additional ninety (90) day period the applicable Mortgage Loan Seller shall have delivered an Officer's
Certificate to the Trustee setting forth what actions the applicable Mortgage
Loan Seller is pursuing in connection with the cure thereof and stating that the applicable Mortgage Loan Seller anticipates such Document Defect or Breach will be cured within the additional ninety (90) day period; and provided, further, that no Document Defect (other than with respect to a Mortgage Note, Mortgage, title insurance policy, Ground Lease, any letter of credit, franchise agreement or any comfort letter and comfort letter transfer documents (collectively, the
"Material Core Documents")) shall be considered to materially and adversely affect the interests of any Certificateholder, the interest of the Trust therein or the value of the related Mortgage Loan unless the document with respect to which the Document Defect exists is required in connection with an imminent enforcement of the mortgagee's rights or remedies under the related Mortgage
Loan, defending any claim asserted by any borrower or third party with respect to the Mortgage Loan, establishing the validity or priority of any lien on any collateral securing the Mortgage Loan or for any immediate significant servicing obligations, provided, further, with respect to Document Defects which materially and adversely affect the interest of any Certificateholder, the interests of the Trust therein or the value of the related Mortgage Loan, other than with respect to Document Defects relating to the Material Core Documents, any applicable cure period following the initial ninety (90) day cure period may be extended by the Master Servicer or the Special Servicer if the document involved is not needed imminently. Such extension will end upon 30 days notice of such need as reasonably determined by the Master Servicer or Special Servicer
(with a possible 30 day extension if the Master Servicer or Special Servicer agrees that the applicable Mortgage Loan Seller is diligently pursuing a cure).
Pursuant to the related Mortgage Loan Purchase Agreement, the related Mortgage
Loan Seller shall cure all Document Defects, which materially and adversely affect the interests of any Certificateholder, the interests of the Trust therein or the related Mortgage Loan, regardless of the document involved no later than 2 years following the Closing Date; provided however; that the initial ninety (90) day cure period referenced above shall not be reduced. For a period of two years from the Closing Date, so long as there remains any Mortgage
File as to which there is any uncured Document Defect and so long as the applicable Mortgage Loan Seller shall provide the Officer's Certificate pursuant to Section 3(c) of the applicable Mortgage Loan Purchase Agreement, the Trustee shall on a quarterly basis prepare and deliver to the other parties a written report as to the status of such uncured Document Defects as provided in Section
2.03(a). If the affected Mortgage Loan is to be repurchased or substituted, the
Master Servicer shall designate the Certificate Account as the account to which funds in the amount of the Purchase Price or the Substitution Shortfall Amount,

                                      -97-

as applicable, are to be wired. Any such repurchase or substitution of a
Mortgage Loan shall be on a whole loan, servicing released basis.

         If (i) any Mortgage Loan is required to be repurchased or substituted for in the manner described in the immediately preceding paragraph, (ii) such
Mortgage Loan is a Crossed Loan, and (iii) the applicable Document Defect or
Breach does not constitute a Document Defect or Breach, as the case may be, as to any other Crossed Loan in such Crossed Group (without regard to this paragraph), then the applicable Document Defect or Breach, as the case may be, will be deemed to constitute a Document Defect or Breach, as the case may be, as to any other Crossed Loan in the Crossed Group for purposes of this paragraph, and the related Mortgage Loan Seller will be required to repurchase or substitute for such other Crossed Loan(s) in the related Crossed Group as provided in the immediately preceding paragraph unless such other Crossed Loans satisfy the Crossed Loan Repurchase Criteria and satisfy all other criteria for substitution and repurchase of Mortgage Loans set forth herein. In the event that the remaining Crossed Loans in such Crossed Group satisfy the aforementioned criteria, the Mortgage Loan Seller may elect either to repurchase or substitute for only the affected Crossed Loan as to which the related Breach or Document Defect exists or to repurchase or substitute for all of the Crossed
Loans in the related Crossed Group. Any reserve or other cash collateral or letters of credit securing the Crossed Loans shall be allocated between such
Mortgage Loans in accordance with the Mortgage Loan documents. All other terms of the Mortgage Loans shall remain in full force and effect without any modification thereof.

         With respect to any Crossed Loan, to the extent that the applicable
Mortgage Loan Seller is required to repurchase or substitute for such Mortgage
Loan in the manner prescribed in this Section 2.03(a) while the Trustee continues to hold any other Crossed Loans in the related Crossed Group, the applicable Mortgage Loan Seller and the Depositor will, as set forth in the related Mortgage Loan Purchase Agreement (any expenses incurred by the Trustee or the Master Servicer in connection with any modification or accommodation referred to in such Mortgage Loan Purchase Agreement (including but not limited to reasonable attorney fees) shall be paid by the related Mortgage Loan Seller), forbear from enforcing any remedies against the other's Primary Collateral but each will be permitted to exercise remedies against the Primary Collateral securing its respective Mortgage Loans, including with respect to the Trustee, the Primary Collateral securing Mortgage Loans still held by the Trustee.

         (b) In connection with any repurchase or substitution of one or more
Mortgage Loans contemplated by this Section 2.03, upon receipt of a Request for
Release (in the form of Exhibit D-1 attached hereto) of a Servicing Officer of the Master Servicer certifying as to the receipt of the applicable Purchase
Price(s) in the Certificate Account (in the case of any such repurchase) or the receipt of the applicable Substitution Shortfall Amount(s) in the Certificate
Account and upon the delivery of the Mortgage File(s) and the Servicing File(s)
for the related Qualified Substitute Mortgage Loan(s) to the Custodian and the
Master Servicer, respectively (in the case of any such substitution), (i) the
Trustee shall execute and deliver such endorsements and assignments as are provided to it, in each case without recourse, representation or warranty, as shall be necessary to vest in the applicable Mortgage Loan Seller the legal and beneficial ownership of each repurchased Mortgage Loan or deleted Mortgage Loan, as applicable, being released pursuant to this Section 2.03, and (ii) the
Trustee, the Custodian, the Master Servicer, and the Special Servicer shall each tender to the applicable Mortgage Loan

                                      -98-

Seller, upon delivery to each of them of a receipt executed by the applicable
Mortgage Loan Seller, all portions of the Mortgage File and other documents pertaining to each such Mortgage Loan possessed by it and the Master Servicer and the Special Servicer shall release to the applicable Mortgage Loan Seller any Escrow Payments and Reserve Funds held by it in respect of such repurchased or deleted Mortgage Loan; provided that such tender by the Trustee or the
Custodian shall be conditioned upon its receipt from the Master Servicer or the
Special Servicer of a Request for Release. Thereafter, the Trustee, the
Custodian, the Master Servicer and the Special Servicer shall have no further responsibility with regard to the related repurchased Mortgage Loan(s) or deleted Mortgage Loan(s), as applicable, and the related Mortgage File(s) and
Servicing File(s). The Master Servicer shall, and is hereby authorized and empowered by the Trustee to, prepare, execute and deliver in its own name, on behalf of the Certificateholders and the Trustee or any of them, the endorsements and assignments contemplated by this Section 2.03, and the Trustee shall execute any powers of attorney that are prepared and delivered to the
Trustee by the Master Servicer and are necessary to permit the Master Servicer to do so. The Master Servicer shall indemnify the Trustee for any reasonable costs, fees, liabilities and expenses incurred by the Trustee in connection with the negligent or willful misuse by the Master Servicer of such powers of attorney. At the time a substitution is made, the related Mortgage Loan Purchase
Agreement will provide that the Mortgage Loan Seller shall deliver the related
Mortgage File to the Trustee and certify that the substitute Mortgage Loan is a
Qualified Substitute Mortgage Loan.

         (c) No substitution of a Qualified Substitute Mortgage Loan or Loans
may be made in any calendar month after the Determination Date for such month.
Periodic Payments due with respect to any Qualified Substitute Mortgage Loan after the related date of substitution shall be part of REMIC I. Periodic
Payments due with respect to any Qualified Substitute Mortgage Loan on or prior to the related date of substitution shall not be part of the Trust Fund, the
Loan REMIC or REMIC I and will (to the extent received by the Master Servicer)
be remitted by the Master Servicer to the applicable Mortgage Loan Seller promptly following receipt.

         (d) Each Mortgage Loan Purchase Agreement provides the sole remedies available to the Certificateholders, or the Trustee on behalf of the
Certificateholders, respecting any Document Defect or Breach with respect to the
Mortgage Loans purchased by the Depositor thereunder.

         (e) The Trustee with the cooperation of the Special Servicer (in the case of Specially Serviced Mortgage Loans) shall, for the benefit of the
Certificateholders, enforce the obligations of the Mortgage Loan Sellers under
Section 3 of the applicable Mortgage Loan Purchase Agreement.

         (f) Notwithstanding the foregoing, if there exists a Breach relating to whether or not the Mortgage Loan documents or any particular Mortgage Loan document requires the related Mortgagor to bear the costs and expenses associated with any particular action or matter under such Mortgage Loan document(s) with respect to matters described in Representations 23 and 43 of the applicable Mortgage Loan Purchase Agreement, then the Master Servicer shall
(and the Special Servicer may) direct the related Mortgage Loan Seller in writing to wire transfer to the Certificate Account, within 90 days of such
Mortgage Loan Seller's receipt of such

                                      -99-

direction, the amount of any such costs and expenses borne by the Trust Fund that are the basis of such Breach. Upon its making such deposit, the related
Mortgage Loan Seller shall be deemed to have cured such Breach in all respects.
Provided such payment is made in full, this paragraph describes the sole remedy available to the Certificateholders, the Master Servicer, the Special Servicer,
and the Trustee on their behalf regarding any such Breach and the related
Mortgage Loan Seller shall not be obligated to repurchase the affected Mortgage
Loan on account of such Breach or otherwise cure such Breach. Amounts deposited in the Certificate Account pursuant to this paragraph shall be used for the reimbursement or payment of costs related to such Breach.

         (g) With respect to any Mortgage Loan which has become a Defaulted
Mortgage Loan under this Agreement or with respect to which the related
Mortgaged Property has been foreclosed and which is the subject of a repurchase claim under the related Mortgage Loan Purchase Agreement, the Special Servicer
with the consent of the Controlling Class Representative (or with respect to the
Park Place Mall Whole Loan, the Park Place Mall Representative) shall notify the related Mortgage Loan Seller in writing of its intention to sell such Defaulted
Mortgage Loan or REO Property at least 45 days prior to any such action. The related Mortgage Loan Seller shall have 10 Business Days to determine whether or not to consent to such sale. If the related Mortgage Loan Seller consents to such sale or voluntarily agrees to repurchase the related Mortgage Loan or a court of competent jurisdiction determines that the related Mortgage Loan Seller was liable under the related Mortgage Loan Purchase Agreement to repurchase such
Defaulted Mortgage Loan or REO Property then such Mortgage Loan Seller shall be liable for the difference (if any) between the price of the Mortgage Loan or REO
Property as sold and the price which the related Mortgage Loan Seller would have to pay if it repurchased such Defaulted Mortgage Loan or REO Property. If the related Mortgage Loan Seller does not consent to such sale, the Special Servicer shall contract with a Determination Party as to the merits of such sale. If the related Determination Party determines that such sale is in accordance with the
Servicing Standard and the provisions of this Agreement with respect to the sale of Defaulted Mortgage Loans or REO Properties and subsequent to such a sale, a court of competent jurisdiction determines that related Mortgage Loan Seller was liable under the related Mortgage Loan Purchase Agreement and required to repurchase such Defaulted Mortgage Loan or REO Property in accordance with the terms thereof, then pursuant to the related Mortgage Loan Purchase Agreement, the related Mortgage Loan Seller shall remit to the Special Servicer an amount equal to the difference (if any) between the proceeds of the related action and the price at which the related Mortgage Loan Seller would have been obligated to pay had the related Mortgage Loan Seller repurchased such Defaulted Mortgage
Loan or REO Property in accordance with the terms of the related Mortgage Loan
Purchase Agreement including the costs related to contracting with the related
Determination Party. If the related Determination Party determines that the sale of the related Defaulted Mortgage Loan or REO Property is not in accordance with the Servicing Standard and the provision of this Agreement with respect to the sale of Defaulted Mortgage Loans or REO Properties and the Special Servicer
subsequently sells such Mortgage Loan or REO Property, then the related Mortgage
Loan Seller shall not be liable for any such difference (nor any cost of contracting with the Determination Party). In the event that (a) the Special
Servicer ignores the determination of the Determination Party and sells the related Defaulted Mortgage Loan or REO Property and/or (b) a court of competent jurisdiction determines that the related Mortgage Loan Seller is not obligated to

                                     -100-

repurchase the related Defaulted Mortgage or REO Property, the costs of contracting with the Determination Party will constitute an Additional Trust
Fund Expense. If the related Mortgage Loan Seller is required pursuant to the related Mortgage Loan Purchase Agreement to remit the amounts set forth in this
Section 2.03(g), the Special Servicer shall designate the Certificate Account as the account to which such funds shall be wired.

    Section 2.04. Representations and Warranties of Depositor.

         (a) The Depositor hereby represents and warrants to the Trustee, for its own benefit and the benefit of the Certificateholders, and to the Master
Servicer, the Paying Agent, the Special Servicer and the Fiscal Agent, as of the
Closing Date, that:

              (i) The Depositor is a corporation duly organized, validly existing and in good standing under the laws of the State of North
         Carolina;

              (ii) The execution and delivery of this Agreement by the
         Depositor, and the performance and compliance with the terms of this
         Agreement by the Depositor, will not violate the Depositor's certificate of incorporation or bylaws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets;

              (iii) The Depositor has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this
         Agreement, and has duly executed and delivered this Agreement;

              (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Depositor, enforceable against the
         Depositor in accordance with the terms hereof, subject to (A)
         applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B)
         general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

              (v) The Depositor is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Depositor's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Depositor to perform its obligations under this Agreement or the financial condition of the Depositor;

              (vi) The transfer of the Mortgage Loans to the Trustee as
         contemplated herein requires no regulatory approval, other than any such

                                     -101-

         approvals as have been obtained, and is not subject to any bulk transfer or similar law in effect in any applicable jurisdiction;

              (vii) No litigation is pending or, to the best of the Depositor's knowledge, threatened against the Depositor that, if determined adversely to the Depositor, would prohibit the Depositor from entering into this Agreement or that, in the Depositor's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Depositor to perform its obligations under this Agreement or the financial condition of the Depositor;

              (viii) Immediately prior to the transfer of the Mortgage Loans to the Trust Fund pursuant to this Agreement, (A) the Depositor had good and marketable title to, and was the sole owner and holder of, each
         Mortgage Loan; and (B) the Depositor has full right and authority to sell, assign and transfer the Mortgage Loans and all servicing rights pertaining thereto; and

              (ix) The Depositor is transferring the Mortgage Loans to the Trust
         Fund free and clear of any liens, pledges, charges and security interests.

         (b) The representations and warranties of the Depositor set forth in
Section 2.04(a) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust Fund remains in existence. Upon discovery by any party hereto of any breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice thereof to the other parties.

    Section 2.05. Conveyance of Majority Mortgage Loans and the 11 Madison
Avenue Loan; Acceptance of the Loan REMIC, REMIC I and Grantor Trust by Trustee.

         The Depositor, as of the Closing Date, and concurrently with the execution and delivery of this Agreement, does hereby assign without recourse all the right, title and interest of the Depositor in and to (a) the 11 Madison
Avenue Loan (other than the Additional Interest), and the other property comprising the Loan REMIC to the Trustee for the benefit of the Holders of the
Class R-I Certificates (in respect of the residual interest in the Loan REMIC)
and REMIC I as the holder of the Loan REMIC Regular Interests, (b) the Majority
Mortgage Loans (other than the Additional Interest), the Loan REMIC Regular
Interests, and the other property comprising REMIC I to the Trustee for the benefit of the Holders of the Class R-I Certificates (in respect of the residual interest in REMIC I) and REMIC II as the holder of the REMIC I Regular Interests and (c) the Additional Interest and the other property comprising the Grantor
Trust to the Trustee for the benefit of the Holders of the Class Z Certificates and the Class MAD Certificates. The Trustee acknowledges the assignment to it of the Mortgage Loans and the other property comprising the Loan REMIC, REMIC I and the portion of the Grantor Trust comprised of Additional Interest, and declares that it holds and will hold the same in trust for the exclusive use and benefit of REMIC I as the holder of the Loan REMIC Regular Interests, REMIC II as the holder of the REMIC I Regular Interests and present and future holders of the
Certificates (other than the Class Z Certificates) and, as to Additional
Interest, the Grantor Trust for the benefit of the Holders of the Class Z
Certificates and the Class MAD Certificates.

                                     -102-

    Section 2.06. Issuance of Loan REMIC Regular Interests.

         Concurrently with the assignment and in exchange for the 11 Madison
Avenue Loan (other than the Additional Interest), the Trustee acknowledges the issuance of the Loan REMIC Regular Interests to the Depositor and the issuance of the Class R-I Certificates as described in Section 2.08. The rights of REMIC
I (as holder of the Loan REMIC Regular Interests) and the Class R-I Certificates
to receive distributions from the proceeds of the Loan REMIC shall be as set forth in this Agreement.

    Section 2.07. Conveyance of Loan REMIC Regular Interests; Acceptance of
REMIC I by the Trustee.

         The Depositor, as of the Closing Date, and concurrently with the execution and delivery of this Agreement, does hereby assign without recourse all the right, title and interest of the Depositor in and to the Loan REMIC
Regular Interests to the Trustee for the benefit of REMIC I. The Trustee acknowledges the assignment to it of the Loan REMIC Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of REMIC I.

    Section 2.08. Issuance of REMIC I Regular Interests; Execution,
Authentication and Delivery of Class R-I Certificates.

         Concurrently with the assignment to the Trustee of the Majority
Mortgage Loans (other than the Additional Interest) (along with the Loan REMIC
Regular Interests) and in exchange therefor, the Trustee acknowledges the issuance of the REMIC I Regular Interests, to or upon the order of the Depositor and, pursuant to the written request of the Depositor executed by an officer of the Depositor, has executed, as the Certificate Registrar and the Authenticating
Agent has authenticated and delivered to or upon the order of the Depositor, the
Class R-I Certificates.

    Section 2.09. Conveyance of REMIC I Regular Interests; Acceptance of REMIC
II by Trustee.

         The Depositor, as of the Closing Date, and concurrently with the execution and delivery of this Agreement, does hereby assign without recourse all the right, title and interest of the Depositor in and to the REMIC I Regular
Interests to the Trustee for the benefit of the respective Holders of the REMIC
II Certificates. The Trustee acknowledges the assignment to it of the REMIC I
Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of REMIC II and all present and future Holders of the REMIC II Certificates.

    Section 2.10. Execution, Authentication and Delivery of REMIC II
Certificates.

         Concurrently with the assignment to the Trustee of the REMIC I Regular
Interests and in exchange therefor, and pursuant to the written request of the
Depositor, executed by an affiliate of the Depositor, the Trustee, the
Certificate Registrar has executed, and the Trustee as Authenticating Agent has authenticated and delivered to or upon the order of the Depositor, the REMIC II
Certificates in authorized denominations evidencing the entire beneficial ownership of

                                     -103-

REMIC II. The rights of the holders of the respective Classes of REMIC II
Certificates to receive distributions from the proceeds of REMIC II in respect of their REMIC II Certificates, and all ownership interests evidenced or constituted by the respective Classes of REMIC II Certificates in such distributions, shall be as set forth in this Agreement.

    Section 2.11. Execution, Authentication and Delivery of Class Z
Certificates.

         Concurrently with the assignment to the Trustee of the Additional
Interest related to the Majority Mortgage Loans and in exchange therefor, the
Trustee, the Certificate Registrar, pursuant to the written request of the
Depositor executed by an officer of the Depositor, has executed, and the
Authentication Agent has authenticated and delivered to or upon the order of the
Depositor, the Class Z Certificates.

                                   ARTICLE III

                 ADMINISTRATION AND SERVICING OF THE TRUST FUND

    Section 3.01. Administration of the Mortgage Loans.

         (a) Each of the Master Servicer and the Special Servicer shall service and administer the Mortgage Loans (other than the 2004-C10 Serviced Mortgage
Loan) and Companion Loans (other than the 11 Madison Avenue Companion Loans)
that each is obligated to service and administer pursuant to this Agreement on behalf of the Trustee, for the benefit of the Certificateholders and in the case of the Companion Loans, the related Companion Holder, in accordance with any and all applicable laws, the terms of this Agreement (and, with respect to a Loan
Pair, the related Intercreditor Agreement), the terms of the respective Mortgage
Loans, and, if applicable, the Companion Loans and, to the extent consistent with the foregoing, in accordance with the Servicing Standard. With respect to any Loan Pair, in the event of a conflict between this Agreement and the related
Intercreditor Agreement, the Intercreditor Agreement will control; provided, in no event shall the Master Servicer or Special Servicer take any action or omit to take any action in accordance with the terms of any Intercreditor Agreement that would cause such servicer to violate the Servicing Standard or the REMIC
Provisions. Without limiting the foregoing, and subject to Section 3.21, (i) the
Master Servicer shall service and administer all Mortgage Loans and the
Companion Loans (other than the 2004-C10 Serviced Mortgage Loan and its related
Companion Loans) that are not Specially Serviced Mortgage Loans, and (ii) the
Special Servicer shall service and administer each Specially Serviced Mortgage
Loan (other than the 2004-C10 Serviced Mortgage Loan and its related Companion
Loans) and REO Property and shall render such services with respect to all
Mortgage Loans, Companion Loans and REO Properties as are specifically provided for herein; provided that the Master Servicer shall continue to receive payments, make all calculations, and prepare, or cause to be prepared, all reports required hereunder with respect to the Specially Serviced Mortgage
Loans, except for the reports specified herein as prepared by the Special
Servicer, as if no Servicing Transfer Event had occurred and with respect to the
REO Properties (and the related REO Loans) as if no REO Acquisition had occurred, and to render such incidental services with respect to such Specially
Serviced Mortgage Loans and REO Properties as are specifically provided for herein; provided, further, however, that the Master Servicer shall not be liable for its failure to comply with such duties insofar as such failure results from a failure by the Special

                                     -104-

Servicer to provide sufficient information to the Master Servicer to comply with such duties or failure by the Special Servicer to otherwise comply with its obligations hereunder; provided, further, that the Special Servicer shall not be liable for its failure to comply with such duties insofar as such failure results from a failure by the Master Servicer to provide sufficient information to the extent required herein to the Special Servicer to comply with such duties or failure by the Master Servicer to otherwise comply with its obligations hereunder. All references herein to the respective duties of the Master Servicer and the Special Servicer, and to the areas in which they may exercise discretion, shall be subject to Section 3.21.

         The parties hereto acknowledge that the 2004-C10 Serviced Mortgage Loan and its related Companion Loans are being serviced and administered under the
2004-C10 Pooling and Servicing Agreement. The Master Servicer, the Special
Servicer, the Trustee and the Paying Agent shall have no obligation or authority
(i) to service and administer the 2004-C10 Serviced Mortgage Loan or its related
Companion Loans (except for the limited duties with respect to the 2004-C10
Serviced Mortgage Loan expressly provided herein which shall be performed in accordance with the Servicing Standard), (ii) to supervise the 2004-C10 Master
Servicer, the 2004-C10 Special Servicer or the 2004-C10 Trustee or (iii) to make
Servicing Advances or P&I Advances (except to the limited extent described in
Section 4.03 with respect to P&I Advances to be made by the Master Servicer or the Trustee on the 2004-C10 Serviced Mortgage Loan). In addition to any other obligations expressly set forth herein by specific reference to the 2004-C10
Serviced Mortgage Loan, the Master Servicer, the Special Servicer, the Trustee
and the Paying Agent shall have the following obligations with respect to the
2004-C10 Serviced Mortgage Loan:

              (i) The Trustee and the Paying Agent shall have the obligations described under Section 2.02 with respect to the Mortgage File for the
         2004-C10 Serviced Mortgage Loan;

              (ii) Each of the Master Servicer, the Special Servicer, the
         Trustee and the Paying Agent shall have the obligations applicable to such party under Section 2.03 with respect to the 2004-C10 Serviced
         Mortgage Loan;

              (iii) The Master Servicer shall have the obligations described under Sections 3.04 and 3.05 with respect to all amounts received from the 2004-C10 Master Servicer with respect to the 2004-C10 Serviced
         Mortgage Loan;

              (iv) The Trustee shall have the obligations described under
         Section 3.10 with respect to the Mortgage File for the 2004-C10
         Serviced Mortgage Loan;

              (v) Upon receipt of information and reports on the 2004-C10
         Serviced Mortgage Loan from the 2004-C10 Master Servicer, the Master
         Servicer shall include such information in the reports and notices required under Section 3.12;

              (vi) The Master Servicer and the Paying Agent shall each have the obligations applicable to such party under Section 3.15 with respect to

                                     -105-

         information and reports it has received regarding the 2004-C10 Serviced
         Mortgage Loan;

              (vii) Each of the Master Servicer, the Special Servicer, the
         Trustee and the Paying Agent shall have the obligations applicable to such party under Section 3.18 with respect to the 2004-C10 Serviced
         Mortgage Loan; and

              (viii) The Master Servicer shall have the obligations described under Section 3.19(a) with respect to any Prepayment Interest Shortfall on the 2004-C10 Serviced Mortgage Loan.

         The obligation of the Master Servicer to provide information and collections to the Trustee and the Certificateholders with respect to the
2004-C10 Serviced Mortgage Loan shall be dependent on its receipt of the corresponding information and collections from the 2004-C10 Master Servicer or the 2004-C10 Special Servicer.

         (b) Subject to Section 3.01(a) and Section 6.11, the Master Servicer
and the Special Servicer each shall have full power and authority, acting alone, to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing, each of the Master Servicer and the Special
Servicer, in its own name, with respect to each of the Mortgage Loans and
Companion Loans it is obligated to service hereunder, is hereby authorized and empowered by the Trustee and, pursuant to each Intercreditor Agreement, the
Companion Holders to execute and deliver, on behalf of the Certificateholders, the Companion Holders and the Trustee or any of them, (i) any and all financing statements, continuation statements and other documents or instruments necessary to maintain the lien created by any Mortgage or other security document in the related Mortgage File on the related Mortgaged Property and related collateral;
(ii) in accordance with the Servicing Standard and subject to Section 3.20 and
Section 6.11, any and all modifications, waivers, amendments or consents to or with respect to any documents contained in the related Mortgage File; (iii) any and all instruments of satisfaction or cancellation, or of partial or full release, discharge, or assignment, and all other comparable instruments; and
(iv) pledge agreements and other defeasance documents in connection with a defeasance contemplated pursuant to Section 3.20(h). Subject to Section 3.10, the Trustee shall, at the written request of the Master Servicer or the Special
Servicer, promptly execute any limited powers of attorney and other documents furnished by the Master Servicer or the Special Servicer that are necessary or appropriate to enable them to carry out their servicing and administrative duties hereunder; provided, however, that the Trustee shall not be held liable for any misuse of any such power of attorney by the Master Servicer or the
Special Servicer; provided, further, that, the Master Servicer and the Special
Servicer shall not, without the Trustee's written consent, (A) initiate any action in the Trustee's name without indicating the Master Servicer's or Special
Servicer's representative capacity or (B) cause the Trustee to be registered to do business in any state.

         (c) The relationship of each of the Master Servicer and the Special
Servicer to the Trustee under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venture, partner or agent. Unless the same Person acts as both Master Servicer and Special Servicer, the Master Servicer shall not be responsible for the actions

                                     -106-

of or failure to act by the Special Servicer and the Special Servicer shall not be responsible for the actions of or the failure to act by the Master Servicer.

         (d) Notwithstanding anything herein to the contrary, in no event shall the Master Servicer make a Servicing Advance with respect to any Subordinate
Companion Loan (other than the Park Place Mall Subordinate Companion Loan) to the extent the related Co-Lender Loan has been paid in full or is no longer included in the Trust Fund.

         (e) Servicing and administration of each Companion Loan (other than the
11 Madison Avenue Companion Loans and the Park Place Mall Subordinate Companion
Loan) shall continue hereunder for so long as the corresponding Co-Lender Loan
(other than the 11 Madison Avenue Loan) or any related REO Property is part of the Trust Fund or for such longer period as any amounts payable by the related
Companion Holder to or for the benefit of the Trust Fund or any party hereto in accordance with the related Intercreditor Agreement remain due and owing;
provided, however, if any Subordinate Companion Loan (other than the 11 Madison
Avenue Subordinate Companion Loans and the Park Place Mall Subordinate Companion
Loan) is securitized, the Master Servicer's servicing obligations and duties with respect to the related Subordinate Companion Loan shall be limited to those obligations and duties described in the related AB Intercreditor Agreement and this Agreement.

    Section 3.02. Collection of Mortgage Loan Payments.

         (a) Each of the Master Servicer or the Special Servicer shall undertake reasonable efforts consistent with the Servicing Standard to collect all payments required under the terms and provisions of the Mortgage Loans and
Companion Loans it is obligated to service hereunder and shall, to the extent such procedures shall be consistent with this Agreement, follow such collection procedures in accordance with the Servicing Standard; provided, however, that nothing herein shall be construed as an express or implied guarantee by the
Master Servicer or the Special Servicer of collectability; and provided, further that with respect to the Mortgage Loans that have Anticipated Repayment Dates, so long as the related Mortgagor is in compliance with each provision of the related Mortgage Loan documents, the Master Servicer and Special Servicer
(including the Special Servicer in its capacity as a Certificateholder), shall not take any enforcement action with respect to the failure of the related
Mortgagor to make any payment of Additional Interest or principal in excess of the principal component of the constant Periodic Payment, other than requests for collection, until the maturity date of the related Mortgage Loan; provided that the Master Servicer or Special Servicer, as the case may be, may take action to enforce the Trust Fund's right to apply excess cash flow to principal in accordance with the terms of the Mortgage Loan documents. Consistent with the foregoing and subject to Section 3.20, the Special Servicer, with regard to a
Specially Serviced Mortgage Loan, or the Master Servicer, with regard to a
Mortgage Loan or Companion Loan (other than the 11 Madison Avenue Companion
Loans) that is not a Specially Serviced Mortgage Loan, may waive any Penalty
Interest or late payment charge in connection with any payment on a Mortgage
Loan or Companion Loan (other than the 11 Madison Avenue Companion Loans).

         (b) All amounts collected in respect of any Mortgage Loan or Companion
Loan (other than the 11 Madison Avenue Companion Loans) in the form of payments from Mortgagors, Liquidation Proceeds (insofar as such Liquidation Proceeds are of the nature

                                     -107-

described in clauses (i) through (iii) of the definition thereof) or Insurance
Proceeds shall be applied to either amounts due and owing under the related
Mortgage Note and Mortgage (including, without limitation, for principal and accrued and unpaid interest) in accordance with the express provisions of the related Mortgage Note and Mortgage (and, with respect to a Loan Pair, the related Intercreditor Agreement) or, if required pursuant to the express provisions of the related Mortgage, or as determined by the Master Servicer or
Special Servicer in accordance with the Servicing Standard, to the repair or restoration of the related Mortgaged Property, and, in the absence of such express provisions, shall be applied for purposes of this Agreement: first, as a recovery of any related and unreimbursed Advances plus unreimbursed interest accrued thereon; second, as a recovery of Nonrecoverable Advances or
Unliquidated Advances (including interest on such Nonrecoverable Advance or
Unliquidated Advances), in each case that were paid from collections on the
Mortgage Loans and resulted in principal distributed to the Certificateholders being reduced pursuant to Section 3.05(a) hereof; third, as a recovery of accrued and unpaid interest at the related Mortgage Rate on such Mortgage Loan, to the extent such amounts have not been previously advanced, and exclusive of any portion thereof that constitutes Additional Interest; fourth, as a recovery of principal of such Mortgage Loan then due and owing, to the extent such amounts have not been previously advanced, including, without limitation, by reason of acceleration of the Mortgage Loan following a default thereunder;
fifth, in accordance with the normal servicing practices of the Master Servicer or the Special Servicer, as a recovery of any other amounts then due and owing under such Mortgage Loan (other than Additional Interest), including, without limitation, Prepayment Premiums, Yield Maintenance Charges and Penalty Interest;
sixth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance; and seventh, with respect to any ARD Loan after its Anticipated Repayment Date, as a recovery of any unpaid Additional Interest. All amounts collected on any Mortgage Loan in the form of Liquidation Proceeds of the nature described in clauses (iv) through
(vi) of the definition thereof shall be deemed to be applied: first, as a recovery of any related and unreimbursed Advances plus interest accrued thereon;
second, as a recovery of accrued and unpaid interest at the related Mortgage
Rate on such Mortgage Loan to but not including the Due Date in the Collection
Period of receipt, to the extent such amounts have not been previously advanced, and exclusive of any portion thereof that constitutes Additional Interest;
third, as a recovery of principal, to the extent such amounts have not been previously advanced, of such Mortgage Loan to the extent of its entire unpaid principal balance; and fourth, with respect to any ARD Loan after its
Anticipated Repayment Date, as a recovery of any unpaid Additional Interest. No such amounts shall be applied to the items constituting additional servicing compensation as described in the first sentence of Section 3.11(b) or 3.11(d)
unless and until all principal and interest then due and payable on such
Mortgage Loan has been collected. Amounts collected on any REO Loan shall be deemed to be applied in accordance with the definition thereof. The provisions of this paragraph with respect to the application of amounts collected on any
Mortgage Loan shall not alter in any way the right of the Master Servicer, the
Special Servicer or any other Person to receive payments from the Certificate
Account as set forth in clauses (ii) through (xv) of Section 3.05(a) from amounts so applied.

         (c) Within 60 days after the later of (i) the Closing Date and (ii) the
Master Servicer's receipt of the applicable letter of credit, the Master
Servicer shall notify each provider of a letter of credit for each Mortgage Loan identified as having a letter of credit on the Mortgage

                                     -108-

Loan Schedule, that the Master Servicer or the Special Servicer on behalf of the
Trustee for the benefit of the Certificateholders shall be the beneficiary under each such letter of credit. If a draw upon a letter of credit is needed before its transfer to the Trust Fund can be completed, the applicable Mortgage Loan
Seller shall draw upon such letter of credit for the benefit of the Trust pursuant to written instructions from the Master Servicer.

         (d) In the event that the Master Servicer or Special Servicer receives
Additional Interest in any Collection Period, or receives notice from the related Mortgagor that the Master Servicer or Special Servicer will be receiving
Additional Interest in any Collection Period, the Master Servicer or Special
Servicer, as applicable, will promptly notify the Trustee. Subject to the provisions of Section 3.02(a) hereof, none of the Master Servicer, the Trustee or the Special Servicer shall be responsible for any such Additional Interest not collected after notice from the related Mortgagor.

         (e) With respect to any Mortgage Loan in connection with which the
Mortgagor was required to escrow funds or to post a letter of credit related to obtaining certain performance objectives described in the applicable Mortgage
Loan documents, the Master Servicer shall, to the extent consistent with the
Servicing Standard, hold such escrows, letters of credit and proceeds thereof as additional collateral and not apply such items to reduce the principal balance of such Mortgage Loan unless otherwise required to do so pursuant to the applicable Mortgage Loan documents.

    Section 3.03. Collection of Taxes, Assessments and Similar Items; Servicing
Accounts; Reserve Accounts.

         (a) The Master Servicer shall, as to all Mortgage Loans (other than the
2004-C10 Serviced Mortgage Loan) and Companion Loans (other than the 11 Madison
Avenue Companion Loans), establish and maintain one or more accounts (the
"Servicing Accounts"), into which all Escrow Payments shall be deposited and retained, and shall administer such accounts in accordance with the terms of the
Mortgage Loan documents. Each Servicing Account shall be an Eligible Account.
Withdrawals of amounts so collected from a Servicing Account may be made (to the extent amounts have been escrowed for such purpose) only to: (i) effect payment of items for which Escrow Payments were collected and comparable items; (ii)
reimburse the Master Servicer, Fiscal Agent or the Trustee for any unreimbursed
Servicing Advances; (iii) refund to Mortgagors any sums as may be determined to be overages; (iv) pay interest, if required and as described below, to
Mortgagors on balances in the Servicing Account; (v) pay itself interest and investment income on balances in the Servicing Account as described in Section
3.06(b), if and to the extent not required by law or the terms of the applicable
Mortgage Loan to be paid to the Mortgagor; (vi) withdraw amounts deposited in error or (vii) clear and terminate the Servicing Account at the termination of this Agreement in accordance with Section 9.01. To the extent permitted by law or the applicable Mortgage Loan, funds in the Servicing Accounts may be invested only in Permitted Investments in accordance with the provisions of Section 3.06 and in accordance with the terms of the related Mortgage Loan documents. The
Master Servicer shall pay or cause to be paid to the Mortgagors interest, if any, earned on the investment of funds in Servicing Accounts maintained thereby, if required by law or the terms of the related Mortgage Loan. If the Master
Servicer shall deposit in a Servicing Account any amount not required to be deposited therein, it may at any time withdraw such

                                     -109-

amount from such Servicing Account, any provision herein to the contrary notwithstanding. The Servicing Accounts shall not be considered part of the segregated pool of assets constituting the Loan REMIC, REMIC I, REMIC II or the
Grantor Trust.

         (b) The Master Servicer (for the Mortgage Loans other than Specially
Serviced Mortgage Loans, the 2004-C10 Serviced Mortgage Loan and REO Loans) or
the Special Servicer (for Specially Serviced Mortgage Loans and REO Loans) shall
(i) maintain accurate records with respect to the related Mortgaged Property reflecting the status of real estate taxes, assessments and other similar items that are or may become a lien thereon and the status of insurance premiums and any ground rents payable in respect thereof and (ii) use reasonable efforts to obtain, from time to time, all bills for the payment of such items (including renewal premiums) and shall effect payment thereof prior to the applicable penalty or termination date and, in any event, prior to the institution of foreclosure or similar proceedings with respect to the related Mortgaged
Property for nonpayment of such items. For purposes of effecting any such payment for which it is responsible, the Master Servicer shall apply Escrow
Payments (at the direction of the Special Servicer for Specially Serviced
Mortgage Loans and REO Loans) as allowed under the terms of the related Mortgage
Loan or Companion Loan or, if such Mortgage Loan or Companion Loan does not require the related Mortgagor to escrow for the payment of real estate taxes, assessments, insurance premiums, ground rents (if applicable) and similar items, the Master Servicer shall, as to all Mortgage Loans or Companion Loans, use reasonable efforts consistent with the Servicing Standard to enforce the requirement of the related Mortgage that the Mortgagor make payments in respect of such items at the time they first become due, and, in any event, prior to the institution of foreclosure or similar proceedings with respect to the related
Mortgaged Property for nonpayment of such items.

         (c) The Master Servicer shall, as to all Mortgage Loans and Companion
Loans (other than the 2004-C10 Serviced Mortgage Loan and its related Companion
Loans), subject to Section 3.01(d), make a Servicing Advance with respect to the related Mortgaged Property in an amount equal to all such funds as are necessary for the purpose of effecting the payment of (i) real estate taxes, assessments, penalties and other similar items, (ii) ground rents (if applicable), and (iii)
premiums on Insurance Policies in each instance if and to the extent Escrow
Payments (if any) collected from the related Mortgagor are insufficient to pay such item when due and the related Mortgagor has failed to pay such item on a timely basis; provided that the Master Servicer shall not make any Servicing
Advance prior to the penalty date or cancellation date, as applicable, if the
Master Servicer reasonably anticipates in accordance with the Servicing Standard that the Mortgagor will pay such amount on or before the penalty date or cancellation date, and provided, further, that the Master Servicer shall not be obligated to make any Servicing Advance that would, if made, constitute a
Nonrecoverable Servicing Advance but may, but is not required to, pay such amounts out of funds in the Certificate Account if it determines that such payment would be in the best interests of the Certificateholders and such payment may be withdrawn from amounts in the Certificate Account; provided, that the Master Servicer may conclusively rely upon any such determination by the
Special Servicer. All such Servicing Advances or amounts withdrawn from the
Certificate Account shall be reimbursable in the first instance from related collections from the Mortgagors, and further as provided in Section 3.05(a). No costs incurred by the Master Servicer in effecting the payment of real estate taxes, assessments and, if applicable, ground rents on or in respect of such
Mortgaged Properties shall, for purposes of this Agreement, including, without limitation, the Paying Agent's

                                     -110-

calculation of monthly distributions to Certificateholders, be added to the unpaid Stated Principal Balances of the related Mortgage Loans or Companion
Loans, notwithstanding that the terms of such Mortgage Loans or Companion Loans so permit. The foregoing shall in no way limit the Master Servicer's ability to charge and collect from the Mortgagor such costs together with interest thereon.

         The Special Servicer shall give the Master Servicer, the Trustee and the Fiscal Agent not less than five Business Days' notice with respect to
Servicing Advances to be made on any Specially Serviced Mortgage Loan or REO
Property, before the date on which the Master Servicer is required to make any
Servicing Advance with respect to a given Mortgage Loan, Companion Loan or REO
Property; provided, however, that only two Business Days' notice shall be required in respect of Servicing Advances required to be made on an urgent or emergency basis (which may include, without limitation, Servicing Advances required to make tax or insurance payments). In addition, the Special Servicer shall provide the Master Servicer, the Trustee and the Fiscal Agent with such information in its possession as the Master Servicer, the Trustee or the Fiscal
Agent, as applicable, may reasonably request to enable the Master Servicer, the
Trustee or the Fiscal Agent, as applicable, to determine whether a requested
Servicing Advance would constitute a Nonrecoverable Servicing Advance. Any request by the Special Servicer that the Master Servicer make a Servicing
Advance shall be deemed to be a determination by the Special Servicer that such requested Servicing Advance is not a Nonrecoverable Servicing Advance, and the
Master Servicer shall be entitled to conclusively rely on such determination. On the fourth Business Day before each Distribution Date, the Special Servicer shall report to the Master Servicer the Special Servicer's determination as to whether any Servicing Advance previously made with respect to a Specially
Serviced Mortgage Loan or REO Loan is a Nonrecoverable Servicing Advance. The
Master Servicer shall be entitled to conclusively rely on such a determination.

         If the Master Servicer is required under any provision of this
Agreement (including, but not limited to, this Section 3.03(c)) to make a
Servicing Advance, but does not do so within 15 days after such Advance is required to be made (or such shorter period as may be required to avoid foreclosure of liens for delinquent real estate taxes or a lapse in insurance coverage), the Trustee shall, if a Responsible Officer of the Trustee has actual knowledge of such failure on the part of the Master Servicer, give written notice of such failure to the Master Servicer. If such Servicing Advance is not made by the Master Servicer within three Business Days after such notice then
(subject to a determination that such Servicing Advance would not be a
Nonrecoverable Servicing Advance) the Trustee or Fiscal Agent shall make such
Servicing Advance. Any failure by the Master Servicer to make a Servicing
Advance hereunder shall constitute an Event of Default by the Master Servicer subject to and as provided in Section 7.01.

         (d) In connection with its recovery of any Servicing Advance from the
Certificate Account pursuant to Section 3.05(a), each of the Master Servicer, the Trustee and the Fiscal Agent shall be entitled to receive, out of any amounts then on deposit in the Certificate Account, any unpaid interest at the
Reimbursement Rate in effect from time to time, compounded annually, accrued on the amount of such Servicing Advance (to the extent made with its own funds)
from the date made to but not including the date of reimbursement such interest to be payable, subject to the terms of the related Intercreditor Agreement with respect to a Loan Pair, first out of late payment charges and Penalty Interest received on the related

                                     -111-

Mortgage Loan or REO Property, and to the extent that such late payment charges and Penalty Interest are insufficient, but only after or at the same time the related Advance has been or is reimbursed pursuant to this Agreement, then from general collections on the Mortgage Loans then on deposit in the Certificate
Account. The Master Servicer shall reimburse itself, the Fiscal Agent or the
Trustee, as applicable, for any outstanding Servicing Advance made thereby as soon as practicable after funds available for such purpose have been received by the Master Servicer, and in no event shall interest accrue in accordance with this Section 3.03(d) on any Servicing Advance as to which the corresponding
Escrow Payment or other similar payment by the Mortgagor was received by the
Master Servicer on or prior to the date the related Servicing Advance was made.
Notwithstanding anything herein to the contrary, in no event shall the Master
Servicer, Fiscal Agent or the Trustee make any Servicing Advance with respect to any Companion Loan (other than the Park Place Mall Subordinate Companion Loan)
after the related Co-Lender Loan has been paid in full.

         (e) The determination by the Master Servicer or the Special Servicer that the Master Servicer has made a Nonrecoverable Servicing Advance or that any proposed Servicing Advance, if made, would constitute a Nonrecoverable Servicing
Advance, shall be made in accordance with the Servicing Standard and shall be evidenced by an Officer's Certificate delivered promptly to the Trustee, Fiscal
Agent and the Depositor, setting forth the basis for such determination, together with a copy of any Appraisal (the cost of which may be paid out of the
Certificate Account pursuant to Section 3.05(a)) of the related Mortgaged
Property or REO Property, as the case may be; which Appraisal shall be conducted pursuant to Section 3.09(a) by the Master Servicer, or by or on behalf of the
Special Servicer if the Mortgage Loan is a Specially Serviced Mortgage Loan or,
if no such Appraisal has been performed, a copy of an Appraisal of the related
Mortgaged Property or REO Property, performed within the twelve months preceding such determination and the party delivering such appraisal has no actual knowledge of a material adverse change in the condition of the related Mortgaged
Property that would draw into question the applicability of such Appraisal, by an Independent Appraiser or other expert in real estate matters, and further accompanied by related Mortgagor operating statements and financial statements, budgets and rent rolls of the related Mortgaged Property and any engineers'
reports, environmental surveys or similar reports that the Master Servicer or the Special Servicer may have obtained and that support such determination. The
Master Servicer shall be entitled to rely, conclusively, on any determination by the Special Servicer that a Servicing Advance, if made, would be a
Nonrecoverable Advance. The Trustee and Fiscal Agent shall be entitled to rely, conclusively, on any determination by the Master Servicer or the Special
Servicer that a Servicing Advance, if made, would be a Nonrecoverable Advance;
provided, however, that, if the Master Servicer has failed to make a Servicing
Advance for reasons other than a determination by the Master Servicer or the
Special Servicer that such Servicing Advance would be a Nonrecoverable Advance, the Trustee shall make such Servicing Advance within the time periods required by Section 3.03(c) unless the Trustee in good faith, makes a determination that such Servicing Advance would be a Nonrecoverable Advance; and provided further, however, that if the Trustee fails to make such Servicing Advance for reasons other than a determination by the Trustee that such Servicing Advance would be a
Nonrecoverable Advance, the Fiscal Agent shall make such Servicing Advance within the time periods required by Section 3.03(c) unless the Fiscal Agent in good faith, makes a determination that such Servicing Advance would be a
Nonrecoverable Advance.

                                     -112-

         (f) The Master Servicer shall, as to all Mortgage Loans (other than the
2004-C10 Serviced Mortgage Loan) and Companion Loans (other than the 11 Madison
Avenue Companion Loans), establish and maintain, as applicable, one or more accounts (the "Reserve Accounts"), into which all Reserve Funds, if any, shall be deposited and retained. Withdrawals of amounts so deposited may be made (i)
to pay for, or to reimburse the related Mortgagor in connection with, the related environmental remediation, repairs and/or capital improvements at the related Mortgaged Property if the repairs and/or capital improvements have been completed, and such withdrawals are made in accordance with the Servicing
Standard and the terms of the related Mortgage Note, Mortgage and any agreement with the related Mortgagor governing such Reserve Funds and any other items for which such Reserve Funds were intended pursuant to the loan documents and (ii)
to pay the Master Servicer interest and investment income earned on amounts in the Reserve Accounts as described below if permitted under the related Mortgage
Loan documents. To the extent permitted in the applicable Mortgage, funds in the
Reserve Accounts to the extent invested may be only invested in Permitted
Investments in accordance with the provisions of Section 3.06. All Reserve
Accounts shall be Eligible Accounts. The Reserve Accounts shall not be considered part of the segregated pool of assets comprising the Loan REMIC,
REMIC I, REMIC II or the Grantor Trust. Consistent with the Servicing Standard, the Master Servicer may waive or extend the date set forth in any agreement governing such Reserve Funds by which the required repairs and/or capital improvements at the related Mortgaged Property must be completed.

    Section 3.04. Certificate Account, Interest Reserve Account, Gain-on-Sale
Reserve Account, Additional Interest Account, Distribution Account and Companion
Distribution Account.

         (a) The Master Servicer shall establish and maintain one or more accounts (collectively, the "Certificate Account"), held on behalf of the
Trustee in trust for the benefit of the Certificateholders and, to the extent funds on deposit in the Certificate Account are allocable to the related
Companion Loans (other than the 11 Madison Avenue Companion Loans), the related
Companion Holders, but solely to the extent set forth in the related
Intercreditor Agreement and subject to any provisions relating to subordination of rights with respect to the Co-Lender Loans. The Certificate Account shall be an Eligible Account. The Master Servicer shall deposit or cause to be deposited in the Certificate Account, within one Business Day of receipt of available funds (in the case of payments by Mortgagors or other collections on the
Mortgage Loans or the Companion Loans) or as otherwise required hereunder, the following payments and collections received or made by the Master Servicer or on its behalf subsequent to the Cut-Off Date (other than in respect of principal and interest on the Mortgage Loans or the Companion Loans (other than the 11
Madison Avenue Companion Loans), due and payable on or before the Cut-Off Date, which payments shall be delivered promptly to the applicable Mortgage Loan
Seller or its designee, with negotiable instruments endorsed as necessary and appropriate without recourse), other than amounts received from Mortgagors which are to be used to purchase defeasance collateral, or payments (other than
Principal Prepayments) received by it on or prior to the Cut-Off Date but allocable to a period subsequent thereto:

              (i) all payments on account of principal of the Mortgage Loans or
         Companion Loans (other than the 11 Madison Avenue Companion Loans), including Principal Prepayments;

                                     -113-

              (ii) all payments on account of interest on the Mortgage Loans or
         Companion Loans (other than the 11 Madison Avenue Companion Loans), including Additional Interest;

              (iii) all Prepayment Premiums and Yield Maintenance Charges;

              (iv) all Insurance Proceeds and Liquidation Proceeds (other than
         Liquidation Proceeds described in clause (vi) of the definition thereof that are required to be deposited in the Distribution Account or the
         Class PP Distribution Account pursuant to Section 9.01) received in respect of any Mortgage Loan or Companion Loan (other than the 11
         Madison Avenue Companion Loans) including, without limitation, any amounts representing recoveries of Nonrecoverable Advances or
         Unliquidated Advances, including interest on such Nonrecoverable
         Advances or Unliquidated Advances in respect of the related Mortgage
         Loans);

              (v) any amounts required to be deposited by the Master Servicer pursuant to Section 3.06(b) in connection with losses incurred with respect to Permitted Investments of funds held in the Certificate
         Account;

              (vi) any amounts required to be deposited by the Master Servicer or the Special Servicer pursuant to Section 3.07(b) in connection with losses resulting from a deductible clause in a blanket hazard policy;

              (vii) any amounts required to be transferred from an REO Account pursuant to Section 3.16(c) and any amounts received from a Mortgage
         Loan Seller with respect to a Special Reserve Account pursuant to
         Section 2.02(d);

              (viii) any amount in respect of Purchase Prices and Substitution
         Shortfall Amounts pursuant to Section 2.03(b);

              (ix) any amount required to be deposited by the Master Servicer pursuant to Section 3.19(a) in connection with Prepayment Interest
         Shortfalls;

              (x) any amount required to be deposited by the Master Servicer pursuant to Section 3.03(d) and 4.03(d) in connection with reimbursing the Trust Fund for interest paid on a P&I Advance or Servicing Advance, as applicable;

              (xi) any amount paid by a Mortgagor to cover items for which a
         Servicing Advance has been previously made and for which the Master
         Servicer, the Special Servicer, Fiscal Agent or the Trustee, as
         applicable, has been previously reimbursed out of the Certificate
         Account;

              (xii) any amount required to be deposited by the Master Servicer or the Special Servicer pursuant to Section 3.11(b) and 3.11(d), respectively, in connection with reimbursing the Trust Fund for
         Additional Trust Fund Expenses; and

                                     -114-

              (xiii) all amounts remitted or advanced by the 2004-C10 Master
         Servicer or 2004-C10 Trustee in respect of the 2004-C10 Serviced
         Mortgage Loan, as the case may be, pursuant to the 2004-C10 Pooling and
         Servicing Agreement and the related Intercreditor Agreement.

         The foregoing requirements for deposit in the Certificate Account shall be exclusive. Notwithstanding the foregoing, actual payments from Mortgagors in the nature of Escrow Payments, amounts to be deposited in Reserve Accounts, and amounts that the Master Servicer and the Special Servicer are entitled to retain as additional servicing compensation pursuant to Sections 3.11(b) and 3.11(d), need not be deposited by the Master Servicer in the Certificate Account. If the
Master Servicer shall deposit in the Certificate Account any amount not required to be deposited therein, it may at any time withdraw such amount from the
Certificate Account, any provision herein to the contrary notwithstanding. The
Master Servicer shall promptly deliver to the Special Servicer as additional servicing compensation in accordance with Section 3.11(d), assumption fees, late payment charges (to the extent not applied to pay interest on Advances as provided in Sections 3.03(d) or 4.03(d)) or Additional Trust Fund Expenses as
provided in Section 3.11(d)) and other transaction fees or other expenses received by the Master Servicer to which the Special Servicer is entitled pursuant to either of such Sections upon receipt of a certificate of a Servicing
Officer of the Special Servicer describing the item and amount. The Certificate
Account shall be maintained as a segregated account, separate and apart from trust funds created for mortgage pass-through certificates of other series and the other accounts of the Master Servicer.

         The Master Servicer may maintain, as part of the Certificate Account, a subaccount for each Companion Loan (other than the 11 Madison Avenue Companion
Loans and the Park Place Mall Subordinate Companion Loan) on behalf of and in trust for the benefit of the related Companion Holder, into which subaccount the
Master Servicer shall deposit or cause to be deposited all amounts described in the first paragraph of this Section 3.04(a) to the extent allocable to the related Companion Loan in accordance with this Agreement and the related
Intercreditor Agreement, and out of which subaccount the Master Servicer may make withdrawals to the extent withdrawals of such funds are provided for in
Section 3.05(a) of this Agreement or in the related Intercreditor Agreement.
Each such subaccount shall be an Eligible Account or a subaccount of an Eligible
Account and shall be entitled "Wachovia Bank, National Association, as Master
Servicer, on behalf of and in trust for the related Companion Holder."

         Upon receipt of any of the amounts described in clauses (i) through
(iv), (xi) and (xii) above with respect to any Mortgage Loan or Companion Loan, the Special Servicer shall promptly, but in no event later than one Business Day after receipt of available funds, remit such amounts (net of any reimbursable expenses incurred by the Special Servicer) to or at the direction of the Master
Servicer for deposit into the Certificate Account in accordance with the second preceding paragraph, unless the Special Servicer determines, consistent with the
Servicing Standard, that a particular item should not be deposited because of a restrictive endorsement. Any such amounts received by the Special Servicer with respect to an REO Property shall be deposited by the Special Servicer into the
REO Account and remitted to the Master Servicer for deposit into the Certificate
Account pursuant to Section 3.16(c). With respect to any such amounts paid by check to the order of the Special Servicer, the Special Servicer shall endorse such check to the order of the Master Servicer and shall deliver promptly,

                                     -115-

but in no event later than three Business Days after receipt, any such check to the Master Servicer by overnight courier, unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item cannot be so endorsed and delivered because of a restrictive endorsement or other appropriate reason.

         (b) The Trustee, for the benefit of the Certificateholders, shall establish and maintain one or more trust accounts (collectively, the
"Distribution Account") at the office of the Trustee to be held in trust for the benefit of the Certificateholders (other than the holders of the Class PP
Certificates). The Distribution Account shall be an Eligible Account. The
Trustee hereby authorizes the Paying Agent to make deposits in and withdrawals from the Distribution Account in accordance with the terms of this Agreement.
The Master Servicer shall deliver to the Paying Agent each month on or before
1:30 p.m. New York City time on the P&I Advance Date therein, for deposit in the
Distribution Account, an aggregate amount of immediately available funds equal to that portion of the Available Distribution Amount (calculated without regard to clauses (a)(ii), (a)(v) and (b)(ii)(B) of the definition thereof) for the related Distribution Date then on deposit in the Certificate Account, together with (i) any Prepayment Premiums, Yield Maintenance Charges and/or Additional
Interest received on the Mortgage Loans during the related Collection Period, and (ii) in the case of the final Distribution Date, any additional amounts contemplated by the third paragraph of Section 9.01.

         The Trustee, for the benefit of the holders of the Class PP
Certificates, shall establish and maintain one or more trust accounts
(collectively the "Class PP Distribution Account") at the office of the Trustee to be held in trust for the benefit of the holders of the Class PP Certificates.
The Class PP Distribution Account shall be an Eligible Account. The Trustee hereby authorizes the Paying Agent to make deposits in and withdrawals from the
Class PP Distribution Account in accordance with the terms of this Agreement.
The Master Servicer shall deliver to the Paying Agent each month on or before
1:30 p.m. New York City time on the P&I Advance Date therein, for deposit in the
Class PP Distribution Account, an aggregate amount of immediately available funds equal to the Class PP Available Distribution Amount (calculated without regard to clauses (a)(ii), (a)(v) and (b)(ii)(B) of the definition thereof) for the related Distribution Date then on deposit in the Certificate Account, together with (i) any Prepayment Premiums and Yield Maintenance Charges received on the Park Place Mall Subordinate Companion Loan during the related Collection
Period, and (ii) in the case of the final Distribution Date, any additional amounts contemplated by the third paragraph of Section 9.01.

         The Companion Paying Agent shall establish and maintain a trust account for distributions on the Companion Loans (other than the Park Place Mall
Subordinate Companion Loan and the 11 Madison Avenue Subordinate Companion Loan)
(the "Companion Distribution Account") to be held on behalf of the related
Companion Holders. The Companion Distribution Account shall be an Eligible
Account or may be a subaccount of the Certificate Account. The Master Servicer hereby authorizes the Companion Paying Agent to make deposits in and withdrawals from the Companion Distribution Account in accordance with the terms of this
Agreement. Unless the Companion Distribution Account is the related subaccount or subaccounts of the Certificate Account as allowed by the last sentence of the definition of Companion Distribution Account, the Master Servicer shall deliver to the Companion Paying Agent each month on or before 2:00 p.m. New York City time on the P&I Advance Date therein for deposit in the Companion Distribution
Account, an aggregate amount of immediately

                                     -116-

available funds equal to the amount available to be distributed to the related
Companion Holder pursuant to the related Intercreditor Agreement.

         In addition, the Master Servicer shall, as and when required hereunder, deliver to the Paying Agent for deposit in the Distribution Account (or the
Class PP Distribution Account in the case of the Park Place Mall Subordinate
Companion Loan):

              (i) any P&I Advances required to be made by the Master Servicer in accordance with Section 4.03(a); and

              (ii) the Purchase Price paid in connection with the purchase by the Master Servicer of all of the Mortgage Loans and any REO Properties
         pursuant to Section 9.01, exclusive of the portion of such amounts required to be deposited in the Certificate Account pursuant to Section
         9.01.

         The Paying Agent shall, upon receipt, deposit in the Distribution
Account (or the Class PP Distribution Account in the case of the Park Place Mall
Subordinate Companion Loan) any and all amounts received by the Paying Agent that are required by the terms of this Agreement to be deposited therein.

         (c) The Trustee shall establish and maintain one or more accounts
(collectively, the "Interest Reserve Account"), held in trust for the benefit of the Certificateholders (other than the Class MAD Certificateholders and the holders of the Class PP Certificates). The Interest Reserve Account shall be an
Eligible Account. On or before each Distribution Date in February and, during each year that is not a leap year, January, the Master Servicer shall withdraw from the Certificate Account and remit to the Trustee for deposit in the
Interest Reserve Account, with respect to each Interest Reserve Loan, an amount equal to the Interest Reserve Amount in respect of such Interest Reserve Loan
(or, with respect to the 11 Madison Avenue Loan, the 11 Madison Avenue Pooled
Component only), for such Distribution Date (such withdrawal from the
Certificate Account to be made out of general collections on the Mortgage Pool where any related P&I Advance was deposited in the Distribution Account).

         (d) Prior to any Collection Period during which Additional Interest is received, and upon notification from the Master Servicer or Special Servicer pursuant to Section 3.02(d), the Trustee (on behalf of the Certificateholders)
shall establish and maintain the Additional Interest Account in the name of the
Trustee in trust for the benefit of the Class Z Certificateholders and the Class
MAD Certificateholders. The Additional Interest Account shall be established and maintained as an Eligible Account. Prior to the applicable Distribution Date, the Master Servicer shall remit to the Trustee for deposit in the Additional
Interest Account an amount equal to the Additional Interest received during the applicable Collection Period.

         Following the distribution of Additional Interest to Class Z
Certificateholders and the Class MAD Certificateholders, as applicable, on the first Distribution Date after which there are no longer any Mortgage Loans outstanding which pursuant to their terms could pay Additional Interest, the
Trustee shall terminate the Additional Interest Account.

                                     -117-

         (e) Funds in the Certificate Account, the Interest Reserve Account, the
Distribution Account, the Additional Interest Account and the Gain-on-Sale
Reserve Account, the Class PP Distribution Account and the Additional Interest
Account may be invested only in Permitted Investments in accordance with the provisions of Section 3.06. Funds on deposit in the Gain-on-Sale Reserve Account shall be invested pursuant to Section 3.06. The Master Servicer shall give written notice to the Trustee, the Special Servicer and the Rating Agencies of
the location of the Certificate Account as of the Closing Date and of the new
location of the Certificate Account prior to any change thereof. The Paying
Agent shall give written notice to the Trustee, the Master Servicer, the Special
Servicer and the Rating Agencies of any new location of the Distribution Account or the Class PP Distribution Account prior to any change thereof.

         (f) The Paying Agent, on behalf of the Trustee for the benefit of the
Certificateholders, shall establish (upon notice from Special Servicer of an event occurring that generates Gain-on-Sale Proceeds) and maintain the
Gain-on-Sale Reserve Account in the name of the Paying Agent on behalf of the
Trustee for the benefit of the Certificateholders. The Gain-on-Sale Reserve
Account shall be maintained as a segregated account, separate and apart from trust funds for mortgage pass-through certificates of other series administered by the Paying Agent and other accounts of the Paying Agent. Upon the disposition of any REO Property in accordance with Section 3.09 or Section 3.18, the Special
Servicer will calculate the Gain-on-Sale Proceeds, if any, realized in connection with such sale and remit such funds to the Paying Agent for deposit into the Gain-on-Sale Reserve Account; provided, that any Gain-on-Sale Proceeds with respect to the 11 Madison Avenue Loan shall be deemed to be distributed by the Loan REMIC in respect of the Class R-I Certificates and then deposited in the Gain-on-Sale Reserve Account held by the Lower-Tier REMIC to cover losses or shortfalls on the Majority Mortgage Loans in accordance with Section 4.01(k).

     Section 3.05. Permitted Withdrawals from the Certificate Account, Interest
Reserve Account, Additional Interest Account, Distribution Account and Class PP
Distribution Account.

         (a) The Master Servicer may, from time to time, make withdrawals from the Certificate Account for any of the following purposes (the order set forth below not constituting an order of priority for such withdrawals):

              (i) (A) to remit to the Paying Agent for deposit in the
         Distribution Account (or the Class PP Distribution Account in the case of the Park Place Mall Subordinate Companion Loan) the amounts required to be so deposited pursuant to the first and second paragraphs of
         Section 3.04(b) and any amount that may be applied to make P&I Advances pursuant to Section 4.03(a); and (B) to deposit in and remit to the
         Companion Paying Agent for deposit in each Companion Distribution
         Account the amounts required to be so deposited pursuant to the third paragraph of Section 3.04(b) and any amount relating to a Companion
         Loan (other than the 11 Madison Avenue Companion Loans) that may be applied to make P&I Advances pursuant to Section 4.03(a);

              (ii) to reimburse the Fiscal Agent, the Trustee and itself, in that order, for unreimbursed P&I Advances, the Fiscal Agent's, the
         Trustee's and Master

                                     -118-

         Servicer's right to reimbursement pursuant to this clause (ii) with respect to any P&I Advance (other than Nonrecoverable Advances and
         Workout-Delayed Reimbursement Amounts that are reimbursed pursuant to clause (vii) below) being limited to amounts that represent Late
         Collections of interest (net of the related Servicing Fees) and principal (net of any related Workout Fee or Liquidation Fee) received in respect of the particular Mortgage Loan or REO Loan as to which such
         P&I Advance was made or any related Companion Loan.

              (iii) to pay to itself earned and unpaid Master Servicing Fees in respect of each Mortgage Loan and REO Loan, the Master Servicer's right to payment pursuant to this clause (iii) with respect to any Mortgage
         Loan or REO Loan being limited to amounts received on or in respect of such Mortgage Loan (whether in the form of payments, Liquidation
         Proceeds or Insurance Proceeds) or such REO Loan (whether in the form of REO Revenues, Liquidation Proceeds or Insurance Proceeds) that are allocable as a recovery of interest thereon;

              (iv) to pay to the Special Servicer earned and unpaid Special
         Servicing Fees in respect of each Specially Serviced Mortgage Loan and
         REO Loan;

              (v) to pay the Special Servicer (or, if applicable, a predecessor
         Special Servicer) earned and unpaid Workout Fees or Liquidation Fees in respect of each Specially Serviced Mortgage Loan, Corrected Mortgage
         Loan and REO Loan, the Special Servicer's (or, if applicable, any predecessor Special Servicer's) right to payment pursuant to this clause (v) with respect to any such Mortgage Loan or REO Loan being limited to amounts received on or in respect of such Specially Serviced
         Mortgage Loan or Corrected Mortgage Loan (whether in the form of payments or Liquidation Proceeds) or such REO Loan (whether in the form of REO Revenues or Liquidation Proceeds) that are allocable as a recovery of principal or interest thereon (provided that no Liquidation
         Fee shall be payable out of (i) Insurance Proceeds and (ii) any
         Liquidation Proceeds received in connection with the purchase of any
         Mortgage Loan or REO Property by a Mortgage Loan Seller pursuant to the applicable Mortgage Loan Purchase Agreement, by the Majority
         Subordinate Certificateholder, the Companion Holder, the Special
         Servicer, the Class MAD Controlling Holder or the Class PP Controlling
         Holder as described in Section 3.18(c), Section 3.18(d), Section
         3.18(e) or Section 3.18(h) or by the Master Servicer, the Special
         Servicer or the Majority Subordinate Certificateholder or the
         purchasing Certificateholder pursuant to Section 9.01) or with respect to any amounts required to be remitted by the related Mortgage Loan
         Seller pursuant to Section 2.03(h);

              (vi) to reimburse the Fiscal Agent, the Trustee or itself, in that order, for any unreimbursed Servicing Advances, the Trustee's, the
         Fiscal Agent's and the Master Servicer's respective rights to reimbursement pursuant to this clause (vi) with respect to any
         Servicing Advance (other than Nonrecoverable Advances and
         Workout-Delayed Reimbursement Amounts that are reimbursed pursuant to clause (vii) below) being limited to payments made by the related

                                     -119-

         Mortgagor that are allocable to such Servicing Advance, or to
         Liquidation Proceeds, Insurance Proceeds and, if applicable, REO
         Revenues received in respect of the particular Mortgage Loan, Companion
         Loan or REO Property as to which such Servicing Advance was made
         (provided that, in case of such reimbursement relating to any Co-Lender
         Loan, such reimbursements shall be made first, from amounts collected on the related Subordinate Companion Loan and then, if applicable, from the related Co-Lender Loan, in accordance with the terms of the related
         Intercreditor Agreement);

              (vii) to reimburse the Fiscal Agent, the Trustee, itself or the
         Special Servicer, in that order, (A) for any unreimbursed Advances
         (including interest at the Reimbursement Rate) that have been or are determined to be Nonrecoverable Advances and for any Workout-Delayed
         Reimbursement Amounts, and (B) to pay itself, with respect to any
         Mortgage Loan (including, if applicable, the 11 Madison Avenue Loan),
         Companion Loan or any REO Property, any related earned Master Servicing
         Fee that remained unpaid in accordance with clause (iii) above, in the case of clause (B), following a Final Recovery Determination made with respect to such Mortgage Loan or REO Property and the deposit into the
         Certificate Account of all amounts received in connection therewith;
         and to reimburse the 2004-C10 Trustee and the 2004-C10 Master Servicer,
         in that order, for unreimbursed advances (including interest on such advances) made by any such party pursuant to the 2004-C10 Pooling and
         Servicing Agreement in respect of the 2004-C10 Serviced Mortgage Loan
         (other than principal and interest advances made on the 11 Madison
         Avenue Companion Loans), that have been or are determined to be nonrecoverable advances pursuant to the terms of the 2004-C10 Pooling and Servicing Agreement (up to, with respect to a servicing advance, the 11 Madison Avenue Loan's pro rata share of such advance, or if the amount of such pro rata share, together with amounts available from collections in the certificate account created under the 2004-C10
         Pooling and Servicing Agreement, is insufficient to reimburse the party that made such advance, then up to the full amount of such advance and interest thereon); provided, however, that any reimbursement of
         Nonrecoverable Advances or Workout-Delayed Reimbursement Amounts
         payable pursuant to this Section 3.05(a)(vii), with respect to
         Nonrecoverable Advances, shall be deemed to be recovered, first, from collections or receipts on the Mortgage Loans and REO Properties in respect of principal and then in respect of interest and other collections, and, with respect to Workout-Delayed Reimbursement
         Amounts, only out of collections and receipts on the Mortgage Loans and
         REO Properties in respect of principal; provided, further, that amounts with respect to the 11 Madison Avenue Non-Pooled Component shall not be available to reimburse any party with respect to this Section
         3.05(a)(vii) except in connection with Advances and interest on unreimbursed Advances in respect of the 11 Madison Avenue Loan and amounts with respect to the Park Place Mall Subordinate Companion Loan shall not be available to reimburse any party with respect to this
         Section 3.05(a)(vii) except in connection with the Advances and

                                     -120-

         interest on unreimbursed Advances in respect of the Park Place Mall
         Whole Loan;

              (viii) at such time as it reimburses the Fiscal Agent, the
         Trustee, itself, the 2004-C10 Trustee or the 2004-C10 Master Servicer,
         in that order, for any unreimbursed Advance (including any Advance that constitutes a Workout-Delayed Reimbursement Amount) pursuant to clause
         (ii), (vi) or (vii) above, to pay the Fiscal Agent, the Trustee, itself, the 2004-C10 Trustee or the 2004-C10 Master Servicer, as the
         case may be, in that order, any interest accrued and payable thereon in accordance with Section 3.03(d) or 4.03(d) (or, with respect to the
         2004-C10 Serviced Mortgage Loan, pursuant to the 2004-C10 Pooling and
         Servicing Agreement), as applicable; provided, that the Fiscal Agent's, the Trustee's, the Master Servicer's, the 2004-C10 Trustee's and the
         2004-C10 Master Servicer's rights to payment pursuant to this clause
         (viii) with respect to interest on any Advance shall be satisfied (A)
         subject to the terms of the Intercreditor Agreement with respect to the related Loan Pair, first out of late payment charges and Penalty
         Interest collected on or in respect of the related Mortgage Loan (and if the Advance was made with respect to a Co-Lender Loan, out of such amounts collected on or in respect of the related Companion Loans) (the use of such late payment charges and Penalty Interest to be allocated between the Master Servicer and the Special Servicer on a pro rata basis based on the amount of late payment charges and Penalty Interest that the Master Servicer and the Special Servicer have received as additional servicing compensation during such period), and (B) to the extent that the late payment charges and Penalty Interest described in the immediately preceding clause (A) are insufficient, but only at the same time or after such Advance has been reimbursed, out of general collections on the Mortgage Loans, Companion Loans and any REO
         Properties on deposit in the Certificate Account; provided, that amounts with respect to the 11 Madison Avenue Non-Pooled Component shall not be available to reimburse any party with respect to this
         Section 3.05(a)(viii) except in connection with interest on unreimbursed Advances in respect of the 11 Madison Avenue Loan and provided, further, that amounts with respect to the Park Place Mall
         Subordinate Companion Loan shall not be available to reimburse any party with respect to this Section 3.05(a)(viii) except in connection with interest or unreimbursed Advances in respect of the Park Place
         Mall Whole Loan;

              (ix) to pay for costs and expenses incurred by the Trust Fund pursuant to the first sentence of Section 3.12(a), as to any Mortgage
         Loan that is a Specially Serviced Mortgage Loan;

              (x) to pay itself, as additional servicing compensation in accordance with Section 3.11(b), (A) interest and investment income earned in respect of amounts held in the Certificate Account as provided in Section 3.06(b), but only to the extent of the Net
         Investment Earnings with respect to the Certificate Account for any
         Collection Period; (B) any Prepayment Interest Excesses, and (C)
         Penalty Interest and late payment charges on Mortgage Loans that are not

                                     -121-

         Specially Serviced Mortgage Loans (to the extent such Penalty Interest and/or late payment charges were not applied to offset interest on
         Advances pursuant to clause (viii)(A) or Additional Trust Fund Expenses pursuant to Section 3.11(b) or inspection expenses pursuant to Section
         3.12(a));

              (xi) to pay to the Special Servicer, as additional servicing compensation in accordance with Section 3.11(d) (to the extent such
         Penalty Interest and/or late payment charges were not applied to offset interest on Advances pursuant to clause (viii)(A) of this Section or
         Additional Trust Fund Expenses pursuant to Section 3.11(d) or inspection expenses pursuant to Section 3.12(a));

              (xii) to pay for the cost of an independent appraiser or other expert in real estate matters retained pursuant to Section 3.03(e),
         3.09(a), 3.18, 4.03(c) or 9.01;

              (xiii) to pay itself, the Special Servicer, the Depositor, or any of their respective directors, officers, members, managers, employees and agents, as the case may be, any amounts payable to any such Person pursuant to Section 6.03;

              (xiv) to pay for (A) the advice of counsel and tax accountants contemplated by Section 3.17(a)(iii), (B) the cost of the Opinions of
         Counsel contemplated by Sections 3.09(b)(ii), 3.20(d) and 11.02(a), (C)
         the cost of an Opinion of Counsel contemplated by Section 11.01(a) or
         11.01(c) in connection with any amendment to this Agreement requested by the Master Servicer or the Special Servicer that protects or is in furtherance of the rights and interests of Certificateholders, and (D)
         the cost of recording this Agreement in accordance with Section
         11.02(a);

              (xv) to pay itself, the Special Servicer, any of the Mortgage Loan
         Sellers, the Majority Subordinate Certificateholder, a Companion
         Holder, a mezzanine lender, the Class PP Controlling Holder or any other Person, as the case may be, with respect to each Mortgage Loan, if any, previously purchased by such Person pursuant to this Agreement, all amounts received thereon subsequent to the date of purchase;

              (xvi) to withdraw any Interest Reserve Amount and remit such
         Interest Reserve Amount to the Trustee for deposit into the Interest
         Reserve Account pursuant to Section 3.04(c);

              (xvii) to remit to the Trustee for deposit into the Additional
         Interest Account the amounts required to be deposited pursuant to
         Section 3.04(d);

              (xviii) to remit to the Paying Agent (i) for deposit into the
         Distribution Account the amounts required to be deposited pursuant to
         Section 3.04(b) and (ii) for deposit into the Class PP Distribution
         Account the amounts required to be deposited pursuant to Section
         3.04(b);

                                     -122-

              (xix) to remit to the Companion Paying Agent for deposit into the
         Companion Distribution Account the amounts required to be deposited pursuant to Section 3.04(b);

              (xx) to pay the cost of any Environmental Assessment or any remedial, corrective or other action pursuant to Section 3.09(c);

              (xxi) to withdraw any amounts deposited in error;

              (xxii) to withdraw any other amounts that this Agreement expressly provides may be withdrawn from the Certificate Account; and

              (xxiii) to clear and terminate the Certificate Account at the termination of this Agreement pursuant to Section 9.01.

         The Master Servicer shall keep and maintain separate accounting records, on a loan-by-loan basis when appropriate, in connection with any withdrawal from the Certificate Account pursuant to clauses (ii)-(xxiii) above.
Upon request, the Master Servicer shall provide to the Trustee such records and any other information in the possession of the Master Servicer to enable the
Trustee to determine the amounts attributable to the Loan REMIC (with respect to the 11 Madison Avenue Loan), REMIC I (with respect to the Majority Mortgage
Loans and the Loan REMIC Regular Interests) and the Companion Loans. The Master
Servicer shall, to the extent permitted by the terms of the related
Intercreditor Agreement, make claims for reimbursement from the related
Companion Holder in connection with related Servicing Advances and interest thereon and other related expenses so as to minimize the total amount of withdrawals on the Certificate Account for such items. Nothing in the foregoing sentence shall limit the Master Servicer's rights to be reimbursed for claims relating to the Companion Loans that are reimbursable claims pursuant to the terms of this Agreement. Notwithstanding anything in this Section 3.05(a) to the contrary, in no event shall the Master Servicer withdraw from funds on deposit in the Certificate Account any amount to be applied to, or to provide reimbursement for, any amounts referenced in this Section 3.05(a) (other than amounts referenced in clause (xix)) which relate to any Companion Loan (other than the Park Place Mall Subordinate Companion Loan) to the extent the related
Co-Lender Loan has been paid in full in a prior Collection Period.

         The Master Servicer shall pay to the Special Servicer (or to third party contractors at the direction of the Special Servicer), the Trustee or the
Fiscal Agent from the Certificate Account amounts permitted to be paid to the
Special Servicer (or to such third party contractors), the Trustee or the Fiscal
Agent therefrom promptly upon receipt of a certificate of a Servicing Officer of the Special Servicer or of a Responsible Officer of the Trustee, describing the item and amount to which the Special Servicer (or such third party contractors), the Trustee or the Fiscal Agent is entitled. The Master Servicer may rely conclusively on any such certificate and shall have no duty to re-calculate the amounts stated therein. With respect to any reimbursement to be made hereunder to the 2004-C10 Master Servicer, the 2004-C10 Special Servicer or the 2004-C10
Trustee in respect of any Advance (as defined in the 2004-C10 Pooling and
Servicing Agreement) made by such parties subsequently determined to be a nonrecoverable advance pursuant to the terms of the 2004-C10 Pooling and
Servicing Agreement, the Master Servicer may conclusively rely on a written statement from such party delivered to the Master Servicer

                                     -123-

that such Advance (as defined in the 2004-C10 Pooling and Servicing Agreement)
is a nonrecoverable advance under the terms of the 2004-C10 Pooling and
Servicing Agreement. The Special Servicer shall keep and maintain separate accounting for each Specially Serviced Mortgage Loan and REO Property, on a loan-by-loan and property-by-property basis, for the purpose of justifying any request for withdrawal from the Certificate Account. With respect to each
Mortgage Loan or Companion Loan for which it makes an Advance, the Trustee shall similarly keep and maintain separate accounting for each Mortgage Loan or
Companion Loan, on a loan-by-loan and property-by-property basis, for the purpose of justifying any request for withdrawal from the Certificate Account for reimbursements of Advances or interest thereon. With respect to each
Mortgage Loan or Companion Loan for which it makes an Advance, the Fiscal Agent shall similarly keep and maintain separate accounting, on a loan-by-loan and property-by-property basis, for the purpose of justifying any request for withdrawal from the Certificate Account for reimbursements of Advances or interest thereon.

         Upon the determination that a previously made Advance is a
Nonrecoverable Advance, instead of obtaining reimbursement out of general collections immediately, the Master Servicer, the Trustee or the Fiscal Agent,
as applicable, may, in its sole discretion, elect to obtain reimbursement for such Nonrecoverable Advance over time (not to exceed six (6) months or such longer period of time as agreed to by the Master Servicer, the Trustee or the
Fiscal Agent, as applicable, and the Controlling Class Representative (or, with respect to the Park Place Mall Whole Loan, the Park Place Mall Representative),
each in its sole discretion) and the unreimbursed portion of such Advance will accrue interest at the Prime Rate. At any time after such a determination to obtain reimbursement over time, the Master Servicer, the Special Servicer, the
Trustee or the Fiscal Agent, as applicable, may, in its sole discretion and subject to the immediately following paragraph, decide to obtain reimbursement immediately. The fact that a decision to recover such Nonrecoverable Advances over time, or not to do so, benefits some Classes of Certificateholders to the detriment of other Classes shall not, with respect to the Master Servicer, constitute a violation of the Servicing Standard and/or with respect to the
Trustee, constitute a violation of any fiduciary duty to Certificateholders or contractual duty hereunder.

         The Master Servicer, Trustee or Fiscal Agent, as applicable, shall give
S&P and Moody's at least 15 days notice prior to any reimbursement to it of
Nonrecoverable Advances from amounts in the Certificate Account or Distribution
Account, as applicable, allocable to interest on the Mortgage Loans unless (1)
the Master Servicer, Trustee or Fiscal Agent, as applicable, determines in its sole discretion that waiting 15 days after such a notice could jeopardize the
Master Servicer's, Trustee's or Fiscal Agent's, as applicable, ability to recover such Nonrecoverable Advances, (2) changed circumstances or new or different information becomes known to the Master Servicer, Trustee or Fiscal
Agent, as applicable, that could affect or cause a determination of whether any
Advance is a Nonrecoverable Advance, whether to defer reimbursement of a
Nonrecoverable Advance or the determination in clause (1) above, or (3) the
Master Servicer has not timely received from the Trustee information requested by the Master Servicer to consider in determining whether to defer reimbursement of a Nonrecoverable Advance; provided that, if clause (1), (2) or (3) apply, the
Master Servicer, Trustee or Fiscal Agent, as applicable, shall give S&P and
Moody's notice of an anticipated reimbursement to it of Nonrecoverable Advances from amounts in the Certificate Account or Distribution Account, as applicable, allocable to interest on the Mortgage Loans as soon as reasonably practicable in such

                                     -124-

circumstances. The Master Servicer, Trustee or Fiscal Agent, as applicable, shall have no liability for any loss, liability or expense resulting from any notice provided to S&P and Moody's contemplated by the immediately preceding sentence.

         If the Master Servicer, the Trustee or the Fiscal Agent, as applicable, is reimbursed out of general collections for any unreimbursed Advances that are determined to be Nonrecoverable Advances (together with any interest accrued and payable thereon), then (for purposes of calculating distributions on the
Certificates) such reimbursement and payment of interest shall be deemed to have been made: first, out of the Principal Distribution Amount, the Class MAD
Principal Distribution Amount, or the Class PP Available Distribution Amount
which, but for its application to reimburse a Nonrecoverable Advance and/or to pay interest thereon, would be included in the Available Distribution Amount, the Class MAD Available Distribution Amount or the Class PP Available
Distribution Amount for any subsequent Distribution Date, and second, out of other amounts which, but for their application to reimburse a Nonrecoverable
Advance and/or to pay interest thereon, would be included in the Available
Distribution Amount, the Class MAD Available Distribution Amount or the Class PP
Available Distribution Amount for any subsequent Distribution Date. If and to the extent that any payment is deemed to be applied in accordance with clause first above to reimburse a Nonrecoverable Advance or to pay interest thereon, then the Principal Distribution Amount, the Class MAD Principal Distribution
Amount or the Class PP Available Distribution Amount for such Distribution Date shall be reduced, to not less than zero, by the amount of such reimbursement. If and to the extent (i) any Advance is determined to be a Nonrecoverable Advance,
(ii) such Advance and/or interest thereon is reimbursed out of the Principal
Distribution Amount, the Class MAD Principal Distribution Amount or the Class PP
Available Distribution Amount as contemplated by clause first above and (iii)
the particular item for which such Advance was originally made is subsequently collected out of payments or other collections in respect of the related
Mortgage Loan, then the Principal Distribution Amount, the Class MAD Principal
Distribution Amount or the Class PP Available Distribution Amount for the
Distribution Date that corresponds to the Collection Period in which such item was recovered shall be increased by an amount equal to the lesser of (A) the amount of such item and (B) any previous reduction in the Principal Distribution
Amount, the Class MAD Principal Distribution Amount or the Class PP Available
Distribution Amount for a prior Distribution Date pursuant to clause first above resulting from the reimbursement of the subject Advance and/or the payment of interest thereon.

         (b) The Paying Agent may, from time to time, make withdrawals from the
Distribution Account for any of the following purposes (in no particular order of priority):

              (i) to make deemed distributions to itself as holder of the Loan
         REMIC Regular Interests and the REMIC I Regular Interests (other than the Class LPP Uncertificated Interest), and to make distributions to
         Certificateholders (other than the Holders of the Class PP
         Certificates) on each Distribution Date, pursuant to Sections 4.01 and
         9.01, as applicable;

              (ii) to pay the Trustee and the Fiscal Agent or any of their respective directors, officers, employees and agents, as the case may be, any amounts payable or reimbursable to any such Person pursuant to
         Section 8.05 and Section 8.19, as applicable

                                     -125-

              (iii) to pay the Trustee the Trustee Fee as contemplated by
         Section 8.05(a) hereof with respect to each Mortgage Loan (excluding the Park Place Mall Subordinate Companion Loan) and REO Loan and to pay
         the Trustee, as additional compensation, interest and investment income, if any, earned in respect of amounts held in the Distribution
         Account as provided in Section 3.06, but only to the extent of the Net
         Investment Earnings with respect to such account for the related
         Distribution Date;

              (iv) to pay for the cost of the Opinions of Counsel sought by the
         Trustee (A) as provided in clause (v) of the definition of
         "Disqualified Organization," (B) as contemplated by Section 3.20(d),
         9.02(a) and 10.01(h), or (C) as contemplated by Section 11.01(a) or
         11.01(c) in connection with any amendment to this Agreement requested by the Trustee which amendment is in furtherance of the rights and interests of Certificateholders; provided that a portion of such costs shall be allocated pursuant to the 2004-C10 Pooling and Servicing
         Agreement and the related Intercreditor Agreement if such costs relate to the 11 Madison Avenue Whole Loan provided, further, that a portion of such costs shall be allocated pursuant to Section 3.05(c)(iv) if such costs relate to the Park Place Mall Whole Loan;

              (v) to pay any and all federal, state and local taxes imposed on the Loan REMIC, REMIC I or REMIC II or on the assets or transactions of any such REMIC, together with all incidental costs and expenses, to the extent none of the Trustee, the REMIC Administrator, the Master
         Servicer or the Special Servicer is liable therefor pursuant to Section
         10.01(i); provided that a portion of such costs shall be allocated pursuant to the 2004-C10 Pooling and Servicing Agreement and the
         related Intercreditor Agreement if such costs relate to the 11 Madison
         Avenue Whole Loan provided, further, that a portion of such costs shall be allocated pursuant to Section 3.05(c)(v) if such costs relate to the
         Park Place Mall Whole Loan;

              (vi) to pay the REMIC Administrator any amounts reimbursable to it pursuant to Section 10.01(e); provided that a portion of such amounts shall be allocated pursuant to the 2004-C10 Pooling and Servicing
         Agreement and the related Intercreditor Agreement if such costs relate to the 11 Madison Avenue Whole Loan provided, further, that a portion of such costs shall be allocated pursuant to Section 3.05(c)(v) if such costs relate to the Park Place Mall Whole Loan;

              (vii) to pay to the Master Servicer any amounts deposited by the
         Master Servicer in the Distribution Account not required to be deposited therein; and

              (viii) to clear and terminate the Distribution Account at the termination of this Agreement pursuant to Section 9.01.

                                     -126-

         Taxes imposed on the Loan REMIC, REMIC I or REMIC II shall be allocated to the related REMIC.

         (c) The Paying Agent may, from time to time, make withdrawals from the
Class PP Distribution Account for any of the following purposes (in no particular order of priority):

              (i) to make deemed distributions to itself as holder of the Class
         LPP Uncertificated Interest, and to make distributions to holders of the Class PP Certificates on each Distribution Date, pursuant to
         Sections 4.01 and 9.01, as applicable;

              (ii) to pay the Trustee or any of its directors, officers, employees and agents, as the case may be, any amounts payable or reimbursable to any such person with respect to the Park Place Mall
         Whole Loan pursuant to Section 8.05;

              (iii) to pay the Trustee as additional compensation, interest and investment income, if any, earned in respect of amounts held in the
         Class PP Distribution Account as provided in Section 3.06, but only to the extent of the Net Investment Earnings with respect to such account for the related Distribution Date;

              (iv) to pay the cost of the Opinions of Counsel sought by the
         Trustee (A) as provided in clause (v) of the definition of
         "Disqualified Organization," (B) as contemplated by Section 3.20(d),
         9.02(a) and 10.01(h), or (C) as contemplated by Section 11.01(a) or
         11.01(c) in connection with any amendment to this Agreement requested by the Trustee solely with respect to the Park Place Mall Subordinate
         Companion Loan which amendment is in furtherance of the rights and interests of the holders of the Class PP Certificates;

              (v) to pay any and all federal, state and local taxes imposed on
         REMIC I or REMIC II or on the assets or transactions of either such
         REMIC (in each case, solely with respect to the Park Place Mall
         Subordinate Companion Loan), together with all incidental costs and expenses, to the extent none of the Trustee, the REMIC Administrator, the Master Servicer or the Special Servicer is liable therefor pursuant to Section 10.01(i);

              (vi) to pay the REMIC Administrator solely with respect to the
         Park Place Mall Whole Loan any amounts reimbursable to it pursuant to
         Section 10.01(e);

              (vii) to pay to the Master Servicer any amounts deposited by the
         Master Servicer in the Class PP Distribution Account not required to be deposited therein; and

              (viii) to clear and terminate the Class PP Distribution Account at the termination of this Agreement pursuant to Section 9.01.

                                     -127-

         Taxes imposed on either REMIC I or REMIC II shall be allocated to the related REMIC.

         (d) The Companion Paying Agent may, from time to time, make withdrawals from the Companion Distribution Account as contemplated by Section 4.01(k).

         (e) Trustee shall on each P&I Advance Date to occur in March of each year, and in the event the final Distribution Date occurs in February or, if such year is not a leap year, in January, on the P&I Advance Date to occur in such February or January, withdraw from the Interest Reserve Account and deposit into the Distribution Account in respect of each Interest Reserve Loan, an amount equal to the aggregate of the Interest Reserve Amounts deposited into the
Interest Reserve Account pursuant to Section 3.04(c) during the immediately preceding Collection Period and, if applicable, the second preceding Collection
Period and, if applicable, the related Collection Period.

         (f) The Paying Agent shall, on any Distribution Date, make withdrawals from the Additional Interest Account to the extent required to make the distributions of Additional Interest required by Section 4.01(b).

         (g) The Paying Agent shall, on any Distribution Date, make withdrawals from the Gain-On-Sale Reserve Account as contemplated by Section 4.01(k).

         (h) [RESERVED]

         (i) In the event that servicing advances or principal and interest advances have been made with respect to the 2004-C10 Serviced Mortgage Loan under the 2004-C10 Pooling and Servicing Agreement by the 2004-C10 Master
Servicer or 2004-C10 Trustee, and in accordance with the 2004-C10 Pooling and
Servicing Agreement, if a subsequent determination has been made that such advance constitutes a nonrecoverable advance, the party that made such advance shall be entitled to a reimbursement of such advance with interest thereon as set forth in the 2004-C10 Pooling and Servicing Agreement, from general collections on all Mortgage Loans (except the Park Place Mall Subordinate
Companion Loan) in the Certificate Account (up to, with respect to a servicing advance, the 11 Madison Avenue Loan's pro rata share of such advance, or if the amount of such pro rata share, together with amounts available from collections in the certificate account created under the 2004-C10 Pooling and Servicing
Agreement, is insufficient to reimburse the party that made such advance, then up to the full amount of such advance and interest thereon).

    Section 3.06. Investment of Funds in Servicing Accounts, Reserve Accounts,
Certificate Account, Interest Reserve Account, Distribution Account, Class PP
Distribution Account, Companion Distribution Account, Additional Interest
Account, Gain on Sale Reserve Account and REO Account.

         (a) The Master Servicer may direct in writing any depository institution maintaining a Servicing Account, a Reserve Account or the
Certificate Account (each, for purposes of this Section 3.06, an "Investment
Account"); the Companion Paying Agent may direct in writing any depository institution maintaining the Companion Distribution Account

                                     -128-

(also, for purposes of this Section 3.06, an "Investment Account"), the Special
Servicer may direct in writing any depository institution maintaining the REO
Account (also, for purposes of this Section 3.06, an "Investment Account"); and
the Trustee may direct in writing any depository institution maintaining the
Distribution Account and the Class PP Distribution Account with respect to the
Park Place Mall Subordinate Companion Loan, the Gain-on-Sale Reserve Account,
the Interest Reserve Account or the Additional Interest Account (also, for purposes of this Section 3.06, an "Investment Account") to invest, or if it is such depository institution, may itself invest, the funds held therein only in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, no later than the Business Day immediately preceding the next succeeding date on which such funds are required to be withdrawn from such account pursuant to this Agreement. Funds held in the
Distribution Account, the Class PP Distribution Account, the Companion
Distribution Account, the Additional Interest Account, the Interest Reserve
Account and the Gain-on-Sale Reserve Account may remain uninvested. In the event that the Master Servicer shall have failed to give investment directions for any
Servicing Account, any Reserve Account or the Certificate Account (exclusive of any accounts as are held by the Master Servicer) or the Special Servicer shall have failed to give investment directions for the REO Account by 11:00 A.M. New
York City time on any Business Day on which there may be uninvested cash, such funds held in the REO Account shall be invested in securities described in clause (i) of the definition of the term "Permitted Investments"; and such funds held in such other accounts shall be invested in securities described in clause
(v) of such definition. All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in an Investment
Account shall be made in the name of the Trustee (in its capacity as such). The
Master Servicer on behalf of the Trustee for the benefit of Certificateholders
(with respect to Permitted Investments of amounts in the Servicing Accounts, the
Reserve Accounts or the Certificate Account), the Special Servicer on behalf of the Trustee for the benefit of Certificateholders (with respect to Permitted
Investments of amounts in the REO Account) and the Trustee (with respect to
Permitted Investments of amounts in the Distribution Account, the Class PP
Distribution Account, Gain-on-Sale Reserve Account, the Interest Reserve Account
or Additional Interest Account) for the benefit of the Certificateholders, and the Companion Paying Agent with respect to the Companion Distribution Account, shall (and the Trustee hereby designates the Master Servicer and the Special
Servicer, with respect to any Investment Account maintained by them, and itself, with respect to the Distribution Account, the Class PP Distribution Account, the
Additional Interest Account, the Interest Reserve Account and the Gain-on-Sale
Reserve Account, as applicable, as the Person that shall) maintain continuous possession of any Permitted Investment that is either (i) a "certificated security," as such term is defined in the UCC, or (ii) other property in which a secured party may perfect its security interest by possession under the UCC or any other applicable law. Possession of any such Permitted Investment by the
Master Servicer, the Special Servicer or the Trustee shall constitute possession by the Trustee, as secured party, for purposes of Section 9-313 of the UCC and any other applicable law. If amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Master
Servicer (in the case of the Certificate Account, Servicing Accounts and Reserve
Accounts), the Special Servicer (in the case of the REO Account), the Trustee
(with respect to Permitted Investments of amounts in the Distribution Account, the Class PP Distribution Account, Gain on-Sale Reserve Account, the Interest
Reserve Account and

                                     -129-

Additional Interest Account) or the Companion Paying Agent with respect to the
Companion Distribution Account, shall:

         (x) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

         (y) demand payment of all amounts due thereunder promptly upon determination by the Master Servicer, the Special Servicer or the Trustee, as
the case may be, that such Permitted Investment would not constitute a Permitted
Investment in respect of funds thereafter on deposit in the Investment Account.

         (b) Whether or not the Master Servicer directs the investment of funds in any of the Servicing Accounts, the Reserve Accounts or the Certificate
Account, interest and investment income realized on funds deposited therein, to the extent of the related Net Investment Earnings, if any, for each Collection
Period and, in the case of a Reserve Account or a Servicing Account, to the extent not otherwise payable to the related Mortgagor in accordance with applicable law or the related Mortgage Loan documents, shall be for the sole and exclusive benefit of the Master Servicer and shall be subject to its withdrawal in accordance with Section 3.03(a), 3.03(f) or 3.05(a), as applicable. Whether or not the Special Servicer directs the investment of funds in the REO Account, interest and investment income realized on funds deposited therein, to the extent of the Net Investment Earnings, if any, for each Collection Period, shall be for the sole and exclusive benefit of the Special Servicer and shall be subject to its withdrawal in accordance with Section 3.16(b). Whether or not the
Trustee directs the investment of funds in the Distribution Account, the Class
PP Distribution Account, the Additional Interest Account, the Interest Reserve
Account or the Gain-on-Sale Reserve Account, interest and investment income realized on funds deposited therein, to the extent of the Net Investment
Earnings, if any, for each related Distribution Date, shall be for the sole and exclusive benefit of the Trustee and shall be subject to its (or the Paying
Agent's on its behalf) withdrawal in accordance with Section 3.05(b). If any loss shall be incurred in respect of any Permitted Investment on deposit in any
Investment Account, the Master Servicer (in the case of the Servicing Accounts, the Reserve Accounts and the Certificate Account, excluding any accounts containing amounts invested solely for the benefit of, and at the direction of, the Mortgagor under the terms of the Mortgage Loan or applicable law), the
Companion Paying Agent (in the case of the Companion Distribution Account), the
Special Servicer (in the case of the REO Account) and the Trustee (with respect to Permitted Investments of amounts in the Distribution Account, the Class PP
Distribution Account, the Additional Interest Account, the Interest Reserve
Account and the Gain-on-Sale Reserve Account) shall promptly deposit therein from its own funds, without right of reimbursement, no later than, in the case of the Master Servicer and Special Servicer, the end of the Collection Period
during which such loss was incurred and in the case of the Trustee, no later than 12:00 noon, New York City time, on the Distribution Date, the amount of the
Net Investment Loss, if any, for such Collection Period or on such Distribution
Date, provided, that none of the Master Servicer, the Special Servicer or the
Trustee shall be required to deposit any loss on an investment of funds in an
Investment Account if such loss is incurred solely as a result of the insolvency of the federal or state chartered depository institution or trust company that holds such Investment Account, so long as such

                                     -130-

depository institution or trust company satisfied the qualifications set forth in the definition of Eligible Account at the time such investment was made.

         (c) Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted
Investment and the Trustee, the Special Servicer or the Master Servicer fails to deposit any losses with respect to such Permitted Investment pursuant to Section
3.06(b), the Trustee may (or, in the event of a default by the Trustee, the
Master Servicer or Special Servicer shall) and, subject to Section 8.02, upon the request of Holders of Certificates entitled to not less than 25% of the
Voting Rights allocated to any Class, shall take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.

         (d) Notwithstanding the investment of funds held in any Investment
Account, for purposes of the calculations hereunder, including, without limitation, the calculation of the Available Distribution Amount, the Class MAD
Distribution Amount, or the Class PP Distribution Amount, the amounts so invested shall be deemed to remain on deposit in such Investment Account.

    Section 3.07. Maintenance of Insurance Policies; Errors and Omissions and
Fidelity Coverage.

         (a) The Master Servicer (with respect to Mortgage Loans and Companion
Loans and to the extent that the Trust Fund has an insurable interest, but other than the 2004-C10 Serviced Mortgage Loan and its related Companion Loans and any
Specially Serviced Mortgage Loan) and the Special Servicer (with respect to
Specially Serviced Mortgage Loans and REO Properties) shall, consistent with the
Servicing Standard, cause to be maintained for each Mortgaged Property all insurance coverage as is required under the related Mortgage; provided that, if and to the extent that any such Mortgage permits the holder thereof any discretion (by way of consent, approval or otherwise) as to the insurance coverage that the related Mortgagor is required to maintain, the Master Servicer shall exercise such discretion in a manner consistent with the Servicing
Standard; and provided, further, that, if and to the extent that a Mortgage so permits, the related Mortgagor shall be required to exercise its reasonable best efforts to obtain the required insurance coverage from Qualified Insurers and required insurance coverage obtained by the Master Servicer shall be from
Qualified Insurers. REO Property with respect to the 11 Madison Avenue Loan is excluded for all purposes of this Section 3.07. The cost of any such insurance coverage obtained by either the Master Servicer or the Special Servicer shall be a Servicing Advance to be paid by the Master Servicer pursuant to Section 3.03.
Whether or not the applicable Mortgage Loan documents require such insurance, the Majority Subordinate Certificateholder may request that earthquake insurance be secured for one or more Mortgaged Properties at the expense of the Majority
Subordinate Certificateholder. Subject to Section 3.17(a), the Special Servicer
shall also cause to be maintained for each REO Property no less insurance coverage than was previously required of the Mortgagor under the related
Mortgage; provided that all such insurance shall be obtained from Qualified
Insurers. All such insurance policies maintained by the Master Servicer or the
Special Servicer (i) shall contain (if they insure against loss to property and do not relate to an REO Property) a "standard" mortgagee clause, with loss payable to the Trustee or the Master Servicer on behalf of the

                                     -131-

Trustee (in the case of insurance maintained in respect of Mortgage Loans); (ii)
shall be in the name of the Special Servicer (in the case of insurance maintained in respect of REO Properties), on behalf of the Trustee; (iii) shall be non-cancelable without 30 days' prior written notice to the insured party;
(iv) shall include coverage in an amount not less than the lesser of (x) the full replacement cost of the improvements securing a Mortgaged Property or REO
Property, as applicable, or (y) the outstanding principal balance owing on the related Mortgage Loan or REO Loan, as applicable, and in any event, the amount necessary to avoid the operation of any co-insurance provisions; (v) shall include a replacement cost endorsement providing no deduction for depreciation
(unless such endorsement is not permitted under the related Mortgage Loan documents); (vi) shall include such other insurance, including, to the extent available at commercially reasonable rates, earthquake insurance, where applicable, as required under the applicable Mortgage or other Mortgage Loan document; and (vii) in each case such insurance shall be issued by an insurer authorized under applicable law to issue such insurance. Any amounts collected by the Master Servicer or the Special Servicer under any such policies (other than amounts to be applied to the restoration or repair of the related Mortgaged
Property or REO Property or amounts to be released to the related Mortgagor, in each case subject to the rights of any tenants and ground lessors, as the case may be, and in each case in accordance with the terms of the related Mortgage and the Servicing Standard) shall be deposited in the Certificate Account, subject to withdrawal pursuant to Section 3.05(a), in the case of amounts received in respect of a Mortgage Loan or Companion Loan, or in the REO Account,
subject to withdrawal pursuant to Section 3.16(c), in the case of amounts received in respect of an REO Property. Any cost incurred by the Master Servicer or the Special Servicer in maintaining any such insurance shall not, for purposes hereof, including, without limitation, calculating monthly distributions to Certificateholders, be added to unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan or
Companion Loans so permit.

         Notwithstanding the foregoing, the Master Servicer or Special Servicer, as applicable, will not be required to maintain (and in the case of the Special
Servicer, with respect any Specially Serviced Mortgage Loan), and shall not cause a Mortgagor to be in default with respect to the failure of the related
Mortgagor to obtain, all-risk casualty insurance which does not contain any carve-out for terrorist or similar acts, if, and only if the Special Servicer and, with respect to each Co-Lender Loan (other than the 11 Madison Avenue Loan)
in consultation with the related AB Companion Holder if required under the applicable Intercreditor Agreement has determined in accordance with the
Servicing Standard that either (a) such insurance is not available at any rate or (b) such insurance is not available at commercially reasonably rates and that such hazards are not at the time commonly insured against for properties similar to the Mortgaged Property and located in or around the region in which such
Mortgaged Property is located and the Controlling Class Representative (and with respect to the Park Place Mall Whole Loan, the Park Place Mall Representative)
has approved the decision not to require the borrower to maintain terrorism insurance (provided, that the decision of the Controlling Class Representative
(and with respect to the Park Place Mall Whole Loan, the Park Place Mall
Representative) to grant or withhold such consent shall be disregarded by the
Special Servicer if such consent or lack of consent would cause the Special
Servicer to violate the Servicing Standard); provided, however, the Controlling
Class Representative (and with respect to the Park Place Mall Whole Loan, the
Park Place Mall Representative) approval shall be deemed to have been given if it has not responded within five Business Days of receipt of the Special
Servicer's

                                     -132-

written recommendation and the information upon which such recommendation is based; provided, further, that upon the Special Servicer's determination consistent with the Servicing Standard, that exigent circumstances do not allow the Special Servicer to consult with the Controlling Class Representative or AB
Companion Holder, if applicable (or, with respect to the Park Place Mall Whole
Loan, the Park Place Mall Representative), the Special Servicer shall not be required to do so; provided, further that, during the period that the Special
Servicer is evaluating such insurance hereunder, the Master Servicer shall not be liable for any loss related to its failure to require the Mortgagor to maintain terrorism insurance and shall not be in default of its obligations hereunder as a result of such failure provided that the Master Servicer has given prompt notice to the Special Servicer of its determination that it will not be successful in its efforts to cause the Mortgagor to obtain such insurance, along with its determination, and any information in its possession, regarding the availability and cost of such insurance. The Special Servicer shall promptly notify the Master Servicer of each determination under this paragraph.

         (b) If the Master Servicer or the Special Servicer shall obtain and maintain, or cause to be obtained and maintained, a blanket policy insuring against hazard losses on all of the Mortgage Loans, Companion Loans and/or REO
Properties that it is required to service and administer, then, to the extent such policy (i) is obtained from a Qualified Insurer and (ii) provides protection equivalent to the individual policies otherwise required, the Master
Servicer or the Special Servicer, as the case may be, shall conclusively be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the related Mortgaged Properties and/or REO Properties. Such blanket policy may contain a deductible clause (not in excess of a customary amount), in which case the Master Servicer or the Special Servicer, as appropriate, shall, if there shall not have been maintained on the related
Mortgaged Property or REO Property a hazard insurance policy complying with the requirements of Section 3.07(a), and there shall have been one or more losses that would have been covered by such policy, promptly deposit into the
Certificate Account from its own funds the amount not otherwise payable under the blanket policy because of such deductible clause. The Master Servicer or the
Special Servicer, as appropriate, shall prepare and present, on behalf of itself, the Trustee and Certificateholders, claims under any such blanket policy in a timely fashion in accordance with the terms of such policy.

         (c) Each of the Master Servicer and the Special Servicer shall at all times during the term of this Agreement (or, in the case of the Special
Servicer, at all times during the term of this Agreement in which Specially
Serviced Mortgage Loans or REO Properties are part of the Trust Fund) keep in force a fidelity bond with Qualified Insurers, such fidelity bond to be in such form and amount as would permit it to be a qualified FNMA or FHLMC, whichever is greater, seller-servicer of multifamily mortgage loans, or in such other form and amount as would not cause the qualification, downgrading or withdrawal of any rating assigned by any Rating Agency to the Certificates (as evidenced in writing from each Rating Agency). Each of the Master Servicer and the Special
Servicer shall be deemed to have complied with the foregoing provision if an
Affiliate thereof has such fidelity bond coverage and, by the terms of such fidelity bond, the coverage afforded thereunder extends to the Master Servicer or the Special Servicer, as the case may be. Such fidelity bond shall provide for ten days' written notice to the Trustee prior to any cancellation.

                                     -133-

         Each of the Master Servicer and the Special Servicer shall at all times during the term of this Agreement (or, in the case of the Special Servicer, at all times during the term of this Agreement in which Specially Serviced Mortgage
Loans and/or REO Properties exist as part of the Trust Fund) also keep in force with Qualified Insurers, a policy or policies of insurance covering loss occasioned by the errors and omissions of its officers, employees and agents in connection with its servicing obligations hereunder, which policy or policies shall be in such form and amount as would permit it to be a qualified FNMA seller-servicer of multifamily mortgage loans, or in such other form and amount as would not cause the qualification, downgrade or withdrawal of any rating assigned by any Rating Agency to the Certificates (as evidenced in writing from each Rating Agency). Each of the Master Servicer and the Special Servicer shall be deemed to have complied with the foregoing provisions if an Affiliate thereof has such insurance and, by the terms of such policy or policies, the coverage afforded thereunder extends to the Master Servicer or the Special Servicer, as the case may be. Any such errors and omissions policy shall provide for ten days' written notice to the Trustee prior to cancellation. The Master Servicer and the Special Servicer shall each cause the Trustee to be an additional loss payee on any policy currently in place or procured pursuant to the requirements of this Section 3.07(c).

         For so long as the long-term debt obligations of the Master Servicer or
Special Servicer, as the case may be (or in the case of the initial Master
Servicer and Special Servicer, their respective direct or indirect parent), are rated at least "A" or the equivalent by all of the Rating Agencies (or such lower rating as will not result in qualification, downgrading or withdrawal of the ratings then assigned to the Certificates, as evidenced in writing by the
Rating Agencies), such Person may self-insure with respect to the risks described in this subsection.

    Section 3.08. Enforcement of Alienation Clauses.

         (a) Upon receipt of any request of a waiver in respect of a due-on-sale or due-on-encumbrance provision, the Master Servicer, with respect to Mortgage
Loans (other than the 2004-C10 Serviced Mortgage Loan) that are not Specially
Serviced Mortgage Loans, and the Special Servicer, with respect to Specially
Serviced Mortgage Loans, shall promptly analyze such waiver, including the preparation of written materials in connection with such analysis, and will close the related transaction, subject to the consent rights (if any) of each
Companion Holder pursuant to the related Intercreditor Agreement as provided in this Section 3.08. With respect to all Mortgage Loans other than Specially
Serviced Mortgage Loans and the 2004-C10 Serviced Mortgage Loan, the Master
Servicer or, in the case of Specially Serviced Mortgage Loans, the Special
Servicer, on behalf of the Trustee as the mortgagee of record, shall, to the extent permitted by applicable law, enforce the restrictions contained in the related Mortgage on transfers or further encumbrances of the related Mortgaged
Property and on transfers of interests in the related Mortgagor, unless following its receipt of a request of a waiver in respect of a due-on-sale or due-on-encumbrance provision the Master Servicer (with the written consent of the Special Servicer, which consent shall be deemed given if not denied within the later of (a) 15 Business Days after the Special Servicer's receipt of the written recommendation of the Master Servicer for such action and any additional information the Special Servicer may reasonably request for the analysis of such request (such recommendation and information may be delivered in an electronic format reasonably acceptable to the Master Servicer and the Special Servicer)
and (b) five (5) Business Days after the Controlling Class Representative's (and with respect to

                                     -134-

the Park Place Mall Whole Loan, the Park Place Mall Representative's) receipt of the written recommendation of the Special Servicer for such action and any additional information the Controlling Class Representative (and with respect to the Park Place Mall Whole Loan, the Park Place Mall Representative) may
reasonably request for the analysis of such request, which notice shall be given by the Special Servicer no later than 10 Business Days after the commencement of the 15 Business Day period described in the preceding clause (a)) or the Special
Servicer (with the written consent of the Controlling Class Representative (and with respect to the Park Place Mall Whole Loan, the Park Place Mall
Representative), which consent shall be deemed given if not denied within five
Business Days after the Controlling Class Representative's (and with respect to the Park Place Mall Whole Loan, the Park Place Mall Representative's) receipt of the written recommendation of the Special Servicer for such action and any additional information the Controlling Class Representative (and with respect to the Park Place Mall Whole Loan, the Park Place Mall Representative) may
reasonably request for the analysis of such request), as applicable, has determined, consistent with the Servicing Standard, that the waiver of such restrictions would be in accordance with the Servicing Standard. Promptly after the Master Servicer (with the written consent of the Special Servicer to the extent required in the preceding sentence) or the Special Servicer (with the written consent of the Controlling Class Representative (and with respect to the
Park Place Mall Whole Loan, the Park Place Mall Representative) to the extent required in the preceding sentence), as applicable, has made any such determination, the Master Servicer or the Special Servicer shall deliver to the
Trustee, the Rating Agencies and each other party hereto an Officer's
Certificate setting forth the basis for such determination. Neither the Master
Servicer nor the Special Servicer shall exercise (and the Special Servicer shall not consent to) any such waiver in respect of a due-on-encumbrance provision of any Mortgage Loan (i) with respect to which the aggregate of the Stated
Principal Balance of such Mortgage Loan and the Stated Principal Balance of all other Mortgage Loans that are cross-collateralized, cross-defaulted or have been made to Mortgagors affiliated with the Mortgagor on such Mortgage Loan, are one of the ten largest Mortgage Loans or concentrations of Mortgage Loans, as of the date of such waiver request, without receiving prior written confirmation from
S&P and Moody's that such action would not result in a downgrading, qualification or withdrawal of the ratings then assigned to the Certificates or
(ii) with respect to which (a) the aggregate of the Stated Principal Balance of such Mortgage Loan and the Stated Principal Balance of all other Mortgage Loans that are cross-collateralized, cross-defaulted or have been made to Mortgagors affiliated with the Mortgagor on such Mortgage Loan, is equal to or in excess of
$20,000,000, (b) the aggregate of the Stated Principal Balance of such Mortgage
Loan and the Stated Principal Balance of all other Mortgage Loans that are cross-collateralized, cross-defaulted or have been made to Mortgagors affiliated with the Mortgagor on such Mortgage Loan, are greater than 2% of the aggregate
Stated Principal Balance of all Mortgage Loans (or 5% of such aggregate Stated
Principal Balance if such aggregate Stated Principal Balance is less than $100 million), or (c) such Mortgage Loan is one of the ten largest Mortgage Loans as of the date of the waiver (by Stated Principal Balance), without receiving prior written confirmation from Moody's that such action would not result in a downgrading, qualification or withdrawal of the ratings then assigned to the
Certificates and (iii) with respect to which (a) the criteria set forth in clause (ii)(a), (ii)(b) or (ii)(c) have been met or (b) such Mortgage Loan has a
Loan-to-Value Ratio (calculated to include the additional indebtedness secured by any encumbrance) that is equal to or greater than 85% and a Debt Service
Coverage Ratio (calculated to include the additional debt from any encumbrance)
of 1.2x or less, without receiving a prior

                                     -135-

written confirmation from S&P that such action would not result in a downgrading, qualification or withdrawal of the ratings then assigned to the
Certificates. With respect to a waiver of a due-on-sale provision, neither the
Master Servicer nor the Special Servicer shall waive any such restriction with respect to which (a) the aggregate of the Stated Principal Balance of such
Mortgage Loan and the Stated Principal Balance of all other Mortgage Loans that are cross-collateralized, cross-defaulted or have been made to Mortgagors affiliated with the Mortgagor on such Mortgage Loan, is equal to or in excess of
$35,000,000 (or $25,000,000 with respect to Moody's), (b) the aggregate of the
Stated Principal Balance of such Mortgage Loan and the Stated Principal Balance of all other Mortgage Loans that are cross-collateralized, cross-defaulted or have been made to Mortgagors affiliated with the Mortgagor on such Mortgage
Loan, is greater than 5% of the aggregate Stated Principal Balance of all
Mortgage Loans or (c) such Mortgage Loan is one of the ten largest Mortgage
Loans as of the date of the waiver by Stated Principal Balance, without receiving prior written confirmation from S&P and Moody's that such action would not result in a downgrading, qualification or withdrawal of the ratings then assigned to the Certificates; provided that, if the Mortgage Loan does not meet the criteria set forth in clauses (i), (iii)(a), or (iii)(b) of the immediately preceding sentence, the Master Servicer or the Special Servicer, as applicable, may waive such requirement without confirmation by S&P in accordance with the
Servicing Standard; and provided, further, that, if the Mortgage Loan does not meet the criteria set forth in clause (ii) of the immediately preceding sentence, the Master Servicer or Special Servicer, as applicable, may waive such requirement without approval by S&P or Moody's in accordance with the Servicing
Standard. With respect to each Co-Lender Loan, no waiver of a due-on-sale or due-on-encumbrance provision will be effective unless the Master Servicer or
Special Servicer, as applicable, first consults with the related Subordinate
Companion Holder if required under the applicable Intercreditor Agreement.

         (b) Notwithstanding any other provisions of this Section 3.08, the
Master Servicer (with respect to Mortgage Loans other than Specially Serviced
Mortgage Loans and the 2004-C10 Serviced Mortgage Loan)(without the Special
Servicer's consent) or the Special Servicer (with respect to Specially Serviced
Mortgage Loans) may grant, without any Rating Agency confirmation as provided in paragraph (a) above, a Mortgagor's request for consent to subject the related
Mortgaged Property to an easement or right-of-way for utilities, access, parking, public improvements or another purpose, and may consent to subordination of the related Mortgage Loan to such easement or right-of-way provided the Master Servicer or the Special Servicer, as applicable, shall have determined in accordance with the Servicing Standard that such easement or right-of-way shall not materially interfere with the then-current use of the related Mortgaged Property, or the security intended to be provided by such
Mortgage, the related Mortgagor's ability to repay the Mortgage Loan, or materially or adversely affect the value of such Mortgaged Property or cause the
Mortgage Loan to cease to be a qualified mortgage loan for REMIC purposes.

         (c) Within ninety (90) days of the Closing Date, with respect to each of the Mortgage Loans (other than the 2004-C10 Serviced Mortgage Loan) covered by an environmental insurance policy, the Master Servicer shall notify the insurer under such environmental insurance policy and take all other action necessary for the Trustee, on behalf of the Certificateholders, to be an insured
(and for the Master Servicer, on behalf of the Trust Fund, to make claims) under such environmental insurance policy. In the event that the Master Servicer has actual knowledge of any event (an "Insured Environmental Event") giving rise to
a

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claim under any environmental insurance policy in respect of any Mortgage Loan covered thereby, the Master Servicer shall, in accordance with the terms of such environmental insurance policy and the Servicing Standard, timely make a claim thereunder with the appropriate insurer and shall take such other actions in accordance with the Servicing Standard which are necessary under such environmental insurance policy in order to realize the full value thereof for the benefit of the Certificateholders. Any legal fees, premiums or other out-of-pocket costs incurred in accordance with the Servicing Standard in connection with any such claim under an environmental insurance policy shall be paid by the Master Servicer and shall be reimbursable to it as a Servicing
Advance. With respect to each environmental insurance policy that relates to one or more Mortgage Loans (other than the 2004-C10 Serviced Mortgage Loan), the
Master Servicer shall review and familiarize itself with the terms and conditions relating to enforcement of claims and shall monitor the dates by which any claim must be made or any action must be taken under such policy to realize the full value thereof for the benefit of the Certificateholders in the event the Master Servicer has actual knowledge of an Insured Environmental Event giving rise to a claim under such policy.

         In the event that the Master Servicer receives notice of any termination of any environmental insurance policy that relates to one or more
Mortgage Loans (other than the 2004-C10 Serviced Mortgage Loan), the Master
Servicer shall, within five Business Days after receipt of such notice, notify the Special Servicer, the Controlling Class Representative, the related
Companion Holder (in the case of a Co-Lender Loan), the Rating Agencies and the
Trustee of such termination in writing. Upon receipt of such notice, the Master
Servicer with respect to non-Specially Serviced Mortgage Loans (other than the
2004-C10 Serviced Mortgage Loan), and the Special Servicer with respect to
Specially Serviced Mortgage Loans, shall address such termination in accordance with Section 3.07(a) in the same manner as it would the termination of any other
Insurance Policy required under the related Mortgage Loan documents. Any legal fees, premiums or other out-of-pocket costs incurred in accordance with the
Servicing Standard in connection with a resolution of such termination of an environmental insurance policy shall be paid by the Master Servicer and shall be reimbursable to it as a Servicing Advance.

    Section 3.09. Realization Upon Defaulted Mortgage Loans; Required
Appraisals.

         (a) The Special Servicer shall, subject to Sections 3.09(b) through
3.09(d) and Section 6.11, exercise reasonable efforts, consistent with the
Servicing Standard, to foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans or Companion Loans
(other than the 2004-C10 Serviced Mortgage Loan and its related Companion Loans)
as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments, including, without limitation, pursuant to Section 3.20. Subject to the second paragraph of
Section 3.03(c), the Master Servicer shall advance all costs and expenses (other than costs or expenses that would, if incurred, constitute a Nonrecoverable
Servicing Advance) incurred by the Special Servicer in any such proceedings, and shall be entitled to reimbursement therefor as provided in Section 3.05(a).
Nothing contained in this Section 3.09 shall be construed so as to require the
Special Servicer, on behalf of the Trust Fund, to make a bid on any Mortgaged
Property at a foreclosure sale or similar proceeding that is in excess of the fair market value of such property, as determined by the Special Servicer in accordance with the Servicing Standard and in its reasonable and good faith judgment taking into account, as applicable, among other factors, the period and amount of

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any delinquency on the affected Mortgage Loan or Companion Loan, the occupancy level and physical condition of the Mortgaged Property or REO
Property, the state of the local economy, the obligation to dispose of any REO
Property within the time period specified in Section 3.16(a) and the results of any appraisal obtained pursuant to the following sentence, all such bids to be made in a manner consistent with the Servicing Standard. If and when the Master
Servicer or the Special Servicer deems it necessary and prudent for purposes of establishing the fair market value of any Mortgaged Property securing a
Defaulted Mortgage Loan or defaulted Companion Loan, whether for purposes of bidding at foreclosure or otherwise, it may, at the expense of the Trust Fund, have an appraisal performed with respect to such property by an Independent
Appraiser or other expert in real estate matters; which appraisal shall take into account, as applicable, among other factors, the period and amount of any delinquency on the affected Mortgage Loan, the occupancy level and physical condition of the Mortgaged Property or REO Property, the state of the local economy and the obligation to dispose of any REO Property within the time period specified in Section 3.16(a), including without limitation, any environmental, engineering or other third party reports available, and other factors that a prudent real estate appraiser would consider.

         With respect to each Required Appraisal Mortgage Loan (other than the
2004-C10 Serviced Mortgage Loan), the Special Servicer will be required to obtain a Required Appraisal (or with respect to any Mortgage Loan with an outstanding principal balance less than $2,000,000, an internal valuation performed by the Special Servicer) within 60 days of a Mortgage Loan becoming a
Required Appraisal Mortgage Loan (unless an appraisal meeting the requirements of a Required Appraisal was obtained for such Required Appraisal Mortgage Loan within the prior 12 months and the Special Servicer has no actual knowledge of a material adverse change in the condition of the related Mortgaged Property in which case such appraisal may be a letter update of the Required Appraisal) and thereafter shall obtain a Required Appraisal (or with respect to any Mortgage
Loan with an outstanding principal balance less than $2,000,000, and in lieu of an Appraisal, an internal valuation performed by the Special Servicer) once every 12 months (or sooner if the Special Servicer has actual knowledge of a material adverse change in the condition of the related Mortgaged Property) if such Mortgage Loan remains a Required Appraisal Mortgage Loan. The Special
Servicer will deliver a copy of each Required Appraisal (or letter update or internal valuation) to the Master Servicer, the Controlling Class Representative
(and, with respect to the Park Place Mall Whole Loan, the Park Place Mall
Representative) and the Trustee within 10 Business Days of obtaining such
Required Appraisal (or letter update or internal valuation). Subject to the second paragraph of Section 3.03(c), the Master Servicer shall advance the cost of such Required Appraisal; provided, however, that such expense will be subject to reimbursement to the Master Servicer as a Servicing Advance out of the
Certificate Account pursuant to Section 3.05(a)(vi) and 3.05(a)(vii).

         Notwithstanding the foregoing, in no event shall the Master Servicer or the Special Servicer obtain an appraisal of a Companion Loan (other then the
Park Place Mall Subordinate Companion Loan) pursuant to this Section 3.09(a) to the extent the related Co-Lender Loan has been paid in full.

         (b) The Special Servicer shall not acquire any personal property pursuant to this Section 3.09 unless either:

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              (i) such personal property is incident to real property (within the meaning of Section 856(e)(1) of the Code) so acquired by the
         Special Servicer; or

              (ii) the Special Servicer shall have obtained an Opinion of
         Counsel (the cost of which may be withdrawn from the Certificate
         Account pursuant to Section 3.05(a)) to the effect that the holding of such personal property as part of the Trust Fund (to the extent not allocable to a Companion Loan (other than the Park Place Mall
         Subordinate Companion Loan)) will not cause the imposition of a tax on the Loan REMIC, REMIC I or REMIC II under the REMIC Provisions or cause the Loan REMIC, REMIC I or REMIC II to fail to qualify as a REMIC at any time that any Certificate is outstanding.

         (c) Notwithstanding the foregoing provisions of this Section 3.09, neither the Master Servicer nor the Special Servicer shall, on behalf of the
Trustee (which may include through a single member limited liability company owned by the Trust), initiate foreclosure proceedings, obtain title to a
Mortgaged Property by deed in lieu of foreclosure or otherwise, or take any other action with respect to any Mortgaged Property, if, as a result of any such action, the Trustee, on behalf of the Certificateholders, could, in the reasonable judgment of the Master Servicer or the Special Servicer, as the case may be, made in accordance with the Servicing Standard, be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or
"operator" of such Mortgaged Property within the meaning of CERCLA or any comparable law (a "potentially responsible party"), unless (as evidenced by an
Officer's Certificate to such effect delivered to the Trustee that shall specify all of the bases for such determination) the Special Servicer has previously determined in accordance with the Servicing Standard, and based on an
Environmental Assessment of such Mortgaged Property performed by an Independent
Person who regularly conducts Environmental Assessments and performed within six months prior to any such acquisition of title or other action (a copy of which
Environmental Assessment shall be delivered to the Trustee, the Controlling
Class Representative (and, with respect to the Park Place Mall Whole Loan, the
Park Place Mall Representative) and the Master Servicer), that:

              (i) the Mortgaged Property is in compliance with applicable environmental laws and regulations or, if not, that it would maximize the recovery to the Certificateholders on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders to be performed at the related Net
         Mortgage Rate) to acquire title to or possession of the Mortgaged
         Property and to take such actions as are necessary to bring the
         Mortgaged Property into compliance therewith in all material respects;
         and

              (ii) there are no circumstances or conditions present at the
         Mortgaged Property relating to the use, management or disposal of
         Hazardous Materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations or, if such circumstances or conditions are present for which any such action could reasonably be expected to be required, that it would maximize the recovery to

                                     -139-

         the Certificateholders on a present value basis (the relevant discounting of anticipated collections that will be distributable to
         Certificateholders to be performed at the related Net Mortgage Rate) to acquire title to or possession of the Mortgaged Property and to take such actions with respect to the affected Mortgaged Property.

         The Special Servicer shall undertake, in good faith, reasonable efforts to make the determination referred to in the preceding paragraph and may conclusively rely on the Environmental Assessment referred to above in making such determination. The cost of any such Environmental Assessment, as well as the cost of any remedial, corrective or other further action contemplated by clause (i) and/or clause (ii) of the preceding paragraph shall be at the expense of the Trust Fund (except to the extent that such Additional Trust Fund Expense is payable out of the proceeds of any Companion Loan pursuant to the related
Intercreditor Agreement and this Agreement); and if any such Environmental
Assessment so warrants, the Special Servicer shall perform such additional environmental testing as it deems necessary and prudent to determine whether the conditions described in clauses (i) and (ii) of the preceding paragraph have been satisfied, the cost of which shall be at the expense of the Trust Fund.

         (d) If the environmental testing contemplated by Section 3.09(c) above establishes that any of the conditions set forth in clauses (i) and (ii) thereof has not been satisfied with respect to any Mortgaged Property securing a
Defaulted Mortgage Loan (other than the 2004-C10 Serviced Mortgage Loan) and there is no breach of a representation or warranty requiring repurchase under the applicable Mortgage Loan Purchase Agreement, the Special Servicer shall take such action as is in accordance with the Servicing Standard (other than proceeding against the Mortgaged Property) and, at such time as it deems appropriate, may, on behalf of the Trustee, release all or a portion of such
Mortgaged Property from the lien of the related Mortgage; provided that, if such
Mortgage Loan has a then outstanding principal balance of greater than
$1,000,000, then prior to the release of all or a portion of the related
Mortgaged Property from the lien of the related Mortgage, (i) the Special
Servicer shall have notified the Rating Agencies, the Trustee, the Controlling
Class Representative (and, with respect to the Park Place Mall Whole Loan, the
Park Place Mall Representative) and the Master Servicer in writing of its intention to so release all or a portion of such Mortgaged Property and the bases for such intention, (ii) the Trustee shall have notified the
Certificateholders in writing of the Special Servicer's intention to so release all or a portion of such Mortgaged Property and (iii) the Holders of
Certificates entitled to a majority of the Voting Rights shall have consented to such release within 30 days of the Trustee's distributing such notice (failure to respond by the end of such 30-day period being deemed consent).

         (e) The Special Servicer shall report to the Master Servicer, the
Controlling Class Representative (and, with respect to the Park Place Mall Whole
Loan, the Park Place Mall Representative) and the Trustee monthly in writing as to any actions taken by the Special Servicer with respect to any Mortgaged
Property that represents security for a Defaulted Mortgage Loan as to which the environmental testing contemplated in Section 3.09(c) above has revealed that any of the conditions set forth in clauses (i) and (ii) thereof has not been satisfied, in each case until the earlier to occur of satisfaction of all such conditions and release of the lien of the related Mortgage on such Mortgaged
Property.

                                     -140-

         (f) The Special Servicer shall have the right to determine, in accordance with the Servicing Standard, the advisability of seeking to obtain a deficiency judgment if the state in which the Mortgaged Property is located and the terms of the Mortgage Loan or Companion Loan permit such an action and shall, in accordance with the Servicing Standard, seek such deficiency judgment if it deems advisable.

         (g) The Master Servicer shall, with the reasonable cooperation of the
Special Servicer, prepare and file information returns with respect to reports of foreclosures and abandonments of any Mortgaged Property and the information returns relating to any Mortgaged Property securing a Mortgage Loan (other than the 2004-C10 Serviced Mortgage Loan) and, if applicable, Companion Loan required by Sections 6050J and 6050P of the Code and each year deliver to the Trustee an
Officer's Certificate stating that such reports have been filed. Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by Sections 6050J and 6050P of the Code.

         (h) The Special Servicer shall maintain accurate records, prepared by a
Servicing Officer, of each Final Recovery Determination in respect of any
Mortgage Loan, Companion Loan or REO Property (other than with respect to the
2004-C10 Serviced Mortgage Loan) and the basis thereof. Each Final Recovery
Determination shall be evidenced by an Officer's Certificate (together with the basis and back-up documentation for the determination) delivered to the Trustee, the Controlling Class Representative (and, with respect to the Park Place Mall
Whole Loan, the Park Place Mall Representative) and the Master Servicer no later than the third Business Day following such Final Recovery Determination.

         (i) Upon reasonable request of the Master Servicer, the Special
Servicer shall deliver to it and the related Sub-Servicer any other information and copies of any other documents in its possession with respect to a Specially
Serviced Mortgage Loan or the related Mortgaged Property.

    Section 3.10. Trustee and Custodian to Cooperate; Release of Mortgage Files.

         (a) Upon the payment in full of any Mortgage Loan, or the receipt by the Master Servicer of a notification that payment in full shall be escrowed in a manner customary for such purposes, the Master Servicer shall promptly notify the Trustee in writing, who shall release or cause the related Custodian to release, by a certification (which certification shall be in the form of a
Request for Release in the form of Exhibit D-1 attached hereto and shall be accompanied by the form of a release or discharge and shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Certificate Account pursuant to Section 3.04(a) have been or will be so deposited) of a Servicing
Officer (a copy of which certification shall be delivered to the Special
Servicer) and shall request delivery to it of the related Mortgage File. Upon receipt of such certification and request, the Trustee shall release, or cause any related Custodian to release, the related Mortgage File to the Master
Servicer and shall deliver to the Master Servicer such release or discharge, duly executed; provided, however, that in the case of the payment in full of the
Park Place Mall Loan or the Park Place Mall Subordinate Companion Loan, the
Mortgage File with respect to the Park Place Mall Whole Loan shall not be released by the Trustee unless the Park Place Mall Whole Loan is paid in full.
No expenses incurred in connection with any

                                     -141-

instrument of satisfaction or deed of reconveyance shall be chargeable to the
Certificate Account, the Distribution Account or the Class PP Distribution
Account.

         (b) If from time to time, and as appropriate for servicing or foreclosure of any Mortgage Loan (including any related Companion Loan), the
Master Servicer or the Special Servicer shall otherwise require any Mortgage
File (or any portion thereof), the Trustee, upon request of the Master Servicer and receipt from the Master Servicer of a Request for Release in the form of
Exhibit D-1 attached hereto signed by a Servicing Officer thereof, or upon request of the Special Servicer and receipt from the Special Servicer of a
Request for Release in the form of Exhibit D-2 attached hereto, shall release, or cause any related Custodian to release, such Mortgage File (or portion thereof) to the Master Servicer or the Special Servicer, as the case may be.
Upon return of such Mortgage File (or portion thereof) to the Trustee or related
Custodian, or the delivery to the Trustee of a certificate of a Servicing
Officer of the Special Servicer stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation that are required to be deposited into the Certificate Account pursuant to Section 3.04(a) have been or will be so deposited, or that such
Mortgage Loan has become an REO Property, a copy of the Request for Release shall be released by the Trustee or related Custodian to the Master Servicer or the Special Servicer, as applicable.

         (c) Within seven Business Days (or within such shorter period (but no less than three Business Days) as execution and delivery can reasonably be accomplished if the Special Servicer notifies the Trustee of an exigency) of the
Special Servicer's request therefor, the Trustee shall execute and deliver to the Special Servicer (or the Special Servicer may execute and deliver in the name of the Trustee based on a limited power of attorney issued in favor of the
Special Servicer pursuant to Section 3.01(b)), in the form supplied to the
Trustee, any court pleadings, requests for trustee's sale or other documents stated by the Special Servicer to be reasonably necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or REO Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage
Note (or any note evidencing a related Companion Loan) or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity or to defend any legal action or counterclaim filed against the Trust Fund, the Master
Servicer or the Special Servicer. Together with such documents or pleadings, the
Special Servicer shall deliver to the Trustee a certificate of a Servicing
Officer requesting that such pleadings or documents be executed by the Trustee and certifying as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

    Section 3.11. Servicing Compensation.

         (a) As compensation for its activities hereunder, the Master Servicer shall be entitled to receive the Master Servicing Fee with respect to each
Mortgage Loan (including each Specially Serviced Mortgage Loan) and REO Loan. No
Master Servicing Fee shall be payable with respect to any Companion Loan unless such fee is expressly set forth in the related Intercreditor Agreement provided that so long as the Park Place Mall Subordinate Companion Loan is in the Trust
Fund, the Master Servicing Fee Rate for the Park Place Mall Loan shall be

                                     -142-

0.040% and the Master Servicing Fee Rate for the Park Place Mall Subordinate
Companion Loan shall be 0.010%; provided further that so long as the 11 Madison
Avenue Loan is in the Trust Fund, the Master Servicing Fee Rate for the 11
Madison Loan shall be 0.040%, which shall be allocated 0.020% to the 2004-C10
Master Servicer and 0.020% to the Master Servicer. As to each such Mortgage Loan and REO Loan, the Master Servicing Fee shall accrue at the related Master
Servicing Fee Rate and on the same principal amount respecting which the related interest payment due on such Mortgage Loan or deemed to be due on such REO Loan is computed and calculated on the basis of a 360-day year consisting of twelve
30-day months (or, in the event of a Principal Prepayment in full or other
Liquidation Event with respect to a Mortgage Loan or REO Loan, on the basis of the actual number of days to elapse from and including the related Due Date to but excluding the date of such Principal Prepayment or Liquidation Event in a month consisting of 30 days). The Master Servicing Fee with respect to any
Mortgage Loan or REO Loan shall cease to accrue if a Liquidation Event occurs in respect thereof. Earned but unpaid Master Servicing Fees shall be payable monthly, on a loan-by-loan basis, from payments of interest on each Mortgage
Loan and REO Revenues allocable as interest on each REO Loan. The Master
Servicer shall be entitled to recover unpaid Master Servicing Fees in respect of any Mortgage Loan or REO Loan out of that portion of related Insurance Proceeds or Liquidation Proceeds allocable as recoveries of interest, to the extent permitted by Section 3.05(a)(iii). The right to receive the Master Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Master Servicer's responsibilities and obligations under this Agreement.

         (b) Additional servicing compensation in the form of: (i) all late payment charges, Penalty Interest, assumption application fees if the related assumption is completed, modification fees for modifications to Mortgage Loans or Companion Loans that are not Specially Serviced Mortgage Loans made by the
Master Servicer pursuant to Section 3.20(i), defeasance fees, charges for beneficiary statements or demands, amounts collected for checks returned for insufficient funds and any similar fees (excluding Prepayment Premiums or Yield
Maintenance Charges), in each case to the extent actually paid by a Mortgagor with respect to a Mortgage Loan or Companion Loan and, with respect to late payment charges and penalty charges, accrued during the time that such Mortgage
Loan or Companion Loan was not a Specially Serviced Mortgage Loan, and (ii)
fifty percent (50%) of (A) assumption fees and (B) assumption application fees if the related assumption fails to be completed, in each case to the extent actually paid by a Mortgagor with respect to any Mortgage Loan or Companion Loan if such Mortgage Loan or Companion Loan is not a Specially Serviced Mortgage
Loan, may be retained by the Master Servicer and are not required to be deposited in the Certificate Account; provided that the Master Servicer's right to receive late payment charges and Penalty Interest pursuant to clause (i)
above shall be limited to the portion of such items that have not been applied to pay interest on Advances as provided in Sections 3.03(d) and 4.03(d) or
Additional Trust Fund Expenses (other than Special Servicing Fees, Workout Fees and/or Liquidation Fees) or interest on Advances pursuant to this Section
3.11(b). To the extent the Master Servicer or the Special Servicer receives late payment charges or Penalty Interest on a Mortgage Loan for which interest on
Advances or Additional Trust Fund Expenses (other than Special Servicing Fees,
Workout Fees and/or Liquidation Fees) related to such Mortgage Loan and not previously reimbursed to the Trust Fund, the Master Servicer shall deposit in the Certificate Account, on or prior to the P&I Advance Date following the collection of such late payment charges or Penalty

                                     -143-

Interest, an amount equal to the lesser of (i) the amount of late payment charges or Penalty Interest received on such Mortgage Loan or (ii) the sum of the amount of interest paid to the Master Servicer on Advances related to such
Mortgage Loan since the Closing Date for which the Trust Fund has not been previously reimbursed and the amount of Additional Trust Fund Expenses (other than Special Servicing Fees, Workout Fees and/or Liquidation Fees) related to such Mortgage Loan incurred since the Closing Date and not previously reimbursed to the Trust Fund. To the extent that the Master Servicer is not entitled to late payment charges or Penalty Interest pursuant to the immediately preceding sentence, the Master Servicer shall deposit such late payment charges and
Penalty Interest in the Certificate Account. Penalty Interest or late payment charges in respect of any Mortgage Loan or Companion Loan which has accrued during the period when the related Mortgage Loan or Companion Loan is not a
Specially Serviced Mortgage Loan shall be additional compensation to the Master
Servicer even if collected during the period when the related Mortgage Loan or
Companion Loan is a Specially Serviced Mortgage Loan. The Master Servicer shall also be entitled to additional servicing compensation in the form of (i)
Prepayment Interest Excesses; (ii) interest or other income earned on deposits in the Certificate Account, in accordance with Section 3.06(b) (but only to the extent of the Net Investment Earnings, if any, with respect to each such account for each Collection Period), and (iii) to the extent not required to be paid to any Mortgagor under applicable law or the terms of the related Mortgage Loan or
Companion Loan, any interest or other income earned on deposits in the Reserve
Accounts and Servicing Accounts maintained thereby.

         The Master Servicer shall be required to pay out of its own funds all expenses incurred by it in connection with its servicing activities hereunder
(including, without limitation, payment of any amounts due and owing to any of its Sub-Servicers and the premiums for any blanket policy insuring against hazard losses pursuant to Section 3.07(b)), if and to the extent such expenses are not payable directly out of the Certificate Account, and the Master Servicer
shall not be entitled to reimbursement therefor except as expressly provided in this Agreement. The Master Servicer shall not waive or agree to any discount of any portion of assumption fees to which the Special Servicer is entitled.

         (c) As compensation for its activities hereunder, the Special Servicer shall be entitled to receive the Special Servicing Fee with respect to each
Specially Serviced Mortgage Loan and each REO Loan (other than the 2004-C10
Serviced Mortgage Loan). As to each Specially Serviced Mortgage Loan and REO
Loan, the Special Servicing Fee shall accrue at the Special Servicing Fee Rate and on the same principal amount respecting which the related interest payment due on such Specially Serviced Mortgage Loan or deemed to be due on such REO
Loan is computed and calculated on the basis of a 360-day year consisting of twelve 30-day months (or, in the event of a Principal Prepayment in full or other Liquidation Event with respect to a Mortgage Loan or REO Loan, on the basis of the actual number of days to elapse from and including the related Due
Date to but excluding the date of such Principal Prepayment or Liquidation Event in a month consisting of 30 days). The Special Servicing Fee with respect to any
Specially Serviced Mortgage Loan or REO Loan shall cease to accrue as of the date a Liquidation Event occurs in respect thereof or it becomes a Corrected
Mortgage Loan. Earned but unpaid Special Servicing Fees shall be payable monthly out of general collections on the Mortgage Loans, Companion Loans and any REO
Properties on deposit in the Certificate Account pursuant to Section 3.05(a).

                                     -144-

         As further compensation for its activities hereunder, the Special
Servicer shall be entitled to receive the Workout Fee with respect to each
Corrected Mortgage Loan, so long as such loan remains a Corrected Mortgage Loan.
As to each Corrected Mortgage Loan, the Workout Fee shall be payable out of, and shall be calculated by application of the Workout Fee Rate to, each collection of interest (other than Additional Interest and Penalty Interest) and principal received on such Mortgage Loan or Companion Loan for so long as it remains a
Corrected Mortgage Loan (net of any portion of such collection payable or reimbursable to the Master Servicer, the Special Servicer, or the Trustee for
any related unpaid or unreimbursed Master Servicing Fees and/or Advances)
received on such Mortgage Loan or Companion Loan for so long as it remains a
Corrected Mortgage Loan. The Workout Fee with respect to any Corrected Mortgage
Loan will cease to be payable if a Servicing Transfer Event occurs with respect thereto or if the related Mortgaged Property becomes an REO Property; provided that a new Workout Fee would become payable if and when such Mortgage Loan and, if applicable, Companion Loan again became a Corrected Mortgage Loan. If the
Special Servicer is terminated or resigns, it will retain the right to receive any and all Workout Fees payable with respect to any Specially Serviced Mortgage
Loan that became a Corrected Mortgage Loan during the period that it acted as
Special Servicer and remained a Corrected Mortgage Loan at the time of its termination or resignation or if the Special Servicer resolved the circumstances and/or conditions (including by way of a modification of the related Mortgage
Loan documents) causing the Mortgage Loan to be a Specially Serviced Mortgage
Loan, but the Mortgage Loan had not as of the time the Special Servicer is terminated or resigns become a Corrected Mortgage Loan because the related borrower had not made three consecutive monthly debt service payments (but had made the most recent monthly debt service payment prior to the termination of the Special Servicer) and subsequently becomes a Corrected Mortgage Loan as a result of making three such consecutive payments. The successor Special Servicer will not be entitled to any portion of those Workout Fees.

         In addition, with respect to each Specially Serviced Mortgage Loan and
REO Loan (or Qualified Substitute Mortgage Loan substituted in lieu thereof), the Special Servicer shall be entitled to the Liquidation Fee payable out of, and calculated by application of the Liquidation Fee Rate to, all amounts
(whether in the form of payments of Liquidation Proceeds or REO Revenues or a full or discounted payoff by the Mortgagor) received in respect of such Mortgage
Loan or Companion Loan (or, in the case of an REO Loan, in respect of the related REO Property) and allocable as a full or partial recovery of principal, interest and expenses in accordance with Section 3.02(b) or the definition of
"REO Loan," as applicable; provided that no Liquidation Fee shall be payable in connection with, or out of (i) Insurance Proceeds (ii) condemnation proceeds and
(iii) Liquidation Proceeds resulting from the purchase of any Mortgage Loan or
REO Property by a Mortgage Loan Seller pursuant to the applicable Mortgage Loan
Purchase Agreement by the Majority Subordinate Certificateholder, the PP
Controlling Holder, the Companion Holder, or the Special Servicer pursuant to
Section 3.18(c), Section 3.18(d), Section 3.18(e) or Section 3.18(h) or by the
Master Servicer, the Special Servicer or the Majority Subordinate
Certificateholder or the purchasing Certificateholder pursuant to Section 9.01, or any mezzanine lender pursuant to the related mezzanine intercreditor agreement if purchased within 90 days of becoming a Specially Serviced Mortgage
Loan and (iv) Liquidation Proceeds resulting from the remittance by the related
Mortgage Loan Seller pursuant to Section 2.03; and provided, further, that no
Liquidation Fee shall be payable (i) in connection with a

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Periodic Payment received in connection with such Mortgage Loan or (ii) to the extent a Workout Fee is payable concerning the Liquidation Proceeds.

         The Special Servicer's right to receive the Special Servicing Fee, the
Workout Fee and the Liquidation Fee may not be transferred in whole or in part except in connection with the transfer of all of the Special Servicer's responsibilities and obligations under Sections 6.02, 6.04 and 6.09.

         (d) Additional servicing compensation in the form of: (i) all late payment charges, Penalty Interest received on or with respect to Specially
Serviced Mortgage Loans actually collected that, with respect to late payment charges and penalty charges, accrued during the time that the related Mortgage
Loan was a Specially Serviced Mortgage Loan, (ii) one hundred percent (100%) of any assumption application fees and assumption fees with respect to any
Specially Serviced Mortgage Loan and fifty percent (50%) of (A) any assumption fees and (B) any assumption application fees if the related assumption fails to be completed, with respect to any Mortgage Loan or Companion Loan if such
Mortgage Loan or Companion Loan is not a Specially Serviced Mortgage Loan, in
each case to the extent actually paid by a Mortgagor, and (iii) modification fees collected on all Mortgage Loans or Companion Loans (other than modifications made by the Master Servicer pursuant to Section 3.20(i)), in each case to the extent actually paid by the related Mortgagor, shall be retained by the Special Servicer or promptly paid to the Special Servicer by the Master
Servicer and shall not be required to be deposited in the Certificate Account;
provided that the Special Servicer's right to receive late payment charges and
Penalty Interest pursuant to clause (i) above shall be limited to the portion of such items that have not been applied to pay interest on Advances and property inspection costs in respect of the related Mortgage Loan as provided in Sections
3.03(d), 3.12(a) and 4.03(d) or Additional Trust Fund Expenses (other than
Special Servicing Fees, Workout Fees and/or Liquidation Fees) pursuant to this
Section 3.11(d). To the extent the Master Servicer or the Special Servicer receives late payment charges or Penalty Interest on a Mortgage Loan for which interest on Advances or Additional Trust Fund Expenses (other than Special
Servicing Fees, Workout Fees and/or Liquidation Fees) related to such Mortgage
Loan and not previously reimbursed to the Trust Fund, the Special Servicer shall transfer to the Master Servicer for deposit in the Certificate Account, on or prior to the P&I Advance Date following the collection of such late payment charges or Penalty Interest, an amount equal to the lesser of (i) the amount of late payment charges or Penalty Interest received on such Mortgage Loan or (ii)
the sum of the amount of interest paid to the Master Servicer on Advances related to such Mortgage Loan incurred since the Closing Date for which the
Trust Fund has not been previously reimbursed and the amount of Additional Trust
Fund Expenses (other than Special Servicing Fees, Workout Fees and/or
Liquidation Fees) related to such Mortgage Loan since the Closing Date and not previously reimbursed to the Trust Fund. To the extent that the Special Servicer is not entitled to late payment charges or Penalty Interest pursuant to the immediately preceding sentence, the Special Servicer shall promptly transfer such late payment charges and Penalty Interest to the Master Servicer who shall deposit such late payment charges and Penalty Interest in the Certificate
Account. The Special Servicer shall also be entitled to additional servicing compensation in the form of: (i) interest or other income earned on deposits in the REO Account, if established, in accordance with Section 3.06(b) (but only to the extent of the Net Investment Earnings, if any, with respect to the REO
Account for each Collection Period); and (ii) to the extent not required to be paid to any Mortgagor under applicable law, any interest or

                                     -146-

other income earned on deposits in the Servicing Accounts maintained by the
Special Servicer. The Special Servicer shall be required to pay out of its own funds all general and administrative expenses incurred by it in connection with its servicing activities hereunder, and the Special Servicer shall not be entitled to reimbursement therefor except as expressly provided in Section
3.05(a) if and to the extent such expenses are not payable directly out of the
Certificate Account or the REO Account.

    Section 3.12. Property Inspections; Collection of Financial Statements;
Delivery of Certain Reports.

         (a) (i) The Special Servicer shall perform or cause to be performed a physical inspection of a Mortgaged Property as soon as practicable after a related Mortgage Loan becomes a Specially Serviced Mortgage Loan and (ii) the
Master Servicer (in the case of non-Specially Serviced Mortgage Loans other than the 2004-C10 Serviced Mortgage Loan) or the Special Servicer (in the case of
Specially Serviced Mortgage Loans) shall perform or cause to be performed a physical inspection of a Mortgaged Property as soon as the related Debt Service
Coverage Ratio set forth in the CMSA Comparative Financial Status Report of a
Mortgage Loan is below 1.0x, provided that, with respect to inspections prepared by the Special Servicer, such expense shall be reimbursable first out of Penalty
Interest and late payment charges otherwise payable to the Special Servicer and received in the Collection Period during which such inspection related expenses were incurred, then as an Additional Trust Fund Expense (except to the extent that such Additional Trust Fund Expense is payable out of the proceeds of any
Companion Loan pursuant to the related Intercreditor Agreement and this
Agreement). Each of the Master Servicer for each Mortgage Loan (other than a
Specially Serviced Mortgage Loan, the 2004-C10 Serviced Mortgage Loan or REO
Loan) and the Special Servicer for each Specially Serviced Mortgage Loan and REO
Loan shall at its expense perform or cause to be performed an inspection of all the Mortgaged Properties at least once per calendar year (or, in the case of each Mortgaged Property securing a Mortgage Loan (other than a Specially
Serviced Mortgage Loan and the 2004-C10 Serviced Mortgage Loan) with a then current principal balance (or allocated loan amount) of less than $2,000,000 at the time of such inspection, every other calendar year) beginning in 2005;
provided, however, the Master Servicer shall not be required to inspect any
Mortgaged Property that has been inspected by the Special Servicer during the immediately preceding six months. The Special Servicer and the Master Servicer shall each prepare (and, in the case of the Special Servicer, shall deliver to the Master Servicer) a written report of each such inspection performed by it that sets forth in detail the condition of the Mortgaged Property and that specifies the existence of: (i) any sale, transfer or abandonment of the
Mortgaged Property of which it is aware, (ii) any change in the condition or value of the Mortgaged Property that it, in its reasonable judgment, considers material, or (iii) any visible waste committed on the Mortgaged Property. The
Master Servicer shall deliver such reports to the Trustee within 45 days of the related inspection and the Trustee shall, subject to Section 3.15, make copies of all such inspection reports available for review by Certificateholders and
Certificate Owners during normal business hours at the offices of the Trustee at all times after the Trustee's receipt thereof. Upon written request and at the expense of the requesting party, the Trustee shall deliver copies of any such inspection reports to Certificateholders and Certificate Owners. The Special
Servicer shall have the right to inspect or cause to be inspected (at its own expense) every calendar year any Mortgaged Property related to a loan that is not a Specially Serviced Mortgage Loan, provided that the Special Servicer obtains the approval of the Master Servicer prior to such

                                     -147-

inspection, and provides a copy of such inspection to the Master Servicer; and
provided, further, that the Master Servicer and the Special Servicer shall not both inspect a Mortgaged Property that is not securing a Specially Serviced
Mortgage Loan in the same calendar year. If the Special Servicer performs such inspection, such inspection shall satisfy the Master Servicer's inspection obligations pursuant to this paragraph (a).

         With respect to site inspection information, the Master Servicer shall make such inquiry of any Mortgagor under any related Mortgage Loan as the
Special Servicer may reasonably request.

         If the Special Servicer initiates a servicing transfer under clause (b)
or (c) of the definition of "Specially Serviced Mortgage Loan," the Special
Servicer shall give written notice thereof to the Master Servicer, the
Controlling Class Representative (and, with respect to the Park Place Mall Loan, to the Park Place Mall Representative) and the Trustee in order to effectuate such transfer.

         (b) Not later than 2:00 p.m. (New York City time) on the second
Business Day prior to each Determination Date, the Special Servicer shall deliver or cause to be delivered to the Master Servicer the following reports with respect to the Specially Serviced Mortgage Loans and any REO Properties
providing the required information as of the end of the preceding calendar month: (i) a CMSA Property File; (ii) a CMSA Comparative Financial Status Report
and (iii) CMSA Financial File. Not later than 5:00 p.m. (New York City time) on the first Business Day following each Determination Date, the Special Servicer shall deliver or cause to be delivered to the Master Servicer the following reports with respect to the Mortgage Loans (and, if applicable, the related REO
Properties) (or, as to clause (v) below, only with respect to Specially Serviced
Mortgage Loans) providing the required information as of such Determination
Date: (i) a CMSA Historical Liquidation Report; (ii) a CMSA Historical Loan
Modification and Corrected Mortgage Loan Report; (iii) a CMSA REO Status Report,
(iv) a Monthly Additional Report on Recoveries and Reimbursements and (v) a CMSA
Delinquent Loan Status Report. Notwithstanding the foregoing, the Master
Servicer and Special Servicer will only be required to deliver the foregoing reports with respect to the 2004-C10 Mortgage Loan to the extent the information is provided to them by the 2004-C10 Master Servicer.

         (c) Not later than 4:00 p.m. (New York City time) on the third Business
Day after each Determination Date, the Master Servicer shall deliver or cause to be delivered to the Trustee (in electronic format acceptable to the Master
Servicer and the Trustee) (A) the most recent CMSA Historical Loan Modification and Corrected Mortgage Loan Report, CMSA Historical Liquidation Report and CMSA
REO Status Report received from the Special Servicer pursuant to Section
3.12(b); (B) a CMSA Property File, a CMSA Comparative Financial Status Report
and a CMSA Financial File, each with the required information as of the end of the preceding calendar month (in each case combining the reports prepared by the
Special Servicer and the Master Servicer); (C) a CMSA Loan Level Reserve/LOC
Report and CMSA Delinquent Loan Status Report, each with the required information as of such Determination Date (in each case combining the reports prepared by the Special Servicer and the Master Servicer), (D) a CMSA Servicer
Watchlist Report with the required information as of such Determination Date, and (E) a Monthly Additional Report on Recoveries and Reimbursements, with the required information as of such Determination Date.

                                     -148-

         (d) The Special Servicer will deliver to the Master Servicer the reports set forth in Section 3.12(b) and this Section 3.12(d) and the Master
Servicer shall deliver to the Trustee the reports set forth in this Section 3.12 in an electronic format reasonably acceptable to the Special Servicer and the
Master Servicer with respect to the reports set forth in Section 3.12(b) and this Section 3.12(d), and the Master Servicer and the Trustee with respect to the reports set forth in Section 3.12(c). The Master Servicer may, absent manifest error, conclusively rely on the reports to be provided by the Special
Servicer pursuant to Section 3.12(b) and this Section 3.12(d) and the 2004-C10
Master Servicer to the extent required to be provided pursuant to the 2004-C10
Pooling and Servicing Agreement. The Trustee may, absent manifest error, conclusively rely on the CMSA Loan Periodic Update File to be provided by the
Master Servicer pursuant to Section 4.02(b). In the case of information or reports to be furnished by the Master Servicer to the Trustee pursuant to this
Section 3.12, to the extent that such information is based on reports to be provided by the Special Servicer pursuant to Section 3.12(b) and this Section
3.12(d) and, to the extent that such reports are to be prepared and delivered by the Special Servicer pursuant to Section 3.12(b) and this Section 3.12(d), the
Master Servicer shall have no obligation to provide such information or reports until it has received such information or reports from the Special Servicer and the Master Servicer shall not be in default hereunder due to a delay in providing the reports required by this Section 3.12 to the extent caused by the
Special Servicer's failure to timely provide any report required under Section
3.12(b) and this Section 3.12(d) of this Agreement.

         The Special Servicer, in the case of any Specially Serviced Mortgage
Loan and REO Loan, and the Master Servicer, in the case of all other Mortgage
Loans shall each consistent with the Servicing Standard, endeavor to obtain quarterly and annual operating statements and rent rolls with respect to the related Mortgage Loans and REO Properties, which efforts shall include (i) in the case of Mortgage Loans other than the 2004-C10 Serviced Mortgage Loan, a letter sent to the related Mortgagor each quarter (followed up with telephone calls) requesting such quarterly and annual operating statements and rent rolls until they are received to the extent such action is consistent with applicable law and the related Mortgage Loan documents, and (ii) with respect to the
2004-C10 Serviced Mortgage Loan, a letter sent to the 2004-C10 Servicer to provide such information to the extent required to be delivered pursuant to the related Intercreditor Agreement. The Special Servicer shall promptly, following receipt, deliver copies of the operating statements and rent rolls received or obtained by it to the Master Servicer, and the Master Servicer shall deliver copies of the operating statements and rent rolls received or obtained by it to the Rating Agencies, the Trustee, the Special Servicer or the Controlling Class
Representative (and, with respect to the Park Place Mall Whole Loan, the Park
Place Mall Representative) in each case (other than the Rating Agencies and the
Controlling Class Representative and, with respect to the Park Place Mall Whole
Loan, the Park Place Mall Representative), which shall be sent copies within 30 days following the Master Servicer's receipt) upon request.

         Within 30 days after receipt by the Master Servicer or the Special
Servicer of any annual operating statements with respect to any Mortgaged
Property or REO Property, as applicable (other than, in each case, the Mortgaged
Property or REO Property related to the 2004-C10 Serviced Mortgage Loan), each of the Master Servicer and the Special Servicer shall

                                     -149-

prepare or update and, with respect to any CMSA NOI Adjustment Worksheet prepared or updated by the Special Servicer, forward to the Master Servicer, a
CMSA NOI Adjustment Worksheet for such Mortgaged Property or REO Property (with the annual operating statements attached thereto as an exhibit).

         The Special Servicer with respect to each Specially Serviced Mortgage
Loan and REO Loan, and the Master Servicer with respect to each other Mortgage
Loan (other than the 2004-C10 Serviced Mortgage Loan), shall each prepare and maintain and forward to each other one CMSA Operating Statement Analysis for each Mortgaged Property and REO Property, as applicable; provided, however, that with respect to the 11 Madison Avenue Loan, the Master Servicer shall forward to each recipient of a CMSA Operating Statement Analysis hereunder a copy of the
CMSA Operating Statement Analysis received from the 2004-C10 Master Servicer related to the 11 Madison Avenue Loan. The CMSA Operating Statement Analysis for
each Mortgaged Property and REO Property is to be updated by each of the Master
Servicer and the Special Servicer, as applicable, within thirty days after its respective receipt of updated operating statements for such Mortgaged Property or REO Property, as the case may be, but in no event less frequently than annually by June 30th of each year. The Master Servicer and the Special Servicer shall each use the "Normalized" column from the CMSA NOI Adjustment Worksheet for any Mortgaged Property or REO Property, as the case may be, to update the corresponding CMSA Operating Statement Analysis and shall use any operating statements received with respect to any Mortgaged Property or REO Property, as the case may be, to prepare the CMSA NOI Adjustment Worksheet for such property.
Copies of CMSA Operating Statement Analyses and CMSA NOI Adjustment Worksheets
are to be made available by the Master Servicer to the Trustee, the Special
Servicer or the Controlling Class Representative (and, with respect to the Park
Place Mall Whole Loan, to the Park Place Mall Representative) in each case upon request.

    Section 3.13. Annual Statement as to Compliance.

         Each of the Master Servicer and the Special Servicer shall deliver to the Trustee, the Depositor, the Underwriters, the Controlling Class
Representative, the Park Place Mall Representative and the Rating Agencies, and,
in the case of the Special Servicer, to the Master Servicer, on or before March
15th of each year (or April 30th of each year with respect to which the
Depositor has informed the Master Servicer that reports described in Section
8.17(a) are no longer required to be filed), beginning March 15, 2005, an
Officer's Certificate stating, as to each signer thereof, that (i) a review of the activities of the Master Servicer or the Special Servicer, as the case may be, during the preceding calendar year and of its performance under this
Agreement has been made under such officer's supervision, (ii) to the best of such officer's knowledge, based on such review, the Master Servicer or the
Special Servicer, as the case may be, has fulfilled all of its obligations under this Agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof and (iii) the
Master Servicer or the Special Servicer, as the case may be, has received no notice regarding qualification, or challenging the status, of the Loan REMIC,
REMIC I or REMIC II as a REMIC under the REMIC Provisions or of the Grantor
Trust as a "grantor trust" for income tax purposes under the Grantor Trust
Provisions from the Internal Revenue Service or any other governmental agency or body or, if it has received any such notice, specifying the details thereof.
With respect to each year that the reports described in Section 8.17(a) are filed, the Trustee shall review such

                                     -150-

Officer's Certificate and inform the Depositor, the Master Servicer and the
Special Servicer of any material exceptions of which any Responsible Officer of the Trustee has actual knowledge of (it being understood that the Trustee is not under any obligation to monitor the activities of the Master Servicer or Special
Servicer except to the extent required by this Section 3.13 and this Agreement)
prior to March 25 of the year received.

    Section 3.14. Reports by Independent Public Accountants.

         On or before March 15th of each year (or April 30th of each year with respect to which the Depositor has informed the Master Servicer that reports described in Section 8.17(a) are no longer required to be filed), beginning
March 15th, 2005, each of the Master Servicer and the Special Servicer at its expense shall cause a firm of Independent public accountants (which may also render other services to the Master Servicer or the Special Servicer) that is a member of the American Institute of Certified Public Accountants to furnish a statement to the Trustee, Underwriters, Rating Agencies, Controlling Class
Representative, the Park Place Mall Representative, Depositor and, in the case of the Special Servicer, to the Master Servicer, to the effect that such firm has examined the servicing operations of the Master Servicer or the Special
Servicer, as the case may be, for the previous calendar year (except that the first such report shall cover the period from the Closing Date through December
31st, 2004) and that, on the basis of such examination, conducted substantially in compliance with USAP, such firm confirms that the Master Servicer or the
Special Servicer, as the case may be, complied with the minimum servicing standards identified in USAP, in all material respects, except for such significant exceptions or errors in records that, in the opinion of such firm, the USAP requires it to report. In rendering such statement, such firm may rely, as to matters relating to direct servicing of mortgage loans by Sub-Servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Audit Program for Mortgage Bankers (rendered within one year of such statement) of independent public accountants with respect to the related Sub-Servicer. With respect to each year that the reports described in Section 8.17(a) are filed, prior to February 15th of each calendar year, beginning February 15, 2005, the Trustee, shall notify the Depositor, the
Master Servicer and the Special Servicer of any material deficiencies in such servicer's compliance with the terms of this Agreement during the preceding calendar year of which a Responsible Officer of the Trustee has actual knowledge
(it being understood that the Trustee is not under any obligation to monitor the activities of the Master Servicer or Special Servicer except to the extent required by this Section 3.14 and this Agreement).

    Section 3.15. Access to Certain Information.

         (a) Upon ten days prior written notice, the Master Servicer (with respect to the items in clauses (a), (b) (other than Distribution Date
Statements), (c), (d), (e), (f), (h) and (i) below, unless any such item was not delivered to the Master Servicer), the Special Servicer (with respect to the items in clauses (c), (d), (g), (h) and (i) below, unless any such item was not delivered to the Special Servicer) and the Trustee (with respect to the items in clauses (b) and (i) below) and any other items (unless any such item was not delivered to the Trustee) shall make available at their respective offices primarily responsible for administration of the Mortgage Loans (or in the case of the Trustee, at its offices in Elk Grove Village, Illinois), during normal business hours, or send to the requesting party, such party having been certified to the Trustee,

                                     -151-

the Master Servicer or the Special Servicer, as applicable, in accordance with
(a) and (b) in the following paragraph, as appropriate, at the expense of such requesting party (unless otherwise provided in this Agreement), for review by any Certificate Owner or Certificateholder or any Person identified by a
Certificate Owner or Certificateholder or its designated agent to the Trustee, the Master Servicer or the Special Servicer, as the case may be, as a prospective transferee of any Certificate or interest therein or a Companion
Loan or any interest therein (to the extent such information is related to such
Companion Loan or the related Mortgage Loan), the Trustee, the Rating Agencies, the Underwriters and anyone specified thereby and the Depositor, originals or copies of the following items: (a) this Agreement and any amendments thereto,
(b) all Distribution Date Statements delivered to holders of the relevant Class of Certificates since the Closing Date and all reports, statements and analyses delivered by the Master Servicer since the Closing Date pursuant to Section
3.12(c), (c) all Officer's Certificates delivered by the Master Servicer or the
Special Servicer since the Closing Date pursuant to Section 3.13, (d) all accountants' reports delivered to the Master Servicer in respect of itself or the Special Servicer since the Closing Date as described in Section 3.14, (e)
the most recent property inspection report prepared by or on behalf of the
Master Servicer in respect of each Mortgaged Property and any Environmental
Assessments prepared pursuant to Section 3.09, (f) the most recent Mortgaged
Property annual operating statements and rent roll, if any, collected by or on behalf of the Master Servicer, (g) any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Special Servicer and the Asset Status Report prepared pursuant to Section 3.21(d), (h) the
Servicing File relating to each Mortgage Loan and (i) any and all Officer's
Certificates and other evidence delivered by the Master Servicer or the Special
Servicer, as the case may be, to support its determination that any Advance was, or if made, would be, a Nonrecoverable Advance pursuant to Sections 3.03(e) or
4.03(c), including appraisals affixed thereto and any Required Appraisal prepared pursuant to Section 3.09(a). Copies of any and all of the foregoing items will be available from the Master Servicer, the Special Servicer or the
Trustee, as the case may be, upon request and shall be provided to any of the
Rating Agencies at no cost pursuant to their reasonable requests.

         In connection with providing access to or copies of the items described in the preceding paragraph pursuant to this Section 3.15, or with respect to the
Controlling Class Representative (and, with respect to the Park Place Mall Whole
Loan, the Park Place Mall Representative), in connection with providing access to or copies of any items in accordance with this Agreement, the Trustee, the
Master Servicer or the Special Servicer, as applicable, shall require: (a) in the case of Certificate Owners and the Controlling Class Representative (and,
with respect to the Park Place Mall Whole Loan, the Park Place Mall
Representative), a confirmation (which in the case of the Controlling Class
Representative may be a standing confirmation) executed by the requesting Person substantially in the form of Exhibit K-1 hereto (or such other form as may be reasonably acceptable to the Trustee, the Paying Agent, the Master Servicer or
the Special Servicer, as applicable) generally to the effect that such Person is a beneficial holder of Book-Entry Certificates, or a representative of a beneficial holder of Book-Entry Certificates, and, subject to the last sentence of this paragraph, will keep such information confidential (except that such
Certificate Owner and the Controlling Class Representative (and, with respect to the Park Place Mall Whole Loan, the Park Place Mall Representative) may provide such information to any other Person that holds or is contemplating the purchase of any Certificate or interest therein, provided that such other Person confirms in writing such ownership interest or

                                     -152-

prospective ownership interest and agrees to keep such information confidential); and (b) in the case of a prospective purchaser of a Certificate or an interest therein, confirmation executed by the requesting Person substantially in the form of Exhibit K-2 hereto (or such other form as may be reasonably acceptable to the Trustee, the Master Servicer or the Special
Servicer, as applicable) generally to the effect that such Person is a prospective purchaser of a Certificate or an interest therein, is requesting the information for use in evaluating a possible investment in Certificates and, subject to the last sentence of this paragraph, will otherwise keep such information confidential. The Holders of the Certificates, by their acceptance thereof, and the Controlling Class Representative (and, with respect to the Park
Place Mall Whole Loan, the Park Place Mall Representative), by its acceptance of its appointment, will be deemed to have agreed, subject to the last sentence of this paragraph, to keep such information confidential (except that any Holder may provide such information obtained by it to any other Person that holds or is contemplating the purchase of any Certificate or interest therein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential) and agrees not to use such information in any manner that would violate federal, state or local securities laws. Notwithstanding the foregoing, no Certificateholder,
Certificate Owner or prospective Certificateholder or Certificate Owner shall be obligated to keep confidential any information received from the Trustee, the
Master Servicer or the Special Servicer, as applicable, pursuant to this Section
3.15 that has previously been made available via the Trustee's, the Master
Servicer's or Special Servicer's Internet Website without restriction as to access, as applicable, or has previously been filed with the Commission, and the
Trustee, the Paying Agent, the Master Servicer or the Special Servicer, as
applicable, shall not require either of the certifications contemplated by the second preceding sentence in connection with providing any information pursuant to this Section 3.15 that has previously been made available via the Trustee's, the Master Servicer's or Special Servicer's Internet Website without restriction as to access in compliance with the terms of this Agreement, as applicable, or has previously been filed with the Commission.

         Each of the Master Servicer and the Special Servicer shall afford to the Trustee, the Rating Agencies and the Depositor, and to the OTS, the FDIC,
the Federal Reserve Board and any other banking or insurance regulatory authority that may exercise authority over any Certificateholder or a Companion
Loan or any interest therein (to the extent such information is related to such
Companion Loan or the related Mortgage Loan), access to any records regarding the Mortgage Loans and the servicing thereof within its control, except to the extent it is prohibited from doing so by applicable law or contract or to the extent such information is subject to a privilege under applicable law to be asserted on behalf of the Certificateholders. Such access shall be afforded only upon reasonable prior written request and during normal business hours at the offices of the Master Servicer or the Special Servicer, as the case may be, designated by it.

         The Trustee, the Master Servicer, the Special Servicer and the
Underwriters may require payment from the Certificateholder or Certificate Owner or holder of a Companion Loan, as applicable, of a sum sufficient to cover the reasonable costs and expenses of providing any such information or access pursuant to this Section 3.15 to, or at the request of, the Certificateholders or Certificate Owners or prospective transferees or holder of a Companion Loan, as applicable, including, without limitation, copy charges and, in the case of

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Certificateholders or Certificate Owners or holder of a Companion Loan, if applicable, requiring on site review in excess of three Business Days, reasonable fees for employee time and for space.

         (b) The Trustee shall, and the Master Servicer may, but is not required to, make available on or prior to the Distribution Date in each month to any interested party (i) the Distribution Date Statement via their respective
Internet Websites, (ii) as a convenience for interested parties, the Prospectus
Supplement, the Prospectus and this Agreement on their respective Internet
Websites and (iii) any other items at the request of the Depositor via their respective Internet Websites. In addition, the Trustee shall make available each month, on each Distribution Date, the Unrestricted Servicer Reports, the CMSA
Loan Periodic Update File, the CMSA Loan Setup File, the CMSA Bond File, and the
CMSA Collateral Summary File to any interested party on its Internet Website.
The Trustee shall, upon written request, make available each month, on each
Distribution Date, (i) the Restricted Servicer Reports, and (ii) the CMSA
Property File and the CMSA Financial File, and (iii) the CMSA Reconciliation of
Funds Report to any Privileged Person and to any other Person upon the direction of the Depositor.

         The Master Servicer may, but is not required to, make available each month via its Internet Website (i) to any interested party, the Unrestricted
Servicer Reports, the CMSA Loan Setup File and the CMSA Loan Periodic Update
File, and (ii) to any Privileged Person, with the use of a password provided by the Master Servicer, the Restricted Servicer Reports, the CMSA Financial File
and the CMSA Property File. Any Restricted Servicer Report or Unrestricted
Servicer Report that is not available on the Master Servicer's Internet Website as described in the immediately preceding sentence by 5:00 p.m. (New York City time) on the related Distribution Date shall be provided (in electronic format, or if electronic mail is unavailable, by facsimile) by the Master Servicer, upon request, to any Person otherwise entitled to access such report on the Master
Servicer's Internet Website.

         In connection with providing access to the Trustee's Internet Website or the Master Servicer's Internet Website, the Paying Agent or the Master
Servicer, as applicable, may require registration and the acceptance of a disclaimer.

         If three or more Holders or the Controlling Class Representative (or, with respect to the Park Place Mall Whole Loan, the Park Place Mall
Representative) (hereinafter referred to as "Applicants" with a single Person which (together with its Affiliates) is the Holder of more than one Class of
Certificates being viewed as a single Applicant for these purposes) apply in writing to the Trustee, and such application states that the Applicants' desire to communicate with other Holders with respect to their rights under this
Agreement or under the Certificates and is accompanied by a copy of the communication which such Applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt of such application, send, at the
Applicants' expense, the written communication proffered by the Applicants to all Certificateholders at their addresses as they appear in the Certificate
Register.

         (c) The Master Servicer and the Special Servicer shall not be required to confirm, represent or warrant the accuracy or completeness of any other
Person's information or report included in any communication from the Master
Servicer or the Special Servicer under this Agreement. Neither the Master
Servicer nor the Trustee shall be liable for the dissemination of information in accordance with this Section 3.15(c). The Trustee makes no representations or

                                     -154-

warranties as to the accuracy or completeness of any report, document or other information made available on the Trustee's Website and assumes no responsibility therefor. In addition, the Trustee, the Master Servicer and the
Special Servicer may disclaim responsibility for any information distributed by the Trustee, the Master Servicer or the Special Servicer, respectively, for which it is not the original source.

         (d) Upon the request of the Controlling Class Representative (and, with respect to the Park Place Mall Whole Loan, the Park Place Mall Representative)
made not more frequently than once a month (which request may be a standing, continuing request), or at such mutually acceptable time each month as the
Controlling Class Representative (and, with respect to the Park Place Mall Whole
Loan, the Park Place Mall Representative) shall reasonably designate, each of the Master Servicer and Special Servicer shall, without charge, make a knowledgeable Servicing Officer available, at the option of the Controlling
Class Representative (and, with respect to the Park Place Mall Whole Loan, the
Park Place Mall Representative) either by telephone or at the office of such
Servicing Officer, to answer questions from the Controlling Class Representative
(and, with respect to the Park Place Mall Whole Loan, the Park Place Mall
Representative) regarding the performance and servicing of the Mortgage Loans and/or REO Properties for which such Master Servicer or Special Servicer, as the case may be, is responsible. The Master Servicer and each of the Special
Servicers each shall condition such disclosure upon the Controlling Class
Representative (and, with respect to the Park Place Mall Whole Loan, the Park
Place Mall Representative) entering into a reasonable and customary confidentiality agreement reasonably acceptable to such servicer and the
Controlling Class Representative (and, with respect to the Park Place Mall Whole
Loan, the Park Place Mall Representative) regarding such disclosure to it.
Neither the Master Servicer nor the Special Servicer shall be required to provide any information or disclosures in violation of any applicable law, rule or regulation.

    Section 3.16. Title to REO Property; REO Account.

         (a) If title to any REO Property is acquired, the deed or certificate of sale shall be issued to the Trustee or its nominee on behalf of the
Certificateholders and, if applicable, the Companion Holder, as their interests shall appear. The Special Servicer, on behalf of the Trust Fund, shall sell any
REO Property as soon as practicable in accordance with the Servicing Standard, but prior to the end of the third year following the calendar year in which
REMIC I acquires ownership of such REO Property (or applicable portion thereof)
for purposes of Section 860G(a)(8) of the Code, unless the Special Servicer either (i) applies for, more than sixty days prior to the end of such third succeeding year, and is granted an extension of time (an "REO Extension") by the
Internal Revenue Service to sell such REO Property or (ii) obtains for the
Trustee an Opinion of Counsel, addressed to the Trustee, the Special Servicer and the Master Servicer, to the effect that the holding by REMIC I of such REO
Property subsequent to the end of such third succeeding year will not result in the imposition of taxes on "prohibited transactions" (as defined in Section 860F of the Code) of any of the Loan REMIC, REMIC I or REMIC II or cause any of the
Loan REMIC, REMIC I or REMIC II to fail to qualify as a REMIC at any time that any Certificates are outstanding. If the Special Servicer is granted the REO
Extension contemplated by clause (i) of the immediately preceding sentence or obtains the Opinion of Counsel contemplated by clause (ii) of the immediately preceding sentence, the Special Servicer shall sell such REO Property within such extended period as is permitted by such REO Extension or such Opinion of
Counsel, as the case may be. Any expense incurred by

                                     -155-

the Special Servicer in connection with its obtaining the REO Extension contemplated by clause (i) of the second preceding sentence or its obtaining the
Opinion of Counsel contemplated by clause (ii) of the second preceding sentence, shall first be payable from the related REO Account to the extent of available funds and then be a Servicing Advance by the Master Servicer.

         (b) The Special Servicer shall segregate and hold all funds collected and received in connection with any REO Property separate and apart from its own funds and general assets. If an REO Acquisition shall occur, the Special
Servicer shall establish and maintain one or more accounts (collectively, the
"REO Account"), held on behalf of the Trustee in trust for the benefit of the
Certificateholders and, if applicable, the Companion Holder, as their interests shall appear, for the retention of revenues and other proceeds derived from each
REO Property. The REO Account shall be an Eligible Account. The Special Servicer shall deposit, or cause to be deposited, in the REO Account, upon receipt, all
REO Revenues, Insurance Proceeds and Liquidation Proceeds (net of Liquidation
Expenses) received in respect of an REO Property within 2 Business Days of receipt. Funds in the REO Account may be invested in Permitted Investments in accordance with Section 3.06. The Special Servicer shall be entitled to make withdrawals from the REO Account to pay itself, as additional servicing compensation in accordance with Section 3.11(d), interest and investment income earned in respect of amounts held in the REO Account as provided in Section
3.06(b) (but only to the extent of the Net Investment Earnings with respect to the REO Account for any Collection Period). The Special Servicer shall give written notice to the Trustee, and the Master Servicer of the location of the
REO Account when first established and of the new location of the REO Account prior to any change thereof.

         (c) The Special Servicer shall withdraw from the REO Account funds necessary for the proper operation, management, maintenance and disposition of any REO Property, but only to the extent of amounts on deposit in the REO
Account relating to such REO Property (including any monthly reserve or escrow amounts necessary to accumulate sufficient funds for taxes, insurance and anticipated capital expenditures (the "Impound Reserve")). On the last day of the related Collection Period, the Special Servicer shall withdraw from the REO
Account and deposit into the Certificate Account or deliver to the Master
Servicer or such other Person as may be directed by the Master Servicer (which shall deposit such amounts into the Certificate Account) the aggregate of all amounts received in respect of each REO Property during the most recently ended
Collection Period, net of any withdrawals made out of such amounts pursuant to the preceding sentence; provided that, in addition to the Impound Reserve, the
Special Servicer may retain in the REO Account such portion of proceeds and collections as may be necessary to maintain a reserve of sufficient funds for the proper operation, management and maintenance of the related REO Property
(including, without limitation, the creation of a reasonable reserve for repairs, replacements and other related expenses).

         (d) The Special Servicer shall keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, the REO Account pursuant to Section 3.16(b) or (c). The
Special Servicer shall provide the Master Servicer any information with respect to the REO Account as is reasonably requested by the Master Servicer.

    Section 3.17. Management of REO Property.

                                     -156-

         (a) Prior to the acquisition of title to a Mortgaged Property, the
Special Servicer shall review the operation of such Mortgaged Property and determine the nature of the income that would be derived from such property if it were acquired by the Trust Fund. If the Special Servicer determines from such review in compliance with the Servicing Standard that in its good faith and reasonable judgment:

              (i) None of the income from directly operating such REO Property would be subject to tax as "net income from foreclosure property"
         within the meaning of the REMIC Provisions (such tax referred to herein as an "REO Tax"), and the Special Servicer does not engage in any of the activities described in the definition of "Directly Operate" that would cause the REO Property to cease to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code, then such Mortgaged Property may be directly operated by the Special
         Servicer as REO Property;

              (ii) Directly Operating such Mortgaged Property as an REO Property could result in income from such property that would be subject to an
         REO Tax, but that a lease of such property to another party to operate such property, or the performance of some services by an Independent
         Contractor with respect to such property, or another method of operating such property would not result in income subject to an REO
         Tax, then the Special Servicer may (provided that in the good faith and reasonable judgment of the Special Servicer, such alternative is commercially feasible and would result in a greater net recovery on a present value basis than earning income subject to an REO Tax) acquire such Mortgaged Property as REO Property and so lease or manage such REO
         Property; or

              (iii) It is reasonable to believe that Directly Operating such property as REO Property could result in income subject to an REO Tax and that such method of operation is commercially feasible and would result in a greater net recovery on a present value basis than leasing or other method of operating the REO Property that would not incur an
         REO Tax, the Special Servicer shall deliver to the REMIC Administrator, in writing, a proposed plan (the "Proposed Plan") to manage such property as REO Property. Such plan shall include potential sources of income, and to the extent commercially feasible, estimates of the amount of income from each such source. Within a reasonable period of time after receipt of such plan, the REMIC Administrator shall consult with the Special Servicer and shall advise the Special Servicer of the
         REMIC Administrator's federal income tax reporting position with respect to the various sources of income that the Trust Fund would derive under the Proposed Plan. In addition, the REMIC Administrator shall (to the extent reasonably possible) advise the Special Servicer of the estimated amount of taxes that the Trust Fund would be required to pay with respect to each such source of income. After receiving the information described in the two preceding sentences from the REMIC
         Administrator, the Special Servicer shall either (A) implement the
         Proposed Plan (after acquiring the respective Mortgaged Property as REO
         Property) or (B) manage such property in a manner that would not result in the imposition of an REO Tax on the income derived from such property. All of the

                                     -157-

         REMIC Administrator's expenses (including any fees and expenses of counsel or other experts reasonably retained by it) incurred pursuant to this Section shall be reimbursed to it from the Trust Fund in accordance with Section 10.01(e).

         The Special Servicer's decision as to how each REO Property shall be managed shall be based on the Servicing Standard and in any case on the good faith and reasonable judgment of the Special Servicer as to which means would be in the best interest of the Certificateholders (or, if the REO Property was
formerly a Mortgaged Property securing a Co-Lender Loan, the Certificateholders and the related Companion Holder (as a collective whole in accordance with the
Servicing Standard)) by maximizing (to the extent commercially feasible and consistent with Section 3.17(b)) the net after-tax REO Revenues received by the
Trust Fund with respect to such property and, to the extent consistent with the foregoing, in the same manner as would prudent mortgage loan servicers operating acquired mortgaged property comparable to the respective Mortgaged Property.
Both the Special Servicer and the REMIC Administrator may, at the expense of the
Trust Fund payable pursuant to Section 3.05(a)(xiv) consult with counsel.

         (b) If title to any REO Property is acquired, the Special Servicer shall manage, conserve and protect such REO Property for the benefit of the
Certificateholders (or, if the REO Property was formerly a Mortgaged Property securing a Co-Lender Loan, the Certificateholders and the related Companion
Holder (as a collective whole in accordance with the Servicing Standard)) solely for the purpose of its prompt disposition and sale in a manner that does not and will not cause such REO Property to fail to qualify as "foreclosure property"
within the meaning of Section 860G(a)(8) of the Code or either result in the receipt by the Loan REMIC or REMIC I of any "income from non-permitted assets"
within the meaning of Section 860F(a)(2)(B) of the Code or result in an Adverse
REMIC Event. Subject to the foregoing, however, the Special Servicer shall have full power and authority to do any and all things in connection therewith as are consistent with the Servicing Standard and, consistent therewith, shall withdraw from the REO Account, to the extent of amounts on deposit therein with respect to any REO Property, funds necessary for the proper management, maintenance and disposition of such REO Property, including without limitation:

              (i) all insurance premiums due and payable in respect of such REO
         Property;

              (ii) all real estate taxes and assessments in respect of such REO
         Property that may result in the imposition of a lien thereon;

              (iii) any ground rents in respect of such REO Property; and

              (iv) all costs and expenses necessary to maintain, lease, sell, protect, manage and restore such REO Property.

         To the extent that amounts on deposit in the REO Account in respect of any REO Property are insufficient for the purposes set forth in the preceding sentence with respect to such REO Property, the Master Servicer, subject to the second paragraph of Section 3.03(c), shall make Servicing Advances in such amounts as are necessary for such purposes unless (as

                                     -158-

evidenced by an Officer's Certificate delivered to the Trustee and the Fiscal
Agent) the Master Servicer would not make such advances if the Master Servicer owned such REO Property or the Master Servicer determines, in accordance with the Servicing Standard, that such payment would be a Nonrecoverable Advance;
provided, however, that the Master Servicer may make any such Servicing Advance without regard to recoverability if it is a necessary fee or expense incurred in connection with the defense or prosecution of legal proceedings.

         (c) Unless Section 3.17(a)(i) applies, the Special Servicer shall contract with any Independent Contractor (if required by the REMIC Provisions for the REO Property to remain classified as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code) for the operation and management of any REO Property, provided that:

              (i) the terms and conditions of any such contract may not be inconsistent herewith and shall reflect an agreement reached at arm's length;

              (ii) the fees of such Independent Contractor (which shall be expenses of the Trust Fund) shall be reasonable and customary in consideration of the nature and locality of the REO Property;

              (iii) except as permitted under Section 3.17(a), any such contract shall require, or shall be administered to require, that the
         Independent Contractor, in a timely manner, pay all costs and expenses incurred in connection with the operation and management of such REO
         Property, including, without limitation, those listed in Section
         3.17(b) above, and remit all related revenues collected (net of its fees and such costs and expenses) to the Special Servicer upon receipt;

              (iv) none of the provisions of this Section 3.17(c) relating to any such contract or to actions taken through any such Independent
         Contractor shall be deemed to relieve the Special Servicer of any of its duties and obligations hereunder with respect to the operation and management of any such REO Property; and

              (v) the Special Servicer shall be obligated with respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such REO
         Property.

The Special Servicer shall be entitled to enter into any agreement with any
Independent Contractor performing services for it related to its duties and obligations hereunder for indemnification of the Special Servicer by such
Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification. No agreement entered into pursuant to this
Section 3.17(c) shall be deemed a Sub-Servicing Agreement for purposes of
Section 3.22.

    Section 3.18. Resolution of Defaulted Mortgage Loans and REO Properties.

         (a) The Master Servicer, the Special Servicer or the Trustee may sell or purchase, or permit the sale or purchase of, a Mortgage Loan or an REO
Property only on the

                                     -159-

terms and subject to the conditions set forth in this Section 3.18 or as otherwise expressly provided in or contemplated by Sections 2.03(a) and 9.01.

         (b) Within 60 days after a Mortgage Loan becomes a Defaulted Mortgage
Loan, the Special Servicer shall determine the fair value of the Mortgage Loan in accordance with the Servicing Standard; provided, however, that such determination shall be made without taking into account any effect the restrictions on the sale of such Mortgage Loan contained herein may have on the value of such Defaulted Mortgage Loan; provided, further, that, the Special
Servicer shall use reasonable efforts promptly to obtain an Appraisal with respect to the related Mortgaged Property unless it has an Appraisal that is less than 12 months old and has no actual knowledge of, or notice of, any event which in the Special Servicer's judgment would materially affect the validity of such Appraisal. The Special Servicer shall make its fair value determination as soon as reasonably practicable (but in any event within thirty (30) days) after its receipt of such new Appraisal, if applicable. The Special Servicer is permitted to change, from time to time, its determination of the fair value of a
Defaulted Mortgage Loan based upon changed circumstances, new information or otherwise, in accordance with the Servicing Standard; provided, however, the
Special Servicer shall update its determination of the fair value at least once every 90 days. The Special Servicer shall notify the Trustee, the Master
Servicer, each Rating Agency and the Majority Subordinate Certificateholder
promptly upon its fair value determination and any adjustment thereto. In determining the fair value of any Defaulted Mortgage Loan, the Special Servicer shall take into account, among other factors, the period and amount of the delinquency on such Mortgage Loan, the occupancy level and physical condition of the related Mortgaged Property, the state of the local economy in the area where the Mortgaged Property is located, and the time and expense associated with a purchaser's foreclosing on the related Mortgaged Property. In addition, the
Special Servicer shall refer to all other relevant information obtained by it or otherwise contained in the Mortgage Loan File. Furthermore, the Special Servicer
shall consider all available objective third-party information obtained from generally available sources, as well as information obtained from vendors providing real estate services to the Special Servicer, concerning the market for distressed real estate loans and the real estate market for the subject property type in the area where the related Mortgaged Property is located. The
Special Servicer may conclusively rely on the opinion and reports of Independent third parties in making such determination.

         (c) Subject to the terms set forth in Section 2.03, in the event a
Mortgage Loan becomes a Defaulted Mortgage Loan, each of the Majority
Subordinate Certificateholder and the Special Servicer shall have an assignable option (a "Purchase Option") to purchase such Defaulted Mortgage Loan from the
Trust Fund (with respect to the Park Place Mall Whole Loan, subject to Section
3.18(m)) at a price (the "Option Price") equal to (i) the Purchase Price, if the
Special Servicer has not yet determined the fair value of the Defaulted Mortgage
Loan, or (ii) the fair value of the Defaulted Mortgage Loan as determined by the
Special Servicer in the manner described in Section 3.18(b) and in accordance with the Servicing Standard, if the Special Servicer has made such fair value determination. Any holder of a Purchase Option may sell, transfer, assign or otherwise convey its Purchase Option with respect to any Defaulted Mortgage Loan to any party other than the related Mortgagor or an Affiliate of the related
Mortgagor under the Mortgage Loan at any time after the related Mortgage Loan becomes a Defaulted Mortgage Loan. The transferor of any Purchase Option shall notify the Trustee and the Master Servicer of such transfer and such notice shall include the transferee's name, address, telephone number,

                                     -160-

facsimile number and appropriate contact person(s) and shall be acknowledged in writing by the transferee. Notwithstanding the foregoing, and subject to Section
3.18(d) of this Agreement, the Majority Subordinate Certificateholder shall have the right to exercise its Purchase Option prior to any exercise of the Purchase
Option by any other holder of a Purchase Option (except with respect to the Park
Place Mall Whole Loan); provided, however, if the Purchase Option is not exercised by the Majority Subordinate Certificateholder or any assignee thereof within 60 days of a Mortgage Loan becoming a Defaulted Mortgage Loan, then the
Special Servicer shall have the right to exercise its Purchase Option prior to any exercise by the Majority Subordinate Certificateholder and the Special
Servicer or its assignee may exercise such Purchase Option at any time during the fifteen day period immediately following the expiration of such 60-day period. Following the expiration of such fifteen day period, the Majority
Subordinate Certificateholder shall again have the right to exercise its
Purchase Option prior to any exercise of the Purchase Option by the Special
Servicer. If not exercised earlier, the Purchase Option with respect to any
Defaulted Mortgage Loan will automatically terminate (i) once the related
Defaulted Mortgage Loan is no longer a Defaulted Mortgage Loan; provided, however, that, if such Mortgage Loan subsequently becomes a Defaulted Mortgage
Loan, the related Purchase Option shall again be exercisable, (ii) upon the acquisition, by or on behalf of the Trust Fund, of title to the related
Mortgaged Property through foreclosure or deed in lieu of foreclosure or (iii)
the modification or pay-off, in full or at a discount, of such Defaulted
Mortgage Loan in connection with a workout.

         (d) Notwithstanding Section 3.18(c), Section 3.18(g) or Section
3.18(h), pursuant to the terms of the Intercreditor Agreements related to the
Co-Lender Loans, a related Subordinate Companion Holder will have the right to purchase the related Co-Lender Loan or related REO Property. Such right of the related Subordinate Companion Holder shall have priority over any provision described in Section 3.18(c), Section 3.18(g) or Section 3.18(h). If the
Co-Lender Loan or REO Property is purchased by the Companion Holder, repurchased by the applicable Mortgage Loan Seller or otherwise ceases to be subject to this
Agreement, the related Companion Loan (other than the Park Place Mall
Subordinate Companion Loan) will no longer be subject to this Agreement. Neither the Trustee nor the Trust Fund shall acquire a Companion Loan; provided, however, the Master Servicer or an affiliate may own or acquire the Companion
Loans. In addition, (i) in the event of certain events of default under the 11
Madison Avenue Loan, the related Companion Holders will be entitled to the cure rights detailed in the related Intercreditor Agreement and (ii) so long as no
Park Place Mall Control Appraisal Period has occurred and is continuing, the
Holders of 100% of the Percentage Interests in the Class PP Certificates shall be entitled to exercise the cure rights set forth in Section 8(b) of the Park
Place Mall Intercreditor Agreement and such cure by the Holders of the Class PP
Certificates shall have the consequences set forth in such Intercreditor
Agreement.

         (e) Upon receipt of notice from the Special Servicer indicating that a
Mortgage Loan has become a Defaulted Mortgage Loan, the holder (whether the original grantee of such option or any subsequent transferee) of the Purchase
Option may exercise the Purchase Option by providing the Master Servicer, and the Trustee written notice thereof (the "Purchase Option Notice"), in the form of Exhibit N, which notice shall identify the Person that, on its own or through an Affiliate, will acquire the related Mortgage Loan upon closing and shall specify a cash exercise price at least equal to the Option Price. The Purchase
Option Notice shall be

                                     -161-

delivered in the manner specified in Section 11.05. The exercise of any Purchase
Option pursuant to this clause (e) shall be irrevocable.

         (f) If the Special Servicer or the Majority Subordinate
Certificateholder, or any of their respective Affiliates, is identified in the
Purchase Option Notice as the Person expected to acquire the related Mortgage
Loan, the Trustee shall determine as soon as reasonably practicable (and, in any event, within thirty (30) days) after the Trustee has received the written notice, whether the Option Price represents fair value for the Defaulted
Mortgage Loan; provided that, if the Special Servicer is then in the process of obtaining a new Appraisal with respect to the related Mortgaged Property, then the Trustee shall, in accordance with its good faith and reasonable judgment, make its fair value determination with respect to such Mortgage Loan as soon as reasonably practicable (but in any event within thirty (30) days) after the
Trustee's receipt of such new Appraisal. The Trustee may rely on the opinion and reports of independent third parties in making such determination; provided that the Trustee may rely on the most current Appraisal obtained for the related
Mortgaged Property pursuant to this Agreement. In determining the fair value of any Defaulted Mortgage Loan, the Trustee shall take into account, and any
Independent third party shall be instructed to take into account among other factors, the period and amount of the delinquency on such Mortgage Loan, the occupancy level and physical condition of the related Mortgaged Property, the state of the local economy in the area where the Mortgaged Property is located, and the time and expense associated with a purchaser's foreclosing on the related Mortgaged Property. In addition, the Trustee shall refer, and any
Independent third party shall be instructed to refer, to all relevant information delivered to it by the Special Servicer or otherwise contained in the Mortgage Loan File. Furthermore, the Trustee shall consider, and any
Independent third party shall be instructed to consider, all available objective third-party information obtained from generally available sources, concerning the market for distressed real estate loans and the real estate market for the subject property type in the area where the related Mortgaged Property is located. The reasonable costs of all appraisals, inspection reports and broker opinions of value, reasonably incurred by the Trustee or any such third party pursuant to this subsection shall be advanced by the Master Servicer and shall constitute, and be reimbursable as, Servicing Advances (or if such Advance is deemed to be a Nonrecoverable Advance such costs shall be reimbursable as
Additional Trust Fund Expenses from the Certificate Account pursuant to Section
3.05(a)). The other parties to this Agreement shall cooperate with all reasonable requests for information.

         (g) Unless and until the Purchase Option with respect to a Defaulted
Mortgage Loan is exercised, the Special Servicer shall pursue such other resolution strategies available hereunder with respect to such Defaulted
Mortgage Loan, including, without limitation, workout and foreclosure, as the
Special Servicer may deem appropriate consistent with the Servicing Standard;
provided, however, the Special Servicer will not be permitted to sell the
Defaulted Mortgage Loan other than in connection with the exercise of the related Purchase Option.

         (h) In the event that title to any REO Property is acquired by the
Trust Fund in respect of any Defaulted Mortgage Loan, the deed or certificate of sale shall be issued to the Trust, the Trustee or to its nominees. The Special
Servicer, after notice to the Controlling Class Representative (and, with respect to the Park Place Mall Whole Loan, the Park Place Mall Representative),
shall use its reasonable best efforts to sell any REO Property as soon as

                                     -162-

practicable in accordance with Section 3.16(a). If the Special Servicer on behalf of the Trustee has not received an REO Extension or an Opinion of Counsel described in Section 3.16(a) and the Special Servicer is not able to sell such
REO Property within the period specified above, or if an REO Extension has been granted and the Special Servicer is unable to sell such REO Property within the extended time period, the Special Servicer shall, after consultation with the
Controlling Class Representative (and, with respect to the Park Place Mall Whole
Loan, the Park Place Mall Representative), before the end of such period or extended period, as the case may be, auction the REO Property to the highest bidder (which may be the Special Servicer) in accordance with the Servicing
Standard. The Special Servicer shall give the Controlling Class Representative
(and, with respect to the Park Place Mall Whole Loan, the Park Place Mall
Representative), the Master Servicer and the Trustee not less than five days'
prior written notice of its intention to sell any REO Property, and in respect of such sale, the Special Servicer shall offer such REO Property in a commercially reasonable manner. Where any Interested Person is among those bidding with respect to an REO Property, the Special Servicer shall require that all bids be submitted in writing and be accompanied by a refundable deposit of cash in an amount equal to 5% of the bid amount. No Interested Person shall be permitted to purchase the REO Property at a price less than the Purchase Price;
and provided, further, that, if the Special Servicer intends to bid on any REO
Property, (i) the Special Servicer shall notify the Trustee of such intent, (ii)
the Trustee shall promptly obtain, at the expense of the Trust, an Appraisal of such REO Property and (iii) the Special Servicer shall not bid less than the greater of (a) the fair market value set forth in such Appraisal or (b) the
Purchase Price.

         (i) Subject to the REMIC Provisions, the Special Servicer shall act on behalf of the Trust Fund in negotiating and taking any other action necessary or appropriate in connection with the sale of any REO Property or the exercise of a
Purchase Option, including the collection of all amounts payable in connection therewith. Notwithstanding anything to the contrary herein, neither the Trustee, in its individual capacity, nor any of its Affiliates may bid for or purchase any REO Property or purchase any Defaulted Mortgage Loan. Any sale of a
Defaulted Mortgage Loan (pursuant to a Purchase Option) or an REO Property shall be without recourse to, or representation or warranty by, the Trustee, the
Depositor, the Special Servicer, the Master Servicer, any Mortgage Loan Seller
or the Trust Fund. Notwithstanding the foregoing, nothing herein shall limit the liability of the Master Servicer, the Special Servicer or the Trustee to the
Trust Fund and the Certificateholders for failure to perform its duties in accordance herewith. None of the Special Servicer, the Master Servicer, the
Depositor or the Trustee shall have any liability to the Trust Fund or any
Certificateholder with respect to the price at which a Defaulted Mortgage Loan is sold if the sale is consummated in accordance with the terms of this
Agreement.

         (j) Upon exercise of a Purchase Option, the holder of such Purchase
Option shall be required to pay the purchase price specified in its Purchase
Option Notice to the Special Servicer within 10 Business Days of exercising its
Purchase Option. The proceeds of any sale of a Defaulted Mortgage Loan, after deduction of the expenses of such sale incurred in connection therewith, shall be remitted by the Special Servicer to the Master Servicer within one Business
Day of receipt for deposit into the Certificate Account. The Special Servicer shall immediately notify the Trustee upon the holder of the effective Purchase
Option's failure to remit the purchase price specified in its Purchase Option
Notice pursuant to this Section 3.18(j). Thereafter, the Special Servicer shall notify each holder of a Purchase Option of such failure and

                                     -163-

such holder of a Purchase Option may then exercise its Purchase Option in accordance with this Section 3.18.

         (k) Notwithstanding anything herein to the contrary, the Special
Servicer shall not take or refrain from taking any action pursuant to instructions from the Controlling Class Representative or the Park Place Mall
Representative that would cause it to violate applicable law or any term or provision of this Agreement, including the REMIC Provisions and the Servicing
Standard.

         (l) The amount paid for a Defaulted Mortgage Loan or related REO
Property purchased under this Agreement shall be deposited into the Certificate
Account, or if applicable, applied in accordance with the related Intercreditor
Agreement (except that portion of any purchase price constituting Gain-on-Sale
Proceeds which shall be deposited in the Gain-on-Sale Reserve Account). Upon receipt of an Officer's Certificate from the Master Servicer to the effect that such deposit has been made, the Trustee shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be provided to it and are reasonably necessary to vest in the purchaser of such
Defaulted Mortgage Loan or related REO Property ownership of the Defaulted
Mortgage Loan or REO Property. The Custodian, upon receipt of a Request for
Release, shall release or cause to be released to the Master Servicer or Special
Servicer the related Mortgage File. In connection with any such purchase, the
Special Servicer shall deliver the related Servicing File to the purchaser of a
Defaulted Mortgage Loan or related REO Property.

         (m) If the Park Place Mall Whole Loan is a Specially Serviced Mortgage
Loan that becomes a Defaulted Mortgage Loan, the Special Servicer shall promptly notify in writing the Master Servicer and the Trustee, and the Trustee,
following its receipt of such notice, shall promptly notify the Holders of the
Class PP Certificates. Upon receipt of such notice, the Class PP Controlling
Holder will have the option, but not the obligation, to purchase the Park Place
Mall Whole Loan from the Trust Fund at a price equal to the Purchase Price thereof. If the Class PP Controlling Holder fails to exercise such option pursuant to the terms of the Park Place Mall Intercreditor Agreement, then the
Park Place Mall Loan and the Park Place Mall Subordinate Companion Loan may be
sold in accordance with this Section 3.18.

         (n) Notwithstanding the foregoing, each mezzanine lender will have the right to purchase the related Mortgage Loan and cure defaults relating thereto as set forth in the related mezzanine intercreditor agreement.

    Section 3.19. Additional Obligations of Master Servicer and Special
Servicer.

         (a) The Master Servicer shall deposit in the Certificate Account on each P&I Advance Date, without any right of reimbursement therefor with respect to each Mortgage Loan (other than a Specially Serviced Mortgage Loan and other than any Mortgage Loan for which the Special Servicer has waived a prepayment restriction) that was subject to a voluntary Principal Prepayment during the most recently ended Collection Period creating a Prepayment Interest Shortfall, an amount equal to the lesser of (i) the amount of the related Prepayment
Interest Shortfall and (ii) the sum of (A) the Master Servicing Fee (calculated for this purpose only at a rate of 0.020% per annum) received by the Master
Servicer during such Collection Period on

                                     -164-

such Mortgage Loan and (B) investment income earned by the Master Servicer on the related Principal Prepayment during the most recently ended Collection
Period; provided, however, to the extent any such Prepayment Interest Shortfall is the result of the Master Servicer's failure to enforce the applicable
Mortgage Loan documents the amount in clause (A) shall include the entire Master
Servicing Fee on the applicable Mortgage Loan for such Collection Period.

         (b) The Master Servicer shall, as to each Mortgage Loan which is secured by the interest of the related Mortgagor under a Ground Lease, promptly
(and in any event within 60 days of the Closing Date) notify the related ground lessor in writing of the transfer of such Mortgage Loan to the Trust Fund pursuant to this Agreement and inform such ground lessor that any notices of default under the related Ground Lease should thereafter be forwarded to the
Master Servicer.

         (c) The Master Servicer shall provide to each Companion Holder any reports or notices required to be delivered to such Companion Holder pursuant to the related Intercreditor Agreement.

         (d) Notwithstanding anything to the contrary contained in Section 3.03, with regard to the Park Place Mall Whole Loan only, in the event that the Trust, as lender, under the Park Place Mall Loan Agreement, becomes obligated to pay any increased taxes with its own funds pursuant to Section 7.2.2. of the Park
Place Mall Loan Agreement, in no event shall such amounts be paid out of the
Trust Fund, rather the Master Servicer shall pay such increased taxes from the
Master Servicer's own funds and the Master Servicer shall not be entitled to seek reimbursement of such amounts from the Trust Fund, whether as an Advance, an Additional Trust Fund Expense, or otherwise.

         (e) With regard to the BJB Portfolio, which comprises ten mortgage loans (loan numbers 10, 11, 14, 21, 22, 51, 57, 75, 79, and 80), in the event that the Trust, as lender, under the applicable BJB Portfolio loan agreement, may elect upon a condemnation of the applicable mortgaged property, to either accelerate the applicable promissory note or require the applicable mortgagor to apply any condemnation proceeds received toward restoration of the applicable mortgaged property, neither the Master Servicer nor the Special Servicer shall elect to accelerate unless the applicable mortgagor is unable to completely satisfy the conditions for restoration as set forth in the applicable BJB
Portfolio loan agreement. Notwithstanding the foregoing, upon and during the continuance of an event of default with respect to the BJB Portfolio which is unrelated to a condemnation of the applicable mortgaged property, the Special
Servicer may, but shall not be required to, make an election in accordance with the preceding sentence, but in any event, shall act in accordance with the
Servicing Standard in making such election.

    Section 3.20. Modifications, Waivers, Amendments and Consents.

         (a) Subject to Sections 3.20(b) through 3.20(m) below and further subject to Sections 3.08(b) and 6.11, the Master Servicer (to the extent provided in Section 3.02(a) and Section 3.20(i) below) and the Special Servicer may, on behalf of the Trustee, agree to any modification, waiver or amendment of any term of any Mortgage Loan (including, subject to

                                     -165-

Section 3.20(i), the lease reviews and lease consents related thereto) without the consent of the Trustee or any Certificateholder.

         (b) All modifications, waivers or amendments of any Mortgage Loan
(including, subject to Section 3.20(i), the lease reviews and lease consents related thereto) shall be in writing and shall be considered and effected in accordance with the Servicing Standard; provided, however, that neither the
Master Servicer nor the Special Servicer, as applicable, shall make or permit or consent to, as applicable, any modification, waiver or amendment of any term of any Mortgage Loan not otherwise permitted by this Section 3.20 that would constitute a "significant modification" of such Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b).

         (c) Except as provided in 3.20(d) and the last sentence of Section
3.02(a), the Special Servicer, on behalf of the Trustee, shall not agree or consent to any modification, waiver or amendment of any term of any Mortgage
Loan that would:

              (i) affect the amount or timing of any related payment of
         principal, interest or other amount (including Prepayment Premiums or
         Yield Maintenance Charges, but excluding Penalty Interest and amounts payable as additional servicing compensation) payable thereunder;

              (ii) affect the obligation of the related Mortgagor to pay a
         Prepayment Premium or Yield Maintenance Charge or permit a Principal
         Prepayment during any period in which the related Mortgage Note prohibits Principal Prepayments;

              (iii) except as expressly contemplated by the related Mortgage or pursuant to Section 3.09(d), result in a release of the lien of the
         Mortgage on any material portion of the related Mortgaged Property without a corresponding Principal Prepayment in an amount not less than the fair market value (as determined by an appraisal by an Independent
         Appraiser delivered to the Special Servicer at the expense of the related Mortgagor and upon which the Special Servicer may conclusively rely) of the property to be released other than in connection with a taking of all or part of the related Mortgaged Property or REO Property for not less than fair market value by exercise of the power of eminent domain or condemnation or casualty or hazard losses with respect to such Mortgaged Property or REO Property; or

              (iv) if such Mortgage Loan is equal to or in excess of 5% of the then aggregate current principal balances of all Mortgage Loans or
         $35,000,000 (or with respect to Moody's, $25,000,000), or is one of the ten largest Mortgage Loans by Stated Principal Balance as of such date, permit the transfer or transfers of (A) the related Mortgaged Property or any interest therein or (B) equity interests in the borrower or any equity owner of the borrower that would result, in the aggregate during the term of the related Mortgage Loan, in a transfer greater than 49%
         of the total interest in the borrower and/or any equity owner of the borrower or a transfer of voting control in the borrower or an equity owner of the borrower without the prior written confirmation from each
         Rating

                                     -166-

         Agency that such changes will not result in the qualification, downgrade or withdrawal to the ratings then assigned to the
         Certificates;

              (v) allow any additional lien on the related Mortgaged Property if such Mortgage Loan is equal to or in excess of 2% of the then aggregate current principal balances of the Mortgage Loans (or 5% of such then aggregate current principal balances of the Mortgage Loans if such aggregate current principal balances of the Mortgage Loans is less than
         $100 million) or $20,000,000, is one of the ten largest Mortgage Loans by Stated Principal Balance as of such date, or with respect to S&P only, has an aggregate LTV that is equal to or greater than 85% or has an aggregate DSCR that is less than 1.20x, without the prior written confirmation from each Rating Agency (as applicable) that such change will not result in the qualification, downgrade or withdrawal or the ratings then assigned to the Certificates; or

              (vi) in the reasonable, good faith judgment of the Special
         Servicer, otherwise materially impair the security for such Mortgage
         Loan or reduce the likelihood of timely payment of amounts due thereon.

         (d) Notwithstanding Section 3.20(c), but subject to the third paragraph of this Section 3.20(d), and the rights of the Controlling Class Representative
(and, with respect to the Park Place Mall Subordinate Companion Loan, the Park
Place Mall Representative) and the rights (if any) of a Companion Holder pursuant to the related Intercreditor Agreement, the Special Servicer may (i)
reduce the amounts owing under any Specially Serviced Mortgage Loan by forgiving principal, accrued interest or any Prepayment Premium or Yield Maintenance
Charge, (ii) reduce the amount of the Periodic Payment on any Specially Serviced
Mortgage Loan, including by way of a reduction in the related Mortgage Rate,
(iii) forbear in the enforcement of any right granted under any Mortgage Note or
Mortgage relating to a Specially Serviced Mortgage Loan, (iv) extend the maturity date of any Specially Serviced Mortgage Loan, or (v) accept a Principal
Prepayment on any Specially Serviced Mortgage Loan during any Lockout Period;
provided that (A) the related Mortgagor is in default with respect to the
Specially Serviced Mortgage Loan or, in the reasonable, good faith judgment of the Special Servicer, such default is reasonably foreseeable, and (B) in the reasonable, good faith judgment of the Special Servicer, such modification would increase the recovery on the Mortgage Loan to Certificateholders on a net present value basis (the relevant discounting of amounts that will be distributable to Certificateholders to be performed at the related Net Mortgage
Rate). In the case of every other modification, waiver or consent, the Special
Servicer shall determine and may rely on an Opinion of Counsel (which Opinion of
Counsel shall be an expense of the Trust Fund to the extent not paid by the related Mortgagor) to the effect that such modification, waiver or amendment would not (1) effect an exchange or reissuance of the Mortgage Loan under
Treasury Regulations Section 1.860G-2(b) of the Code or (2) cause the Loan
REMIC, REMIC I or REMIC II to fail to qualify as a REMIC under the Code or result in the imposition of any tax on "prohibited transactions" or
"contributions" after the Startup Day under the REMIC Provisions.

         In addition, notwithstanding Section 3.20(c), but subject to the third paragraph of this Section 3.20(d), the Special Servicer may extend the date on which any Balloon Payment is scheduled to be due in respect of a Specially
Serviced Mortgage Loan if the conditions set forth

                                     -167-

in the proviso to the prior paragraph are satisfied and the Special Servicer has obtained an Appraisal of the related Mortgaged Property, in connection with such extension, which Appraisal supports the determination of the Special Servicer contemplated by clause (B) of the proviso to the immediately preceding paragraph.

         In no event will the Special Servicer (i) extend the maturity date of a
Mortgage Loan beyond a date that is two years prior to the Rated Final
Distribution Date, (ii) reduce the Mortgage Rate of a Mortgage Loan to less than the lesser of (A) the original Mortgage Rate of such Mortgage Loan, (B) the highest Pass-Through Rate of any Class of Certificates (other than the Class X
Certificates) then outstanding and (C) a rate below the then prevailing interest rate for comparable loans, as determined by the Special Servicer, (iii) if the
Mortgage Loan is secured by a Ground Lease (and not by the corresponding fee simple interest), extend the maturity date of such Mortgage Loan beyond a date which is less than 20 years prior to the expiration of the term of such Ground
Lease; (iv) defer interest due on any Mortgage Loan in excess of 10% of the
Stated Principal Balance of such Mortgage Loan or defer the collection of interest on any Mortgage Loan without accruing interest on such deferred interest at a rate at least equal to the Mortgage Rate of such Mortgage Loan.

         The determination of the Special Servicer contemplated by clause (B) of the proviso to the first paragraph of this Section 3.20(d) shall be evidenced by an Officer's Certificate to such effect delivered to the Trustee and the Master
Servicer and describing in reasonable detail the basis for the Special
Servicer's determination. The Special Servicer shall append to such Officer's
Certificate any information including but not limited to income and expense statements, rent rolls, property inspection reports and appraisals that support such determination.

         (e) Any payment of interest that is deferred pursuant to any modification, waiver or amendment permitted hereunder, shall not, for purposes hereof, including, without limitation, calculating monthly distributions to
Certificateholders, be added to the unpaid principal balance or Stated Principal
Balance of the related Mortgage Loan, notwithstanding that the terms of such modification, waiver or amendment so permit. The foregoing shall in no way limit the Special Servicer's ability to charge and collect from the Mortgagor costs otherwise collectible under the terms of the related Mortgage Note and this
Agreement together with interest thereon.

         (f) The Special Servicer or, with respect to clause (i) below, the
Master Servicer may, as a condition to granting any request by a Mortgagor for consent, modification, waiver or indulgence or any other matter or thing, the granting of which is within its discretion pursuant to the terms of the instruments evidencing or securing the related Mortgage Loan and is permitted by the terms of this Agreement, require that such Mortgagor pay to it (i) as additional servicing compensation, a reasonable or customary fee for the additional services performed in connection with such request, provided such fee would not itself be a "significant modification" pursuant to Treasury
Regulations Section 1.1001-3(e)(2) and (ii) any related costs and expenses incurred by it. In no event shall the Master Servicer or Special Servicer be entitled to payment for such fees or expenses unless such payment is collected from the related Mortgagor.

                                     -168-

         (g) The Special Servicer shall notify the Master Servicer, any related
Sub-Servicers, the Trustee, the Controlling Class Representative (and, with respect to the Park Place Mall Subordinate Companion Loan, the Park Place Mall
Representative), with respect to any Co-Lender Loan, the related Companion
Holder and the Rating Agencies, in writing, of any material modification, waiver or amendment of any term of any Mortgage Loan (including fees charged the
Mortgagor) and the date thereof, and shall deliver to the Custodian for deposit in the related Mortgage File, an original counterpart of the agreement relating to such modification, waiver or amendment, promptly (and in any event within ten
Business Days) following the execution thereof. Copies of each agreement whereby any such modification, waiver or amendment of any term of any Mortgage Loan is effected shall be made available for review upon prior request during normal business hours at the offices of the Special Servicer pursuant to Section 3.15 hereof.

         (h) The Master Servicer shall not permit defeasance of any Mortgage
Loan (x) on or before the earliest date on which defeasance is permitted under the terms of such Mortgage Loan, and (y) to the extent inconsistent with the terms of such Mortgage Loan. Unless and to the extent the Master Servicer is precluded from preventing such defeasance by the related Mortgage Loan documents or otherwise (provided that the Master Servicer shall not allow such defeasance to cause any of the Loan REMIC, REMIC I or REMIC II created hereunder to fail to qualify as a REMIC, and provided further, the Master Servicer may rely on an
Opinion of Counsel as provided for in (ii) below), the Master Servicer will not permit defeasance of any Mortgage Loan, unless: (i) the defeasance collateral consists of "Government Securities" within the meaning of the Investment Company
Act of 1940, (ii) the Master Servicer has determined that the defeasance will not result in an Adverse REMIC Event (provided that the Master Servicer shall be entitled to rely conclusively on an Opinion of Counsel to that effect), (iii)
the Master Servicer has notified the Rating Agencies, (iv) to the extent the defeasance of the Mortgage Loan is required by the then current applicable
Rating Agency criteria to be reviewed by a Rating Agency, such Rating Agency has confirmed that such defeasance will not result in the qualification, downgrade or withdrawal of the rating then assigned to any Class of Certificates to which a rating has been assigned by such Rating Agency (provided, that no confirmation from S&P shall be required if the Mortgage Loan being defeased, together with all Mortgage Loans cross-collateralized with such Mortgage Loan, (i) is not one of the ten (10) largest Mortgage Loans (or cross-collateralized groups of
Mortgage Loans) by Stated Principal Balance in the Trust Fund, and (ii) has a
Stated Principal Balance at the time of the defeasance that is less than
$20,000,000 and less than 5% of the aggregate Stated Principal Balance at the time of the defeasance of the Mortgage Loans and the Master Servicer shall have delivered a Defeasance Certificate substantially in the form of Exhibit O hereto), (v) the Master Servicer has requested and received from the related
Mortgagor (A) an Opinion of Counsel generally to the effect that the Trustee will have a perfected, first priority security interest in such defeasance collateral and (B) written confirmation from a firm of Independent accountants stating that payments made on such defeasance collateral in accordance with the terms thereof will be sufficient to pay the subject Mortgage Loan in full on or before its Stated Maturity Date and in accordance with the Periodic Payment (or, in the case of an ARD Loan, on or before its Anticipated Repayment Date) and to timely pay each Periodic Payment scheduled to be due prior thereto but after the defeasance and (vi) a single purpose entity (as defined below) is designated to assume the Mortgage Loan and own the defeasance collateral; provided that, if under the

                                     -169-

terms of the related Mortgage Loan documents, the related Mortgagor delivers cash to purchase the defeasance collateral rather than the defeasance collateral itself, the Master Servicer shall purchase the U.S. government obligations contemplated by the related Mortgage Loan documents on behalf of the related
Mortgagor. Any customary and reasonable out-of-pocket expense incurred by the
Master Servicer pursuant to this Section 3.20(h) shall be paid by the Mortgagor of the defeased Mortgage Loan pursuant to the related Mortgage, Mortgage Note or other pertinent document. Notwithstanding the foregoing, if at any time, a court with jurisdiction in the matter shall hold that the related Mortgagor may obtain a release of the subject Mortgaged Property but is not obligated to deliver the full amount of the defeasance collateral contemplated by the related Mortgage
Loan documents (or cash sufficient to purchase such defeasance collateral), then the Master Servicer shall (i) if consistent with the related Mortgage Loan documents, refuse to allow the defeasance of the Mortgage Loan or (ii) if the
Master Servicer cannot so refuse and if the related Mortgagor has delivered cash to purchase the defeasance collateral, the Master Servicer shall either (A) buy such defeasance collateral or (B) prepay the Mortgage Loan, in either case, in accordance with the Servicing Standard. For purposes of this paragraph, a
"single purpose entity" shall mean a Person, other than an individual, whose organizational documents provide as follows: it is formed solely for the purpose of owning and pledging the Defeasance Collateral (with respect to any Mortgage
Loan); it may not engage in any business unrelated to such Defeasance Collateral and the financing thereof; it does not have and may not own any assets other than those related to its interest in the property or the financing thereof and may not incur any indebtedness other than as permitted by the related Mortgage;
it shall maintain its own books, records and accounts, in each case which are separate and apart from the books, records and accounts of any other person; it shall hold regular meetings, as appropriate, to conduct its business, and shall observe all entity-level formalities and record keeping; it shall conduct business in its own name and use separate stationery, invoices and checks; it may not guarantee or assume the debts or obligations of any other person; it shall not commingle its assets or funds with those of any other person; it shall pay its obligations and expenses from its own funds and allocate and charge reasonably and fairly any common employees or overhead shared with affiliates;
it shall prepare separate tax returns and financial statements or, if part of a consolidated group, shall be shown as a separate member of such group; it shall transact business with affiliates on an arm's length basis pursuant to written agreements; and it shall hold itself out as being a legal entity, separate and apart from any other person. The single purpose entity organizational documents shall provide that any dissolution and winding up or insolvency filing for such entity requires the unanimous consent of all partners or members, as applicable, and that such documents may not be amended with respect to the single purpose entity requirements during the term of the Mortgage Loan.

         (i) For any Mortgage Loan (other than a Specially Serviced Mortgage
Loan and the 11 Madison Avenue Loan) and subject to the rights of the Special
Servicer set forth in this Section 3.20, the Master Servicer, without the consent of the Special Servicer or the Controlling Class Representative or the
Park Place Mall Representative, as applicable, shall be responsible for any request by a Mortgagor for the consent of the mortgagee for a modification, waiver or amendment of any term with respect to:

              (i) approving routine leasing activity (including any
         subordination, standstill and attornment agreements) with respect to any lease for less than the lesser of (a) 30,000 square feet and (b)
         20% of the related Mortgaged Property;

                                     -170-

              (ii) approving any waiver affecting the timing of receipt of financial statements from any Mortgagor, provided that such financial statements are delivered no less than quarterly and within 60 days of the end of the calendar quarter;

              (iii) approving annual budgets for the related Mortgaged Property, provided that no such budget (1) provides for the payment of operating expenses in an amount equal to more than 110% of the amounts budgeted therefor for the prior year or (2) provides for the payment of any material expenses to any affiliate of the Mortgagor (other than the payment of a management fee to any property manager if such management fee is no more than the management fee in effect on the Cut-Off Date);

              (iv) subject to other restrictions herein regarding Principal
         Prepayments, waiving any provision of a Mortgage Loan requiring a specified number of days notice prior to a Principal Prepayment;

              (v) approving modifications, consents or waivers (other than those set forth in Section 3.20(c)) in connection with a defeasance if the
         Master Servicer receives an Opinion of Counsel (which Opinion of
         Counsel shall be an expense of the Mortgagor) to the effect that such modification, waiver or consent would not cause any REMIC to fail to qualify as a REMIC under the Code or result in a "prohibited transaction" under the REMIC Provisions; and

              (vi) approving certain consents with respect to right-of-ways and easements and consent to subordination of the related Mortgage Loan to such easements or right-of-ways;

provided, however, if the Mortgage Loan is an Co-Lender Loan, the Master
Servicer shall provide written notice of such modification, waiver and amendment to the related Companion Holder to the extent required under the related
Intercreditor Agreement; provided, further, that the Master Servicer shall promptly notify the Special Servicer of any requests not subject to this Section
3.20(i) for which the Special Servicer is responsible pursuant to this Section
3.20 and shall deliver to the Special Servicer (which delivery may be by electronic transmission in a format acceptable to the Master Servicer and
Special Servicer) a copy of the request, and all information in the possession of the Master Servicer that the Special Servicer may reasonably request related thereto.

         (j) To the extent that either the Master Servicer or Special Servicer waives any Penalty Interest or late charge in respect of any Mortgage Loan, whether pursuant to Section 3.02(a) or this Section 3.20, the respective amounts of additional servicing compensation payable to the Master Servicer and the
Special Servicer under Section 3.11 out of such Penalty Interest or late payment charges shall be reduced proportionately, based upon the respective amounts that had been payable thereto out of such Penalty Interest or late payment charges immediately prior to such waiver.

                                     -171-

         (j) Notwithstanding anything to the contrary in this Agreement, neither the Master Servicer nor the Special Servicer, as applicable, shall take the following action unless it has received prior written confirmation (the cost of which shall be paid by the related Mortgagor, if so allowed by the terms of the related loan documents) from the Rating Agencies that such action will not result in a qualification, downgrade or withdrawal of any of the ratings assigned by such Rating Agency to the Certificates:

              (i) With respect to any Mortgaged Property that secures a Mortgage
         Loan with an unpaid principal balance that is at least equal to five percent (5%) of the then aggregate principal balance of all Mortgage
         Loans or $20,000,000, the giving of any consent, approval or direction regarding the termination of the related property manager or the designation of any replacement property manager; and

              (ii) With respect to each Mortgage Loan with an unpaid principal balance that is equal to or greater than (A) two percent (2%) of the then aggregate principal balance of all the Mortgage Loans or (B)
         $10,000,000 and which is secured by a Mortgaged Property which is a hospitality property, the giving of any consent to any change in the franchise affiliation of such Mortgaged Property.

         (k) In the event the Special Servicer, in connection with a modification, waiver or amendment in respect of any Co-Lender Loan (other than the 2004-C10 Serviced Mortgage Loan), modifies, waives or amends the terms thereof such that (i) the Stated Principal Balance is decreased, (ii) the
Mortgage Rate is reduced, (iii) payments of interest or principal are waived, reduced or deferred or (iv) any other adjustment is made to any of the terms of such Co-Lender Loan, all payments made in respect of the related Mortgage Loan shall be made as though such modification, waiver or amendment did not occur, with the payment terms of such Co-Lender Loan remaining the same as they are on the related Cut-Off Date, and the related Subordinate Companion Loan shall bear the full economic effect of all waivers, reductions or deferrals of amounts due on such Co-Lender Loan attributable to such modification, waiver or amendment.

         (l) Subject to the terms of the related Intercreditor Agreement, the
Master Servicer may extend the maturity date of Mortgage Loans (other than the
2004-C10 Serviced Mortgage Loan) with an original maturity of five years or less with the approval of the Controlling Class for up to two six-month extensions.

    Section 3.21. Transfer of Servicing Between Master Servicer and Special
Servicer; Record Keeping.

         (a) Upon determining that a Servicing Transfer Event has occurred with respect to any Mortgage Loan (other than the 2004-C10 Serviced Mortgage Loan), the Master Servicer or Special Servicer, as applicable, shall promptly notify the Trustee and the Master Servicer or Special Servicer, as applicable, and, if the Master Servicer is not also the Special Servicer, the Master Servicer shall immediately deliver or cause to be delivered a copy of the related Mortgage File and Servicing File, to the Special Servicer and shall use reasonable efforts

                                     -172-

to provide the Special Servicer with all information, documents (or copies thereof) and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to the Mortgage Loan and, if applicable the related Companion Loan, either in the Master Servicer's or any of its directors', officers', employees', affiliates' or agents' possession or control or otherwise available to the Master Servicer without undue burden or expense, and reasonably requested by the Special Servicer to enable it to assume its functions hereunder with respect thereto without acting through a Sub-Servicer.
The Master Servicer shall use reasonable efforts to comply with the preceding sentence within five Business Days of the occurrence of each related Servicing
Transfer Event; provided, however, if the information, documents and records requested by the Special Servicer are not contained in the Servicing File, the
Master Servicer shall have such period of time as reasonably necessary to make such delivery. Notwithstanding the occurrence of a Servicing Transfer Event, the
Master Servicer shall continue to receive payments on such Mortgage Loan
(including amounts collected by the Special Servicer).

         Upon determining that a Specially Serviced Mortgage Loan has become a
Corrected Mortgage Loan and if the Master Servicer is not also the Special
Servicer, the Special Servicer shall immediately give notice thereof to the
Master Servicer, and shall return the related Mortgage File and Servicing File and all other information, documents and records that were not part of the
Servicing File when it was delivered to the Special Servicer within five
Business Days of the occurrence, to the Master Servicer (or such other Person as may be directed by the Master Servicer) and upon giving such notice, and returning such Servicing File, to the Master Servicer (or such other Person as may be directed by the Master Servicer), the Special Servicer's obligation to service such Mortgage Loan, and, if applicable, the Companion Loan, and the
Special Servicer's right to receive the Special Servicing Fee with respect to such Mortgage Loan shall terminate, and the obligations of the Master Servicer to service and administer such Mortgage Loan and, if applicable, the related
Companion Loan shall resume.

         (b) In servicing any Specially Serviced Mortgage Loans, the Special
Servicer shall provide to the Custodian originals of documents included within the definition of "Mortgage File" for inclusion in the related Mortgage File
(with a copy of each such original to the Master Servicer), and copies of any additional related Mortgage Loan information, including correspondence with the related Mortgagor.

         (c) On or before each Determination Date, the Special Servicer shall deliver to the Master Servicer and each Rating Agency (or such other Person as may be directed by the Master Servicer) a statement in writing and in computer readable format (the form of such statement to be agreed upon by the Master
Servicer) describing, on a loan-by-loan and property-by-property basis, (1)
insofar as it relates to Specially Serviced Mortgage Loans and REO Properties,
the information described in clauses (x) through (xiii) of Section 4.02(a) and, insofar as it relates to the Special Servicer, the information described in clauses (xxiii), (xxiv) and (xxv) of Section 4.02(a), (2) the amount of all payments, Insurance Proceeds and Liquidation Proceeds received, and the amount of any Realized Loss incurred, with respect to each Specially Serviced Mortgage
Loan during the related Collection Period, and the amount of all REO Revenues,
Insurance Proceeds and Liquidation Proceeds received, and the amount of any
Realized Loss incurred, with respect to each REO Property during the related
Collection Period, (3) the amount, purpose and date of all Servicing Advances requested by the Special Servicer with respect to

                                     -173-

each Specially Serviced Mortgage Loan and REO Property during the related
Collection Period and (4) such additional information relating to the Specially
Serviced Mortgage Loans and REO Properties as the Master Servicer reasonably requests to enable it to perform its responsibilities under this Agreement.
Notwithstanding the foregoing provisions of this subsection (c), the Master
Servicer shall maintain ongoing payment records with respect to each of the
Specially Serviced Mortgage Loans and REO Properties and shall provide the
Special Servicer with any information reasonably available to the Master
Servicer required by the Special Servicer to perform its duties under this
Agreement.

         (d) No later than 60 days after a Mortgage Loan and, if applicable,
Companion Loan becomes a Specially Serviced Mortgage Loan, the Special Servicer
shall deliver to each Rating Agency, the Trustee, the Master Servicer and the
Controlling Class Representative (and, in the case of the Park Place Mall Whole
Loan, the Park Place Mall Representative), a report (the "Asset Status Report")
with respect to such Loan and the related Mortgaged Property. Such Asset Status
Report shall set forth the following information to the extent reasonably determinable:

              (i) summary of the status of such Specially Serviced Mortgage Loan and negotiations with the related Mortgagor;

              (ii) a discussion of the legal and environmental considerations reasonably known to the Special Servicer, consistent with the Servicing
         Standard, that are applicable to the exercise of remedies as aforesaid and to the enforcement of any related guaranties or other collateral for the related Specially Serviced Mortgage Loan and whether outside legal counsel has been retained;

              (iii) the most current rent roll and income or operating statement available for the related Mortgaged Property;

              (iv) the Appraised Value of the Mortgaged Property together with the assumptions used in the calculation thereof;

              (v) summary of the Special Servicer's recommended action with respect to such Specially Serviced Mortgage Loan; and

              (vi) such other information as the Special Servicer deems relevant in light of the Servicing Standard.

         Any Asset Status Report with respect to a Co-Lender Loan shall also include any additional information required by the related Intercreditor
Agreement.

         If within ten (10) Business Days of receiving an Asset Status Report which relates to a recommended action for which the Controlling Class
Representative is entitled to object under Section 6.11, the Controlling Class
Representative (or, in the case of the Park Place Mall Whole Loan, the Park
Place Mall Representative) does not disapprove such Asset Status Report in writing, the Special Servicer shall implement the recommended action as outlined in such Asset Status Report; provided, however, that the Special Servicer may not take any action that is contrary to applicable law, the Servicing Standard, or the terms of the applicable Mortgage Loan

                                     -174-

documents. If the Controlling Class Representative (or, in the case of the Park
Place Mall Whole Loan, the Park Place Mall Representative) disapproves such
Asset Status Report, the Special Servicer will revise such Asset Status Report and deliver to the Controlling Class Representative (or, in the case of the Park
Place Mall Whole Loan, the Park Place Mall Representative), the Rating Agencies
and the Master Servicer a new Asset Status Report as soon as practicable, but in no event later than 30 days after such disapproval.

         The Special Servicer shall revise such Asset Status Report as described above in this Section 3.21(d) until the Controlling Class Representative (or, in the case of the Park Place Mall Whole Loan, the Park Place Mall Representative)
shall fail to disapprove such revised Asset Status Report in writing within ten
(10) Business Days of receiving such revised Asset Status Report or until the
Special Servicer makes one of the determinations described below. The Special
Servicer may, from time to time, modify any Asset Status Report it has previously delivered and implement such report, provided such report shall have been prepared, reviewed and not rejected pursuant to the terms of this Section.
Notwithstanding the foregoing, the Special Servicer (i) may, following the occurrence of an extraordinary event with respect to the related Mortgaged
Property, take any action set forth in such Asset Status Report (and consistent with the terms hereof) before the expiration of a ten (10) Business Day period if the Special Servicer has reasonably determined that failure to take such action would materially and adversely affect the interests of the
Certificateholders or, if a Loan Pair is involved, the Certificateholders and the related Companion Holder, (as a collective whole) and it has made a reasonable effort to contact the Controlling Class Representative (or, in the case of the Park Place Mall Whole Loan, the Park Place Mall Representative) and
(ii) in any case, shall determine whether such affirmative disapproval is not in the best interest of all the Certificateholders pursuant to the Servicing
Standard.

         Upon making such determination in clause (ii) of the immediately preceding paragraph, the Special Servicer shall notify the Trustee of such rejection and deliver to the Trustee a proposed notice to Certificateholders which shall include a copy of the Asset Status Report, and the Trustee shall send such notice to all Certificateholders. If the majority of such
Certificateholders, as determined by Voting Rights, fail, within 5 days of the
Trustee's sending such notice, to reject such Asset Status Report, the Special
Servicer shall implement the same. If the Asset Status Report is rejected by a majority of the Certificateholders, (other than for a reason which violates the
Servicing Standard, which shall control), the Special Servicer shall revise such
Asset Status Report as described above in this Section 3.21(d) and provide a copy of such revised report to the Master Servicer. The Trustee shall be entitled to reimbursement from the Trust Fund for the reasonable expenses of providing such notices. Notwithstanding the foregoing, the Controlling Class
Representative's (or, in the case of the Park Place Mall Whole Loan, the Park
Place Mall Representative's) approval of or failure to respond to an Asset
Status Report shall not be deemed to be a substitute for any specific consent required pursuant to Section 6.11(a).

         The Special Servicer shall have the authority to meet with the
Mortgagor for any Specially Serviced Mortgage Loan and take such actions consistent with the Servicing Standard, the terms hereof and the related Asset
Status Report. The Special Servicer shall not take any action inconsistent with the related Asset Status Report, unless such action would be required in order to act in accordance with the Servicing Standard.

                                     -175-

         No direction of the Controlling Class Representative (or, in the case of the Park Place Mall Whole Loan, the Park Place Mall Representative) or the
majority of the Certificateholders shall (a) require or cause the Special
Servicer to violate the terms of a Specially Serviced Mortgage Loan, applicable law or any provision of this Agreement, including the Special Servicer's obligation to act in accordance with the Servicing Standard and to maintain the
REMIC status of the Loan REMIC, REMIC I and REMIC II, (b) result in the imposition of a "prohibited transaction" or "prohibited contribution" tax under the REMIC Provisions, (c) expose the Master Servicer, the Special Servicer, the
Depositor, any of the Mortgage Loan Sellers, the Trust Fund or the Trustee or
the officers and the directors of each party to claim, suit or liability or (d)
expand the scope of the Master Servicer's, Trustee's, Paying Agent's or Special
Servicer's responsibilities under this Agreement.

    Section 3.22. Sub-Servicing Agreements.

         (a) The Master Servicer and the Special Servicer (and with respect to the Special Servicer only, with the consent of the Controlling Class
Representative or, with respect to the Park Place Whole Loan, the Park Place
Mall Representative) may enter into Sub-Servicing Agreements to provide for the performance by third parties of any or all of their respective obligations hereunder, provided that, in each case, the Sub-Servicing Agreement: (i) is consistent with this Agreement in all material respects, requires the
Sub-Servicer to comply with all of the applicable conditions of this Agreement and includes events of default with respect to the Sub-Servicer substantially similar to the Events of Default set forth in Section 7.01(a) hereof (other than
Section 7.01(a)(ix), (x) and (xi)) to the extent applicable (modified to apply to the Sub-Servicer instead of the Master Servicer); (ii) provides that if the
Master Servicer or the Special Servicer, as the case may be, shall for any reason no longer act in such capacity hereunder (including, without limitation, by reason of an Event of Default), the Trustee or its designee may thereupon assume all of the rights and, except to the extent such obligations arose prior to the date of assumption, obligations of the Master Servicer or the Special
Servicer, as the case may be, under such agreement or (except with respect only to the Sub-Servicing Agreements in effect as of the date of this Agreement) may terminate such subservicing agreement without cause and without payment of any penalty or termination fee (other than the right of reimbursement and indemnification); (iii) provides that the Trustee, for the benefit of the
Certificateholders, shall be a third party beneficiary under such agreement, but that (except to the extent the Trustee or its designee assumes the obligations of the Master Servicer or the Special Servicer, as the case may be, thereunder as contemplated by the immediately preceding clause (ii)) none of the Trustee, the Paying Agent, the Trust Fund, any successor Master Servicer or Special
Servicer, as the case may be, or any Certificateholder shall have any duties under such agreement or any liabilities arising therefrom; (iv) permits any purchaser of a Mortgage Loan pursuant to this Agreement to terminate such agreement with respect to such purchased Mortgage Loan at its option and without penalty; (v) with respect to any Sub-Servicing Agreement entered into by the
Special Servicer, does not permit the Sub-Servicer to enter into or consent to any modification, waiver or amendment or otherwise take any action on behalf of the Special Servicer contemplated by Section 3.20 hereof without the consent of such Special Servicer or conduct any foreclosure action contemplated by Section
3.09 hereof or sale of a Mortgage Loan or REO Property contemplated by Section
3.18 hereof, and (vi) does not permit the Sub-Servicer any direct rights of indemnification that may be satisfied out of assets of the Trust Fund. In addition, each Sub-Servicing Agreement entered into by the Master Servicer shall

                                     -176-

provide that such agreement shall be subject to Section 3.21 hereof with respect to any Mortgage Loan that becomes a Specially Serviced Mortgage Loan. The Master
Servicer and the Special Servicer each shall deliver to the Trustee and to each other copies of all Sub-Servicing Agreements, and any amendments thereto and modifications thereof, entered into by it promptly upon its execution and delivery of such documents. References in this Agreement to actions taken or to be taken by the Master Servicer or the Special Servicer include actions taken or to be taken by a Sub-Servicer on behalf of the Master Servicer or the Special
Servicer, as the case may be; and, in connection therewith, all amounts advanced by any Sub-Servicer to satisfy the obligations of the Master Servicer or the
Special Servicer hereunder to make P&I Advances or Servicing Advances shall be deemed to have been advanced by the Master Servicer or the Special Servicer, as the case may be, out of its own funds and, accordingly, such P&I Advances or
Servicing Advances shall be recoverable by such Sub-Servicer in the same manner and out of the same funds as if such Sub-Servicer were the Master Servicer or the Special Servicer, as the case may be. For so long as they are outstanding,
Advances shall accrue interest in accordance with Sections 3.03(d) and 4.03(d), such interest to be allocable between the Master Servicer or the Special
Servicer, as the case may be, and such Sub-Servicer as they may agree. For purposes of this Agreement, the Master Servicer and the Special Servicer each shall be deemed to have received any payment when a Sub-Servicer retained by it receives such payment. The Master Servicer and the Special Servicer each shall notify the other, the Trustee and the Depositor in writing promptly of the appointment by it of any Sub-Servicer.

         (b) Each Sub-Servicer shall be authorized to transact business in the state or states in which the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law.

         (c) The Master Servicer and the Special Servicer, for the benefit of the Trustee and the Certificateholders, shall (at no expense to the Trustee, the
Certificateholders or the Trust Fund) monitor the performance and enforce the obligations of their respective Sub-Servicers under the related Sub-Servicing
Agreements. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Sub-Servicing Agreements in accordance with their respective terms and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master
Servicer or the Special Servicer, as applicable, in its good faith business judgment, would require were it the owner of the Mortgage Loans. Subject to the terms of the related Sub-Servicing Agreement, the Master Servicer and the
Special Servicer may each have the right to remove a Sub-Servicer at any time it considers such removal to be in the best interests of Certificateholders.

         (d) In the event of the resignation, removal or other termination of
Wachovia Bank, National Association or any successor Master Servicer hereunder for any reason, the Trustee or other Person succeeding such resigning, removed or terminated party as Master Servicer, shall elect, with respect to any
Sub-Servicing Agreement in effect as of the date of this Agreement: (i) to assume the rights and obligations of the Master Servicer under such
Sub-Servicing Agreement and continue the sub-servicing arrangements thereunder on the same terms (including without limitation the obligation to pay the same sub-servicing fee); (ii) to enter into a new Sub-Servicing Agreement with such
Sub-Servicer on such terms as the Trustee or other successor Master Servicer and such Sub-Servicer shall mutually agree (it being understood that such
Sub-Servicer is under no obligation to accept any such new Sub-Servicing
Agreement or to

                                     -177-

enter into or continue negotiations with the Trustee or other successor Master
Servicer in which case the existing Sub-Servicing Agreement shall remain in effect); or (iii) to terminate the Sub-Servicing Agreement if an Event of
Default (as defined in such Sub-Servicing Agreement) has occurred and is continuing or otherwise in accordance with the Sub-Servicing Agreement, in each case without paying any sub-servicer termination fee.

         (e) Notwithstanding any Sub-Servicing Agreement, the Master Servicer
and the Special Servicer shall remain obligated and liable to the Trustee and the Certificateholders for the performance of their respective obligations and duties under this Agreement in accordance with the provisions hereof to the same extent and under the same terms and conditions as if each alone were servicing and administering the Mortgage Loans or REO Properties for which it is responsible.

         (f) The Special Servicer shall not enter into a Sub-Servicing Agreement unless it receives the consent of the Controlling Class Representative (and with respect to the Park Place Mall Whole Loan, the Park Place Mall Representative)
and each Rating Agency has confirmed in writing that the execution of such agreement will not result in a qualification, downgrade, or withdrawal of the then-current ratings on the outstanding Certificates or such Sub-Servicing
Agreement relates to a Mortgage Loan or Mortgage Loans (along with any Mortgage
Loans previously sub-serviced pursuant to this section) that represent less than
25% of the outstanding principal balance of all Specially Serviced Mortgage
Loans. The Special Servicer shall comply with the terms of each such
Sub-Servicing Agreement to the extent the terms thereof are not inconsistent with the terms of this Agreement and the Special Servicer's obligations hereunder.

    Section 3.23. Representations and Warranties of Master Servicer and Special
Servicer.

         (a) The Master Servicer, in such capacity, hereby represents and warrants to the Fiscal Agent, the Trustee, for its own benefit and the benefit of the Certificateholders, and to the Depositor and the Special Servicer, as of
the Closing Date, that:

              (i) The Master Servicer is a national banking association, duly organized under the laws of the United States of America, and the
         Master Servicer is in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement.

              (ii) The execution and delivery of this Agreement by the Master
         Servicer, and the performance and compliance with the terms of this
         Agreement by the Master Servicer, will not violate the Master
         Servicer's articles of association or by-laws or constitute a default
         (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other material instrument to which it is a party or by which it is bound.

              (iii) The Master Servicer has the full power and authority to enter into and consummate all transactions contemplated by this
         Agreement, has duly

                                     -178-

         authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

              (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against the Master Servicer in accordance with the terms hereof, subject to (A) applicable receivership, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors'
         rights generally and the rights of creditors of banks, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

              (v) The Master Servicer is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Master Servicer's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Master Servicer to perform its obligations under this Agreement or the financial condition of the
         Master Servicer.

              (vi) No litigation is pending or, to the best of the Master
         Servicer's knowledge, threatened, against the Master Servicer that would prohibit the Master Servicer from entering into this Agreement or, in the Master Servicer's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the
         Master Servicer to perform its obligations under this Agreement or the financial condition of the Master Servicer, calculated on a consolidated basis.

              (vii) Each officer, director, employee, consultant or advisor of the Master Servicer with responsibilities concerning the servicing and administration of Mortgage Loans is covered by errors and omissions insurance in the amounts and with the coverage as, and to the extent, required by Section 3.07(c);

              (viii) The net worth of the Master Servicer (or, in the case of the initial Master Servicer, the consolidated net worth thereof and of its direct or indirect parent), determined in accordance with generally accepted accounting principles, is not less than $15,000,000.

              (ix) Any consent, approval, authorization or order of any court or governmental agency or body required for the execution, delivery and performance by the Master Servicer of or compliance by the Master
         Servicer with this Agreement or the consummation of the transactions contemplated by this Agreement has been obtained and is effective.

              (x) The Master Servicer possesses the fidelity bond required pursuant to Section 3.07(c) of this Agreement.

                                     -179-

         (b) The Special Servicer, in such capacity, hereby represents and warrants to the Trustee, for its own benefit and the benefit of the
Certificateholders, the Fiscal Agent, the Depositor and the Master Servicer, as
of the Closing Date, that:

              (i) The Special Servicer is a corporation duly organized under the laws of the State of Maryland, validly existing and the Special
         Servicer is in compliance with the laws of each State in which any
         Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement.

              (ii) The execution and delivery of this Agreement by the Special
         Servicer, and the performance and compliance with the terms of this
         Agreement by the Special Servicer, will not violate the Special
         Servicer's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other material instrument by which it is bound.

              (iii) The Special Servicer has the full power and authority to enter into and consummate all transactions contemplated by this
         Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

              (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Special Servicer, enforceable against the Special Servicer in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors'
         rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

              (v) The Special Servicer is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Special Servicer's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Special Servicer to perform its obligations under this Agreement or the financial condition of the
         Special Servicer.

              (vi) No litigation is pending or, to the best of the Special
         Servicer's knowledge, threatened, against the Special Servicer the outcome of which in the Special Servicer's good faith and reasonable judgment could reasonably be expected to prohibit the Special Servicer from entering into this Agreement or, in the Special Servicer's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Special Servicer to perform its obligations under this Agreement or the financial condition of the
         Special Servicer.

                                     -180-

              (vii) Each officer, director and employee of the Special Servicer and each consultant or advisor of the Special Servicer with responsibilities concerning the servicing and administration of
         Mortgage Loans is covered by errors and omissions insurance in the amounts and with the coverage required by Section 3.07(c).

              (viii) Any consent, approval, authorization or order of any court or governmental agency or body required for the execution, delivery and performance by the Special Servicer of or compliance by the Special
         Servicer with this Agreement or the consummation of the transactions contemplated by this Agreement has been obtained and is effective.

              (ix) The Special Servicer possesses all insurance required pursuant to Section 3.07(c) of this Agreement.

         (c) The representations and warranties of the Master Servicer and the
Special Servicer, set forth in Section 3.23(a) (with respect to the Master
Servicer) and Section 3.23(b) (with respect to the Special Servicer), respectively, shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust Fund remains in existence. Upon discovery by any party hereto of any breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other parties hereto.

    Section 3.24. Sub-Servicing Agreement Representation and Warranty.

         (a) The Master Servicer, in such capacity, hereby represents and warrants to the Trustee, for its own benefit and the benefit of the
Certificateholders, and to the Fiscal Agent, the Depositor and the Special
Servicer, as of the Closing Date, that each Sub-Servicing Agreement, if any, satisfies the requirements for such Sub-Servicing Agreements set forth in
Sections 3.22(a) and the second paragraph of 3.22(d) in all material respects.

    Section 3.25. Designation of Controlling Class Representative.

         (a) The Holders (or, in the case of Book-Entry Certificates, the
Certificate Owners) of Certificates representing more than 50% of the Class
Principal Balance of the Controlling Class shall be entitled in accordance with this Section 3.25 to select a representative having the rights and powers specified in this Agreement (including those specified in Section 6.11) or to replace an existing Controlling Class Representative. With respect to the 11
Madison Avenue Loan, the Controlling Class Representative is appointed first by the holder of a majority of the Class MAD Certificates until the Component
Principal Balance of the 11 Madison Avenue Non-Pooled Component minus the portion of any Appraisal Reduction Amount allocable to the 11 Madison Avenue
Non-Pooled Component is less than 25% of its original Component Principal
Balance, and then by the holders of Certificates representing more than 50% of the Certificate Balance of the Controlling Class. Each advisor referred to above is referred to herein as the "Controlling Class
Representative". Upon (i) the receipt by the Trustee of written requests for the selection of a Controlling Class Representative from the Holders (or, in the case of Book-Entry Certificates, the Certificate Owners) of Certificates
representing more

                                     -181-

than 50% of the Class Principal Balance of the Controlling Class, (ii) the
resignation or removal of the Person acting as Controlling Class Representative or (iii) a determination by the Trustee that the Controlling Class has changed, the Trustee shall promptly notify the Depositor and the Holders (and, in the case of Book-Entry Certificates, to the extent actually known to a Responsible
Officer of the Trustee or identified thereto by the Depository or the Depository
Participants, the Certificate Owners) of the Controlling Class that they may select a Controlling Class Representative. Such notice shall set forth the process for selecting a Controlling Class Representative, which shall be the designation of the Controlling Class Representative by the Holders (or
Certificate Owners) of Certificates representing more than 50% of the Class
Principal Balance of the Controlling Class by a writing delivered to the
Trustee. No appointment of any Person as a Controlling Class Representative
shall be effective until such Person provides the Trustee and the Master
Servicer with written confirmation of its acceptance of such appointment, an address and telecopy number for the delivery of notices and other correspondence and a list of officers or employees of such Person with whom the parties to this
Agreement may deal (including their names, titles, work addresses and telecopy numbers). Allied Capital Corporation shall be the initial Controlling Class
Representative with respect to the Majority Mortgage Loans without need for further designation or notice. The Controlling Class Representative with respect to the 11 Madison Avenue Loan shall initially be Wachovia Capital Markets, LLC.

         (b) Within ten (10) Business Days (or as soon thereafter as practicable if the Controlling Class consists of Book-Entry Certificates) of receiving a request therefor from the Master Servicer or Special Servicer, the Trustee shall, to the extent in its possession, deliver to the requesting party the identity of the Controlling Class Representative and a list of each Holder (or, in the case of Book-Entry Certificates, to the extent actually known to a
Responsible Officer of the Trustee or identified thereto by the Depository or the Depository Participants, each Certificate Owner) of the Controlling Class, including, in each case, names and addresses. With respect to such information, the Trustee shall be entitled to conclusively rely on information provided to it by the Depository, and the Master Servicer and the Special Servicer shall be entitled to rely on such information provided by the Trustee with respect to any obligation or right hereunder that the Master Servicer and the Special Servicer may have to deliver information or otherwise communicate with the Controlling
Class Representative or any of the Holders (or, if applicable, Certificate
Owners) of the Controlling Class. In addition to the foregoing, within two (2)
Business Days of the selection, resignation or removal of a Controlling Class
Representative, the Trustee shall notify the other parties to this Agreement of such event. The expenses incurred by the Trustee in connection with obtaining information from the Depository or Depository Participants with respect to any
Book-Entry Certificate shall be expenses of the Trust Fund payable out of the
Certificate Account pursuant to Section 3.05(a).

         (c) A Controlling Class Representative may at any time resign as such by giving written notice to the Trustee and to each Holder (or, in the case of
Book-Entry Certificates, Certificate Owner) of the Controlling Class. The
Holders (or, in the case of Book-Entry Certificates, the Certificate Owners) of
Certificates representing more than 50% of the Class Principal Balance of the
Controlling Class shall be entitled to remove any existing Controlling Class
Representative by giving written notice to the Trustee and to such existing
Controlling Class Representative.

                                     -182-

         (d) Once a Controlling Class Representative has been selected pursuant to this Section 3.25 each of the parties to this Agreement and each
Certificateholder (or Certificate Owner, if applicable) shall be entitled to rely on such selection unless a majority of the Holders (or, in the case of
Book-Entry Certificates, the Certificate Owners) of the Controlling Class, by
aggregate Certificate Principal Balance, or such Controlling Class
Representative, as applicable, shall have notified the Trustee and each other
Holder (or, in the case of Book-Entry Certificates, Certificate Owner) of the
Controlling Class, in writing, of the resignation or removal of such Controlling
Class Representative.

         (e) Any and all expenses of the Controlling Class Representative shall be borne by the Holders (or, if applicable, the Certificate Owners) of
Certificates of the Controlling Class, pro rata according to their respective
Percentage Interests in such Class, and not by the Trust Fund. Notwithstanding the foregoing, if a claim is made against the Controlling Class Representative by a Mortgagor with respect to this Agreement or any particular Mortgage Loan, the Controlling Class Representative shall immediately notify the Trustee, the
Master Servicer and the Special Servicer, whereupon (if the Special Servicer or the Trust Fund are also named parties to the same action and, in the reasonable judgment of the Special Servicer, (i) the Controlling Class Representative had
acted in good faith, without negligence or willful misfeasance with regard to the particular matter, and (ii) there is no potential for the Special Servicer or the Trust Fund to be an adverse party in such action as regards the
Controlling Class Representative) the Special Servicer on behalf of the Trust
Fund shall, subject to Section 6.03, assume the defense of any such claim against the Controlling Class Representative. This provision shall survive the termination of this Agreement and the termination or resignation of the
Controlling Class Representative.

         (f) All rights to, and requirements for, information or notice
(including, but not limited to the delivery of information, notice or access to information) provided to the Controlling Class Representative or
Certificateholders, in general contained in this Agreement shall, except with respect to the 11 Madison Avenue Companion Loans, also apply to each Companion
Holder with respect to information relating to the related Co-Lender Loan (but, in the case of information relating to an Co-Lender Loan, excluding the fair value determination thereof).

         (g) The Class PP Controlling Holder shall be entitled in accordance with this Section 3.25 to select a representative (the "Park Place Mall
Representative") having the rights and powers specified in this Agreement or to replace an existing Park Place Mall Representative. Upon (i) the receipt by the
Trustee of written requests for the selection of a Park Place Mall
Representative from the Class PP Controlling Holder or (ii) the resignation or removal of the Person acting as the Park Place Mall Representative, the Trustee shall promptly notify the Depositor and the Class PP Controlling Holder that they may select a Park Place Mall Representative. Such notice shall set forth the process for selecting a Park Place Mall Representative, which shall be the designation of such Park Place Mall Representative by the Class PP Controlling
Holder by a writing delivered to the Trustee. No appointment of any Person as a
Park Place Mall Representative shall be effective until such Person provides the
Trustee and the Master Servicer with written confirmation of its acceptance of such appointment, an address and telecopy number for the delivery of notices and other correspondence and a list of officers or employees of such Person with whom the parties of this Agreement may deal

                                     -183-

(including their names, titles, work addresses and telecopy numbers). Except as otherwise agreed with the related Holders of the Class PP Certificates, no Park
Place Mall Representative shall owe any fiduciary duty to the Trustee, the
Master Servicer, the Special Servicer or any Certificateholder.

         (h) Within ten (10) Business Days (or as soon thereafter as practicable if the Class PP Certificates are Book-Entry Certificates) of receiving a request therefor from the Master Servicer or Special Servicer, the Trustee shall, to the extent in its possession, deliver to the requesting party the identity of the
Park Place Mall Representative and a list of each Holder of the Class PP
Certificates, including, in each case, names and addresses. With respect to such information, the Trustee shall be entitled to conclusively rely on information provided to it by the Depository, and the Master Servicer and the Special
Servicer shall be entitled to rely on such information provided by the Trustee with respect to any obligation or right hereunder that the Master Servicer and the Special Servicer may have to deliver information or otherwise communicate with the Park Place Mall Representative or any of the Holders of the Class PP
Certificates. In addition to the foregoing, within two (2) Business Days of the selection, resignation or removal of a Park Place Mall Representative, the
Trustee shall notify the other parties to this Agreement (and the Rating
Agencies) of such event. The expenses incurred by the Trustee in connection with obtaining information from the Depository or Depository Participants wit respect to any Book-Entry Certificate shall be expenses of the Trust Fund payable out of the Certificate Account pursuant to Section 3.05(a).

         (i) A Park Place Mall Representative may at any time resign as such by giving written notice to the Trustee and to each Holder of the Class PP
Certificates. The Holders of Certificates representing more than 50% of the
Certificate Balance of all the Class PP Certificates shall be entitled to remove any existing Park Place Mall Representative by giving written notice to the
Trustee and to such existing Park Place Mall Representative.

         (j) Once a Park Place Mall Representative has been selected pursuant to this Section 3.25, each of the parties to this Agreement and each Holder of the
Class PP Certificates shall be entitled to rely on such selection unless a majority of the Holders of the Class PP Certificates, by aggregate Certificate
Balance, or the Park Place Mall Representative, as applicable, shall have notified the Trustee and each other Holder of the Class PP Certificates, in writing, of the resignation or removal of the Park Place Mall Representative.

         (k) Any and all expenses of a Park Place Mall Representative shall be borne by the Holders of the Class PP Certificates, pro rata, according to their respective Percentage Interests in the Class PP Certificates, and not by the
Trust. Notwithstanding the foregoing, if a claim is made against a Park Place
Mall Representative by a Mortgagor with respect to this Agreement or the Park
Place Mall Whole Loan, such Park Place Mall Representative shall immediately notify the Master Servicer, the Trustee and the Special Servicer, whereupon (if the Special Servicer or the Trust Fund are also named parties to the same action and, in the sole judgment of the Special Servicer, (i) such Park Place Mall
Representative had acted in good faith, without negligence or willful misfeasance with regard to the particular matter, and (ii) there is no potential for the Special Servicer or the Trust Fund to be an adverse party in such action as regards such Park Place Mall Representative) the Special Servicer on behalf of the Trust Fund shall, subject to Section 6.03, assume the defense of any such claim against such Park Place Mall

                                     -184-

Representative. This provision shall survive the termination of this Agreement and the termination or resignation of such Park Place Mall Representative.

         (l) All requirements of the Master Servicer and the Special Servicer to
provide notices, reports, statements or other information (including the access to information on a website) with respect to the Park Place Mall Whole Loan to the Controlling Class Representative contained in this Agreement shall also apply to the Park Place Mall Representative and the Master Servicer, and the
Special Servicer shall also deliver or make available such notices, reports, statements or other information with respect to the Park Place Mall Whole Loan that it delivers or makes available to the Controlling Class Representative.

         (m) Notwithstanding any other provision herein with respect to the Park
Place Mall Whole Loan, prior to the occurrence and continuance of a Park Place
Mall Control Appraisal Period, with respect to the Park Place Mall Whole Loan only, the Class PP Certificates in lieu of the Controlling Class, the Park Place
Mall Representative in lieu of the Controlling Class Representative and the
Class PP Controlling Holder in lieu of the Majority Subordinate
Certificateholder shall be entitled to take all actions under this Agreement with respect to the Park Place Mall Whole Loan that would otherwise be exercisable by the Controlling Class, Controlling Class Representative or the
Majority Subordinate Certificateholder.

         Notwithstanding anything to the contrary in this Section 3.25, to the extent consistent with the Servicing Standard and the Park Place Mall
Intercreditor Agreement (taking into account the extent to which the Park Place
Mall Subordinate Companion Loan is subordinate to the Park Place Mall Whole
Loan): (i) no waiver, reduction, or deferral of any particular amounts due on the Park Place Mall Whole Loan, as applicable, shall be effected prior to the waiver, reduction or deferral of the entire corresponding item in respect of the
Park Place Mall Subordinate Companion Loan ; and (ii) no reduction of the
Mortgage Rate on the Park Place Mall Whole Loan shall be effected prior to the reduction of the Mortgage Rate of the Park Place Mall Subordinate Companion
Loan, to the maximum extent possible.

    Section 3.26. Companion Paying Agent.

         (a) The Master Servicer shall be the initial Companion Paying Agent hereunder. The Companion Paying Agent undertakes to perform such duties and only such duties as are specifically set forth herein. The Companion Paying Agent shall promptly make available to the Companion Holders (other than the holders of the Companion Loans relating to the 2004-C10 Serviced Mortgage Loan) all reports available to the Companion Paying Agent that the Trustee has made available to Certificateholders under this Agreement.

         (b) No provision of this Agreement shall be construed to relieve the
Companion Paying Agent from liability for its own negligent failure to act, bad faith or its own willful misfeasance; provided, however, that the duties and obligations of the Companion Paying Agent shall be determined solely by the express provisions of this Agreement, the Companion Paying Agent shall not be liable except for the performance of such duties and obligations, no implied covenants or obligations shall be read into this Agreement against the Companion
Paying Agent and, in the absence of bad faith on the part of the Companion
Paying Agent, the Companion Paying Agent may conclusively rely, as to the truth and correctness of the statements

                                     -185-

or conclusions expressed therein, upon any resolutions, certificates, statements, opinions, reports, documents, orders or other instrument furnished to the Companion Paying Agent by any Person and which on their face do not contradict the requirements of this Agreement.

         (c) If the Companion Paying Agent is also the Master Servicer, upon the resignation or removal of the Master Servicer under this Agreement, the
Companion Paying Agent shall be deemed simultaneously to resign or be removed.

         (d) This Section shall survive the termination of this Agreement or the resignation or removal of the Companion Paying Agent, as regards rights accrued prior to such resignation or removal.

    Section 3.27. Companion Register.

         The Companion Paying Agent shall maintain a register (the "Companion
Register") on which it will record the names and addresses of, and wire transfer instructions for, the Companion Holders (other than the holders of the Companion
Loans relating to the 2004-C10 Serviced Mortgage Loan) from time to time, to the extent such information is provided in writing to it by the Companion Holder.
Each such initial Companion Holder, along with its name, address, wiring instructions and tax identification number, is listed on Exhibit L hereto.
Except for the 11 Madison Avenue Companion Loans, the Companion Holders shall inform the Companion Paying Agent and the Master Servicer of the name, address, wiring instructions and taxpayer identification number of any subsequent
Companion Holders upon any transfer of a Companion Loan. Except for the 11
Madison Avenue Companion Loans, upon the sale of a Companion Loan or portion thereof, the transferring Companion Holder shall inform the Companion Paying
Agent and the Master Servicer in writing that such transfer has taken place and provide the Companion Paying Agent and the Master Servicer with the name, address, wiring instructions and tax identification number of the transferee.
Except for the 11 Madison Avenue Companion Loans, in the event the Companion
Holder transfers a Companion Loan without notice to the Companion Paying Agent, the Companion Paying Agent shall have no liability for any misdirected payment in the related Companion Loan and shall have no obligation to recover and redirect such payment.

         Except for the 11 Madison Avenue Companion Loans, the Companion Paying
Agent shall promptly provide the name and address of the Companion Holders to any party hereto or any successor Companion Holders upon written request and any such Person may, without further investigation, conclusively rely upon such information. The Companion Paying Agent shall have no liability to any Person for the provision of any such names and addresses.

                                   ARTICLE IV

                       DISTRIBUTIONS TO CERTIFICATEHOLDERS

    Section 4.01. Distributions.

         (a) On each Distribution Date the Paying Agent shall (except as otherwise provided in Section 9.01), based on information provided by the Master
Servicer and the Special

                                     -186-

Servicer, apply amounts on deposit in the Distribution Account, after payment of amounts payable from the Distribution Account in accordance with Section
3.05(b)(ii) through (vii), deemed distributions from the Loan REMIC to REMIC I pursuant to Section 4.01(k) and deemed distributions from REMIC I to REMIC II pursuant to Section 4.01(h), for the following purposes and in the following order of priority, in each case to the extent of the remaining portion of the
Available Distribution Amount:

              (i) concurrently, (i) from the Loan Group 1 Available Distribution
         Amount, to distributions of interest to the Holders of the Class A-1,
         Class A-2, Class A-3 and Class A-4 Certificates, up to an amount equal to, and pro rata as among such Classes in accordance with, all
         Distributable Certificate Interest in respect of each such Class of
         Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any, (ii) from the Loan Group 2 Available Distribution Amount, to distributions of interest to the Holders of the Class A-1A Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such
         Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any, and (iii)
         from the Loan Group 1 Available Distribution Amount and/or the Loan
         Group 2 Available Distribution Amount, to distributions of interest to the Holders of the Class X-C and Class X-P Certificates, up to an
         amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;
         provided, however, that if the Loan Group 1 Available Distribution
         Amount and/or the Loan Group 2 Available Distribution Amount is
         insufficient to pay in full the total amount of Distributable
         Certificate Interest, as provided above, payable in respect of any
         Class of Senior Certificates on such Distribution Date, then the entire
         Available Distribution Amount shall be applied to make distributions of interest to the Holders of the respective Classes of the Senior
         Certificates, up to an amount equal to, and pro rata as among such
         Classes in accordance with, all Distributable Certificate Interest in respect of each such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution
         Dates, if any;

              (ii) to distributions of principal to the Holders of the Class A-1
         Certificates, in an amount (not to exceed the Class Principal Balance of the Class A-1 Certificates outstanding immediately prior to such
         Distribution Date) equal to the entire Loan Group 1 Principal
         Distribution Amount and, after the Class Principal Balance of the Class
         A-1A Certificates has been reduced to zero, the entire Loan Group 2
         Principal Distribution Amount for such Distribution Date remaining after making any distributions required pursuant to clause (vi) below on such Distribution Date;

              (iii) after the Class Principal Balance of the Class A-1
         Certificates has been reduced to zero, to distributions of principal to the Holders of the Class A-2 Certificates, in an amount (not to exceed the Class Principal Balance of the Class A-2 Certificates outstanding immediately prior to such Distribution Date) equal to the entire Loan
         Group 1 Principal Distribution Amount and, after the

                                     -187-

         Class Principal Balance of the Class A-1A Certificates have been reduced to zero, the entire Loan Group 2 Principal Distribution Amount for such Distribution Date remaining after making any distributions required pursuant to clause (vi) below on such Distribution Date (in each case, net of any portion thereof distributed on such Distribution
         Date to the Holders of the Class A-1 Certificates pursuant to clause
         (ii) above);

              (iv) after the Class Principal Balance of the Class A-1 and Class
         A-2 Certificates has been reduced to zero, to distributions of principal to the Holders of the Class A-3 Certificates, in an amount
         (not to exceed the Class Principal Balance of the Class A-3
         Certificates outstanding immediately prior to such Distribution Date)
         equal to the entire Loan Group 1 Principal Distribution Amount and, after the Class Principal Balance of the Class A-1A Certificates has
         been reduced to zero, the entire Loan Group 2 Principal Distribution
         Amount for such Distribution Date remaining after making any distributions required pursuant to clause (vi) below on such
         Distribution Date (in each case, net of any portion thereof distributed on such Distribution Date to the Holders of the Class A-1 and Class A-2
         Certificates pursuant to clauses (ii) and (iii) above);

              (v) after the Class Principal Balance of the Class A-1, Class A-2
         and Class A-3 Certificates has been reduced to zero, to distributions of principal to the Holders of the Class A-4 Certificates, in an amount
         (not to exceed the Class Principal Balance of the Class A-4
         Certificates outstanding immediately prior to such Distribution Date)
         equal to the entire Loan Group 1 Principal Distribution Amount and, after the Class Principal Balance of the Class A-1A Certificates has
         been reduced to zero, the entire Loan Group 2 Principal Distribution
         Amount for such Distribution Date remaining after making any distributions required pursuant to clause (vi) below on such
         Distribution Date (in each case, net of any portion thereof distributed on such Distribution Date to the Holders of the Class A-1, Class A-2
         and Class A-3 Certificates pursuant to clauses (ii), (iii) and (iv)
         above);

              (vi) to distributions of principal to the Holders of the Class
         A-1A Certificates, in an amount (not to exceed the Class Principal
         Balance of the Class A-1A Certificates outstanding immediately prior to such Distribution Date) equal to the entire Loan Group 2 Principal
         Distribution Amount and, after the Class Principal Balance of the Class
         A-1, Class A-2, Class A-3 and Class A-4 Certificates has been reduced to zero, the entire Loan Group 1 Principal Distribution Amount for such
         Distribution Date remaining after making any distributions required pursuant to clauses (ii), (iii), (iv) and (v) above on such
         Distribution Date;

              (vii) to distributions to the Holders of the Class A-1
         Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4
         Certificates and Class A-1A Certificates, pro rata as among such
         Classes, in accordance with, in an amount equal to, and in reimbursement of, all Realized Losses and Additional

                                     -188-

         Trust Fund Expenses, if any, previously allocated to each such Class of
         Certificates and not previously reimbursed;

              (viii) to distributions of interest to the Holders of the Class B
         Certificates in an amount equal to all Distributable Certificate
         Interest in respect of such Class of Certificates for such Distribution
         Date and, to the extent not previously paid, for all prior Distribution
         Dates;

              (ix) after the Class Principal Balances of the Class A-1
         Certificates, the Class A-2 Certificates, the Class A-3 Certificates,
         the Class A-4 Certificates and the Class A-1A Certificates have been reduced to zero, to distributions of principal to the Holders of the
         Class B Certificates, in an amount (not to exceed the Class Principal
         Balance of the Class B Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution
         Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Certificates pursuant to any prior clause of this Section 4.01(a));

              (x) to distributions to the Holders of the Class B Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and
         Additional Trust Fund Expenses, if any, previously allocated to the
         Class B Certificates and not previously reimbursed;

              (xi) to distributions of interest to the Holders of the Class C
         Certificates in an amount equal to all Distributable Certificate
         Interest in respect of such Class of Certificates for such Distribution
         Date and, to the extent not previously paid, for all prior Distribution
         Dates;

              (xii) after the Class Principal Balance of the Class B
         Certificates has been reduced to zero, to distributions of principal to the Holders of the Class C Certificates, in an amount (not to exceed the Class Principal Balance of the Class C Certificates outstanding immediately prior to such Distribution Date) equal to the entire
         Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Certificates pursuant to any prior clause of this
         Section 4.01(a));

              (xiii) to distributions to the Holders of the Class C
         Certificates, in an amount equal to, and in reimbursement of, all
         Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class C Certificates and not previously reimbursed;

              (xiv) to distributions of interest to the Holders of the Class D
         Certificates, in an amount equal to all Distributable Certificate
         Interest in respect of the Class D Certificates for such Distribution
         Date and, to the extent not previously paid, for all prior Distribution
         Dates;

                                     -189-

              (xv) after the Class Principal Balance of the Class C Certificates
         has been reduced to zero, to distributions of principal to the Holders of the Class D Certificates, in an amount (not to exceed the Class
         Principal Balance of the Class D Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal
         Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Certificates pursuant to any prior clause of this
         Section 4.01(a));

              (xvi) to distributions to the Holders of the Class D Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and
         Additional Trust Fund Expenses, if any, previously allocated to the
         Class D Certificates and not previously reimbursed;

              (xvii) to distributions of interest to the Holders of the Class E
         Certificates, in an amount equal to all Distributable Certificate
         Interest in respect of the Class E Certificates for such Distribution
         Date and, to the extent not previously paid, for all prior Distribution
         Dates;

              (xviii) after the Class Principal Balance of the Class D
         Certificates has been reduced to zero, to distributions of principal to the Holders of the Class E Certificates, in an amount (not to exceed the Class Principal Balance of the Class E Certificates outstanding immediately prior to such Distribution Date) equal to the entire
         Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Certificates pursuant to any prior clause of this
         Section 4.01(a));

              (xix) to distributions to the Holders of the Class E Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and
         Additional Trust Fund Expenses, if any, previously allocated to the
         Class E Certificates and not previously reimbursed;

              (xx) to distributions of interest to the Holders of the Class F
         Certificates, in an amount equal to all Distributable Certificate
         Interest in respect of the Class F Certificates for such Distribution
         Date and, to the extent not previously paid, for all prior Distribution
         Dates;

              (xxi) after the Class Principal Balance of the Class E
         Certificates has been reduced to zero, to distributions of principal to the Holders of the Class F Certificates, in an amount (not to exceed the Class Principal Balance of the Class F Certificates outstanding immediately prior to such Distribution Date) equal to the entire
         Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Certificates pursuant to any prior clause of this
         Section 4.01(a));

              (xxii) to distributions to the Holders of the Class F
         Certificates, in an amount equal to, and in reimbursement of, all
         Realized Losses and Additional

                                     -190-

         Trust Fund Expenses, if any, previously allocated to the Class F
         Certificates and not previously reimbursed;

              (xxiii) to distributions of interest to the Holders of the Class G
         Certificates, in an amount equal to all Distributable Certificate
         Interest in respect of the Class G Certificates for such Distribution
         Date and, to the extent not previously paid, for all prior Distribution
         Dates;

              (xxiv) after the Class Principal Balance of the Class F
         Certificates has been reduced to zero, to distributions of principal to the Holders of the Class G Certificates, in an amount (not to exceed the Class Principal Balance of the Class G Certificates outstanding immediately prior to such Distribution Date) equal to the entire
         Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Certificates pursuant to any prior clause of this
         Section 4.01(a));

              (xxv) to distributions to the Holders of the Class G Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and
         Additional Trust Fund Expenses, if any, previously allocated to the
         Class G Certificates and not previously reimbursed;

              (xxvi) to distributions of interest to the Holders of Class H
         Certificates, in an amount equal to all Distributable Certificate
         Interest in respect of the Class H Certificates for such Distribution
         Date and, to the extent not previously paid, for all prior Distribution
         Dates;

              (xxvii) after the Class Principal Balance of the Class G
         Certificates has been reduced to zero, to distributions of principal to the Holders of the Class H Certificates, in an amount (not to exceed the Class Principal Balance of the Class H Certificates outstanding immediately prior to such Distribution Date) equal to the entire
         Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Certificates pursuant to any prior clause of this
         Section 4.01(a));

              (xxviii) to distributions to the Holders of the Class H
         Certificates in an amount equal to, and in reimbursement of, all
         Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class H Certificates and not previously reimbursed;

              (xxix) to distributions of interest to the Holders of the Class J
         Certificates, in an amount equal to all Distributable Certificate
         Interest in respect of the Class J Certificates for such Distribution
         Date and, to the extent not previously paid, for all prior Distribution
         Dates;

              (xxx) after the Class Principal Balance of the Class H
         Certificates has been reduced to zero, to distributions of principal to the Holders of the Class J Certificates, in an amount (not to exceed the Class Principal Balance of the Class

                                     -191-

         J Certificates outstanding immediately prior to such Distribution Date)
         equal to the entire Principal Distribution Amount for such Distribution
         Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Certificates pursuant to any prior clause of this Section 4.01(a));

              (xxxi) to distributions to the Holders of the Class J
         Certificates, in an amount equal to, and in reimbursement of, all
         Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class J Certificates and not previously reimbursed;

              (xxxii) to distributions of interest to the Holders of the Class K
         Certificates, in an amount equal to all Distributable Certificate
         Interest in respect of the Class K Certificates for such Distribution
         Date and, to the extent not previously paid, for all prior Distribution
         Dates;

              (xxxiii) after the Class Principal Balance of the Class J
         Certificates has been reduced to zero, to distributions of principal to the Holders of the Class K Certificates, in an amount (not to exceed the Class Principal Balance of the Class K Certificates outstanding immediately prior to such Distribution Date) equal to the entire
         Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Certificates pursuant to any prior clause of this
         Section 4.01(a));

              (xxxiv) to distributions to the Holders of the Class K
         Certificates, in an amount equal to, and in reimbursement of, all
         Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class K Certificates and not previously reimbursed;

              (xxxv) to distributions of interest to the Holders of the Class L
         Certificates, in an amount equal to all Distributable Certificate
         Interest in respect of the Class L Certificates for such Distribution
         Date and, to the extent not previously paid, for all prior Distribution
         Dates;

              (xxxvi) after the Class Principal Balance of the Class K
         Certificates has been reduced to zero, to distributions of principal to the Holders of the Class L Certificates, in an amount (not to exceed the Class Principal Balance of the Class L Certificates outstanding immediately prior to such Distribution Date) equal to the entire
         Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Certificates pursuant to any prior clause of this
         Section 4.01(a));

              (xxxvii) to distributions to the Holders of the Class L
         Certificates, in an amount equal to, and in reimbursement of, all
         Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class L Certificates and not previously reimbursed;

                                     -192-

              (xxxviii) to distributions of interest to the Holders of the Class
         M Certificates, in an amount equal to all Distributable Certificate
         Interest in respect of the Class M Certificates for such Distribution
         Date and, to the extent not previously paid, for all prior Distribution
         Dates;

              (xxxix) after the Class Principal Balance of the Class L
         Certificates has been reduced to zero, to distributions of principal to the Holders of the Class M Certificates, in an amount (not to exceed the Class Principal Balance of the Class M Certificates outstanding immediately prior to such Distribution Date) equal to the entire
         Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Certificates pursuant to any prior clause of this
         Section 4.01(a));

              (xl) to distributions to the Holders of the Class M Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and
         Additional Trust Fund Expenses, if any, previously allocated to the
         Class M Certificates and not previously reimbursed;

              (xli) to distributions of interest to the Holders of the Class N
         Certificates, in an amount equal to all Distributable Certificate
         Interest in respect of the Class N Certificates for such Distribution
         Date and, to the extent not previously paid, for all prior Distribution
         Dates;

              (xlii) after the Class Principal Balance of the Class M
         Certificates has been reduced to zero, to distributions of principal to the Holders of the Class N Certificates, in an amount (not to exceed the Class Principal Balance of the Class N Certificates outstanding immediately prior to such Distribution Date) equal to the entire
         Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Certificates pursuant to any prior clause of this
         Section 4.01(a));

              (xliii) to distributions to the Holders of the Class N
         Certificates, in an amount equal to, and in reimbursement of, all
         Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class N Certificates and not previously reimbursed;

              (xliv) to distributions of interest to the Holders of the Class O
         Certificates, in an amount equal to all Distributable Certificate
         Interest in respect of the Class O Certificates for such Distribution
         Date and, to the extent not previously paid, for all prior Distribution
         Dates;

              (xlv) after the Class Principal Balance of the Class N
         Certificates has been reduced to zero, to distributions of principal to the Holders of the Class O Certificates, in an amount (not to exceed the Class Principal Balance of the Class O Certificates outstanding immediately prior to such Distribution Date) equal to the entire
         Principal Distribution Amount for such Distribution Date (net of any

                                     -193-

         portion thereof distributed on such Distribution Date to the Holders of any other Class of Certificates pursuant to any prior clause of this
         Section 4.01(a));

              (xlvi) to distributions to the Holders of the Class O
         Certificates, in an amount equal to, and in reimbursement of, all
         Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class O Certificates and not previously reimbursed;

              (xlvii) to distributions of interest to the Holders of the Class P
         Certificates, in an amount equal to all Distributable Certificate
         Interest in respect of the Class P Certificates for such Distribution
         Date and, to the extent not previously paid, for all prior Distribution
         Dates;

              (xlviii) after the Class Principal Balance of the Class O
         Certificates has been reduced to zero, to distributions of principal to the Holders of the Class P Certificates, in an amount (not to exceed the Class Principal Balance of the Class P Certificates outstanding immediately prior to such Distribution Date) equal to the entire
         Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Certificates pursuant to any prior clause of this
         Section 4.01(a));

              (xlix) to distributions to the Holders of the Class P
         Certificates, in an amount equal to, and in reimbursement of, all
         Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class P Certificates and not previously reimbursed;
         and

              (l) to make distributions to the Holders of the Class R-II
         Certificates, in an amount equal to the excess, if any, of (A) the aggregate distributions deemed made in respect of the REMIC I Regular
         Interests (other than the Class LMAD Uncertificated Interest and the
         Class LPP Uncertificated Interest) on such Distribution Date pursuant to Section 4.01(h), over (B) the aggregate distributions made in respect of the Regular Certificates (other than the Class MAD
         Certificates and the Class PP Certificates) on such Distribution Date pursuant to clauses (i) through (xlix) above;

provided that on each Distribution Date after the aggregate of Class Principal
Balances of each Class of Subordinated Certificates has been reduced to zero, but any two or more of the Class A-1 Certificates, the Class A-2 Certificates,
Class A-3 Certificates, Class A-4 Certificates, and the Class A-1A Certificates
remain outstanding, the payments of principal to be made as contemplated by clauses (ii) through (vi) above with respect to the Class A Certificates will be made to the Holders of the respective Classes of such Class A Certificates up to an amount equal to, and pro rata as among such Classes in accordance with, the respective then outstanding Class Principal Balances of such Classes of
Certificates and without regard to the Principal Distribution Amount for such
Distribution Date. Distributions in reimbursement of Realized Losses and
Additional Trust Fund Expenses previously allocated to a Class of Certificates shall not constitute distributions of principal and shall not result in reduction of the related Class Principal Balance.

                                     -194-

         All distributions of interest made in respect of the Class X-C and
Class X-P Certificates on any Distribution Date pursuant to clause (i) above, shall be deemed to have been made in respect of all the Components of such
Class, pro rata in accordance with the respective amounts of interest that would be payable on such Components on such Distribution Date based on the Class X-C and Class X-P Strip Rate, as applicable, of such Component multiplied by its
Component Notional Amount, together with any amounts thereof remaining unpaid from previous Distribution Dates.

         (b) On each Distribution Date, the Paying Agent shall withdraw from the
Distribution Account any amounts that represent Prepayment Premiums and/or Yield
Maintenance Charges actually collected on the Mortgage Loans (excluding, with respect to the 11 Madison Avenue Loan, the 11 Madison Avenue Non-Pooled
Component and excluding the Park Place Mall Subordinate Loan) and any REO Loans
during the related Collection Period and shall be deemed to distribute such
Prepayment Premiums and/or Yield Maintenance Charges from REMIC I to REMIC II in respect of REMIC I Regular Interest LA-1-1 (whether or not such Class has received all distributions of interest and principal to which it is entitled)
(or in respect of the Class LPP Uncertificated Interest in the case of the Park
Place Mall Subordinate Companion Loan), and then shall distribute each such
Prepayment Premium and/or Yield Maintenance Charge, as additional yield, as follows:

              (i) First, to the Holders of the respective Classes of Regular
         Certificates (other than any Excluded Class thereof, the Class MAD
         Certificates and the Class PP Certificates) entitled to distributions of principal pursuant to Section 4.01(a) on such Distribution Date, up to an amount equal to, and pro rata based on, the Additional Yield
         Amounts for each such Class of Certificates for such Distribution Date;
         and

              (ii) Second, to the Holders of the Class X-C Certificates to the
         extent of any remaining portion of such Yield Maintenance Charges and/or Prepayment Premiums.

         On each Distribution Date, the Paying Agent shall withdraw from the
Additional Interest Account any amounts that represent (A) Additional Interest actually collected during the related Collection Period on the ARD Loans (with respect to the 11 Madison Avenue Loan, to the extent allocable to the 11 Madison
Avenue Pooled Component) and any related REO Loans and shall distribute such amounts among the Holders of the Class Z Certificates pro rata in accordance with the respective Percentage Interests of such Class, (B) Additional Interest actually collected during the related Collection Period on the 11 Madison Avenue
Loan in accordance with Section 4.01(i), to the extent allocable to the 11
Madison Avenue Non-Pooled Component in accordance with Section 4.01(i), and shall distribute such amounts among the Holders of the Class MAD Certificates pro rata in accordance with the respective Percentage Interests of such Class, and (C) interest and investment income, if any, earned in respect of amounts held in the Additional Interest Account as provided in Section 3.06, but only to the extent of the Net Investment Earnings with respect to such account for the related Distribution Date, and shall distribute such amount to the Trustee as additional compensation.

                                     -195-

         (c) (1) On each Distribution Date the Paying Agent shall (except as otherwise provided in Section 9.01), based on information provided by the Master
Servicer and the Special Servicer and allocations set forth in Section 4.01(i), apply amounts on deposit in the Distribution Account, after payment of amounts payable from the Distribution Account in accordance with Section 3.05(b)(ii)
through (vii), for the following purposes and in the following order of priority, in each case to the extent of the Class MAD Available Distribution
Amount:

              (i) to distributions of interest to the Holders of the Class MAD
         Certificates in an amount equal to Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution
         Dates;

              (ii) to distributions of principal to the Holders of the Class MAD
         Certificates in an amount (not to exceed the Class Principal Balance of the Class MAD Certificates outstanding immediately prior to such
         Distribution Date) equal to the entire Class MAD Principal Distribution
         Amount for such Distribution Date;

              (iii) to distributions to the Holders of the Class MAD
         Certificates in an amount equal to, and in reimbursement of, all
         Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Class MAD Certificates and not previously reimbursed; and

              (iv) to distributions to the Holders of the Class R-I Certificates in an amount equal to the excess, if any of (A) the distribution deemed made in respect of REMIC I Regular Interest LMAD on such Distribution
         Date pursuant to Section 4.01 over (B) the distribution to be made on such Distribution Date as described in clauses (i) through (iii) above and in the next succeeding sentence.

         In addition, all Yield Maintenance Charges collected on the 11 Madison
Avenue Loan (to the extent allocable to the 11 Madison Avenue Non-Pooled
Component in accordance with Section 4.01(i)) will be distributed to the Class
MAD Certificates on the Distribution Date when the related principal prepayment is distributed.

         (2) On each Distribution Date the Paying Agent shall (except as otherwise provided in Section 9.01), based on information provided by the Master
Servicer and the Special Servicer, apply amounts on deposit in the Class PP
Distribution Account, after payment of amounts payable from the Class PP
Distribution Account in accordance with Section 3.05(c)(ii) through (vii) and deemed distributions from REMIC I to REMIC II pursuant to Section 4.01(i) for the following purposes and in the following order of priority, in each case to the extent of the Class PP Available Distribution Amount:

              (v) to distributions of interest to the Holders of the Class PP
         Certificates in an amount equal to all Class PP Distributable
         Certificate Interest in respect of such Class of Certificates for such
         Distribution Date to the extent not previously paid;

                                     -196-

              (vi) to distributions of principal to the Holders of the Class PP
         Certificates, in an amount (not to exceed the Class Principal Balance of the Class PP Certificates outstanding immediately prior to such
         Distribution Date) equal to the entire Class PP Principal Distribution
         Amount for such Distribution Date;

              (vii) to distributions to the Holders of the Class PP Certificates in an amount equal to, and in reimbursement of, all Realized Losses and
         Additional Trust Fund Expenses, if any, previously allocated to such
         Class of Certificates and not previously reimbursed; and

              (viii) to distributions to the Holders of the Class R-II
         Certificates in an amount equal to the excess, if any of (A) the distribution deemed made in respect of the Class LPP Uncertificated
         Interest on such Distribution Date pursuant to Section 4.01 over (B)
         the distributions to be made on such Distribution Date as described in clauses (i) through (iii) above.

         In addition, all Prepayment Premiums and Yield Maintenance Charges
collected on the Park Place Mall Subordinate Companion Loan and payable to the holder of the Park Place Mall Subordinate Companion Loan pursuant to the terms of the related Intercreditor Agreement will be deemed distributed to the Class
LPP Uncertificated Interest and then distributed to the Class PP Certificates on the Distribution Date when the related principal prepayment is distributed.

         (d) All distributions made with respect to each Class on each
Distribution Date shall be allocated pro rata among the outstanding Certificates in such Class based on their respective Percentage Interests. Except as otherwise provided below, all such distributions with respect to each Class on each Distribution Date shall be made to the Certificateholders of the respective
Class of record at the close of business on the related Record Date and shall be made by wire transfer of immediately available funds to the account of any such
Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Paying Agent with wiring instructions no less than five Business Days prior to the related Record
Date (which wiring instructions may be in the form of a standing order applicable to all subsequent Distribution Dates), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate
Register. The final distribution on each Certificate (determined, in the case of a Sequential Pay Certificate, without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to such Certificate, but taking into account possible future distributions of Additional Interest) will be made in a like manner, but only upon presentation and surrender of such Certificate at the offices of the
Certificate Registrar or such other location specified in the notice to
Certificateholders of such final distribution. Prior to any termination of the
Trust Fund pursuant to Section 9.01, any distribution that is to be made with respect to a Certificate in reimbursement of a Realized Loss or Additional Trust
Fund Expense previously allocated thereto, which reimbursement is to occur after the date on which such Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the
Certificateholder that surrendered such Certificate as such address last appeared in the Certificate Register or to any other address of which the Paying
Agent was subsequently notified in writing. If such check is returned to the
Paying Agent, the Paying Agent, directly or through an agent,

                                     -197-

shall take such reasonable steps to contact the related Holder and deliver such check as it shall deem appropriate. Any funds in respect of a check returned to the Paying Agent shall be set aside by the Paying Agent and held uninvested in trust and credited to the account of the appropriate Holder. The costs and expenses of locating the appropriate Holder and holding such funds shall be paid out of such funds. No interest shall accrue or be payable to any former Holder on any amount held in trust hereunder. If the Paying Agent has not, after having taken such reasonable steps, located the related Holder by the second anniversary of the initial sending of a check, the Paying Agent shall, subject to applicable law, distribute the unclaimed funds to the Holders of the Class
R-II Certificates.

         (e) Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, as Holder thereof, and the Depository shall be responsible for crediting the amount of such distribution to the accounts of its
Depository Participants in accordance with its normal procedures. Each
Depository Participant shall be responsible for disbursing such distribution to the related Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the related Certificate Owners that it represents. None of the Trustee, the Paying Agent, the Certificate Registrar, the Depositor or the
Master Servicer shall have any responsibility therefor except as otherwise provided by this Agreement or applicable law. The Trustee and the Depositor shall perform their respective obligations under a Letter of Representations among the Depositor, the Trustee and the Initial Depository dated as of the
Closing Date.

         (f) The rights of the Certificateholders to receive distributions from the proceeds of the Trust Fund in respect of the Certificates, and all rights and interests of the Certificateholders in and to such distributions, shall be as set forth in this Agreement. Neither the Holders of any Class of Certificates
nor any party hereto shall in any way be responsible or liable to the Holders of any other Class of Certificates in respect of amounts properly previously distributed on the Certificates.

         (g) Except as otherwise provided in Section 9.01, whenever the Paying
Agent receives written notification of or expects that the final distribution with respect to any Class of Certificates (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund
Expense previously allocated to such Class of Certificates) will be made on the next Distribution Date, the Paying Agent shall, no later than five days after the related Determination Date, mail to each Holder of record on such date of such Class of Certificates a notice to the effect that:

              (i) the Paying Agent expects that the final distribution with respect to such Class of Certificates will be made on such Distribution
         Date but only upon presentation and surrender of such Certificates at the office of the Certificate Registrar or at such other location therein specified, and

              (ii) no interest shall accrue on such Certificates from and after such Distribution Date.

                                     -198-

         Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or
Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 4.01(f) shall not have been surrendered for cancellation within six months after the time specified in such notice, the
Paying Agent shall mail a second notice to the remaining non-tendering
Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Paying Agent, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it shall deem appropriate. The costs and expenses of holding such funds in trust and of contacting such
Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any former Holder on any amount held in trust pursuant to this paragraph. If all of the Certificates shall not have been surrendered for cancellation by the second anniversary of the delivery of the second notice, the Paying Agent shall, subject to applicable law, distribute to the Holders of the Class R-II Certificates all unclaimed funds and other assets which remain subject thereto.

         (h) Notwithstanding any other provision of this Agreement, the Paying
Agent shall comply with all federal withholding requirements respecting payments to Certificateholders of interest or original issue discount that the Paying
Agent reasonably believes are applicable under the Code. The Certificate
Registrar shall promptly provide the Paying Agent with any IRS Forms W-9,
W-8BEN, W-8IMY (and all appropriate attachments) or W-8ECI upon its receipt thereof. The consent of Certificateholders shall not be required for such withholding. If the Paying Agent does withhold any amount from interest or original issue discount payments or advances thereof to any Certificateholder pursuant to federal withholding requirements, the Paying Agent shall indicate the amount withheld to such Certificateholders. Such amounts shall be deemed to have been distributed to such Certificateholders for all purposes of this
Agreement.

         (i) On each Distribution Date, the Paying Agent shall allocate amounts received or collected with respect to the 11 Madison Avenue Loan or any related
REO Property related to the 11 Madison Avenue Loan as follows:

         (A) For so long as no monetary event of default has occurred and is continuing with respect to the 11 Madison Avenue Loan:

         A. to the 11 Madison Avenue Pooled Component, as part of the Available
Distribution Amount for such Distribution Date, up to an amount equal to all
Distributable 11 Madison Avenue Component Interest for such Distribution Date, and to the extent not previously paid, for all prior Distribution Dates;

         B. to the 11 Madison Avenue Pooled Component, as part of the Available
Distribution Amount for such Distribution Date, up to the product of (x) the 11
Madison Avenue Principal Distribution Amount for such Distribution Date, and (y)
the 11 Madison Avenue

                                     -199-

Pooled Percentage for such Distribution Date until the Component Principal
Balance thereof is reduced to zero;

         C. to the 11 Madison Avenue Pooled Component, as part of the Available
Distribution Amount for such Distribution Date, as reimbursement for any
Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the 11 Madison Avenue Pooled Component and for which no reimbursement has previously been received;

         D. to the 11 Madison Avenue Non-Pooled Component, as part of the Class
MAD Available Distribution Amount, up to an amount equal to all Distributable 11
Madison Avenue Component Interest for such Distribution Date, and to the extent not previously paid, for all prior Distribution Dates;

         E. to the 11 Madison Avenue Non-Pooled Component, as part of the Class
MAD Available Distribution Amount, up to the product of (x) the 11 Madison
Avenue Principal Distribution Amount for such Distribution Date, and (y) the 11
Madison Avenue Non-Pooled Percentage for such Distribution Date, until the
Component Principal Balance thereof is reduced to zero;

         F. to the 11 Madison Avenue Non-Pooled Component, as part of the Class
MAD Available Distribution Amount, as reimbursement for any Realized Losses and
Additional Trust Fund Expenses, if any, previously allocated to the 11 Madison
Avenue Non-Pooled Component and for which no reimbursement has previously been received;

         G. to the 11 Madison Avenue Pooled Component for distribution among the
Classes of Regular Certificates and the Class X Certificates as set forth in
Section 4.01(b) hereof an amount equal to the product of (x) Yield Maintenance
Charges received in respect of the 11 Madison Avenue Loan, and (y) the 11
Madison Avenue Pooled Percentage for such Distribution Date;

         H. to the 11 Madison Avenue Non-Pooled Component for distribution to the Class MAD Certificates as set forth in Section 4.01(c) hereof an amount equal to the product of (x) Yield Maintenance Charges received in respect of the
11 Madison Avenue Loan, and (y) the 11 Madison Avenue Non-Pooled Percentage for
such Distribution Date; I. to the 11 Madison Avenue Pooled Component for deposit in the Additional Interest Account for distribution to the Class Z Certificates as set forth in the last paragraph of Section 4.01(b) hereof an amount equal to the product of (x) Additional Interest Amounts received in respect of the 11
Madison Avenue Loan, and (y) the 11 Madison Avenue Pooled Percentage for such
Distribution Date;

         J. to the 11 Madison Avenue Non-Pooled Component for deposit in the
Additional Interest Account for distribution to the Class MAD Certificates as set forth the last paragraph of Section 4.01(b) hereof an amount equal to the product of (x) Additional Interest Amounts received in respect of the 11 Madison
Avenue Loan, and (y) the 11 Madison Avenue Non-Pooled Percentage for such
Distribution Date; and

                                     -200-

         K. to the Trust Fund, in an amount equal to any Penalty Interest received in respect of the 11 Madison Avenue Loan.

         The amounts to be applied pursuant to clauses (A), (B) and (C) above will be included as part of the Available Distribution Amount for the subject
Distribution Date and will be applied as described above to make distributions on the Certificates (other than the Class MAD Certificates, the Class PP
Certificates and Class Z Certificates).

         (B) If a monetary event of default has occurred and is continuing with respect to the 11 Madison Avenue Loan or upon any REO Property related to the 11
Madison Avenue Loan becoming property of the Trust Fund:

         A. to the 11 Madison Avenue Pooled Component, as part of the Available
Distribution Amount for such Distribution Date, up to all Distributable 11
Madison Avenue Component Interest for such Distribution Date, and to the extent not previously paid, for all prior Distribution Dates;

         B. to the 11 Madison Avenue Pooled Component, as part of the Available
Distribution Amount for such Distribution Date, any payments received in respect of the 11 Madison Avenue Loan until the Component Principal Balance of the 11
Madison Avenue Pooled Component is reduced to zero;

         C. to the 11 Madison Avenue Pooled Component, as part of the Available
Distribution Amount for such Distribution Date, as reimbursement for any
Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the 11 Madison Avenue Pooled Component and for which no reimbursement has previously been received;

         D. to the 11 Madison Avenue Non-Pooled Component, as part of the Class
MAD Available Distribution Amount in an amount equal to all Distributable 11
Madison Avenue Component Interest for such Distribution Date, and to the extent not previously paid, for all prior Distribution Dates;

         E. to the 11 Madison Avenue Non-Pooled Component, as part of the Class
MAD Available Distribution Amount, any principal payments received in respect of the 11 Madison Avenue Loan until the Component Principal Balance of the 11
Madison Avenue Non-Pooled Component is reduced to zero;

         F. to the 11 Madison Avenue Non-Pooled Component, as part of the Class
MAD Available Distribution Amount, as reimbursement for any Realized Losses and
Additional Trust Fund Expenses, if any, previously allocated to the 11 Madison
Avenue Non-Pooled Component and for which no reimbursement has previously been received;

         G. to the 11 Madison Avenue Pooled Component for distribution among the
Classes of Regular Certificates entitled thereto as set forth in Section 4.01(b)
hereof an amount equal to the product of (x) Yield Maintenance Charges received in respect of the 11 Madison Avenue Loan, and (y) the 11 Madison Avenue Pooled
Percentage for such Distribution Date;

                                     -201-

         H. to the 11 Madison Avenue Non-Pooled Component for distribution to the Class MAD Certificates as set forth in Section 4.01(c) hereof an amount equal to the product of (x) Yield Maintenance Charges received in respect of the
11 Madison Avenue Loan, and (y) the 11 Madison Avenue Non-Pooled Percentage for
such Distribution Date;

         I. to the 11 Madison Avenue Pooled Component for deposit in the
Additional Interest Account for distribution to the Class Z Certificates as set forth in the last paragraph of Section 4.01(b) hereof an amount equal to the product of (x) Additional Interest Amounts received in respect of the 11 Madison
Avenue Loan, and (y) the 11 Madison Avenue Pooled Percentage for such
Distribution Date;

         J. to the 11 Madison Avenue Non-Pooled Component for deposit in the
Additional Interest Account for distribution to the Class MAD Certificates as set forth the last paragraph of Section 4.01(b) hereof an amount equal to the product of (x) Additional Interest Amounts received in respect of the 11 Madison
Avenue Loan, and (y) the 11 Madison Avenue Non-Pooled Percentage for such
Distribution Date; and

         K. to the Master Servicer or Special Servicer, as applicable, as additional servicing compensation (to the extent not used to offset interest on
Advances pursuant to Section 3.11 above), in an amount equal to any Penalty
Interest received in respect of the 11 Madison Avenue Loan.

         The amounts to be applied pursuant to clauses (A), (B) and (C) above will be included as part of the Available Distribution Amount for the subject
Distribution Date and will be applied as described above to make distributions on the Certificates (other than the Class MAD Certificates, the Class PP
Certificates and the Class Z Certificates).

         Amounts advanced in respect of the 11 Madison Avenue Loan shall be allocated to the 11 Madison Avenue Pooled Component and 11 Madison Avenue
Non-Pooled Component pursuant to Section 4.03 hereof and not pursuant to the foregoing Section 4.01(i).

         (i) All distributions made in respect of any Class of Sequential Pay
Certificates, the Class MAD Certificates and the Class PP Certificates on each
Distribution Date pursuant to Section 4.01(a) or Section 9.01 shall be deemed to have first been distributed, with respect to the Sequential Pay Certificates and the Class PP Certificates, from REMIC I to REMIC II in respect of its
Corresponding REMIC I Regular Interest set forth in the Preliminary Statement hereto and, with respect to the Class MAD Certificates, from the Loan REMIC to
REMIC I in respect of the Class MAD-NP Uncertificated Interest, with respect to
Loan REMIC Pooled Regular Interest, from the Loan REMIC to REMIC I, and from
REMIC I to REMIC II in respect of the Corresponding REMIC I Regular Interest set forth in the Preliminary Statement hereto; provided, that interest shall be deemed to have been distributed pro rata among two or more Corresponding REMIC I
Regular Interests that correspond to a Class of Sequential Pay Certificates; and
provided, further, that distributions of principal:

              (i) with respect to the Class A-1 Certificates, shall be deemed to have first been distributed from REMIC I to REMIC II in respect of
         REMIC I Regular Interest LA-1-1; second, to REMIC I Regular Interest
         LA-1-2; third, to REMIC I

                                     -202-

         Regular Interest LA-1-3; and fourth, to REMIC I Regular Interest
         LA-1-4; in each case, until their respective REMIC I Principal Balances are reduced to zero;

              (ii) with respect to the Class A-2 Certificates, shall be deemed to have first been distributed from REMIC I to REMIC II in respect of
         REMIC I Regular Interest LA-2-1; second, to REMIC I Regular Interest
         LA-2-2; third, to REMIC I Regular Interest LA-2-3; fourth, to REMIC I
         Regular Interest LA-2-4; fifth, to REMIC I Regular Interest LA-2-5;
         sixth, to REMIC I Regulator Interest LA-2-6; and seventh, to REMIC I
         Regulator Interest LA-2-7; in each case, until their respective REMIC I
         Principal Balances are reduced to zero;

              (iii) with respect to the Class A-3 Certificates, shall be deemed to have first been distributed from REMIC I to REMIC II in respect of
         REMIC I Regular Interest LA-3-1; second, to REMIC I Regular Interest
         LA-3-2; third, to REMIC I Regular Interest LA-3-3; and fourth, to REMIC
         I Regular Interest LA-3-4; in each case, until their respective REMIC I
         Principal Balances are reduced to zero;

              (iv) with respect to the Class A-4 Certificates, shall be deemed to have first been distributed from REMIC I to REMIC II in respect of
         REMIC I Regular Interest LA-4-1; second, to REMIC I Regular Interest
         LA-4-2; and third, to REMIC I Regular Interest LA-4-3; in each case, until their respective REMIC I Principal Balances are reduced to zero;

              (v) with respect to the Class A-1A Certificates, shall be deemed to have first been distributed from REMIC I to REMIC II in respect of
         REMIC I Regular Interest LA-1A-1; second, to REMIC Regular Interest
         LA-1A-2; third, to REMIC Regular Interest LA-1A-3; fourth, to REMIC
         Regular Interest LA-1A-4; fifth, to REMIC Regular Interest LA-1A-5;
         sixth, to REMIC Regular Interest LA-1A-6; seventh, to REMIC Regular
         Interest LA-1A-7; eighth, to REMIC Regular Interest LA-1A-8; ninth, to
         REMIC Regular Interest LA-1A-9; tenth, to REMIC Regular Interest
         LA-1A-10; eleventh, to REMIC Regular Interest LA-1A-11; twelfth, to
         REMIC Regular Interest LA-1A-12; thirteenth, to REMIC Regular Interest
         LA-1A-13; fourteenth, to REMIC Regular Interest LA-1A-14; and
         fifteenth, to REMIC Regular Interest LA-1A-15; in each case, until their respective REMIC I Principal Balances are reduced to zero;

              (vi) with respect to the Class D Certificates, shall be deemed to have first been distributed from REMIC I to REMIC II in respect of
         REMIC I Regular Interest LD-1; second, to REMIC I Regular Interest
         LD-2; third, to REMIC I Regular Interest LD-3; and fourth, to REMIC I
         Regular Interest LD-4; in each case, until their respective REMIC I
         Principal Balances are reduced to zero;

              (vii) with respect to the Class E Certificates, shall be deemed to have first been distributed from REMIC I to REMIC II in respect of
         REMIC I Regular Interest LE-1; second, to REMIC I Regular Interest
         LE-2; and third, to REMIC I Regular Interest LE-3; in each case, until their respective REMIC I Principal Balances are reduced to zero;

                                     -203-

              (viii) with respect to the Class F Certificates, shall be deemed to have first been distributed from REMIC I to REMIC II in respect of
         REMIC I Regular Interest LF-1; and second, to REMIC I Regular Interest
         LF-2; in each case, until their respective REMIC I Principal Balances are reduced to zero;

              (ix) with respect to the Class G Certificates, shall be deemed to have first been distributed from REMIC I to REMIC II in respect of
         REMIC I Regular Interest LG-1; and second, to REMIC I Regular Interest
         LG-2; in each case, until their respective REMIC I Principal Balances are reduced to zero; and

              (x) with respect to the Class H Certificates, shall be deemed to have first been distributed from REMIC I to REMIC II in respect of
         REMIC I Regular Interest LH-1; second, to REMIC I Regular Interest
         LH-2; and third, to REMIC I Regular Interest LH-3; in each case, until their respective REMIC I Principal Balances are reduced to zero.

         (j) Reimbursements of Realized Losses and Additional Trust Fund
Expenses to the classes of Sequential Pay Certificates, the Class MAD
Certificates and Class PP Certificates shall be allocated to the corresponding
REMIC I Regular Interests in the same manner as distributions of principal specified above. All distributions made in respect of the Class X-C and Class
X-P Certificates on each Distribution Date pursuant to Section 4.01(a) or
Section 9.01, and allocable to any particular Component of such Class of
Sequential Pay Certificates in accordance with the last paragraph of Section
4.01(a), shall be deemed to have first been distributed from REMIC I to REMIC II in respect of such Component's Corresponding REMIC I Regular Interest (and, if
applicable, first from Loan REMIC to REMIC I with respect to the applicable Loan
REMIC Regular Interest). All distributions of reimbursements of Realized Losses and Additional Trust Fund Expenses made in respect of any Class of Sequential
Pay Certificates and the Class PP Certificates on each Distribution Date pursuant to Section 4.01(a) shall be deemed to have first been distributed from
REMIC I to REMIC II in respect of its Corresponding REMIC I Regular Interest set forth in the Preliminary Statement hereto; provided, however, that distributions of reimbursements of Realized Losses and Additional Trust Fund Expenses shall be made in reverse sequential order of the priority set forth in this Section
4.01(h) for principal distributions, up to the amount of Realized Losses and
Additional Trust Fund Expenses previously allocated to a particular Component of such Class of Certificates.

         (k) On each Distribution Date, or with respect to an Subordinate
Companion Loan (other than the 11 Madison Avenue Companion Loans and the Park
Place Mall Subordinate Companion Loan), on each P&I Advance Date if a
Subordinate Companion Loan is then included in a securitization, the Companion
Paying Agent (based upon a statement of the Master Servicer to be delivered to the Companion Paying Agent that specifies the amount required to be deposited in the Companion Distribution Account and any amounts payable to the Master
Servicer from the Companion Distribution Account pursuant to this Section
4.01(k)) shall make withdrawals and payments from the Companion Distribution
Account for the related Companion Loans in the following order of priority:

              (i) to pay the Trustee or the Fiscal Agent or any directors, officers, employees and agents of either, as the case may be, any amounts payable or

                                     -204-

         reimbursable to any such Person pursuant to Section 8.05 or Section
         8.19, as applicable, to the extent any such amounts relate solely to a
         Loan Pair;

              (ii) to pay for the cost of the Opinions of Counsel sought by the
         Trustee as contemplated by Sections 9.02(a)(i) and 10.01(h), to the extent any such costs relate to a Loan Pair;

              (iii) to pay to the Master Servicer any amounts deposited by the
         Master Servicer in the Companion Distribution Account not required to be deposited therein;

              (iv) on each Distribution Date to pay all amounts remaining in the
         Companion Distribution Account to the Companion Holder; and

              (v) to clear and terminate the Companion Distribution Account at the termination of this Agreement pursuant to Section 9.01.

         All distributions from a Companion Distribution Account required hereunder shall be made by the Companion Paying Agent to the Companion Holder by
wire transfer in immediately available funds to the account of such Companion
Holder or an agent therefor appearing on the Companion Register on the related
Record Date (or, if no such account so appears or information relating thereto is not provided at least five Business Days prior to the related Record Date, by check sent by first-class mail to the address of such Companion Holder or its agent appearing on the Companion Register). Any such account shall be located at a commercial bank in the United States.

         To the extent amounts are payable to or in respect of the Trust Fund pursuant to Section 4.01(k)(i) or (ii), the Companion Distribution Account shall be considered an "outside reserve fund" within the meaning of the REMIC
Provisions, beneficially owned by the Companion Holder for federal income tax purposes, who shall be taxable on all reinvestment income thereon, and who shall be deemed to have received any amounts reimbursed from the Trust Fund to the
Companion Distribution Account.

         On each Distribution Date, the Paying Agent shall withdraw amounts from the Gain-on-Sale Reserve Account and shall distribute such amounts to reimburse the Class LMAD Uncertificated Interest as described in the last sentence of this paragraph and to reimburse the Class LPP Uncertificated Interest and the Holders
of each Class of Sequential Pay Certificates (in order of alphabetical Class designation) up to an amount equal to all Realized Losses and Additional Trust
Fund Expenses, if any, previously deemed allocated to such Classes and unreimbursed after application of the Available Distribution Amount, the Class
MAD Available Distribution Amount, and the Class PP Available Distribution
Amount, respectively, for such Distribution Date. Amounts paid from the
Gain-on-Sale Reserve Account pursuant to the preceding sentence shall first be deemed to have been distributed to the Corresponding REMIC I Regular Interest in reimbursement of Realized Losses and Additional Trust Fund Expenses previously allocated thereto (or in the case of the Class LMAD Uncertificated Interest, first deemed paid to the Class MAD-NP Uncertificated Interest, or in the case of amounts relating to the 11 Madison Avenue Pooled Component, first deemed paid to
Loan REMIC Pooled Regular

                                     -205-

Interest and then, in either case deemed paid to the Corresponding REMIC I
Regular Interest). Amounts paid from the Gain-on-Sale Reserve Account will not reduce the Certificate Principal Balances of the Classes receiving such distributions. Any amounts remaining in the Gain-on-Sale Reserve Account after such distributions shall be applied to offset future Realized Losses and
Additional Trust Fund Expenses and upon termination of the Trust Fund, any amounts remaining in the Gain-on-Sale Reserve Account shall be distributed to the Class R-I Certificateholders. Notwithstanding the foregoing, on each
Distribution Date, the Paying Agent shall withdraw amounts from the Gain-on-Sale
Reserve Account related to: (i) the 11 Madison Avenue Loan, to the extent allocable to the 11 Madison Avenue Non-Pooled Component, from the Gain-on-Sale
Reserve Account and shall distribute such amounts to reimburse the Holders of the Class MAD Certificates up to an amount equal to all Realized Losses and
Additional Trust Fund Expenses, if any, previously deemed allocated to them and unreimbursed after application of the Class MAD Available Distribution Amount for such Distribution Date; and (ii) the Park Place Mall Subordinate Companion
Loan and shall distribute such amounts to reimburse the Holders of the Class PP
Certificates up to an amount equal to all Realized Losses and Additional Trust
Fund Expenses, if any, previously deemed allocated to them and unreimbursed after application of the Class PP Available Distribution Amount for such
Distribution Date.

         (l) Notwithstanding any other provision of this Agreement, the Paying
Agent shall comply with all federal withholding requirements respecting payments to Certificateholders of interest or original issue discount that the Paying
Agent reasonably believes are applicable under the Code taking into account any applicable exemptions from, or reductions in, withholding upon receipt of appropriate Internal Revenue Service forms and documentation. The consent of
Certificateholders shall not be required for such withholding. In the event the
Paying Agent does withhold any amount from interest or original issue discount payments or advances thereof to any Certificateholder pursuant to federal withholding requirements, the Paying Agent shall indicate the amount withheld to such Certificateholders on the Distribution Date Statement. Such amounts shall be deemed to have been distributed to such Certificateholders for all purposes of this Agreement.

    Section 4.02. Statements to Certificateholders; CMSA Loan Periodic Update
File.

         (a) On each Distribution Date, the Trustee shall make available on the
Trustee's Internet Website or, upon written request, forward by mail (or by electronic transmission acceptable to the recipient) to each Certificateholder, each initial Certificate Owner and (upon written request made to the Trustee)
each subsequent Certificate Owner (as identified to the reasonable satisfaction of the Trustee), the Depositor, the Master Servicer, the Special Servicer, the
Companion Holder, the Underwriters and each Rating Agency, a statement (a
"Distribution Date Statement"), as to the distributions made on such
Distribution Date, based on information provided to it by the Master Servicer and the Special Servicer, setting forth:

              (i) the amount of the distribution on such Distribution Date to the Holders of each Class of Regular Certificates in reduction of the
         Class Principal Balance thereof;

                                     -206-

              (ii) the amount of the distribution on such Distribution Date to the Holders of each Class of Regular Certificates allocable to
         Distributable Certificate Interest;

              (iii) the amount of the distribution on such Distribution Date to the Holders of each Class of Regular Certificates allocable to
         Prepayment Premiums and/or Yield Maintenance Charges;

              (iv) the amount of the distribution on such Distribution Date to the Holders of each Class of Regular Certificates in reimbursement of previously allocated Realized Losses and Additional Trust Fund
         Expenses;

              (v) the Available Distribution Amount, the Class MAD Available
         Distribution Amount and the Class PP Available Distribution Amount for
         such Distribution Date;

              (vi) (a) the aggregate amount of P&I Advances made in respect of such Distribution Date with respect to the Mortgage Pool and each Loan
         Group pursuant to Section 4.03(a), including, without limitation, any amounts applied pursuant to Section 4.03(a)(ii), and the aggregate amount of unreimbursed P&I Advances with respect to the Mortgage Pool and each Loan Group that had been outstanding at the close of business on the related Determination Date and the aggregate amount of interest accrued and payable to the Master Servicer, the Trustee or the Fiscal
         Agent in respect of such unreimbursed P&I Advances in accordance with
         Section 4.03(d) as of the close of business on the related
         Determination Date, (b) the aggregate amount of Servicing Advances as of the close of business on the related Determination Date and (c) the aggregate amount of all Nonrecoverable Advances as of the close of business on the related Determination Date and (d) to the extent available, the foregoing information listed in this clause (vi) with respect to P&I Advances by the 2004-C10 Master Servicer or 2004-C10
         Trustee on the 2004-C10 Serviced Mortgage Loan;

              (vii) the aggregate unpaid principal balance of the Mortgage Pool and each Loan Group outstanding as of the close of business on the related Determination Date;

              (viii) the aggregate Stated Principal Balance of the Mortgage Pool and each Loan Group outstanding immediately before and immediately after such Distribution Date;

              (ix) the number, aggregate principal balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the
         Mortgage Loans in the Mortgage Pool and each Loan Group as of the close of business on the related Determination Date;

                                     -207-

              (x) the number, aggregate unpaid principal balance (as of the close of business on the related Determination Date) and aggregate
         Stated Principal Balance (immediately after such Distribution Date) of
         Mortgage Loans (A) delinquent 30-59 days, (B) delinquent 60-89 days,
         (C) delinquent more than 89 days, (D) as to which foreclosure proceedings have been commenced, and (E) to the actual knowledge of the
         Master Servicer or Special Servicer in bankruptcy proceedings;

              (xi) as to each Mortgage Loan referred to in the preceding clause
         (x) above, (A) the loan number thereof, (B) the Stated Principal
         Balance thereof immediately following such Distribution Date, and (C) a brief description of any executed loan modification;

              (xii) with respect to any Mortgage Loan as to which a Liquidation
         Event occurred during the related Collection Period (other than a payment in full), (A) the loan number thereof, (B) the aggregate of all
         Liquidation Proceeds and other amounts received in connection with such
         Liquidation Event (separately identifying the portion thereof allocable to distributions on the Certificates), and (C) the amount of any
         Realized Loss in connection with such Liquidation Event;

              (xiii) with respect to any REO Property included in the Trust Fund as to which a Final Recovery Determination was made during the related
         Collection Period, (A) the loan number of the related Mortgage Loan,
         (B) the aggregate of all Liquidation Proceeds and other amounts received in connection with such Final Recovery Determination
         (separately identifying the portion thereof allocable to distributions on the Certificates), and (C) the amount of any Realized Loss in respect of the related REO Loan in connection with such Final Recovery
         Determination;

              (xiv) the Accrued Certificate Interest and Distributable
         Certificate Interest in respect of each Class of Regular Certificates for such Distribution Date;

              (xv) any unpaid Distributable Certificate Interest in respect of each Class of Regular Certificates after giving effect to the distributions made on such Distribution Date;

              (xvi) the Pass-Through Rate for each Class of Regular Certificates for such Distribution Date;

              (xvii) the Principal Distribution Amount, the Loan Group 1
         Principal Distribution Amount, the Loan Group 2 Principal Distribution
         Amount, the Class MAD Principal Distribution Amount and the Class PP
         Principal Distribution Amount for such Distribution Date, separately identifying the respective components thereof (and, in the case of any
         Principal Prepayment or other unscheduled collection of principal received during the related Collection

                                     -208-

         Period, the loan number for the related Mortgage Loan and the amount of such prepayment or other collection of principal);

              (xviii) the aggregate of all Realized Losses incurred during the related Collection Period and all Additional Trust Fund Expenses
         incurred during the related Collection Period;

              (xix) the aggregate of all Realized Losses and Additional Trust
         Fund Expenses that were allocated on such Distribution Date;

              (xx) the Class Principal Balance of each Class of Regular
         Certificates (other than the Class X Certificates) and the Component
         Notional Amount of each Component outstanding immediately before and immediately after such Distribution Date, separately identifying any reduction therein due to the allocation of Realized Losses and
         Additional Trust Fund Expenses on such Distribution Date;

              (xxi) the Certificate Factor for each Class of Regular
         Certificates immediately following such Distribution Date;

              (xxii) the aggregate amount of interest on P&I Advances paid to the Master Servicer, the Trustee and the Fiscal Agent (and, if
         available, to the 2004-C10 Master Servicer and the 2004-C10 Trustee),
         with respect to the Mortgage Pool and each Loan Group during the related Collection Period in accordance with Section 4.03(d);

              (xxiii) the aggregate amount of interest on Servicing Advances paid to the Master Servicer, the Trustee, the Fiscal Agent and the
         Special Servicer (and, if available, the 2004-C10 Master Servicer, the
         2004-C10 Trustee and the 2004-C10 Special Servicer), during the related
         Collection Period in accordance with Section 3.03(d) with respect to the Mortgage Pool and each Loan Group;

              (xxiv) the aggregate amount of (i) Servicing Fees paid to the
         Master Servicer and the Special Servicer and (ii) Trustee Fees paid to the Trustee during the related Collection Period;

              (xxv) the loan number for each Required Appraisal Mortgage Loan and any related Appraisal Reduction Amount as of the related
         Determination Date;

              (xxvi) the original and then current credit support levels for each Class of Regular Certificates;

              (xxvii) the original and then current ratings for each Class of
         Regular Certificates;

                                     -209-

              (xxviii) the aggregate amount of Prepayment Premiums and Yield
         Maintenance Charges with respect to the Mortgage Pool and each Loan
         Group collected during the related Collection Period;

              (xxix) the amounts, if any, actually distributed with respect to the Class Z Certificates, the Class MAD Certificates, the Class PP
         Certificates, Class R-I Certificates or Class R-II Certificates on such
         Distribution Date; and

              (xxx) the value of any REO Property included in the Trust Fund as of the end of the related Collection Period, based on the most recent
         Appraisal or valuation.

         In the case of information to be furnished pursuant to clauses (i)
through (iv) above, the amounts shall be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class and per Single
Certificate. In the case of information provided to the Trustee as a basis for information to be furnished pursuant to clauses (x) through (xiii), and (xxiv)
and (xxx) above, insofar as the underlying information is solely within the control of the Special Servicer, the Trustee and the Master Servicer may, absent manifest error, conclusively rely on the reports to be provided by the Special
Servicer.

         The Trustee may rely on and shall not be responsible absent manifest error for the content or accuracy of any information provided by third parties for purposes of preparing the Distribution Date Statement and may affix thereto any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party hereto).

         The Trustee shall make available on each Distribution Date to each
Certificateholder, the Depositor, the Underwriters, the Fiscal Agent, each
Rating Agency, the Special Servicer and any other Person designated in writing by the Depositor (by hard copy, on diskette or via such other electronic medium as is mutually acceptable to the Paying Agent and the recipient) (A) a copy of the following ten reports or in the case of reports to Persons designated in writing by the Depositor, any of the following ten reports delivered to it by the Master Servicer pursuant to Section 3.12(c); (i) the Delinquent Loan Status
Report, (ii) the CMSA Historical Liquidation Report, (iii) the CMSA Historical
Loan Modification Report, (iv) the CMSA REO Status Report, (v) the CMSA Servicer
Watch List, (vi) a CMSA Comparative Financial Status Report, (vii) a CMSA
Operating Statement Analysis, (viii) a CMSA NOI Adjustment Worksheet and (ix)
the Monthly Additional Report on Recoveries and Reimbursements and (B) the CMSA
Reconciliation of Funds Report. The Paying Agent shall make available on each
Distribution Date by electronic transmission acceptable to the recipient to each
Certificateholder, each Certificate Owner, the Underwriters, the Trustee, the
Depositor, each Rating Agency and each other Person that received a Distribution
Date Statement on such Distribution Date a hard copy (or copy in an electronic medium acceptable to the recipient) of the CMSA Loan Periodic Update File, the
CMSA Property File, the CMSA Bond File, and the CMSA Collateral Summary File
containing information regarding each Mortgaged Property most recently received from the Master Servicer.

         Absent manifest error, none of the Master Servicer or the Special
Servicer shall be responsible for the accuracy or completeness of any information supplied to it by a borrower or

                                     -210-

third party (including, without limitation, the 2004-C10 Master Servicer, the
2004-C10 Special Servicer and the 2004-C10 Trustee) that is included in any reports, statements, materials or information prepared or provided by the Master
Servicer or the Special Servicer, as applicable. The Trustee shall not be responsible absent manifest error for the accuracy or completeness of any information supplied to it for delivery pursuant to this Section 4.02(a).
Neither the Trustee, the Master Servicer nor the Special Servicer shall have any obligation to verify the accuracy or completeness of any information provided by a Mortgagor or third party (including, without limitation, the 2004-C10 Master
Servicer, the 2004-C10 Special Servicer and the 2004-C10 Trustee). Within a
reasonable period of time after the end of each calendar year, the Paying Agent shall, upon request, send to each Person who at any time during the calendar year was a Certificateholder of record, a report summarizing on an annual basis
(if appropriate) the items provided to Certificateholders pursuant to clauses
(i), (ii), (iii) and (iv) of the description of "Distribution Date Statement"
above and such other information as may be required to enable such
Certificateholders to prepare their federal income tax returns. Such information shall include the amount of original issue discount accrued on each Class of
Certificates and information regarding the expenses of the Trust Fund. Such requirement shall be deemed to be satisfied to the extent such information is provided pursuant to applicable requirements of the Code from time to time in force.

         If any Certificate Owner does not receive through the Depository or any of its Depository Participants any of the statements, reports and/or other written information described above in this Section 4.02(a) that it would otherwise be entitled to receive if it were the Holder of a Definitive
Certificate evidencing its ownership interest in the related Class of Book Entry
Certificates, then the Trustee shall mail or cause the mailing of or, provide electronically or cause the provision electronically of, such statements, reports and/or other written information to such Certificate Owner upon the request of such Certificate Owner made in writing to the Corporate Trust Office
(accompanied by current verification of such Certificate Owner's ownership interest). Such portion of such information as may be agreed upon by the
Depositor and the Trustee shall be furnished to any such Person via overnight courier delivery or telecopy from the Trustee; provided that the cost of such overnight courier delivery or telecopy shall be an expense of the party requesting such information.

         The Trustee shall only be obligated to deliver the statements, reports and information contemplated by this Section 4.02(a) to the extent it receives the necessary underlying information from the Special Servicer or Master
Servicer, as applicable, and shall not be liable for any failure to deliver any thereof on the prescribed due dates, to the extent caused by failure to receive timely such underlying information. Nothing herein shall obligate the Trustee or the Master Servicer to violate any applicable law prohibiting disclosure of information with respect to any Mortgagor and the failure of the Trustee, Master
Servicer or the Special Servicer to disseminate information for such reason shall not be a breach hereof.

         (b) Not later than 1:00 p.m. New York City time on the second Business
Day preceding each Distribution Date the Master Servicer shall furnish to the
Trustee, the Depositor, the Special Servicer and the Underwriters, by electronic transmission (or in such other form to which the Trustee or the Depositor, as the case may be, and the Master Servicer may agree), with a hard copy (other than in the case of the Trustee) of such transmitted information to follow

                                     -211-

promptly, an accurate and complete CMSA Loan Periodic Update File providing the required information for the Mortgage Loans as of such Determination Date. The
Depositor shall provide the information necessary for the CMSA Loan Setup File on the Closing Date. Not later than 2:00 p.m. New York City time on the second
Business Day preceding each Distribution Date, the Master Servicer shall deliver to the Trustee notice of the Discount Rate applicable to each Principal
Prepayment received in the related Collection Period.

         In the performance of its obligations set forth in Section 4.05, and its other duties hereunder, the Trustee (including in its capacity as Paying
Agent) may conclusively rely on reports provided to it by the Master Servicer, and the Trustee shall not be responsible to recompute, recalculate or verify the information provided to it by the Master Servicer. In the case of information to be furnished by the Master Servicer to the Trustee pursuant to this Section
4.02(b), insofar as such information is solely within the control of the Special
Servicer, the 2004-C10 Master Servicer, the 2004-C10 Trustee or 2004-C10 Special
Servicer, the Master Servicer shall have no obligation to provide such information until it has received such information from such party, shall not be in default hereunder due to a delay in providing the CMSA Loan Periodic Update
File caused by the such party's failure to timely provide any report required under this Agreement and may, absent manifest error, conclusively rely on the reports to be provided by the such party.

    Section 4.03. P&I Advances.

         (a) On or before 1:30 p.m., New York City time, on each P&I Advance
Date, the Master Servicer shall (i) apply amounts in the Certificate Account received after the end of the related Collection Period or otherwise held for future distribution to Certificateholders in subsequent months in discharge of its obligation to make P&I Advances or (ii) subject to Section 4.03(c) below, remit from its own funds to the Paying Agent for deposit into the Distribution
Account (with respect to the 11 Madison Avenue Loan, to the extent of both principal and interest allocable to the 11 Madison Avenue Pooled Component and, with respect to the 11 Madison Avenue Non-Pooled Component, the amount of P&I
Advances of interest only, and not principal, allocable to the 11 Madison Avenue
Non-Pooled Component), an amount equal to the aggregate amount of P&I Advances, if any, to be made in respect of the related Distribution Date (other than in respect of the Park Place Mall Subordinate Companion Loan) and to the Class PP
Distribution Account with respect to the amount of P&I Advances of interest only, and not principal, required to be made with respect to the Park Place Mall
Subordinate Companion Loan. The Master Servicer may also make P&I Advances in the form of any combination of clauses (i) and (ii) above aggregating the total amount of P&I Advances to be made. Any amounts held in the Certificate Account for future distribution and so used to make P&I Advances shall be appropriately reflected in the Master Servicer's records and replaced by the Master Servicer by deposit in the Certificate Account on or before the next succeeding
Determination Date (to the extent not previously replaced through the deposit of
Late Collections of the delinquent principal and interest in respect of which such P&I Advances were made). If, as of 3:00 p.m., New York City time, on any
P&I Advance Date, the Master Servicer shall not have made any P&I Advance required to be made on such date pursuant to this Section 4.03(a) (and shall not have delivered to the Trustee the requisite Officer's Certificate and documentation related to a determination of nonrecoverability of a P&I Advance), then the Trustee shall provide notice of such failure to a Servicing Officer of the Master Servicer by facsimile transmission sent to telecopy (704) 715-

                                     -212-

0036 (or such alternative number provided by the Master Servicer to the Trustee in writing) and by telephone at (704) 593-7836 or (704) 593-7867 (or such alternative number provided by the Master Servicer to the Trustee in writing) as soon as possible, but in any event before 4:00 p.m., New York City time, on such
P&I Advance Date. If the Trustee does not receive the full amount of such P&I
Advances by 10:00 a.m., New York City time, on the related Distribution Date, then, subject to Section 4.03(c), (i) the Trustee or the Fiscal Agent shall, no later than 11:00 a.m., New York City time, on such related Distribution Date make the portion of such P&I Advances that was required to be, but was not, made by the Master Servicer on such P&I Advance Date, and (ii) the provisions of
Sections 7.01 and 7.02 shall apply. If the Trustee fails to make any such P&I
Advance on the related Distribution Date, but the Fiscal Agent makes such P&I
Advance on such date, then such failure of the Trustee shall be deemed to be cured.

         (b) The aggregate amount of P&I Advances to be made by the Master
Servicer, the Trustee or the Fiscal Agent in respect of any Distribution Date shall, subject to Section 4.03(c) and Section 4.03(f) below, equal the aggregate of all Periodic Payments (except that in the case of the 11 Madison Avenue
Non-Pooled Component, only the interest portion of the Periodic Payment due on the 11 Madison Avenue Loan allocable to the 11 Madison Avenue Non-Pooled
Component and in the case of the Park Place Mall Subordinate Companion Loan, only the interest portion of the Periodic Payment due on the Park Place Mall
Subordinate Companion Loan) (other than Balloon Payments) and any Assumed
Scheduled Payments, net of related Servicing Fees (and, in the case of the 11
Madison Avenue Loan, servicing fees due to the 2004-C10 Master Servicer to the extent not so otherwise paid pursuant to the 11 Madison Avenue Intercreditor
Agreement ) due or deemed due, as the case may be, in respect of the Mortgage
Loans (including, without limitation, Balloon Mortgage Loans delinquent as to their respective Balloon Payments) and any REO Loans on their respective Due
Dates during (or deemed to be during) the related Collection Period (i) in each case other than with respect to the 2004-C10 Serviced Mortgage Loan, to the extent such amount was not paid by or on behalf of the related Mortgagor or otherwise collected (including as net income from REO Properties) as of the earlier of the close of business on the last day of related Collection Period and 3:00 p.m. New York City time on the P&I Advance Date or (ii) in the case of the 2004-C10 Serviced Mortgage Loan, to the extent such amount was required to be distributed or advanced by the 2004-C10 Master Servicer or the 2004-C10
Trustee pursuant to the 2004-C10 Pooling and Servicing Agreement and the
2004-C10 Master Servicer or the 2004-C10 Trustee failed to make such distribution or advance, the Master Servicer shall be required to make such P&I
Advance only to the extent the Master Servicer has received all information necessary to determine whether such P&I Advance is a Nonrecoverable Advance;
provided, that, (x) if the Periodic Payment on any Mortgage Loan has been reduced in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment granted or agreed to by the Special Servicer pursuant to Section 3.20, or if the final maturity on any
Mortgage Loan shall be extended in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment granted or agreed to by the Special Servicer pursuant to Section 3.20, and the Periodic Payment due and owing during the extension period is less than the related Assumed Scheduled Payment, then the Master Servicer, the Trustee or the Fiscal Agent shall, as to such Mortgage Loan only, advance only the amount of the Periodic Payment (or in the case of the Park Place Mall Subordinate
Companion Loan, only the interest portion of the Periodic Payment due on the
Park Place Mall Subordinate

                                     -213-

Companion Loan and in the case of the 11 Madison Avenue Non-Pooled Component, only the interest portion of the Periodic Payment due on the 11 Madison Avenue
Non-Pooled Component) due and owing after taking into account such reduction
(net of related Servicing Fees) in the event of subsequent delinquencies thereon; and (y) if it is determined that an Appraisal Reduction Amount exists with respect to any Required Appraisal Mortgage Loan, then, with respect to the
Distribution Date immediately following the date of such determination and with respect to each subsequent Distribution Date for so long as such Appraisal
Reduction Amount exists with respect to such Required Appraisal Mortgage Loan, the Master Servicer, the Trustee or the Fiscal Agent will be required in the event of subsequent delinquencies to advance in respect of such Mortgage Loan only an amount equal to the sum of (A) the amount of the interest portion of the
P&I Advance that would otherwise be required without regard to this clause (y), minus the product of (1) such Appraisal Reduction Amount and (2) the per annum
Pass-Through Rate (i.e., for any month, one-twelfth of the Pass-Through Rate)
applicable to the Class of Certificates to which such Appraisal Reduction Amount is allocated pursuant to Section 4.04(d) and (B) the amount of the principal portion of the P&I Advance that would otherwise be required without regard to this clause (y) (or, in the case of the Park Place Mall Subordinate Companion
Loan and the 11 Madison Avenue Non-Pooled Component, an amount equal to clause
(A) only, respectively.

         (c) Notwithstanding anything herein to the contrary, no P&I Advance shall be required to be made hereunder if such P&I Advance would, if made, constitute a Nonrecoverable P&I Advance. The determination by the Master
Servicer or the Special Servicer that the Master Servicer has made a
Nonrecoverable P&I Advance or that any proposed P&I Advance, if made, would constitute a Nonrecoverable P&I Advance, shall be evidenced by an Officer's
Certificate delivered to the Trustee, the Fiscal Agent and the Depositor on or
before the related P&I Advance Date, setting forth the basis for such determination, together with any other information, including Appraisals (the cost of which may be paid out of the Certificate Account pursuant to Section
3.05(a)) (or, if no such Appraisal has been performed pursuant to this Section
4.03(c), a copy of an Appraisal of the related Mortgaged Property performed within the twelve months preceding such determination), related Mortgagor operating statements and financial statements, budgets and rent rolls of the related Mortgaged Properties, engineers' reports, environmental surveys and any similar reports that the Master Servicer may have obtained consistent with the
Servicing Standard and at the expense of the Trust Fund, that support such determination by the Master Servicer. On the fourth Business Day before each
Distribution Date, the Special Servicer shall report to the Master Servicer the
Special Servicer's determination as to whether each P&I Advance made with respect to any previous Distribution Date or required to be made with respect to such Distribution Date with respect to any Specially Serviced Mortgage Loan or
REO Loan is a Nonrecoverable P&I Advance. The Master Servicer shall be entitled to conclusively rely on such determination. The Trustee shall be entitled to rely, conclusively, on any determination by the Master Servicer that a P&I
Advance, if made, would be a Nonrecoverable Advance (and with respect to a P&I
Advance, the Trustee or Fiscal Agent, as applicable, shall rely on the Master
Servicer's determination that the P&I Advance would be a Nonrecoverable Advance if the Trustee or Fiscal Agent determines that it does not have sufficient time to make such determination); provided, however, that, if the Master Servicer has failed to make a P&I Advance for reasons other than a determination by the
Master Servicer or the Special Servicer that such P&I Advance would be
Nonrecoverable Advance, the Trustee

                                     -214-

shall make such Advance within the time periods required by Section 4.03(a)
unless the Trustee, in good faith, makes a determination prior to the times specified in Section 4.03(a) that such P&I Advance would be a Nonrecoverable
Advance; provided further, however, that if the Trustee fails to make such
Advance for reasons other than a determination by the Trustee that such Advance would be a Nonrecoverable Advance, the Fiscal Agent shall make such Advance within the time periods required by Section 4.03(a) unless the Fiscal Agent in good faith, makes a determination that such P&I Advance would be a
Nonrecoverable Advance. The Trustee in determining whether or not a P&I Advance previously made is, or a proposed P&I Advance, if made, would be, a
Nonrecoverable Advance shall be subject to the standards set forth in Section
8.01(a), including utilizing its good faith business judgment to make such determination.

         (d) In connection with the recovery by the Master Servicer or the
Trustee or the Fiscal Agent of any P&I Advance out of the Certificate Account
pursuant to Section 3.05(a), subject to the next sentence, the Master Servicer shall be entitled to pay itself, the Fiscal Agent or the Trustee, as the case may be, out of any amounts then on deposit in the Certificate Account, interest at the Reimbursement Rate in effect from time to time, compounded annually, accrued on the amount of such P&I Advance (to the extent made with its own funds) from the date made (provided, however, no such interest shall accrue during any grace or cure period under a Mortgage Loan) to but not including the date of reimbursement such interest to be payable, subject to the terms of the
Intercreditor Agreement with respect to the related Loan Pair, first out of late payment charges and Penalty Interest received on the related Mortgage Loan or
REO Property and then from general collections on the Mortgage Loans (other than the 11 Madison Avenue Non-Pooled Component or the Park Place Mall Subordinate
Companion Loan unless the Advance is related to such loan) then on deposit in the Certificate Account. The Master Servicer shall reimburse itself, the Fiscal
Agent or the Trustee, as applicable, for any outstanding P&I Advance made thereby as soon as practicable after funds available for such purpose have been received by the Master Servicer, and in no event shall interest accrue in accordance with this Section 4.03(d) on any P&I Advance as to which the corresponding payment of principal and interest or Late Collection was received by the Master Servicer on or prior to the related P&I Advance Date.

         (e) In no event shall the Master Servicer, the Trustee or the Fiscal
Agent make a P&I Advance with respect to any Companion Loan (other than P&I
Advances of interest only, on the Park Place Mall Subordinate Companion Loan).

         (f) Amounts in respect of the 11 Madison Avenue Non-Pooled Component are not available for distributions on the Sequential Pay Certificates or Class
PP Certificates, nor are they available for the reimbursement of advances on the
Sequential Pay Certificates or the Class PP Certificates if such Nonrecoverable
Advance was unrelated to the 11 Madison Avenue Loan. If an Advance on the 11
Madison Avenue Non-Pooled Component becomes a Nonrecoverable Advance (including, among other considerations set forth herein, the Master Servicer, the 2004-C10
Master Servicer, the 2004-C10 Trustee, the Trustee, or the Fiscal Agent, as
applicable, is unable to recover such amounts from amounts otherwise available for distribution on the Class MAD Certificates) the Master Servicer, the
2004-C10 Master Servicer, the 2004-C10 Trustee, the Trustee, or the Fiscal
Agent, as applicable, may recover such Nonrecoverable Advance (including interest thereon) from the assets of the trust available for distribution on the
Certificates (other than the Class PP Certificates) pursuant to the terms hereof.

                                     -215-

Amounts in respect of the Park Place Mall Subordinate Companion Loan are not
available for distributions on the Sequential Pay Certificates or the Class MAD
Certificates, nor are they available for the reimbursement of Nonrecoverable
Advances on the Sequential Pay Certificates or the Class MAD Certificates if
such Nonrecoverable Advance was unrelated to the Park Place Mall Whole Loan. If an Advance on the Park Place Mall Subordinate Companion Loan becomes a
Nonrecoverable Advance (including, among other considerations set forth herein, the Master Servicer, the 2004-C10 Master Servicer, the 2004-C10 Trustee, the
Trustee, or the Fiscal Agent, as applicable, is unable to recover such amounts from amounts otherwise available for distribution on the Class PP Certificates), the Master Servicer (or Trustee or Fiscal Agent, if applicable) may recover such
Nonrecoverable Advance (including interest thereon) from the assets of the trust available for distribution on the Certificates (other than the Class MAD
Certificates) pursuant to the terms hereof.

    Section 4.04. Allocation of Realized Losses and Additional Trust Fund
Expenses; Allocation of Certificate Deferred Interest; Allocation of Appraisal
Reduction Amounts.

         (a) On each Distribution Date, following all distributions to be made on such date pursuant to Section 4.01, the Paying Agent shall allocate to the respective Classes of Sequential Pay Certificates as follows the aggregate of all Realized Losses and Additional Trust Fund Expenses that were incurred at any time following the Cut-Off Date through the end of the related Collection Period and in any event that were not previously allocated pursuant to this Section
4.04(a) on any prior Distribution Date, but only to the extent that (i) the aggregate Certificate Principal Balance of the Sequential Pay Certificates as of
such Distribution Date (after taking into account all of the distributions made on such Distribution Date pursuant to Section 4.01), exceeds (ii) the aggregate
Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such Distribution Date (for purposes of this calculation only, not giving effect to any reductions of the Stated Principal Balance for payments of principal collected on the Mortgage Loans that were used to reimburse any Nonrecoverable Advances, to the extent a Final Recovery
Determination has not been made with respect thereto, and Workout-Delayed
Reimbursement Amounts pursuant to Section 3.05(a)(vii) hereof): first, to the
Class P Certificates, until the remaining Class Principal Balance thereof has been reduced to zero, second, to the Class O Certificates, until the remaining
Class Principal Balance thereof has been reduced to zero, third, to the Class N
Certificates, until the remaining Class Principal Balance thereof has been reduced to zero; fourth, to the Class M Certificates, until the remaining Class
Principal Balance thereof has been reduced to zero; fifth, to the Class L
Certificates, until the remaining Class Principal Balance thereof has been reduced to zero; sixth, to the Class K Certificates, until the remaining Class
Principal Balance thereof has been reduced to zero; seventh, to the Class J
Certificates, until the remaining Class Principal Balance thereof has been reduced to zero; eighth, to the Class H Certificates, until the remaining Class
Principal Balance thereof has been reduced to zero; ninth, to the Class G
Certificates, until the remaining Class Principal Balance thereof has been reduced to zero; tenth, to the Class F Certificates, until the remaining Class
Principal Balance thereof has been reduced to zero; eleventh, to the Class E
Certificates, until the remaining Class Principal Balance thereof has been reduced to zero; twelfth, to the Class D Certificates, until the remaining Class
Principal Balance thereof has been reduced to zero; thirteenth, to the Class C
Certificates, until the remaining Class Principal Balance thereof has been reduced to zero; fourteenth, to the Class B Certificates, until the remaining
Class Principal Balance thereof has been reduced to zero; and fifteenth, pro rata

                                     -216-

(based on remaining Class Principal Balances) to the Class A-1 Certificates, the
Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates
and the Class A-1A Certificates, until the Class Principal Balances thereof are reduced to zero. Any allocation of Realized Losses and Additional Trust Fund
Expenses to a Class of Regular Certificates shall be made by reducing the Class
Principal Balance thereof by the amount so allocated. All Realized Losses and
Additional Trust Fund Expenses, if any, allocated to a Class of Regular
Certificates shall be allocated among the respective Certificates of such Class in proportion to the Percentage Interests evidenced thereby; provided, however, that all Realized Losses and Additional Trust Fund Expenses, if any, relating to the 11 Madison Avenue Loan will be allocated first, to the Class MAD
Certificates until the Certificate Balance thereof is reduced to zero, and thereafter will be allocated to the respective Classes of Sequential Pay
Certificates (in each case, to the extent and in reduction of their respective
Certificate Balances) in the order above, and; provided, further, that all
Realized Losses and Additional Trust Fund Expenses, if any, in respect of or related to the Park Place Mall Whole Loan will be allocated first, to the Class
PP Certificates until the Certificate Balance is reduced to zero, and thereafter will be allocated to the respective Classes of Sequential Pay Certificates (in each case, to the extent and in reduction of their respective Certificate
Balances) in the order above. All Realized Losses and Additional Trust Fund
Expenses, if any, that have not been allocated to the Regular Certificates as of the Distribution Date on which the aggregate Certificate Principal Balance of such Regular Certificates has been reduced to zero, shall be deemed allocated to the Residual Certificates.

         (b) On each Distribution Date, following the deemed distributions of principal or in reimbursement of previously allocated Realized Losses and
Additional Trust Fund Expenses made in respect of the REMIC I Regular Interests pursuant to Section 4.01(j), the REMIC I Principal Balance or aggregate REMIC I
Principal Balance with respect to the REMIC I Regular Interests corresponding to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-1A, Class D, Class E,
Class F, Class G and Class H Certificates) of the Corresponding REMIC I Regular
Interests (after taking account of such deemed distributions) shall be reduced as a result of Realized Losses and Additional Trust Fund Expenses to equal the
Class Principal Balance of the Corresponding Certificates that will be outstanding immediately following such Distribution Date; provided that Realized
Losses and Additional Trust Fund Expenses shall be allocated:

              (i) with respect to the Class A-1 Certificates, first, in respect of REMIC I Regular Interest LA-1-1; second, to REMIC I Regular Interest
         LA-1-2; third, to REMIC I Regular Interest LA-1-3; and fourth, to REMIC
         I Regular Interest LA-1-4; in each case, until their respective REMIC I
         Principal Balances are reduced to zero; (ii) with respect to the Class
         A-2 Certificates, first, in respect of REMIC I Regular Interest LA-2-1;
         second, to REMIC I Regular Interest LA-2-2; third, to REMIC I Regular
         Interest LA-2-3; fourth, to REMIC I Regular Interest LA-2-4; fifth, to
         REMIC I Regular Interest LA-2-5; sixth, to REMIC I Regular Interest
         LA-2-6; and seventh, to REMIC I Regular Interest LA-2-7; in each case, until their respective REMIC I Principal Balances are reduced to zero;

              (iii) with respect to the Class A-3 Certificates, first, in respect of REMIC I Regular Interest LA-3-1; second, to REMIC I Regular
         Interest LA-3-2;

                                     -217-

         third, to REMIC I Regular Interest LA-3-3; and fourth, to REMIC I
         Regular Interest LA-3-4; in each case, until their respective REMIC I
         Principal Balances are reduced to zero;

              (iv) with respect to the Class A-4 Certificates, first, in respect of REMIC I Regular Interest LA-4-1; second, to REMIC I Regular Interest
         LA-4-2; and third, to REMIC I Regular Interest LA-4-3; in each case, until their respective REMIC I Principal Balances are reduced to zero;

              (v) with respect to the Class A-1A Certificates, first, in respect of REMIC I Regular Interest LA-1A-1; second, to REMIC I Regular
         Interest LA-1A-2; third, to REMIC I Regular Interest LA-1A-3; fourth, to REMIC I Regular Interest LA-1A-4; fifth, to REMIC I Regular Interest
         LA-1A-5; sixth, to REMIC I Regular Interest LA-1A-6; seventh, to REMIC
         I Regular Interest LA-1A-7; eighth, to REMIC I Regular Interest
         LA-1A-8; ninth, to REMIC I Regular Interest LA-1A-9; tenth, to REMIC I
         Regular Interest LA-1A-10; eleventh, to REMIC I Regular Interest
         LA-1A-11; twelfth, to REMIC I Regular Interest LA-1A-12; thirteenth, to
         REMIC I Regular Interest LA-1A-13; fourteenth, to REMIC I Regular
         Interest LA-1A-14; and fifteenth, to REMIC I Regular Interest LA-1A-15;
         in each case, until their respective REMIC I Principal Balances are reduced to zero;

              (vi) with respect to the Class D Certificates, first, in respect of REMIC I Regular Interest LD-1; second, to REMIC I Regular Interest
         LD-2; third, to REMIC I Regular Interest LD-3; and fourth, to REMIC I
         Regular Interest LD-4; in each case, until their respective REMIC I
         Principal Balances are reduced to zero;

              (vii) with respect to the Class E Certificates, first, in respect of REMIC I Regular Interest LE-1; second, to REMIC I Regular Interest
         LE-2; and third, to REMIC I Regular Interest LE-3; in each case, until their respective REMIC I Principal Balances are reduced to zero;

              (viii) with respect to the Class F Certificates, first, in respect of REMIC I Regular Interest LF-1; and second, to REMIC I Regular
         Interest LF-2; in each case, until their respective REMIC I Principal
         Balances are reduced to zero;

              (ix) with respect to the Class G Certificates, first, in respect of REMIC I Regular Interest LG-1; and second, to REMIC I Regular
         Interest LG-2; in each case, until their respective REMIC I Principal
         Balances are reduced to zero; and

              (x) with respect to the Class H Certificates, first, in respect of
         REMIC I Regular Interest LH-1; second, to REMIC I Regular Interest
         LH-2; and third, to REMIC I Regular Interest LH-3; in each case, until their respective REMIC I Principal Balances are reduced to zero.

                                     -218-

         (c) Realized Losses and Additional Trust Fund Expenses on the 11
Madison Avenue Loan will be allocated first, on the 11 Madison Avenue Non-Pooled
Component and therefore the Class MAD Certificates (and in a corresponding amount on REMIC I Regular Interest LMAD and the Class MAD-NP Uncertificated
Interest) and then as Realized Losses and Additional Trust Fund Expenses on the
11 Madison Avenue Pooled Component and therefore on the Sequential Pay
Certificates (and in a corresponding amount on the REMIC I Regular Interests and the Loan REMIC Pooled Regular Interest) in accordance with the terms of Section
4.04(c).

         (d) On any Distribution Date, the amount of any Mortgage Deferred
Interest (except as provided below with respect to the 11 Madison Avenue Loan and the Park Place Mall Whole Loan) will be allocated as Certificate Deferred
Interest to each outstanding Class of Sequential Pay Certificates in reverse alphabetical order (except with respect to the Class A-1 Class A-2, Class A-3,
Class A-4, and Class A-1A, which amounts shall be applied pro rata (based on remaining Class Principal Balances) to such Certificates), in each case up to the respective Accrued Certificate Interest for each such Class of Certificates for such Distribution Date. On each such Distribution Date, the Certificate
Principal Balance of each Class of Certificates to which Certificate Deferred
Interest has been allocated shall be increased by the amount of Certificate
Deferred Interest allocated to such Class. The amount of Certificate Deferred
Interest allocated to any Class of Sequential Pay Certificates shall be allocated to, and will increase the REMIC I Principal Balances of the
Corresponding REMIC I Regular Interests; provided, however, that with respect to the Class A-1, Class A-2, Class A-3, Class A-4, and Class A-1A Certificates,
allocations to the Corresponding REMIC I Regular Interests shall be made on a pro rata basis. Mortgage Deferred Interest on the 11 Madison Avenue Loan will be allocated first, as Certificate Deferred Interest on the Class MAD Certificates
(and in a corresponding amount on REMIC I Regular Interest LMAD and Class MAD-NP
Uncertificated Interest) and then as Certificate Deferred Interest on the
Sequential Pay Certificates in accordance with the terms of this Section 4.04(c)
(and in a corresponding amount on the REMIC I Regular Interests and the Loan
REMIC Pooled Regular Interest). Mortgage Deferred Interest on the Park Place
Mall Whole Loan will be allocated first, as Certificate Deferred Interest on the
Class PP Certificates (and in a corresponding amount on the Class LPP
Uncertificated Interest and then as Certificate Deferred Interest on the
Sequential Pay Certificates in accordance with the terms of this Section
4.04(d)).

         (e) Any Appraisal Reduction Amounts shall be allocated only for purposes of determining the amount of P&I Advances with respect to the related
Mortgage Loan, as follows: to the Class Principal Balance of the Class P, Class
O, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class
E, Class D, Class C and Class B Certificates, in that order, up to the amount of their respective Class Principal Balances and then to the Class A Certificates on a pro rata basis; provided, however, that with respect to any Appraisal
Reduction Amount relating to the 11 Madison Avenue Loan, such Appraisal
Reduction Amount will be applied to the 11 Madison Avenue Non-Pooled Component
(and allocated to the Class MAD Certificates) prior to any allocation of such
Appraisal Reduction Amount to the 11 Madison Avenue Pooled Component and,
therefore, the Sequential Pay Certificates, and; provided, further, that with respect to any Appraisal Deduction Amount relating to the Park Place Mall Whole
Loan, such Appraisal Reduction Amount will be applied to the Park Place Mall
Subordinate Companion Loan (and allocated to the Class PP Certificates) prior to any allocation of such Appraisal

                                     -219-

Deduction Amount to the Park Place Mall Loan and therefore, the Sequential Pay
Certificates. On any Distribution Date, an Appraisal Reduction Amount that otherwise would be allocated to a Class of Certificates shall be allocated to the next most subordinate Class to the extent that the Class Principal Balance on such Distribution Date for such Class of Certificates (prior to taking the
Appraisal Reduction Amount into account) is less than the Appraisal Reduction
Amount for the Distribution Date. The Master Servicer shall report to the
Trustee on or before each Determination Date all Appraisal Reduction Amounts and the Trustee shall report to the Master Servicer no later than 10:00 a.m. on the related P&I Advance Date the Pass-Through Rates necessary to calculate the allocation required by this Section 4.04(d).

    Section 4.05. Calculations.

         The Paying Agent shall, provided it receives the necessary information from the Master Servicer and the Special Servicer, be responsible for performing all calculations necessary in connection with the actual and deemed distributions and allocations to be made pursuant to Section 4.01, Section
5.02(d) and Article IX and the actual and deemed allocations of Realized Losses and Additional Trust Fund Expenses to be made pursuant to Section 4.04. The
Paying Agent shall calculate the Available Distribution Amount, the Class MAD
Available Distribution Amount, and the Class PP Available Distribution Amount
for each Distribution Date and shall allocate such amount among
Certificateholders in accordance with this Agreement, and the Paying Agent shall have no obligation to recompute, recalculate or verify any information provided to it by the Special Servicer or Master Servicer. The calculations by the Paying
Agent of such amounts shall, in the absence of manifest error, be presumptively deemed to be correct for all purposes hereunder.

    Section 4.06. Use of Agents.

         The Master Servicer, the Trustee or the Fiscal Agent may at its own
expense utilize agents or attorneys-in-fact in performing any of its obligations under this Article IV (except the obligation to make P&I Advances), but no such utilization shall relieve the Master Servicer, the Trustee or the Fiscal Agent from any of such obligations or liabilities, and the Master Servicer, the
Trustee or the Fiscal Agent, as applicable, shall remain responsible for all acts and omissions of any such agent or attorney-in-fact (other than with respect to limited powers-of-attorney delivered by the Trustee to the Master
Servicer or Special Servicer pursuant to Section 2.03(b) and 3.01(b), as applicable, in which case the Trustee shall have no such responsibility).

                                    ARTICLE V

                                THE CERTIFICATES

    Section 5.01. The Certificates.

         (a) The Certificates will be substantially in the respective forms attached hereto as Exhibit A; provided that any of the Certificates may be issued with appropriate insertions, omissions, substitutions and variations, and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this

                                     -220-

Agreement, as may be required to comply with any law or with rules or regulations pursuant thereto, or with the rules of any securities market in which the Certificates are admitted to trading, or to conform to general usage.
The Certificates will be issuable in registered form only; provided, however, that in accordance with Section 5.03 beneficial ownership interests in the
Regular Certificates shall initially be held and transferred through the book-entry facilities of the Depository. The Regular Certificates will be issuable only in denominations corresponding to initial Certificate Principal
Balances or initial Certificate Notional Amounts, as the case may be, as of the
Closing Date of not less than $10,000 in the case of the Registered
Certificates, $1,000,000 in the case of the Class X Certificates, and $250,000 in the case of Non-Registered Certificates (other than the Residual Certificates and the Class X Certificates), and in each such case in integral multiples of $1 in excess thereof. The Class Z Certificates, Class R-I Certificates and the
Class R-II Certificates shall have no minimum denomination and shall each be represented by a single definitive certificate.

         (b) The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by the Certificate Registrar hereunder by an authorized signatory. Certificates bearing the manual or facsimile signatures of individuals who were at any time the authorized signatories of the Certificate
Registrar shall be entitled to all benefits under this Agreement, subject to the following sentence, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such
Certificates or did not hold such offices at the date of such Certificates. No
Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, however, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by the
Authenticating Agent by manual signature, and such certificate of authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All
Certificates shall be dated the date of their authentication.

    Section 5.02. Registration of Transfer and Exchange of Certificates.

         (a) At all times during the term of this Agreement, there shall be maintained at the office of the Certificate Registrar a Certificate Register in
which, subject to such reasonable regulations as the Certificate Registrar may prescribe, the Certificate Registrar (located as of the Closing Date at the
Corporate Trust Office), shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee is hereby initially appointed (and hereby agrees to act in accordance with the terms hereof) as Certificate Registrar for the purpose of registering
Certificates and transfers and exchanges of Certificates as herein provided. The
Certificate Registrar may appoint, by a written instrument delivered to the
Depositor, the Trustee, the Special Servicer and the Master Servicer, any other bank or trust company to act as Certificate Registrar under such conditions as the predecessor Certificate Registrar may prescribe, provided that the predecessor Certificate Registrar shall not be relieved of any of its duties or responsibilities hereunder by reason of such appointment. If the Trustee resigns or is removed in accordance with the terms hereof, the successor trustee shall immediately succeed to its duties as Certificate Registrar. The Depositor, the
Trustee (if it is no longer the Certificate Registrar), the Master Servicer and the Special Servicer shall have the right to inspect the Certificate Register or to obtain a copy thereof at all reasonable times, and to rely conclusively upon a certificate of the Certificate Registrar as to the information set forth in the

                                     -221-

Certificate Register. Upon written request of any Certificateholder made for purposes of communicating with other Certificateholders with respect to their rights under this Agreement, the Certificate Registrar shall promptly furnish such Certificateholder with a list of the other Certificateholders of record identified in the Certificate Register at the time of the request.

         (b) No transfer of any Non-Registered Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the
Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. If such a transfer is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or the initial transfer thereof by the Depositor, the
Underwriters or their respective Affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives (and upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit
G-1 hereto, and a certificate from such Certificateholder's prospective transferee substantially in the form attached as either Exhibit G-2 hereto or as
Exhibit G-3 hereto; or (ii) an Opinion of Counsel reasonably satisfactory to the
Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special
Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective transferee on which such
Opinion of Counsel is based. None of the Depositor, the Trustee or the
Certificate Registrar is obligated to register or qualify any Class of
Non-Registered Certificates under the Securities Act or any other securities law or to take any action not otherwise required under this Agreement to permit the transfer of any Non-Registered Certificate without registration or qualification. Any Holder of a Non-Registered Certificate desiring to effect such a transfer shall, and upon acquisition of such a Certificate shall be deemed to have agreed to, indemnify the Trustee, the Certificate Registrar and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

         In connection with transfer of the Non-Registered Certificates, the
Depositor shall furnish upon request of a Certificateholder or Certificate Owner to such Holder or Certificate Owner and any prospective purchaser designated by such Certificateholder or Certificate Owner the information required to be delivered under paragraph (d)(4) of Rule 144A of the Securities Act.

         Notwithstanding the foregoing, for so long as any Non-Registered
Certificate is a Book-Entry Certificate, (a) each prospective transferor of such
Certificate shall be deemed to have represented to the Trustee, the Depositor and the transferee of such Certificate the information set forth on Exhibit G-1 upon or prior to such transfer and (b) each prospective transferee of such
Certificate shall be deemed to have represented to the Trustee, the Paying
Agent, the Depositor and the transferor of such Certificate the information set forth on Exhibit G-2 or Exhibit G-3 upon or prior to such transfer. In addition, if such prospective transferee is an Institutional Accredited Investor (but not also a Qualified Institutional Buyer), such prospective transferee shall be deemed to have acknowledged that any beneficial interest in a Book-Entry
Certificate that is transferred to it is required to be delivered in the form of
a

                                     -222-

Definitive Certificate and shall cease to be an interest in such Book-Entry
Certificate and, thereafter, shall be subject to all transfer restrictions and other procedures applicable to Certificates in definitive form.

         (c) No transfer of a Certificate or any interest therein shall be made to any "employee benefit plan" subject to Title I of ERISA, any "plan" subject to Section 4975 of the Code or any other retirement plan or other employee benefit plan or arrangement subject to applicable federal, state or local law
("Similar Law") substantively similar to the foregoing provisions of ERISA or the Code, or any Person acting on behalf of or with any assets of any such plan
(each, a "Plan") unless (A) in the case of a Certificate other than a Residual
Certificate or a Class Z Certificate, the transferee is an insurance company general account which is eligible for, and satisfies all the requirements of, exemptive relief under Sections I and III of Department of Labor Prohibited
Transaction Class Exemption 95-60 ("PTE 95-60") or (B) in the case of a
Certificate other than an ERISA Restricted Certificate, a Residual Certificate or a Class Z Certificate, the transferee (1) qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act and (2)
satisfies all the requirements of the Exemptions as in effect at the time of such transfer. Each Person who acquires a Certificate in Definitive Certificate form shall be required to certify in writing in the form attached as Exhibit H hereto that it meets the foregoing conditions and that it will not transfer such
Certificate in violation of the foregoing, and each Person who acquires a
Certificate in Book-Entry Certificate form shall be deemed to have represented that the foregoing conditions are satisfied and that it will not transfer such
Certificate in violation of the foregoing.

         (d) (i) Each Person who has or who acquires any Ownership Interest in a
Residual Certificate shall be deemed by the acceptance or acquisition of such
Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Paying Agent under clause (ii)(A) below to deliver payments to a Person other than such Person and to have irrevocably authorized the Certificate Registrar under clause (ii)(B) below to negotiate the terms of any mandatory disposition and to execute all instruments of Transfer and to do all other things necessary in connection with any such sale. The rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

                   (1) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Master Servicer, the Paying Agent and the Certificate Registrar of any change or impending change in its status as a Permitted Transferee.

                   (2) In connection with any proposed Transfer of any Ownership
              Interest in a Residual Certificate, the Certificate Registrar
              shall require delivery to it, and shall not register the Transfer of any Residual Certificate until its receipt of an affidavit and agreement substantially in the form attached hereto as Exhibit I-1
              (a "Transfer Affidavit and Agreement"), from the proposed
              Transferee, in form and substance satisfactory to the Certificate
              Registrar, and upon which the Certificate Registrar may, in the absence of actual knowledge by a Responsible Officer of either the
              Trustee or the Certificate Registrar to the contrary,

                                     -223-

              conclusively rely, representing and warranting, among other things, that such Transferee is a Permitted Transferee; that it is not acquiring its Ownership Interest in the Residual Certificate that is the subject of the proposed Transfer as a nominee, trustee or agent for any Person that is not a Permitted Transferee; that for so long as it retains its Ownership Interest in a Residual
              Certificate, it will endeavor to remain a Permitted Transferee;
              that it has historically paid its debts as they have come due, intends to pay its debts as they come due in the future and intends to pay all taxes associated with the Residual Certificate as they come due; and that it has reviewed the provisions of this
              Section 5.02(d) and agrees to be bound by them.

                   (3) Notwithstanding the delivery of a Transfer Affidavit and
              Agreement by a proposed Transferee under clause (B) above, if a
              Responsible Officer of the Certificate Registrar has actual knowledge that the proposed Transferee is not a Permitted
              Transferee, no Transfer of an Ownership Interest in a Residual
              Certificate to such proposed Transferee shall be effected.

                   (4) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall agree (a) to require a Transfer
              Affidavit and Agreement from any prospective Transferee to whom such Person attempts to transfer its Ownership Interest in such
              Residual Certificate and (b) not to transfer its Ownership
              Interest in such Residual Certificate unless it provides to the
              Certificate Registrar a certificate substantially in the form attached hereto as Exhibit I-2 stating that, among other things, it has no actual knowledge that such prospective Transferee is not a Permitted Transferee.

                   (5) Each Person holding or acquiring an Ownership Interest in a Residual Certificate, by purchasing an Ownership Interest in such Certificate, agrees to give the Master Servicer and the
              Trustee written notice that it is a "pass-through interest holder"
              within the meaning of temporary Treasury regulation Section
              1.67-3T(a)(2)(i)(A) immediately upon acquiring an Ownership
              Interest in a Residual Certificate, if it is, or is holding an
              Ownership Interest in a Residual Certificate on behalf of, a
              "pass-through interest holder."

              (ii) (1) If any purported Transferee shall become a Holder of a
         Residual Certificate in violation of the provisions of this Section
         5.02(d), then the last preceding Holder of such Residual Certificate that was in compliance with the provisions of this Section 5.02(d)
         shall be restored, to the extent permitted by law, to all rights as
         Holder thereof retroactive to the date of registration of such Transfer of such Residual Certificate. None of the Trustee, the Master Servicer
         or the Certificate Registrar shall be under any liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by this Section 5.02(d) or for making any payments due on such

                                     -224-

         Certificate to the Holder thereof or for taking any other action with respect to such Holder under the provisions of this Agreement.

                   (2) If any purported Transferee shall become a Holder of a
              Residual Certificate in violation of the restrictions in this
              Section 5.02(d), then, to the extent that the retroactive
              restoration of the rights of the preceding Holder of such Residual
              Certificate as described in clause (ii)(A) above shall be invalid, illegal or unenforceable, the Certificate Registrar shall have the right, without notice to the Holder or any prior Holder of such
              Residual Certificate, to cause the transfer of such Residual
              Certificate to a Permitted Transferee on such terms as the
              Certificate Registrar may choose. Such purported Transferee shall promptly endorse and deliver such Residual Certificate in
              accordance with the instructions of the Certificate Registrar.
              Such Permitted Transferee may be the Certificate Registrar itself or any Affiliate of the Certificate Registrar. Any proceeds of such sale, net of the commissions (which may include commissions payable to the Certificate Registrar or its Affiliates), expenses and taxes due, if any, will be remitted by the Paying Agent to such purported Transferee. The terms and conditions of any sale under this clause (ii)(B) shall be determined in the sole
              discretion of the Certificate Registrar, and the Certificate
              Registrar shall not be liable to any Person having an Ownership
              Interest in a Residual Certificate as a result of its exercise of such discretion.

              (iii) The Certificate Registrar shall make available to the
         Internal Revenue Service and to those Persons specified by the REMIC
         Provisions any information available to it which is necessary to compute any tax imposed as a result of the Transfer of an Ownership
         Interest in a Residual Certificate to any Person who is a Disqualified
         Organization or agent thereof, including the information described in
         Treasury Regulations Sections 1.860D-1(b)(5) and 1.860E-2(a)(5) with respect to the "excess inclusions" of such Residual Certificate, and the Master Servicer and the Special Servicer shall furnish to the
         Certificate Registrar all information in its possession necessary for the Certificate Registrar to discharge such obligation. The transferor of such Ownership Interest shall be responsible for the reasonable compensation of the Certificate Registrar, the Master Servicer and the
         Special Servicer for providing such information.

              (iv) The provisions of this Section 5.02(d) set forth prior to this clause (iv) may be modified, added to or eliminated, provided that there shall have been delivered to the Certificate Registrar and the
         Master Servicer the following:

                   (1) written confirmation from each Rating Agency to the
              effect that the modification of, addition to or elimination of such provisions will not cause such Rating Agency to qualify, downgrade or withdraw its then-current rating of any Class of
              Certificates; and

                                     -225-

                   (2) an Opinion of Counsel, in form and substance satisfactory to the Certificate Registrar and the Master Servicer, obtained at the expense of the party seeking such modification of, addition to or elimination of such provisions (but in no event at the expense of the Trust Fund), to the effect that doing so will not cause the
              Loan REMIC, REMIC I or REMIC II to (x) cease to qualify as a REMIC or (y) be subject to an entity-level tax caused by the Transfer of any Residual Certificate to a Person which is not a Permitted
              Transferee, or cause a Person other than the prospective
              Transferee to be subject to a REMIC-related tax caused by the
              Transfer of a Residual Certificate to a Person that is not a
              Permitted Transferee.

         (e) Subject to the preceding provisions of this Section 5.02, upon surrender for registration of transfer of any Certificate at the offices of the
Certificate Registrar maintained for such purpose, the Certificate Registrar shall execute and the Authenticating Agent shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new
Certificates of the same Class of a like aggregate Percentage Interest.

         (f) At the option of any Holder, its Certificates may be exchanged for other Certificates of authorized denominations of the same Class of a like aggregate Percentage Interest, upon surrender of the Certificates to be exchanged at the offices of the Certificate Registrar maintained for such purpose. Whenever any Certificates are so surrendered for exchange, the
Certificate Registrar shall execute and the Authenticating Agent shall authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive.

         (g) Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in the form satisfactory to the
Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.

         (h) No service charge shall be imposed for any transfer or exchange of
Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

         (i) All Certificates surrendered for transfer and exchange shall be physically canceled by the Certificate Registrar, and the Certificate Registrar
shall dispose of such canceled Certificates in accordance with its standard procedures.

         (j) Upon request, the Certificate Registrar shall provide to the Master
Servicer, the Special Servicer and the Depositor notice of each transfer of a
Certificate and shall provide to each such Person with an updated copy of the
Certificate Register.

         (k) Each Person who has or who acquires any Ownership Interest in a
Certificate shall be deemed by the acceptance or acquisition of such Ownership
Interest to have agreed to be bound by the provisions of the Intercreditor
Agreements affecting such Certificate.

                                     -226-

    Section 5.03. Book-Entry Certificates.

         (a) Each Class of Regular Certificates shall initially be issued as one or more Certificates registered in the name of the Depository or its nominee and, except as provided in Section 5.03(c) below, transfer of such Certificates may not be registered by the Certificate Registrar unless such transfer is to a successor Depository that agrees to hold such Certificates for the respective
Certificate Owners with Ownership Interests therein. Such Certificate Owners shall hold and transfer their respective Ownership Interests in and to such
Certificates through the book-entry facilities of the Depository and, except as provided in Section 5.03(c) below, shall not be entitled to definitive, fully registered Certificates ("Definitive Certificates") in respect of such Ownership
Interests. All transfers by Certificate Owners of their respective Ownership
Interests in the Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing each such Certificate Owner. Each Depository Participant shall only transfer the Ownership Interests in the Book-Entry Certificates of Certificate
Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

         (b) The Trustee, the Master Servicer, the Special Servicer, the
Depositor and the Certificate Registrar may for all purposes, including the making of payments due on the Book-Entry Certificates, deal with the Depository as the authorized representative of the Certificate Owners with respect to such
Certificates for the purposes of exercising the rights of Certificateholders hereunder. The rights of Certificate Owners with respect to the Book-Entry
Certificates shall be limited to those established by law and agreements between such Certificate Owners and the Depository Participants and brokerage firms representing such Certificate Owners. Multiple requests and directions from, and votes of, the Depository as Holder of the Book-Entry Certificates with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Certificate Owners. The Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by
Certificateholders and shall give notice to the Depository of such record date.

         (c) If (i)(A) the Depositor advises the Trustee and the Certificate
Registrar in writing that the Depository is no longer willing or able to properly discharge its responsibilities with respect to a Class of the
Book-Entry Certificates, and (B) the Depositor is unable to locate a qualified successor, or (ii) the Depositor at its option advises the Trustee and the
Certificate Registrar in writing that it elects to terminate the book-entry system through the Depository with respect to a Class of Book-Entry
Certificates, the Certificate Registrar shall notify all affected Certificate
Owners, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to such Certificate Owners requesting the same. Upon surrender to the Certificate Registrar of the Book-Entry
Certificates of any Class thereof by the Depository, accompanied by registration instructions from the Depository for registration of transfer, the Certificate
Registrar shall execute, at the Depositor's expense, and the Authenticating
Agent shall authenticate and deliver, the Definitive Certificates in respect of such Class to the Certificate Owners identified in such instructions. The
Depositor shall provide the Certificate Registrar with an adequate inventory of
Definitive Certificates. None of the Depositor, the Master Servicer, the Special
Servicer, the Trustee or the Certificate Registrar shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive
Certificates for

                                     -227-

purposes of evidencing ownership of any Class of Registered Certificates, the registered holders of such Definitive Certificates shall be recognized as
Certificateholders hereunder and, accordingly, shall be entitled directly to receive payments on, to exercise Voting Rights with respect to, and to transfer and exchange such Definitive Certificates.

         (d) Notwithstanding any other provisions contained herein, neither the
Trustee nor the Certificate Registrar shall have any responsibility whatsoever to monitor or restrict the transfer of ownership interests in any Certificate
(including but not limited to any Non-Registered Certificate, any Subordinated
Certificate and any Class Z Certificate) which interests are transferable through the book-entry facilities of the Depository.

    Section 5.04. Mutilated, Destroyed, Lost or Stolen Certificates.

         If (i) any mutilated Certificate is surrendered to the Certificate
Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trustee and the Certificate Registrar such security or indemnity as may be required by them to save each of them harmless, then, in the absence of actual notice to the Trustee and the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Certificate Registrar shall execute and the Authenticating Agent shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of the same Class and like Percentage Interest. Upon the issuance of any new Certificate under this Section, the Trustee and the
Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the
Certificate Registrar) connected therewith. Any replacement Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the applicable REMIC created hereunder, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

    Section 5.05. Persons Deemed Owners.

         Prior to due presentment for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate
Registrar and any agent of any of them may treat the Person in whose name any
Certificate is registered as of the related Record Date as the owner of such
Certificate for the purpose of receiving distributions pursuant to Section 4.01 and may treat the person whose name each Certificate is registered as of the date of determination as the owner of such Certificate for all other purposes whatsoever and none of the Depositor, the Master Servicer, the Special Servicer,
the Trustee, the Certificate Registrar or any agent of any of them shall be affected by notice to the contrary.

                                   ARTICLE VI

                 THE DEPOSITOR, THE MASTER SERVICER, THE SPECIAL
                SERVICER AND THE CONTROLLING CLASS REPRESENTATIVE

    Section 6.01. Liability of Depositor, Master Servicer and Special Servicer.

                                     -228-

         The Depositor, the Master Servicer and the Special Servicer shall be liable in accordance herewith only to the extent of the respective obligations specifically imposed upon and undertaken by the Depositor, the Master Servicer and the Special Servicer herein.

    Section 6.02. Merger, Consolidation or Conversion of Depositor or Master
Servicer or Special Servicer.

         Subject to the following paragraph, the Depositor, the Master Servicer and the Special Servicer shall each keep in full effect its existence, rights and franchises as a corporation or national banking association under the laws of the jurisdiction of its incorporation or organization, and each will obtain and preserve its qualification to do business as a foreign corporation, national banking association or foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans
and to perform its respective duties under this Agreement, and the Master
Servicer shall keep in full effect its existence and rights as a national banking association under the laws of the United States.

         The Depositor, the Master Servicer or the Special Servicer may be
merged or consolidated with or into any Person (other than the Trustee), or transfer all or substantially all of its assets (which may be limited to all or substantially all of its assets related to commercial mortgage loan servicing)
to any Person, in which case any Person resulting from any merger or consolidation to which the Depositor, the Master Servicer or the Special
Servicer shall be a party, or any Person succeeding to the business (which may be limited to the commercial loan servicing business) of the Depositor, the
Master Servicer or the Special Servicer, shall be the successor of the
Depositor, the Master Servicer or the Special Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that no successor or surviving Person shall succeed to the rights of the Master Servicer or the Special Servicer unless (i)
as evidenced in writing by the Rating Agencies, such succession will not result in qualification, downgrading or withdrawal of the ratings then assigned by the
Rating Agencies to any Class of Certificates and (ii) such successor or surviving Person makes the applicable representations and warranties set forth in Section 3.23.

    Section 6.03. Limitation on Liability of Depositor, Master Servicer and
Special Servicer.

         None of the Depositor, the Master Servicer or the Special Servicer, or
any director, officer, employee or agent of any of them, shall be under any liability to the Trust Fund, the Trustee or the Certificateholders or the
Companion Holders for any action taken, or not taken, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Master Servicer or the Special
Servicer against any liability to the Trust Fund, the Trustee or the
Certificateholders or the Companion Holders for the breach of a representation, warranty or covenant made herein by such party, or against any expense or liability specifically required to be borne by such party without right of reimbursement pursuant to the terms hereof, or against any liability which would otherwise be imposed by reason of misfeasance, bad faith or negligence in the performance of obligations or duties hereunder or negligent disregard of such obligations and duties. The Depositor, the

                                     -229-

Master Servicer, the Special Servicer and any director, officer, employee or agent of the Depositor, the Master Servicer or the Special Servicer may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder. The
Depositor, the Master Servicer, the Special Servicer and any director, member, manager, officer, employee or agent of the Depositor, the Master Servicer or the
Special Servicer shall be indemnified and held harmless by the Trust Fund against any loss, liability or reasonable expense incurred in connection with this Agreement or the Certificates (including, without limitation, the distribution or posting of reports or other information as contemplated by this
Agreement), other than any loss, liability or expense: (i) specifically required to be borne by such party without right of reimbursement pursuant to the terms hereof (including without limitation, those expenses set forth in Section
3.11(b) or Section 3.11(d) and the last sentence of the definition of Servicing
Advances); (ii) incurred in connection with any breach of a representation, warranty or covenant made herein; or (iii) incurred by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties hereunder; provided, however, that if such losses and liabilities relate solely to the 11 Madison Avenue Loan, then such indemnification shall be payable first from amounts in the Certificate Account that relate to the 11 Madison Avenue
Non-Pooled Component and then from other amounts in the Certificate Account;
provided, further, that if such losses and liabilities relate solely to the Park
Place Mall Whole Loan, then such indemnification shall be payable first from amounts in the Certificate Account that relate to the Park Place Mall
Subordinate Companion Loan and then from other amounts in the Certificate
Account. For the avoidance of doubt, such losses or liabilities shall not be deemed to relate solely to the Park Place Mall Whole Loan for the sole reason that the related legal action was instituted by, or at the direction of, the
Park Place Mall Representative. None of the Depositor, the Master Servicer or
the Special Servicer shall be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement and unless it is specifically required hereunder to bear the costs of such legal action, in its opinion does not involve it in any ultimate expense or liability; provided, however, that the Depositor, the Master
Servicer or the Special Servicer may in its discretion undertake any such action which it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action, and any liability resulting therefrom, shall be expenses, costs and liabilities of the Trust Fund, and the Depositor, the Master Servicer and the
Special Servicer shall be entitled to be reimbursed therefor from the
Certificate Account as provided in Section 3.05. In no event shall the Master
Servicer or the Special Servicer be liable or responsible for any action taken or omitted to be taken by the other of them or by the Depositor, the Trustee or any Certificateholder, subject to the provisions of the last paragraph of
Section 8.05.

    Section 6.04. Resignation of Master Servicer and the Special Servicer.

         The Master Servicer and, subject to Section 6.09, the Special Servicer may resign from the obligations and duties hereby imposed on it, upon a determination that its duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it (the other activities of the Master Servicer or the Special Servicer, as the case may be, so causing such a conflict being of a type and nature carried on by the Master Servicer or the Special Servicer, as
the case may be, at the date of this Agreement). Any such determination requiring the resignation of the Master

                                     -230-

Servicer or the Special Servicer, as applicable, shall be evidenced by an
Opinion of Counsel to such effect which shall be delivered to the Trustee.
Unless applicable law requires the Master Servicer's or Special Servicer's resignation to be effective immediately, and the Opinion of Counsel delivered pursuant to the prior sentence so states, no such resignation shall become effective until the Trustee or other successor shall have assumed the responsibilities and obligations of the resigning party in accordance with
Section 7.02 hereof. The Master Servicer and the Special Servicer shall have the right to resign at any other time provided that (i) a willing successor thereto has been found by the Master Servicer or Special Servicer, as applicable, (ii)
each of the Rating Agencies confirms in writing that the successor's appointment will not result in a withdrawal, qualification or downgrade of any rating or ratings assigned to any Class of Certificates, (iii) the resigning party pays all costs and expenses in connection with such transfer, and (iv) the successor accepts appointment prior to the effectiveness of such resignation. Neither the
Master Servicer nor the Special Servicer shall be permitted to resign except as contemplated above in this Section 6.04.

         Consistent with the foregoing, neither the Master Servicer nor the
Special Servicer shall, except as expressly provided herein, assign or transfer any of its rights, benefits or privileges hereunder to any other Person, or, except as provided in Sections 3.22 and 4.06, delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by it hereunder. If, pursuant to any provision hereof, the duties of the Master Servicer or the Special Servicer are transferred to a successor thereto, the Master Servicing Fee or the Special
Servicing Fee, as the case may be, that accrues pursuant hereto from and after the date of such transfer shall be payable to such successor.

    Section 6.05. Rights of Depositor and Trustee in Respect of Master Servicer
and the Special Servicer.

         The Master Servicer and the Special Servicer shall each afford the
Depositor, the Underwriters and the Trustee, upon reasonable notice, during normal business hours access to all records maintained thereby in respect of its rights and obligations hereunder and access to officers thereof responsible for such obligations. Upon reasonable request, the Master Servicer and the Special
Servicer shall each furnish the Depositor, the Underwriters and the Trustee with its most recent publicly available financial statements and such other information as it possesses, and which it is not prohibited by applicable law or contract from disclosing, regarding its business, affairs, property and condition, financial or otherwise, except to the extent such information constitutes proprietary information or is subject to a privilege under applicable law. The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer and the Special Servicer hereunder and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Master Servicer or Special Servicer hereunder or exercise the rights of the Master Servicer and the Special Servicer hereunder; provided, however, that neither the Master Servicer nor the Special Servicer shall be relieved of any of its obligations hereunder by virtue of such performance by the Depositor or its designee and, provided further, that the Depositor may not exercise any right pursuant to Section 7.01 to terminate the Master Servicer or the Special Servicer as a party to this Agreement. The Depositor shall not have any responsibility or liability for any action or failure to act by the Master
Servicer or the Special Servicer and is not obligated to supervise the performance of the Master Servicer or the Special Servicer under this Agreement or otherwise.

                                     -231-

    Section 6.06. Depositor, Master Servicer and Special Servicer to Cooperate
with Trustee.

         The Depositor, the Master Servicer and the Special Servicer shall each furnish such reports, certifications and information as are reasonably requested by the Trustee or the Paying Agent in order to enable it to perform its duties hereunder.

    Section 6.07. Depositor, Special Servicer, Trustee and the Paying Agent to
Cooperate with Master Servicer.

         The Depositor, the Special Servicer and the Trustee shall each furnish such reports, certifications and information as are reasonably requested by the
Master Servicer in order to enable it to perform its duties hereunder.

    Section 6.08. Depositor, Master Servicer and Trustee to Cooperate with
Special Servicer.

         The Depositor, the Master Servicer and the Trustee shall each furnish such reports, certifications and information as are reasonably requested by the
Special Servicer in order to enable it to perform its duties hereunder.

    Section 6.09. Designation of Special Servicer by the Controlling Class and
Controlling Holders.

         The Holder or Holders of the Certificates evidencing a majority of the
Voting Rights allocated to the Controlling Class may at any time and from time to time designate a Person meeting the requirements set forth in Section 6.04
(including, without limitation, Rating Agency confirmation) to serve as Special
Servicer hereunder and to replace any existing Special Servicer or any Special
Servicer that has resigned or otherwise ceased to serve as Special Servicer;
provided that such Holder or Holders shall pay all costs related to the transfer of servicing if the Special Servicer is replaced other than due to an Event of
Default. Such Holder or Holders may also select a Controlling Class
Representative that may advise and direct the Special Servicer and whose approval is required for certain actions, as described herein. Such Holder or
Holders shall so designate a Person to serve as replacement Special Servicer by the delivery to the Trustee, the Master Servicer and the existing Special
Servicer of a written notice stating such designation. The Trustee shall, promptly after receiving any such notice, deliver to the Rating Agencies an executed Notice and Acknowledgment in the form attached hereto as Exhibit J-1.
If such Holders have not replaced the Special Servicer within 30 days of such
Special Servicer's resignation or the date such Special Servicer has ceased to serve in such capacity, the Trustee shall designate a successor Special Servicer meeting the requirements set forth in Section 6.04. Any designated Person shall become the Special Servicer, subject to satisfaction of the other conditions set forth below, on the date that the Trustee shall have received written confirmation from all of the Rating Agencies that the appointment of such Person will not result in the qualification, downgrading or withdrawal of the rating or ratings assigned to one or more Classes of the Certificates. The appointment of such designated Person as Special Servicer shall also be subject to receipt by the Trustee of (1) an Acknowledgment of Proposed Special Servicer in the form attached hereto as Exhibit J-2, executed by the designated

                                     -232-

Person, and (2) an Opinion of Counsel (at the expense of the Person designated to become the Special Servicer) to the effect that the designation of such
Person to serve as Special Servicer is in compliance with this Section 6.09 and all other applicable provisions of this Agreement, that upon the execution and delivery of the Acknowledgment of Proposed Special Servicer the designated
Person shall be bound by the terms of this Agreement and that this Agreement shall be enforceable against the designated Person in accordance with its terms.
Any existing Special Servicer shall be deemed to have resigned simultaneously with such designated Person's becoming the Special Servicer hereunder; provided, however, that the resigning Special Servicer shall continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the effective date of such resignation (including Workout Fees earned on
Specially Serviced Mortgage Loans which became Corrected Mortgage Loans prior to its resignation), and it shall continue to be entitled to the benefits of
Section 6.03 notwithstanding any such resignation. Such resigning Special
Servicer shall cooperate with the Trustee and the replacement Special Servicer in effecting the termination of the resigning Special Servicer's responsibilities and rights hereunder, including, without limitation, the transfer within two Business Days to the replacement Special Servicer for administration by it of all cash amounts that shall at the time be or should have been credited by the Special Servicer to the Certificate Account or the REO
Account or delivered to the Master Servicer or that are thereafter received with respect to Specially Serviced Mortgage Loans and REO Properties.

         Notwithstanding the foregoing, (i) in accordance with the terms of the related Intercreditor Agreement, the Subordinate Companion Holders related to the 11 Madison Avenue Loan shall have the right to appoint, approve and/or remove the Special Servicer, with respect to the related Mortgage Loan and (ii)
so long as no Park Place Mall Control Appraisal Period exists, the Park Place
Mall Representative shall have the right to appoint, approve and/or remove the
Special Servicer with respect to the Park Place Mall Whole Loan as set forth in the Park Place Mall Intercreditor Agreement, in each case subject to any conditions or restrictions described in or incorporated by reference into such section and the Controlling Class shall not have the right to replace such
Special Servicer as described above.

    Section 6.10. Master Servicer or Special Servicer as Owner of a Certificate.

         The Master Servicer or an Affiliate of the Master Servicer or the
Special Servicer or an Affiliate of the Special Servicer may become the Holder of (or, in the case of a Book-Entry Certificate, Certificate Owner with respect
to) any Certificate with (except as set forth in the definition of
"Certificateholder") the same rights it would have if it were not the Master
Servicer or the Special Servicer or an Affiliate thereof. If, at any time during which the Master Servicer or the Special Servicer or an Affiliate of the Master
Servicer or the Special Servicer is the Holder of (or, in the case of a
Book-Entry Certificate, Certificate Owner with respect to) any Certificate, the
Master Servicer or the Special Servicer proposes to take action (including for this purpose, omitting to take action) that (i) is not expressly prohibited by the terms hereof and would not, in the Master Servicer's or the Special
Servicer's good faith judgment, violate the Servicing Standard, and (ii) if taken, might nonetheless, in the Master Servicer's or the Special Servicer's
reasonable, good faith judgment, be considered by other Persons to violate the
Servicing Standard, then the Master Servicer or the Special Servicer may (but need not) seek the approval of the Certificateholders to such action by delivering to the Trustee a written notice that (a) states that it is delivered pursuant to this Section 6.10, (b) identifies the Percentage Interest in each

                                     -233-

Class of Certificates beneficially owned by the Master Servicer or the Special
Servicer or an Affiliate of the Master Servicer or the Special Servicer, and (c)
describes in reasonable detail the action that the Master Servicer or the
Special Servicer proposes to take. The Trustee, upon receipt of such notice, shall forward it to the Certificateholders (other than the Master Servicer and its Affiliates or the Special Servicer and its Affiliates, as appropriate), together with such instructions for response as the Trustee shall reasonably determine. If at any time Certificateholders holding greater than 50% of the
Voting Rights of all Certificateholders (calculated without regard to the
Certificates beneficially owned by the Master Servicer or its Affiliates or the
Special Servicer or its Affiliates) shall have failed to object in writing to the proposal described in the written notice, and if the Master Servicer or the
Special Servicer shall act as proposed in the written notice within thirty (30)
days, such action shall be deemed to comply with, but not modify, the Servicing
Standard. The Trustee shall be entitled to reimbursement from the Master
Servicer or the Special Servicer, as applicable, for the reasonable expenses of the Trustee incurred pursuant to this paragraph. It is not the intent of the foregoing provision that the Master Servicer or the Special Servicer be permitted to invoke the procedure set forth herein with respect to routine servicing matters arising hereunder, but rather in the case of unusual circumstances.

    Section 6.11. The Controlling Class Representative.

         (a) Subject to Section 6.11(c) in the case of the 11 Madison Loan,
Section 6.11(b) in the case of the Park Place Mall Loan and Section 6.11(e) in the case of the Pointe West Loan, the Controlling Class Representative will be entitled to advise the Special Servicer with respect to the following actions of the Special Servicer, and notwithstanding anything herein to the contrary except as necessary or advisable to avoid an Adverse REMIC Event or the violation of the Servicing Standard and except as set forth in, and in any event subject to, the second paragraph of this Section 6.11(a), the Special Servicer will not be permitted to take any of the following actions as to which the Controlling Class
Representative has objected in writing within ten Business Days of being notified thereof, which notification with respect to the action described in clause (vi) below shall be copied by the Special Servicer to the Master Servicer
(provided that, if such written objection has not been received by the Special
Servicer within such ten Business Day period, then the Controlling Class
Representative's approval will be deemed to have been given):

              (i) any actual or proposed foreclosure upon or comparable
         conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the Specially Serviced
         Mortgage Loans as come into and continue in default;

              (ii) any modification of a Money Term of a Mortgage Loan (other than a modification consisting of the extension of the maturity date of a Mortgage Loan for one year or less) or a material non-monetary term;

              (iii) any actual or proposed sale of an REO Property (other than in connection with the termination of the Trust Fund or pursuant to
         Section 3.18);

                                     -234-

              (iv) any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address Hazardous
         Materials located at an REO Property;

              (v) any acceptance of substitute or additional collateral or release of material collateral for a Mortgage Loan unless required by the underlying loan documents;

              (vi) any waiver of a "due-on-sale" clause or "due-on-encumbrance"
         clause;

              (vii) any release of any performance or "earn-out" reserves, escrows or letters of credit;

              (viii) any acceptance of an assumption agreement releasing a borrower from liability under a Mortgage Loan;

              (ix) with respect to the Park Place Mall Whole Loan (but without limiting the general applicability of the above requirements), any acceptance of a discounted payoff;

              (x) any termination of the related property manager for Mortgage
         Loans having an outstanding principal balance of greater than
         $5,000,000 and with respect to the Park Place Mall Whole Loan (but without limiting the general applicability of the above requirements), any replacement of the property manager;

              (xi) with respect to the Park Place Mall Whole Loan (but without limiting the general applicability of the above requirements), any renewal or replacement of the then existing insurance policies to the extent that such renewal or replacement policy does not comply with the terms of the mortgage loan documents or any waiver, modification or amendment of any insurance requirements under the related mortgage loan documents;

              (xii) any termination of, or modification of, all applicable franchise agreements related to any Mortgage Loan secured by a hotel;

              (xiii) with respect to the Park Place Mall Whole Loan (but without limiting the general applicability of the above requirements), any approval of a material capital expenditure;

              (xiv) any determination to allow a borrower not to maintain terrorism insurance;

              (xv) any determination to decrease the time period referenced in clause (g) of the definition of Specially Serviced Mortgage Loan; and

                                     -235-

              (xvi) with respect to the Park Place Mall Whole Loan (but without limiting the general applicability of the above requirements), any adoption or approval of a plan in bankruptcy of the related Mortgagor.

         In addition, the Controlling Class Representative may direct the
Special Servicer to take, or to refrain from taking, such other actions as the
Controlling Class Representative may deem advisable or as to which provision is otherwise made in this Agreement; provided that, notwithstanding anything herein to the contrary or anything in this Agreement which permits the Controlling
Class Representative or a Companion Holder the right to consent to or object to actions taken by the Special Servicer, no such advice or direction, and no objection contemplated by the preceding paragraph from the Controlling Class
Representative or a Companion Holder, may require or cause the Special Servicer to violate any applicable law, any provision of this Agreement or the REMIC
Provisions (and the Special Servicer shall disregard any such direction or objection), including without limitation the Special Servicer's obligation to act in accordance with the Servicing Standard, or expose the Master Servicer, the Special Servicer, the Trust Fund, the Paying Agent or the Trustee or their respective Affiliates, officers, directors, employees or agents to any claim, suit or liability, or materially expand the scope of the Special Servicer or the
Special Servicer's responsibilities hereunder or cause the Special Servicer to act, or fail to act, in a manner which in the reasonable judgment of the Special
Servicer is not in the best interests of the Certificateholders. For the avoidance of doubt, the Master Servicer and/or the Special Servicer will disregard any direction or objection of any party (including without limitation of the Controlling Class Representative, Park Place Mall Representative, the
holder of the Class MAD Certificates or a Companion Holder) if such direction and or objection causes the Master Servicer or the Special Servicer to violate the Servicing Standard, any applicable law, any provision of this Agreement or the REMIC Provisions or expose the Master Servicer, the Special Servicer, the
Trust Fund, the Paying Agent or the Trustee or their respective Affiliates, officers, directors employees or agents to any claim suit or liability, or materially expand the scope of the Master Servicer's or Special Servicer's responsibility hereunder or cause the Master Servicer or the Special Servicer to act, or fail to act, in a manner which in the reasonable judgment of the Master
Servicer or the Special Servicer is not in the best interest of the
Certificateholders, or the holders of the Companion Loan and consistent with the
Servicing Standard.

         (b) The Controlling Class Representative, the Park Place Mall
Representative, the Controlling Class, the holders of the Class MAD
Certificates, or any holder of a Companion Loan will have no liability to the
Certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment; provided, however, that the Controlling
Class Representative, the Park Place Mall Representative, the Controlling Class,
the holders of the Class MAD Certificates, or any holder of a Companion Loan will not be protected against any liability to a Controlling Class
Certificateholder which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties. By its acceptance of a
Certificate, each Certificateholder confirms its understanding that none of the
Controlling Class, the Park Place Mall Representative, the Controlling Class
Representatives, the holders of the Class MAD Certificates, any holder of a
Companion Loan may take actions that favor the interests of one or more Classes of the Certificates over other Classes of the Certificates, and that the
Controlling Class, the Controlling Class Representative, any holder of a
Companion Loan, the Holder of the Class MAD Certificates and/or the Park Place
Mall Representative may have special

                                     -236-

relationships and interests that conflict with those of Holders of some Classes of the Certificates, that the Controlling Class, the Controlling Class
Representatives, any holder of a Companion Loan, the Holder of the Class PP
Certificates, the Holder of the Class MAD Certificates and/or the Park Place
Mall Representative may act solely in the interests of the Holders of the
Controlling Class, any holder of a Companion Loan, as the case may be, and that the Controlling Class Representatives, the Holder of the Class PP Certificates
and/or the Park Place Mall Representative do not have any duties or liability to the Holders of any Class of Certificates other than the Controlling Class (or the Class MAD Certificates or the Class PP Certificates, as the case may be) or any holder of a Companion Loan and shall have no liability whatsoever for having so acted, and no Certificateholder may take any action whatsoever against the
Controlling Class Representatives, or any holder of a Companion Loan, any holder of the Class MAD Certificates or the holders of the Class PP Certificates or any director, officer, employee, agent or principal thereof for having so acted.

         (c) Notwithstanding anything to the contrary in this Section 6.11 or anything contained in this Agreement, until an 11 Madison Avenue Control
Appraisal Period shall have occurred and is continuing, the Controlling Class
Representative shall not have the right to consent or object to actions pursuant to Section 6.11(a) as described in the 2004-C10 Pooling and Servicing Agreement;
provided, that if an 11 Madison Avenue Control Appraisal Period shall have occurred and is continuing, then the Controlling Class Representative, the
2004-C10 Controlling Class Representative and the other holders of the 11
Madison Avenue Pari Passu Companion Loans shall be entitled to take all actions under this Agreement with respect to the 11 Madison Avenue Loan that would otherwise be exercisable by the Controlling Class, Controlling Class
Representative or the Majority Subordinate Certificateholder, pursuant to the procedures set forth in the 11 Madison Avenue Intercreditor Agreement and the
2004-C10 Pooling and Servicing Agreement; provided, however, nothing herein is intended to limit the Controlling Class Representative's right to consult with the Special Servicer with respect to any Mortgage Loan.

         (d) Notwithstanding anything in this Section 6.11 or anything contained in this Agreement (but subject to the Servicing Standards and the REMIC
Provisions) and subject to the Park Place Mall Intercreditor Agreement, with respect to actions to be taken related to the Park Place Mall Whole Loan, if a
Park Place Mall Control Appraisal Period shall not have occurred and be continuing, then the Park Place Mall Representative and the Class PP Controlling
Holder shall have all of the rights and responsibilities of the Park Place Mall
Representative and the Controlling Class herein as set forth in the Park Place
Mall Intercreditor Agreement.

         (e) Notwithstanding anything in this Section 6.11 or anything contained in this Agreement, but subject to the Servicing Standard and the REMIC
Provisions, with respect to the Pointe West Loan, the Master Servicer or the
Special Servicer, as applicable, shall comply with Section 16 of the related
Intercreditor Agreement with respect to any action to:

              (i) increase the interest rate or principal amount of the Pointe
         West Loan;

                                     -237-

              (ii) increase in any other material respect any monetary
         obligations of the related Mortgagor under the Mortgage Loan documents;

              (iii) decrease, forgive, waive, release or defer the interest or the interest rate or principal amount of the related Companion Loan or forgive, waive, decrease, defer or release all or any portion of the related Companion Loan;

              (iv) shorten the scheduled maturity date of the Pointe West Loan;

              (v) increase the term of the related Companion Loan to a date occurring after the maturity date of the Pointe West Loan;

              (vi) accept a grant of any lien on or security interest in any collateral or property of the related Mortgagor or any other Person not originally granted under the related Mortgage Loan documents unless the same shall also secure the related Companion Loan;

              (vii) modify or amend the terms and provisions of any cash management agreement with respect to the manner, timing and method of the application of payments under the related Mortgage Loan documents;

              (viii) cross-default the Pointe West Loan with any other
         indebtedness;

              (ix) obtain any contingent interest, additional interest or so-called "kicker" measured on the basis of the cash flow or appreciation of the related Mortgaged Property;

              (x) release the lien of the Mortgage securing the related
         Companion Loan (except in connection with a payment in full of the
         Pointe West Loan and the related Companion Loan or with respect to a de minimis portion of the related Mortgaged Property as provided in the related Mortgage Loan documents);

              (xi) spread the lien of the related Mortgage to encumber
         additional real property unless the same shall also secure the
         Companion Loan; or

              (xii) extend the period during which voluntary prepayments are prohibited or impose any prepayment fee or premium or yield maintenance charge in connection with a prepayment of the Pointe West Loan when none is required at the time Pointe West Loan is closed or after the current maturity date of the Pointe West Loan or increase the amount of such prepayment fee, premium or yield maintenance charge or otherwise modify any prepayment or defeasance provision in a manner materially adverse the related Companion Holder; provided, however, nothing herein is intended to limit the Controlling Class Representative's right to consult with the Special Servicer with respect to any Mortgage Loan.

                                     -238-

                                   ARTICLE VII

                                     DEFAULT

    Section 7.01. Events of Default.

         (a) "Event of Default," wherever used herein, means any one of the following events:

              (i) any failure by the Master Servicer to deposit into the
         Certificate Account, which failure, in the case of deposits and remittance to the Certificate Account, continues unremedied one
         Business Day after the date upon which such deposit was required to have been made hereunder, or to deposit into, or remit to the Paying
         Agent for deposit into, the Distribution Account or Class PP
         Distribution Account, any amount (other than a P&I Advance) required to be so deposited or remitted by it under this Agreement, which failure, in the case of deposits and remittances to the Distribution Account or
         Class PP Distribution Account, continues unremedied until 10:00 a.m.,
         New York City time on the related Distribution Date provided, however, that to the extent the Master Servicer does not timely make such remittances, the Master Servicer shall pay the Trustee for the account of the Trustee interest on any amount not timely remitted at the Prime
         Rate from and including the applicable required remittance date to but not including the date such remittance is actually made; or

              (ii) any failure by the Special Servicer to timely deposit into the REO Account or to timely deposit into, or to timely remit to the
         Master Servicer for deposit into, the Certificate Account, any amount required to be so deposited or remitted under this Agreement; or

              (iii) any failure by the Master Servicer to timely make any
         Servicing Advance required to be made by it hereunder, which Servicing
         Advance remains unmade for a period of five Business Days following the date on which notice shall have been given to the Master Servicer, as the case may be, by the Trustee as provided in Section 3.03(c); or

              (iv) any failure on the part of the Master Servicer or the Special
         Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer or the Special Servicer, as the case may be, contained in this Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer or the Special
         Servicer, as the case may be, by any other party hereto or the Master
         Servicer or the Special Servicer, as the case may be (with a copy to each other party hereto), by the Holders of Certificates entitled to at least 25% of the Voting Rights; provided, however, that with respect to any such failure which is not curable within such 30-day period, the
         Master Servicer or the Special Servicer, as the case may be, shall have an additional cure period of

                                     -239-

         thirty (30) days to effect such cure so long as the Master Servicer or the Special Servicer, as the case may be, has commenced to cure such failure within the initial 30-day period and has provided the Trustee with an Officer's Certificate certifying that it has diligently pursued, and is continuing to pursue, a full cure; or

              (v) any breach on the part of the Master Servicer or the Special
         Servicer of any representation or warranty contained in this Agreement that materially and adversely affects the interests of any Class of
         Certificateholders and which continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied, shall have been given to the Master Servicer or the
         Special Servicer, as the case may be, by any other party hereto or the
         Master Servicer or the Special Servicer, as the case may be (with a copy to each other party hereto), by the Holders of Certificates entitled to at least 25% of the Voting Rights, provided, however, that with respect to any failure which is not curable within such 30-day period, the Master Servicer or the Special Servicer, as the case may be, shall have an additional cure period of thirty (30) days so long as the Master Servicer or the Special Servicer, as the case may be, has commenced to cure within the initial 30-day period and provided the
         Trustee with an Officer's Certificate certifying that it has diligently pursued, and is continuing to pursue, a full cure; or

              (vi) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer or the Special Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of sixty (60) days; or

              (vii) the Master Servicer or the Special Servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to it or of or relating to all or substantially all of its property; or

              (viii) the Master Servicer or the Special Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing; or

              (ix) the consolidated net worth of the Master Servicer and of its direct or indirect parent, determined in accordance with generally accepted accounting principles, shall decline to less than $15,000,000;
         or

                                     -240-

              (x) the Master Servicer or the Special Servicer has actual knowledge that Moody's has (i) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Certificates, or (ii)
         placed one or more Classes of Certificates on "watch status" in contemplation of rating downgrade or withdrawal (and such "watch status" placement shall not have been withdrawn by Moody's within 60 days of the date that the Master Servicer or the Special Servicer obtained such actual knowledge) and, in the case of either of clauses
         (i) or (ii), citing servicing concerns with the Master Servicer or the
         Special Servicer, as applicable, as the sole or material factor in such rating action;

              (xi) the Master Servicer or the Special Servicer, as the case may be, is removed from S&P's approved master servicer list or special servicer list, as the case may be, and such removal continues for a period of 60 days; or

              (xii) the Master Servicer shall fail to remit to the Paying Agent for deposit into the Distribution Account or Class PP Distribution
         Account, on any P&I Advance Date, the full amount of P&I Advances required to be made on such date, which failure continues unremedied until 10:00 a.m. New York City time on the next Business Day succeeding such P&I Advance Date; provided, however, that to the extent the Master
         Servicer does not timely make such remittances, the Master Servicer shall pay the Trustee or Fiscal Agent for the account of the Trustee or
         Fiscal Agent, respectively, interest on any amount not timely remitted at the Prime Rate from and including the applicable required remittance date to but not including the date such remittance is actually made.

         (b) If any Event of Default shall occur with respect to the Master
Servicer or the Special Servicer (in either case, for purposes of this Section
7.01(b), the "Defaulting Party") and shall be continuing, then, and in each and every such case, so long as such Event of Default shall not have been remedied, the Trustee may, and at the written direction of the Holders of Certificates entitled to at least 25% of the Voting Rights, the Trustee shall, by notice in writing to the Defaulting Party (with a copy of such notice to each other party hereto and the Rating Agencies), terminate all of the rights and obligations
(but not the liabilities for actions and omissions occurring prior thereto) of the Defaulting Party under this Agreement and in and to the Trust Fund, other than its rights as a Certificateholder hereunder. From and after the receipt by the Defaulting Party of such written notice of termination, all authority and power of the Defaulting Party under this Agreement, whether with respect to the
Certificates (other than as a holder of any Certificate) or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section, and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of and at the expense of the
Defaulting Party, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. The Master Servicer and the Special Servicer each agree that, if it is terminated pursuant to this Section 7.01(b), it shall promptly (and in any event no later than ten Business Days subsequent to its receipt of the notice of termination) provide the Trustee with all documents and records, including those in electronic form, requested thereby to enable the
Trustee or a successor Master Servicer or Special Servicer

                                     -241-

to assume the Master Servicer's or Special Servicer's, as the case may be, functions hereunder, and shall cooperate with the Trustee in effecting the termination of the Master Servicer's or Special Servicer's, as the case may be, responsibilities and rights hereunder, including, without limitation, (i) the immediate transfer to the Trustee or a successor Master or Special Servicer for administration by it of all cash amounts that shall at the time be or should have been credited by the Master Servicer to the Certificate Account, the
Distribution Account, the Class PP Distribution Account, a Servicing Account or
a Reserve Account (if the Master Servicer is the Defaulting Party) or that are thereafter received by or on behalf of it with respect to any Mortgage Loan or
(ii) the transfer within two Business Days to the Trustee or a successor Special
Servicer for administration by it of all cash amounts that shall at the time be or should have been credited by the Special Servicer to the REO Account, the
Certificate Account, a Servicing Account or a Reserve Account or delivered to the Master Servicer (if the Special Servicer is the Defaulting Party) or that are thereafter received by or on behalf of it with respect to any Mortgage Loan or REO Property (provided, however, that the Master Servicer and the Special
Servicer each shall, if terminated pursuant to this Section 7.01(b), continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the date of such termination, whether in respect of Advances or otherwise, and it shall continue to be entitled to the benefits of Section 6.03 notwithstanding any such termination). Any cost or expenses in connection with any actions to be taken by the Master Servicer, the Special Servicer or the
Trustee pursuant to this paragraph shall be borne by the Defaulting Party and if not paid by the Defaulting Party within 90 days after the presentation of reasonable documentation of such costs and expenses, such expense shall be reimbursed by the Trust Fund; provided, however, that the Defaulting Party shall not thereby be relieved of its liability for such expenses. If and to the extent that the Defaulting Party has not reimbursed such costs and expenses, the
Trustee shall have an affirmative obligation to take all reasonable actions to collect such expenses on behalf of and at the expense of the Trust Fund. For purposes of this Section 7.01 and of Section 7.03(b), the Trustee shall not be deemed to have knowledge of an event which constitutes, or which with the passage of time or notice, or both, would constitute an Event of Default described in clauses (i)-(viii) of subsection (a) above unless a Responsible
Officer of the Trustee has actual knowledge thereof or unless notice of any event which is in fact such an Event of Default is received by the Trustee and such notice references the Certificates, the Trust Fund or this Agreement.

         (c) If the Master Servicer receives a notice of termination under
Section 7.01(b) solely due to an Event of Default under Section 7.01(a)(x), (xi)
or (xii) and if the terminated Master Servicer provides the Trustee with the appropriate "request for proposal" materials within the five Business Days after receipt of such termination notice, the Master Servicer shall continue to serve as Master Servicer hereunder until a successor Master Servicer is selected in accordance with this Section 7.01(c); provided the Trustee has requested the
Master Servicer to continue to serve as the Master Servicer during such period.
Upon receipt of the "request for proposal" materials, the Trustee shall promptly thereafter (using such "request for proposal" materials provided by the terminated Master Servicer) solicit good faith bids for the rights to master service the Mortgage Loans under this Agreement from at least three (3) Persons qualified to act as Master Servicer hereunder in accordance with Sections 6.02 and 7.02 (any such Person so qualified, a "Qualified Bidder") or, if three (3)
Qualified Bidders cannot be located, then from as many Persons as the Trustee can determine are Qualified Bidders; provided

                                     -242-

that, at the Trustee's request, the Master Servicer to be terminated pursuant to
Section 7.01(b) shall supply the Trustee with the names of Persons from whom to solicit such bids; and provided, further, that the Trustee shall not be responsible if less than three (3) or no Qualified Bidders submit bids for the right to master service the Mortgage Loans under this Agreement. The bid proposal shall require any Successful Bidder (as defined below), as a condition of such bid, to enter into this Agreement as successor Master Servicer, and to agree to be bound by the terms hereof, within 45 days after the notice of termination to the Master Servicer. The materials provided to the Trustee shall provide for soliciting bids (i) on the basis of such successor Master Servicer retaining all Sub-Servicers to continue the primary servicing of the Mortgage
Loans pursuant to the terms of the respective Sub-Servicing Agreements and to enter into a Sub-Servicing Agreement with the terminated Master Servicer to service each of the Mortgage Loans not subject to a Sub-Servicing Agreement at a servicing fee rate per annum equal to the Master Servicing Fee Rate minus 2.0 basis points per Mortgage Loan serviced (each, a "Servicing-Retained Bid") and
(ii) on the basis of terminating each Sub-Servicing Agreement and Sub-Servicer that it is permitted to terminate in accordance with Section 3.22 (each, a
"Servicing-Released Bid"). The Trustee shall select the Qualified Bidder with the highest cash Servicing-Retained Bid (or, if none, the highest cash Servicing
Released Bid) (the "Successful Bidder") to act as successor Master Servicer hereunder. The Trustee shall direct the Successful Bidder to enter into this
Agreement as successor Master Servicer pursuant to the terms hereof (and, if the successful bid was a Servicing-Retained Bid, to enter into a Sub-Servicing
Agreement with the terminated Master Servicer as contemplated above), no later than 45 days after termination of the Master Servicer.

         Upon the assignment and acceptance of the master servicing rights hereunder to and by the Successful Bidder, the Trustee shall remit or cause to be remitted (i) if the successful bid was a Servicing-Retained Bid, to the
Master Servicer to be terminated pursuant to Section 7.01(b) the amount of such cash bid received from the Successful Bidder (net of "out-of-pocket" expenses incurred in connection with obtaining such bid and transferring servicing) and
(ii) if the successful bid was a Servicing-Released Bid, to the Master Servicer
and each terminated Sub-Servicer its respective Bid Allocation. In connection with such remittance, the Trustee is entitled to be reimbursed by the Master
Servicer for the Trustee's "out-of-pocket" expenses incurred in connection with obtaining such bid and transferring servicing as contemplated by clause (i) of this paragraph and by the definition of "Bid Allocation".

         If the Successful Bidder has not entered into this Agreement as successor Master Servicer within such 45-day period or no Successful Bidder was identified within such 45-day period, the Master Servicer to be terminated pursuant to Section 7.01(b) shall reimburse the Trustee for all reasonable
"out-of-pocket" expenses incurred by the Trustee in connection with such bid process and the Trustee shall have no further obligations under this Section
7.01(c). The Trustee thereafter may act or may select a successor to act as
Master Servicer hereunder in accordance with Section 7.02.

    Section 7.02. Trustee to Act; Appointment of Successor.

         On and after the time the Master Servicer or the Special Servicer resigns pursuant to Section 6.04 or receives a notice of termination pursuant to
Section 7.01, the Trustee shall, unless a successor is appointed pursuant to
Section 6.04, be the successor in all respects to the

                                     -243-

Master Servicer or the Special Servicer, as the case may be, in its capacity as such under this Agreement and the transactions set forth or provided for herein and shall have all (and the former Master Servicer or the Special Servicer, as the case may be, shall cease to have any) of the responsibilities, duties and liabilities (except as provided in the next sentence) of the Master Servicer or the Special Servicer, as the case may be, arising thereafter, including, without limitation, if the Master Servicer is the resigning or terminated party, the
Master Servicer's obligation to make P&I Advances, the unmade P&I Advances that gave rise to such Event of Default; provided that, if the Master Servicer is the resigning or terminated party, and if after the Closing Date the Trustee is prohibited by law or regulation from obligating itself to make P&I Advances (as evidenced by an Opinion of Counsel delivered to the Depositor and the Rating
Agencies) the Trustee shall not be obligated to make such P&I Advances and provided, further, that any failure to perform such duties or responsibilities caused by the Master Servicer's or the Special Servicer's, as the case may be, failure to provide information or monies required by Section 7.01 shall not be considered a default by the Trustee hereunder. Notwithstanding anything contrary in this Agreement, the Trustee shall in no event be held responsible or liable with respect to any of the acts, omissions, representations and warranties of the resigning or terminated party (other than the Trustee) or for any losses incurred by such resigning or terminated party pursuant to Section 3.06 hereunder nor shall the Trustee be required to purchase any Mortgage Loan hereunder. As compensation therefor, the Trustee shall be entitled to all fees and other compensation which the resigning or terminated party would have been entitled to if the resigning or terminated party had continued to act hereunder
(other than fees already earned, including, without limitation, Workout Fees).
Notwithstanding the above and subject to its obligations under Section 3.22(d)
and 7.01(b), the Trustee may, if it shall be unwilling in its sole discretion to so act as either Master Servicer or Special Servicer, as the case may be, or shall, if it is unable to so act as either Master Servicer or Special Servicer, as the case may be, or shall, if the Trustee is not approved as a master servicer or a special servicer, as the case may be, by any of the Rating
Agencies or if the Holders of Certificates entitled to at least 51% of the
Voting Rights so request in writing to the Trustee, promptly appoint, subject to the approval of each of the Rating Agencies (as evidenced by written confirmation therefrom to the effect that the appointment of such institution would not cause the qualification, downgrading or withdrawal of the then current rating on any Class of Certificates) or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution that meets the requirements of Section 6.02 (including, without limitation, rating agency confirmation); provided, however, that in the case of a resigning or terminated Special Servicer, such appointment shall be subject to the rights of the Holders of Certificates evidencing a majority of the Voting Rights allocated to the Controlling Class to designate a successor pursuant to Section
6.09. Except with respect to an appointment provided below, no appointment of a successor to the Master Servicer or the Special Servicer hereunder shall be effective until the assumption of the successor to such party of all its responsibilities, duties and liabilities under this Agreement. Pending appointment of a successor to the Master Servicer or the Special Servicer hereunder, the Trustee shall act in such capacity as hereinabove provided.
Notwithstanding the above, the Trustee shall, if the Master Servicer is the resigning or terminated party and the Trustee is prohibited by law or regulation from making P&I Advances, promptly appoint any established mortgage loan servicing institution that has a net worth of not less than $15,000,000 and is otherwise acceptable to each Rating Agency (as evidenced by written confirmation therefrom to the effect that the appointment of such institution would not cause the qualification, downgrading or withdrawal of the then current rating on any

                                     -244-

Class of Certificates), as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder (including, without limitation, the obligation to make P&I Advances), which appointment will become effective immediately. In connection with any such appointment and assumption described herein, the
Trustee may make such arrangements for the compensation of such successor out of payments on the Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the resigning or terminated party hereunder. Such successor and the other parties hereto shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

    Section 7.03. Notification to Certificateholders.

         (a) Upon any resignation of the Master Servicer or the Special Servicer pursuant to Section 6.04, any termination of the Master Servicer or the Special
Servicer pursuant to Section 7.01, any appointment of a successor to the Master
Servicer or the Special Servicer pursuant to Section 7.02 or the effectiveness of any designation of a new Special Servicer pursuant to Section 6.09, the
Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register.

         (b) Not later than the later of (i) 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default and (ii) five days after a Responsible Officer of the Trustee has notice of the occurrence of such an event, the Trustee shall transmit by mail to the Depositor and all Certificateholders and the Rating
Agencies notice of such occurrence, unless such default shall have been cured.

    Section 7.04. Waiver of Events of Default.

         The Holders representing at least 66-2/3% of the Voting Rights allocated to the Classes of Certificates affected by any Event of Default hereunder may waive such Event of Default; provided, however, that an Event of
Default under clause (i), (ii), (x), (xii) or (xiii) of Section 7.01(a) may be waived only by all of the Certificateholders of the affected Classes. Upon any such waiver of an Event of Default, such Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose hereunder. No such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereon except to the extent expressly so waived.
Notwithstanding any other provisions of this Agreement, for purposes of waiving any Event of Default pursuant to this Section 7.04, Certificates registered in the name of the Depositor or any Affiliate of the Depositor shall be entitled to
Voting Rights with respect to the matters described above.

    Section 7.05. Additional Remedies of Trustee Upon Event of Default.

         During the continuance of any Event of Default, so long as such Event of Default shall not have been remedied, the Trustee, in addition to the rights specified in Section 7.01, shall have the right, in its own name and as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders
(including the institution and prosecution of all judicial, administrative and other proceedings and the filings of

                                     -245-

proofs of claim and debt in connection therewith). No remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy, and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default. Under no circumstances shall the rights provided to the Trustee under this Section 7.05 be construed as a duty or obligation of the Trustee.

                                  ARTICLE VIII

                   CONCERNING THE TRUSTEE AND THE FISCAL AGENT

    Section 8.01. Duties of Trustee.

         (a) The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If an Event of Default occurs and is continuing, the
Trustee shall exercise such of the rights and powers vested in it by this
Agreement, and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. Any permissive right of the Trustee contained in this Agreement shall not be construed as a duty.

         (b) The Trustee upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee that are specifically required to be furnished pursuant to any provision of this Agreement (other than the Mortgage Files, the review of which is specifically governed by the terms of Article II), shall examine them to determine whether they conform to the requirements of this Agreement to the extent specifically set forth herein. If any such instrument is found not to conform to the requirements of this Agreement in a material manner, the Trustee shall take such action as it deems appropriate to have the instrument corrected.
The Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Depositor or the Master Servicer or the Special
Servicer, and accepted by the Trustee in good faith, pursuant to this Agreement.

         (c) No provision of this Agreement shall be construed to relieve the
Trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct; provided, however, that:

              (i) Prior to the occurrence of an Event of Default, and after the curing of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

                                     -246-

              (ii) The Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible
         Officers of the Trustee unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts if it was required to do so;

              (iii) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of Certificates entitled to at least 25% of the Voting Rights relating to the time, method and place of conducting any proceeding for any remedy available to the
         Trustee or exercising any trust or power conferred upon the Trustee under this Agreement; and

              (iv) The protections, immunities and indemnities afforded to the
         Trustee hereunder shall also be available to the Paying Agent,
         Authenticating Agent, Certificate Registrar, REMIC Administrator and
         Custodian.

    Section 8.02. Certain Matters Affecting Trustee.

         Except as otherwise provided in Section 8.01 and Article X:

         (a) the Trustee may rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

         (b) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance therewith;

         (c) the Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to make any investigation of matters arising hereunder or, except as provided in Section 10.01 or 10.02, to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; the Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it; provided, however, that nothing contained herein shall, relieve the Trustee of the obligation, upon the occurrence of an Event of Default which has not been cured, to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

                                     -247-

         (d) the Trustee shall not be personally liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

         (e) prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Certificates entitled to at least
25% of the Voting Rights; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the
Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to taking any such action;

         (f) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys; provided, however, that the Trustee shall remain responsible for all acts and omissions of such agents or attorneys within the scope of their employment to the same extent as it is responsible for its own actions and omissions hereunder;

         (g) the Trustee shall not be responsible for any act or omission of the
Master Servicer or the Special Servicer (unless the Trustee is acting as Master
Servicer or the Special Servicer) or the Depositor; and

         (h) neither the Trustee nor the Certificate Registrar shall have any obligation or duty to monitor, determine or inquire as to compliance with any restriction on transfer imposed under Article V under this Agreement or under applicable law with respect to any transfer of any Certificate or any interest therein, other than to require delivery of the certification(s) and/or Opinions of Counsel described in said Article applicable with respect to changes in registration of record ownership of Certificates in the Certificate Register and to examine the same to determine substantial compliance with the express requirements of this Agreement. The Trustee and Certificate Registrar shall have no liability for transfers, including transfers made through the book entry facilities of the Depository or between or among Depository Participants or beneficial owners of the Certificates, made in violation of applicable restrictions except for its failure to perform its express duties in connection with changes in registration of record ownership in the Certificate Register.

    Section 8.03. Trustee and Fiscal Agent Not Liable for Validity or
Sufficiency of Certificates or Mortgage Loans.

         The recitals contained herein and in the Certificates, other than the statements attributed to the Trustee and the Fiscal Agent in Article II, Section
8.15 and Section 8.16 and the signature of the Certificate Registrar and the
Authenticating Agent set forth on each outstanding Certificate, shall be taken as the statements of the Depositor or the Master Servicer or the Special
Servicer, as the case may be, and neither the Trustee nor the Fiscal Agent assume any responsibility for their correctness. Except as set forth in Section
8.15 and Section 8.16, the

                                     -248-

Trustee and the Fiscal Agent make no representations as to the validity or sufficiency of this Agreement or of any Certificate (other than as to the signature of the Trustee set forth thereon) or of any Mortgage Loan or related document. The Trustee and the Fiscal Agent shall not be accountable for the use or application by the Depositor of any of the Certificates issued to it or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor in respect of the assignment of the Mortgage Loans to the
Trust Fund, or any funds deposited in or withdrawn from the Certificate Account or any other account by or on behalf of the Depositor, the Master Servicer or the Special Servicer unless the Trustee is acting as Paying Agent. The Trustee and the Fiscal Agent shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Depositor, the Master Servicer or the Special
Servicer, and accepted by the Trustee in good faith, pursuant to this Agreement.

    Section 8.04. Trustee and Fiscal Agent May Own Certificates.

         The Trustee, the Fiscal Agent or any agent of the Trustee or the Fiscal
Agent in its individual or any other capacity, may become the owner or pledgee of Certificates with the same rights (except as otherwise provided in the definition of "Certificateholder") as it would have if it were not the Trustee, the Fiscal Agent or such agent.

    Section 8.05. Fees and Expenses of Trustee; Indemnification of Trustee.

         (a) On each Distribution Date, the Trustee shall withdraw from the general funds on deposit in the Distribution Account as provided in Section
3.05(b), prior to any distributions to be made therefrom on such date, and pay to itself all earned but unpaid Trustee Fees, as compensation for all services rendered by the Trustee, in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties of the Trustee hereunder at the Trustee Fee Rate. No Trustee Fee shall be payable with respect to the Companion Loans. The Trustee Fee (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust)
shall constitute the Trustee's sole compensation for such services to be rendered by it.

         (b) The Trustee and any director, officer, employee, affiliate, agent or "control" person within the meaning of the Securities Act of 1933 of the
Trustee shall be entitled to be indemnified for and held harmless by the Trust
Fund against any loss, liability or reasonable "out-of-pocket" expense
(including, without limitation, costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement)
arising out of, or incurred in connection with this Agreement, the Mortgage
Loans or the Certificates or any act of the Master Servicer or the Special
Servicer taken on behalf of the Trustee as provided for herein; provided, that such expense is an "unanticipated expense incurred by the REMIC" within the meaning of Treasury Regulations Section 1.860G-1(b)(3)(ii); provided, further, that neither the Trustee, nor any of the other above specified Persons shall be entitled to indemnification pursuant to this Section 8.05(b) for (1) any liability specifically required to be borne thereby pursuant to the terms hereof, or (2) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of the Trustee's obligations and duties hereunder, or by reason of its negligent disregard of such obligations and duties, or as may arise from a breach of any representation, warranty or covenant

                                     -249-

of the Trustee, as applicable, made herein. The provisions of this Section
8.05(b) shall survive any resignation or removal of the Trustee and appointment of a successor Trustee.

    Section 8.06. Eligibility Requirements for Trustee.

         The Trustee hereunder shall at all times be an association or a corporation organized and doing business under the laws of the United States of
America or any State thereof or the District of Columbia, authorized under such laws to exercise trust powers, having a combined capital and surplus of at least
$100,000,000 and subject to supervision or examination by a federal or state banking authority. If such association or corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this
Section the combined capital and surplus of such association or corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The Trustee shall also be an entity with a long term unsecured debt rating of at least (a) "A+" by S&P and "Aa2" by
Moody's, and a short-term unsecured debt rating of at least "A-1" by S&P or (b)
"A-" from S&P and "P-1" from Moody's, if a Fiscal Agent meeting the requirements of Section 8.19(a) is then currently acting in such capacity, or (c) such other rating that shall not result in the qualification, downgrading or withdrawal of the rating or ratings assigned to one or more Classes of the Certificates by any
Rating Agency as confirmed in writing. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the
Trustee, shall resign immediately in the manner and with the effect specified in
Section 8.07; provided, that if the Trustee shall cease to be so eligible because its combined capital and surplus is no longer at least $100,000,000 or its long-term unsecured debt rating no longer conforms to the requirements of the immediately preceding sentence, and if the Trustee proposes to the other parties hereto to enter into an agreement with (and reasonably acceptable to)
each of them, and if in light of such agreement the Trustee's continuing to act in such capacity would not (as evidenced in writing by each Rating Agency) cause any Rating Agency to qualify, downgrade or withdraw any rating assigned thereby to any Class of Certificates, then upon the execution and delivery of such agreement the Trustee shall not be required to resign, and may continue in such capacity, for so long as none of the ratings assigned by the Rating Agencies to the Certificates is qualified, downgraded or withdrawn thereby. The bank, trust company, corporation or association serving as Trustee may have normal banking and trust relationships with the Depositor, the Master Servicer, the Special
Servicer and their respective Affiliates but, except to the extent permitted or required by Section 7.02, shall not be an "Affiliate" (as such term is defined in Section III of PTE 2000-58) of the Master Servicer, the Special Servicer, any
sub-servicer, the Underwriters, the Depositor, or any obligor with respect to
Mortgage Loans constituting more than 5.0% of the aggregate authorized principal balance of the Mortgage Loans as of the date of the initial issuances of the
Certificates or any "Affiliate" (as such term is defined in Section III of PTE
2000-58) of any such Person.

    Section 8.07. Resignation and Removal of Trustee.

         (a) The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor, the
Master Servicer, the Special Servicer and to all Certificateholders at their respective addresses set forth in the Certificate Register. Upon receiving such notice of resignation, the Master Servicer shall promptly appoint a successor trustee meeting the requirements in Section 8.06 and acceptable to the Depositor
and

                                     -250-

the Rating Agencies by written instrument, in duplicate, which instrument shall be delivered to the resigning Trustee and to the successor trustee. A copy of such instrument shall be delivered to the Depositor, the Special Servicer and the Certificateholders by the Master Servicer. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

         (b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Depositor or the Master Servicer, or if at any time the
Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or if the Trustee or Paying Agent (if different from the Trustee)
shall fail (other than by reason of the failure of either the Master Servicer or the Special Servicer to timely perform its obligations hereunder or as a result of other circumstances beyond the Trustee's reasonable control), to timely deliver any report to be delivered by the Trustee pursuant to Section 4.02 and such failure shall continue unremedied for a period of five days, or if the
Trustee or Paying Agent (if different from the Trustee) fails to make distributions required pursuant to Section 3.05(b), 4.01 or 9.01, then the
Depositor may remove the Trustee and appoint a successor trustee if necessary, acceptable to the Master Servicer and the Rating Agencies (as evidenced by written confirmation therefrom to the effect that the appointment of such institution would not cause the qualification, downgrading or withdrawal of the then-current rating on any Class of Certificates) by written instrument, in duplicate, which instrument shall be delivered to the Trustee so removed and to the successor trustee. A copy of such instrument shall be delivered to the
Master Servicer, the Special Servicer and the Certificateholders by the
Depositor.

         (c) The Holders of Certificates entitled to at least 51% of the Voting
Rights may at any time remove the Trustee and appoint a successor trustee, if necessary, by written instrument or instruments, in triplicate, signed by such
Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Master Servicer, one complete set to the
Trustee so removed and one complete set to the successor trustee so appointed. A copy of such instrument shall be delivered to the Depositor, the Special
Servicer and the remaining Certificateholders by the successor so appointed. In the event that the Trustee is terminated or removed pursuant to this Section
8.07, all of its and any corresponding Fiscal Agent's rights and obligations under this Agreement and in and to the Mortgage Loans shall be terminated, other than any rights or obligations that accrued prior to the date of such termination or removal (including the right to receive all fees, expenses and other amounts (including, without limitation, P&I Advances and accrued interest thereon) accrued or owing to it under this Agreement, with respect to periods prior to the date of such termination or removal and no termination without cause shall be effective until the payment of such amounts to the Trustee and such Fiscal Agent).

         (d) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 8.07 shall not become effective until acceptance of appointment by the successor trustee as provided in Section 8.08.

                                     -251-

    Section 8.08. Successor Trustee.

         (a) Any successor trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Depositor, the Master Servicer, the
Special Servicer and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The predecessor trustee shall deliver to the successor trustee all Mortgage Files and related documents and statements held by it hereunder (other than any Mortgage Files at the time held on its behalf by a third-party Custodian, which Custodian shall become the agent of the successor trustee), and the Depositor, the Master Servicer, the
Special Servicer and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and certainly vest and confirm in the successor trustee all such rights, powers, duties and obligations, and to enable the successor trustee to perform its obligations hereunder.

         (b) No successor trustee shall accept appointment as provided in this
Section 8.08, unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.06 and the Rating Agencies have provided confirmation pursuant to such Section.

         (c) Upon acceptance of appointment by a successor trustee as provided in this Section 8.08, such successor trustee shall mail notice of the succession of such trustee hereunder to the Depositor and the Certificateholders.

    Section 8.09. Merger or Consolidation of Trustee and Fiscal Agent.

         Any entity into which the Trustee or the Fiscal Agent may be merged or converted or with which the Trustee or the Fiscal Agent may be consolidated or any entity resulting from any merger, conversion or consolidation to which the
Trustee or the Fiscal Agent shall be a party, or any entity succeeding to the corporate trust business of the Trustee or the Fiscal Agent, shall be the successor of the Trustee or the Fiscal Agent, as the case may be, hereunder, provided such entity shall be eligible under the provisions of Section 8.06 and the Rating Agencies have provided confirmation pursuant to such Section, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

    Section 8.10. Appointment of Co-Trustee or Separate Trustee.

         (a) Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the
Master Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust
Fund, or any part thereof, and, subject

                                     -252-

to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable. If the Master Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request to do so, or in case an
Event of Default in respect of the Master Servicer shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 hereunder and no notice to
Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 8.08 hereof.

         (b) In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer or the Special Servicer hereunder), the
Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction)
shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

         (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

         (d) Any separate trustee or co-trustee may, at any time, constitute the
Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this
Agreement on its behalf and in its name. If any separate trustee or co-trustee shall cease to exist, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

         (e) The appointment of a co-trustee or separate trustee under this
Section 8.10 shall not relieve the Trustee of its duties and responsibilities hereunder.

    Section 8.11. Appointment of Custodians.

         The Trustee may appoint at the Trustee's expense one or more Custodians to hold all or a portion of the Mortgage Files as agent for the Trustee. Each
Custodian shall be a depository institution supervised and regulated by a federal or state banking authority, shall have combined capital and surplus of at least $10,000,000, shall be qualified to do business in the

                                     -253-

jurisdiction in which it holds any Mortgage File and shall not be the Depositor, any Mortgage Loan Seller or any Affiliate of the Depositor or any Mortgage Loan
Seller. Neither the Master Servicer nor the Special Servicer shall have any duty to verify that any such Custodian is qualified to act as such in accordance with the preceding sentence. Any such appointment of a third party Custodian and the acceptance thereof shall be pursuant to a written agreement, which written agreement shall (i) be consistent with this Agreement in all material respects and requires the Custodian to comply with this Agreement in all material respects and requires the Custodian to comply with all of the applicable conditions of this Agreement; (ii) provide that if the Trustee shall for any reason no longer act in the capacity of Trustee hereunder (including, without limitation, by reason of an Event of Default), the successor trustee or its designee may thereupon assume all of the rights and, except to the extent such obligations arose prior to the date of assumption, obligations of the Custodian under such agreement or alternatively, may terminate such agreement without cause and without payment of any penalty or termination fee; and (iii) not permit the Custodian any rights of indemnification that may be satisfied out of assets of the Trust Fund. The appointment of one or more Custodians shall not relieve the Trustee from any of its obligations hereunder, and the Trustee shall remain responsible and liable for all acts and omissions of any Custodian. The initial Custodian shall be the Trustee. Notwithstanding anything herein to the contrary, if the Trustee is no longer the Custodian, any provision or requirement herein requiring notice or any information or documentation to be provided to the Custodian shall be construed to require that such notice, information or documents also be provided to the Trustee. Any Custodian hereunder (other than the Trustee) shall at all times maintain a fidelity bond and errors and omissions policy in amounts customary for custodians performing duties similar to those set forth in this Agreement.

    Section 8.12. Appointment of Authenticating Agents.

         (a) The Trustee may at the Trustee's expense appoint one or more
Authenticating Agents, which shall be authorized to act on behalf of the Trustee in authenticating Certificates. The Trustee shall cause any such Authenticating
Agent to execute and deliver to the Trustee an instrument in which such
Authenticating Agent shall agree to act in such capacity, in accordance with the obligations and responsibilities herein. Each Authenticating Agent must be organized and doing business under the laws of the United States of America or of any State, authorized under such laws to do a trust business, have a combined capital and surplus of at least $15,000,000, and be subject to supervision or examination by federal or state authorities. Each Authenticating Agent shall be subject to the same obligations, standard of care, protection and indemnities as would be imposed on, or would protect, the Trustee hereunder. The appointment of an Authenticating Agent shall not relieve the Trustee from any of its obligations hereunder, and the Trustee shall remain responsible and liable for all acts and omissions of the Authenticating Agent. LaSalle Bank National
Association shall be the initial Authenticating Agent. If LaSalle Bank National
Association is removed as Trustee, then LaSalle Bank National Association shall be terminated as Authenticating Agent. If the Authenticating Agent (other than
LaSalle Bank National Association) resigns or is terminated, the Trustee shall appoint a successor Authenticating Agent which may be the Trustee or an
Affiliate thereof. In the absence of any other Person appointed in accordance herewith acting as Authenticating Agent, the Trustee hereby agrees to act in such capacity in accordance with the terms hereof. Notwithstanding anything herein to the contrary, if the Trustee is no longer the Authenticating Agent, any provision or requirement herein requiring notice or any information or documentation

                                     -254-

to be provided to the Authenticating Agent shall be construed to require that such notice, information or documentation also be provided to the Trustee.

         (b) Any Person into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion, or consolidation to which any Authenticating Agent shall be a party, or any Person succeeding to the corporate agency business of any
Authenticating Agent, shall continue to be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

         (c) Any Authenticating Agent may at any time resign by giving at least
30 days' advance written notice of resignation to the Trustee, the Certificate
Registrar, the Master Servicer, the Special Servicer and the Depositor. The
Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent, the Master
Servicer, the Certificate Registrar and the Depositor. Upon receiving a notice of resignation or upon such a termination, or in case at any time any
Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 8.12, the Trustee may appoint a successor
Authenticating Agent, in which case the Trustee shall given written notice of such appointment to the Master Servicer, the Certificate Registrar and the
Depositor and shall mail notice of such appointment to all Holders of
Certificates; provided, however, that no successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 8.12. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as
Authenticating Agent. No Authenticating Agent shall have responsibility or liability for any action taken by it as such at the direction of the Trustee.

    Section 8.13. Access to Certain Information.

         The Trustee shall afford to the Master Servicer, the Special Servicer, each Rating Agency and the Depositor, any Certificateholder and to the OTS, the
FDIC and any other banking or insurance regulatory authority that may exercise authority over any Certificateholder, access to any documentation regarding the
Mortgage Loans within its control that may be required to be provided by this
Agreement or by applicable law. Such access shall be afforded without charge but only upon reasonable prior written request and during normal business hours at the offices of the Trustee designated by it. Upon request and with the consent of the Depositor and at the cost of the requesting Party, the Trustee shall provide copies of such documentation to the Depositor, any Certificateholder and to the OTS, the FDIC and any other bank or insurance regulatory authority that may exercise authority over any Certificateholder.

    Section 8.14. Appointment of REMIC Administrators.

         (a) The Trustee may appoint at the Trustee's expense, one or more REMIC
Administrators, which shall be authorized to act on behalf of the Trustee in performing the functions set forth in Sections 3.17, 10.01 and 10.02 herein. The
Trustee shall cause any such REMIC Administrator to execute and deliver to the
Trustee an instrument in which such REMIC Administrator shall agree to act in such capacity, with the obligations and responsibilities herein.

                                     -255-

The appointment of a REMIC Administrator shall not relieve the Trustee from any of its obligations hereunder, and the Trustee shall remain responsible and liable for all acts and omissions of the REMIC Administrator. Each REMIC
Administrator must be acceptable to the Trustee and must be organized and doing business under the laws of the United States of America or of any State and be subject to supervision or examination by federal or state authorities. In the absence of any other Person appointed in accordance herewith acting as REMIC
Administrator, the Trustee hereby agrees to act in such capacity in accordance with the terms hereof. If LaSalle Bank National Association is removed as
Trustee, then LaSalle Bank National Association shall be terminated as REMIC
Administrator.

         (b) Any Person into which any REMIC Administrator may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion, or consolidation to which any REMIC Administrator shall be a party, or any Person succeeding to the corporate agency business of any REMIC
Administrator, shall continue to be the REMIC Administrator without the execution or filing of any paper or any further act on the part of the Trustee or the REMIC Administrator.

         (c) Any REMIC Administrator may at any time resign by giving at least
30 days' advance written notice of resignation to the Trustee the Certificate
Registrar, the Trustee, the Master Servicer, the Special Servicer and the
Depositor. The Trustee may at any time terminate the agency of any REMIC
Administrator by giving written notice of termination to such REMIC
Administrator, the Master Servicer, the Certificate Registrar and the Depositor.
Upon receiving a notice of resignation or upon such a termination, or in case at any time any REMIC Administrator shall cease to be eligible in accordance with the provisions of this Section 8.14, the Trustee may appoint a successor REMIC
Administrator, in which case the Trustee shall given written notice of such appointment to the Master Servicer and the Depositor and shall mail notice of such appointment to all Holders of Certificates; provided, however, that no successor REMIC Administrator shall be appointed unless eligible under the provisions of this Section 8.14. Any successor REMIC Administrator upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as REMIC Administrator. No REMIC Administrator shall have responsibility or liability for any action taken by it as such at the direction of the Trustee.

    Section 8.15. Representations, Warranties and Covenants of Trustee.

         The Trustee hereby represents and warrants to the Master Servicer, the
Special Servicer, the Fiscal Agent and the Depositor and for the benefit of the
Certificateholders, as of the Closing Date, that:

              (i) The Trustee is a national banking association duly organized, validly existing and in good standing under the laws of the United
         States.

              (ii) The execution and delivery of this Agreement by the Trustee, and the performance and compliance with the terms of this Agreement by the Trustee, will not violate the Trustee's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute

                                     -256-

         a default) under, or result in a material breach of, any material agreement or other material instrument to which it is a party or by which it is bound.

              (iii) Except to the extent that the laws of certain jurisdictions in which any part of the Trust Fund may be located require that a co-trustee or separate trustee be appointed to act with respect to such property as contemplated by Section 8.10, the Trustee has the full power and authority to carry on its business as now being conducted and to enter into and consummate all transactions contemplated by this
         Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

              (iv) This Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid, legal and binding obligation of the Trustee, enforceable against the Trustee in accordance with the terms hereof (including with respect to any advancing obligations hereunder), subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and the rights of creditors of banks, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

              (v) The Trustee is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Trustee's good faith and reasonable judgment, is likely to affect materially and adversely the ability of the Trustee to perform its obligations under this Agreement.

              (vi) No litigation is pending or, to the best of the Trustee's knowledge, threatened against the Trustee that, if determined adversely to the Trustee, would prohibit the Trustee from entering into this
         Agreement or, in the Trustee's good faith and reasonable judgment, is likely to materially and adversely affect the ability of the Trustee to perform its obligations under this Agreement.

              (vii) Any consent, approval, authorization or order of any court or governmental agency or body required for the execution, delivery and performance by the Trustee of or compliance by the Trustee with this
         Agreement or the consummation of the transactions contemplated by this
         Agreement has been obtained and is effective.

    Section 8.16. Appointment of the Paying Agent.

         The Trustee may appoint a Paying Agent for the purpose of making distributions to Certificateholders hereunder. The Trustee shall cause such
Paying Agent to execute and deliver to the Trustee an instrument in which such
Paying Agent shall agree with the Trustee that such Paying Agent will hold all sums held by it for the payment to Certificateholders in an

                                     -257-

Eligible Account in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to the Certificateholders. All funds remitted by the Trustee or the Master Servicer to any such Paying Agent for the purpose of making distributions shall be paid to Certificateholders on each
Distribution Date and any amounts not so paid shall be returned on such
Distribution Date to the Trustee or the Master Servicer, as applicable. Any
Paying Agent shall be either a bank or a trust company or otherwise authorized under law to exercise corporate trust powers and shall have a short term debt rating of at least "A-1" and a long-term debt rating of at least "A+" by S&P or a rating of at least "A" (or its equivalent) by Moody's, or such lower rating as will not result in qualification, downgrading or withdrawal of the ratings then assigned to the Certificates, as evidenced in writing by the Rating Agencies.
Any such appointment of a third party Paying Agent and the acceptance thereof shall be pursuant to a written agreement, which written agreement shall (i) be consistent with this Agreement in all material respects and requires the Paying
Agent to comply with this Agreement in all material respects and requires the
Paying Agent to comply with all of the applicable conditions of this Agreement;
(ii) provide that if the Trustee shall for any reason no longer act in the capacity of Trustee hereunder (including, without limitation, by reason of an
Event of Default), the successor trustee or its designee may (A) thereupon assume all of the rights and, except to the extent they arose prior to the date of assumption, obligations of the Paying Agent under such agreement or (B)
terminate such agreement without cause and without payment of any penalty or termination fee; and (iii) not permit the Paying Agent any rights or indemnification that may be satisfied out of assets of the Trust Fund. The appointment of any Paying Agent shall not relieve the Trustee from any of its obligations hereunder, and the Trustee shall remain responsible and liable for all acts and omissions of any Paying Agent to the extent such Paying Agent would have been responsible pursuant to the terms hereof. The initial Paying Agent shall be the Trustee. Notwithstanding anything herein to the contrary, if the
Trustee is no longer the Paying Agent, any provision or requirement herein requiring notice or any information to be provided to the Paying Agent shall be construed to require that such notice, information or documentation also be provided to the Trustee. If the Trustee appoints a Paying Agent other than the
Trustee, the Trustee shall promptly notify the Master Servicer of such appointment and give to the Master Servicer the Paying Agent's wiring instructions and notice address.

    Section 8.17. Reports to the Securities and Exchange Commission; Available
Information.

         (a) The Trustee the Master Servicer and the Special Servicer shall reasonably cooperate with the Depositor in connection with the Trust Fund's satisfying the reporting requirements under the Exchange Act. The Trustee shall prepare on behalf of the Trust Fund any Forms 8-K and 10-K customary for similar securities as required by the Exchange Act and the rules and regulations of the
Commission thereunder, and the Trustee shall sign and file (via EDGAR) such
Forms on behalf of the Depositor, until directed in writing by the Depositor to discontinue such filings. The Depositor hereby grants to the Trustee a limited power of attorney to execute and file each such document on behalf of the
Depositor. Such power of attorney shall continue until the earlier of either (i)
receipt by the Trustee from the Depositor of written termination of such power of attorney and (ii) the termination of the Trust Fund. Notwithstanding the foregoing, in the event that the Commission does not accept a Certification signed by the Depositor where the related Form 10-K is signed by the Trustee on behalf of the

                                     -258-

Depositor, the Trustee shall prepare such Form 10-K to be signed by the
Depositor and the Depositor shall sign such form.

         (b) A Form 8-K shall be filed by the Trustee within 15 days after each
Distribution Date, including a copy of the Distribution Date Statement for such
Distribution Date as an exhibit thereto. Prior to March 30th of each year beginning in 2005 (or such earlier date as may be required by the Exchange Act and the Rules and Regulations of the Commission), the Trustee shall file a Form
10-K, in substance as required by applicable law or applicable Commission staff's interpretations. Such Form 10-K shall include as exhibits the Master
Servicer's and the Special Servicer's annual statement of compliance described under Section 3.13 and the accountant's report described under Section 3.14, in each case to the extent they have been timely delivered to the Trustee. If they are not so timely delivered, the Trustee shall file an amended Form 10-K including such documents as exhibits reasonably promptly after they are delivered to the Trustee. The Trustee shall have no liability with respect to any failure to properly prepare or file such periodic reports resulting from or relating to the Trustee's inability or failure to obtain any information not resulting from its own negligence, willful misconduct or bad faith. The Form
10-K shall also include a certification in the form attached hereto as Exhibit P
(the "Certification"), which shall, except as described below, be signed by the senior officer of the Depositor in charge of securitization. Notwithstanding the foregoing, if the Commission determines that the Certification may be executed by multiple Persons, the Trustee shall sign the Certification, subject to the succeeding paragraph and Section 8.17(d) through 8.17(f), in respect of items 1 through 3 thereof, the Master Servicer shall cause its respective senior officers in charge of servicing to sign the Certification in respect of items 4 and 5 thereof to the extent such items relate to the duties and actions of the
Master Servicer, and the Special Servicer shall cause its respective senior officers in charge of servicing to sign the Certification in respect of items 4 and 5 thereof to the extent such items relate to the duties and actions of the
Special Servicer, and the Trustee may rely on the Certification signed by the
Master Servicer and Special Servicer to the same extent as provided in Section
8.17(c) below. The Master Servicer may rely on the Certification signed by the
Special Servicer to the same extent as provided in Section 8.17(c) below.

         In the event the Commission determines that the Certification may be executed by multiple Persons, and with respect to the Trustee's obligation in the preceding paragraph to sign the Certification in respect of item 3, the
Trustee's obligation to sign such Certification shall be conditioned upon the
Trustee and the Depositor entering into an agreement with respect to the payment of a reasonable additional fee for the reasonable costs and expenses necessary for the Trustee to sign such Certification; provided, that in no event shall such fee exceed $15,000 annually. In the event that such agreement is not reached, the Depositor may continue to sign the portion of the Certification which the Trustee does not sign.

         Although it is the parties' intent that compliance by the parties with provisions of this Section 8.17 will constitute compliance with the review and certifications required by Section 302(a) of the Sarbanes-Oxley Act (the
"Section 302 Requirements") or other applicable law, or the interpretation thereof by the Commission's staff (including the issuance of additional guidance by such staff), if it is determined that additional or modified procedures are required, or, similarly, to the extent that certain certifications or procedures are not required, the parties hereto agree to negotiate in good faith to modify the provisions of this Section 8.17 to comply

                                     -259-

with such change or additional guidance. Notwithstanding any other provision herein, no consent of any Certificateholder shall be required to make any such modification or amendment to this Section 8.17 to make such changes as are described above. In addition, in no event shall the provisions set forth in this
Section 8.17(b) limit the ability of, or impose an obligation on, the Trustee, the Fiscal Agent or the Master Servicer to conduct additional investigations determined by it to be necessary or appropriate (in accordance with the written advice of counsel) to comply with the Section 302 Requirements.

         (c) In the event the Certification is to be signed by an officer of the
Depositor, the Trustee shall sign a certification (in the form attached hereto as Exhibit Q) for the benefit of the Depositor and its officers, directors and
Affiliates (provided, however, that the Trustee shall not undertake an analysis of the accountant's report attached as an exhibit to the Form 10-K), and the
Master Servicer shall sign a certification (in the form attached hereto as
Exhibit R) for the benefit of the Depositor and its officers, directors and
Affiliates, and the Special Servicer shall sign a certification (in the form attached hereto as Exhibit S) for the benefit of the Depositor and the Master
Servicer and their officers, directors and Affiliates. Each such certification shall be delivered to the Depositor, the Trustee and the Master Servicer, if
applicable, by March 15th of each year (or if not a Business Day, the immediately preceding Business Day). The Certification attached hereto as
Exhibit Q shall be delivered to the Trustee for filing by March 20th of each year (or if not a Business Day, the immediately preceding Business Day). In addition, (i) the Trustee shall indemnify and hold harmless the Depositor and its officers, directors and Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach of the Trustee's obligations under this Section 8.17 or the Trustee's negligence, bad faith or willful misconduct in connection therewith, and (ii)
the Master Servicer and Special Servicer shall each severally and not jointly indemnify and hold harmless the Depositor, the Trustee and, in the case of the
Special Servicer, the Master Servicer, and their respective officers, directors and Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach of the Master
Servicer's or Special Servicer's obligations, as the case may be, under this
Section 8.17 or the negligence, bad faith or willful misconduct of the Master
Servicer or the Special Servicer, as the case may be, in connection therewith.
If the indemnification provided for herein is unavailable or insufficient to hold harmless the Depositor, then (i) the Trustee agrees that it shall contribute to the amount paid or payable to the Depositor as a result of the losses, claims, damages or liabilities of the Depositor or the Special Servicer in such proportion as is appropriate to reflect the relative fault of the
Depositor or the Special Servicer on the one hand and the Trustee on the other in connection with a breach of the Trustee's obligations under this Section 8.17 or the Trustee's negligence, bad faith or willful misconduct in connection therewith, (ii) the Master Servicer agrees that it shall contribute to the amount paid or payable by the Depositor as a result of the losses, claims, damages or liabilities of the Depositor in such proportion as is appropriate to reflect the relative fault of the Depositor on the one hand and the Master
Servicer on the other in connection with a breach of the Master Servicer's obligations under this Section 8.17 or the Master Servicer's negligence, bad faith or willful misconduct in connection therewith and (iii) the Special
Servicer agrees that it shall contribute to the amount paid or payable by the
Depositor or the Master Servicer as a result of the losses, claims, damages or liabilities of the Depositor or

                                     -260-

the Master Servicer in such proportion as is appropriate to reflect the relative fault of the Depositor or the Master Servicer on the one hand and the Special
Servicer on the other in connection with a breach of the Special Servicer's obligations under this Section 8.17 or the Special Servicer's negligence, bad faith or willful misconduct in connection therewith.

         (d) If the Trustee reasonably determines that it is required to file any Servicer Report or any other servicing information with the Commission to comply with the Sarbanes-Oxley Act, the Trustee may do so; provided that it has either (i) provided the Depositor with written advice from a national reputable counsel with an active commercial mortgage-backed securities practice reasonably acceptable to the Depositor at least 10 Business Days prior to the first occasion of such filing stating that the filing of any such Servicer Reports in the filings described in Section 8.17(a) is required to comply with the Section
302 Requirements, or (ii) received the prior written consent not to be unreasonably withheld of the Depositor to such filing.

         (e) Upon any filing with the Commission, the Trustee shall promptly deliver to the Depositor, Master Servicer, each Rating Agency and Special
Servicer a copy of any such executed report, statement or information.

         (f) In performing its obligations under this Agreement, including but not limited this Section 8.17, none of the Trustee's or the Master Servicer, on behalf of the Trust Fund, the Depositor or otherwise, shall be responsible or liable for compliance with any reporting or filing requirement under any state or federal securities laws, except to the extent such requirement is specifically set forth in this Agreement.

    Section 8.18. Maintenance of Mortgage File.

         Except for the release of items in the Mortgage File contemplated by this Agreement, including, without limitation, as necessary for the enforcement of the holder's rights and remedies under the related Mortgage Loan, the Trustee covenants and agrees that it shall maintain each Mortgage File in the State of
Illinois, and that it shall not move any Mortgage File outside the State of
Illinois, other than as specifically provided for in this Agreement, unless it shall first obtain and provide, at the expense of the Trustee, an Opinion of
Counsel to the Depositor and the Rating Agencies to the effect that the
Trustee's first priority interest in the Mortgage Notes has been duly and fully perfected under the applicable laws and regulations of such other jurisdiction.

    Section 8.19. The Fiscal Agent.

         (a) The Fiscal Agent shall at all times maintain a long-term unsecured debt rating of no less than "AA-" from S&P (or "A+" from S&P, if the Fiscal
Agent's short-term unsecured debt rating is at least "A-1" by S&P) and "Aa3"
from Moody's, or, in the case of either Rating Agency, such other rating as shall not result in the withdrawal, downgrade, or qualification of the rating assigned by the Rating Agency to any Class of Certificates then rated by the
Rating Agency, as confirmed in writing by such Rating Agency.

                                     -261-

         (b) To the extent that the Trustee is required, pursuant to the terms of this Agreement, to make any Advance, whether as successor master servicer or otherwise, and has failed to do so in accordance with the terms hereof, the
Fiscal Agent shall make such Advance when and as required by the terms of this
Agreement on behalf the Trustee as if the Fiscal Agent were the Trustee hereunder. To the extent that the Fiscal Agent makes an Advance pursuant to this
Section 8.19(b) or otherwise pursuant to this Agreement, the obligations of the
Trustee under this Agreement in respect of such Advance shall be satisfied.
Notwithstanding anything contained in this Agreement to the contrary, the Fiscal
Agent shall be entitled to all limitations on liability, rights of reimbursement and indemnities that the Trustee is entitled to hereunder as if it were the
Trustee.

         (c) All fees and expenses of the Fiscal Agent (other than any interest owed to the Fiscal Agent in respect of unreimbursed Advances) incurred by the
Fiscal Agent in connection with the transactions contemplated by this Agreement shall be borne by the Trustee, and neither the Trustee nor the Fiscal Agent shall be entitled to reimbursement therefor from any of the Trust Fund, the
Depositor, the Master Servicer or the Special Servicer.

         (d) The obligations of the Fiscal Agent set forth in this Section 8.19 or otherwise pursuant to this Agreement shall exist only for so long as the
Trustee that appointed it (or, in the case of the initial Fiscal Agent, so long as the initial Trustee) shall act as Trustee hereunder. The Fiscal Agent may resign or be removed by the Trustee only if and when the existence of such
Fiscal Agent is no longer necessary for such Trustee to satisfy the eligibility requirements of Section 8.06; provided that the Fiscal Agent shall be deemed to have resigned at such time as the Trustee that appointed it (or, in the case of the initial Fiscal Agent, at such time as the initial Trustee) resigns or is removed as Trustee hereunder (in which case the responsibility for appointing a successor Fiscal Agent shall belong to the successor Trustee, and which appointment the successor Trustee shall use its best efforts to make, insofar as such appointment is necessary for such successor Trustee to satisfy the eligibility requirements of Section 8.06). Any successor fiscal agent so appointed shall be required to execute and deliver to the other parties hereto a written agreement to assume and perform the duties of the Fiscal Agent set forth in this Agreement; provided that no such successor shall become Fiscal Agent hereunder unless either (i) it satisfies the rating requirements of Section
8.19(a) or (ii) the Trustee shall have received written confirmation from each
Rating Agency that the succession of such proposed successor fiscal agent would not, in and of itself, result in the withdrawal, downgrade, or qualification of the rating assigned by the Rating Agency to any Class of Certificates then rated by the Rating Agency.

         (e) The Trustee shall promptly notify the other parties hereto and the
Certificateholders in writing of the appointment, resignation or removal of any
Fiscal Agent.

    Section 8.20. Representations and Warranties of the Fiscal Agent.

         The Fiscal Agent hereby represents and warrants to the Master Servicer, the Special Servicer, the Depositor and the Trustee and for the benefit of the
Certificateholders, as of the Closing Date, that:

                                     -262-

              (i) The Fiscal Agent is a foreign banking corporation duly organized, validly existing and in good standing under the laws governing its creation and possesses all licenses and authorizations necessary to the performance of its obligations under this Agreement.

              (ii) The execution and delivery of this Agreement by the Fiscal
         Agent, and the performance and compliance with the terms of this
         Agreement by the Fiscal Agent, will not violate the Fiscal Agent's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default)
         under, or result in a material breach of, any material agreement or other material instrument to which it is a party or by which it is bound.

              (iii) The Fiscal Agent has the full power and authority to carry on its business as now being conducted and to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

              (iv) This Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid, legal and binding obligation of the Fiscal Agent, enforceable against the Fiscal
         Agent in accordance with the terms hereof (including with respect to any advancing obligations hereunder), subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and the rights of creditors of banks, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

              (v) The Fiscal Agent is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Fiscal Agent's good faith and reasonable judgment, is likely to affect materially and adversely the ability of the Fiscal Agent to perform its obligations under this
         Agreement.

              (vi) No litigation is pending or, to the best of the Fiscal
         Agent's knowledge, threatened against the Fiscal Agent that, if determined adversely to the Fiscal Agent, would prohibit the Fiscal
         Agent from entering into this Agreement or, in the Fiscal Agent's good faith and reasonable judgment, is likely to materially and adversely affect the ability of the Fiscal Agent to perform its obligations under this Agreement.

              (vii) Any consent, approval, authorization or order of any court or governmental agency or body required for the execution, delivery and

                                     -263-

         performance by the Fiscal Agent of or compliance by the Fiscal Agent with this Agreement or the consummation of the transactions contemplated by this Agreement has been obtained and is effective.

              (viii) The Fiscal Agent is eligible to act hereunder in accordance with Section 8.19.

                                   ARTICLE IX

                                   TERMINATION

    Section 9.01. Termination Upon Repurchase or Liquidation of All Mortgage
Loans.

         Subject to Section 9.02, the Trust Fund and the respective obligations and responsibilities under this Agreement of the Depositor, the Master Servicer, the Special Servicer, the Fiscal Agent and the Trustee (other than the obligations of the Trustee on behalf of the Trust to provide for and make payments to Certificateholders as hereafter set forth) shall terminate upon payment (or provision for payment) (i) to the Certificateholders of all amounts held by or on behalf of the Trustee and required hereunder to be so paid on the
Distribution Date following the earlier to occur of (A) the purchase by the
Master Servicer, the Special Servicer or the Majority Subordinate
Certificateholder of all Mortgage Loans (including the 11 Madison Avenue
Non-Pooled Component), the REO Loan related to the 2004-C10 Serviced Mortgage
Loan, if any, and each REO Property remaining in REMIC I at a price equal to (1)
the aggregate Purchase Price of all the Mortgage Loans (including the 11 Madison
Avenue Non-Pooled Component) included in the Loan REMIC and REMIC I, plus (2)
the appraised value of each such REO Property (other than the REO Property related to the 11 Madison Avenue Loan), if any, included in the Loan REMIC and
REMIC I, such appraisal to be conducted by an Independent Appraiser selected by the Master Servicer and approved by the Trustee, (3) with respect to the REO
Loan related to the 2004-C10 Serviced Mortgage Loan, if any, the pro rata portion of the appraised value of the 11 Madison Avenue Loan (based on an appraisal conducted in accordance with the 2004-C10 Pooling and Servicing
Agreement of the property owned by the 2004-C10 Trustee on behalf of the owners thereof), based on the aggregate outstanding principal balances of the 11
Madison Avenue Whole Loan, minus (4) if the purchaser is the Master Servicer, the aggregate amount of unreimbursed Advances made by the Master Servicer, together with any interest accrued and payable to the Master Servicer in respect of unreimbursed Advances in accordance with Sections 3.03(d) and 4.03(d) and any unpaid Master Servicing Fees remaining outstanding (which items shall be deemed to have been paid or reimbursed to the Master Servicer in connection with such purchase), and (B) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Loan
REMIC and REMIC I, and (ii) to the Trustee, the Fiscal Agent, the Master
Servicer, the Special Servicer and the officers, directors, employees and agents of each of them of all amounts which may have become due and owing to any of them hereunder; provided, however, that in no event shall the Trust Fund created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the
United States to the Court of St. James, living on the date hereof.

                                     -264-

         The obligations and responsibilities under this Agreement of the
Depositor, the Master Servicer, the Special Servicer, the Trustee, and the
Companion Paying Agent shall terminate with respect to any Companion Loan (other than the Park Place Mall Subordinate Companion Loan) to the extent (i) its related Co-Lender Loan has been paid in full or is no longer part of the Trust
Fund and (ii) no amounts payable by the related Companion Holder to or for the benefit of the Trust Fund or any party hereto in accordance with the related
Intercreditor Agreement remain due and owing.

         The Master Servicer, the Special Servicer or the Majority Subordinate
Certificateholder may at its option elect to purchase all of the Mortgage Loans and each REO Property remaining in the Loan REMIC and REMIC I as contemplated by clause (i) of the first paragraph of this Section 9.01 by giving written notice to the other parties hereto no later than 60 days prior to the anticipated date of purchase; provided, however, that (i) the aggregate Stated Principal Balance of the Mortgage Pool at the time of such election is less than 1.0% of the aggregate Cut-Off Date Balances of the Mortgage Loans, and (ii) the Master
Servicer shall not have the right to effect such a purchase if, within 30 days following the Master Servicer's delivery of a notice of election pursuant to this paragraph, the Special Servicer or the Majority Subordinate
Certificateholder shall give notice of its election to purchase all of the
Mortgage Loans and each REO Property remaining in the Loan REMIC and REMIC I and shall thereafter effect such purchase in accordance with the terms hereof. The
Master Servicer or the Special Servicer shall not have the right to effect such a purchase if, within 30 days following the Majority Subordinate
Certificateholder's delivery of a notice of election pursuant to this paragraph, the Majority Subordinate Certificateholder shall give notice of its election to purchase all of the Mortgage Loans and each REO Property remaining in the Loan
REMIC and REMIC I and shall thereafter effect such purchase in accordance with the terms hereof. If the Trust Fund is to be terminated in connection with the
Master Servicer's, the Special Servicer's or the Majority Subordinate
Certificateholder's purchase of all of the Mortgage Loans and each REO Property remaining in the Loan REMIC and REMIC I, the Master Servicer, the Special
Servicer or the Majority Subordinate Certificateholder, as applicable, shall deliver to the Paying Agent for deposit in the Distribution Account, (and with respect to the Park Place Mall Subordinate Companion Loan, the Class PP
Distribution Account) not later than the P&I Advance Date relating to the
Distribution Date on which the final distribution on the Certificates is to occur an amount in immediately available funds equal to the above-described purchase price. In addition, the Master Servicer shall transfer to the
Distribution Account (and with respect to the Park Place Mall Subordinate
Companion Loan, the Class PP Distribution Account) all amounts required to be transferred thereto on such P&I Advance Date from the Certificate Account pursuant to the first paragraph of Section 3.04(b), together with any other amounts on deposit in the Certificate Account that would otherwise be held for future distribution. Upon confirmation that such final deposit has been made, the Trustee shall release or cause to be released to the Master Servicer, the
Special Servicer, the Majority Subordinate Certificateholder, as applicable, the
Mortgage Files for the remaining Mortgage Loans and shall execute all assignments, endorsements and other instruments furnished to it by the Master
Servicer, the Special Servicer or the Majority Subordinate Certificateholder, as
applicable, as shall be necessary to effectuate transfer of the Mortgage Loans and REO Properties to the Master Servicer, the Special Servicer or the Majority
Subordinate Certificateholder (or their respective designees), as applicable.
Any transfer of

                                     -265-

Mortgage Loans to the Depositor pursuant to this paragraph shall be on a servicing-released basis.

         Notice of any termination shall be given promptly by the Trustee by letter to Certificateholders mailed (a) if such notice is given in connection with the Master Servicer's, the Special Servicer's or the Majority Subordinate
Certificateholder's purchase of the Mortgage Loans and each REO Property remaining in the Loan REMIC and REMIC I, not earlier than the 15th day and not later than the 25th day of the month next preceding the month of the final distribution on the Certificates or (b) otherwise during the month of such final distribution on or before the Determination Date in such month, in each case specifying (i) the Distribution Date upon which the Trust Fund will terminate and final payment of the Certificates will be made, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such
Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the offices of the Certificate Registrar or such other location therein designated. The Trustee shall give such notice to the Master Servicer, the Special Servicer and the Depositor at the time such notice is given to Certificateholders.

         Upon presentation and surrender of the Certificates by the
Certificateholders on the final Distribution Date, the Paying Agent shall distribute to each Certificateholder so presenting and surrendering its
Certificates such Certificateholder's Percentage Interest of that portion of the amounts then on deposit in the Distribution Account or, with respect to the
Class PP Certificates, the Class PP Distribution Account, that are allocable to payments on the Class of Certificates so presented and surrendered. Amounts on deposit in the Distribution Account, or with respect to the Class PP
Certificates, the Class PP Distribution Account, as of the final Distribution
Date, exclusive of any portion thereof that would be payable to any Person in accordance with clauses (ii) through (vii) of Section 3.05(b), including any portion thereof that represents Prepayment Premiums and Yield Maintenance
Charges, shall be (i) deemed distributed in respect of the Loan REMIC Regular
Interests and REMIC I Regular Interests and distributed to the Class R-I
Certificates in accordance with Section 4.01(b) and Section 4.01(j) and (ii)
distributed to the REMIC II Certificates in the order of priority set forth in
Section 4.01(a), Section 4.01(b) and Section 4.01(c), in each case, to the extent of remaining available funds.

         On or after the Final Distribution Date, upon presentation and surrender of the Class Certificates, the Paying Agent shall distribute to the
Class Z Certificateholders any amount then on deposit in the Additional Interest
Account that was paid on a Mortgage Loan (other than any amounts contemplated in the immediately following sentence). On or after the Final Distribution Date, the Paying Agent shall distribute to the Class MAD Certificateholders any amount then on deposit in the Additional Interest Account that was paid on the 11
Madison Avenue Loan and allocable to the 11 Madison Avenue Non-Pooled Component.

         Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or
Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 9.01 shall not have been surrendered for cancellation within six months after the time specified in such notice, the
Paying Agent shall

                                     -266-

mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the
Paying Agent, directly or through an agent, shall take such reasonable steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it shall deem appropriate, and shall deal with all such unclaimed amounts in accordance with applicable law. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering
Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any former Holder on any amount held in trust hereunder.

         After the Registered Certificates and the Class A-1A Certificates have been paid in full and the remaining outstanding Certificates (other than the
Class MAD Certificates, the Class PP Certificates, the Class Z Certificates,
Class R-I Certificates and Class R-II Certificates) are held by a single
Certificateholder, such Certificateholder shall have the right to exchange all of the Certificates held thereby for all of the Mortgage Loans and each REO
Property remaining in the Trust Fund by giving written notice to all the parties hereto no later than 30 days prior to the anticipated date of exchange;
provided, however that with respect to the 11 Madison Avenue Loan, contemporaneously with such exchange for the Mortgage Loans, the holder of the
Class MAD Certificates and such Certificateholder shall be required to enter into a participation and servicing agreement that provides the holder of the
Class MAD Certificates substantially the same rights as provided to the 11
Madison Avenue Non-Pooled Component hereunder and provided, further that with respect to the Park Place Mall Whole Loan, contemporaneously with such exchange for the Mortgage Loans, the holders of the Class PP Certificates shall receive the note evidencing the Park Place Mall Subordinate Companion Loan. In the event that such Certificateholder shall elect to exchange all of the Certificates held thereby for all of the Mortgage Loans and each REO Property remaining in the
Loan REMIC and REMIC I in accordance with the preceding sentence, such
Certificateholder, not later than the date on which the final distribution on the Certificates is to occur, shall deposit in the Certificate Account an amount in immediately available funds equal to all amounts then due and owing to the
Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Paying
Agent, the Certificate Registrar and/or the REMIC Administrator hereunder. Upon confirmation that such final deposits have been made and following the surrender of all the Certificates held by such Certificateholder on the final Distribution
Date, the Custodian, on behalf of the Trustee, shall release or cause to be released to such Certificateholder the Mortgage Files for the remaining Mortgage
Loans, and the Trustee shall execute all assignments, endorsements and other instruments furnished to it by such Certificateholder as shall be necessary to effectuate transfer of the Mortgage Loans and REO Properties remaining in the
Trust Fund. Thereafter, the Trust Fund and the respective obligations and responsibilities under this Agreement of the Depositor, the Master Servicer, the
Special Servicer, the Trustee, the REMIC Administrator (other than annual tax returns and maintenance of books and records and the preparation and filing of final tax returns) and the Paying Agent shall terminate. Such transfers shall be subject to any rights of any Sub-Servicers to primary service (or to perform select servicing functions with respect to) the Mortgage Loans. For federal income tax purposes, the Certificateholder shall be deemed to have purchased the assets of the Loan REMIC and REMIC I for an amount equal to the unpaid principal balance, plus accrued unpaid interest, of the Mortgage Loan(s) (other than the defaulted

                                     -267-

Mortgage Loan(s) or REO Property) in such REMICs and the fair market value of any defaulted Mortgage Loans or REO Property, without duplication of amounts deposited pursuant to the fourth preceding sentence of this paragraph, and such amounts shall be deemed to have been paid or distributed in accordance with
Section 4.01(a), Section 4.01(b) and Section 4.01(i).

    Section 9.02. Additional Termination Requirements.

         (a) If the Master Servicer, the Special Servicer or the Majority
Subordinate Certificateholders purchase all of the Mortgage Loans and each REO
Property remaining in the Loan REMIC (unless earlier terminated) and REMIC I as provided in Section 9.01, the Trust Fund (and, accordingly, any of the Loan
REMIC, REMIC I or REMIC II) shall be terminated in accordance with the following additional requirements, unless the Person effecting the purchase obtains at its own expense and delivers to the Trustee and, in the case of the Depositor, to the Trustee and the Master Servicer, an Opinion of Counsel, addressed to the
Trustee and the Master Servicer, to the effect that the failure of the Trust
Fund to comply with the requirements of this Section 9.02 will not result in the imposition of taxes on "prohibited transactions" of any of the Loan REMIC, REMIC
I or REMIC II as defined in Section 860F of the Code or cause any of the Loan
REMIC, REMIC I or REMIC II to fail to qualify as a REMIC at any time that any
Certificates are outstanding:

              (i) the Trustee shall specify the first day in the 90-day
         liquidation period in a statement attached to the final Tax Return for the Loan REMIC, REMIC I and REMIC II pursuant to Treasury Regulations
         Section 1.860F-1;

              (ii) during such 90-day liquidation period and at or prior to the time of making of the final payment on the Certificates, the Trustee shall sell all of the assets of the Loan REMIC and REMIC I to the
         Master Servicer, the Special Servicer or the Majority Subordinate
         Certificateholders, as applicable, for cash; and

              (iii) at the time of the making of the final payment on the
         Certificates, the Trustee shall distribute or credit, or cause to be distributed or credited, to the Certificateholders in accordance with
         Section 9.01 all cash on hand (other than cash retained to meet claims), and the Loan REMIC, REMIC I and REMIC II shall terminate at that time.

         (b) By their acceptance of Certificates, the Holders thereof hereby authorize the Trustee to specify the 90-day liquidation period for the Loan
REMIC, REMIC I and REMIC II, which authorization shall be binding upon all successor Certificateholders.

                                    ARTICLE X

                            ADDITIONAL TAX PROVISIONS

    Section 10.01. REMIC Administration.

         (a) The REMIC Administrator shall elect to treat the Loan REMIC, REMIC
I and REMIC II as a REMIC under the Code and, if necessary, under applicable state law. Each

                                     -268-

such election will be made on Form 1066 or other appropriate federal or state
Tax Returns for the taxable year ending December 31, 2004, in the case of each of the Loan REMIC, REMIC I and REMIC II.

         (b) The Loan REMIC Regular Interests, the REMIC I Regular Interests and
the Regular Certificates (other than with respect to the right of the Class MAD
Certificates to receive Additional Interest) are hereby designated as "regular interests" (within the meaning of Section 860G(a)(1) of the Code) in the Loan
REMIC, REMIC I and REMIC II, respectively. The Class R-I Certificates are hereby designated as the single class of "residual interests" (within the meaning of
Section 860G(a)(2) of the Code) in each of the Loan REMIC and REMIC I, and the
Class R-II Certificates are hereby designated as the single class of "residual interests" (within the meaning of Section 860G(a)(2) of the Code) in REMIC II.
None of the Master Servicer, the Special Servicer or the Trustee shall (to the extent within its control) permit the creation of any other "interests" in any of the Loan REMIC, REMIC I or REMIC II (within the meaning of Treasury regulation Section 1.860D-1(b)(1)).

         (c) The Closing Date is hereby designated as the "startup day" of each of the Loan REMIC, REMIC I and REMIC II within the meaning of Section 860G(a)(9)
of the Code. The "latest possible maturity date" of the Loan REMIC Regular
Interests, REMIC I Regular Interests and the Regular Certificates for purposes of the REMIC Provisions shall be the Rated Final Distribution Date.

         (d) The related Plurality Residual Certificateholder as to the applicable taxable year is hereby designated as the Tax Matters Person of each of the Loan REMIC, REMIC I and REMIC II, and shall act on behalf of the related
REMIC in relation to any tax matter or controversy and shall represent the related REMIC in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority; provided that the
REMIC Administrator is hereby irrevocably appointed to act and shall act as agent and attorney-in-fact for the Tax Matters Person for the Loan REMIC, REMIC
I and REMIC II in the performance of its duties as such.

         (e) Except as otherwise provided in Section 3.17(a) and subsections (h)
and (i) below, the REMIC Administrator shall pay out of its own funds any and all routine tax administration expenses of the Trust Fund incurred with respect to any of the Loan REMIC, REMIC I and REMIC II (but not including any professional fees or expenses related to audits or any administrative or judicial proceedings with respect to the Trust Fund that involve the Internal
Revenue Service or state tax authorities, which extraordinary expenses shall be payable or reimbursable to the Trustee from the Trust Fund unless otherwise provided in Section 10.01(g) or 10.01(h)).

         (f) Within 30 days after the Closing Date, the REMIC Administrator shall obtain taxpayer identification numbers for the Loan REMIC, REMIC I and
REMIC II by preparing and filing Internal Revenue Service Forms SS-4 and shall prepare and file (if not previously prepared and filed) with the Internal
Revenue Service Form 8811, "Information Return for Real Estate Mortgage
Investment Conduits (REMIC) and Issuers of Collateralized Debt Obligations" for
the Trust Fund. In addition, the REMIC Administrator shall prepare, cause the
Trustee to sign and file all of the other Tax Returns in respect of each of the
Loan

                                     -269-

REMIC, REMIC I and REMIC II. The expenses of preparing and filing such returns shall be borne by the REMIC Administrator without any right of reimbursement therefor. The other parties hereto shall provide on a timely basis to the REMIC
Administrator or its designee such information with respect to the Loan REMIC,
REMIC I and REMIC II as is in its possession and reasonably requested by the
REMIC Administrator to enable it to perform its obligations under this Article.
Without limiting the generality of the foregoing, the Depositor, within ten days following the REMIC Administrator's request therefor, shall provide in writing to the REMIC Administrator such information as is reasonably requested by the
REMIC Administrator for tax purposes, as to the valuations and issue prices of the Certificates, and the REMIC Administrator's duty to perform its reporting and other tax compliance obligations under this Article X shall be subject to the condition that it receives from the Depositor such information possessed by the Depositor that is necessary to permit the REMIC Administrator to perform such obligations.

         (g) The REMIC Administrator shall perform on behalf of each of the Loan
REMIC, REMIC I and REMIC II all reporting and other tax compliance duties that are the responsibility of each such REMIC under the Code, the REMIC Provisions or other compliance guidance issued by the Internal Revenue Service or, with respect to State and Local Taxes, any state or local taxing authority. Included among such duties, the REMIC Administrator shall provide to: (i) any Transferor of a Residual Certificate or agent of a Non-Permitted Transferee, such information as is necessary for the application of any tax relating to the transfer of a Residual Certificate to any Person who is not a Permitted
Transferee; (ii) the Certificateholders, such information or reports as are required by the Code or the REMIC Provisions, including, without limitation, reports relating to interest, original issue discount and market discount or premium (using the Prepayment Assumption as required hereunder); and (iii) the
Internal Revenue Service, the name, title, address and telephone number of the
Person who will serve as the representative of each of the Loan REMIC, REMIC I and REMIC II.

         (h) The REMIC Administrator shall perform its duties hereunder so as to maintain the status of each of the Loan REMIC, REMIC I and REMIC II as a REMIC under the REMIC Provisions (and the Trustee, the Master Servicer and the Special
Servicer shall assist the REMIC Administrator to the extent reasonably requested by the REMIC Administrator and to the extent of information within the
Trustee's, the Master Servicer's or the Special Servicer's possession or control). None of the REMIC Administrator, Master Servicer, the Special
Servicer, or the Trustee shall knowingly take (or cause any of the Loan REMIC,
REMIC I or REMIC II to take) any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of any of the Loan REMIC, REMIC I or REMIC II as a REMIC, or (ii) except as provided in Section 3.17(a), result in the imposition of a tax upon any of the Loan REMIC, REMIC I or REMIC II
(including, but not limited to, the tax on prohibited transactions as defined in
Section 860F(a)(2) of the Code or the tax on contributions to a REMIC set forth in Section 860G(d) of the Code (any such endangerment or imposition or, except as provided in Section 3.17(a), imposition of a tax, an "Adverse REMIC Event")), unless the REMIC Administrator has obtained or received an Opinion of Counsel
(at the expense of the party requesting such action or at the expense of the
Trust Fund if the REMIC Administrator seeks to take such action or to refrain from acting for the benefit of the Certificateholders) to the effect that the contemplated action will not result in an Adverse REMIC Event. The REMIC
Administrator shall not take any

                                     -270-

action or fail to take any action (whether or not authorized hereunder) as to which the Master Servicer or the Special Servicer has advised it in writing that either the Master Servicer or the Special Servicer has received or obtained an
Opinion of Counsel to the effect that an Adverse REMIC Event could occur with respect to such action. In addition, prior to taking any action with respect to any of the Loan REMIC, REMIC I or REMIC II, or causing any of the Loan REMIC,
REMIC I or REMIC II to take any action that is not expressly permitted under the terms of this Agreement, the Master Servicer and the Special Servicer shall consult with the REMIC Administrator or its designee, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur. Neither the
Master Servicer nor the Special Servicer shall take any such action or cause any of the Loan REMIC, REMIC I or REMIC II to take any such action as to which the
REMIC Administrator has advised it in writing that an Adverse REMIC Event could occur, and neither the Master Servicer nor the Special Servicer shall have any liability hereunder for any action taken by it in accordance with the written instructions of the REMIC Administrator. The REMIC Administrator may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not expressly permitted by this Agreement, but in no event at the cost or expense of the Trust Fund, the Trustee or the
REMIC Administrator. At all times as may be required by the Code, the REMIC
Administrator (to the extent it is within its control) shall take all necessary actions within the scope of its responsibilities as more specifically set forth in this Agreement such that it does not cause substantially all of the assets of each of the Loan REMIC, REMIC I and REMIC II to fail to consist of "qualified mortgages" as defined in Section 860G(a)(3) of the Code and "permitted investments" as defined in Section 860G(a)(5) of the Code.

         (i) If any tax is imposed on any of the Loan REMIC, REMIC I or REMIC
II, including, without limitation, "prohibited transactions" taxes as defined in
Section 860F(a)(2) of the Code, any tax on "net income from foreclosure property" as defined in Section 860G(c) of the Code, any taxes on contributions to any of the Loan REMIC, REMIC I or REMIC II after the Startup Day pursuant to
Section 860G(d) of the Code, and any other tax imposed by the Code or any applicable provisions of State or Local Tax laws (other than any tax permitted to be incurred by the Special Servicer pursuant to Section 3.17(a)), such tax, together with all incidental costs and expenses (including, without limitation, penalties and reasonable attorneys' fees), shall be charged to and paid by: (i)
the REMIC Administrator, if such tax arises out of or results from a breach by the REMIC Administrator of any of its obligations under this Article X provided that no liability shall be imposed upon the REMIC Administrator under this
Clause if another party has responsibility for payment of such tax under Clauses
(iii) or (v) of this Section; (ii) the Special Servicer, if such tax arises out of or results from a breach by the Special Servicer of any of its obligations under Article III or this Article X; (iii) the Master Servicer, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under Article III or this Article X; (iv) the Trustee if such tax arises out of or results from a breach by the Trustee of any of its respective obligations under Article IV, Article VIII or this Article X; (v) the applicable
Mortgage Loan Seller, if such tax was imposed due to the fact that any of the
Mortgage Loans did not, at the time of their transfer to REMIC I, as applicable, constitute a "qualified mortgage" as defined in Section 860G(a)(3) of the Code;
or (vi) the Trust Fund, excluding the portion thereof constituting the Grantor
Trust, in all other instances. Any tax permitted to be incurred by the Special
Servicer pursuant to Section 3.17(a) shall be charged to and paid by the Trust
Fund. Any such amounts payable by the Trust Fund shall be paid by the

                                     -271-

Paying Agent upon the written direction of the REMIC Administrator out of amounts on deposit in (i) the Distribution Account in reduction of the Available
Distribution Amount pursuant to Section 3.05(b) or (ii) the Class PP
Distribution Account in reduction of the Class PP Available Distribution Amount pursuant to Section 3.05(c).

         (j) The REMIC Administrator shall, for federal income tax purposes, maintain books and records with respect to the Loan REMIC, REMIC I and REMIC II on a calendar year and on an accrual basis.

         (k) Following the Startup Day, none of the Trustee, the Master Servicer or the Special Servicer shall accept any contributions of assets to any of the
Loan REMIC, REMIC I or REMIC II unless it shall have received an Opinion of
Counsel (at the expense of the party seeking to cause such contribution and in no event at the expense of the Trust Fund or the Trustee) to the effect that the inclusion of such assets in such REMIC will not cause: (i) such REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding; or (ii)
the imposition of any tax on such REMIC under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

         (l) None of the Trustee, the Master Servicer or the Special Servicer
shall consent to or, to the extent it is within the control of such Person, permit: (i) the sale or disposition of any of the Mortgage Loans (except in connection with (A) the default or foreclosure of a Mortgage Loan, including, but not limited to, the sale or other disposition of a Mortgaged Property acquired by deed in lieu of foreclosure, (B) the bankruptcy of any of the Loan
REMIC, REMIC I or REMIC II, (C) the termination of any of the Loan REMIC, REMIC
I and REMIC II pursuant to Article IX of this Agreement, or (D) a purchase of
Mortgage Loans pursuant to or as contemplated by Article II or III of this
Agreement); (ii) the sale or disposition of any investments in the Certificate
Account, the Distribution Account, the Class PP Distribution Account or the REO
Account for gain; or (iii) the acquisition of any assets on behalf of any of the
Loan REMIC, REMIC I or REMIC II (other than (1) a Mortgaged Property acquired through foreclosure, deed in lieu of foreclosure or otherwise in respect of a
Defaulted Mortgage Loan, (2) a Qualified Substitute Mortgage Loan pursuant to
Article II hereof and (3) Permitted Investments acquired in connection with the investment of funds in the Certificate Account, the Distribution Account, the
Class PP Distribution Account or the REO Account); in any event unless it has received an Opinion of Counsel (at the expense of the party seeking to cause such sale, disposition, or acquisition but in no event at the expense of the
Trust Fund or the Trustee) to the effect that such sale, disposition, or acquisition will not cause: (x) either REMIC I or REMIC II to fail to qualify as a REMIC at any time that any Certificates are outstanding; or (y) the imposition of any tax on any of the Loan REMIC, REMIC I or REMIC II under the REMIC
Provisions or other applicable provisions of federal, state and local law or ordinances.

         (m) Except as permitted by Section 3.17(a), none of the Trustee, the
Master Servicer and the Special Servicer shall enter into any arrangement by which any of the Loan REMIC, REMIC I or REMIC II will receive a fee or other compensation for services nor permit any of the Loan REMIC, REMIC I or REMIC II to receive any income from assets other than "qualified mortgages" as defined in
Section 860G(a)(3) of the Code or "permitted investments" as defined in Section
860G(a)(5) of the Code.

                                     -272-

    Section 10.02. Grantor Trust Administration.

         (a) The REMIC Administrator shall treat the Grantor Trust, for tax return preparation purposes, as a grantor trust under the Code and shall treat the Additional Interest, the Additional Interest Account and amounts held from time to time in the Additional Interest Account that represent Additional
Interest as separate assets of the Grantor Trust, and not of the Loan REMIC,
REMIC I or REMIC II, as permitted by Treasury Regulations Section
1.860G-2(i)(1). The Class Z Certificates are hereby designated as representing an undivided, beneficial interest in Additional Interest payable on the Mortgage
Loans (other than Additional Interest paid on the 11 Madison Avenue Loan to the extent allocable to the 11 Madison Avenue Non-Pooled Component) and proceeds thereof. The Class MAD Certificates are hereby designated as representing an undivided beneficial interest in Additional Interest paid on the 11 Madison
Avenue Loan to the extent allocable to the 11 Madison Avenue Non-Pooled
Component.

         (b) The REMIC Administrator shall pay out of its own funds any and all routine tax administration expenses of the Trust Fund incurred with respect to the Grantor Trust (but not including any professional fees or expenses related to audits or any administrative or judicial proceedings with respect to the
Trust Fund that involve the Internal Revenue Service or state tax authorities which extraordinary expenses shall be payable or reimbursable to the REMIC
Administrator from the Trust Fund unless otherwise provided in Section 10.02(e)
or 10.02(f)).

         (c) The REMIC Administrator shall prepare, cause the Trustee to sign and file when due all of the Tax Returns in respect of the Grantor Trust. The expenses of preparing and filing such returns shall be borne by the REMIC
Administrator without any right of reimbursement therefor. The other parties hereto shall provide on a timely basis to the REMIC Administrator or its designee such information with respect to the Grantor Trust as is in its possession and reasonably requested by the REMIC Administrator to enable it to perform its obligations under this Section 10.02. Without limiting the generality of the foregoing, the Depositor, within ten days following the REMIC
Administrator's request therefor, shall provide in writing to the REMIC
Administrator such information as is reasonably requested by the REMIC
Administrator for tax purposes, and the REMIC Administrator's duty to perform its reporting and other tax compliance obligations under this Section 10.02 shall be subject to the condition that it receives from the Depositor such information possessed by the Depositor that is necessary to permit the REMIC
Administrator to perform such obligations.

         (d) The REMIC Administrator shall furnish or cause to be furnished to the Class Z Certificateholders and the Class MAD Certificateholders on the cash or accrual method of accounting, as applicable, such information as to their respective portions of the income and expenses of the Grantor Trust, at the time and in the manner required under the Code, and shall perform on behalf of the
Grantor Trust all reporting and other tax compliance duties that are required in respect thereof under the Code, the Grantor Trust Provisions or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority.

         (e) The REMIC Administrator shall perform its duties hereunder so as to maintain the status of the Grantor Trust as a grantor trust under the Grantor
Trust Provisions (and the Trustee, the Master Servicer and the Special Servicer
shall assist the REMIC Administrator

                                     -273-

to the extent reasonably requested by the REMIC Administrator and to the extent of information within the Trustee's, the Master Servicer's or the Special
Servicer's possession or control). None of the REMIC Administrator, Master
Servicer, the Special Servicer or the Trustee shall knowingly take (or cause the
Grantor Trust to take) any action or fail to take (or fail to cause to be taken)
any action that, under the Grantor Trust Provisions, if taken or not taken, as the case may be, could endanger the status of the Grantor Trust as a grantor trust under the Grantor Trust Provisions (any such endangerment of grantor trust status, an "Adverse Grantor Trust Event"), unless the REMIC Administrator has obtained or received an Opinion of Counsel (at the expense of the party requesting such action or at the expense of the Trust Fund if the REMIC
Administrator seeks to take such action or to refrain from taking any action for the benefit of the Certificateholders) to the effect that the contemplated action will not result in an Adverse Grantor Trust Event. None of the other parties hereto shall take any action or fail to take any action (whether or not authorized hereunder) as to which the REMIC Administrator has advised it in writing that the REMIC Administrator has received or obtained an Opinion of
Counsel to the effect that an Adverse Grantor Trust Event could result from such action or failure to act. In addition, prior to taking any action with respect to the Grantor Trust, or causing the Trust Fund to take any action, that is not expressly permitted under the terms of this Agreement, the Master Servicer and the Special Servicer shall consult with the REMIC Administrator or its designee, in writing, with respect to whether such action could cause an Adverse Grantor
Trust Event to occur. Neither the Master Servicer nor the Special Servicer shall have any liability hereunder for any action taken by it in accordance with the written instructions of the REMIC Administrator. The REMIC Administrator may
consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not expressly permitted by this
Agreement, but in no event at the cost or expense of the Trust Fund, the REMIC
Administrator or the Trustee. Under no circumstances may the REMIC Administrator vary the assets of the Grantor Trust so as to take advantage of variations in the market so as to improve the rate of return of Holders of the Class Z
Certificates or the Class MAD Certificates.

         (f) If any tax is imposed on the Grantor Trust, such tax, together with all incidental costs and expenses (including, without limitation, penalties and reasonable attorneys' fees), shall be charged to and paid by: (i) the REMIC
Administrator, if such tax arises out of or results from a breach by the REMIC
Administrator of any of its obligations under this Section 10.02; (ii) the
Special Servicer, if such tax arises out of or results from a breach by the
Special Servicer of any of its obligations under Article III or this Section
10.02; (iii) the Master Servicer, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under Article III or this Section 10.02; (iv) the Trustee, if such tax arises out of or results from a breach by the Trustee, of any of its obligations under Article IV, Article
VIII or this Section 10.02; or (v) the portion of the Trust Fund constituting the Grantor Trust in all other instances.

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

    Section 11.01. Amendment.

         (a) This Agreement may be amended from time to time by the mutual agreement of the Depositor, the Master Servicer, the Special Servicer, the
Trustee and the Fiscal

                                     -274-

Agent, without the consent of any of the Certificateholders or Companion
Holders, (i) to cure any ambiguity, (ii) to correct, modify or supplement any provision herein which may be inconsistent with any other provision herein,
(iii) to add any other provisions with respect to matters or questions arising hereunder which shall not be inconsistent with the provisions hereof, (iv) to relax or eliminate any requirement hereunder imposed by the REMIC Provisions if the REMIC Provisions are amended or clarified such that any such requirement may be relaxed or eliminated, or (v) if such amendment, as evidenced by an Opinion of Counsel (at the expense of the Trust Fund, in the case of any amendment requested by the Master Servicer or Special Servicer that protects or is in furtherance of the interests of the Certificateholders, and otherwise at the expense of the party seeking such amendment) delivered to the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent, is advisable or reasonably necessary to comply with any requirements imposed by the Code or any successor or amendatory statute or any temporary or final regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax laws or any such proposed action which, if made effective, would apply retroactively to the Loan REMIC, REMIC I or REMIC II created hereunder at least from the effective date of such amendment, or would be necessary to avoid the occurrence of a prohibited transaction or to reduce the incidence of any tax that would arise from any actions taken with respect to the operation of any such REMIC or to comply with any requirements imposed by the Commission with respect to any adopted temporary or final regulation or other written official announcement or interpretation relating to the securities laws which, would apply retroactively to the
Depositor, any Underwriter or the Trust Fund, provided that such action (except any amendment described in clause (v) above) shall not, as evidenced by an
Opinion of Counsel (at the expense of the Trust Fund, in the case of any amendment requested by the Master Servicer or Special Servicer that protects or is in furtherance of the interests of the Certificateholders, and otherwise at the expense of the party seeking such amendment) obtained by or delivered to the
Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent,
adversely affect in any material respect the interests of any Certificateholder;
provided, further, that the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent shall have first obtained from each Rating Agency written confirmation that such amendment will not result in the qualification, downgrade or withdrawal of the rating on any Class of Certificates.

         (b) This Agreement may also be amended from time to time by the agreement of the Depositor, the Master Servicer, the Special Servicer, the
Trustee and the Fiscal Agent with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received or advanced on Mortgage Loans that are required to be distributed on any Certificate without the consent of the Holder of such
Certificate, or which are required to be distributed to a Companion Holder, without the consent of such Companion Holder, (ii) as evidenced by an Opinion of
Counsel obtained by or delivered to the Master Servicer, the Special Servicer and the Trustee, adversely affect in any material respect the interests of the
Holders of any Class of Certificates or the interests of a Companion Holder in a manner other than as described in (i) without the consent of the Holders of all
Certificates of such Class or the consent of such Companion Holders, as the case may be,

                                     -275-

(iii) modify the provisions of this Section 11.01 without the consent of the
Holders of all Certificates then outstanding and the consent of all Companion
Holders, (iv) modify the provisions of Section 3.20 or the definition of
Servicing Standard without the consent of the Holders of Certificates entitled to all of the Voting Rights and the consent of all Companion Holders or (v)
modify the specified percentage of Voting Rights which are required to be held by Certificateholders to consent or not to object to any particular action pursuant to any provision of this Agreement without the consent of the Holders of all Certificates then outstanding. Notwithstanding any other provision of this Agreement, for purposes of the giving or withholding of consents pursuant to this Section 11.01, Certificates registered in the name of the Depositor or any Affiliate of the Depositor shall be entitled to the same Voting Rights with respect to matters described above as they would if any other Person held such
Certificates, so long as neither the Depositor nor any of its Affiliates is performing servicing duties with respect to any of the Mortgage Loans.

         (c) Notwithstanding any contrary provision of this Agreement, the
Trustee shall not consent to any amendment to this Agreement unless it shall first have obtained or been furnished with an Opinion of Counsel (at the expense of the Trust Fund, in the case of any amendment requested by the Master Servicer or Special Servicer that protects or is in furtherance of the interests of the
Certificateholders, and, otherwise, at the expense of the party seeking such amendment) to the effect that (i) such amendment or the exercise of any power granted to the Trustee, the Fiscal Agent, the Master Servicer or the Special
Servicer in accordance with such amendment will not result in the imposition of a tax on any of the Loan REMIC, REMIC I or REMIC II pursuant to the REMIC
Provisions or on the Grantor Trust or cause any of the Loan REMIC, REMIC I or
REMIC II to fail to qualify as a REMIC or the Grantor Trust to fail to qualify as a grantor trust at any time that any Certificates are outstanding and (ii)
such amendment complies with the provisions of this Section 11.01.

         (d) Promptly after the execution of any such amendment, the Trustee shall send a copy thereof to each Certificateholder and Companion Holder.

         (e) It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

         (f) Each of the Master Servicer, the Special Servicer, the Trustee and
the Fiscal Agent may but shall not be obligated to enter into any amendment pursuant to this Section that affects its rights, duties and immunities under this Agreement or otherwise.

         (g) The cost of any Opinion of Counsel to be delivered pursuant to
Section 11.01(a), (b) or (c) shall be borne by the Person seeking the related amendment, except that if the Master Servicer, the Special Servicer, the Trustee
or the Fiscal Agent requests any amendment of this Agreement that protects or is in furtherance of the rights and interests of Certificateholders, the cost of any Opinion of Counsel required in connection therewith pursuant to Section
11.01(a) or (c) shall be payable out of the Certificate Account or the
Distribution Account (and the Class

                                     -276-

PP Distribution Account in connection with any of the above actions with respect to the Class PP Certificates) pursuant to Sections 3.05 and 4.01.

    Section 11.02. Recordation of Agreement; Counterparts.

         (a) To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer at the expense of the Trust Fund, but only upon direction accompanied by an Opinion of Counsel (the cost of which may be paid out of the Certificate Account pursuant to Section 3.05(a)) to the effect that such recordation materially and beneficially affects the interests of the
Certificateholders; provided, however, that the Trustee shall have no obligation or responsibility to determine whether any such recordation of this Agreement is required.

         (b) For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

    Section 11.03. Limitation on Rights of Certificateholders.

         (a) The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such
Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the
Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

         (b) No Certificateholder shall have any right to vote (except as expressly provided for herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

         (c) No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement or any Mortgage
Loan, unless, with respect to any suit, action or proceeding upon or under or with respect to this Agreement, such Holder previously shall have given to the
Trustee a written notice of default hereunder, and of the continuance thereof, as hereinbefore provided, and unless also (except in the case of a default by the Trustee) the Holders of Certificates entitled to at least 25% of the Voting
Rights shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the
Trustee, for

                                     -277-

60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatsoever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the
Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, which priority or preference is not otherwise provided for herein, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the
Trustee shall be entitled to such relief as can be given either at law or in equity.

    Section 11.04. Governing Law.

         This Agreement and the Certificates shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

    Section 11.05. Notices.

         Any communications provided for or permitted hereunder shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given when delivered to: (i) in the case of the Depositor, Wachovia
Commercial Mortgage Securities, Inc., 301 South College Street, Charlotte, North
Carolina 28288, Attention: William J. Cohane, Managing Director, facsimile number: (704) 383-7639; (ii) in the case of the Master Servicer, Wachovia Bank,
National Association, NC 1075, 8739 Research Drive URP4, Charlotte, North
Carolina 28262-1075, Attention: Wachovia Bank Commercial Mortgage Trust,
Commercial Mortgage Pass-Through Certificates, Series 2004-C14, facsimile number: (715) 593-0036; (iii) in the case of the Special Servicer, Allied
Capital Corporation, 1919 Pennsylvania Avenue, 3rd Floor, Washington, D.C. 20006
Attention: Jordan Paul, facsimile number (202) 466-1834; (iv) in the case of the
Trustee, LaSalle Bank National Association, 135 South LaSalle Street, Suite
1625, Chicago, Illinois 60603, Attention: Global Securitization Trust Services
Group--Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through
Certificates, Series 2004-C14, facsimile number: (312) 904-2084; (v) in the case of the Fiscal Agent, ABN AMRO Bank N.V., 135 South LaSalle Street, Suite 1625,
Chicago, Illinois 60603, Attention: Global Securitization Trust Services
Group--Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through
Certificates, Series 2004-C14, facsimile number: (312) 904-2084; (vi) in the case of the Underwriter to Wachovia Capital Markets, LLC, 301 South College
Street, Charlotte, North Carolina 28288-0166, Attention: Mr. William J. Cohane,
facsimile number: (704) 383-7639; (vii) in the case of the initial Controlling
Class Representative, Allied Capital Corporation, 1919 Pennsylvania Avenue, 3rd
Floor, Washington, D.C. 20006 Attention: John Scheurer, facsimile number (202)
466-1834; (viii) in the case of the Rating Agencies, (A) Moody's Investors
Services, Inc., 99 Church Street, New York, New York 10007, Attention:
Commercial Mortgage Surveillance and (B) S&P Ratings Services, 55 Water Street,
New York, New York 10041-0003, Attention: CMBS Surveillance Group, facsimile number (212) 438-2662; and (ix) in the case of any Companion Holder, the address(es) for notice

                                     -278-

to such Companion Holder as set forth in the related Intercreditor Agreement or as to each such Person such other address as may hereafter be furnished by such
Person to the parties hereto in writing. Any communication required or permitted to be delivered to a Certificateholder shall be deemed to have been duly given when mailed first class, postage prepaid, to the address of such Holder as shown in the Certificate Register.

    Section 11.06. Severability of Provisions.

         If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this
Agreement or of the Certificates or the rights of the Holders thereof.

    Section 11.07. Grant of a Security Interest.

         The Depositor intends that the conveyance of the Depositor's right, title and interest in and to the Mortgage Loans pursuant to this Agreement shall constitute a sale and not a pledge of security for a loan. If such conveyance is deemed to be a pledge of security for a loan, however, the Depositor intends that the rights and obligations of the parties to such loan shall be established pursuant to the terms of this Agreement. The Depositor also intends and agrees that, in such event, the Depositor shall be deemed to have granted to the
Trustee (in such capacity) a first priority security interest in the Depositor's entire right, title and interest in and to the assets constituting the Trust
Fund.

    Section 11.08. Streit Act.

         Any provisions required to be contained in this Agreement by Section
126 of Article 4-A of the New York Real Property Law are hereby incorporated herein, and such provisions shall be in addition to those conferred or imposed by this Agreement; provided, however, that to the extent that such Section 126 shall not have any effect, and if said Section 126 should at any time be repealed or cease to apply to this Agreement or be construed by judicial decision to be inapplicable, said Section 126 shall cease to have any further effect upon the provisions of this Agreement. In case of a conflict between the provisions of this Agreement and any mandatory provisions of Article 4-A of the
New York Real Property Law, such mandatory provisions of said Article 4-A shall prevail, provided that if said Article 4-A shall not apply to this Agreement, should at any time be repealed or cease to apply to this Agreement or be construed by judicial decision to be inapplicable, such mandatory provisions of such Article 4-A shall cease to have any further effect upon the provisions of this Agreement.

    Section 11.09. Successors and Assigns; Beneficiaries.

         The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Certificateholders. This
Agreement may not be amended in any manner that would adversely affect the rights of any third party beneficiary hereof without its consent. The 2004-C10
Master Servicer and the 2004-C10 Trustee shall be third party beneficiaries to this

                                     -279-

Agreement solely with respect to the reimbursement of nonrecoverable advances made by such party under the 2004-C10 Pooling and Servicing Agreement as provided in Section 3.05. No other person, including, without limitation, any
Mortgagor, shall be entitled to any benefit or equitable right, remedy or claim under this Agreement; provided, that the Companion Holders are intended third party beneficiaries hereunder.

    Section 11.10. Article and Section Headings.

         The article and section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

    Section 11.11. Notices to Rating Agencies.

         (a) The Trustee shall promptly provide notice to each Rating Agency and the Controlling Class Representative (and, with respect to the Park Place Mall
Whole Loan, the Park Place Mall Representative) with respect to each of the following of which it has actual knowledge:

              (i) any material change or amendment to this Agreement;

              (ii) the occurrence of any Event of Default that has not been cured;

              (iii) the merger, consolidation, resignation or termination of the
         Trustee, the Fiscal Agent, the Master Servicer or the Special Servicer;

              (iv) the repurchase of Mortgage Loans by any of the Mortgage Loan
         Sellers pursuant to the applicable Mortgage Loan Purchase Agreement;

              (v) any change in the location of the Distribution Account or the
         Class PP Distribution Account;

              (vi) the final payment to any Class of Certificateholders; and

              (vii) any sale or disposition of any Mortgage Loan or REO
         Property.

         (b) The Master Servicer shall promptly provide notice to each Rating
Agency with respect to each of the following of which it has actual knowledge:

              (i) the resignation or removal of the Trustee or Fiscal Agent; and

              (ii) any change in the location of the Certificate Account.

         (c) The Special Servicer shall furnish each Rating Agency and the
Controlling Class Representative (and, with respect to the Park Place Mall Whole
Loan, the Park Place Mall Representative) with respect to a non-performing or
Defaulted Mortgage Loan such information as the Rating Agency or Controlling
Class Representative (and, with respect to the Park Place Mall Whole Loan, the
Park Place Mall Representative) shall reasonably request and which the Special
Servicer can reasonably provide in accordance with applicable law.

                                     -280-

         (d) To the extent applicable, each of the Master Servicer and the
Special Servicer shall promptly furnish to each Rating Agency copies of the following items:

              (i) each of its annual statements as to compliance described in
         Section 3.13;

              (ii) each of its annual independent public accountants' servicing reports described in Section 3.14;

              (iii) any Officer's Certificate delivered to the Trustee pursuant to Section 4.03(c) or 3.08; and

              (iv) each of the reports described in Section 3.12(a) and the statements and reports described in Sections 3.12(b), 3.12(c) and
         3.12(d).

         (e) The Trustee shall (i) make available to each Rating Agency and the
Controlling Class Representative (and, with respect to the Park Place Mall Whole
Loan, the Park Place Mall Representative), upon reasonable notice, the items described in Section 3.15(a) and (ii) promptly deliver to each Rating Agency and the Controlling Class Representative (and, with respect to the Park Place Mall
Whole Loan, the Park Place Mall Representative) a copy of any notices given pursuant to Section 7.03(a) or Section 7.03(b).

         (f) Each of the Trustee, the Master Servicer and the Special Servicer
shall provide to each Rating Agency such other information with respect to the
Mortgage Loans and the Certificates, to the extent such party possesses such information, as such Rating Agency shall reasonably request.

         (g) Notwithstanding any provision herein to the contrary each of the
Master Servicer, the Special Servicer or the Trustee shall deliver to any
Underwriter any report prepared by such party hereunder upon request.

    Section 11.12. Complete Agreement.

         This Agreement embodies the complete agreement among the parties and may not be varied or terminated except by a written agreement conforming to the provisions of Section 11.01. All prior negotiations or representations of the parties are merged into this Agreement and shall have no force or effect unless expressly stated herein.

                                     -281-

         IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers thereunto duly authorized, in each case as of the day and year first above written.

                                   WACHOVIA COMMERCIAL
                                   MORTGAGE SECURITIES, INC.,
                                   Depositor

                                   By: /s/ Charles L. Culbreth
                                      -----------------------------------------
                                      Name: Charles L. Culbreth
                                      Title:  Managing Director

                                   WACHOVIA BANK, NATIONAL
                                   ASSOCIATION, Master Servicer

                                   By: /s/ Paula R.A. Davis
                                      -----------------------------------------
                                      Name: Paula R.A. Davis
                                      Title: Vice President

                                   ALLIED CAPITAL CORPORATION, Special
                                   Servicer

                                   By: /s/ James P. Shevlin
                                      -----------------------------------------
                                      Name: James P. Shevlin
                                      Title: Principal

                                   LASALLE BANK NATIONAL ASSOCIATION,
                                   Trustee

                                   By: /s/ Barbara L. Marik
                                      -----------------------------------------
                                      Name: Barbara L. Marik
                                      Title: First Vice President

                                     -282-

                                   ABN AMRO BANK N.V., Fiscal Agent

                                   By: /s/ Barbara L. Marik
                                      -----------------------------------------
                                      Name: Barbara L. Marik
                                      Title: Sr. Vice President

                                   By: /s/ Cynthia Reis
                                      -----------------------------------------
                                      Name: Cynthia Reis
                                      Title: Sr. Vice President

                                   EXHIBIT A-1

                          FORM OF CLASS A-1 CERTIFICATE

             CLASS A-1 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2004-C14

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund")
consisting primarily of a pool of multifamily and commercial mortgage loans (the
"Mortgage Loans"), such pool being formed and sold by

                     WACHOVIA BANK COMMERCIAL MORTGAGE TRUST

------------------------------------------------------------ ---------------------------------------------------------

Pass-Through Rate:  3.477% per annum                         Class  Principal  Balance of the Class A-1  Certificates
                                                             as of the Closing Date: $40,000,000
------------------------------------------------------------ ---------------------------------------------------------

Date of Pooling and  Servicing  Agreement:  as of August 1,  Initial Certificate  Principal Balance of this Class A-1
2004                                                         Certificate as of the Closing Date: $40,000,000
------------------------------------------------------------ ---------------------------------------------------------

Closing Date:  August 25, 2004                               Aggregate  Stated  Principal  Balance  of  the  Mortgage
                                                             Loans as of the Cut-Off Date: $1,097,030,350(1)
------------------------------------------------------------ ---------------------------------------------------------

First Distribution Date:  September 17, 2004
------------------------------------------------------------ ---------------------------------------------------------

Master Servicer:  Wachovia Bank, National Association        Trustee: LaSalle Bank National Association
------------------------------------------------------------ ---------------------------------------------------------

Special Servicer:  Allied Capital Corporation                Fiscal Agent: ABN AMRO Bank N.V.
------------------------------------------------------------ ---------------------------------------------------------

Certificate No.  A-1-1                                       CUSIP No.  929766 TN3
------------------------------------------------------------ ---------------------------------------------------------

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR,
THE MASTER SERVICER, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF
FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED
IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY
AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO
SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC),

-----------------------
1 Excludes $13,555,556, which is the balance of the 11 Madison Avenue Non-Pooled
Component, represented solely by the Class MAD Certificate and $39,958,978, which is the balance of the Park Place Mall Subordinate Loan, represented solely by the Class PP Certificate.

                                     A-1-1

ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY
PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN
INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN WACHOVIA
COMMERCIAL MORTGAGE SECURITIES, INC., LASALLE BANK NATIONAL ASSOCIATION, ABN
AMRO BANK N.V., WACHOVIA BANK, NATIONAL ASSOCIATION OR ANY OF THEIR RESPECTIVE
AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE
GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER
PERSON.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL
REVENUE CODE OF 1986 (THE "CODE").

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS
CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH IN THE POOLING AND SERVICING
AGREEMENT REFERRED TO HEREIN. IN ADDITION, IF THE AGGREGATE CERTIFICATE
PRINCIPAL BALANCE OF THE CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G,
CLASS H, CLASS J, CLASS K, CLASS L, CLASS M, CLASS N, CLASS O AND CLASS P (AND
WITH RESPECT TO LOSSES AND EXPENSES ON THE 11 MADISON AVENUE LOAN, THE CLASS MAD
AND WITH RESPECT TO LOSSES AND EXPENSES ON THE PARK PLACE MALL LOAN, THE CLASS
PP) CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE
PRINCIPAL BALANCE OF THIS CERTIFICATE, THE CLASS A-2 CERTIFICATES, THE CLASS A-3
CERTIFICATES, THE CLASS A-4 CERTIFICATES AND THE CLASS A-1A CERTIFICATES MAY BE
REDUCED BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND AS SET
FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ACCORDINGLY,
THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS
THAN THE AMOUNT SHOWN ABOVE.

                  This certifies that Cede & Co. is the registered owner of the
Percentage Interest evidenced by this Class A-1 Certificate (obtained by dividing the principal amount of this Class A-1 Certificate (its "Certificate
Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class A-1 Certificates (their "Class Principal Balance") as of the
Closing Date) in that certain beneficial ownership interest evidenced by all the
Class A-1 Certificates in the Trust Fund created pursuant to a Pooling and
Servicing Agreement, dated as specified above (the "Agreement"), among Wachovia
Commercial Mortgage Securities, Inc. (herein called the "Depositor", which term includes any successor entity under the Agreement), Wachovia Bank, National
Association (herein called the "Master Servicer", which term includes any successor entity under the Agreement), Allied Capital Corporation (herein called the "Special Servicer", which term includes any successor entity under the
Agreement), LaSalle

                                     A-1-2

Bank National Association (herein called the "Trustee", which term includes any successor entity under the Agreement) and ABN AMRO Bank N.V. (herein called the
"Fiscal Agent", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter.
To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the fourth Business Day following the related Determination Date (each, a "Distribution Date"). The Determination Date is the 11th day of each month or, if such 11th day is not a Business Day, the Business Day immediately succeeding, commencing in September 2004 (each, a "Determination Date"). Distributions will be made commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the
Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class A-1 Certificates on the applicable
Distribution Date pursuant to the Agreement. All distributions made under the
Agreement on the Class A-1 Certificates will be made by LaSalle Bank National
Association, as paying agent (the "Paying Agent"), by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such
Certificateholder shall have provided the Paying Agent with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such
Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust
Fund Expense previously allocated to this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this
Certificate as such address last appears in the Certificate Register or to any such other address of which the Paying Agent is subsequently notified in writing.

                  The Certificates are limited in right of distribution to
certain collections and recoveries respecting the Mortgage Loans and REO Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution
Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to
Certificateholders, such purposes including the reimbursement of Advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such Advances and expenses.

                                     A-1-3

                  Interest accrued on this Certificate during an Interest
Accrual Period, plus any unpaid interest shortfall with respect to this
Certificate for any prior Distribution Date, if any, will be payable on the related Distribution Date to the extent provided in the Agreement. The "Interest
Accrual Period" with respect to any Distribution Date and with respect to the
Class A-1 Certificates is the calendar month preceding the month in which such
Distribution Date occurs and is assumed to consist of 30 days.

                  Any distribution to the Holder of this Certificate in
reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

                  The Class A-1 Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement.
As provided in the Agreement and subject to certain limitations therein set forth, Class A-1 Certificates are exchangeable for new Class A-1 Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  As provided in the Agreement and subject to certain
limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the
Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class A-1 Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  No service charge will be imposed for any registration of
transfer or exchange of Class A-1 Certificates, but the Certificate Registrar
may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class
A-1 Certificates.

                  Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

                  The Depositor, the Master Servicer, the Special Servicer, the
Trustee, the Fiscal Agent, the Paying Agent and the Certificate Registrar and
any agent of the Depositor, the Master Servicer, the Special Servicer, the
Trustee, the Fiscal Agent, the Paying Agent or the Certificate Registrar may
treat the Person in whose name this Certificate is registered as the owner hereof for all purposes whatsoever and none of the Depositor, the Master
Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Paying Agent,
the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                  The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the
Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement

                                     A-1-4

following the earlier to occur of (i) the final payment (or any advance with respect thereto) or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer, the
Special Servicer or the Majority Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and each REO
Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Majority Subordinate
Certificateholder to purchase from the Trust Fund all Mortgage Loans and each
REO Property remaining therein. The exercise of such right will effect early retirement of the Class A-1 Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the
time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date specified on the face hereof.

                  In addition, any exchange by any Certificateholder of all of the then outstanding Certificates for all of the Mortgage Loans and each REO
Property remaining in the Trust Fund may be made: (i) if the then outstanding
Certificates are held by a single Certificateholder and (ii) the Class A-1,
Class A-2, Class A-3, Class A-4, Class A-1A, Class B, Class C and Class D
Certificates have been paid in full.

                  The Agreement permits, with certain exceptions therein
provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the
Trustee and the Fiscal Agent and the rights of the Certificateholders under the
Agreement at any time by the Depositor, the Master Servicer, the Special
Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of
Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this
Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as consisting of two separate REMICs and a grantor trust, without the consent of the Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been
executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein)
for distributions hereunder.

                  This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                                     A-1-5

                  IN WITNESS WHEREOF, the Certificate Registrar has caused this
Certificate to be duly executed.

Dated:  August 25, 2004

                                      LASALLE BANK NATIONAL
                                         ASSOCIATION, as Certificate Registrar

                                      By: ______________________________________
                                          Authorized Representative

                                     A-1-6

                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class A-1 Certificates referred to in the within-mentioned Agreement.

                                         LASALLE BANK NATIONAL
                                           ASSOCIATION, as Authenticating Agent

                                         By: ___________________________________
                                             Authorized Representative

                                     A-1-7

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s)
and transfer(s) unto ________________________________________________________
(please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate
Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new
Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and
Class to the above named assignee and deliver such Commercial Mortgage
Pass-Through Certificate to the following address:
__________________________________________________.

Dated:  _________________________

                              __________________________________________________
                                   Signature by or on behalf of Assignor

                              __________________________________________________
                                           Signature Guaranteed

                                     A-1-8

                            DISTRIBUTION INSTRUCTIONS

                  The Assignee should include the following for purposes of
distribution:

                  Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________ for the account of _______________.

                  Distributions made by check (such check to be made payable to
_____________________) and all applicable statements and notices should be mailed to _________________________.

                  This information is provided by _____________________________, the Assignee named above, or ____________________________________, as its agent.

                                     A-1-9

                                   EXHIBIT A-2

                          FORM OF CLASS A-2 CERTIFICATE

             CLASS A-2 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2004-C14

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund")
consisting primarily of a pool of multifamily and commercial mortgage loans (the
"Mortgage Loans"), such pool being formed and sold by

                     WACHOVIA BANK COMMERCIAL MORTGAGE TRUST

------------------------------------------------------------ ---------------------------------------------------------

Pass-Through Rate:  4.368% per annum                         Class  Principal  Balance of the Class A-2  Certificates
                                                             as of the Closing Date: $226,423,000
------------------------------------------------------------ ---------------------------------------------------------

Date of Pooling and  Servicing  Agreement:  as of August 1,  Initial Certificate  Principal Balance of this Class A-2
2004                                                         Certificate as of the Closing Date: $226,423,000
------------------------------------------------------------ ---------------------------------------------------------

Closing Date:  August 25, 2004                               Aggregate  Stated  Principal  Balance  of  the  Mortgage
                                                             Loans as of the Cut-Off Date: $1,097,030,350(1)
------------------------------------------------------------ ---------------------------------------------------------

First Distribution Date:  September 17, 2004
------------------------------------------------------------ ---------------------------------------------------------

Master Servicer:  Wachovia Bank, National Association        Trustee: LaSalle Bank National Association
------------------------------------------------------------ ---------------------------------------------------------

Special Servicer:  Allied Capital Corporation                Fiscal Agent: ABN AMRO Bank N.V.
------------------------------------------------------------ ---------------------------------------------------------

Certificate No. A-2-1                                        CUSIP No.  929766 TP8
------------------------------------------------------------ ---------------------------------------------------------

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR,
THE MASTER SERVICER, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF
FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED
IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY
AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO
SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC),

--------------------
1 Excludes $13,555,556, which is the balance of the 11 Madison Avenue Non-Pooled
Component, represented solely by the Class MAD Certificate and $39,958,978, which is the balance of the Park Place Mall Subordinate Loan, represented solely by the Class PP Certificate.

                                      A-2-1

ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY
PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN
INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN WACHOVIA
COMMERCIAL MORTGAGE SECURITIES, INC., LASALLE BANK NATIONAL ASSOCIATION, ABN
AMRO BANK N.V., WACHOVIA BANK, NATIONAL ASSOCIATION, OR ANY OF THEIR RESPECTIVE
AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE
GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER
PERSON.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL
REVENUE CODE OF 1986 (THE "CODE").

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS
CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH IN THE POOLING AND SERVICING
AGREEMENT REFERRED TO HEREIN. IN ADDITION, IF THE AGGREGATE CERTIFICATE
PRINCIPAL BALANCE OF THE CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G,
CLASS H, CLASS J, CLASS K, CLASS L, CLASS M, CLASS N, CLASS O AND CLASS P (AND
WITH RESPECT TO LOSSES AND EXPENSES ON THE 11 MADISON AVENUE LOAN, THE CLASS MAD
AND WITH RESPECT TO LOSSES AND EXPENSES ON THE PARK PLACE MALL LOAN, THE CLASS
PP) CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE
PRINCIPAL BALANCE OF THIS CERTIFICATE, THE CLASS A-1 CERTIFICATES, THE CLASS A-3
CERTIFICATES, THE CLASS A-4 CERTIFICATES AND THE CLASS A-1A CERTIFICATES MAY BE
REDUCED BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND AS SET
FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ACCORDINGLY,
THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS
THAN THE AMOUNT SHOWN ABOVE.

                  This certifies that Cede & Co. is the registered owner of the
Percentage Interest evidenced by this Class A-2 Certificate (obtained by dividing the principal amount of this Class A-2 Certificate (its "Certificate
Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class A-2 Certificates (their "Class Principal Balance") as of the
Closing Date) in that certain beneficial ownership interest evidenced by all the
Class A-2 Certificates in the Trust Fund created pursuant to a Pooling and
Servicing Agreement, dated as specified above (the "Agreement"), among Wachovia
Commercial Mortgage Securities, Inc. (herein called the "Depositor", which term includes any successor entity under the Agreement), Wachovia Bank, National
Association (herein called the "Master Servicer", which term includes any successor entity under the Agreement), Allied Capital Corporation (herein called the "Special Servicer", which term includes any successor entity under the
Agreement), LaSalle

                                     A-2-2

Bank National Association (herein called the "Trustee", which term includes any successor entity under the Agreement) and ABN AMRO Bank N.V. (herein called the
"Fiscal Agent", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter.
To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the fourth Business Day following the related Determination Date (each, a "Distribution Date"). The Determination Date is the 11th day of each month or, if such 11th day is not a Business Day, the Business Day immediately succeeding, commencing in September 2004 (each, a "Determination Date"). Distributions will be made commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the
Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class A-2 Certificates on the applicable
Distribution Date pursuant to the Agreement. All distributions made under the
Agreement on the Class A-2 Certificates will be made by LaSalle Bank National
Association, as paying agent (the "Paying Agent"), by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such
Certificateholder shall have provided the Paying Agent with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such
Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust
Fund Expense previously allocated to this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this
Certificate as such address last appears in the Certificate Register or to any such other address of which the Paying Agent is subsequently notified in writing.

                  The Certificates are limited in right of distribution to
certain collections and recoveries respecting the Mortgage Loans and REO Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution
Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to
Certificateholders, such purposes including the reimbursement of Advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such Advances and expenses.

                                     A-2-3

                  Interest accrued on this Certificate during an Interest
Accrual Period, plus any unpaid interest shortfall with respect to this
Certificate for any prior Distribution Date, if any, will be payable on the related Distribution Date to the extent provided in the Agreement. The "Interest
Accrual Period" with respect to any Distribution Date and with respect to the
Class A-2 Certificates is the calendar month preceding the month in which such
Distribution Date occurs and is assumed to consist of 30 days.

                  Any distribution to the Holder of this Certificate in
reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

                  The Class A-2 Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement.
As provided in the Agreement and subject to certain limitations therein set forth, Class A-2 Certificates are exchangeable for new Class A-2 Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  As provided in the Agreement and subject to certain
limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the
Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class A-2 Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  No service charge will be imposed for any registration of
transfer or exchange of Class A-2 Certificates, but the Certificate Registrar
may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class
A-2 Certificates.

                  Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

                  The Depositor, the Master Servicer, the Special Servicer, the
Trustee, the Fiscal Agent, the Paying Agent and the Certificate Registrar and
any agent of the Depositor, the Master Servicer, the Special Servicer, the
Trustee, the Fiscal Agent, the Paying Agent or the Certificate Registrar may
treat the Person in whose name this Certificate is registered as the owner hereof for all purposes whatsoever and none of the Depositor, the Master
Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Paying Agent,
the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                  The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the
Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement

                                     A-2-4

following the earlier to occur of (i) the final payment (or any advance with respect thereto) or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer, the
Special Servicer or the Majority Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and each REO
Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Majority Subordinate
Certificateholder to purchase from the Trust Fund all Mortgage Loans and each
REO Property remaining therein. The exercise of such right will effect early retirement of the Class A-2 Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the
time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date specified on the face hereof.

                  In addition, any exchange by any Certificateholder of all of the then outstanding Certificates for all of the Mortgage Loans and each REO
Property remaining in the Trust Fund may be made: (i) if the then outstanding
Certificates are held by a single Certificateholder and (ii) the Class A-1,
Class A-2, Class A-3, Class A-4, Class A-1A, Class B, Class C and Class D
Certificates have been paid in full.

                  The Agreement permits, with certain exceptions therein
provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the
Trustee and the Fiscal Agent and the rights of the Certificateholders under the
Agreement at any time by the Depositor, the Master Servicer, the Special
Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of
Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this
Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as consisting of two separate REMICs and a grantor trust, without the consent of the Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been
executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein)
for distributions hereunder.

                  This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                                     A-2-5

                  IN WITNESS WHEREOF, the Certificate Registrar has caused this
Certificate to be duly executed.

Dated: August 25, 2004

                                       LASALLE BANK NATIONAL
                                          ASSOCIATION, as Certificate Registrar

                                       By: _____________________________________
                                           Authorized Representative

                                     A-2-6

                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class A-2 Certificates referred to in the within-mentioned Agreement.

                                       LASALLE BANK NATIONAL
                                         ASSOCIATION, as Authenticating Agent

                                       By: _____________________________________
                                           Authorized Representative

                                     A-2-7

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s)
and transfer(s) unto ________________________________________________________
(please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate
Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new
Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and
Class to the above named assignee and deliver such Commercial Mortgage
Pass-Through Certificate to the following address:
__________________________________________________.

Dated:  _________________________

                            _____________________________________________
                               Signature by or on behalf of Assignor

                            _____________________________________________
                                       Signature Guaranteed

                                     A-2-8

                            DISTRIBUTION INSTRUCTIONS

                  The Assignee should include the following for purposes of
distribution:

                  Distributions  shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________
for the account of _______________.

                  Distributions made by check (such check to be made payable to
_____________________) and all applicable statements and notices should be mailed to _________________________.

                  This information is provided by  ____________________________, the Assignee named above, or ____________________________________, as its agent.

                                     A-2-9

                                   EXHIBIT A-3

                          FORM OF CLASS A-3 CERTIFICATE

             CLASS A-3 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2004-C14

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund")
consisting primarily of a pool of multifamily and commercial mortgage loans (the
"Mortgage Loans"), such pool being formed and sold by

                     WACHOVIA BANK COMMERCIAL MORTGAGE TRUST

------------------------------------------------------------ ---------------------------------------------------------

Pass-Through Rate:  4.925% per annum                         Class  Principal  Balance of the Class A-3  Certificates
                                                             as of the Closing Date: $80,236,000
------------------------------------------------------------ ---------------------------------------------------------

Date of Pooling and  Servicing  Agreement:  as of August 1,  Initial Certificate  Principal Balance of this Class A-3
2004                                                         Certificate as of the Closing Date: $80,236,000
------------------------------------------------------------ ---------------------------------------------------------

Closing Date:  August 25, 2004                               Aggregate  Stated  Principal  Balance  of  the  Mortgage
                                                             Loans as of the Cut-Off Date: $1,097,030,350(1)
------------------------------------------------------------ ---------------------------------------------------------

First Distribution Date:  September 17, 2004
------------------------------------------------------------ ---------------------------------------------------------

Master Servicer:  Wachovia Bank, National Association        Trustee: LaSalle Bank National Association
------------------------------------------------------------ ---------------------------------------------------------

Special Servicer:  Allied Capital Corporation                Fiscal Agent: ABN AMRO Bank N.V.
------------------------------------------------------------ ---------------------------------------------------------

Certificate No.  A-3-1                                       CUSIP No.  929766 UJ0
------------------------------------------------------------ ---------------------------------------------------------

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR,
THE MASTER SERVICER, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF
FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED
IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY
AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO
SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC),

------------------
1 Excludes $13,555,556, which is the balance of the 11 Madison Avenue Non-Pooled
Componenet, represented solely by the Class MAD Certificate and $39,958,978, which is the balance of the Park Place Mall Subordinate Loan, represented solely by the Class PP Certificate.

                                     A-3-1

ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY
PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN
INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN WACHOVIA
COMMERCIAL MORTGAGE SECURITIES, INC., LASALLE BANK NATIONAL ASSOCIATION, ABN
AMRO BANK N.V., WACHOVIA BANK, NATIONAL ASSOCIATION OR ANY OF THEIR RESPECTIVE
AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE
GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER
PERSON.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL
REVENUE CODE OF 1986 (THE "CODE").

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS
CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH IN THE POOLING AND SERVICING
AGREEMENT REFERRED TO HEREIN. IN ADDITION, IF THE AGGREGATE CERTIFICATE
PRINCIPAL BALANCE OF THE CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G,
CLASS H, CLASS J, CLASS K, CLASS L, CLASS M, CLASS N, CLASS O AND CLASS P (AND
WITH RESPECT TO LOSSES AND EXPENSES ON THE 11 MADISON AVENUE LOAN, THE CLASS
MAD, AND WITH RESPECT TO LOSSES AND EXPENSES ON THE PARK PLACE MALL LOAN, THE
CLASS PP) CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE
PRINCIPAL BALANCE OF THIS CERTIFICATE, THE CLASS A-1 CERTIFICATES, THE CLASS A-2
CERTIFICATES, THE CLASS A-4 CERTIFICATES AND THE CLASS A-1A CERTIFICATES MAY BE
REDUCED BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND AS SET
FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ACCORDINGLY,
THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS
THAN THE AMOUNT SHOWN ABOVE.

                  This certifies that Cede & Co. is the registered owner of the
Percentage Interest evidenced by this Class A-3 Certificate (obtained by dividing the principal amount of this Class A-3 Certificate (its "Certificate
Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class A-3 Certificates (their "Class Principal Balance") as of the
Closing Date) in that certain beneficial ownership interest evidenced by all the
Class A-3 Certificates in the Trust Fund created pursuant to a Pooling and
Servicing Agreement, dated as specified above (the "Agreement"), among Wachovia
Commercial Mortgage Securities, Inc. (herein called the "Depositor", which term includes any successor entity under the Agreement), Wachovia Bank, National
Association (herein called the "Master Servicer", which term includes any successor entity under the Agreement), Allied Capital Corporation (herein called the "Special Servicer", which term includes any successor entity under the
Agreement), LaSalle

                                     A-3-2

Bank National Association (herein called the "Trustee", which term includes any successor entity under the Agreement) and ABN AMRO Bank N.V. (herein called the
"Fiscal Agent", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter.
To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the fourth Business Day following the related Determination Date (each, a "Distribution Date"). The Determination Date is the 11th day of each month or, if such 11th day is not a Business Day, the Business Day immediately succeeding, commencing in September 2004 (each, a "Determination Date"). Distributions will be made commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the
Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class A-3 Certificates on the applicable
Distribution Date pursuant to the Agreement. All distributions made under the
Agreement on the Class A-3 Certificates will be made by LaSalle Bank National
Association, as paying agent (the "Paying Agent"), by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such
Certificateholder shall have provided the Paying Agent with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such
Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust
Fund Expense previously allocated to this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this
Certificate as such address last appears in the Certificate Register or to any such other address of which the Paying Agent is subsequently notified in writing.

                  The Certificates are limited in right of distribution to
certain collections and recoveries respecting the Mortgage Loans and REO Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution
Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to
Certificateholders, such purposes including the reimbursement of Advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such Advances and expenses.

                                     A-3-3

                  Interest accrued on this Certificate during an Interest
Accrual Period, plus any unpaid interest shortfall with respect to this
Certificate for any prior Distribution Date, if any, will be payable on the related Distribution Date to the extent provided in the Agreement. The "Interest
Accrual Period" with respect to any Distribution Date and with respect to the
Class A-3 Certificates is the calendar month preceding the month in which such
Distribution Date occurs and is assumed to consist of 30 days.

                  Any distribution to the Holder of this Certificate in
reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

                  The Class A-3 Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement.
As provided in the Agreement and subject to certain limitations therein set forth, Class A-3 Certificates are exchangeable for new Class A-3 Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  As provided in the Agreement and subject to certain
limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the
Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class A-3 Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  No service charge will be imposed for any registration of
transfer or exchange of Class A-3 Certificates, but the Certificate Registrar
may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class
A-3 Certificates.

                  Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

                  The Depositor, the Master Servicer, the Special Servicer, the
Trustee, the Fiscal Agent, the Paying Agent and the Certificate Registrar and
any agent of the Depositor, the Master Servicer, the Special Servicer, the
Trustee, the Fiscal Agent, the Paying Agent or the Certificate Registrar may
treat the Person in whose name this Certificate is registered as the owner hereof for all purposes whatsoever and none of the Depositor, the Master
Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Paying Agent,
the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                  The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the
Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement

                                     A-3-4

following the earlier to occur of (i) the final payment (or any advance with respect thereto) or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer, the
Special Servicer or the Majority Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and each REO
Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Majority Subordinate
Certificateholder to purchase from the Trust Fund all Mortgage Loans and each
REO Property remaining therein. The exercise of such right will effect early retirement of the Class A-3 Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the
time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date specified on the face hereof.

                  In addition, any exchange by any Certificateholder of all of the then outstanding Certificates for all of the Mortgage Loans and each REO
Property remaining in the Trust Fund may be made: (i) if the then outstanding
Certificates are held by a single Certificateholder and (ii) the Class A-1,
Class A-2, Class A-3, Class A-4, Class A-1A, Class B, Class C and Class D
Certificates have been paid in full.

                  The Agreement permits, with certain exceptions therein
provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the
Trustee and the Fiscal Agent and the rights of the Certificateholders under the
Agreement at any time by the Depositor, the Master Servicer, the Special
Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of
Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this
Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as consisting of two separate REMICs and a grantor trust, without the consent of the Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been
executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein)
for distributions hereunder.

                  This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                                     A-3-5

                  IN WITNESS WHEREOF, the Certificate Registrar has caused this
Certificate to be duly executed.

Dated:  August 25, 2004

                                       LASALLE BANK NATIONAL
                                         ASSOCIATION, as Certificate Registrar

                                       By: _____________________________________
                                           Authorized Representative

                                     A-3-6

                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class A-3 Certificates referred to in the within-mentioned Agreement.

                                      LASALLE BANK NATIONAL
                                        ASSOCIATION, as Authenticating Agent

                                      By: ______________________________________
                                          Authorized Representative

                                     A-3-7

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s)
and transfer(s) unto ________________________________________________________
(please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate
Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new
Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and
Class to the above named assignee and deliver such Commercial Mortgage
Pass-Through Certificate to the following address:
__________________________________________________.

Dated:  _________________________

                            _____________________________________________
                               Signature by or on behalf of Assignor

                            _____________________________________________
                                       Signature Guaranteed

                                     A-3-8

                            DISTRIBUTION INSTRUCTIONS

                  The Assignee should include the following for purposes of
distribution:

                  Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________ for the account of _______________.

                  Distributions made by check (such check to be made payable to
_____________________) and all applicable statements and notices should be mailed to _________________________.

                  This information is provided by _____________________________, the Assignee named above, or ____________________________________, as its agent.

                                     A-3-9

                                   EXHIBIT A-4

                          FORM OF CLASS A-4 CERTIFICATE

             CLASS A-4 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2004-C14

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund")
consisting primarily of a pool of multifamily and commercial mortgage loans (the
"Mortgage Loans"), such pool being formed and sold by

                     WACHOVIA BANK COMMERCIAL MORTGAGE TRUST

------------------------------------------------------------ ---------------------------------------------------------

Pass-Through Rate:  Variable                                 Class  Principal  Balance of the Class A-4  Certificates
                                                             as of the Closing Date: $305,906,000
------------------------------------------------------------ ---------------------------------------------------------

Date of Pooling and  Servicing  Agreement:  as of August 1,  Initial Certificate  Principal Balance of this Class A-4
2004                                                         Certificate as of the Closing Date: $305,906,000
------------------------------------------------------------ ---------------------------------------------------------

Closing Date:  August 25, 2004                               Aggregate  Stated  Principal  Balance  of  the  Mortgage
                                                             Loans as of the Cut-Off Date: $1,097,030,350(1)
------------------------------------------------------------ ---------------------------------------------------------

First Distribution Date:  September 17, 2004
------------------------------------------------------------ ---------------------------------------------------------

Master Servicer:  Wachovia Bank, National Association        Trustee: LaSalle Bank National Association
------------------------------------------------------------ ---------------------------------------------------------

Special Servicer:  Allied Capital Corporation                Fiscal Agent: ABN AMRO Bank N.V.
------------------------------------------------------------ ---------------------------------------------------------

Certificate No.  A-4-1                                       CUSIP No.  929766 UK7
------------------------------------------------------------ ---------------------------------------------------------

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR,
THE MASTER SERVICER, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF
FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED
IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY
AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO
SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC),

--------------------
1 Excludes $13,555,556, which is the balance of the 11 Madison Avenue Non-Pooled
Component, represented solely by the Class MAD Certificate and $39,958,978, which is the balance of the Park Place Mall Subordinate Loan, represented solely by the Class PP Certificate.

                                     A-4-1

ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY
PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN
INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN WACHOVIA
COMMERCIAL MORTGAGE SECURITIES, INC., LASALLE BANK NATIONAL ASSOCIATION, ABN
AMRO BANK N.V., WACHOVIA BANK, NATIONAL ASSOCIATION OR ANY OF THEIR RESPECTIVE
AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE
GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER
PERSON.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL
REVENUE CODE OF 1986 (THE "CODE").

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS
CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH IN THE POOLING AND SERVICING
AGREEMENT REFERRED TO HEREIN. IN ADDITION, IF THE AGGREGATE CERTIFICATE
PRINCIPAL BALANCE OF THE CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G,
CLASS H, CLASS J, CLASS K, CLASS L, CLASS M, CLASS N, CLASS O AND CLASS P (AND
WITH RESPECT TO LOSSES AND EXPENSES ON THE 11 MADISON AVENUE LOAN, THE CLASS
MAD, AND WITH RESPECT TO LOSSES AND EXPENSES ON THE PARK PLACE MALL LOAN, THE
CLASS PP) CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE
PRINCIPAL BALANCE OF THIS CERTIFICATE, THE CLASS A-1 CERTIFICATES, THE CLASS A-2
CERTIFICATES, THE CLASS A-3 CERTIFICATES AND THE CLASS A-1A CERTIFICATES MAY BE
REDUCED BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND AS SET
FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ACCORDINGLY,
THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS
THAN THE AMOUNT SHOWN ABOVE.

                  This certifies that Cede & Co. is the registered owner of the
Percentage Interest evidenced by this Class A-4 Certificate (obtained by dividing the principal amount of this Class A-4 Certificate (its "Certificate
Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class A-4 Certificates (their "Class Principal Balance") as of the
Closing Date) in that certain beneficial ownership interest evidenced by all the
Class A-4 Certificates in the Trust Fund created pursuant to a Pooling and
Servicing Agreement, dated as specified above (the "Agreement"), among Wachovia
Commercial Mortgage Securities, Inc. (herein called the "Depositor", which term includes any successor entity under the Agreement), Wachovia Bank, National
Association (herein called the "Master Servicer", which term includes any successor entity under the Agreement), Allied Capital Corporation (herein called the "Special Servicer", which term includes any successor entity under the
Agreement), LaSalle

                                     A-4-2

Bank National Association (herein called the "Trustee", which term includes any successor entity under the Agreement) and ABN AMRO Bank N.V. (herein called the
"Fiscal Agent", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter.
To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the fourth Business Day following the related Determination Date (each, a "Distribution Date"). The Determination Date is the 11th day of each month or, if such 11th day is not a Business Day, the Business Day immediately succeeding, commencing in September 2004 (each, a "Determination Date"). Distributions will be made commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the
Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class A-4 Certificates on the applicable
Distribution Date pursuant to the Agreement. All distributions made under the
Agreement on the Class A-4 Certificates will be made by LaSalle Bank National
Association, as paying agent (the "Paying Agent"), by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such
Certificateholder shall have provided the Paying Agent with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such
Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust
Fund Expense previously allocated to this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this
Certificate as such address last appears in the Certificate Register or to any such other address of which the Paying Agent is subsequently notified in writing.

                  The Certificates are limited in right of distribution to
certain collections and recoveries respecting the Mortgage Loans and REO Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution
Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to
Certificateholders, such purposes including the reimbursement of Advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such Advances and expenses.

                                     A-4-3

                  Interest accrued on this Certificate during an Interest
Accrual Period, plus any unpaid interest shortfall with respect to this
Certificate for any prior Distribution Date, if any, will be payable on the related Distribution Date to the extent provided in the Agreement. The "Interest
Accrual Period" with respect to any Distribution Date and with respect to the
Class A-4 Certificates is the calendar month preceding the month in which such
Distribution Date occurs and is assumed to consist of 30 days.

                  Any distribution to the Holder of this Certificate in
reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

                  The Class A-4 Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement.
As provided in the Agreement and subject to certain limitations therein set forth, Class A-4 Certificates are exchangeable for new Class A-4 Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  As provided in the Agreement and subject to certain
limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the
Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class A-4 Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  No service charge will be imposed for any registration of
transfer or exchange of Class A-4 Certificates, but the Certificate Registrar
may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class
A-4 Certificates.

                  Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

                  The Depositor, the Master Servicer, the Special Servicer, the
Trustee, the Fiscal Agent, the Paying Agent and the Certificate Registrar and
any agent of the Depositor, the Master Servicer, the Special Servicer, the
Trustee, the Fiscal Agent, the Paying Agent or the Certificate Registrar may
treat the Person in whose name this Certificate is registered as the owner hereof for all purposes whatsoever and none of the Depositor, the Master
Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Paying Agent,
the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                  The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the
Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement

                                     A-4-4

following the earlier to occur of (i) the final payment (or any advance with respect thereto) or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer, the
Special Servicer or the Majority Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and each REO
Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Majority Subordinate
Certificateholder to purchase from the Trust Fund all Mortgage Loans and each
REO Property remaining therein. The exercise of such right will effect early retirement of the Class A-4 Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the
time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date specified on the face hereof.

                  In addition, any exchange by any Certificateholder of all of the then outstanding Certificates for all of the Mortgage Loans and each REO
Property remaining in the Trust Fund may be made: (i) if the then outstanding
Certificates are held by a single Certificateholder and (ii) the Class A-1,
Class A-2, Class A-3, Class A-4, Class A-1A, Class B, Class C and Class D
Certificates have been paid in full.

                  The Agreement permits, with certain exceptions therein
provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the
Trustee and the Fiscal Agent and the rights of the Certificateholders under the
Agreement at any time by the Depositor, the Master Servicer, the Special
Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of
Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this
Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as consisting of two separate REMICs and a grantor trust, without the consent of the Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been
executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein)
for distributions hereunder.

                  This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                                     A-4-5

                  IN WITNESS WHEREOF, the Certificate Registrar has caused this
Certificate to be duly executed.

Dated:  August 25, 2004

                                      LASALLE BANK NATIONAL
                                        ASSOCIATION, as Certificate Registrar

                                      By: ______________________________________
                                          Authorized Representative

                                     A-4-6

                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class A-4 Certificates referred to in the within-mentioned Agreement.

                                     LASALLE BANK NATIONAL
                                       ASSOCIATION, as Authenticating Agent

                                     By: _______________________________________
                                         Authorized Representative

                                     A-4-7

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s)
and transfer(s) unto ________________________________________________________
(please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate
Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new
Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and
Class to the above named assignee and deliver such Commercial Mortgage
Pass-Through Certificate to the following address:
__________________________________________________.

Dated:  _________________________

                                 _____________________________________________
                                    Signature by or on behalf of Assignor

                                 _____________________________________________
                                            Signature Guaranteed

                                     A-4-8

                            DISTRIBUTION INSTRUCTIONS

                  The Assignee should include the following for purposes of
distribution:

                  Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________ for the account of _______________.

                  Distributions made by check (such check to be made payable to
_____________________) and all applicable statements and notices should be mailed to _________________________.

                  This information is provided by______________________________, the Assignee named above, or ____________________________________, as its agent.

                                     A-4-9

                                   EXHIBIT A-5

                         FORM OF CLASS A-1A CERTIFICATE

            CLASS A-1A COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2004-C14

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund")
consisting primarily of a pool of multifamily and commercial mortgage loans (the
"Mortgage Loans"), such pool being formed and sold by

                     WACHOVIA BANK COMMERCIAL MORTGAGE TRUST

------------------------------------------------------------ ---------------------------------------------------------

Pass-Through Rate:  4.779% per annum                         Class Principal  Balance of the Class A-1A  Certificates
                                                             as of the Closing Date: $294,994,000
------------------------------------------------------------ ---------------------------------------------------------

Date of Pooling and  Servicing  Agreement:  as of August 1,  Initial  Certificate  Principal  Balance  of this  Class
2004                                                         A-1A Certificate as of the Closing Date: $294,994,000
------------------------------------------------------------ ---------------------------------------------------------

Closing Date:  August 25, 2004                               Aggregate  Stated  Principal  Balance  of  the  Mortgage
                                                             Loans as of the Cut-Off Date: $1,097,030,350(1)
------------------------------------------------------------ ---------------------------------------------------------

First Distribution Date:  September 17, 2004
------------------------------------------------------------ ---------------------------------------------------------

Master Servicer:  Wachovia Bank, National Association        Trustee: LaSalle Bank National Association
------------------------------------------------------------ ---------------------------------------------------------

Special Servicer:  Allied Capital Corporation                Fiscal Agent: ABN AMRO Bank N.V.
------------------------------------------------------------ ---------------------------------------------------------

Certificate No. A-1A-1                                       CUSIP No.  929766 UL5
------------------------------------------------------------ ---------------------------------------------------------

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR,
THE MASTER SERVICER, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF
FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED
IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY
AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO
SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC),

--------------------
1 Excludes $13,555,556, which is the balance of the 11 Madison Avenue Non-Pooled
Component, represented solely by the Class MAD Certificate and $39,958,978, which is the balance of the Park Place Mall Subordinate Loan, represented solely by the Class PP Certificate.

                                     A-5-1

ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY
PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN
INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN WACHOVIA
COMMERCIAL MORTGAGE SECURITIES, INC., LASALLE BANK NATIONAL ASSOCIATION, ABN
AMRO BANK N.V., WACHOVIA BANK, NATIONAL ASSOCIATION, OR ANY OF THEIR RESPECTIVE
AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE
GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER
PERSON.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT
OF 1933 (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE,
TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR
QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH
REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION
5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL
REVENUE CODE OF 1986 (THE "CODE").

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE MADE TO ANY
"EMPLOYEE BENEFIT PLAN" SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME
SECURITY ACT OF 1974, AS AMENDED ("ERISA"), ANY "PLAN" SUBJECT TO SECTION 4975
OF THE CODE, OR ANY OTHER RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR
ARRANGEMENT SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW SUBSTANTIVELY SIMILAR TO
THE FOREGOING PROVISIONS OF ERISA OR THE CODE, OR ANY PERSON ACTING ON BEHALF OF
OR WITH ANY ASSETS OF ANY SUCH PLAN (EACH, A "PLAN") UNLESS IT IS (A) AN
INSURANCE COMPANY GENERAL ACCOUNT WHICH IS ELIGIBLE FOR, AND SATISFIES ALL OF
THE REQUIREMENTS FOR, EXEMPTIVE RELIEF UNDER SECTIONS I AND III OF DEPARTMENT OF
LABOR PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTE 95-50") OR (B) AN
ACCREDITED INVESTOR AS DEFINED IN RULE 501(A)(1) OF REGULATION D UNDER THE
SECURITIES ACT AND SATISFIES ALL THE REQUIREMENTS OF THE EXEMPTIONS AS IN EFFECT
AT THE TIME OF SUCH TRANSFER. EACH PERSON WHO ACQUIRES THIS CERTIFICATE SHALL BE
REQUIRED (OR, IN THE CASE OF A BOOK-ENTRY CERTIFICATE, DEEMED) TO HAVE CERTIFIED
THAT THE FOREGOING CONDITIONS ARE SATISFIED, AND THAT IT WILL NOT TRANSFER THIS
CERTIFICATE IN VIOLATION OF THE FOREGOING.

                                     A-5-2

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS
CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH IN THE POOLING AND SERVICING
AGREEMENT REFERRED TO HEREIN. IN ADDITION, IF THE AGGREGATE CERTIFICATE
PRINCIPAL BALANCE OF THE CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G,
CLASS H, CLASS J, CLASS K, CLASS L, CLASS M, CLASS N, CLASS O AND CLASS P (AND
WITH RESPECT TO LOSSES AND EXPENSES ON THE 11 MADISON AVENUE LOAN, THE CLASS
MAD, AND WITH RESPECT TO LOSSES AND EXPENSES ON THE PARK PLACE MALL LOAN, THE
CLASS PP) CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE
PRINCIPAL BALANCE OF THIS CERTIFICATE, THE CLASS A-1 CERTIFICATES, THE CLASS A-2
CERTIFICATES, THE CLASS A-3 CERTIFICATES AND THE CLASS A-4 CERTIFICATES MAY BE
REDUCED BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND AS SET
FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ACCORDINGLY,
THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS
THAN THE AMOUNT SHOWN ABOVE.

                  This certifies that Cede & Co. is the registered owner of the
Percentage Interest evidenced by this Class A-1A Certificate (obtained by dividing the principal amount of this Class A-1A Certificate (its "Certificate
Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class A-1A Certificates (their "Class Principal Balance") as of the
Closing Date) in that certain beneficial ownership interest evidenced by all the
Class A-1A Certificates in the Trust Fund created pursuant to a Pooling and
Servicing Agreement, dated as specified above (the "Agreement"), among Wachovia
Commercial Mortgage Securities, Inc. (herein called the "Depositor", which term includes any successor entity under the Agreement), Wachovia Bank, National
Association (herein called the "Master Servicer", which term includes any successor entity under the Agreement), Allied Capital Corporation (herein called the "Special Servicer", which term includes any successor entity under the
Agreement), LaSalle Bank National Association (herein called the "Trustee", which term includes any successor entity under the Agreement) and ABN AMRO Bank
N.V. (herein called the "Fiscal Agent", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This
Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the fourth Business Day following the related Determination Date (each, a "Distribution Date"). The Determination Date is the 11th day of each month or, if such 11th day is not a Business Day, the Business Day immediately succeeding, commencing in September 2004 (each, a "Determination Date"). Distributions will be made commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the
Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class A-1A Certificates on the

                                     A-5-3

applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on the Class A-1A Certificates will be made by LaSalle Bank
National Association, as paying agent (the "Paying Agent"), by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such
Certificateholder shall have provided the Paying Agent with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such
Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust
Fund Expense previously allocated to this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this
Certificate as such address last appears in the Certificate Register or to any such other address of which the Paying Agent is subsequently notified in writing.

                  The Certificates are limited in right of distribution to
certain collections and recoveries respecting the Mortgage Loans and REO Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution
Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to
Certificateholders, such purposes including the reimbursement of Advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such Advances and expenses.

                  Interest accrued on this Certificate during an Interest
Accrual Period, plus any unpaid interest shortfall with respect to this
Certificate for any prior Distribution Date, if any, will be payable on the related Distribution Date to the extent provided in the Agreement. The "Interest
Accrual Period" with respect to any Distribution Date and with respect to the
Class A-1A Certificates is the calendar month preceding the month in which such
Distribution Date occurs and is assumed to consist of 30 days.

                  Any distribution to the Holder of this Certificate in
reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

                  The Class A-1A Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement.
As provided in the Agreement and subject to certain limitations therein set forth, Class A-1A Certificates are exchangeable for new Class A-1A Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                                     A-5-4

                  As provided in the Agreement and subject to certain
limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the
Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class A-1A Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  No transfer of any Class A-1A Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the
Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If such a transfer is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or the initial transfer thereof by the Depositor, the
Underwriters or their respective affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit G-1 to the Agreement, and a certificate from such Certificateholder's prospective transferee substantially in the form attached as either Exhibit G-2 or Exhibit G-3 to the Agreement; or
(ii) an Opinion of Counsel reasonably satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the
Securities Act (which Opinion of Counsel shall not be an expense of the Trust
Fund or of the Depositor, the Master Servicer, the Special Servicer, the
Trustee, the Paying Agent or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective transferee on which such
Opinion of Counsel is based. None of the Depositor, the Trustee, Paying Agent or the Certificate Registrar is obligated to register or qualify the Class A-1A
Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any
Class A-1A Certificate without registration or qualification. Any Class A-1A
Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class A-1A Certificate agrees to, indemnify the Trustee, the
Certificate Registrar, the Paying Agent and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                  No service charge will be imposed for any registration of
transfer or exchange of Class A-1A Certificates, but the Certificate Registrar
may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class
A-1A Certificates.

                  Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

                  The Depositor, the Master Servicer, the Special Servicer, the
Trustee, the Fiscal Agent, the Paying Agent and the Certificate Registrar and
any agent of the Depositor, the Master Servicer, the Special Servicer, the
Trustee, the Fiscal Agent, the Paying Agent or the Certificate

                                     A-5-5

Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes whatsoever and none of the Depositor, the
Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Paying
Agent, the Certificate Registrar, or any such agent shall be affected by notice to the contrary.

                  The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the
Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto)
or other liquidation of the last Mortgage Loan or REO Property remaining in the
Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the
Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein.
The exercise of such right will effect early retirement of the Class A-1A
Certificates; however, such right to purchase is subject to the aggregate Stated
Principal Balance of the Mortgage Pool at the time of purchase being less than
1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the
Cut-off Date specified on the face hereof.

                  In addition, any exchange by any Certificateholder of all of the then outstanding Certificates for all of the Mortgage Loans and each REO
Property remaining in the Trust Fund may be made: (i) if the then outstanding
Certificates are held by a single Certificateholder and (ii) the Class A-1,
Class A-2, Class A-3, Class A-4, Class A-1A, Class B, Class C and Class D
Certificates have been paid in full.

                  The Agreement permits, with certain exceptions therein
provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the
Trustee and the Fiscal Agent and the rights of the Certificateholders under the
Agreement at any time by the Depositor, the Master Servicer, the Special
Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of
Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this
Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as consisting of two separate REMICs and a grantor trust, without the consent of the Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been
executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein)
for distributions hereunder.

                                     A-5-6

                  This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                                     A-5-7

                  IN WITNESS WHEREOF, the Certificate Registrar has caused this
Certificate to be duly executed.

Dated:  August 25, 2004

                                     LASALLE BANK NATIONAL
                                       ASSOCIATION, as Certificate Registrar

                                     By: _______________________________________
                                         Authorized Representative

                                     A-5-8

                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class A-1A Certificates referred to in the within-mentioned Agreement.

                                     LASALLE BANK NATIONAL
                                       ASSOCIATION, as Authenticating Agent

                                     By: _______________________________________
                                         Authorized Representative

                                     A-5-9

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s)
and transfer(s) unto ________________________________________________________
(please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate
Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new
Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and
Class to the above named assignee and deliver such Commercial Mortgage
Pass-Through Certificate to the following address:
__________________________________________________.

Dated:  _________________________

                                ________________________________________________
                                      Signature by or on behalf of Assignor

                                ________________________________________________
                                             Signature Guaranteed

                                     A-5-10

                            DISTRIBUTION INSTRUCTIONS

                  The Assignee should include the following for purposes of
distribution:

                  Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________ for the account of _______________.

                  Distributions made by check (such check to be made payable to
_____________________) and all applicable statements and notices should be mailed to _________________________.
     This information is provided by ________________________________, the
Assignee named above, or ____________________________________, as its agent.

                                     A-5-11

                                  EXHIBIT A-6-1

                          FORM OF CLASS X-C CERTIFICATE

             CLASS X-C COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2004-C14

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund")
consisting primarily of a pool of multifamily and commercial mortgage loans (the
"Mortgage Loans"), such pool being formed and sold by

                     WACHOVIA BANK COMMERCIAL MORTGAGE TRUST

------------------------------------------------------------ ---------------------------------------------------------

Pass-Through Rate:  Variable                                 Aggregate  Certificate  Notional Amount of all Class X-C
                                                             Certificates as of the Closing Date: $1,097,030,349
------------------------------------------------------------ ---------------------------------------------------------

Date of Pooling and  Servicing  Agreement:  as of August 1,  Certificate   Notional   Amount   of  this   Class   X-C
2004                                                         Certificate as of the Closing Date: $500,000,000
------------------------------------------------------------ ---------------------------------------------------------

Closing Date:  August 25, 2004                               Aggregate  Stated  Principal  Balance  of  the  Mortgage
                                                             Loans as of the Cut-Off Date: $1,097,030,350(1)
------------------------------------------------------------ ---------------------------------------------------------

First Distribution Date:  September 17, 2004
------------------------------------------------------------ ---------------------------------------------------------

Master Servicer:  Wachovia Bank, National Association        Trustee: LaSalle Bank National Association
------------------------------------------------------------ ---------------------------------------------------------

Special Servicer:  Allied Capital Corporation                Fiscal Agent: ABN AMRO Bank N.V.
------------------------------------------------------------ ---------------------------------------------------------

Certificate No.  X-C-1                                       CUSIP No. 929766 UG6
------------------------------------------------------------ ---------------------------------------------------------

THIS CERTIFICATE DOES NOT HAVE A CERTIFICATE PRINCIPAL BALANCE AND WILL NOT
ENTITLE THE HOLDER HEREOF TO DISTRIBUTIONS OF PRINCIPAL, BUT IS ENTITLED TO
RECEIVE DISTRIBUTIONS OF INTEREST ONLY ON A NOTIONAL AMOUNT AS SET FORTH IN THE
AGREEMENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR,
THE MASTER SERVICER, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF
FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY

------------------
1 Excludes $13,555,556, which is the balance of the 11 Madison Avenue Non-Pooled
Component, represented solely by the Class MAD Certificate and $39,958,978, which is the balance of the Park Place Mall Subordinate Loan, represented solely by the Class PP Certificate.

                                     A-6-1-1

CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME
AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE
TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN WACHOVIA
COMMERCIAL MORTGAGE SECURITIES, INC., LASALLE BANK NATIONAL ASSOCIATION, ABN
AMRO BANK N.V., WACHOVIA BANK, NATIONAL ASSOCIATION OR ANY OF THEIR RESPECTIVE
AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE
GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER
PERSON.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT
OF 1933 (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE,
TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR
QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH
REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION
5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL
REVENUE CODE OF 1986 (THE "CODE").

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE MADE TO ANY
"EMPLOYEE BENEFIT PLAN" SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME
SECURITY ACT OF 1974, AS AMENDED ("ERISA"), ANY "PLAN" SUBJECT TO SECTION 4975
OF THE CODE, OR ANY OTHER RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR
ARRANGEMENT SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW SUBSTANTIVELY SIMILAR TO
THE FOREGOING PROVISIONS OF ERISA OR THE CODE, OR ANY PERSON ACTING ON BEHALF OF
OR WITH ANY ASSETS OF ANY SUCH PLAN (EACH, A "PLAN") UNLESS IT IS (A) AN
INSURANCE COMPANY GENERAL ACCOUNT WHICH IS ELIGIBLE FOR, AND SATISFIES ALL OF
THE REQUIREMENTS FOR, EXEMPTIVE RELIEF UNDER SECTIONS I AND III OF DEPARTMENT OF
LABOR PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTE 95-50") OR (B) AN
ACCREDITED INVESTOR AS DEFINED IN RULE 501(A)(1) OF REGULATION D UNDER THE
SECURITIES ACT AND SATISFIES ALL THE REQUIREMENTS OF THE EXEMPTIONS AS IN EFFECT
AT THE TIME OF SUCH TRANSFER. EACH PERSON WHO ACQUIRES THIS CERTIFICATE SHALL

                                     A-6-1-2

BE
REQUIRED (OR, IN THE CASE OF A BOOK-ENTRY CERTIFICATE, DEEMED) TO HAVE CERTIFIED
THAT THE FOREGOING CONDITIONS ARE SATISFIED, AND THAT IT WILL NOT TRANSFER THIS
CERTIFICATE IN VIOLATION OF THE FOREGOING.

BECAUSE THE COMPONENTS COMPRISING THE NOTIONAL AMOUNT OF THE CLASS X-C
CERTIFICATES WILL BE REDUCED BY ANY DISTRIBUTIONS IN REDUCTION OF THE
CERTIFICATE PRINCIPAL BALANCE OF THE CERTIFICATES RELATING TO SUCH COMPONENTS
AND BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND WHICH ARE
ALLOCATED TO SUCH CERTIFICATES RELATING TO SUCH COMPONENTS AS SET FORTH IN THE
AGREEMENT, THE OUTSTANDING NOTIONAL AMOUNT HEREOF AT ANY TIME MAY BE LESS THAN
THE AMOUNT SHOWN ABOVE.

                  This certifies that Cede & Co. is the registered owner of the
Percentage Interest evidenced by this Class X-C Certificate in that certain beneficial ownership interest evidenced by all the Class X-C Certificates in the
Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Wachovia Commercial Mortgage
Securities, Inc. (herein called the "Depositor", which term includes any successor entity under the Agreement), Wachovia Bank, National Association
(herein called the "Master Servicer", which term includes any successor entity under the Agreement), Allied Capital Corporation (herein called the "Special
Servicer", which term includes any successor entity under the Agreement),
LaSalle Bank National Association (herein called the "Trustee", which term includes any successor entity under the Agreement) and ABN AMRO Bank N.V.
(herein called the "Fiscal Agent", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This
Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the fourth Business Day following the related Determination Date (each, a "Distribution Date"). The Determination Date is the 11th day of each month or, if such 11th day is not a Business Day, the Business Day immediately succeeding, commencing in September 2004 (each, a "Determination Date"). Distributions will be made commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the
Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class X-C Certificates on the applicable
Distribution Date pursuant to the Agreement. The Pass-Through Rate applicable to the Class X-C Certificates for each Distribution Date is as provided in the
Agreement. All distributions made under the Agreement on the Class X-C
Certificates will be made by LaSalle Bank National Association, as paying agent
(the "Paying Agent"), by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Paying Agent with wiring instructions no less than five Business Days prior to the related Record Date

                                    A-6-1-3

(which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register.
Notwithstanding the foregoing, the final distribution on this Certificate will be made in like manner, but only upon presentation and surrender of this
Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution.

                  The Certificates are limited in right of distribution to
certain collections and recoveries respecting the Mortgage Loans and REO Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution
Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to
Certificateholders, such purposes including the reimbursement of Advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such Advances and expenses.

                  Interest accrued on this Certificate during an Interest
Accrual Period, plus any unpaid interest shortfall with respect to this
Certificate for any prior Distribution Date, if any, will be payable on the related Distribution Date to the extent provided in the Agreement. The "Interest
Accrual Period" with respect to any Distribution Date and with respect to the
Class X-C Certificates is the calendar month preceding the month in which such
Distribution Date occurs and is assumed to consist of 30 days.

                  The Class X-C Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement.
As provided in the Agreement and subject to certain limitations therein set forth, Class X-C Certificates are exchangeable for new Class X-C Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  As provided in the Agreement and subject to certain
limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the
Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class X-C Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  No transfer of any Class X-C Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the
Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If such a transfer is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or the initial transfer thereof by the Depositor, the
Underwriters or their respective affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit G-1 to the Agreement, and a certificate from such Certificateholder's prospective transferee substantially in the form attached as either Exhibit G-2 or Exhibit G-3 to the Agreement; or
(ii) an Opinion of Counsel reasonably satisfactory to the Certificate Registrar

                                    A-6-1-4

to the effect that such transfer may be made without registration under the
Securities Act (which Opinion of Counsel shall not be an expense of the Trust
Fund or of the Depositor, the Master Servicer, the Special Servicer, the
Trustee, the Paying Agent or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective transferee on which such
Opinion of Counsel is based. None of the Depositor, the Trustee, Paying Agent or the Certificate Registrar is obligated to register or qualify the Class X-C
Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any
Class X-C Certificate without registration or qualification. Any Class X-C
Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class X-C Certificate agrees to, indemnify the Trustee, the
Certificate Registrar, the Paying Agent and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                  No service charge will be imposed for any registration of
transfer or exchange of Class X-C Certificates, but the Certificate Registrar
may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class
X-C Certificates.

                  Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

                  The Depositor, the Master Servicer, the Special Servicer, the
Trustee, the Fiscal Agent, the Paying Agent and the Certificate Registrar and
any agent of the Depositor, the Master Servicer, the Special Servicer, the
Trustee, the Fiscal Agent, the Paying Agent or the Certificate Registrar may
treat the Person in whose name this Certificate is registered as the owner hereof for all purposes whatsoever and none of the Depositor, the Master
Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Paying Agent,
the Certificate Registrar, or any such agent shall be affected by notice to the contrary.

                  The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the
Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto)
or other liquidation of the last Mortgage Loan or REO Property remaining in the
Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the
Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein.
The exercise of such right will effect early retirement of the Class X-C
Certificates; however, such right to purchase is subject to the aggregate Stated
Principal Balance of the Mortgage Pool at the time of purchase being less than
1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the
Cut-off Date specified on the face hereof.

                                    A-6-1-5

                  In addition, any exchange by any Certificateholder of all of the then outstanding Certificates for all of the Mortgage Loans and each REO
Property remaining in the Trust Fund may be made: (i) if the then outstanding
Certificates are held by a single Certificateholder and (ii) the Class A-1,
Class A-2, Class A-3, Class A-4, Class A-1A, Class B, Class C and Class D
Certificates have been paid in full.

                  The Agreement permits, with certain exceptions therein
provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the
Trustee and the Fiscal Agent and the rights of the Certificateholders under the
Agreement at any time by the Depositor, the Master Servicer, the Special
Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of
Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this
Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as consisting of two separate REMICs and a grantor trust, without the consent of the Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been
executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein)
for distributions hereunder.

                  This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                                    A-6-1-6

                  IN WITNESS WHEREOF, the Certificate Registrar has caused this
Certificate to be duly executed.

Dated:  August 25, 2004

                                     LASALLE BANK NATIONAL
                                        ASSOCIATION, as Certificate Registrar

                                     By: _______________________________________
                                         Authorized Representative

                                    A-6-1-7

                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class X-C Certificates referred to in the within-mentioned Agreement.

                             LASALLE BANK NATIONAL
                               ASSOCIATION, as Authenticating Agent

                             By: ______________________________________________
                                 Authorized Representative

                                    A-6-1-8

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s)
and transfer(s) unto ________________________________________________________
(please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate
Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new
Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and
Class to the above named assignee and deliver such Commercial Mortgage
Pass-Through Certificate to the following address:
__________________________________________________.

Dated:  _________________________

                                ____________________________________________
                                     Signature by or on behalf of Assignor

                                ____________________________________________
                                             Signature Guaranteed

                                    A-6-1-9

                            DISTRIBUTION INSTRUCTIONS

                  The Assignee should include the following for purposes of
distribution:

                  Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________ for the account of _______________.

                  Distributions made by check (such check to be made payable to
_____________________) and all applicable statements and notices should be mailed to _________________________.

                  This information is provided by _____________________________, the Assignee named above, or ____________________________________, as its agent.

                                    A-6-1-10

                                  EXHIBIT A-6-2

                          FORM OF CLASS X-C CERTIFICATE

             CLASS X-C COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2004-C14

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund")
consisting primarily of a pool of multifamily and commercial mortgage loans (the
"Mortgage Loans"), such pool being formed and sold by

                     WACHOVIA BANK COMMERCIAL MORTGAGE TRUST

------------------------------------------------------------ ---------------------------------------------------------

Pass-Through Rate:  Variable                                 Aggregate  Certificate  Notional Amount of all Class X-C
                                                             Certificates as of the Closing Date: $1,097,030,349
------------------------------------------------------------ ---------------------------------------------------------

Date of Pooling and  Servicing  Agreement:  as of August 1,  Certificate   Notional   Amount   of  this   Class   X-C
2004                                                         Certificate as of the Closing Date: $500,000,000
------------------------------------------------------------ ---------------------------------------------------------

Closing Date:  August 25, 2004                               Aggregate  Stated  Principal  Balance  of  the  Mortgage
                                                             Loans as of the Cut-Off Date: $1,097,030,350(1)
------------------------------------------------------------ ---------------------------------------------------------

First Distribution Date:  September 17, 2004
------------------------------------------------------------ ---------------------------------------------------------

Master Servicer:  Wachovia Bank, National Association        Trustee: LaSalle Bank National Association
------------------------------------------------------------ ---------------------------------------------------------

Special Servicer:  Allied Capital Corporation                Fiscal Agent: ABN AMRO Bank N.V.
------------------------------------------------------------ ---------------------------------------------------------

Certificate No. X-C-2                                        CUSIP No.  929766 UG6
------------------------------------------------------------ ---------------------------------------------------------

THIS CERTIFICATE DOES NOT HAVE A CERTIFICATE PRINCIPAL BALANCE AND WILL NOT
ENTITLE THE HOLDER HEREOF TO DISTRIBUTIONS OF PRINCIPAL, BUT IS ENTITLED TO
RECEIVE DISTRIBUTIONS OF INTEREST ONLY ON A NOTIONAL AMOUNT AS SET FORTH IN THE
AGREEMENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR,
THE MASTER SERVICER, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF
FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY

------------------
1 Excludes $13,555,556, which is the balance of the 11 Madison Avenue Non-Pooled
Component, represented solely by the Class MAD Certificate and $39,958,978, which is the balance of the Park Place Mall Subordinate Loan, represented solely by the Class PP Certificate.

                                    A-6-2-1

CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME
AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE
TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN WACHOVIA
COMMERCIAL MORTGAGE SECURITIES, INC., LASALLE BANK NATIONAL ASSOCIATION, ABN
AMRO BANK N.V., WACHOVIA BANK, NATIONAL ASSOCIATION OR ANY OF THEIR RESPECTIVE
AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE
GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER
PERSON.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT
OF 1933 (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE,
TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR
QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH
REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION
5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL
REVENUE CODE OF 1986 (THE "CODE").

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE MADE TO ANY
"EMPLOYEE BENEFIT PLAN" SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME
SECURITY ACT OF 1974, AS AMENDED ("ERISA"), ANY "PLAN" SUBJECT TO SECTION 4975
OF THE CODE, OR ANY OTHER RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR
ARRANGEMENT SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW SUBSTANTIVELY SIMILAR TO
THE FOREGOING PROVISIONS OF ERISA OR THE CODE, OR ANY PERSON ACTING ON BEHALF OF
OR WITH ANY ASSETS OF ANY SUCH PLAN (EACH, A "PLAN") UNLESS IT IS (A) AN
INSURANCE COMPANY GENERAL ACCOUNT WHICH IS ELIGIBLE FOR, AND SATISFIES ALL OF
THE REQUIREMENTS FOR, EXEMPTIVE RELIEF UNDER SECTIONS I AND III OF DEPARTMENT OF
LABOR PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTE 95-50") OR (B) AN
ACCREDITED INVESTOR AS DEFINED IN RULE 501(A)(1) OF REGULATION D UNDER THE
SECURITIES ACT AND SATISFIES ALL THE REQUIREMENTS OF THE EXEMPTIONS AS IN EFFECT
AT THE TIME OF SUCH TRANSFER. EACH PERSON WHO ACQUIRES THIS CERTIFICATE SHALL

                                    A-6-2-2

BE REQUIRED (OR, IN THE CASE OF A BOOK-ENTRY CERTIFICATE, DEEMED) TO HAVE
CERTIFIED THAT THE FOREGOING CONDITIONS ARE SATISFIED, AND THAT IT WILL NOT
TRANSFER THIS CERTIFICATE IN VIOLATION OF THE FOREGOING.

BECAUSE THE COMPONENTS COMPRISING THE NOTIONAL AMOUNT OF THE CLASS X-C
CERTIFICATES WILL BE REDUCED BY ANY DISTRIBUTIONS IN REDUCTION OF THE
CERTIFICATE PRINCIPAL BALANCE OF THE CERTIFICATES RELATING TO SUCH COMPONENTS
AND BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND WHICH ARE
ALLOCATED TO SUCH CERTIFICATES RELATING TO SUCH COMPONENTS AS SET FORTH IN THE
AGREEMENT, THE OUTSTANDING NOTIONAL AMOUNT HEREOF AT ANY TIME MAY BE LESS THAN
THE AMOUNT SHOWN ABOVE.

                  This certifies that Cede & Co. is the registered owner of the
Percentage Interest evidenced by this Class X-C Certificate in that certain beneficial ownership interest evidenced by all the Class X-C Certificates in the
Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Wachovia Commercial Mortgage
Securities, Inc. (herein called the "Depositor", which term includes any successor entity under the Agreement), Wachovia Bank, National Association
(herein called the "Master Servicer", which term includes any successor entity under the Agreement), Allied Capital Corporation (herein called the "Special
Servicer", which term includes any successor entity under the Agreement),
LaSalle Bank National Association (herein called the "Trustee", which term includes any successor entity under the Agreement) and ABN AMRO Bank N.V.
(herein called the "Fiscal Agent", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This
Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the fourth Business Day following the related Determination Date (each, a "Distribution Date"). The Determination Date is the 11th day of each month or, if such 11th day is not a Business Day, the Business Day immediately succeeding, commencing in September 2004 (each, a "Determination Date"). Distributions will be made commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the
Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class X-C Certificates on the applicable
Distribution Date pursuant to the Agreement. The Pass-Through Rate applicable to the Class X-C Certificates for each Distribution Date is as provided in the
Agreement. All distributions made under the Agreement on the Class X-C
Certificates will be made by LaSalle Bank National Association, as paying agent
(the "Paying Agent"), by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Paying Agent with wiring instructions no less than five Business Days prior to the related Record Date

                                    A-6-2-3

(which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register.
Notwithstanding the foregoing, the final distribution on this Certificate will be made in like manner, but only upon presentation and surrender of this
Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution.

                  The Certificates are limited in right of distribution to
certain collections and recoveries respecting the Mortgage Loans and REO Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution
Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to
Certificateholders, such purposes including the reimbursement of Advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such Advances and expenses.

                  Interest accrued on this Certificate during an Interest
Accrual Period, plus any unpaid interest shortfall with respect to this
Certificate for any prior Distribution Date, if any, will be payable on the related Distribution Date to the extent provided in the Agreement. The "Interest
Accrual Period" with respect to any Distribution Date and with respect to the
Class X-C Certificates is the calendar month preceding the month in which such
Distribution Date occurs and is assumed to consist of 30 days.

                  The Class X-C Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement.
As provided in the Agreement and subject to certain limitations therein set forth, Class X-C Certificates are exchangeable for new Class X-C Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  As provided in the Agreement and subject to certain
limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the
Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class X-C Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  No transfer of any Class X-C Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the
Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If such a transfer is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or the initial transfer thereof by the Depositor, the
Underwriters or their respective affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit G-1 to the Agreement, and a certificate from such Certificateholder's prospective transferee substantially in the form attached as either Exhibit G-2 or Exhibit G-3 to the Agreement; or
(ii) an Opinion of Counsel reasonably satisfactory to the Certificate Registrar

                                    A-6-2-4

to the effect that such transfer may be made without registration under the
Securities Act (which Opinion of Counsel shall not be an expense of the Trust
Fund or of the Depositor, the Master Servicer, the Special Servicer, the
Trustee, the Paying Agent or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective transferee on which such
Opinion of Counsel is based. None of the Depositor, the Trustee, Paying Agent or the Certificate Registrar is obligated to register or qualify the Class X-C
Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any
Class X-C Certificate without registration or qualification. Any Class X-C
Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class X-C Certificate agrees to, indemnify the Trustee, the
Certificate Registrar, the Paying Agent and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                  No service charge will be imposed for any registration of
transfer or exchange of Class X-C Certificates, but the Certificate Registrar
may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class
X-C Certificates.

                  Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

                  The Depositor, the Master Servicer, the Special Servicer, the
Trustee, the Fiscal Agent, the Paying Agent and the Certificate Registrar and
any agent of the Depositor, the Master Servicer, the Special Servicer, the
Trustee, the Fiscal Agent, the Paying Agent or the Certificate Registrar may
treat the Person in whose name this Certificate is registered as the owner hereof for all purposes whatsoever and none of the Depositor, the Master
Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Paying Agent,
the Certificate Registrar, or any such agent shall be affected by notice to the contrary.

                  The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the
Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto)
or other liquidation of the last Mortgage Loan or REO Property remaining in the
Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the
Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein.
The exercise of such right will effect early retirement of the Class X-C
Certificates; however, such right to purchase is subject to the aggregate Stated
Principal Balance of the Mortgage Pool at the time of purchase being less than
1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the
Cut-off Date specified on the face hereof.

                                    A-6-2-5

                  In addition, any exchange by any Certificateholder of all of the then outstanding Certificates for all of the Mortgage Loans and each REO
Property remaining in the Trust Fund may be made: (i) if the then outstanding
Certificates are held by a single Certificateholder and (ii) the Class A-1,
Class A-2, Class A-3, Class A-4, Class A-1A, Class B, Class C and Class D
Certificates have been paid in full.

                  The Agreement permits, with certain exceptions therein
provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the
Trustee and the Fiscal Agent and the rights of the Certificateholders under the
Agreement at any time by the Depositor, the Master Servicer, the Special
Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of
Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this
Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as consisting of two separate REMICs and a grantor trust, without the consent of the Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been
executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein)
for distributions hereunder.

                  This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                                    A-6-2-6

                  IN WITNESS WHEREOF, the Certificate Registrar has caused this
Certificate to be duly executed.

Dated:  August 25, 2004

                                  LASALLE BANK NATIONAL
                                    ASSOCIATION, as Certificate Registrar

                                  By: __________________________________________
                                      Authorized Representative

                                    A-6-2-7

                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class X-C Certificates referred to in the within-mentioned Agreement.

                                  LASALLE BANK NATIONAL
                                    ASSOCIATION, as Authenticating Agent

                                  By: __________________________________________
                                      Authorized Representative

                                    A-6-2-8

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s)
and transfer(s) unto ________________________________________________________
(please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate
Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new
Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and
Class to the above named assignee and deliver such Commercial Mortgage
Pass-Through Certificate to the following address:
__________________________________________________.

Dated:  _________________________

                                   _____________________________________________
                                       Signature by or on behalf of Assignor

                                   _____________________________________________
                                              Signature Guaranteed

                                    A-6-2-9

                            DISTRIBUTION INSTRUCTIONS

                  The Assignee should include the following for purposes of
distribution:

                  Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________ for the account of _______________.

                  Distributions made by check (such check to be made payable to
_____________________) and all applicable statements and notices should be mailed to _________________________. This information is provided by ___________
________________________________, the Assignee named above, or _________________
____________________________________, as its agent.

                                    A-6-2-10

                                  EXHIBIT A-6-3

                          FORM OF CLASS X-C CERTIFICATE

             CLASS X-C COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2004-C14

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund")
consisting primarily of a pool of multifamily and commercial mortgage loans (the
"Mortgage Loans"), such pool being formed and sold by

                     WACHOVIA BANK COMMERCIAL MORTGAGE TRUST

------------------------------------------------------------ ---------------------------------------------------------

Pass-Through Rate:  Variable                                 Aggregate  Certificate  Notional Amount of all Class X-C
                                                             Certificates as of the Closing Date: $1,097,030,349
------------------------------------------------------------ ---------------------------------------------------------

Date of Pooling and  Servicing  Agreement:  as of August 1,  Certificate   Notional   Amount   of  this   Class   X-C
2004                                                         Certificate as of the Closing Date: $97,030,349
------------------------------------------------------------ ---------------------------------------------------------

Closing Date:  August 25, 2004                               Aggregate  Stated  Principal  Balance  of  the  Mortgage
                                                             Loans as of the Cut-Off Date: $1,097,030,350(1)
------------------------------------------------------------ ---------------------------------------------------------

First Distribution Date:  September 17, 2004
------------------------------------------------------------ ---------------------------------------------------------

Master Servicer:  Wachovia Bank, National Association        Trustee: LaSalle Bank National Association
------------------------------------------------------------ ---------------------------------------------------------

Special Servicer:  Allied Capital Corporation                Fiscal Agent: ABN AMRO Bank N.V.
------------------------------------------------------------ ---------------------------------------------------------

Certificate No. X-C-3                                        CUSIP No.  929766 UG6
------------------------------------------------------------ ---------------------------------------------------------

THIS CERTIFICATE DOES NOT HAVE A CERTIFICATE PRINCIPAL BALANCE AND WILL NOT
ENTITLE THE HOLDER HEREOF TO DISTRIBUTIONS OF PRINCIPAL, BUT IS ENTITLED TO
RECEIVE DISTRIBUTIONS OF INTEREST ONLY ON A NOTIONAL AMOUNT AS SET FORTH IN THE
AGREEMENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR,
THE MASTER SERVICER, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF
FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED
IS REGISTERED IN THE NAME OF CEDE & CO. OR IN

---------------------
1 Excludes $13,555,556, which is the balance of the 11 Madison Avenue Non-Pooled
Component, represented solely by the Class MAD Certificate and $39,958,978, which is the balance of the Park Place Mall Subordinate Loan, represented solely by the Class PP Certificate.

                                    A-6-3-1

SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY
PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN
AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR
VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED
OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN WACHOVIA
COMMERCIAL MORTGAGE SECURITIES, INC., LASALLE BANK NATIONAL ASSOCIATION, ABN
AMRO BANK N.V., WACHOVIA BANK, NATIONAL ASSOCIATION OR ANY OF THEIR RESPECTIVE
AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE
GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER
PERSON.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT
OF 1933 (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE,
TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR
QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH
REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION
5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL
REVENUE CODE OF 1986 (THE "CODE").

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE MADE TO ANY
"EMPLOYEE BENEFIT PLAN" SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME
SECURITY ACT OF 1974, AS AMENDED ("ERISA"), ANY "PLAN" SUBJECT TO SECTION 4975
OF THE CODE, OR ANY OTHER RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR
ARRANGEMENT SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW SUBSTANTIVELY SIMILAR TO
THE FOREGOING PROVISIONS OF ERISA OR THE CODE, OR ANY PERSON ACTING ON BEHALF OF
OR WITH ANY ASSETS OF ANY SUCH PLAN (EACH, A "PLAN") UNLESS IT IS (A) AN
INSURANCE COMPANY GENERAL ACCOUNT WHICH IS ELIGIBLE FOR, AND SATISFIES ALL OF
THE REQUIREMENTS FOR, EXEMPTIVE RELIEF UNDER SECTIONS I AND III OF DEPARTMENT OF
LABOR PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTE 95-50") OR (B) AN
ACCREDITED INVESTOR AS DEFINED IN RULE 501(A)(1) OF REGULATION D UNDER THE
SECURITIES ACT AND SATISFIES ALL THE REQUIREMENTS OF THE EXEMPTIONS AS IN EFFECT
AT THE TIME OF SUCH TRANSFER. EACH PERSON WHO ACQUIRES THIS CERTIFICATE SHALL BE
REQUIRED (OR, IN THE CASE OF A BOOK-ENTRY CERTIFICATE, DEEMED)

                                    A-6-3-2

TO HAVE CERTIFIED THAT THE FOREGOING CONDITIONS ARE SATISFIED, AND THAT IT WILL
NOT TRANSFER THIS CERTIFICATE IN VIOLATION OF THE FOREGOING.

BECAUSE THE COMPONENTS COMPRISING THE NOTIONAL AMOUNT OF THE CLASS X-C
CERTIFICATES WILL BE REDUCED BY ANY DISTRIBUTIONS IN REDUCTION OF THE
CERTIFICATE PRINCIPAL BALANCE OF THE CERTIFICATES RELATING TO SUCH COMPONENTS
AND BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND WHICH ARE
ALLOCATED TO SUCH CERTIFICATES RELATING TO SUCH COMPONENTS AS SET FORTH IN THE
AGREEMENT, THE OUTSTANDING NOTIONAL AMOUNT HEREOF AT ANY TIME MAY BE LESS THAN
THE AMOUNT SHOWN ABOVE.

                  This certifies that Cede & Co. is the registered owner of the
Percentage Interest evidenced by this Class X-C Certificate in that certain beneficial ownership interest evidenced by all the Class X-C Certificates in the
Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Wachovia Commercial Mortgage
Securities, Inc. (herein called the "Depositor", which term includes any successor entity under the Agreement), Wachovia Bank, National Association
(herein called the "Master Servicer", which term includes any successor entity under the Agreement), Allied Capital Corporation (herein called the "Special
Servicer", which term includes any successor entity under the Agreement),
LaSalle Bank National Association (herein called the "Trustee", which term includes any successor entity under the Agreement) and ABN AMRO Bank N.V.
(herein called the "Fiscal Agent", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This
Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the fourth Business Day following the related Determination Date (each, a "Distribution Date"). The Determination Date is the 11th day of each month or, if such 11th day is not a Business Day, the Business Day immediately succeeding, commencing in September 2004 (each, a "Determination Date"). Distributions will be made commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the
Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class X-C Certificates on the applicable
Distribution Date pursuant to the Agreement. The Pass-Through Rate applicable to the Class X-C Certificates for each Distribution Date is as provided in the
Agreement. All distributions made under the Agreement on the Class X-C
Certificates will be made by LaSalle Bank National Association, as paying agent
(the "Paying Agent"), by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Paying Agent with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent

                                    A-6-3-3

distributions), or otherwise by check mailed to the address of such
Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution.

                  The Certificates are limited in right of distribution to
certain collections and recoveries respecting the Mortgage Loans and REO Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution
Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to
Certificateholders, such purposes including the reimbursement of Advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such Advances and expenses.

                  Interest accrued on this Certificate during an Interest
Accrual Period, plus any unpaid interest shortfall with respect to this
Certificate for any prior Distribution Date, if any, will be payable on the related Distribution Date to the extent provided in the Agreement. The "Interest
Accrual Period" with respect to any Distribution Date and with respect to the
Class X-C Certificates is the calendar month preceding the month in which such
Distribution Date occurs and is assumed to consist of 30 days.

                  The Class X-C Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement.
As provided in the Agreement and subject to certain limitations therein set forth, Class X-C Certificates are exchangeable for new Class X-C Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  As provided in the Agreement and subject to certain
limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the
Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class X-C Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  No transfer of any Class X-C Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the
Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If such a transfer is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or the initial transfer thereof by the Depositor, the
Underwriters or their respective affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit G-1 to the Agreement, and a certificate from such Certificateholder's prospective transferee substantially in the form attached as either Exhibit G-2 or Exhibit G-3 to the Agreement; or
(ii) an Opinion of Counsel reasonably satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the
Securities Act (which

                                    A-6-3-4

Opinion of Counsel shall not be an expense of the Trust Fund or of the
Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying
Agent or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such
Certificateholder's prospective transferee on which such Opinion of Counsel is based. None of the Depositor, the Trustee, Paying Agent or the Certificate
Registrar is obligated to register or qualify the Class X-C Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class X-C
Certificate without registration or qualification. Any Class X-C
Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class X-C Certificate agrees to, indemnify the Trustee, the
Certificate Registrar, the Paying Agent and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                  No service charge will be imposed for any registration of
transfer or exchange of Class X-C Certificates, but the Certificate Registrar
may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class
X-C Certificates.

                  Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

                  The Depositor, the Master Servicer, the Special Servicer, the
Trustee, the Fiscal Agent, the Paying Agent and the Certificate Registrar and
any agent of the Depositor, the Master Servicer, the Special Servicer, the
Trustee, the Fiscal Agent, the Paying Agent or the Certificate Registrar may
treat the Person in whose name this Certificate is registered as the owner hereof for all purposes whatsoever and none of the Depositor, the Master
Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Paying Agent,
the Certificate Registrar, or any such agent shall be affected by notice to the contrary.

                  The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the
Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto)
or other liquidation of the last Mortgage Loan or REO Property remaining in the
Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the
Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein.
The exercise of such right will effect early retirement of the Class X-C
Certificates; however, such right to purchase is subject to the aggregate Stated
Principal Balance of the Mortgage Pool at the time of purchase being less than
1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the
Cut-off Date specified on the face hereof.

                                    A-6-3-5

                  In addition, any exchange by any Certificateholder of all of the then outstanding Certificates for all of the Mortgage Loans and each REO
Property remaining in the Trust Fund may be made: (i) if the then outstanding
Certificates are held by a single Certificateholder and (ii) the Class A-1,
Class A-2, Class A-3, Class A-4, Class A-1A, Class B, Class C and Class D
Certificates have been paid in full.

                  The Agreement permits, with certain exceptions therein
provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the
Trustee and the Fiscal Agent and the rights of the Certificateholders under the
Agreement at any time by the Depositor, the Master Servicer, the Special
Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of
Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this
Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as consisting of two separate REMICs and a grantor trust, without the consent of the Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been
executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein)
for distributions hereunder.

                  This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                                    A-6-3-6

                  IN WITNESS WHEREOF, the Certificate Registrar has caused this
Certificate to be duly executed.

Dated:  August 25, 2004

                               LASALLE BANK NATIONAL
                                 ASSOCIATION, as Certificate Registrar

                               By: _____________________________________________
                                   Authorized Representative

                                    A-6-3-7

                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class X-C Certificates referred to in the within-mentioned Agreement.

                              LASALLE BANK NATIONAL
                                 ASSOCIATION, as Authenticating Agent

                              By: ______________________________________________
                                  Authorized Representative

                                    A-6-3-8

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s)
and transfer(s) unto ________________________________________________________
(please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate
Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new
Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and
Class to the above named assignee and deliver such Commercial Mortgage
Pass-Through Certificate to the following address:
__________________________________________________.

Dated:  _________________________

                                  _____________________________________________
                                      Signature by or on behalf of Assignor

                                  _____________________________________________
                                              Signature Guaranteed

                                    A-6-3-9

                            DISTRIBUTION INSTRUCTIONS

                  The Assignee should include the following for purposes of
distribution:

                  Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________ for the account of _______________.

                  Distributions made by check (such check to be made payable to
_____________________) and all applicable statements and notices should be mailed to _________________________. This information is provided by ___________
________________________________, the Assignee named above, or _________________
____________________________________, as its agent.

                                    A-6-3-10

                                  EXHIBIT A-7-1

                          FORM OF CLASS X-P CERTIFICATE

             CLASS X-P COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2004-C14

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund")
consisting primarily of a pool of multifamily and commercial mortgage loans (the
"Mortgage Loans"), such pool being formed and sold by

                     WACHOVIA BANK COMMERCIAL MORTGAGE TRUST

------------------------------------------------------------ ---------------------------------------------------------

Pass-Through Rate:  Variable                                 Aggregate  Certificate  Notional Amount of all Class X-P
                                                             Certificates as of the Closing Date: $1,057,616,000
------------------------------------------------------------ ---------------------------------------------------------

Date of Pooling and  Servicing  Agreement:  as of August 1,  Certificate   Notional   Amount   of  this   Class   X-P
2004                                                         Certificate as of the Closing Date: $500,000,000
------------------------------------------------------------ ---------------------------------------------------------

Closing Date:  August 25, 2004                               Aggregate  Stated  Principal  Balance  of  the  Mortgage
                                                             Loans as of the Cut-Off Date: $1,097,030,350(1)
------------------------------------------------------------ ---------------------------------------------------------

First Distribution Date:  September 17, 2004
------------------------------------------------------------ ---------------------------------------------------------

Master Servicer:  Wachovia Bank, National Association        Trustee: LaSalle Bank National Association
------------------------------------------------------------ ---------------------------------------------------------

Special Servicer:  Allied Capital Corporation                Fiscal Agent: ABN AMRO Bank N.V.
------------------------------------------------------------ ---------------------------------------------------------

Certificate No.  X-P-1                                       CUSIP No. 929766 UH4
------------------------------------------------------------ ---------------------------------------------------------

THIS CERTIFICATE DOES NOT HAVE A CERTIFICATE PRINCIPAL BALANCE AND WILL NOT
ENTITLE THE HOLDER HEREOF TO DISTRIBUTIONS OF PRINCIPAL, BUT IS ENTITLED TO
RECEIVE DISTRIBUTIONS OF INTEREST ONLY ON A NOTIONAL AMOUNT AS SET FORTH IN THE
AGREEMENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR,
THE MASTER SERVICER, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF
FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY

-----------------------
1 Excludes $13,555,556, which is the balance of the 11 Madison Avenue Non-Pooled
Component, represented solely by the Class MAD Certificates and $39,958,978, which is the balance of the Park Place Mall Subordinate Loan, represented solely by the Class PP Certificate.

                                    A-7-1-1

CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME
AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE
TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN WACHOVIA
COMMERCIAL MORTGAGE SECURITIES, INC., LASALLE BANK NATIONAL ASSOCIATION, ABN
AMRO BANK N.V., WACHOVIA BANK, NATIONAL ASSOCIATION OR ANY OF THEIR RESPECTIVE
AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE
GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER
PERSON.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT
OF 1933 (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE,
TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR
QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH
REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION
5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL
REVENUE CODE OF 1986 (THE "CODE").

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE MADE TO ANY
"EMPLOYEE BENEFIT PLAN" SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME
SECURITY ACT OF 1974, AS AMENDED ("ERISA"), ANY "PLAN" SUBJECT TO SECTION 4975
OF THE CODE, OR ANY OTHER RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR
ARRANGEMENT SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW SUBSTANTIVELY SIMILAR TO
THE FOREGOING PROVISIONS OF ERISA OR THE CODE, OR ANY PERSON ACTING ON BEHALF OF
OR WITH ANY ASSETS OF ANY SUCH PLAN (EACH, A "PLAN") UNLESS IT IS (A) AN
INSURANCE COMPANY GENERAL ACCOUNT WHICH IS ELIGIBLE FOR, AND SATISFIES ALL OF
THE REQUIREMENTS FOR, EXEMPTIVE RELIEF UNDER SECTIONS I AND III OF DEPARTMENT OF
LABOR PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTE 95-50") OR (B) AN
ACCREDITED INVESTOR AS DEFINED IN RULE 501(A)(1) OF REGULATION D UNDER THE
SECURITIES ACT AND SATISFIES ALL THE REQUIREMENTS OF THE EXEMPTIONS AS IN EFFECT
AT THE TIME OF SUCH TRANSFER. EACH PERSON WHO ACQUIRES THIS CERTIFICATE SHALL

                                    A-7-1-2

BE REQUIRED (OR, IN THE CASE OF A BOOK-ENTRY CERTIFICATE, DEEMED) TO HAVE
CERTIFIED THAT THE FOREGOING CONDITIONS ARE SATISFIED, AND THAT IT WILL NOT
TRANSFER THIS CERTIFICATE IN VIOLATION OF THE FOREGOING.

BECAUSE THE COMPONENTS COMPRISING THE NOTIONAL AMOUNT OF THE CLASS X-P
CERTIFICATES WILL BE REDUCED BY ANY DISTRIBUTIONS IN REDUCTION OF THE
CERTIFICATE PRINCIPAL BALANCE OF THE CERTIFICATES RELATING TO SUCH COMPONENTS
AND BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND WHICH ARE
ALLOCATED TO SUCH CERTIFICATES RELATING TO SUCH COMPONENTS AS SET FORTH IN THE
AGREEMENT, THE OUTSTANDING NOTIONAL AMOUNT HEREOF AT ANY TIME MAY BE LESS THAN
THE AMOUNT SHOWN ABOVE.

                  This certifies that Cede & Co. is the registered owner of the
Percentage Interest evidenced by this Class X-P Certificate in that certain beneficial ownership interest evidenced by all the Class X-P Certificates in the
Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Wachovia Commercial Mortgage
Securities, Inc. (herein called the "Depositor", which term includes any successor entity under the Agreement), Wachovia Bank, National Association
(herein called the "Master Servicer", which term includes any successor entity under the Agreement), Allied Capital Corporation (herein called the "Special
Servicer", which term includes any successor entity under the Agreement),
LaSalle Bank National Association (herein called the "Trustee", which term includes any successor entity under the Agreement) and ABN AMRO Bank N.V.
(herein called the "Fiscal Agent", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This
Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the fourth Business Day following the related Determination Date (each, a "Distribution Date"). The Determination Date is the 11th day of each month or, if such 11th day is not a Business Day, the Business Day immediately succeeding, commencing in September 2004 (each, a "Determination Date"). Distributions will be made commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the
Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class X-P Certificates on the applicable
Distribution Date pursuant to the Agreement. The Pass-Through Rate applicable to the Class X-P Certificates for each Distribution Date is as provided in the
Agreement. All distributions made under the Agreement on the Class X-P
Certificates will be made by LaSalle Bank National Association, as paying agent
(the "Paying Agent"), by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Paying Agent with wiring instructions no less than five Business Days prior to the related Record Date

                                    A-7-1-3

(which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register.
Notwithstanding the foregoing, the final distribution on this Certificate will be made in like manner, but only upon presentation and surrender of this
Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution.

                  The Certificates are limited in right of distribution to
certain collections and recoveries respecting the Mortgage Loans and REO Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution
Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to
Certificateholders, such purposes including the reimbursement of Advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such Advances and expenses.

                  Interest accrued on this Certificate during an Interest
Accrual Period, plus any unpaid interest shortfall with respect to this
Certificate for any prior Distribution Date, if any, will be payable on the related Distribution Date to the extent provided in the Agreement. The "Interest
Accrual Period" with respect to any Distribution Date and with respect to the
Class X-P Certificates is the calendar month preceding the month in which such
Distribution Date occurs and is assumed to consist of 30 days.

                  The Class X-P Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement.
As provided in the Agreement and subject to certain limitations therein set forth, Class X-P Certificates are exchangeable for new Class X-P Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  As provided in the Agreement and subject to certain
limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the
Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class X-P Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  No transfer of any Class X-P Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the
Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If such a transfer is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or the initial transfer thereof by the Depositor, the
Underwriters or their respective affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit G-1 to the Agreement, and a certificate from such Certificateholder's prospective transferee substantially in the form attached as either Exhibit G-2 or Exhibit G-3 to the Agreement; or
(ii) an Opinion of Counsel reasonably satisfactory to the Certificate Registrar

                                    A-7-1-4

to the effect that such transfer may be made without registration under the
Securities Act (which Opinion of Counsel shall not be an expense of the Trust
Fund or of the Depositor, the Master Servicer, the Special Servicer, the
Trustee, the Paying Agent or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective transferee on which such
Opinion of Counsel is based. None of the Depositor, the Trustee, Paying Agent or the Certificate Registrar is obligated to register or qualify the Class X-P
Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any
Class X-P Certificate without registration or qualification. Any Class X-P
Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class X-P Certificate agrees to, indemnify the Trustee, the
Certificate Registrar, the Paying Agent and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                  No service charge will be imposed for any registration of
transfer or exchange of Class X-P Certificates, but the Certificate Registrar
may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class
X-P Certificates.

                  Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

                  The Depositor, the Master Servicer, the Special Servicer, the
Trustee, the Fiscal Agent, the Paying Agent and the Certificate Registrar and
any agent of the Depositor, the Master Servicer, the Special Servicer, the
Trustee, the Fiscal Agent, the Paying Agent or the Certificate Registrar may
treat the Person in whose name this Certificate is registered as the owner hereof for all purposes whatsoever and none of the Depositor, the Master
Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Paying Agent,
the Certificate Registrar, or any such agent shall be affected by notice to the contrary.

                  The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the
Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto)
or other liquidation of the last Mortgage Loan or REO Property remaining in the
Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the
Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein.
The exercise of such right will effect early retirement of the Class X-P
Certificates; however, such right to purchase is subject to the aggregate Stated
Principal Balance of the Mortgage Pool at the time of purchase being less than
1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the
Cut-off Date specified on the face hereof.

                                    A-7-1-5

                  In addition, any exchange by any Certificateholder of all of the then outstanding Certificates for all of the Mortgage Loans and each REO
Property remaining in the Trust Fund may be made: (i) if the then outstanding
Certificates are held by a single Certificateholder and (ii) the Class A-1,
Class A-2, Class A-3, Class A-4, Class A-1A, Class B, Class C and Class D
Certificates have been paid in full.

                  The Agreement permits, with certain exceptions therein
provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the
Trustee and the Fiscal Agent and the rights of the Certificateholders under the
Agreement at any time by the Depositor, the Master Servicer, the Special
Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of
Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this
Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as consisting of two separate REMICs and a grantor trust, without the consent of the Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been
executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein)
for distributions hereunder.

                  This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                                    A-7-1-6

                  IN WITNESS WHEREOF, the Certificate Registrar has caused this
Certificate to be duly executed.

Dated:  August 25, 2004

                                    LASALLE BANK NATIONAL
                                       ASSOCIATION, as Certificate Registrar

                                    By: _______________________________________
                                        Authorized Representative

                                    A-7-1-7

                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class X-P Certificates referred to in the within-mentioned Agreement.

                                        LASALLE BANK NATIONAL
                                          ASSOCIATION, as Authenticating Agent

                                        By: ____________________________________
                                            Authorized Representative

                                    A-7-1-8

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s)
and transfer(s) unto ________________________________________________________
(please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate
Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new
Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and
Class to the above named assignee and deliver such Commercial Mortgage
Pass-Through Certificate to the following address:
__________________________________________________.

Dated:  _________________________

                                 _______________________________________________
                                      Signature by or on behalf of Assignor

                                 _______________________________________________
                                              Signature Guaranteed

                                    A-7-1-9

                            DISTRIBUTION INSTRUCTIONS

                  The Assignee should include the following for purposes of
distribution:

                  Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________ for the account of _______________.

                  Distributions made by check (such check to be made payable to
_____________________) and all applicable statements and notices should be mailed to _________________________.
     This information is provided by ________________________________, the
Assignee named above, or ____________________________________,

                                    A-7-1-10

                                  EXHIBIT A-7-2

                          FORM OF CLASS X-P CERTIFICATE

             CLASS X-P COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2004-C14

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund")
consisting primarily of a pool of multifamily and commercial mortgage loans (the
"Mortgage Loans"), such pool being formed and sold by

                     WACHOVIA BANK COMMERCIAL MORTGAGE TRUST

------------------------------------------------------------ ---------------------------------------------------------

Pass-Through Rate:  Variable                                 Aggregate  Certificate  Notional Amount of all Class X-P
                                                             Certificates as of the Closing Date: $1,057,616,000
------------------------------------------------------------ ---------------------------------------------------------

Date of Pooling and  Servicing  Agreement:  as of August 1,  Certificate   Notional   Amount   of  this   Class   X-P
2004                                                         Certificate as of the Closing Date: $500,000,000
------------------------------------------------------------ ---------------------------------------------------------

Closing Date:  August 25, 2004                               Aggregate  Stated  Principal  Balance  of  the  Mortgage
                                                             Loans as of the Cut-Off Date: $1,097,030,350(1)
------------------------------------------------------------ ---------------------------------------------------------

First Distribution Date:  September 17, 2004
------------------------------------------------------------ ---------------------------------------------------------

Master Servicer:  Wachovia Bank, National Association        Trustee: LaSalle Bank National Association
------------------------------------------------------------ ---------------------------------------------------------

Special Servicer:  Allied Capital Corporation                Fiscal Agent: ABN AMRO Bank N.V.
------------------------------------------------------------ ---------------------------------------------------------

Certificate No.  X-P-2                                       CUSIP No. 929766 UH4
------------------------------------------------------------ ---------------------------------------------------------

THIS CERTIFICATE DOES NOT HAVE A CERTIFICATE PRINCIPAL BALANCE AND WILL NOT
ENTITLE THE HOLDER HEREOF TO DISTRIBUTIONS OF PRINCIPAL, BUT IS ENTITLED TO
RECEIVE DISTRIBUTIONS OF INTEREST ONLY ON A NOTIONAL AMOUNT AS SET FORTH IN THE
AGREEMENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR,
THE MASTER SERVICER, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF
FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY

----------------------
1 Excludes $13,555,556, which is the balance of the 11 Madison Avenue Non-Pooled
Component, represented solely by the Class MAD Certificate and $39,958,978, which is the balance of the Park Place Mall Subordinate Loan, represented solely by the Class PP Certificate.

                                    A-7-2-1

CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME
AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE
TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN WACHOVIA
COMMERCIAL MORTGAGE SECURITIES, INC., LASALLE BANK NATIONAL ASSOCIATION, ABN
AMRO BANK N.V., WACHOVIA BANK, NATIONAL ASSOCIATION OR ANY OF THEIR RESPECTIVE
AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE
GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER
PERSON.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT
OF 1933 (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE,
TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR
QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH
REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION
5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL
REVENUE CODE OF 1986 (THE "CODE").

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE MADE TO ANY
"EMPLOYEE BENEFIT PLAN" SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME
SECURITY ACT OF 1974, AS AMENDED ("ERISA"), ANY "PLAN" SUBJECT TO SECTION 4975
OF THE CODE, OR ANY OTHER RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR
ARRANGEMENT SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW SUBSTANTIVELY SIMILAR TO
THE FOREGOING PROVISIONS OF ERISA OR THE CODE, OR ANY PERSON ACTING ON BEHALF OF
OR WITH ANY ASSETS OF ANY SUCH PLAN (EACH, A "PLAN") UNLESS IT IS (A) AN
INSURANCE COMPANY GENERAL ACCOUNT WHICH IS ELIGIBLE FOR, AND SATISFIES ALL OF
THE REQUIREMENTS FOR, EXEMPTIVE RELIEF UNDER SECTIONS I AND III OF DEPARTMENT OF
LABOR PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTE 95-50") OR (B) AN
ACCREDITED INVESTOR AS DEFINED IN RULE 501(A)(1) OF REGULATION D UNDER THE
SECURITIES ACT AND SATISFIES ALL THE REQUIREMENTS OF THE EXEMPTIONS AS IN EFFECT
AT THE TIME OF SUCH TRANSFER. EACH PERSON WHO ACQUIRES THIS CERTIFICATE SHALL

                                    A-7-2-2

BE REQUIRED (OR, IN THE CASE OF A BOOK-ENTRY CERTIFICATE, DEEMED) TO HAVE
CERTIFIED THAT THE FOREGOING CONDITIONS ARE SATISFIED, AND THAT IT WILL NOT
TRANSFER THIS CERTIFICATE IN VIOLATION OF THE FOREGOING.

BECAUSE THE COMPONENTS COMPRISING THE NOTIONAL AMOUNT OF THE CLASS X-P
CERTIFICATES WILL BE REDUCED BY ANY DISTRIBUTIONS IN REDUCTION OF THE
CERTIFICATE PRINCIPAL BALANCE OF THE CERTIFICATES RELATING TO SUCH COMPONENTS
AND BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND WHICH ARE
ALLOCATED TO SUCH CERTIFICATES RELATING TO SUCH COMPONENTS AS SET FORTH IN THE
AGREEMENT, THE OUTSTANDING NOTIONAL AMOUNT HEREOF AT ANY TIME MAY BE LESS THAN
THE AMOUNT SHOWN ABOVE.

                  This certifies that Cede & Co. is the registered owner of the
Percentage Interest evidenced by this Class X-P Certificate in that certain beneficial ownership interest evidenced by all the Class X-P Certificates in the
Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Wachovia Commercial Mortgage
Securities, Inc. (herein called the "Depositor", which term includes any successor entity under the Agreement), Wachovia Bank, National Association
(herein called the "Master Servicer", which term includes any successor entity under the Agreement), Allied Capital Corporation (herein called the "Special
Servicer", which term includes any successor entity under the Agreement),
LaSalle Bank National Association (herein called the "Trustee", which term includes any successor entity under the Agreement) and ABN AMRO Bank N.V.
(herein called the "Fiscal Agent", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This
Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the fourth Business Day following the related Determination Date (each, a "Distribution Date"). The Determination Date is the 11th day of each month or, if such 11th day is not a Business Day, the Business Day immediately succeeding, commencing in September 2004 (each, a "Determination Date"). Distributions will be made commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the
Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class X-P Certificates on the applicable
Distribution Date pursuant to the Agreement. The Pass-Through Rate applicable to the Class X-P Certificates for each Distribution Date is as provided in the
Agreement. All distributions made under the Agreement on the Class X-P
Certificates will be made by LaSalle Bank National Association, as paying agent
(the "Paying Agent"), by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Paying Agent with wiring instructions no less than five Business Days prior to the related Record Date

                                    A-7-2-3

(which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register.
Notwithstanding the foregoing, the final distribution on this Certificate will be made in like manner, but only upon presentation and surrender of this
Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution.

                  The Certificates are limited in right of distribution to
certain collections and recoveries respecting the Mortgage Loans and REO Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution
Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to
Certificateholders, such purposes including the reimbursement of Advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such Advances and expenses.

                  Interest accrued on this Certificate during an Interest
Accrual Period, plus any unpaid interest shortfall with respect to this
Certificate for any prior Distribution Date, if any, will be payable on the related Distribution Date to the extent provided in the Agreement. The "Interest
Accrual Period" with respect to any Distribution Date and with respect to the
Class X-P Certificates is the calendar month preceding the month in which such
Distribution Date occurs and is assumed to consist of 30 days.

                  The Class X-P Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement.
As provided in the Agreement and subject to certain limitations therein set forth, Class X-P Certificates are exchangeable for new Class X-P Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  As provided in the Agreement and subject to certain
limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the
Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class X-P Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  No transfer of any Class X-P Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the
Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If such a transfer is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or the initial transfer thereof by the Depositor, the
Underwriters or their respective affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit G-1 to the Agreement, and a certificate from such Certificateholder's prospective transferee substantially in the form attached as either Exhibit G-2 or Exhibit G-3 to the Agreement; or
(ii) an Opinion of Counsel reasonably satisfactory to the Certificate Registrar

                                    A-7-2-4

to the effect that such transfer may be made without registration under the
Securities Act (which Opinion of Counsel shall not be an expense of the Trust
Fund or of the Depositor, the Master Servicer, the Special Servicer, the
Trustee, the Paying Agent or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective transferee on which such
Opinion of Counsel is based. None of the Depositor, the Trustee, Paying Agent or the Certificate Registrar is obligated to register or qualify the Class X-P
Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any
Class X-P Certificate without registration or qualification. Any Class X-P
Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class X-P Certificate agrees to, indemnify the Trustee, the
Certificate Registrar, the Paying Agent and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                  No service charge will be imposed for any registration of
transfer or exchange of Class X-P Certificates, but the Certificate Registrar
may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class
X-P Certificates.

                  Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

                  The Depositor, the Master Servicer, the Special Servicer, the
Trustee, the Fiscal Agent, the Paying Agent and the Certificate Registrar and
any agent of the Depositor, the Master Servicer, the Special Servicer, the
Trustee, the Fiscal Agent, the Paying Agent or the Certificate Registrar may
treat the Person in whose name this Certificate is registered as the owner hereof for all purposes whatsoever and none of the Depositor, the Master
Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Paying Agent,
the Certificate Registrar, or any such agent shall be affected by notice to the contrary.

                  The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the
Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto)
or other liquidation of the last Mortgage Loan or REO Property remaining in the
Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the
Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein.
The exercise of such right will effect early retirement of the Class X-P
Certificates; however, such right to purchase is subject to the aggregate Stated
Principal Balance of the Mortgage Pool at the time of purchase being less than
1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the
Cut-off Date specified on the face hereof.

                                    A-7-2-5

                  In addition, any exchange by any Certificateholder of all of the then outstanding Certificates for all of the Mortgage Loans and each REO
Property remaining in the Trust Fund may be made: (i) if the then outstanding
Certificates are held by a single Certificateholder and (ii) the Class A-1,
Class A-2, Class A-3, Class A-4, Class A-1A, Class B, Class C and Class D
Certificates have been paid in full.

                  The Agreement permits, with certain exceptions therein
provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the
Trustee and the Fiscal Agent and the rights of the Certificateholders under the
Agreement at any time by the Depositor, the Master Servicer, the Special
Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of
Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this
Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as consisting of two separate REMICs and a grantor trust, without the consent of the Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been
executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein)
for distributions hereunder.

                  This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                                    A-7-2-6

                  IN WITNESS WHEREOF, the Certificate Registrar has caused this
Certificate to be duly executed.

Dated:  August 25, 2004

                                       LASALLE BANK NATIONAL
                                         ASSOCIATION, as Certificate Registrar

                                       By: _____________________________________
                                           Authorized Representative

                                    A-7-2-7

                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class X-P Certificates referred to in the within-mentioned Agreement.

                                          LASALLE BANK NATIONAL
                                            ASSOCIATION, as Authenticating Agent

                                          By: __________________________________
                                              Authorized Representative

                                    A-7-2-8

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s)
and transfer(s) unto ________________________________________________________
(please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate
Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new
Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and
Class to the above named assignee and deliver such Commercial Mortgage
Pass-Through Certificate to the following address:
__________________________________________________.

Dated:  _________________________

                               _________________________________________________
                                      Signature by or on behalf of Assignor

                               _________________________________________________
                                             Signature Guaranteed

                                    A-7-2-9

                            DISTRIBUTION INSTRUCTIONS

                  The Assignee should include the following for purposes of
distribution:

                  Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________ for the account of _______________.

                  Distributions made by check (such check to be made payable to
_____________________) and all applicable statements and notices should be mailed to _________________________.
     This information is provided by ________________________________, the
Assignee named above, or ____________________________________,

                                    A-7-2-10

                                  EXHIBIT A-7-3

                          FORM OF CLASS X-P CERTIFICATE

             CLASS X-P COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2004-C14

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund")
consisting primarily of a pool of multifamily and commercial mortgage loans (the
"Mortgage Loans"), such pool being formed and sold by

                     WACHOVIA BANK COMMERCIAL MORTGAGE TRUST

------------------------------------------------------------ ---------------------------------------------------------

Pass-Through Rate:  Variable                                 Aggregate  Certificate  Notional Amount of all Class X-P
                                                             Certificates as of the Closing Date: $1,057,616,000
------------------------------------------------------------ ---------------------------------------------------------

Date of Pooling and  Servicing  Agreement:  as of August 1,  Certificate   Notional   Amount   of  this   Class   X-P
2004                                                         Certificate as of the Closing Date: $57,616,000
------------------------------------------------------------ ---------------------------------------------------------

Closing Date:  August 25, 2004                               Aggregate  Stated  Principal  Balance  of  the  Mortgage
                                                             Loans as of the Cut-Off Date: $1,097,030,350(1)
------------------------------------------------------------ ---------------------------------------------------------

First Distribution Date:  September 17, 2004
------------------------------------------------------------ ---------------------------------------------------------

Master Servicer:  Wachovia Bank, National Association        Trustee: LaSalle Bank National Association
------------------------------------------------------------ ---------------------------------------------------------

Special Servicer:  Allied Capital Corporation                Fiscal Agent: ABN AMRO Bank N.V.
------------------------------------------------------------ ---------------------------------------------------------

Certificate No.  X-P-3                                       CUSIP No. 929766 UH4
------------------------------------------------------------ ---------------------------------------------------------

THIS CERTIFICATE DOES NOT HAVE A CERTIFICATE PRINCIPAL BALANCE AND WILL NOT
ENTITLE THE HOLDER HEREOF TO DISTRIBUTIONS OF PRINCIPAL, BUT IS ENTITLED TO
RECEIVE DISTRIBUTIONS OF INTEREST ONLY ON A NOTIONAL AMOUNT AS SET FORTH IN THE
AGREEMENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR,
THE MASTER SERVICER, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF
FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED
IS REGISTERED IN THE NAME OF CEDE & CO. OR IN

--------------------
1 Excludes $13,555,556, which is the balance of the 11 Madison Avenue Non-Pooled
Component, represented solely by the Class MAD Certificate and $39,958,978, which is the balance of the Park Place Mall Subordinate Loan, represented solely by the Class PP Certificate.

                                     A-7-3-1

SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY
PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN
AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR
VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED
OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN WACHOVIA
COMMERCIAL MORTGAGE SECURITIES, INC., LASALLE BANK NATIONAL ASSOCIATION, ABN
AMRO BANK N.V., WACHOVIA BANK, NATIONAL ASSOCIATION OR ANY OF THEIR RESPECTIVE
AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE
GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER
PERSON.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT
OF 1933 (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE,
TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR
QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH
REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION
5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL
REVENUE CODE OF 1986 (THE "CODE").

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE MADE TO ANY
"EMPLOYEE BENEFIT PLAN" SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME
SECURITY ACT OF 1974, AS AMENDED ("ERISA"), ANY "PLAN" SUBJECT TO SECTION 4975
OF THE CODE, OR ANY OTHER RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR
ARRANGEMENT SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW SUBSTANTIVELY SIMILAR TO
THE FOREGOING PROVISIONS OF ERISA OR THE CODE, OR ANY PERSON ACTING ON BEHALF OF
OR WITH ANY ASSETS OF ANY SUCH PLAN (EACH, A "PLAN") UNLESS IT IS (A) AN
INSURANCE COMPANY GENERAL ACCOUNT WHICH IS ELIGIBLE FOR, AND SATISFIES ALL OF
THE REQUIREMENTS FOR, EXEMPTIVE RELIEF UNDER SECTIONS I AND III OF DEPARTMENT OF
LABOR PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTE 95-50") OR (B) AN
ACCREDITED INVESTOR AS DEFINED IN RULE 501(A)(1) OF REGULATION D UNDER THE
SECURITIES ACT AND SATISFIES ALL THE REQUIREMENTS OF THE EXEMPTIONS AS IN EFFECT
AT THE TIME OF SUCH TRANSFER. EACH PERSON WHO ACQUIRES THIS CERTIFICATE SHALL BE
REQUIRED (OR, IN THE CASE OF A BOOK-ENTRY CERTIFICATE, DEEMED)

                                    A-7-3-2

TO HAVE CERTIFIED THAT THE FOREGOING CONDITIONS ARE SATISFIED, AND THAT IT WILL
NOT TRANSFER THIS CERTIFICATE IN VIOLATION OF THE FOREGOING.

BECAUSE THE COMPONENTS COMPRISING THE NOTIONAL AMOUNT OF THE CLASS X-P
CERTIFICATES WILL BE REDUCED BY ANY DISTRIBUTIONS IN REDUCTION OF THE
CERTIFICATE PRINCIPAL BALANCE OF THE CERTIFICATES RELATING TO SUCH COMPONENTS
AND BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND WHICH ARE
ALLOCATED TO SUCH CERTIFICATES RELATING TO SUCH COMPONENTS AS SET FORTH IN THE
AGREEMENT, THE OUTSTANDING NOTIONAL AMOUNT HEREOF AT ANY TIME MAY BE LESS THAN
THE AMOUNT SHOWN ABOVE.

                  This certifies that Cede & Co. is the registered owner of the
Percentage Interest evidenced by this Class X-P Certificate in that certain beneficial ownership interest evidenced by all the Class X-P Certificates in the
Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Wachovia Commercial Mortgage
Securities, Inc. (herein called the "Depositor", which term includes any successor entity under the Agreement), Wachovia Bank, National Association
(herein called the "Master Servicer", which term includes any successor entity under the Agreement), Allied Capital Corporation (herein called the "Special
Servicer", which term includes any successor entity under the Agreement),
LaSalle Bank National Association (herein called the "Trustee", which term includes any successor entity under the Agreement) and ABN AMRO Bank N.V.
(herein called the "Fiscal Agent", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This
Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the fourth Business Day following the related Determination Date (each, a "Distribution Date"). The Determination Date is the 11th day of each month or, if such 11th day is not a Business Day, the Business Day immediately succeeding, commencing in September 2004 (each, a "Determination Date"). Distributions will be made commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the
Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class X-P Certificates on the applicable
Distribution Date pursuant to the Agreement. The Pass-Through Rate applicable to the Class X-P Certificates for each Distribution Date is as provided in the
Agreement. All distributions made under the Agreement on the Class X-P
Certificates will be made by LaSalle Bank National Association, as paying agent
(the "Paying Agent"), by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Paying Agent with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent

                                    A-7-3-3

distributions), or otherwise by check mailed to the address of such
Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution.

                  The Certificates are limited in right of distribution to
certain collections and recoveries respecting the Mortgage Loans and REO Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution
Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to
Certificateholders, such purposes including the reimbursement of Advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such Advances and expenses.

                  Interest accrued on this Certificate during an Interest
Accrual Period, plus any unpaid interest shortfall with respect to this
Certificate for any prior Distribution Date, if any, will be payable on the related Distribution Date to the extent provided in the Agreement. The "Interest
Accrual Period" with respect to any Distribution Date and with respect to the
Class X-P Certificates is the calendar month preceding the month in which such
Distribution Date occurs and is assumed to consist of 30 days.

                  The Class X-P Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement.
As provided in the Agreement and subject to certain limitations therein set forth, Class X-P Certificates are exchangeable for new Class X-P Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  As provided in the Agreement and subject to certain
limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the
Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class X-P Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  No transfer of any Class X-P Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the
Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If such a transfer is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or the initial transfer thereof by the Depositor, the
Underwriters or their respective affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit G-1 to the Agreement, and a certificate from such Certificateholder's prospective transferee substantially in the form attached as either Exhibit G-2 or Exhibit G-3 to the Agreement; or
(ii) an Opinion of Counsel reasonably satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the
Securities Act (which

                                    A-7-3-4

Opinion of Counsel shall not be an expense of the Trust Fund or of the
Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying
Agent or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such
Certificateholder's prospective transferee on which such Opinion of Counsel is based. None of the Depositor, the Trustee, Paying Agent or the Certificate
Registrar is obligated to register or qualify the Class X-P Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class X-P
Certificate without registration or qualification. Any Class X-P
Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class X-P Certificate agrees to, indemnify the Trustee, the
Certificate Registrar, the Paying Agent and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                  No service charge will be imposed for any registration of
transfer or exchange of Class X-P Certificates, but the Certificate Registrar
may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class
X-P Certificates.

                  Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

                  The Depositor, the Master Servicer, the Special Servicer, the
Trustee, the Fiscal Agent, the Paying Agent and the Certificate Registrar and
any agent of the Depositor, the Master Servicer, the Special Servicer, the
Trustee, the Fiscal Agent, the Paying Agent or the Certificate Registrar may
treat the Person in whose name this Certificate is registered as the owner hereof for all purposes whatsoever and none of the Depositor, the Master
Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Paying Agent,
the Certificate Registrar, or any such agent shall be affected by notice to the contrary.

                  The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the
Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto)
or other liquidation of the last Mortgage Loan or REO Property remaining in the
Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the
Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein.
The exercise of such right will effect early retirement of the Class X-P
Certificates; however, such right to purchase is subject to the aggregate Stated
Principal Balance of the Mortgage Pool at the time of purchase being less than
1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the
Cut-off Date specified on the face hereof.

                                    A-7-3-5

                  In addition, any exchange by any Certificateholder of all of the then outstanding Certificates for all of the Mortgage Loans and each REO
Property remaining in the Trust Fund may be made: (i) if the then outstanding
Certificates are held by a single Certificateholder and (ii) the Class A-1,
Class A-2, Class A-3, Class A-4, Class A-1A, Class B, Class C and Class D
Certificates have been paid in full.

                  The Agreement permits, with certain exceptions therein
provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the
Trustee and the Fiscal Agent and the rights of the Certificateholders under the
Agreement at any time by the Depositor, the Master Servicer, the Special
Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of
Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this
Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as consisting of two separate REMICs and a grantor trust, without the consent of the Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been
executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein)
for distributions hereunder.

                  This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                                    A-7-3-6

                  IN WITNESS WHEREOF, the Certificate Registrar has caused this
Certificate to be duly executed.

Dated:  August 25, 2004

                              LASALLE BANK NATIONAL
                                 ASSOCIATION, as Certificate Registrar

                              By: ______________________________________________
                                  Authorized Representative

                                    A-7-3-7

                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class X-P Certificates referred to in the within-mentioned Agreement.

                              LASALLE BANK NATIONAL
                                 ASSOCIATION, as Authenticating Agent

                              By: ______________________________________________
                                  Authorized Representative

                                    A-7-3-8

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s)
and transfer(s) unto ________________________________________________________
(please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate
Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new
Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and
Class to the above named assignee and deliver such Commercial Mortgage
Pass-Through Certificate to the following address:
__________________________________________________.

Dated:  _________________________

                               _________________________________________________
                                    Signature by or on behalf of Assignor

                               _________________________________________________
                                            Signature Guaranteed

                                    A-7-3-9

                            DISTRIBUTION INSTRUCTIONS

                  The Assignee should include the following for purposes of
distribution:

                  Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________ for the account of _______________.

                  Distributions made by check (such check to be made payable to

_____________________) and all applicable statements and notices should be mailed to _________________________.
     This information is provided by ________________________________, the
Assignee named above, or ____________________________________,

                                    A-7-3-10

                                   EXHIBIT A-8

                           FORM OF CLASS B CERTIFICATE

              CLASS B COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2004-C14

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund")
consisting primarily of a pool of multifamily and commercial mortgage loans (the
"Mortgage Loans"), such pool being formed and sold by

                     WACHOVIA BANK COMMERCIAL MORTGAGE TRUST

------------------------------------------------------------ ---------------------------------------------------------

Pass-Through Rate:  Variable                                 Class Principal  Balance of the Class B  Certificates as
                                                             of the Closing Date: $28,797,000
------------------------------------------------------------ ---------------------------------------------------------

Date of Pooling and  Servicing  Agreement:  as of August 1,  Initial  Certificate  Principal  Balance of this Class B
2004                                                         Certificate as of the Closing Date: $28,797,000
------------------------------------------------------------ ---------------------------------------------------------

Closing Date:  August 25, 2004                               Aggregate  Stated  Principal  Balance  of  the  Mortgage
                                                             Loans as of the Cut-Off Date: $1,097,030,350(1)
------------------------------------------------------------ ---------------------------------------------------------

First Distribution Date:  September 17, 2004
------------------------------------------------------------ ---------------------------------------------------------

Master Servicer:  Wachovia Bank, National Association        Trustee: LaSalle Bank National Association
------------------------------------------------------------ ---------------------------------------------------------

Special Servicer:  Allied Capital Corporation                Fiscal Agent: ABN AMRO Bank N.V.
------------------------------------------------------------ ---------------------------------------------------------

Certificate No. B-1                                          CUSIP No.  929766 TQ6
------------------------------------------------------------ ---------------------------------------------------------

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR,
THE MASTER SERVICER, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF
FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED
IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY
AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO
SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC),

--------------------
1 Excludes $13,555,556, which is the balance of the 11 Madison Avenue Non-Pooled
Component, represented solely by the Class MAD Certificate and $39,958,978, which is the balance of the Park Place Mall Subordinate Loan, represented solely by the Class PP Certificate.

                                     A-8-1

ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY
PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN
INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN WACHOVIA
COMMERCIAL MORTGAGE SECURITIES, INC., LASALLE BANK NATIONAL ASSOCIATION, ABN
AMRO BANK N.V., WACHOVIA BANK, NATIONAL ASSOCIATION OR ANY OF THEIR RESPECTIVE
AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE
GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER
PERSON.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL
REVENUE CODE OF 1986 (THE "CODE").

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1 CERTIFICATES, THE CLASS A-2
CERTIFICATES, THE CLASS A-3 CERTIFICATES, THE CLASS A-4 CERTIFICATES, THE CLASS
A-1A CERTIFICATES, THE CLASS X-P AND THE CLASS X-C CERTIFICATES OF THE SAME
SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED
TO HEREIN.

IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCES OF THE CLASS A-1 CERTIFICATES,
THE CLASS A-2 CERTIFICATES, THE CLASS A-3 CERTIFICATES, THE CLASS A-4
CERTIFICATES AND THE CLASS A-1A CERTIFICATES OF THE SAME SERIES ARE REDUCED TO
ZERO, DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS
CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH IN THE POOLING AND SERVICING
AGREEMENT REFERRED TO HEREIN. IN ADDITION, IF THE AGGREGATE CERTIFICATE
PRINCIPAL BALANCE OF THE CLASS C, CLASS D, CLASS E, CLASS F, CLASS G, CLASS H,
CLASS J, CLASS K, CLASS L, CLASS M, CLASS N, CLASS O AND CLASS P (AND WITH
RESPECT TO LOSSES AND EXPENSES ON THE 11 MADISON AVENUE LOAN, THE CLASS MAD, AND
WITH RESPECT TO LOSSES AND EXPENSES ON THE PARK PLACE MALL LOAN, THE CLASS PP)
CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL
BALANCE OF THIS CERTIFICATE MAY BE REDUCED BY CERTAIN LOSSES AND EXPENSES
EXPERIENCED BY THE TRUST FUND AS SET FORTH IN THE POOLING AND SERVICING
AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL
BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

                  This certifies that Cede & Co. is the registered owner of the
Percentage Interest evidenced by this Class B Certificate (obtained by dividing the principal amount of this Class B Certificate (its "Certificate Principal
Balance") as of the Closing Date by the aggregate principal

                                     A-8-2

amount of all the Class B Certificates (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest evidenced by all the Class B Certificates in the Trust Fund created pursuant to a Pooling and
Servicing Agreement, dated as specified above (the "Agreement"), among Wachovia
Commercial Mortgage Securities, Inc. (herein called the "Depositor", which term includes any successor entity under the Agreement), Wachovia Bank, National
Association (herein called the "Master Servicer", which term includes any successor entity under the Agreement), Allied Capital Corporation (herein called the "Special Servicer", which term includes any successor entity under the
Agreement), LaSalle Bank National Association (herein called the "Trustee", which term includes any successor entity under the Agreement) and ABN AMRO Bank
N.V. (herein called the "Fiscal Agent", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This
Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the fourth Business Day following the related Determination Date (each, a "Distribution Date"). The Determination Date is the 11th day of each month or, if such 11th day is not a Business Day, the Business Day immediately succeeding, commencing in September 2004 (each, a "Determination Date"). Distributions will be made commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the
Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class B Certificates on the applicable
Distribution Date pursuant to the Agreement. All distributions made under the
Agreement on the Class B Certificates will be made by LaSalle Bank National
Association, as paying agent (the "Paying Agent"), by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such
Certificateholder shall have provided the Paying Agent with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such
Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust
Fund Expense previously allocated to this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this
Certificate as such address last appears in the Certificate Register or to any such other address of which the Paying Agent is subsequently notified in writing.

                                     A-8-3

                  The Certificates are limited in right of distribution to
certain collections and recoveries respecting the Mortgage Loans and REO Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution
Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to
Certificateholders, such purposes including the reimbursement of Advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such Advances and expenses.

                  Interest accrued on this Certificate during an Interest
Accrual Period, plus any unpaid interest shortfall with respect to this
Certificate for any prior Distribution Date, if any, will be payable on the related Distribution Date to the extent provided in the Agreement. The "Interest
Accrual Period" with respect to any Distribution Date and with respect to the
Class B Certificates is the calendar month preceding the month in which such
Distribution Date occurs and is assumed to consist of 30 days.

                  Any distribution to the Holder of this Certificate in
reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

                  The Class B Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth,
Class B Certificates are exchangeable for new Class B Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  As provided in the Agreement and subject to certain
limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the
Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class B Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  No service charge will be imposed for any registration of
transfer or exchange of Class B Certificates, but the Certificate Registrar may
require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class
B Certificates.

                  Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

                  The Depositor, the Master Servicer, the Special Servicer, the
Trustee, the Fiscal Agent, the Paying Agent and the Certificate Registrar and
any agent of the Depositor, the Master Servicer, the Special Servicer, the
Trustee, the Fiscal Agent, the Paying Agent or the Certificate

                                     A-8-4

Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes whatsoever and none of the Depositor, the
Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Paying
Agent, the Certificate Registrar, or any such agent shall be affected by notice to the contrary.

                  The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the
Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto)
or other liquidation of the last Mortgage Loan or REO Property remaining in the
Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the
Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein.
The exercise of such right will effect early retirement of the Class B
Certificates; however, such right to purchase is subject to the aggregate Stated
Principal Balance of the Mortgage Pool at the time of purchase being less than
1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the
Cut-off Date specified on the face hereof.

                  In addition, any exchange by any Certificateholder of all of the then outstanding Certificates for all of the Mortgage Loans and each REO
Property remaining in the Trust Fund may be made: (i) if the then outstanding
Certificates are held by a single Certificateholder and (ii) the Class A-1,
Class A-2, Class A-3, Class A-4, Class A-1A, Class B, Class C and Class D
Certificates have been paid in full.

                  The Agreement permits, with certain exceptions therein
provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the
Trustee and the Fiscal Agent and the rights of the Certificateholders under the
Agreement at any time by the Depositor, the Master Servicer, the Special
Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of
Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this
Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as consisting of two separate REMICs and a grantor trust, without the consent of the Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been
executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein)
for distributions hereunder.

                                     A-8-5

                  This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                                     A-8-6

                  IN WITNESS WHEREOF, the Certificate Registrar has caused this
Certificate to be duly executed.

Dated:  August 25, 2004

                                  LASALLE BANK NATIONAL
                                    ASSOCIATION, as Certificate Registrar

                                  By: __________________________________________
                                      Authorized Representative

                                     A-8-7

                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class B Certificates referred to in the within-mentioned Agreement.

                                 LASALLE BANK NATIONAL
                                   ASSOCIATION, as Authenticating Agent

                                 By: ___________________________________________
                                     Authorized Representative

                                     A-8-8

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s)
and transfer(s) unto ________________________________________________________
(please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate
Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new
Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and
Class to the above named assignee and deliver such Commercial Mortgage
Pass-Through Certificate to the following address:
__________________________________________________.

Dated:  _________________________

                                  ______________________________________________
                                      Signature by or on behalf of Assignor

                                  ______________________________________________
                                             Signature Guaranteed

                                     A-8-9

                            DISTRIBUTION INSTRUCTIONS

                  The Assignee should include the following for purposes of
distribution:

                  Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________ for the account of _______________.

                  Distributions made by check (such check to be made payable to
_____________________) and all applicable statements and notices should be mailed to _________________________.

                  This information is provided by _____________________________, the Assignee named above, or ____________________________________, as its agent.

                                     A-8-10

                                   EXHIBIT A-9

                           FORM OF CLASS C CERTIFICATE

              CLASS C COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2004-C14

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund")
consisting primarily of a pool of multifamily and commercial mortgage loans (the
"Mortgage Loans"), such pool being formed and sold by

                     WACHOVIA BANK COMMERCIAL MORTGAGE TRUST

------------------------------------------------------------ ---------------------------------------------------------

Pass-Through Rate:  Variable                                 Class Principal  Balance of the Class C  Certificates as
                                                             of the Closing Date: $13,712,000
------------------------------------------------------------ ---------------------------------------------------------

Date of Pooling and  Servicing  Agreement:  as of August 1,  Initial  Certificate  Principal  Balance of this Class C
2004                                                         Certificate as of the Closing Date: $13,712,000
------------------------------------------------------------ ---------------------------------------------------------

Closing Date:  August 25, 2004                               Aggregate  Stated  Principal  Balance  of  the  Mortgage
                                                             Loans as of the Cut-Off Date: $1,097,030,350(1)
------------------------------------------------------------ ---------------------------------------------------------

First Distribution Date:  September 17, 2004
------------------------------------------------------------ ---------------------------------------------------------

Master Servicer:  Wachovia Bank, National Association        Trustee: LaSalle Bank National Association
------------------------------------------------------------ ---------------------------------------------------------

Special Servicer:  Allied Capital Corporation                Fiscal Agent: ABN AMRO Bank N.V.
------------------------------------------------------------ ---------------------------------------------------------

Certificate No. C-1                                          CUSIP No.  929766 TR4
------------------------------------------------------------ ---------------------------------------------------------

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR,
THE MASTER SERVICER, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF
FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED
IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY
AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO
SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC),

----------------------
1 Excludes $13,555,556, which is the balance of the 11 Madison Avenue Non-Pooled
Component, represented solely by the Class MAD Certificate and $39,958,978, which is the balance of the Park Place Mall Subordinate Loan, represented solely by the Class PP Certificate.

                                     A-9-1

ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY
PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN
INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN WACHOVIA
COMMERCIAL MORTGAGE SECURITIES, INC., LASALLE BANK NATIONAL ASSOCIATION, ABN
AMRO BANK N.V., WACHOVIA BANK, NATIONAL ASSOCIATION OR ANY OF THEIR RESPECTIVE
AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE
GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER
PERSON.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL
REVENUE CODE OF 1986 (THE "CODE").

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1 CERTIFICATES, THE CLASS A-2
CERTIFICATES, THE CLASS A-3 CERTIFICATES, THE CLASS A-4 CERTIFICATES, THE CLASS
A-1A CERTIFICATES, THE CLASS X-C CERTIFICATES, THE CLASS X-P CERTIFICATES AND
THE CLASS B CERTIFICATES OF THE SAME SERIES TO THE EXTENT DESCRIBED IN THE
POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCES OF THE CLASS A-1 CERTIFICATES,
THE CLASS A-2 CERTIFICATES, THE CLASS A-3 CERTIFICATES, THE CLASS A-4
CERTIFICATES, THE CLASS A-1A CERTIFICATES AND THE CLASS B CERTIFICATES OF THE
SAME SERIES ARE REDUCED TO ZERO, DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE
PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH IN THE
POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. IN ADDITION, IF THE
AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS D, CLASS E, CLASS F, CLASS
G, CLASS H, CLASS J, CLASS K, CLASS L, CLASS M, CLASS N, CLASS O AND CLASS P
(AND WITH RESPECT TO LOSSES AND EXPENSES ON THE 11 MADISON AVENUE LOAN, THE
CLASS MAD, AND WITH RESPECT TO LOSSES AND EXPENSES ON THE PARK PLACE MALL LOAN,
THE CLASS PP) CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE
CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED BY CERTAIN
LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND AS SET FORTH IN THE POOLING
AND SERVICING AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, THE OUTSTANDING
CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT
SHOWN ABOVE.

                  This certifies that Cede & Co. is the registered owner of the
Percentage Interest evidenced by this Class C Certificate (obtained by dividing the principal amount of this Class C

                                     A-9-2

Certificate (its "Certificate Principal Balance") as of the Closing Date by the
aggregate principal amount of all the Class C Certificates (their "Class
Principal Balance") as of the Closing Date) in that certain beneficial ownership interest evidenced by all the Class C Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the
"Agreement"), among Wachovia Commercial Mortgage Securities, Inc. (herein called the "Depositor", which term includes any successor entity under the Agreement),
Wachovia Bank, National Association (herein called the "Master Servicer", which term includes any successor entity under the Agreement), Allied Capital
Corporation (herein called the "Special Servicer", which term includes any successor entity under the Agreement), LaSalle Bank National Association (herein called the "Trustee", which term includes any successor entity under the
Agreement) and ABN AMRO Bank N.V. (herein called the "Fiscal Agent", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such
Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the fourth Business Day following the related Determination Date (each, a "Distribution Date"). The Determination Date is the 11th day of each month or, if such 11th day is not a Business Day, the Business Day immediately succeeding, commencing in September 2004 (each, a "Determination Date"). Distributions will be made commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the
Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class C Certificates on the applicable
Distribution Date pursuant to the Agreement. All distributions made under the
Agreement on the Class C Certificates will be made by LaSalle Bank National
Association, as paying agent (the "Paying Agent"), by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such
Certificateholder shall have provided the Paying Agent with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such
Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust
Fund Expense previously allocated to this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this
Certificate as such address last appears in the Certificate Register or to any such other address of which the Paying Agent is subsequently notified in writing.

                                     A-9-3

                  The Certificates are limited in right of distribution to
certain collections and recoveries respecting the Mortgage Loans and REO Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution
Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to
Certificateholders, such purposes including the reimbursement of Advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such Advances and expenses.

                  Interest accrued on this Certificate during an Interest
Accrual Period, plus any unpaid interest shortfall with respect to this
Certificate for any prior Distribution Date, if any, will be payable on the related Distribution Date to the extent provided in the Agreement. The "Interest
Accrual Period" with respect to any Distribution Date and with respect to the
Class C Certificates is the calendar month preceding the month in which such
Distribution Date occurs and is assumed to consist of 30 days.

                  Any distribution to the Holder of this Certificate in
reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

                  The Class C Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth,
Class C Certificates are exchangeable for new Class C Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  As provided in the Agreement and subject to certain
limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the
Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class C Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  No service charge will be imposed for any registration of
transfer or exchange of Class C Certificates, but the Certificate Registrar may
require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class
C Certificates.

                  Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

                  The Depositor, the Master Servicer, the Special Servicer, the
Trustee, the Fiscal Agent, the Paying Agent and the Certificate Registrar and
any agent of the Depositor, the Master Servicer, the Special Servicer, the
Trustee, the Fiscal Agent, the Paying Agent or the Certificate

                                     A-9-4

Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes whatsoever and none of the Depositor, the
Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Paying
Agent, the Certificate Registrar, or any such agent shall be affected by notice to the contrary.

                  The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the
Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto)
or other liquidation of the last Mortgage Loan or REO Property remaining in the
Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the
Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein.
The exercise of such right will effect early retirement of the Class C
Certificates; however, such right to purchase is subject to the aggregate Stated
Principal Balance of the Mortgage Pool at the time of purchase being less than
1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the
Cut-off Date specified on the face hereof.

                  In addition, any exchange by any Certificateholder of all of the then outstanding Certificates for all of the Mortgage Loans and each REO
Property remaining in the Trust Fund may be made: (i) if the then outstanding
Certificates are held by a single Certificateholder and (ii) the Class A-1,
Class A-2, Class A-3, Class A-4, ClassA-1A, Class B, Class C and Class D
Certificates have been paid in full.

                  The Agreement permits, with certain exceptions therein
provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the
Trustee and the Fiscal Agent and the rights of the Certificateholders under the
Agreement at any time by the Depositor, the Master Servicer, the Special
Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of
Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this
Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as consisting of two separate REMICs and a grantor trust, without the consent of the Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been
executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein)
for distributions hereunder.

                                     A-9-5

                  This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                                     A-9-6

                  IN WITNESS WHEREOF, the Certificate Registrar has caused this
Certificate to be duly executed.

Dated:  August 25, 2004

                                      LASALLE BANK NATIONAL
                                        ASSOCIATION, as Certificate Registrar

                                      By: ______________________________________
                                          Authorized Representative

                                     A-9-7

                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class C Certificates referred to in the within-mentioned Agreement.

                                      LASALLE BANK NATIONAL
                                        ASSOCIATION, as Authenticating Agent

                                      By: ______________________________________
                                          Authorized Representative

                                     A-9-8

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s)
and transfer(s) unto ________________________________________________________
(please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate
Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new
Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and
Class to the above named assignee and deliver such Commercial Mortgage
Pass-Through Certificate to the following address:
__________________________________________________.

Dated:  _________________________

                                   _____________________________________________
                                      Signature by or on behalf of Assignor

                                   _____________________________________________
                                              Signature Guaranteed

                                     A-9-9

                            DISTRIBUTION INSTRUCTIONS

                  The Assignee should include the following for purposes of
distribution:

                  Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________ for the account of _______________.

                  Distributions made by check (such check to be made payable to
_____________________) and all applicable statements and notices should be mailed to _________________________.

                  This information is provided by _____________________________, the Assignee named above, or ____________________________________, as its agent.

                                     A-9-10

                                  EXHIBIT A-10

                           FORM OF CLASS D CERTIFICATE

              CLASS D COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2004-C14

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund")
consisting primarily of a pool of multifamily and commercial mortgage loans (the
"Mortgage Loans"), such pool being formed and sold by

                     WACHOVIA BANK COMMERCIAL MORTGAGE TRUST

------------------------------------------------------------ ---------------------------------------------------------

Pass-Through Rate:  Variable                                 Class Principal  Balance of the Class D  Certificates as
                                                             of the Closing Date: $17,826,000
------------------------------------------------------------ ---------------------------------------------------------

Date of Pooling and  Servicing  Agreement:  as of August 1,  Initial  Certificate  Principal  Balance of this Class D
2004                                                         Certificate as of the Closing Date: $17,826,000
------------------------------------------------------------ ---------------------------------------------------------

Closing Date:  August 25, 2004                               Aggregate  Stated  Principal  Balance  of  the  Mortgage
                                                             Loans as of the Cut-Off Date: $1,097,030,350(1)
------------------------------------------------------------ ---------------------------------------------------------

First Distribution Date:  September 17, 2004
------------------------------------------------------------ ---------------------------------------------------------

Master Servicer:  Wachovia Bank, National Association        Trustee: LaSalle Bank National Association
------------------------------------------------------------ ---------------------------------------------------------

Special Servicer:  Allied Capital Corporation                Fiscal Agent: ABN AMRO Bank N.V.
------------------------------------------------------------ ---------------------------------------------------------

Certificate No. D-1                                          CUSIP No.  929766 TS2
------------------------------------------------------------ ---------------------------------------------------------

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR,
THE MASTER SERVICER, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF
FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED
IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY
AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO
SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC),

---------------------
1 Excludes $13,555,556, which is the balance of the 11 Madison Avenue Non-Pooled
Component, represented solely by the Class MAD Certificate and $39,958,978, which is the balance of the Park Place Mall Subordinate Loan, represented solely by the Class PP Certificate.

                                     A-10-1

ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY
PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN
INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN WACHOVIA
COMMERCIAL MORTGAGE SECURITIES, INC., LASALLE BANK NATIONAL ASSOCIATION, ABN
AMRO BANK N.V., WACHOVIA BANK, NATIONAL ASSOCIATION OR ANY OF THEIR RESPECTIVE
AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE
GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER
PERSON.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL
REVENUE CODE OF 1986 (THE "CODE").

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1 CERTIFICATES, THE CLASS A-2
CERTIFICATES, THE CLASS A-3 CERTIFICATES, THE CLASS A-4 CERTIFICATES, THE CLASS
A-1A CERTIFICATES, THE CLASS X-C CERTIFICATES, THE CLASS X-P CERTIFICATES, THE
CLASS B CERTIFICATES AND THE CLASS C CERTIFICATES OF THE SAME SERIES TO THE
EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCES OF THE CLASS A-1 CERTIFICATES,
THE CLASS A-2 CERTIFICATES, THE CLASS A-3 CERTIFICATES, THE CLASS A-4
CERTIFICATES, THE CLASS A-1A CERTIFICATES, THE CLASS B CERTIFICATES AND THE
CLASS C CERTIFICATES OF THE SAME SERIES ARE REDUCED TO ZERO, DISTRIBUTIONS IN
REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE
MONTHLY AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.
IN ADDITION, IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS E,
CLASS F, CLASS G, CLASS H, CLASS J, CLASS K, CLASS L, CLASS M, CLASS N, CLASS O
AND CLASS P (AND WITH RESPECT TO LOSSES AND EXPENSES ON THE 11 MADISON AVENUE
LOAN, THE CLASS MAD, AND WITH RESPECT TO LOSSES AND EXPENSES ON THE PARK PLACE
MALL LOAN, THE CLASS PP) CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE
CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED BY CERTAIN
LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND AS SET FORTH IN THE POOLING
AND SERVICING AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, THE OUTSTANDING
CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT
SHOWN ABOVE.

                                     A-10-2

                  This certifies that Cede & Co. is the registered owner of the
Percentage Interest evidenced by this Class D Certificate (obtained by dividing the principal amount of this Class D Certificate (its "Certificate Principal
Balance") as of the Closing Date by the aggregate principal amount of all the
Class D Certificates (their "Class Principal Balance") as of the Closing Date)
in that certain beneficial ownership interest evidenced by all the Class D
Certificates in the Trust Fund created pursuant to a Pooling and Servicing
Agreement, dated as specified above (the "Agreement"), among Wachovia Commercial
Mortgage Securities, Inc. (herein called the "Depositor", which term includes any successor entity under the Agreement), Wachovia Bank, National Association
(herein called the "Master Servicer", which term includes any successor entity under the Agreement), Allied Capital Corporation (herein called the "Special
Servicer", which term includes any successor entity under the Agreement),
LaSalle Bank National Association (herein called the "Trustee", which term includes any successor entity under the Agreement) and ABN AMRO Bank N.V.
(herein called the "Fiscal Agent", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This
Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the fourth Business Day following the related Determination Date (each, a "Distribution Date"). The Determination Date is the 11th day of each month or, if such 11th day is not a Business Day, the Business Day immediately succeeding, commencing in September 2004 (each, a "Determination Date"). Distributions will be made commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the
Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class D Certificates on the applicable
Distribution Date pursuant to the Agreement. All distributions made under the
Agreement on the Class D Certificates will be made by LaSalle Bank National
Association, as paying agent (the "Paying Agent"), by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such
Certificateholder shall have provided the Paying Agent with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such
Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust
Fund Expense previously allocated to this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this
Certificate as such address last appears in the

                                     A-10-3

Certificate Register or to any such other address of which the Paying Agent is subsequently notified in writing.

                  The Certificates are limited in right of distribution to
certain collections and recoveries respecting the Mortgage Loans and REO Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution
Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to
Certificateholders, such purposes including the reimbursement of Advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such Advances and expenses.

                  Interest accrued on this Certificate during an Interest
Accrual Period, plus any unpaid interest shortfall with respect to this
Certificate for any prior Distribution Date, if any, will be payable on the related Distribution Date to the extent provided in the Agreement. The "Interest
Accrual Period" with respect to any Distribution Date and with respect to the
Class D Certificates is the calendar month preceding the month in which such
Distribution Date occurs and is assumed to consist of 30 days.

                  Any distribution to the Holder of this Certificate in
reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

                  The Class D Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth,
Class D Certificates are exchangeable for new Class D Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  As provided in the Agreement and subject to certain
limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the
Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class D Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  No service charge will be imposed for any registration of
transfer or exchange of Class D Certificates, but the Certificate Registrar may
require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class
D Certificates.

                  Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

                                     A-10-4

                  The Depositor, the Master Servicer, the Special Servicer, the
Trustee, the Fiscal Agent, the Paying Agent and the Certificate Registrar and
any agent of the Depositor, the Master Servicer, the Special Servicer, the
Trustee, the Fiscal Agent, the Paying Agent or the Certificate Registrar may
treat the Person in whose name this Certificate is registered as the owner hereof for all purposes whatsoever and none of the Depositor, the Master
Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Paying Agent,
the Certificate Registrar, or any such agent shall be affected by notice to the contrary.

                  The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the
Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto)
or other liquidation of the last Mortgage Loan or REO Property remaining in the
Trust Fund, and (ii) the purchase by the Master Servicer, Special Servicer or the Majority Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust
Fund. The Agreement permits, but does not require, the Master Servicer, the
Special Servicer or the Majority Subordinate Certificateholder to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Class D Certificates;
however, such right to purchase is subject to the aggregate Stated Principal
Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date
specified on the face hereof.

                  In addition, any exchange by any Certificateholder of all of the then outstanding Certificates for all of the Mortgage Loans and each REO
Property remaining in the Trust Fund may be made: (i) if the then outstanding
Certificates are held by a single Certificateholder and (ii) the Class A-1,
Class A-2, Class A-3, Class A-4, Class A-1A, Class B, Class C and Class D
Certificates have been paid in full.

                  The Agreement permits, with certain exceptions therein
provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the
Trustee and the Fiscal Agent and the rights of the Certificateholders under the
Agreement at any time by the Depositor, the Master Servicer, the Special
Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of
Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this
Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as consisting of two separate REMICs and a grantor trust, without the consent of the Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been
executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                                     A-10-5

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein)
for distributions hereunder.

                  This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                                     A-10-6

                  IN WITNESS WHEREOF, the Certificate Registrar has caused this
Certificate to be duly executed.

Dated:  August 25, 2004

                                         LASALLE BANK NATIONAL
                                           ASSOCIATION, as Certificate Registrar

                                         By: ___________________________________
                                             Authorized Representative

                                     A-10-7

                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class D Certificates referred to in the within-mentioned Agreement.

                                         LASALLE BANK NATIONAL
                                           ASSOCIATION, as Authenticating Agent

                                         By: ___________________________________
                                             Authorized Representative

                                     A-10-8

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s)
and transfer(s) unto ________________________________________________________
(please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate
Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new
Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and
Class to the above named assignee and deliver such Commercial Mortgage
Pass-Through Certificate to the following address:
__________________________________________________.

Dated:  _________________________

                               _________________________________________________
                                     Signature by or on behalf of Assignor

                               _________________________________________________
                                             Signature Guaranteed

                                     A-10-9

                            DISTRIBUTION INSTRUCTIONS

                  The Assignee should include the following for purposes of
distribution:

                  Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________
for the account of _______________.

                  Distributions made by check (such check to be made payable to _____________________) and all applicable statements and notices should be mailed to _________________________.

                  This information is provided by ______________________________
________________________________, the Assignee named above, or _________________
____________________________________, as its agent.

                                    A-10-10

                                  EXHIBIT A-11

                           FORM OF CLASS E CERTIFICATE

              CLASS E COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2004-C14

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund")
consisting primarily of a pool of multifamily and commercial mortgage loans (the
"Mortgage Loans"), such pool being formed and sold by

                     WACHOVIA BANK COMMERCIAL MORTGAGE TRUST

------------------------------------------------------------ ---------------------------------------------------------

Pass-Through Rate:  Variable                                 Class  Principal  Balance of the Class E Certificates as
                                                             of the Closing Date: $10,970,000
------------------------------------------------------------ ---------------------------------------------------------

Date of Pooling and  Servicing  Agreement:  as of August 1,  Initial  Certificate  Principal  Balance of this Class E
2004                                                         Certificate as of the Closing Date: $10,970,000
------------------------------------------------------------ ---------------------------------------------------------

Closing Date:  August 25, 2004                               Aggregate  Stated  Principal  Balance  of  the  Mortgage
                                                             Loans as of the Cut-Off Date: $1,097,030,350(1)
------------------------------------------------------------ ---------------------------------------------------------

First Distribution Date:  September 17, 2004
------------------------------------------------------------ ---------------------------------------------------------

Master Servicer:  Wachovia Bank, National Association        Trustee: LaSalle Bank National Association
------------------------------------------------------------ ---------------------------------------------------------

Special Servicer:  Allied Capital Corporation                Fiscal Agent: ABN AMRO Bank N.V.
------------------------------------------------------------ ---------------------------------------------------------

Certificate No. E-1                                          CUSIP No.  929766 TT0
------------------------------------------------------------ ---------------------------------------------------------

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR,
THE MASTER SERVICER, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF
FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED
IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY
AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO
SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC),

---------------------
1 Excludes $13,555,556, which is the balance of the 11 Madison Avenue Non-Pooled
Component, represented solely by the Class MAD Certificate and $39,958,978, which is the balance of the Park Place Mall Subordinate Loan, represented solely by the Class PP Certificate.

                                     A-11-1

ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY
PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN
INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN WACHOVIA
COMMERCIAL MORTGAGE SECURITIES, INC., LASALLE BANK NATIONAL ASSOCIATION, ABN
AMRO BANK N.V., WACHOVIA BANK, NATIONAL ASSOCIATION OR ANY OF THEIR RESPECTIVE
AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE
GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER
PERSON.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT
OF 1933 (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE,
TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR
QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH
REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION
5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL
REVENUE CODE OF 1986 (THE "CODE").

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1 CERTIFICATES, THE CLASS A-2
CERTIFICATES, THE CLASS A-3 CERTIFICATES, THE CLASS A-4 CERTIFICATES, THE CLASS
A-1A CERTIFICATES, THE CLASS X-C CERTIFICATES, THE CLASS X-P CERTIFICATES, THE
CLASS B CERTIFICATES, THE CLASS C CERTIFICATES AND THE CLASS D CERTIFICATES OF
THE SAME SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT
REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE MADE TO ANY
"EMPLOYEE BENEFIT PLAN" SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME
SECURITY ACT OF 1974, AS AMENDED ("ERISA"), ANY "PLAN" SUBJECT TO SECTION 4975
OF THE CODE, OR ANY OTHER RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR
ARRANGEMENT SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW SUBSTANTIVELY SIMILAR TO
THE FOREGOING PROVISIONS OF ERISA OR THE CODE, OR ANY PERSON ACTING ON BEHALF OF
OR WITH ANY ASSETS OF ANY SUCH PLAN (EACH, A "PLAN") UNLESS IT IS (A) AN
INSURANCE COMPANY GENERAL ACCOUNT WHICH IS ELIGIBLE FOR, AND SATISFIES ALL OF
THE REQUIREMENTS FOR, EXEMPTIVE RELIEF UNDER SECTIONS I AND III OF DEPARTMENT OF
LABOR PROHIBITED TRANSACTION CLASS EXEMPTION 95-

                                     A-11-2

60 ("PTE 95-50") OR (B) AN ACCREDITED INVESTOR AS DEFINED IN RULE 501(A)(1) OF
REGULATION D UNDER THE SECURITIES ACT AND SATISFIES ALL THE REQUIREMENTS OF THE
EXEMPTIONS AS IN EFFECT AT THE TIME OF SUCH TRANSFER. EACH PERSON WHO ACQUIRES
THIS CERTIFICATE SHALL BE REQUIRED (OR, IN THE CASE OF A BOOK-ENTRY CERTIFICATE,
DEEMED) TO HAVE CERTIFIED THAT THE FOREGOING CONDITIONS ARE SATISFIED, AND THAT
IT WILL NOT TRANSFER THIS CERTIFICATE IN VIOLATION OF THE FOREGOING.

IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCES OF THE CLASS A-1 CERTIFICATES,
THE CLASS A-2 CERTIFICATES, THE CLASS A-3 CERTIFICATES, THE CLASS A-4
CERTIFICATES, THE CLASS A-1A CERTIFICATES, THE CLASS B CERTIFICATES, THE CLASS C
CERTIFICATES AND THE CLASS D CERTIFICATES OF THE SAME SERIES ARE REDUCED TO
ZERO, DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS
CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH IN THE POOLING AND SERVICING
AGREEMENT REFERRED TO HEREIN. IN ADDITION, IF THE AGGREGATE CERTIFICATE
PRINCIPAL BALANCE OF THE CLASS F, CLASS G, CLASS H, CLASS J, CLASS K, CLASS L,
CLASS M, CLASS N, CLASS O AND CLASS P (AND WITH RESPECT TO LOSSES AND EXPENSES
ON THE 11 MADISON AVENUE LOAN, THE CLASS MAD, AND WITH RESPECT TO LOSSES AND
EXPENSES ON THE PARK PLACE MALL LOAN, THE CLASS PP) CERTIFICATES OF THE SAME
SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE
MAY BE REDUCED BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND AS
SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.
ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME
MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

                  This certifies that Cede & Co. is the registered owner of the
Percentage Interest evidenced by this Class E Certificate (obtained by dividing the principal amount of this Class E Certificate (its "Certificate Principal
Balance") as of the Closing Date by the aggregate principal amount of all the
Class E Certificates (their "Class Principal Balance") as of the Closing Date)
in that certain beneficial ownership interest evidenced by all the Class E
Certificates in the Trust Fund created pursuant to a Pooling and Servicing
Agreement, dated as specified above (the "Agreement"), among Wachovia Commercial
Mortgage Securities, Inc. (herein called the "Depositor", which term includes any successor entity under the Agreement), Wachovia Bank, National Association
(herein called the "Master Servicer", which term includes any successor entity under the Agreement), Allied Capital Corporation (herein called the "Special
Servicer", which term includes any successor entity under the Agreement),
LaSalle Bank National Association (herein called the "Trustee", which term includes any successor entity under the Agreement) and ABN AMRO Bank N.V.
(herein called the "Fiscal Agent", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This
Certificate is issued under and is

                                     A-11-3

subject to the terms, provisions and conditions of the Agreement, to which
Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the fourth Business Day following the related Determination Date (each, a "Distribution Date"). The Determination Date is the 11th day of each month or, if such 11th day is not a Business Day, the Business Day immediately succeeding, commencing in September 2004 (each, a "Determination Date"). Distributions will be made commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the
Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class E Certificates on the applicable
Distribution Date pursuant to the Agreement. All distributions made under the
Agreement on the Class E Certificates will be made by LaSalle Bank National
Association, as paying agent (the "Paying Agent"), by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such
Certificateholder shall have provided the Paying Agent with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such
Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust
Fund Expense previously allocated to this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this
Certificate as such address last appears in the Certificate Register or to any such other address of which the Paying Agent is subsequently notified in writing.

                  The Certificates are limited in right of distribution to
certain collections and recoveries respecting the Mortgage Loans and REO Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution
Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to
Certificateholders, such purposes including the reimbursement of Advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such Advances and expenses.

                  Interest accrued on this Certificate during an Interest
Accrual Period, plus any unpaid interest shortfall with respect to this
Certificate for any prior Distribution Date, if any, will be payable on the related Distribution Date to the extent provided in the Agreement. The "Interest
Accrual Period" with respect to any Distribution Date and with respect to the
Class E Certificates is the calendar month preceding the month in which such
Distribution Date occurs and is assumed to consist of 30 days.

                                     A-11-4

                  Any distribution to the Holder of this Certificate in
reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

                  The Class E Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth,
Class E Certificates are exchangeable for new Class E Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  As provided in the Agreement and subject to certain
limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the
Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class E Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  No transfer of any Class E Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the
Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If such a transfer is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or the initial transfer thereof by the Depositor, the
Underwriters or their respective affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit G-1 to the Agreement, and a certificate from such Certificateholder's prospective transferee substantially in the form attached as either Exhibit G-2 or Exhibit G-3 to the Agreement; or
(ii) an Opinion of Counsel reasonably satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the
Securities Act (which Opinion of Counsel shall not be an expense of the Trust
Fund or of the Depositor, the Master Servicer, the Special Servicer, the
Trustee, the Paying Agent or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective transferee on which such
Opinion of Counsel is based. None of the Depositor, the Trustee, Paying Agent or the Certificate Registrar is obligated to register or qualify the Class E
Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any
Class E Certificate without registration or qualification. Any Class E
Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class E Certificate agrees to, indemnify the Trustee, the
Certificate Registrar, the Paying Agent and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                  No service charge will be imposed for any registration of
transfer or exchange of Class E Certificates, but the Certificate Registrar may
require payment of a sum sufficient to

                                     A-11-5

cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class E Certificates.

                  Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

                  The Depositor, the Master Servicer, the Special Servicer, the
Trustee, the Fiscal Agent, the Paying Agent and the Certificate Registrar and
any agent of the Depositor, the Master Servicer, the Special Servicer, the
Trustee, the Fiscal Agent, the Paying Agent or the Certificate Registrar may
treat the Person in whose name this Certificate is registered as the owner hereof for all purposes whatsoever and none of the Depositor, the Master
Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Paying Agent,
the Certificate Registrar, or any such agent shall be affected by notice to the contrary.

                  The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the
Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto)
or other liquidation of the last Mortgage Loan or REO Property remaining in the
Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the
Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein.
The exercise of such right will effect early retirement of the Class E
Certificates; however, such right to purchase is subject to the aggregate Stated
Principal Balance of the Mortgage Pool at the time of purchase being less than
1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the
Cut-off Date specified on the face hereof.

                  In addition, any exchange by any Certificateholder of all of the then outstanding Certificates for all of the Mortgage Loans and each REO
Property remaining in the Trust Fund may be made: (i) if the then outstanding
Certificates are held by a single Certificateholder and (ii) the Class A-1,
Class A-2, Class A-3, Class A-4, Class A-1A, Class B, Class C and Class D
Certificates have been paid in full.

                  The Agreement permits, with certain exceptions therein
provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the
Trustee and the Fiscal Agent and the rights of the Certificateholders under the
Agreement at any time by the Depositor, the Master Servicer, the Special
Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of
Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this
Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any

                                     A-11-6

amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as consisting of two separate REMICs and a grantor trust, without the consent of the Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been
executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein)
for distributions hereunder.

                  This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                                     A-11-7

                  IN WITNESS WHEREOF, the Certificate Registrar has caused this
Certificate to be duly executed.

Dated:  August 25, 2004

                                      LASALLE BANK NATIONAL
                                        ASSOCIATION, as Certificate Registrar

                                      By: ______________________________________
                                          Authorized Representative

                                     A-11-8

                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class E Certificates referred to in the within-mentioned Agreement.

                                     LASALLE BANK NATIONAL
                                        ASSOCIATION, as Authenticating Agent

                                     By: _______________________________________
                                         Authorized Representative

                                     A-11-9

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s)
and transfer(s) unto ________________________________________________________
(please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate
Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new
Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and
Class to the above named assignee and deliver such Commercial Mortgage
Pass-Through Certificate to the following address:
__________________________________________________.

Dated:  _________________________

                                       _________________________________________
                                        Signature by or on behalf of Assignor

                                       _________________________________________
                                                 Signature Guaranteed

                                     A-11-10

                            DISTRIBUTION INSTRUCTIONS

                    The Assignee should include the following for purposes of
distribution:

                    Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________
for the account of _______________.

                    Distributions made by check (such check to be made payable to _____________________) and all applicable statements and notices should be mailed to _________________________.

                    This information is provided by ____________________________
________________________________, the Assignee named above, or _________________
____________________________________, as its agent.

                                    A-11-11

                                  EXHIBIT A-12

                           FORM OF CLASS F CERTIFICATE

              CLASS F COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2004-C14

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund")
consisting primarily of a pool of multifamily and commercial mortgage loans (the
"Mortgage Loans"), such pool being formed and sold by

                     WACHOVIA BANK COMMERCIAL MORTGAGE TRUST

------------------------------------------------------------ ---------------------------------------------------------

Pass-Through Rate:  Variable                                 Class  Principal  Balance of the Class F Certificates as
                                                             of the Closing Date: $12,341,000
------------------------------------------------------------ ---------------------------------------------------------

Date of Pooling and  Servicing  Agreement:  as of August 1,  Initial  Certificate  Principal  Balance of this Class F
2004                                                         Certificate as of the Closing Date: $12,341,000
------------------------------------------------------------ ---------------------------------------------------------

Closing Date:  August 25, 2004                               Aggregate  Stated  Principal  Balance  of  the  Mortgage
                                                             Loans as of the Cut-Off Date: $1,097,030,350(1)
------------------------------------------------------------ ---------------------------------------------------------

First Distribution Date:  September 17, 2004
------------------------------------------------------------ ---------------------------------------------------------

Master Servicer:  Wachovia Bank, National Association        Trustee: LaSalle Bank National Association
------------------------------------------------------------ ---------------------------------------------------------

Special Servicer:  Allied Capital Corporation                Fiscal Agent: ABN AMRO Bank N.V.
------------------------------------------------------------ ---------------------------------------------------------

Certificate No. F-1                                          CUSIP No.  929766 TU7
------------------------------------------------------------ ---------------------------------------------------------

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR,
THE MASTER SERVICER, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF
FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED
IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY
AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO
SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC),

-----------------------
1 Excludes $13,555,556, which is the balance of the 11 Madison Avenue Non-Pooled
Component, represented solely by the Class MAD Certificate and $39,958,978, which is the balance of the Park Place Mall Subordinate Loan, represented solely by the Class PP Certificate.

                                     A-12-1

ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY
PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN
INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN WACHOVIA
COMMERCIAL MORTGAGE SECURITIES, INC., LASALLE BANK NATIONAL ASSOCIATION, ABN
AMRO BANK N.V., WACHOVIA BANK, NATIONAL ASSOCIATION OR ANY OF THEIR RESPECTIVE
AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE
GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER
PERSON.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT
OF 1933 (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE,
TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR
QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH
REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION
5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL
REVENUE CODE OF 1986 (THE "CODE").

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1 CERTIFICATES, THE CLASS A-2
CERTIFICATES, THE CLASS A-3 CERTIFICATES, THE CLASS A-4 CERTIFICATES, THE CLASS
A-1A CERTIFICATES, THE CLASS X-C CERTIFICATES, THE CLASS X-P CERTIFICATES, THE
CLASS B CERTIFICATES, THE CLASS C CERTIFICATES, THE CLASS D CERTIFICATES AND THE
CLASS E CERTIFICATES OF THE SAME SERIES TO THE EXTENT DESCRIBED IN THE POOLING
AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE MADE TO ANY
"EMPLOYEE BENEFIT PLAN" SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME
SECURITY ACT OF 1974, AS AMENDED ("ERISA"), ANY "PLAN" SUBJECT TO SECTION 4975
OF THE CODE, OR ANY OTHER RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR
ARRANGEMENT SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW SUBSTANTIVELY SIMILAR TO
THE FOREGOING PROVISIONS OF ERISA OR THE CODE, OR ANY PERSON ACTING ON BEHALF OF
OR WITH ANY ASSETS OF ANY SUCH PLAN (EACH, A "PLAN") UNLESS IT IS (A) AN
INSURANCE COMPANY GENERAL ACCOUNT WHICH IS ELIGIBLE FOR, AND SATISFIES ALL OF
THE REQUIREMENTS FOR, EXEMPTIVE RELIEF UNDER SECTIONS I AND III OF DEPARTMENT OF
LABOR PROHIBITED TRANSACTION CLASS EXEMPTION 95-

                                     A-12-2

60 ("PTE 95-50") OR (B) AN ACCREDITED INVESTOR AS DEFINED IN RULE 501(A)(1) OF
REGULATION D UNDER THE SECURITIES ACT AND SATISFIES ALL THE REQUIREMENTS OF THE
EXEMPTIONS AS IN EFFECT AT THE TIME OF SUCH TRANSFER. EACH PERSON WHO ACQUIRES
THIS CERTIFICATE SHALL BE REQUIRED (OR, IN THE CASE OF A BOOK-ENTRY CERTIFICATE,
DEEMED) TO HAVE CERTIFIED THAT THE FOREGOING CONDITIONS ARE SATISFIED, AND THAT
IT WILL NOT TRANSFER THIS CERTIFICATE IN VIOLATION OF THE FOREGOING.

IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCES OF THE CLASS A-1 CERTIFICATES,
THE CLASS A-2 CERTIFICATES, THE CLASS A-3 CERTIFICATES, THE CLASS A-4
CERTIFICATES, THE CLASS A-1A CERTIFICATES, THE CLASS B CERTIFICATES, THE CLASS C
CERTIFICATES, THE CLASS D CERTIFICATES AND THE CLASS E CERTIFICATES OF THE SAME
SERIES ARE REDUCED TO ZERO, DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE
PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH IN THE
POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. IN ADDITION, IF THE
AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS G, CLASS H, CLASS J, CLASS
K, CLASS L, CLASS M, CLASS N, CLASS O AND CLASS P (AND WITH RESPECT TO LOSSES
AND EXPENSES ON THE 11 MADISON AVENUE LOAN, THE CLASS MAD, AND WITH RESPECT TO
LOSSES AND EXPENSES ON THE PARK PLACE MALL LOAN, THE CLASS PP) CERTIFICATES OF
THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS
CERTIFICATE MAY BE REDUCED BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE
TRUST FUND AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO
HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY
TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

                  This certifies that Cede & Co. is the registered owner of the
Percentage Interest evidenced by this Class F Certificate (obtained by dividing the principal amount of this Class F Certificate (its "Certificate Principal
Balance") as of the Closing Date by the aggregate principal amount of all the
Class F Certificates (their "Class Principal Balance") as of the Closing Date)
in that certain beneficial ownership interest evidenced by all the Class F
Certificates in the Trust Fund created pursuant to a Pooling and Servicing
Agreement, dated as specified above (the "Agreement"), among Wachovia Commercial
Mortgage Securities, Inc. (herein called the "Depositor", which term includes any successor entity under the Agreement), Wachovia Bank, National Association
(herein called the "Master Servicer", which term includes any successor entity under the Agreement), Allied Capital Corporation (herein called the "Special
Servicer", which term includes any successor entity under the Agreement),
LaSalle Bank National Association (herein called the "Trustee", which term includes any successor entity under the Agreement) and ABN AMRO Bank N.V.
(herein called the "Fiscal Agent", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This
Certificate is issued under and is

                                     A-12-3

subject to the terms, provisions and conditions of the Agreement, to which
Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the fourth Business Day following the related Determination Date (each, a "Distribution Date"). The Determination Date is the 11th day of each month or, if such 11th day is not a Business Day, the Business Day immediately succeeding, commencing in September 2004 (each, a "Determination Date"). Distributions will be made commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the
Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class F Certificates on the applicable
Distribution Date pursuant to the Agreement. All distributions made under the
Agreement on the Class F Certificates will be made by LaSalle Bank National
Association, as paying agent (the "Paying Agent"), by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such
Certificateholder shall have provided the Paying Agent with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such
Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust
Fund Expense previously allocated to this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this
Certificate as such address last appears in the Certificate Register or to any such other address of which the Paying Agent is subsequently notified in writing.

                  The Certificates are limited in right of distribution to
certain collections and recoveries respecting the Mortgage Loans and REO Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution
Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to
Certificateholders, such purposes including the reimbursement of Advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such Advances and expenses.

                  Interest accrued on this Certificate during an Interest
Accrual Period, plus any unpaid interest shortfall with respect to this
Certificate for any prior Distribution Date, if any, will be payable on the related Distribution Date to the extent provided in the Agreement. The "Interest
Accrual Period" with respect to any Distribution Date and with respect to the
Class F Certificates is the calendar month preceding the month in which such
Distribution Date occurs and is assumed to consist of 30 days.

                                     A-12-4

                  Any distribution to the Holder of this Certificate in
reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

                  The Class F Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth,
Class F Certificates are exchangeable for new Class F Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  As provided in the Agreement and subject to certain
limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the
Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class F Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  No transfer of any Class F Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the
Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If such a transfer is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or the initial transfer thereof by the Depositor, the
Underwriters or their respective affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit G-1 to the Agreement, and a certificate from such Certificateholder's prospective transferee substantially in the form attached as either Exhibit G-2 or Exhibit G-3 to the Agreement; or
(ii) an Opinion of Counsel reasonably satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the
Securities Act (which Opinion of Counsel shall not be an expense of the Trust
Fund or of the Depositor, the Master Servicer, the Special Servicer, the
Trustee, the Paying Agent or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective transferee on which such
Opinion of Counsel is based. None of the Depositor, the Trustee, Paying Agent or the Certificate Registrar is obligated to register or qualify the Class F
Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any
Class F Certificate without registration or qualification. Any Class F
Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class F Certificate agrees to, indemnify the Trustee, the
Certificate Registrar, the Paying Agent and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                  No service charge will be imposed for any registration of
transfer or exchange of Class F Certificates, but the Certificate Registrar may
require payment of a sum sufficient to

                                     A-12-5

cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class F Certificates.

                  Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

                  The Depositor, the Master Servicer, the Special Servicer, the
Trustee, the Fiscal Agent, the Paying Agent and the Certificate Registrar and
any agent of the Depositor, the Master Servicer, the Special Servicer, the
Trustee, the Fiscal Agent, the Paying Agent or the Certificate Registrar may
treat the Person in whose name this Certificate is registered as the owner hereof for all purposes whatsoever and none of the Depositor, the Master
Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Paying Agent,
the Certificate Registrar, or any such agent shall be affected by notice to the contrary.

                  The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the
Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto)
or other liquidation of the last Mortgage Loan or REO Property remaining in the
Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the
Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein.
The exercise of such right will effect early retirement of the Class F
Certificates; however, such right to purchase is subject to the aggregate Stated
Principal Balance of the Mortgage Pool at the time of purchase being less than
1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the
Cut-off Date specified on the face hereof.

                  In addition, any exchange by any Certificateholder of all of the then outstanding Certificates for all of the Mortgage Loans and each REO
Property remaining in the Trust Fund may be made: (i) if the then outstanding
Certificates are held by a single Certificateholder and (ii) the Class A-1,
Class A-2, Class A-3, Class A-4, Class A-1A, Class B, Class C and Class D
Certificates have been paid in full.

                  The Agreement permits, with certain exceptions therein
provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the
Trustee and the Fiscal Agent and the rights of the Certificateholders under the
Agreement at any time by the Depositor, the Master Servicer, the Special
Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of
Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this
Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any

                                     A-12-6

amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as consisting of two separate REMICs and a grantor trust, without the consent of the Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been
executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein)
for distributions hereunder.

                  This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                                     A-12-7

                  IN WITNESS WHEREOF, the Certificate Registrar has caused this
Certificate to be duly executed.

Dated:  August 25, 2004

                              LASALLE BANK NATIONAL
                                ASSOCIATION, as Certificate Registrar

                              By: ______________________________________________
                                  Authorized Representative

                                     A-12-8

                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class F Certificates referred to in the within-mentioned Agreement.

                              LASALLE BANK NATIONAL
                                ASSOCIATION, as Authenticating Agent

                              By: ______________________________________________
                                  Authorized Representative

                                    A-12-9

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s)
and transfer(s) unto ________________________________________________________
(please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate
Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new
Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and
Class to the above named assignee and deliver such Commercial Mortgage
Pass-Through Certificate to the following address:
__________________________________________________.

Dated:  _________________________

                                ________________________________________________
                                     Signature by or on behalf of Assignor

                                ________________________________________________
                                            Signature Guaranteed

                                    A-12-10

                            DISTRIBUTION INSTRUCTIONS

                    The Assignee should include the following for purposes of
distribution:

                    Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________
for the account of _______________.

                    Distributions made by check (such check to be made payable to _____________________) and all applicable statements and notices should be mailed to _________________________.

                    This information is provided by ____________________________
________________________________, the Assignee named above, or _________________
____________________________________, as its agent.

                                    A-12-11

                                  EXHIBIT A-13

                           FORM OF CLASS G CERTIFICATE

              CLASS G COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2004-C14

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund")
consisting primarily of a pool of multifamily and commercial mortgage loans (the
"Mortgage Loans"), such pool being formed and sold by

                     WACHOVIA BANK COMMERCIAL MORTGAGE TRUST

------------------------------------------------------------ ---------------------------------------------------------

Pass-Through Rate:  Variable                                 Class  Principal  Balance of the Class G Certificates as
                                                             of the Closing Date: $12,341,000
------------------------------------------------------------ ---------------------------------------------------------

Date of Pooling and  Servicing  Agreement:  as of August 1,  Initial  Certificate  Principal  Balance of this Class G
2004                                                         Certificate as of the Closing Date: $12,341,000
------------------------------------------------------------ ---------------------------------------------------------

Closing Date:  August 25, 2004                               Aggregate  Stated  Principal  Balance  of  the  Mortgage
                                                             Loans as of the Cut-Off Date: $1,097,030,350(1)
------------------------------------------------------------ ---------------------------------------------------------

First Distribution Date:  September 17, 2004
------------------------------------------------------------ ---------------------------------------------------------

Master Servicer:  Wachovia Bank, National Association        Trustee: LaSalle Bank National Association
------------------------------------------------------------ ---------------------------------------------------------

Special Servicer:  Allied Capital Corporation                Fiscal Agent: ABN AMRO Bank N.V.
------------------------------------------------------------ ---------------------------------------------------------

Certificate No. G-1                                          CUSIP No.  929766 TV5
------------------------------------------------------------ ---------------------------------------------------------

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR,
THE MASTER SERVICER, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF
FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED
IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY
AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO
SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC),

--------------------
1 Excludes $13,555,556, which is the balance of the 11 Madison Avenue Non-Pooled
Component, represented solely by the Class MAD Certificate and $39,958,978, which is the balance of the Park Place Mall Subordinate Loan, represented solely by the Class PP Certificate.

                                     A-13-1

ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY
PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN
INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN WACHOVIA
COMMERCIAL MORTGAGE SECURITIES, INC., LASALLE BANK NATIONAL ASSOCIATION, ABN
AMRO BANK N.V., WACHOVIA BANK, NATIONAL ASSOCIATION OR ANY OF THEIR RESPECTIVE
AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE
GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER
PERSON.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT
OF 1933 (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE,
TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR
QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH
REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION
5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL
REVENUE CODE OF 1986 (THE "CODE").

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1 CERTIFICATES, THE CLASS A-2
CERTIFICATES, THE CLASS A-3 CERTIFICATES, THE CLASS A-4 CERTIFICATES, THE CLASS
A-1A CERTIFICATES, THE CLASS X-C CERTIFICATES, THE CLASS X-P CERTIFICATES, THE
CLASS B CERTIFICATES, THE CLASS C CERTIFICATES, THE CLASS D CERTIFICATES, THE
CLASS E CERTIFICATES AND THE CLASS F CERTIFICATES OF THE SAME SERIES TO THE
EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE MADE TO ANY
"EMPLOYEE BENEFIT PLAN" SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME
SECURITY ACT OF 1974, AS AMENDED ("ERISA"), ANY "PLAN" SUBJECT TO SECTION 4975
OF THE CODE, OR ANY OTHER RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR
ARRANGEMENT SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW SUBSTANTIVELY SIMILAR TO
THE FOREGOING PROVISIONS OF ERISA OR THE CODE, OR ANY PERSON ACTING ON BEHALF OF
OR WITH ANY ASSETS OF ANY SUCH PLAN (EACH, A "PLAN") UNLESS IT IS (A) AN
INSURANCE COMPANY GENERAL ACCOUNT WHICH IS ELIGIBLE FOR, AND SATISFIES ALL OF
THE REQUIREMENTS FOR, EXEMPTIVE RELIEF UNDER SECTIONS I AND III OF

                                     A-13-2

DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTE 95-50")
OR (B) AN ACCREDITED INVESTOR AS DEFINED IN RULE 501(A)(1) OF REGULATION D UNDER
THE SECURITIES ACT AND SATISFIES ALL THE REQUIREMENTS OF THE EXEMPTIONS AS IN
EFFECT AT THE TIME OF SUCH TRANSFER. EACH PERSON WHO ACQUIRES THIS CERTIFICATE
SHALL BE REQUIRED (OR, IN THE CASE OF A BOOK-ENTRY CERTIFICATE, DEEMED) TO HAVE
CERTIFIED THAT THE FOREGOING CONDITIONS ARE SATISFIED, AND THAT IT WILL NOT
TRANSFER THIS CERTIFICATE IN VIOLATION OF THE FOREGOING.

IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCES OF THE CLASS A-1 CERTIFICATES,
THE CLASS A-2 CERTIFICATES, THE CLASS A-3 CERTIFICATES, THE CLASS A-4
CERTIFICATES, THE CLASS A-1A CERTIFICATES, THE CLASS B CERTIFICATES, THE CLASS C
CERTIFICATES, THE CLASS D CERTIFICATES, THE CLASS E CERTIFICATES AND THE CLASS F
CERTIFICATES OF THE SAME SERIES ARE REDUCED TO ZERO, DISTRIBUTIONS IN REDUCTION
OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS
SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. IN
ADDITION, IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS H, CLASS
J, CLASS K, CLASS L, CLASS M, CLASS N, CLASS O AND CLASS P (AND WITH RESPECT TO
LOSSES AND EXPENSES ON THE 11 MADISON AVENUE LOAN, THE CLASS MAD, AND WITH
RESPECT TO LOSSES AND EXPENSES ON THE PARK PLACE MALL LOAN, THE CLASS PP)
CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL
BALANCE OF THIS CERTIFICATE MAY BE REDUCED BY CERTAIN LOSSES AND EXPENSES
EXPERIENCED BY THE TRUST FUND AS SET FORTH IN THE POOLING AND SERVICING
AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL
BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

                  This certifies that Cede & Co. is the registered owner of the
Percentage Interest evidenced by this Class G Certificate (obtained by dividing the principal amount of this Class G Certificate (its "Certificate Principal
Balance") as of the Closing Date by the aggregate principal amount of all the
Class G Certificates (their "Class Principal Balance") as of the Closing Date)
in that certain beneficial ownership interest evidenced by all the Class G
Certificates in the Trust Fund created pursuant to a Pooling and Servicing
Agreement, dated as specified above (the "Agreement"), among Wachovia Commercial
Mortgage Securities, Inc. (herein called the "Depositor", which term includes any successor entity under the Agreement), Wachovia Bank, National Association
(herein called the "Master Servicer", which term includes any successor entity under the Agreement), Allied Capital Corporation (herein called the "Special
Servicer", which term includes any successor entity under the Agreement),
LaSalle Bank National Association (herein called the "Trustee", which term includes any successor entity under the Agreement) and ABN AMRO Bank N.V.
(herein called the "Fiscal Agent", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This
Certificate is issued under and is

                                     A-13-3

subject to the terms, provisions and conditions of the Agreement, to which
Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the fourth Business Day following the related Determination Date (each, a "Distribution Date"). The Determination Date is the 11th day of each month or, if such 11th day is not a Business Day, the Business Day immediately succeeding, commencing in September 2004 (each, a "Determination Date"). Distributions will be made commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the
Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class G Certificates on the applicable
Distribution Date pursuant to the Agreement. All distributions made under the
Agreement on the Class G Certificates will be made by LaSalle Bank National
Association, as paying agent (the "Paying Agent"), by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such
Certificateholder shall have provided the Paying Agent with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such
Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust
Fund Expense previously allocated to this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this
Certificate as such address last appears in the Certificate Register or to any such other address of which the Paying Agent is subsequently notified in writing.

                  The Certificates are limited in right of distribution to
certain collections and recoveries respecting the Mortgage Loans and REO Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution
Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to
Certificateholders, such purposes including the reimbursement of Advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such Advances and expenses.

                  Interest accrued on this Certificate during an Interest
Accrual Period, plus any unpaid interest shortfall with respect to this
Certificate for any prior Distribution Date, if any, will be payable on the related Distribution Date to the extent provided in the Agreement. The "Interest
Accrual Period" with respect to any Distribution Date and with respect to the
Class G Certificates is the calendar month preceding the month in which such
Distribution Date occurs and is assumed to consist of 30 days.

                                     A-13-4

                  Any distribution to the Holder of this Certificate in
reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

                  The Class G Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth,
Class G Certificates are exchangeable for new Class G Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  As provided in the Agreement and subject to certain
limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the
Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class G Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  No transfer of any Class G Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the
Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If such a transfer is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or the initial transfer thereof by the Depositor, the
Underwriters or their respective affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit G-1 to the Agreement, and a certificate from such Certificateholder's prospective transferee substantially in the form attached as either Exhibit G-2 or Exhibit G-3 to the Agreement; or
(ii) an Opinion of Counsel reasonably satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the
Securities Act (which Opinion of Counsel shall not be an expense of the Trust
Fund or of the Depositor, the Master Servicer, the Special Servicer, the
Trustee, the Paying Agent or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective transferee on which such
Opinion of Counsel is based. None of the Depositor, the Trustee, Paying Agent or the Certificate Registrar is obligated to register or qualify the Class G
Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any
Class G Certificate without registration or qualification. Any Class G
Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class G Certificate agrees to, indemnify the Trustee, the
Certificate Registrar, the Paying Agent and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                  No service charge will be imposed for any registration of
transfer or exchange of Class G Certificates, but the Certificate Registrar may
require payment of a sum sufficient to

                                     A-13-5

cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class G Certificates.

                  Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

                  The Depositor, the Master Servicer, the Special Servicer, the
Trustee, the Fiscal Agent, the Paying Agent and the Certificate Registrar and
any agent of the Depositor, the Master Servicer, the Special Servicer, the
Trustee, the Fiscal Agent, the Paying Agent or the Certificate Registrar may
treat the Person in whose name this Certificate is registered as the owner hereof for all purposes whatsoever and none of the Depositor, the Master
Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Paying Agent,
the Certificate Registrar, or any such agent shall be affected by notice to the contrary.

                  The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the
Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto)
or other liquidation of the last Mortgage Loan or REO Property remaining in the
Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the
Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein.
The exercise of such right will effect early retirement of the Class G
Certificates; however, such right to purchase is subject to the aggregate Stated
Principal Balance of the Mortgage Pool at the time of purchase being less than
1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the
Cut-off Date specified on the face hereof.

                  In addition, any exchange by any Certificateholder of all of the then outstanding Certificates for all of the Mortgage Loans and each REO
Property remaining in the Trust Fund may be made: (i) if the then outstanding
Certificates are held by a single Certificateholder and (ii) the Class A-1,
Class A-2, Class A-3, Class A-4, Class A-1A, Class B, Class C and Class D
Certificates have been paid in full.

                  The Agreement permits, with certain exceptions therein
provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the
Trustee and the Fiscal Agent and the rights of the Certificateholders under the
Agreement at any time by the Depositor, the Master Servicer, the Special
Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of
Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this
Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any

                                     A-13-6

amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as consisting of two separate REMICs and a grantor trust, without the consent of the Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been
executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein)
for distributions hereunder.

                  This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                                     A-13-7

                  IN WITNESS WHEREOF, the Certificate Registrar has caused this
Certificate to be duly executed.

Dated:  August 25, 2004

                                     LASALLE BANK NATIONAL
                                        ASSOCIATION, as Certificate Registrar

                                     By: _______________________________________
                                         Authorized Representative

                                     A-13-8

                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class G Certificates referred to in the within-mentioned Agreement.

                                     LASALLE BANK NATIONAL
                                        ASSOCIATION, as Authenticating Agent

                                     By: _______________________________________
                                         Authorized Representative

                                     A-13-9

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s)
and transfer(s) unto ________________________________________________________
(please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate
Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new
Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and
Class to the above named assignee and deliver such Commercial Mortgage
Pass-Through Certificate to the following address:
__________________________________________________.

Dated:  _________________________

                                 _______________________________________________
                                     Signature by or on behalf of Assignor

                                 _______________________________________________
                                             Signature Guaranteed

                                    A-13-10

                            DISTRIBUTION INSTRUCTIONS

                    The Assignee should include the following for purposes of
distribution:

                    Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________
for the account of _______________.

                    Distributions made by check (such check to be made payable to _____________________) and all applicable statements and notices should be mailed to _________________________.

                    This information is provided by ____________________________
________________________________, the Assignee named above, or _________________
____________________________________, as its agent.

                                    A-13-11

                                  EXHIBIT A-14

                           FORM OF CLASS H CERTIFICATE

              CLASS H COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2004-C14

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund")
consisting primarily of a pool of multifamily and commercial mortgage loans (the
"Mortgage Loans"), such pool being formed and sold by

                     WACHOVIA BANK COMMERCIAL MORTGAGE TRUST

------------------------------------------------------------ ---------------------------------------------------------

Pass-Through Rate:  Variable                                 Class  Principal  Balance of the Class H Certificates as
                                                             of the Closing Date: $15,084,000
------------------------------------------------------------ ---------------------------------------------------------

Date of Pooling and  Servicing  Agreement:  as of August 1,  Initial  Certificate  Principal  Balance of this Class H
2004                                                         Certificate as of the Closing Date: $15,084,000
------------------------------------------------------------ ---------------------------------------------------------

Closing Date:  August 25, 2004                               Aggregate  Stated  Principal  Balance  of  the  Mortgage
                                                             Loans as of the Cut-Off Date: $1,097,030,350(1)
------------------------------------------------------------ ---------------------------------------------------------

First Distribution Date:  September 17, 2004
------------------------------------------------------------ ---------------------------------------------------------

Master Servicer:  Wachovia Bank, National Association        Trustee: LaSalle Bank National Association
------------------------------------------------------------ ---------------------------------------------------------

Special Servicer:  Allied Capital Corporation                Fiscal Agent: ABN AMRO Bank N.V.
------------------------------------------------------------ ---------------------------------------------------------

Certificate No. H-1                                          CUSIP No.  929766 TW3
------------------------------------------------------------ ---------------------------------------------------------

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR,
THE MASTER SERVICER, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF
FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED
IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY
AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO
SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC),

---------------
1 Excludes $13,555,556, which is the balance of the 11 Madison Avenue Non-Pooled
Component, represented solely by the Class MAD Certificate and $39,958,978, which is the balance of the Park Place Mall Subordinate Loan, represented solely by the Class PP Certificate.

                                     A-14-1

ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY
PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN
INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN WACHOVIA
COMMERCIAL MORTGAGE SECURITIES, INC., LASALLE BANK NATIONAL ASSOCIATION, ABN
AMRO BANK N.V., WACHOVIA BANK, NATIONAL ASSOCIATION OR ANY OF THEIR RESPECTIVE
AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE
GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER
PERSON.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT
OF 1933 (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE,
TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR
QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH
REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION
5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL
REVENUE CODE OF 1986 (THE "CODE").

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1 CERTIFICATES, THE CLASS A-2
CERTIFICATES, THE CLASS A-3 CERTIFICATES, THE CLASS A-4 CERTIFICATES, THE CLASS
A-1A CERTIFICATES, THE CLASS X-C CERTIFICATES, THE CLASS X-P CERTIFICATES, THE
CLASS B CERTIFICATES, THE CLASS C CERTIFICATES, THE CLASS D CERTIFICATES, THE
CLASS E CERTIFICATES, THE CLASS F CERTIFICATES AND THE CLASS G CERTIFICATES OF
THE SAME SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT
REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE MADE TO ANY
"EMPLOYEE BENEFIT PLAN" SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME
SECURITY ACT OF 1974, AS AMENDED ("ERISA"), ANY "PLAN" SUBJECT TO SECTION 4975
OF THE CODE, OR ANY OTHER RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR
ARRANGEMENT SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW SUBSTANTIVELY SIMILAR TO
THE FOREGOING PROVISIONS OF ERISA OR THE CODE, OR ANY PERSON ACTING ON BEHALF OF
OR WITH ANY ASSETS OF ANY SUCH PLAN (EACH, A "PLAN") UNLESS IT IS (A) AN
INSURANCE COMPANY GENERAL ACCOUNT WHICH IS ELIGIBLE FOR, AND SATISFIES ALL OF
THE REQUIREMENTS FOR, EXEMPTIVE RELIEF UNDER SECTIONS I AND III OF

                                     A-14-2

DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTE 95-50")
OR (B) AN ACCREDITED INVESTOR AS DEFINED IN RULE 501(A)(1) OF REGULATION D UNDER
THE SECURITIES ACT AND SATISFIES ALL THE REQUIREMENTS OF THE EXEMPTIONS AS IN
EFFECT AT THE TIME OF SUCH TRANSFER. EACH PERSON WHO ACQUIRES THIS CERTIFICATE
SHALL BE REQUIRED (OR, IN THE CASE OF A BOOK-ENTRY CERTIFICATE, DEEMED) TO HAVE
CERTIFIED THAT THE FOREGOING CONDITIONS ARE SATISFIED, AND THAT IT WILL NOT
TRANSFER THIS CERTIFICATE IN VIOLATION OF THE FOREGOING.

IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCES OF THE CLASS A-1 CERTIFICATES,
THE CLASS A-2 CERTIFICATES, THE CLASS A-3 CERTIFICATES, THE CLASS A-4
CERTIFICATES, THE CLASS A-1A CERTIFICATES, THE CLASS B CERTIFICATES, THE CLASS C
CERTIFICATES, THE CLASS D CERTIFICATES, THE CLASS E CERTIFICATES, THE CLASS F
CERTIFICATES AND THE CLASS G CERTIFICATES OF THE SAME SERIES ARE REDUCED TO
ZERO, DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS
CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH IN THE POOLING AND SERVICING
AGREEMENT REFERRED TO HEREIN. IN ADDITION, IF THE AGGREGATE CERTIFICATE
PRINCIPAL BALANCE OF THE CLASS J, CLASS K, CLASS L, CLASS M, CLASS N, CLASS O
AND CLASS P (AND WITH RESPECT TO LOSSES AND EXPENSES ON THE 11 MADISON AVENUE
LOAN, THE CLASS MAD, AND WITH RESPECT TO LOSSES AND EXPENSES ON THE PARK PLACE
MALL LOAN, THE CLASS PP) CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE
CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED BY CERTAIN
LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND AS SET FORTH IN THE POOLING
AND SERVICING AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, THE OUTSTANDING
CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT
SHOWN ABOVE.

                  This certifies that Cede & Co. is the registered owner of the
Percentage Interest evidenced by this Class H Certificate (obtained by dividing the principal amount of this Class H Certificate (its "Certificate Principal
Balance") as of the Closing Date by the aggregate principal amount of all the
Class H Certificates (their "Class Principal Balance") as of the Closing Date)
in that certain beneficial ownership interest evidenced by all the Class H
Certificates in the Trust Fund created pursuant to a Pooling and Servicing
Agreement, dated as specified above (the "Agreement"), among Wachovia Commercial
Mortgage Securities, Inc. (herein called the "Depositor", which term includes any successor entity under the Agreement), Wachovia Bank, National Association
(herein called the "Master Servicer", which term includes any successor entity under the Agreement), Allied Capital Corporation (herein called the "Special
Servicer", which term includes any successor entity under the Agreement),
LaSalle Bank National Association (herein called the "Trustee", which term includes any successor entity under the Agreement) and ABN AMRO Bank N.V.
(herein called the "Fiscal Agent", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein

                                     A-14-3

have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the
Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the fourth Business Day following the related Determination Date (each, a "Distribution Date"). The Determination Date is the 11th day of each month or, if such 11th day is not a Business Day, the Business Day immediately succeeding, commencing in September 2004 (each, a "Determination Date"). Distributions will be made commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the
Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class H Certificates on the applicable
Distribution Date pursuant to the Agreement. All distributions made under the
Agreement on the Class H Certificates will be made by LaSalle Bank National
Association, as paying agent (the "Paying Agent"), by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such
Certificateholder shall have provided the Paying Agent with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such
Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust
Fund Expense previously allocated to this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this
Certificate as such address last appears in the Certificate Register or to any such other address of which the Paying Agent is subsequently notified in writing.

                  The Certificates are limited in right of distribution to
certain collections and recoveries respecting the Mortgage Loans and REO Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution
Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to
Certificateholders, such purposes including the reimbursement of Advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such Advances and expenses.

                  Interest accrued on this Certificate during an Interest
Accrual Period, plus any unpaid interest shortfall with respect to this
Certificate for any prior Distribution Date, if any, will be payable on the related Distribution Date to the extent provided in the Agreement. The "Interest
Accrual Period" with respect to any Distribution Date and with respect to the
Class H

                                     A-14-4

Certificates is the calendar month preceding the month in which such
Distribution Date occurs and is assumed to consist of 30 days.

                  Any distribution to the Holder of this Certificate in
reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

                  The Class H Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth,
Class H Certificates are exchangeable for new Class H Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  As provided in the Agreement and subject to certain
limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the
Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class H Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  No transfer of any Class H Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the
Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If such a transfer is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or the initial transfer thereof by the Depositor, the
Underwriters or their respective affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit G-1 to the Agreement, and a certificate from such Certificateholder's prospective transferee substantially in the form attached as either Exhibit G-2 or Exhibit G-3 to the Agreement; or
(ii) an Opinion of Counsel reasonably satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the
Securities Act (which Opinion of Counsel shall not be an expense of the Trust
Fund or of the Depositor, the Master Servicer, the Special Servicer, the
Trustee, the Paying Agent or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective transferee on which such
Opinion of Counsel is based. None of the Depositor, the Trustee, Paying Agent or the Certificate Registrar is obligated to register or qualify the Class H
Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any
Class H Certificate without registration or qualification. Any Class H
Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class H Certificate agrees to, indemnify the Trustee, the
Certificate Registrar, the Paying Agent and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                                     A-14-5

                  No service charge will be imposed for any registration of
transfer or exchange of Class H Certificates, but the Certificate Registrar may
require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class
H Certificates.

                  Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

                  The Depositor, the Master Servicer, the Special Servicer, the
Trustee, the Fiscal Agent, the Paying Agent and the Certificate Registrar and
any agent of the Depositor, the Master Servicer, the Special Servicer, the
Trustee, the Fiscal Agent, the Paying Agent or the Certificate Registrar may
treat the Person in whose name this Certificate is registered as the owner hereof for all purposes whatsoever and none of the Depositor, the Master
Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Paying Agent,
the Certificate Registrar, or any such agent shall be affected by notice to the contrary.

                  The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the
Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto)
or other liquidation of the last Mortgage Loan or REO Property remaining in the
Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the
Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein.
The exercise of such right will effect early retirement of the Class H
Certificates; however, such right to purchase is subject to the aggregate Stated
Principal Balance of the Mortgage Pool at the time of purchase being less than
1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the
Cut-off Date specified on the face hereof.

                  In addition, any exchange by any Certificateholder of all of the then outstanding Certificates for all of the Mortgage Loans and each REO
Property remaining in the Trust Fund may be made: (i) if the then outstanding
Certificates are held by a single Certificateholder and (ii) the Class A-1,
Class A-2, Class A-3, Class A-4, Class A-1A, Class B, Class C and Class D
Certificates have been paid in full.

                  The Agreement permits, with certain exceptions therein
provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the
Trustee and the Fiscal Agent and the rights of the Certificateholders under the
Agreement at any time by the Depositor, the Master Servicer, the Special
Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of
Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this
Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in

                                     A-14-6

lieu hereof whether or not notation of such consent is made upon this
Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as consisting of two separate
REMICs and a grantor trust, without the consent of the Holders of any of the
Certificates.

                  Unless the certificate of authentication hereon has been
executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein)
for distributions hereunder.

                  This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                                     A-14-7

                  IN WITNESS WHEREOF, the Certificate Registrar has caused this
Certificate to be duly executed.

Dated:  August 25, 2004

                                    LASALLE BANK NATIONAL
                                      ASSOCIATION, as Certificate Registrar

                                    By: ________________________________________
                                        Authorized Representative

                                     A-14-8

                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class H Certificates referred to in the within-mentioned Agreement.

                                     LASALLE BANK NATIONAL
                                       ASSOCIATION, as Authenticating Agent

                                     By: ______________________________________
                                         Authorized Representative

                                     A-14-9

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s)
and transfer(s) unto ________________________________________________________
(please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate
Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new
Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and
Class to the above named assignee and deliver such Commercial Mortgage
Pass-Through Certificate to the following address:
__________________________________________________.

Dated:  _________________________

                                          ______________________________________
                                          Signature by or on behalf of Assignor

                                          ______________________________________
                                                   Signature Guaranteed

                                    A-14-10

                            DISTRIBUTION INSTRUCTIONS

                    The Assignee should include the following for purposes of
distribution:

                    Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________
for the account of _______________.

                    Distributions made by check (such check to be made payable to _____________________) and all applicable statements and notices should be mailed to _________________________.

                    This information is provided by ____________________________
________________________________, the Assignee named above, or _________________
____________________________________, as its agent.

                                    A-14-11

                                  EXHIBIT A-15

                           FORM OF CLASS J CERTIFICATE

              CLASS J COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2004-C14

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund")
consisting primarily of a pool of multifamily and commercial mortgage loans (the
"Mortgage Loans"), such pool being formed and sold by

                     WACHOVIA BANK COMMERCIAL MORTGAGE TRUST

------------------------------------------------------------ ---------------------------------------------------------

Pass-Through Rate:  Variable                                 Class  Principal  Balance of the Class J Certificates as
                                                             of the Closing Date: $2,742,000
------------------------------------------------------------ ---------------------------------------------------------

Date of Pooling and  Servicing  Agreement:  as of August 1,  Initial  Certificate  Principal  Balance of this Class J
2004                                                         Certificate as of the Closing Date: $2,742,000
------------------------------------------------------------ ---------------------------------------------------------

Closing Date:  August 25, 2004                               Aggregate  Stated  Principal  Balance  of  the  Mortgage
                                                             Loans as of the Cut-Off Date: $1,097,030,350(1)
------------------------------------------------------------ ---------------------------------------------------------

First Distribution Date:  September 17, 2004
------------------------------------------------------------ ---------------------------------------------------------

Master Servicer:  Wachovia Bank, National Association        Trustee: LaSalle Bank National Association
------------------------------------------------------------ ---------------------------------------------------------

Special Servicer:  Allied Capital Corporation                Fiscal Agent: ABN AMRO Bank N.V.
------------------------------------------------------------ ---------------------------------------------------------

Certificate No. J-1                                          CUSIP No.  929766 TX1
------------------------------------------------------------ ---------------------------------------------------------

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR,
THE MASTER SERVICER, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF
FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED
IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY
AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO
SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY
TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR

------------------
1 Excludes $13,555,556, which is the balance of the 11 Madison Avenue Non-Pooled
Component, represented solely by the Class MAD Certificate and $39,958,978, which is the balance of the Park Place Mall Subordinate Loan, represented solely by the Class PP Certificate.

                                     A-15-1

OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN WACHOVIA
COMMERCIAL MORTGAGE SECURITIES, INC., LASALLE BANK NATIONAL ASSOCIATION, ABN
AMRO BANK N.V., WACHOVIA BANK, NATIONAL ASSOCIATION OR ANY OF THEIR RESPECTIVE
AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE
GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER
PERSON.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT
OF 1933 (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE,
TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR
QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH
REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION
5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL
REVENUE CODE OF 1986 (THE "CODE").

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1 CERTIFICATES, THE CLASS A-2
CERTIFICATES, THE CLASS A-3 CERTIFICATES, THE CLASS A-4 CERTIFICATES, THE CLASS
A-1A CERTIFICATES, THE CLASS X-C CERTIFICATES, THE CLASS X-P CERTIFICATES, THE
CLASS B CERTIFICATES, THE CLASS C CERTIFICATES, THE CLASS D CERTIFICATES, THE
CLASS E CERTIFICATES, THE CLASS F CERTIFICATES, THE CLASS G CERTIFICATES AND THE
CLASS H CERTIFICATES OF THE SAME SERIES TO THE EXTENT DESCRIBED IN THE POOLING
AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE MADE TO ANY
"EMPLOYEE BENEFIT PLAN" SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME
SECURITY ACT OF 1974, AS AMENDED ("ERISA"), ANY "PLAN" SUBJECT TO SECTION 4975
OF THE CODE, OR ANY OTHER RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR
ARRANGEMENT SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW SUBSTANTIVELY SIMILAR TO
THE FOREGOING PROVISIONS OF ERISA OR THE CODE, OR ANY PERSON ACTING ON BEHALF OF
OR WITH ANY ASSETS OF ANY SUCH PLAN (EACH, A "PLAN") UNLESS IT IS AN INSURANCE
COMPANY GENERAL ACCOUNT WHICH IS ELIGIBLE FOR, AND SATISFIES ALL OF THE
REQUIREMENTS FOR, EXEMPTIVE RELIEF UNDER SECTIONS I AND III

                                     A-15-2

OF DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTE
95-50"). EACH PERSON WHO ACQUIRES THIS CERTIFICATE SHALL BE REQUIRED (OR, IN THE
CASE OF A BOOK-ENTRY CERTIFICATE, DEEMED) TO HAVE CERTIFIED THAT THE FOREGOING
CONDITIONS ARE SATISFIED, AND THAT IT WILL NOT TRANSFER THIS CERTIFICATE IN
VIOLATION OF THE FOREGOING.

IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCES OF THE CLASS A-1 CERTIFICATES,
THE CLASS A-2 CERTIFICATES, THE CLASS A-3 CERTIFICATES, THE CLASS A-4
CERTIFICATES, THE CLASS A-1A CERTIFICATES, THE CLASS B CERTIFICATES, THE CLASS C
CERTIFICATES, THE CLASS D CERTIFICATES, THE CLASS E CERTIFICATES, THE CLASS F
CERTIFICATES, THE CLASS G CERTIFICATES AND THE CLASS H CERTIFICATES OF THE SAME
SERIES ARE REDUCED TO ZERO, DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE
PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH IN THE
POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. IN ADDITION, IF THE
AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS K, CLASS L, CLASS M, CLASS
N, CLASS O AND CLASS P (AND WITH RESPECT TO LOSSES AND EXPENSES ON THE 11
MADISON AVENUE LOAN, THE CLASS MAD, AND WITH RESPECT TO LOSSES AND EXPENSES ON
THE PARK PLACE MALL LOAN, THE CLASS PP) CERTIFICATES OF THE SAME SERIES IS
REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE
REDUCED BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND AS SET
FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ACCORDINGLY,
THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS
THAN THE AMOUNT SHOWN ABOVE.

                  This certifies that Cede & Co. is the registered owner of the
Percentage Interest evidenced by this Class J Certificate (obtained by dividing the principal amount of this Class J Certificate (its "Certificate Principal
Balance") as of the Closing Date by the aggregate principal amount of all the
Class J Certificates (their "Class Principal Balance") as of the Closing Date)
in that certain beneficial ownership interest evidenced by all the Class J
Certificates in the Trust Fund created pursuant to a Pooling and Servicing
Agreement, dated as specified above (the "Agreement"), among Wachovia Commercial
Mortgage Securities, Inc. (herein called the "Depositor", which term includes any successor entity under the Agreement), Wachovia Bank, National Association
(herein called the "Master Servicer", which term includes any successor entity under the Agreement), Allied Capital Corporation (herein called the "Special
Servicer", which term includes any successor entity under the Agreement),
LaSalle Bank National Association (herein called the "Trustee", which term includes any successor entity under the Agreement) and ABN AMRO Bank N.V.
(herein called the "Fiscal Agent", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This
Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                                     A-15-3

                  Pursuant to the terms of the Agreement, distributions will be made on the fourth Business Day following the related Determination Date (each, a "Distribution Date"). The Determination Date is the 11th day of each month or, if such 11th day is not a Business Day, the Business Day immediately succeeding, commencing in September 2004 (each, a "Determination Date"). Distributions will be made commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the
Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class J Certificates on the applicable
Distribution Date pursuant to the Agreement. All distributions made under the
Agreement on the Class J Certificates will be made by LaSalle Bank National
Association, as paying agent (the "Paying Agent"), by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such
Certificateholder shall have provided the Paying Agent with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such
Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust
Fund Expense previously allocated to this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this
Certificate as such address last appears in the Certificate Register or to any such other address of which the Paying Agent is subsequently notified in writing.

                  The Certificates are limited in right of distribution to
certain collections and recoveries respecting the Mortgage Loans and REO Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution
Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to
Certificateholders, such purposes including the reimbursement of Advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such Advances and expenses.

                  Interest accrued on this Certificate during an Interest
Accrual Period, plus any unpaid interest shortfall with respect to this
Certificate for any prior Distribution Date, if any, will be payable on the related Distribution Date to the extent provided in the Agreement. The "Interest
Accrual Period" with respect to any Distribution Date and with respect to the
Class J Certificates is the calendar month preceding the month in which such
Distribution Date occurs and is assumed to consist of 30 days.

                  Any distribution to the Holder of this Certificate in
reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and

                                     A-15-4

any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this
Certificate.

                  The Class J Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth,
Class J Certificates are exchangeable for new Class J Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  As provided in the Agreement and subject to certain
limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the
Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class J Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  No transfer of any Class J Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the
Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If such a transfer is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or the initial transfer thereof by the Depositor, the
Underwriters or their respective affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit G-1 to the Agreement, and a certificate from such Certificateholder's prospective transferee substantially in the form attached as either Exhibit G-2 or Exhibit G-3 to the Agreement; or
(ii) an Opinion of Counsel reasonably satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the
Securities Act (which Opinion of Counsel shall not be an expense of the Trust
Fund or of the Depositor, the Master Servicer, the Special Servicer, the
Trustee, the Paying Agent or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective transferee on which such
Opinion of Counsel is based. None of the Depositor, the Trustee, Paying Agent or the Certificate Registrar is obligated to register or qualify the Class J
Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any
Class J Certificate without registration or qualification. Any Class J
Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class J Certificate agrees to, indemnify the Trustee, the
Certificate Registrar, the Paying Agent and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                  No service charge will be imposed for any registration of
transfer or exchange of Class J Certificates, but the Certificate Registrar may
require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class
J Certificates.

                                     A-15-5

                  Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

                  The Depositor, the Master Servicer, the Special Servicer, the
Trustee, the Fiscal Agent, the Paying Agent and the Certificate Registrar and
any agent of the Depositor, the Master Servicer, the Special Servicer, the
Trustee, the Fiscal Agent, the Paying Agent or the Certificate Registrar may
treat the Person in whose name this Certificate is registered as the owner hereof for all purposes whatsoever and none of the Depositor, the Master
Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Paying Agent,
the Certificate Registrar, or any such agent shall be affected by notice to the contrary.

                  The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the
Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto)
or other liquidation of the last Mortgage Loan or REO Property remaining in the
Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the
Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein.
The exercise of such right will effect early retirement of the Class J
Certificates; however, such right to purchase is subject to the aggregate Stated
Principal Balance of the Mortgage Pool at the time of purchase being less than
1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the
Cut-off Date specified on the face hereof.

                  In addition, any exchange by any Certificateholder of all of the then outstanding Certificates for all of the Mortgage Loans and each REO
Property remaining in the Trust Fund may be made: (i) if the then outstanding
Certificates are held by a single Certificateholder and (ii) the Class A-1,
Class A-2, Class A-3, Class A-4, Class A-1A, Class B, Class C and Class D
Certificates have been paid in full.

                  The Agreement permits, with certain exceptions therein
provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the
Trustee and the Fiscal Agent and the rights of the Certificateholders under the
Agreement at any time by the Depositor, the Master Servicer, the Special
Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of
Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this
Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as consisting of two separate REMICs and a grantor trust, without the consent of the Holders of any of the Certificates.

                                     A-15-6

                  Unless the certificate of authentication hereon has been
executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein)
for distributions hereunder.

                  This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                                     A-15-7

                  IN WITNESS WHEREOF, the Certificate Registrar has caused this
Certificate to be duly executed.

Dated:  August 25, 2004

                                 LASALLE BANK NATIONAL
                                   ASSOCIATION, as Certificate Registrar

                                 By: __________________________________________
                                     Authorized Representative

                                     A-15-8

                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class J Certificates referred to in the within-mentioned Agreement.

                                   LASALLE BANK NATIONAL
                                      ASSOCIATION, as Authenticating Agent

                                   By: _________________________________________
                                       Authorized Representative

                                     A-15-9

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s)
and transfer(s) unto ________________________________________________________
(please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate
Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new
Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and
Class to the above named assignee and deliver such Commercial Mortgage
Pass-Through Certificate to the following address:
__________________________________________________.

Dated:  _________________________

                              __________________________________________________
                                   Signature by or on behalf of Assignor

                              __________________________________________________
                                           Signature Guaranteed

                                    A-15-10

                            DISTRIBUTION INSTRUCTIONS

                    The Assignee should include the following for purposes of
distribution:

                    Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________
for the account of _______________.

                    Distributions made by check (such check to be made payable to _____________________) and all applicable statements and notices should be mailed to _________________________.

                    This information is provided by ____________________________
________________________________, the Assignee named above, or _________________
____________________________________, as its agent.

                                    A-15-11

                                  EXHIBIT A-16

                           FORM OF CLASS K CERTIFICATE

              CLASS K COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2004-C14

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund")
consisting primarily of a pool of multifamily and commercial mortgage loans (the
"Mortgage Loans"), such pool being formed and sold by

                     WACHOVIA BANK COMMERCIAL MORTGAGE TRUST

------------------------------------------------------------ ---------------------------------------------------------

Pass-Through Rate:  Variable                                 Class  Principal  Balance of the Class K Certificates as
                                                             of the Closing Date: $4,113,000
------------------------------------------------------------ ---------------------------------------------------------

Date of Pooling and  Servicing  Agreement:  as of August 1,  Initial  Certificate  Principal  Balance of this Class K
2004                                                         Certificate as of the Closing Date: $4,113,000
------------------------------------------------------------ ---------------------------------------------------------

Closing Date:  August 25, 2004                               Aggregate  Stated  Principal  Balance  of  the  Mortgage
                                                             Loans as of the Cut-Off Date: $1,097,030,350(1)
------------------------------------------------------------ ---------------------------------------------------------

First Distribution Date:  September 17, 2004
------------------------------------------------------------ ---------------------------------------------------------

Master Servicer:  Wachovia Bank, National Association        Trustee: LaSalle Bank National Association
------------------------------------------------------------ ---------------------------------------------------------

Special Servicer:  Allied Capital Corporation                Fiscal Agent: ABN AMRO Bank N.V.
------------------------------------------------------------ ---------------------------------------------------------

Certificate No. K-1                                          CUSIP No.  929766 TY9
------------------------------------------------------------ ---------------------------------------------------------

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR,
THE MASTER SERVICER, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF
FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED
IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY
AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO
SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC),

------------------
1 Excludes $13,555,556, which is the balance of the 11 Madison Avenue Non-Pooled
Component, represented solely by the Class MAD Certificate and $39,958,978, which is the balance of the Park Place Mall Subordinate Loan, represented solely by the Class PP Certificate.

                                     A-16-1

ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY
PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN
INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN WACHOVIA
COMMERCIAL MORTGAGE SECURITIES, INC., LASALLE BANK NATIONAL ASSOCIATION, ABN
AMRO BANK N.V., WACHOVIA BANK, NATIONAL ASSOCIATION OR ANY OF THEIR RESPECTIVE
AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE
GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER
PERSON.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT
OF 1933 (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE,
TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR
QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH
REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION
5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL
REVENUE CODE OF 1986 (THE "CODE").

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1 CERTIFICATES, THE CLASS A-2
CERTIFICATES, THE CLASS A-3 CERTIFICATES, THE CLASS A-4 CERTIFICATES, THE CLASS
A-1A CERTIFICATES, X-C CERTIFICATES, THE CLASS X-P CERTIFICATES, THE CLASS B
CERTIFICATES, THE CLASS C CERTIFICATES, THE CLASS D CERTIFICATES, THE CLASS E
CERTIFICATES, THE CLASS F CERTIFICATES, THE CLASS G CERTIFICATES, THE CLASS H
CERTIFICATES AND THE CLASS J CERTIFICATES OF THE SAME SERIES TO THE EXTENT
DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE MADE TO ANY
"EMPLOYEE BENEFIT PLAN" SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME
SECURITY ACT OF 1974, AS AMENDED ("ERISA"), ANY "PLAN" SUBJECT TO SECTION 4975
OF THE CODE, OR ANY OTHER RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR
ARRANGEMENT SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW SUBSTANTIVELY SIMILAR TO
THE FOREGOING PROVISIONS OF ERISA OR THE CODE, OR ANY PERSON ACTING ON BEHALF OF
OR WITH ANY ASSETS OF ANY SUCH PLAN (EACH, A "PLAN") UNLESS IT IS AN INSURANCE
COMPANY GENERAL ACCOUNT WHICH IS ELIGIBLE FOR, AND SATISFIES ALL OF THE

                                     A-16-2

REQUIREMENTS FOR, EXEMPTIVE RELIEF UNDER SECTIONS I AND III OF DEPARTMENT OF
LABOR PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTE 95-50"). EACH PERSON
WHO ACQUIRES THIS CERTIFICATE SHALL BE REQUIRED (OR, IN THE CASE OF A BOOK-ENTRY
CERTIFICATE, DEEMED) TO HAVE CERTIFIED THAT THE FOREGOING CONDITIONS ARE
SATISFIED, AND THAT IT WILL NOT TRANSFER THIS CERTIFICATE IN VIOLATION OF THE
FOREGOING.

IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCES OF THE CLASS A-1 CERTIFICATES,
THE CLASS A-2 CERTIFICATES, THE CLASS A-3 CERTIFICATES, THE CLASS A-4
CERTIFICATES, THE CLASS A-1A CERTIFICATES, THE CLASS B CERTIFICATES, THE CLASS C
CERTIFICATES, THE CLASS D CERTIFICATES, THE CLASS E CERTIFICATES, THE CLASS F
CERTIFICATES, THE CLASS G CERTIFICATES, THE CLASS H CERTIFICATES AND THE CLASS J
CERTIFICATES OF THE SAME SERIES ARE REDUCED TO ZERO, DISTRIBUTIONS IN REDUCTION
OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS
SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. IN
ADDITION, IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS L, CLASS
M, CLASS N, CLASS O AND CLASS P (AND WITH RESPECT TO LOSSES AND EXPENSES ON THE
11 MADISON AVENUE LOAN, THE CLASS MAD, AND WITH RESPECT TO LOSSES AND EXPENSES
ON THE PARK PLACE MALL LOAN, THE CLASS PP) CERTIFICATES OF THE SAME SERIES IS
REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE
REDUCED BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND AS SET
FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ACCORDINGLY,
THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS
THAN THE AMOUNT SHOWN ABOVE.

                  This certifies that Cede & Co. is the registered owner of the
Percentage Interest evidenced by this Class K Certificate (obtained by dividing the principal amount of this Class K Certificate (its "Certificate Principal
Balance") as of the Closing Date by the aggregate principal amount of all the
Class K Certificates (their "Class Principal Balance") as of the Closing Date)
in that certain beneficial ownership interest evidenced by all the Class K
Certificates in the Trust Fund created pursuant to a Pooling and Servicing
Agreement, dated as specified above (the "Agreement"), among Wachovia Commercial
Mortgage Securities, Inc. (herein called the "Depositor", which term includes any successor entity under the Agreement), Wachovia Bank, National Association
(herein called the "Master Servicer", which term includes any successor entity under the Agreement), Allied Capital Corporation (herein called the "Special
Servicer", which term includes any successor entity under the Agreement),
LaSalle Bank National Association (herein called the "Trustee", which term includes any successor entity under the Agreement) and ABN AMRO Bank N.V.
(herein called the "Fiscal Agent", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This
Certificate is issued under and is

                                     A-16-3

subject to the terms, provisions and conditions of the Agreement, to which
Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the fourth Business Day following the related Determination Date (each, a "Distribution Date"). The Determination Date is the 11th day of each month or, if such 11th day is not a Business Day, the Business Day immediately succeeding, commencing in September 2004 (each, a "Determination Date"). Distributions will be made commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the
Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class K Certificates on the applicable
Distribution Date pursuant to the Agreement. All distributions made under the
Agreement on the Class K Certificates will be made by LaSalle Bank National
Association, as paying agent (the "Paying Agent"), by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such
Certificateholder shall have provided the Paying Agent with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such
Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust
Fund Expense previously allocated to this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this
Certificate as such address last appears in the Certificate Register or to any such other address of which the Paying Agent is subsequently notified in writing.

                  The Certificates are limited in right of distribution to
certain collections and recoveries respecting the Mortgage Loans and REO Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution
Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to
Certificateholders, such purposes including the reimbursement of Advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such Advances and expenses.

                  Interest accrued on this Certificate during an Interest
Accrual Period, plus any unpaid interest shortfall with respect to this
Certificate for any prior Distribution Date, if any, will be payable on the related Distribution Date to the extent provided in the Agreement. The "Interest
Accrual Period" with respect to any Distribution Date and with respect to the
Class K Certificates is the calendar month preceding the month in which such
Distribution Date occurs and is assumed to consist of 30 days.

                                     A-16-4

                  Any distribution to the Holder of this Certificate in
reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

                  The Class K Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth,
Class K Certificates are exchangeable for new Class K Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  As provided in the Agreement and subject to certain
limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the
Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class K Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  No transfer of any Class K Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the
Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If such a transfer is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or the initial transfer thereof by the Depositor, the
Underwriters or their respective affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit G-1 to the Agreement, and a certificate from such Certificateholder's prospective transferee substantially in the form attached as either Exhibit G-2 or Exhibit G-3 to the Agreement; or
(ii) an Opinion of Counsel reasonably satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the
Securities Act (which Opinion of Counsel shall not be an expense of the Trust
Fund or of the Depositor, the Master Servicer, the Special Servicer, the
Trustee, the Paying Agent or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective transferee on which such
Opinion of Counsel is based. None of the Depositor, the Trustee, Paying Agent or the Certificate Registrar is obligated to register or qualify the Class K
Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any
Class K Certificate without registration or qualification. Any Class K
Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class K Certificate agrees to, indemnify the Trustee, the
Certificate Registrar, the Paying Agent and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                  No service charge will be imposed for any registration of
transfer or exchange of Class K Certificates, but the Certificate Registrar may
require payment of a sum sufficient to

                                     A-16-5

cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class K Certificates.

                  Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

                  The Depositor, the Master Servicer, the Special Servicer, the
Trustee, the Fiscal Agent, the Paying Agent and the Certificate Registrar and
any agent of the Depositor, the Master Servicer, the Special Servicer, the
Trustee, the Fiscal Agent, the Paying Agent or the Certificate Registrar may
treat the Person in whose name this Certificate is registered as the owner hereof for all purposes whatsoever and none of the Depositor, the Master
Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Paying Agent,
the Certificate Registrar, or any such agent shall be affected by notice to the contrary.

                  The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the
Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto)
or other liquidation of the last Mortgage Loan or REO Property remaining in the
Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the
Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein.
The exercise of such right will effect early retirement of the Class K
Certificates; however, such right to purchase is subject to the aggregate Stated
Principal Balance of the Mortgage Pool at the time of purchase being less than
1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the
Cut-off Date specified on the face hereof.

                  In addition, any exchange by any Certificateholder of all of the then outstanding Certificates for all of the Mortgage Loans and each REO
Property remaining in the Trust Fund may be made: (i) if the then outstanding
Certificates are held by a single Certificateholder and (ii) the Class A-1,
Class A-2, Class A-3, Class A-4, Class A-1A, Class B, Class C and Class D
Certificates have been paid in full.

                  The Agreement permits, with certain exceptions therein
provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the
Trustee and the Fiscal Agent and the rights of the Certificateholders under the
Agreement at any time by the Depositor, the Master Servicer, the Special
Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of
Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this
Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any

                                     A-16-6

amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as consisting of two separate REMICs and a grantor trust, without the consent of the Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been
executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein)
for distributions hereunder.

                  This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                                     A-16-7

                  IN WITNESS WHEREOF, the Certificate Registrar has caused this
Certificate to be duly executed.

Dated:  August 25, 2004

                             LASALLE BANK NATIONAL
                               ASSOCIATION, as Certificate Registrar

                             By: _______________________________________________
                                 Authorized Representative

                                     A-16-8

                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class K Certificates referred to in the within-mentioned Agreement.

                              LASALLE BANK NATIONAL
                                 ASSOCIATION, as Authenticating Agent

                              By: ______________________________________________
                                  Authorized Representative

                                     A-16-9

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s)
and transfer(s) unto ________________________________________________________
(please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate
Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new
Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and
Class to the above named assignee and deliver such Commercial Mortgage
Pass-Through Certificate to the following address:
__________________________________________________.

Dated:  _________________________

                                ________________________________________________
                                     Signature by or on behalf of Assignor

                                ________________________________________________
                                            Signature Guaranteed

                                    A-16-10

                            DISTRIBUTION INSTRUCTIONS

                    The Assignee should include the following for purposes of
distribution:

                    Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________
for the account of _______________.

                    Distributions made by check (such check to be made payable to _____________________) and all applicable statements and notices should be mailed to _________________________.

                    This information is provided by ____________________________
________________________________, the Assignee named above, or _________________
____________________________________, as its agent.

                                    A-16-11

                                  EXHIBIT A-17

                           FORM OF CLASS L CERTIFICATE

              CLASS L COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2004-C14

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund")
consisting primarily of a pool of multifamily and commercial mortgage loans (the
"Mortgage Loans"), such pool being formed and sold by

                     WACHOVIA BANK COMMERCIAL MORTGAGE TRUST

------------------------------------------------------------ ---------------------------------------------------------

Pass-Through Rate:  Variable                                 Class  Principal  Balance of the Class L Certificates as
                                                             of the Closing Date: $6,856,000
------------------------------------------------------------ ---------------------------------------------------------

Date of Pooling and  Servicing  Agreement:  as of August 1,  Initial  Certificate  Principal  Balance of this Class L
2004                                                         Certificate as of the Closing Date: $6,856,000
------------------------------------------------------------ ---------------------------------------------------------

Closing Date:  August 25, 2004                               Aggregate  Stated  Principal  Balance  of  the  Mortgage
                                                             Loans as of the Cut-Off Date: $1,097,030,350(1)
------------------------------------------------------------ ---------------------------------------------------------

First Distribution Date:  September 17, 2004
------------------------------------------------------------ ---------------------------------------------------------

Master Servicer:  Wachovia Bank, National Association        Trustee: LaSalle Bank National Association
------------------------------------------------------------ ---------------------------------------------------------

Special Servicer:  Allied Capital Corporation                Fiscal Agent: ABN AMRO Bank N.V.
------------------------------------------------------------ ---------------------------------------------------------

Certificate No. L-1                                          CUSIP No.  929766 TZ6
------------------------------------------------------------ ---------------------------------------------------------

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR,
THE MASTER SERVICER, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF
FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED
IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY
AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO
SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC),

-----------------
1 Excludes $13,555,556, which is the balance of the 11 Madison Avenue Non-Pooled
Component, represented solely by the Class MAD Certificate and $39,958,978, which is the balance of the Park Place Mall Subordinate Loan, represented solely by the Class PP Certificate.

                                     A-17-1

ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY
PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN
INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN WACHOVIA
COMMERCIAL MORTGAGE SECURITIES, INC., LASALLE BANK NATIONAL ASSOCIATION, ABN
AMRO BANK N.V., WACHOVIA BANK, NATIONAL ASSOCIATION OR ANY OF THEIR RESPECTIVE
AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE
GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER
PERSON.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT
OF 1933 (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE,
TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR
QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH
REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION
5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL
REVENUE CODE OF 1986 (THE "CODE").

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1 CERTIFICATES, THE CLASS A-2
CERTIFICATES, THE CLASS A-3 CERTIFICATES, THE CLASS A-4 CERTIFICATES, THE CLASS
A-1A CERTIFICATES, THE CLASS X-C CERTIFICATES, THE CLASS X-P CERTIFICATES, THE
CLASS B CERTIFICATES, THE CLASS C CERTIFICATES, THE CLASS D CERTIFICATES, THE
CLASS E CERTIFICATES, THE CLASS F CERTIFICATES, THE CLASS G CERTIFICATES, THE
CLASS H CERTIFICATES, THE CLASS J CERTIFICATES AND THE CLASS K CERTIFICATES OF
THE SAME SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT
REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE MADE TO ANY
"EMPLOYEE BENEFIT PLAN" SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME
SECURITY ACT OF 1974, AS AMENDED ("ERISA"), ANY "PLAN" SUBJECT TO SECTION 4975
OF THE CODE, OR ANY OTHER RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR
ARRANGEMENT SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW SUBSTANTIVELY SIMILAR TO
THE FOREGOING PROVISIONS OF ERISA OR THE CODE, OR ANY PERSON ACTING ON BEHALF OF
OR WITH ANY ASSETS OF ANY SUCH PLAN (EACH, A "PLAN") UNLESS IT IS AN INSURANCE
COMPANY GENERAL ACCOUNT WHICH IS ELIGIBLE FOR, AND SATISFIES ALL OF THE

                                     A-17-2

REQUIREMENTS FOR, EXEMPTIVE RELIEF UNDER SECTIONS I AND III OF DEPARTMENT OF
LABOR PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTE 95-50"). EACH PERSON
WHO ACQUIRES THIS CERTIFICATE SHALL BE REQUIRED (OR, IN THE CASE OF A BOOK-ENTRY
CERTIFICATE, DEEMED) TO HAVE CERTIFIED THAT THE FOREGOING CONDITIONS ARE
SATISFIED, AND THAT IT WILL NOT TRANSFER THIS CERTIFICATE IN VIOLATION OF THE
FOREGOING.

IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCES OF THE CLASS A-1 CERTIFICATES,
THE CLASS A-2 CERTIFICATES, THE CLASS A-3 CERTIFICATES, THE CLASS A-4
CERTIFICATES, THE CLASS A-1A CERTIFICATES, THE CLASS B CERTIFICATES, THE CLASS C
CERTIFICATES, THE CLASS D CERTIFICATES, THE CLASS E CERTIFICATES, THE CLASS F
CERTIFICATES, THE CLASS G CERTIFICATES, THE CLASS H CERTIFICATES, THE CLASS J
CERTIFICATES AND THE CLASS K CERTIFICATES OF THE SAME SERIES ARE REDUCED TO
ZERO, DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS
CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH IN THE POOLING AND SERVICING
AGREEMENT REFERRED TO HEREIN. IN ADDITION, IF THE AGGREGATE CERTIFICATE
PRINCIPAL BALANCE OF THE CLASS M, CLASS N, CLASS O AND CLASS P (AND WITH RESPECT
TO LOSSES AND EXPENSES ON THE 11 MADISON AVENUE LOAN, THE CLASS MAD, AND WITH
RESPECT TO LOSSES AND EXPENSES ON THE PARK PLACE MALL LOAN, THE CLASS PP)
CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL
BALANCE OF THIS CERTIFICATE MAY BE REDUCED BY CERTAIN LOSSES AND EXPENSES
EXPERIENCED BY THE TRUST FUND AS SET FORTH IN THE POOLING AND SERVICING
AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL
BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

                  This certifies that Cede & Co. is the registered owner of the
Percentage Interest evidenced by this Class L Certificate (obtained by dividing the principal amount of this Class L Certificate (its "Certificate Principal
Balance") as of the Closing Date by the aggregate principal amount of all the
Class L Certificates (their "Class Principal Balance") as of the Closing Date)
in that certain beneficial ownership interest evidenced by all the Class L
Certificates in the Trust Fund created pursuant to a Pooling and Servicing
Agreement, dated as specified above (the "Agreement"), among Wachovia Commercial
Mortgage Securities, Inc. (herein called the "Depositor", which term includes any successor entity under the Agreement), Wachovia Bank, National Association
(herein called the "Master Servicer", which term includes any successor entity under the Agreement), Allied Capital Corporation (herein called the "Special
Servicer", which term includes any successor entity under the Agreement),
LaSalle Bank National Association (herein called the "Trustee", which term includes any successor entity under the Agreement) and ABN AMRO Bank N.V.
(herein called the "Fiscal Agent", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This
Certificate is issued under and is

                                     A-17-3

subject to the terms, provisions and conditions of the Agreement, to which
Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the fourth Business Day following the related Determination Date (each, a "Distribution Date"). The Determination Date is the 11th day of each month or, if such 11th day is not a Business Day, the Business Day immediately succeeding, commencing in September 2004 (each, a "Determination Date"). Distributions will be made commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the
Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class L Certificates on the applicable
Distribution Date pursuant to the Agreement. All distributions made under the
Agreement on the Class L Certificates will be made by LaSalle Bank National
Association, as paying agent (the "Paying Agent"), by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such
Certificateholder shall have provided the Paying Agent with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such
Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust
Fund Expense previously allocated to this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this
Certificate as such address last appears in the Certificate Register or to any such other address of which the Paying Agent is subsequently notified in writing.

                  The Certificates are limited in right of distribution to
certain collections and recoveries respecting the Mortgage Loans and REO Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution
Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to
Certificateholders, such purposes including the reimbursement of Advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such Advances and expenses.

                  Interest accrued on this Certificate during an Interest
Accrual Period, plus any unpaid interest shortfall with respect to this
Certificate for any prior Distribution Date, if any, will be payable on the related Distribution Date to the extent provided in the Agreement. The "Interest
Accrual Period" with respect to any Distribution Date and with respect to the
Class L Certificates is the calendar month preceding the month in which such
Distribution Date occurs and is assumed to consist of 30 days.

                                     A-17-4

                  Any distribution to the Holder of this Certificate in
reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

                  The Class L Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth,
Class L Certificates are exchangeable for new Class L Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  As provided in the Agreement and subject to certain
limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the
Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class L Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  No transfer of any Class L Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the
Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If such a transfer is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or the initial transfer thereof by the Depositor, the
Underwriters or their respective affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit G-1 to the Agreement, and a certificate from such Certificateholder's prospective transferee substantially in the form attached as either Exhibit G-2 or Exhibit G-3 to the Agreement; or
(ii) an Opinion of Counsel reasonably satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the
Securities Act (which Opinion of Counsel shall not be an expense of the Trust
Fund or of the Depositor, the Master Servicer, the Special Servicer, the
Trustee, the Paying Agent or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective transferee on which such
Opinion of Counsel is based. None of the Depositor, the Trustee, Paying Agent or the Certificate Registrar is obligated to register or qualify the Class L
Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any
Class L Certificate without registration or qualification. Any Class L
Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class L Certificate agrees to, indemnify the Trustee, the
Certificate Registrar, the Paying Agent and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                  No service charge will be imposed for any registration of
transfer or exchange of Class L Certificates, but the Certificate Registrar may
require payment of a sum sufficient to

                                     A-17-5

cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class L Certificates.

                  Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

                  The Depositor, the Master Servicer, the Special Servicer, the
Trustee, the Fiscal Agent, the Paying Agent and the Certificate Registrar and
any agent of the Depositor, the Master Servicer, the Special Servicer, the
Trustee, the Fiscal Agent, the Paying Agent or the Certificate Registrar may
treat the Person in whose name this Certificate is registered as the owner hereof for all purposes whatsoever and none of the Depositor, the Master
Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Paying Agent,
the Certificate Registrar, or any such agent shall be affected by notice to the contrary.

                  The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the
Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto)
or other liquidation of the last Mortgage Loan or REO Property remaining in the
Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the
Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein.
The exercise of such right will effect early retirement of the Class L
Certificates; however, such right to purchase is subject to the aggregate Stated
Principal Balance of the Mortgage Pool at the time of purchase being less than
1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the
Cut-off Date specified on the face hereof.

                  In addition, any exchange by any Certificateholder of all of the then outstanding Certificates for all of the Mortgage Loans and each REO
Property remaining in the Trust Fund may be made: (i) if the then outstanding
Certificates are held by a single Certificateholder and (ii) the Class A-1,
Class A-2, Class A-3, Class A-4, Class A-1A, Class B, Class C and Class D
Certificates have been paid in full.

                  The Agreement permits, with certain exceptions therein
provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the
Trustee and the Fiscal Agent and the rights of the Certificateholders under the
Agreement at any time by the Depositor, the Master Servicer, the Special
Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of
Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this
Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any

                                     A-17-6

amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as consisting of two separate REMICs and a grantor trust, without the consent of the Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been
executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein)
for distributions hereunder.

                  This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                                     A-17-7

                  IN WITNESS WHEREOF, the Certificate Registrar has caused this
Certificate to be duly executed.

Dated:  August 25, 2004

                                LASALLE BANK NATIONAL
                                   ASSOCIATION, as Certificate Registrar

                                By: ____________________________________________
                                    Authorized Representative

                                     A-17-8

                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class L Certificates referred to in the within-mentioned Agreement.

                               LASALLE BANK NATIONAL
                                 ASSOCIATION, as Authenticating Agent

                               By: _____________________________________________
                                   Authorized Representative

                                     A-17-9

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s)
and transfer(s) unto ________________________________________________________
(please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate
Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new
Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and
Class to the above named assignee and deliver such Commercial Mortgage
Pass-Through Certificate to the following address:
__________________________________________________.

Dated:  _________________________

                                ________________________________________________
                                     Signature by or on behalf of Assignor

                                ________________________________________________
                                            Signature Guaranteed

                                    A-17-10

                            DISTRIBUTION INSTRUCTIONS

                    The Assignee should include the following for purposes of
distribution:

                    Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________
for the account of _______________.

                    Distributions made by check (such check to be made payable to _____________________) and all applicable statements and notices should be mailed to _________________________.

                    This information is provided by ____________________________
________________________________, the Assignee named above, or _________________
____________________________________, as its agent.

                                    A-17-11

                                  EXHIBIT A-18

                           FORM OF CLASS M CERTIFICATE

              CLASS M COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2004-C14

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund")
consisting primarily of a pool of multifamily and commercial mortgage loans (the
"Mortgage Loans"), such pool being formed and sold by

                     WACHOVIA BANK COMMERCIAL MORTGAGE TRUST

----------------------------------------------------------------------------------------------------------------------

Pass-Through Rate:  Variable                                 Class  Principal  Balance of the Class M Certificates as
                                                             of the Closing Date: $2,742,000
----------------------------------------------------------------------------------------------------------------------

Date of Pooling and  Servicing  Agreement:  as of August 1,  Initial  Certificate  Principal  Balance of this Class M
2004                                                         Certificate as of the Closing Date: $2,742,000
----------------------------------------------------------------------------------------------------------------------

Closing Date:  August 25, 2004                               Aggregate  Stated  Principal  Balance  of  the  Mortgage
                                                             Loans as of the Cut-Off Date: $1,097,030,350(1)
----------------------------------------------------------------------------------------------------------------------

First Distribution Date:  September 17, 2004
----------------------------------------------------------------------------------------------------------------------

Master Servicer:  Wachovia Bank, National Association        Trustee: LaSalle Bank National Association
----------------------------------------------------------------------------------------------------------------------

Special Servicer:  Allied Capital Corporation                Fiscal Agent: ABN AMRO Bank N.V.
----------------------------------------------------------------------------------------------------------------------

Certificate No. M-1                                          CUSIP No.  929766 UA9
----------------------------------------------------------------------------------------------------------------------

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR,
THE MASTER SERVICER, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF
FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED
IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY
AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO
SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC),

----------------------------

(1) Excludes $13,555,556, which is the balance of the 11 Madison Avenue
Non-Pooled Component, represented solely by the Class MAD Certificate and
$39,958,978, which is the balance of the Park Place Mall Subordinate Loan, represented solely by the Class PP Certificate.

                                     A-18-1

ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY
PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN
INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN WACHOVIA
COMMERCIAL MORTGAGE SECURITIES, INC., LASALLE BANK NATIONAL ASSOCIATION, ABN
AMRO BANK N.V., WACHOVIA BANK, NATIONAL ASSOCIATION OR ANY OF THEIR RESPECTIVE
AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE
GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER
PERSON.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT
OF 1933 (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE,
TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR
QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH
REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION
5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL
REVENUE CODE OF 1986 (THE "CODE").

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1 CERTIFICATES, THE CLASS A-2
CERTIFICATES, THE CLASS A-3 CERTIFICATES, THE CLASS A-4 CERTIFICATES, THE CLASS
A-1A CERTIFICATES, THE CLASS X-C CERTIFICATES, THE CLASS X-P CERTIFICATES, THE
CLASS B CERTIFICATES, THE CLASS C CERTIFICATES, THE CLASS D CERTIFICATES, THE
CLASS E CERTIFICATES, THE CLASS F CERTIFICATES, THE CLASS G CERTIFICATES, THE
CLASS H CERTIFICATES, THE CLASS J CERTIFICATES, THE CLASS K CERTIFICATES AND THE
CLASS L CERTIFICATES OF THE SAME SERIES TO THE EXTENT DESCRIBED IN THE POOLING
AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE MADE TO ANY
"EMPLOYEE BENEFIT PLAN" SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME
SECURITY ACT OF 1974, AS AMENDED ("ERISA"), ANY "PLAN" SUBJECT TO SECTION 4975
OF THE CODE, OR ANY OTHER RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR
ARRANGEMENT SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW SUBSTANTIVELY SIMILAR TO
THE FOREGOING PROVISIONS OF ERISA OR THE CODE, OR ANY PERSON ACTING ON BEHALF OF
OR WITH ANY ASSETS OF ANY SUCH PLAN (EACH, A "PLAN") UNLESS IT IS AN INSURANCE
COMPANY

                                     A-18-2

GENERAL ACCOUNT WHICH IS ELIGIBLE FOR, AND SATISFIES ALL OF THE REQUIREMENTS
FOR, EXEMPTIVE RELIEF UNDER SECTIONS I AND III OF DEPARTMENT OF LABOR PROHIBITED
TRANSACTION CLASS EXEMPTION 95-60 ("PTE 95-50"). EACH PERSON WHO ACQUIRES THIS
CERTIFICATE SHALL BE REQUIRED (OR, IN THE CASE OF A BOOK-ENTRY CERTIFICATE,
DEEMED) TO HAVE CERTIFIED THAT THE FOREGOING CONDITIONS ARE SATISFIED, AND THAT
IT WILL NOT TRANSFER THIS CERTIFICATE IN VIOLATION OF THE FOREGOING.

IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCES OF THE CLASS A-1 CERTIFICATES,
THE CLASS A-2 CERTIFICATES, THE CLASS A-3 CERTIFICATES, THE CLASS A-4
CERTIFICATES, THE CLASS A-1A CERTIFICATES, THE CLASS B CERTIFICATES, THE CLASS C
CERTIFICATES, THE CLASS D CERTIFICATES, THE CLASS E CERTIFICATES, THE CLASS F
CERTIFICATES, THE CLASS G CERTIFICATES, THE CLASS H CERTIFICATES, THE CLASS J
CERTIFICATES, THE CLASS K CERTIFICATES AND THE CLASS L CERTIFICATES OF THE SAME
SERIES ARE REDUCED TO ZERO, DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE
PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH IN THE
POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. IN ADDITION, IF THE
AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS N, CLASS O AND CLASS P (AND
WITH RESPECT TO LOSSES AND EXPENSES ON THE 11 MADISON AVENUE LOAN, THE CLASS
MAD, AND WITH RESPECT TO LOSSES AND EXPENSES ON THE PARK PLACE MALL LOAN, THE
CLASS PP) CERTIFICATES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF
THIS CERTIFICATE MAY BE REDUCED BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY
THE TRUST FUND AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO
HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY
TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

                  This certifies that Cede & Co. is the registered owner of the
Percentage Interest evidenced by this Class M Certificate (obtained by dividing the principal amount of this Class M Certificate (its "Certificate Principal
Balance") as of the Closing Date by the aggregate principal amount of all the
Class M Certificates (their "Class Principal Balance") as of the Closing Date)
in that certain beneficial ownership interest evidenced by all the Class M
Certificates in the Trust Fund created pursuant to a Pooling and Servicing
Agreement, dated as specified above (the "Agreement"), among Wachovia Commercial
Mortgage Securities, Inc. (herein called the "Depositor", which term includes any successor entity under the Agreement), Wachovia Bank, National Association
(herein called the "Master Servicer", which term includes any successor entity under the Agreement), Allied Capital Corporation (herein called the "Special
Servicer", which term includes any successor entity under the Agreement),
LaSalle Bank National Association (herein called the "Trustee", which term includes any successor entity under the Agreement) and ABN AMRO Bank N.V.
(herein called the "Fiscal Agent", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This
Certificate is issued under and is

                                     A-18-3

subject to the terms, provisions and conditions of the Agreement, to which
Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the fourth Business Day following the related Determination Date (each, a "Distribution Date"). The Determination Date is the 11th day of each month or, if such 11th day is not a Business Day, the Business Day immediately succeeding, commencing in September 2004 (each, a "Determination Date"). Distributions will be made commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the
Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class M Certificates on the applicable
Distribution Date pursuant to the Agreement. All distributions made under the
Agreement on the Class M Certificates will be made by LaSalle Bank National
Association, as paying agent (the "Paying Agent"), by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such
Certificateholder shall have provided the Paying Agent with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such
Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust
Fund Expense previously allocated to this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this
Certificate as such address last appears in the Certificate Register or to any such other address of which the Paying Agent is subsequently notified in writing.

                  The Certificates are limited in right of distribution to
certain collections and recoveries respecting the Mortgage Loans and REO Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution
Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to
Certificateholders, such purposes including the reimbursement of Advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such Advances and expenses.

                  Interest accrued on this Certificate during an Interest
Accrual Period, plus any unpaid interest shortfall with respect to this
Certificate for any prior Distribution Date, if any, will be payable on the related Distribution Date to the extent provided in the Agreement. The "Interest
Accrual Period" with respect to any Distribution Date and with respect to the
Class M Certificates is the calendar month preceding the month in which such
Distribution Date occurs and is assumed to consist of 30 days.

                                     A-18-4

                  Any distribution to the Holder of this Certificate in
reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

                  The Class M Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth,
Class M Certificates are exchangeable for new Class M Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  As provided in the Agreement and subject to certain
limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the
Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class M Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  No transfer of any Class M Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the
Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If such a transfer is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or the initial transfer thereof by the Depositor, the
Underwriters or their respective affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit G-1 to the Agreement, and a certificate from such Certificateholder's prospective transferee substantially in the form attached as either Exhibit G-2 or Exhibit G-3 to the Agreement; or
(ii) an Opinion of Counsel reasonably satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the
Securities Act (which Opinion of Counsel shall not be an expense of the Trust
Fund or of the Depositor, the Master Servicer, the Special Servicer, the
Trustee, the Paying Agent or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective transferee on which such
Opinion of Counsel is based. None of the Depositor, the Trustee, Paying Agent or the Certificate Registrar is obligated to register or qualify the Class M
Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any
Class M Certificate without registration or qualification. Any Class M
Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class M Certificate agrees to, indemnify the Trustee, the
Certificate Registrar, the Paying Agent and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                  No service charge will be imposed for any registration of
transfer or exchange of Class M Certificates, but the Certificate Registrar may
require payment of a sum sufficient to

                                     A-18-5

cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class M Certificates.

                  Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

                  The Depositor, the Master Servicer, the Special Servicer, the
Trustee, the Fiscal Agent, the Paying Agent and the Certificate Registrar and
any agent of the Depositor, the Master Servicer, the Special Servicer, the
Trustee, the Fiscal Agent, the Paying Agent or the Certificate Registrar may
treat the Person in whose name this Certificate is registered as the owner hereof for all purposes whatsoever and none of the Depositor, the Master
Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Paying Agent,
the Certificate Registrar, or any such agent shall be affected by notice to the contrary.

                  The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the
Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto)
or other liquidation of the last Mortgage Loan or REO Property remaining in the
Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the
Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein.
The exercise of such right will effect early retirement of the Class M
Certificates; however, such right to purchase is subject to the aggregate Stated
Principal Balance of the Mortgage Pool at the time of purchase being less than
1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the
Cut-off Date specified on the face hereof.

                  In addition, any exchange by any Certificateholder of all of the then outstanding Certificates for all of the Mortgage Loans and each REO
Property remaining in the Trust Fund may be made: (i) if the then outstanding
Certificates are held by a single Certificateholder and (ii) the Class A-1,
Class A-2, Class A-3, Class A-4, Class A-1A, Class B, Class C and Class D
Certificates have been paid in full.

                  The Agreement permits, with certain exceptions therein
provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the
Trustee and the Fiscal Agent and the rights of the Certificateholders under the
Agreement at any time by the Depositor, the Master Servicer, the Special
Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of
Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this
Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any

                                     A-18-6

amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as consisting of two separate REMICs and a grantor trust, without the consent of the Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been
executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein)
for distributions hereunder.

                  This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                                     A-18-7

                  IN WITNESS WHEREOF, the Certificate Registrar has caused this
Certificate to be duly executed.

Dated:  August 25, 2004

                                        LASALLE BANK NATIONAL
                                           ASSOCIATION, as Certificate Registrar

                                        By: ____________________________________
                                            Authorized Representative

                                     A-18-8

                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class M Certificates referred to in the within-mentioned Agreement.

                                        LASALLE BANK NATIONAL
                                           ASSOCIATION, as Authenticating Agent

                                        By: ____________________________________
                                            Authorized Representative

                                     A-18-9

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s)
and transfer(s) unto ________________________________________________________
(please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate
Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new
Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and
Class to the above named assignee and deliver such Commercial Mortgage
Pass-Through Certificate to the following address:
__________________________________________________.

Dated:  _________________________

                              __________________________________________________
                                   Signature by or on behalf of Assignor

                              __________________________________________________
                                           Signature Guaranteed

                                    A-18-10

                            DISTRIBUTION INSTRUCTIONS

                  The Assignee should include the following for purposes of
distribution:

                  Distributions  shall,  if permitted,  be made by wire transfer or  otherwise,  in  immediately  available  funds,  to _________________________
for the account of _______________.

                  Distributions made by check (such check to be made payable to
_____________________)  and all applicable  statements and notices should be mailed to _________________________.

                  This information is provided by  ____________________________, the Assignee named above, or ____________________________________, as its agent.

                                    A-18-11

                                 EXHIBIT A-19

                           FORM OF CLASS N CERTIFICATE

              CLASS N COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2004-C14

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund")
consisting primarily of a pool of multifamily and commercial mortgage loans (the
"Mortgage Loans"), such pool being formed and sold by

                     WACHOVIA BANK COMMERCIAL MORTGAGE TRUST

----------------------------------------------------------------------------------------------------------------------

Pass-Through Rate:  Variable                                 Class  Principal  Balance of the Class N Certificates as
                                                             of the Closing Date:
                                                             $2,742,000
----------------------------------------------------------------------------------------------------------------------

Date of Pooling and  Servicing  Agreement:  as of August 1,  Initial  Certificate  Principal  Balance of this Class N
2004                                                         Certificate as of the Closing Date: $2,742,000
----------------------------------------------------------------------------------------------------------------------

Closing Date:  August 25, 2004                               Aggregate  Stated  Principal  Balance  of  the  Mortgage
                                                             Loans as of the Cut-Off Date: $1,097,030,350(1)
----------------------------------------------------------------------------------------------------------------------

First Distribution Date:  September 17, 2004
----------------------------------------------------------------------------------------------------------------------

Master Servicer:  Wachovia Bank, National Association        Trustee: LaSalle Bank National Association
----------------------------------------------------------------------------------------------------------------------

Special Servicer:  Allied Capital Corporation                Fiscal Agent: ABN AMRO Bank N.V.
----------------------------------------------------------------------------------------------------------------------

Certificate No. N-1                                          CUSIP No.  929766 UB7
----------------------------------------------------------------------------------------------------------------------

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR,
THE MASTER SERVICER, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF
FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED
IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY
AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO
SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC),

-----------------------------
(1) Excludes $13,555,556, which is the balance of the 11 Madison Avenue
Non-Pooled Component, represented solely by the Class MAD Certificate and
$39,958,978, which is the balance of the Park Place Mall Subordinate Loan, represented solely by the Class PP Certificate.

                                     A-19-1

ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY
PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN
INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN WACHOVIA
COMMERCIAL MORTGAGE SECURITIES, INC., LASALLE BANK NATIONAL ASSOCIATION, ABN
AMRO BANK N.V., WACHOVIA BANK, NATIONAL ASSOCIATION OR ANY OF THEIR RESPECTIVE
AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE
GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER
PERSON.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT
OF 1933 (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE,
TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR
QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH
REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION
5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL
REVENUE CODE OF 1986 (THE "CODE").

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1 CERTIFICATES, THE CLASS A-2
CERTIFICATES, THE CLASS A-3 CERTIFICATES, THE CLASS A-4 CERTIFICATES, THE CLASS
A-1A CERTIFICATES, THE CLASS X-C CERTIFICATES, THE CLASS X-P CERTIFICATES, THE
CLASS B CERTIFICATES, THE CLASS C CERTIFICATES, THE CLASS D CERTIFICATES, THE
CLASS E CERTIFICATES, THE CLASS F CERTIFICATES, THE CLASS G CERTIFICATES, THE
CLASS H CERTIFICATES, THE CLASS J CERTIFICATES, THE CLASS K CERTIFICATES, THE
CLASS L CERTIFICATES AND THE CLASS M CERTIFICATES OF THE SAME SERIES TO THE
EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE MADE TO ANY
"EMPLOYEE BENEFIT PLAN" SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME
SECURITY ACT OF 1974, AS AMENDED ("ERISA"), ANY "PLAN" SUBJECT TO SECTION 4975
OF THE CODE, OR ANY OTHER RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR
ARRANGEMENT SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW SUBSTANTIVELY SIMILAR TO
THE FOREGOING PROVISIONS OF ERISA OR THE CODE, OR ANY PERSON ACTING ON BEHALF OF
OR WITH ANY ASSETS OF ANY SUCH PLAN (EACH, A "PLAN") UNLESS IT IS AN INSURANCE
COMPANY

                                     A-19-2

GENERAL ACCOUNT WHICH IS ELIGIBLE FOR, AND SATISFIES ALL OF THE REQUIREMENTS
FOR, EXEMPTIVE RELIEF UNDER SECTIONS I AND III OF DEPARTMENT OF LABOR PROHIBITED
TRANSACTION CLASS EXEMPTION 95-60 ("PTE 95-50"). EACH PERSON WHO ACQUIRES THIS
CERTIFICATE SHALL BE REQUIRED (OR, IN THE CASE OF A BOOK-ENTRY CERTIFICATE,
DEEMED) TO HAVE CERTIFIED THAT THE FOREGOING CONDITIONS ARE SATISFIED, AND THAT
IT WILL NOT TRANSFER THIS CERTIFICATE IN VIOLATION OF THE FOREGOING.

IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCES OF THE CLASS A-1 CERTIFICATES,
THE CLASS A-2 CERTIFICATES, THE CLASS A-3 CERTIFICATES, THE CLASS A-4
CERTIFICATES, THE CLASS A-1A CERTIFICATES, THE CLASS B CERTIFICATES, THE CLASS C
CERTIFICATES, THE CLASS D CERTIFICATES, THE CLASS E CERTIFICATES, THE CLASS F
CERTIFICATES, THE CLASS G CERTIFICATES, THE CLASS H CERTIFICATES, THE CLASS J
CERTIFICATES, THE CLASS K CERTIFICATES, THE CLASS L CERTIFICATES AND THE CLASS M
CERTIFICATES OF THE SAME SERIES ARE REDUCED TO ZERO, DISTRIBUTIONS IN REDUCTION
OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS
SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. IF THE
AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS O CERTIFICATES AND THE
CLASS P (AND WITH RESPECT TO LOSSES AND EXPENSES ON THE 11 MADISON AVENUE LOAN,
THE CLASS MAD, AND WITH RESPECT TO LOSSES AND EXPENSES ON THE PARK PLACE MALL
LOAN, THE CLASS PP) CERTIFICATES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL
BALANCE OF THIS CERTIFICATE MAY BE REDUCED BY CERTAIN LOSSES AND EXPENSES
EXPERIENCED BY THE TRUST FUND AS SET FORTH IN THE POOLING AND SERVICING
AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL
BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

                  This certifies that Cede & Co. is the registered owner of the
Percentage Interest evidenced by this Class N Certificate (obtained by dividing the principal amount of this Class N Certificate (its "Certificate Principal
Balance") as of the Closing Date by the aggregate principal amount of all the
Class N Certificates (their "Class Principal Balance") as of the Closing Date)
in that certain beneficial ownership interest evidenced by all the Class N
Certificates in the Trust Fund created pursuant to a Pooling and Servicing
Agreement, dated as specified above (the "Agreement"), among Wachovia Commercial
Mortgage Securities, Inc. (herein called the "Depositor", which term includes any successor entity under the Agreement), Wachovia Bank, National Association
(herein called the "Master Servicer", which term includes any successor entity under the Agreement), Allied Capital Corporation (herein called the "Special
Servicer", which term includes any successor entity under the Agreement),
LaSalle Bank National Association (herein called the "Trustee", which term includes any successor entity under the Agreement) and ABN AMRO Bank N.V.
(herein called the "Fiscal Agent", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This
Certificate is issued under and is

                                     A-19-3

subject to the terms, provisions and conditions of the Agreement, to which
Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the fourth Business Day following the related Determination Date (each, a "Distribution Date"). The Determination Date is the 11th day of each month or, if such 11th day is not a Business Day, the Business Day immediately succeeding, commencing in September 2004 (each, a "Determination Date"). Distributions will be made commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the
Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class N Certificates on the applicable
Distribution Date pursuant to the Agreement. All distributions made under the
Agreement on the Class N Certificates will be made by LaSalle Bank National
Association, as paying agent (the "Paying Agent"), by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such
Certificateholder shall have provided the Paying Agent with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such
Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust
Fund Expense previously allocated to this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this
Certificate as such address last appears in the Certificate Register or to any such other address of which the Paying Agent is subsequently notified in writing.

                  The Certificates are limited in right of distribution to
certain collections and recoveries respecting the Mortgage Loans and REO Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution
Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to
Certificateholders, such purposes including the reimbursement of Advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such Advances and expenses.

                  Interest accrued on this Certificate during an Interest
Accrual Period, plus any unpaid interest shortfall with respect to this
Certificate for any prior Distribution Date, if any, will be payable on the related Distribution Date to the extent provided in the Agreement. The "Interest
Accrual Period" with respect to any Distribution Date and with respect to the
Class N Certificates is the calendar month preceding the month in which such
Distribution Date occurs and is assumed to consist of 30 days.

                                     A-19-4

                  Any distribution to the Holder of this Certificate in
reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

                  The Class N Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth,
Class N Certificates are exchangeable for new Class N Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  As provided in the Agreement and subject to certain
limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the
Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class N Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  No transfer of any Class N Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the
Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If such a transfer is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or the initial transfer thereof by the Depositor, the
Underwriters or their respective affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit G-1 to the Agreement, and a certificate from such Certificateholder's prospective transferee substantially in the form attached as either Exhibit G-2 or Exhibit G-3 to the Agreement; or
(ii) an Opinion of Counsel reasonably satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the
Securities Act (which Opinion of Counsel shall not be an expense of the Trust
Fund or of the Depositor, the Master Servicer, the Special Servicer, the
Trustee, the Paying Agent or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective transferee on which such
Opinion of Counsel is based. None of the Depositor, the Trustee, Paying Agent or the Certificate Registrar is obligated to register or qualify the Class N
Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any
Class N Certificate without registration or qualification. Any Class N
Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class N Certificate agrees to, indemnify the Trustee, the
Certificate Registrar, the Paying Agent and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                  No service charge will be imposed for any registration of
transfer or exchange of Class N Certificates, but the Certificate Registrar may
require payment of a sum sufficient to

                                     A-19-5

cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class N Certificates.

                  Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

                  The Depositor, the Master Servicer, the Special Servicer, the
Trustee, the Fiscal Agent, the Paying Agent and the Certificate Registrar and
any agent of the Depositor, the Master Servicer, the Special Servicer, the
Trustee, the Fiscal Agent, the Paying Agent or the Certificate Registrar may
treat the Person in whose name this Certificate is registered as the owner hereof for all purposes whatsoever and none of the Depositor, the Master
Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Paying Agent,
the Certificate Registrar, or any such agent shall be affected by notice to the contrary.

                  The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the
Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto)
or other liquidation of the last Mortgage Loan or REO Property remaining in the
Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the
Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein.
The exercise of such right will effect early retirement of the Class N
Certificates; however, such right to purchase is subject to the aggregate Stated
Principal Balance of the Mortgage Pool at the time of purchase being less than
1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the
Cut-off Date specified on the face hereof.

                  In addition, any exchange by any Certificateholder of all of the then outstanding Certificates for all of the Mortgage Loans and each REO
Property remaining in the Trust Fund may be made: (i) if the then outstanding
Certificates are held by a single Certificateholder and (ii) the Class A-1,
Class A-2, Class A-3, Class A-4, Class A-1A, Class B, Class C and Class D
Certificates have been paid in full.

                  The Agreement permits, with certain exceptions therein
provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the
Trustee and the Fiscal Agent and the rights of the Certificateholders under the
Agreement at any time by the Depositor, the Master Servicer, the Special
Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of
Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this
Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any

                                     A-19-6

amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as consisting of two separate REMICs and a grantor trust, without the consent of the Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been
executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein)
for distributions hereunder.

                  This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                                     A-19-7

                  IN WITNESS WHEREOF, the Certificate Registrar has caused this
Certificate to be duly executed.

Dated:  August 25, 2004

                                        LASALLE BANK NATIONAL
                                           ASSOCIATION, as Certificate Registrar

                                        By: ____________________________________
                                            Authorized Representative

                                     A-19-8

                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class N Certificates referred to in the within-mentioned Agreement.

                                     LASALLE BANK NATIONAL
                                        ASSOCIATION, as Authenticating Registrar

                                     By: ____________________________________
                                         Authorized Representative

                                     A-19-9

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s)
and transfer(s) unto ________________________________________________________
(please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate
Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new
Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and
Class to the above named assignee and deliver such Commercial Mortgage
Pass-Through Certificate to the following address:
__________________________________________________.

Dated:  _________________________

                              __________________________________________________
                                   Signature by or on behalf of Assignor

                              __________________________________________________
                                           Signature Guaranteed

                                    A-19-10

                            DISTRIBUTION INSTRUCTIONS

                  The Assignee should include the following for purposes of
distribution:

                  Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________ for the account of _______________.

                  Distributions made by check (such check to be made payable to
_____________________)  and all applicable  statements and notices should be mailed to _________________________.

                  This information is provided by  ____________________________, the Assignee named above, or ____________________________________, as its agent.

                                    A-19-11

                                  EXHIBIT A-20

                           FORM OF CLASS O CERTIFICATE

              CLASS O COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2004-C14

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund")
consisting primarily of a pool of multifamily and commercial mortgage loans (the
"Mortgage Loans"), such pool being formed and sold by

                     WACHOVIA BANK COMMERCIAL MORTGAGE TRUST

----------------------------------------------------------------------------------------------------------------------

Pass-Through Rate:  Variable                                 Class  Principal  Balance of the Class O Certificates as
                                                             of the Closing Date: $2,742,000
----------------------------------------------------------------------------------------------------------------------

Date of Pooling and  Servicing  Agreement:  as of August 1,  Initial  Certificate  Principal  Balance of this Class O
2004                                                         Certificate as of the Closing Date: $2,742,000
----------------------------------------------------------------------------------------------------------------------

Closing Date:  August 25, 2004                               Aggregate  Stated  Principal  Balance  of  the  Mortgage
                                                             Loans as of the Cut-Off Date: $1,097,030,350(1)
----------------------------------------------------------------------------------------------------------------------

First Distribution Date:  September 17, 2004
----------------------------------------------------------------------------------------------------------------------

Master Servicer:  Wachovia Bank, National Association        Trustee: LaSalle Bank National Association
----------------------------------------------------------------------------------------------------------------------

Special Servicer:  Allied Capital Corporation                Fiscal Agent: ABN AMRO Bank N.V.
----------------------------------------------------------------------------------------------------------------------

Certificate No. O-1                                          CUSIP No.  929766 UC5
----------------------------------------------------------------------------------------------------------------------

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR,
THE MASTER SERVICER, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF
FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED
IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY
AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO
SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC),

----------------------------
(1) Excludes $13,555,556, which is the balance of the 11 Madison Avenue
Non-Pooled Component, represented solely by the Class MAD Certificate and
$39,958,978, which is the balance of the Park Avenue Mall Subordinate Loan, represented solely by the Class PP Certificate.

                                     A-20-1

ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY
PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN
INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN WACHOVIA
COMMERCIAL MORTGAGE SECURITIES, INC., LASALLE BANK NATIONAL ASSOCIATION, ABN
AMRO BANK N.V., WACHOVIA BANK, NATIONAL ASSOCIATION OR ANY OF THEIR RESPECTIVE
AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE
GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER
PERSON.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT
OF 1933 (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE,
TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR
QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH
REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION
5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL
REVENUE CODE OF 1986 (THE "CODE").

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1 CERTIFICATES, THE CLASS A-2
CERTIFICATES, THE CLASS A-3 CERTIFICATES, THE CLASS A-4 CERTIFICATES, THE CLASS
A-1A CERTIFICATES, THE CLASS X-C CERTIFICATES, THE CLASS X-P CERTIFICATES, THE
CLASS B CERTIFICATES, THE CLASS C CERTIFICATES, THE CLASS D CERTIFICATES, THE
CLASS E CERTIFICATES, THE CLASS F CERTIFICATES, THE CLASS G CERTIFICATES, THE
CLASS H CERTIFICATES, THE CLASS J CERTIFICATES, THE CLASS K CERTIFICATES, THE
CLASS L CERTIFICATES, THE CLASS M CERTIFICATES AND THE CLASS N CERTIFICATES OF
THE SAME SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT
REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE MADE TO ANY
"EMPLOYEE BENEFIT PLAN" SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME
SECURITY ACT OF 1974, AS AMENDED ("ERISA"), ANY "PLAN" SUBJECT TO SECTION 4975
OF THE CODE, OR ANY OTHER RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR
ARRANGEMENT SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW SUBSTANTIVELY SIMILAR TO
THE FOREGOING PROVISIONS OF ERISA OR THE CODE, OR ANY PERSON ACTING ON BEHALF OF
OR WITH ANY ASSETS OF

                                     A-20-2

ANY SUCH PLAN (EACH, A "PLAN") UNLESS IT IS AN INSURANCE COMPANY GENERAL ACCOUNT
WHICH IS ELIGIBLE FOR, AND SATISFIES ALL OF THE REQUIREMENTS FOR, EXEMPTIVE
RELIEF UNDER SECTIONS I AND III OF DEPARTMENT OF LABOR PROHIBITED TRANSACTION
CLASS EXEMPTION 95-60 ("PTE 95-50"). EACH PERSON WHO ACQUIRES THIS CERTIFICATE
SHALL BE REQUIRED (OR, IN THE CASE OF A BOOK-ENTRY CERTIFICATE, DEEMED) TO HAVE
CERTIFIED THAT THE FOREGOING CONDITIONS ARE SATISFIED, AND THAT IT WILL NOT
TRANSFER THIS CERTIFICATE IN VIOLATION OF THE FOREGOING.

IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCES OF THE CLASS A-1 CERTIFICATES,
THE CLASS A-2 CERTIFICATES, THE CLASS A-3 CERTIFICATES, THE CLASS A-4
CERTIFICATES, THE CLASS A-1A CERTIFICATES, THE CLASS B CERTIFICATES, THE CLASS C
CERTIFICATES, THE CLASS D CERTIFICATES, THE CLASS E CERTIFICATES, THE CLASS F
CERTIFICATES, THE CLASS G CERTIFICATES, THE CLASS H CERTIFICATES, THE CLASS J
CERTIFICATES, THE CLASS K CERTIFICATES, THE CLASS L CERTIFICATES, THE CLASS M
CERTIFICATES AND THE CLASS N CERTIFICATES OF THE SAME SERIES ARE REDUCED TO
ZERO, DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS
CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH IN THE POOLING AND SERVICING
AGREEMENT REFERRED TO HEREIN. IN ADDITION, IF THE CERTIFICATE PRINCIPAL BALANCE
OF THE CLASS P (AND WITH RESPECT TO LOSSES AND EXPENSES ON THE 11 MADISON AVENUE
LOAN, THE CLASS MAD, AND WITH RESPECT TO LOSSES AND EXPENSES ON THE PARK PLACE
MALL LOAN, THE CLASS PP) CERTIFICATES IS REDUCED TO ZERO, THE CERTIFICATE
PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED BY CERTAIN LOSSES AND
EXPENSES EXPERIENCED BY THE TRUST FUND AS SET FORTH IN THE POOLING AND SERVICING
AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL
BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

                  This certifies that Cede & Co. is the registered owner of the
Percentage Interest evidenced by this Class O Certificate (obtained by dividing the principal amount of this Class O Certificate (its "Certificate Principal
Balance") as of the Closing Date by the aggregate principal amount of all the
Class O Certificates (their "Class Principal Balance") as of the Closing Date)
in that certain beneficial ownership interest evidenced by all the Class O
Certificates in the Trust Fund created pursuant to a Pooling and Servicing
Agreement, dated as specified above (the "Agreement"), among Wachovia Commercial
Mortgage Securities, Inc. (herein called the "Depositor", which term includes any successor entity under the Agreement), Wachovia Bank, National Association
(herein called the "Master Servicer", which term includes any successor entity under the Agreement), Allied Capital Corporation (herein called the "Special
Servicer", which term includes any successor entity under the Agreement),
LaSalle Bank National Association (herein called the "Trustee", which term includes any successor entity under the Agreement) and ABN AMRO Bank N.V.
(herein called the "Fiscal Agent", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of

                                     A-20-3

which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This
Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the fourth Business Day following the related Determination Date (each, a "Distribution Date"). The Determination Date is the 11th day of each month or, if such 11th day is not a Business Day, the Business Day immediately succeeding, commencing in September 2004 (each, a "Determination Date"). Distributions will be made commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the
Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class O Certificates on the applicable
Distribution Date pursuant to the Agreement. All distributions made under the
Agreement on the Class O Certificates will be made by LaSalle Bank National
Association, as paying agent (the "Paying Agent"), by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such
Certificateholder shall have provided the Paying Agent with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such
Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust
Fund Expense previously allocated to this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this
Certificate as such address last appears in the Certificate Register or to any such other address of which the Paying Agent is subsequently notified in writing.

                  The Certificates are limited in right of distribution to
certain collections and recoveries respecting the Mortgage Loans and REO Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution
Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to
Certificateholders, such purposes including the reimbursement of Advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such Advances and expenses.

                  Interest accrued on this Certificate during an Interest
Accrual Period, plus any unpaid interest shortfall with respect to this
Certificate for any prior Distribution Date, if any, will be payable on the related Distribution Date to the extent provided in the Agreement. The "Interest
Accrual Period" with respect to any Distribution Date and with respect to the
Class O

                                     A-20-4

Certificates is the calendar month preceding the month in which such
Distribution Date occurs and is assumed to consist of 30 days.

                  Any distribution to the Holder of this Certificate in
reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

                  The Class O Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth,
Class O Certificates are exchangeable for new Class O Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  As provided in the Agreement and subject to certain
limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the
Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class O Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  No transfer of any Class O Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the
Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If such a transfer is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or the initial transfer thereof by the Depositor, the
Underwriters or their respective affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit G-1 to the Agreement, and a certificate from such Certificateholder's prospective transferee substantially in the form attached as either Exhibit G-2 or Exhibit G-3 to the Agreement; or
(ii) an Opinion of Counsel reasonably satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the
Securities Act (which Opinion of Counsel shall not be an expense of the Trust
Fund or of the Depositor, the Master Servicer, the Special Servicer, the
Trustee, the Paying Agent or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective transferee on which such
Opinion of Counsel is based. None of the Depositor, the Trustee, Paying Agent or the Certificate Registrar is obligated to register or qualify the Class O
Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any
Class O Certificate without registration or qualification. Any Class O
Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class O Certificate agrees to, indemnify the Trustee, the
Certificate Registrar, the Paying Agent and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                                     A-20-5

                  No service charge will be imposed for any registration of
transfer or exchange of Class O Certificates, but the Certificate Registrar may
require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class
O Certificates.

                  Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

                  The Depositor, the Master Servicer, the Special Servicer, the
Trustee, the Fiscal Agent, the Paying Agent and the Certificate Registrar and
any agent of the Depositor, the Master Servicer, the Special Servicer, the
Trustee, the Fiscal Agent, the Paying Agent or the Certificate Registrar may
treat the Person in whose name this Certificate is registered as the owner hereof for all purposes whatsoever and none of the Depositor, the Master
Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Paying Agent,
the Certificate Registrar, or any such agent shall be affected by notice to the contrary.

                  The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the
Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto)
or other liquidation of the last Mortgage Loan or REO Property remaining in the
Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the
Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein.
The exercise of such right will effect early retirement of the Class O
Certificates; however, such right to purchase is subject to the aggregate Stated
Principal Balance of the Mortgage Pool at the time of purchase being less than
1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the
Cut-off Date specified on the face hereof.

                  In addition, any exchange by any Certificateholder of all of the then outstanding Certificates for all of the Mortgage Loans and each REO
Property remaining in the Trust Fund may be made: (i) if the then outstanding
Certificates are held by a single Certificateholder and (ii) the Class A-1,
Class A-2, Class A-3, Class A-4, Class A-1A, Class B, Class C and Class D
Certificates have been paid in full.

                  The Agreement permits, with certain exceptions therein
provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the
Trustee and the Fiscal Agent and the rights of the Certificateholders under the
Agreement at any time by the Depositor, the Master Servicer, the Special
Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of
Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this
Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in

                                     A-20-6

lieu hereof whether or not notation of such consent is made upon this
Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as consisting of two separate
REMICs and a grantor trust, without the consent of the Holders of any of the
Certificates.

                  Unless the certificate of authentication hereon has been
executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein)
for distributions hereunder.

                  This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                                     A-20-7

                  IN WITNESS WHEREOF, the Certificate Registrar has caused this
Certificate to be duly executed.

Dated:  August 25, 2004

                                        LASALLE BANK NATIONAL
                                           ASSOCIATION, as Certificate Registrar

                                        By: ____________________________________
                                            Authorized Representative

                                     A-20-8

                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class O Certificates referred to in the within-mentioned Agreement.

                                     LASALLE BANK NATIONAL
                                        ASSOCIATION, as Authenticating Registrar

                                     By: ____________________________________
                                         Authorized Representative

                                     A-20-9

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s)
and transfer(s) unto ________________________________________________________
(please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate
Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new
Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and
Class to the above named assignee and deliver such Commercial Mortgage
Pass-Through Certificate to the following address:
__________________________________________________.

Dated:  _________________________

                              __________________________________________________
                                   Signature by or on behalf of Assignor

                              __________________________________________________
                                           Signature Guaranteed

                                    A-20-10

                            DISTRIBUTION INSTRUCTIONS

                  The Assignee should include the following for purposes of
distribution:

                  Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________ for the account of _______________.

                  Distributions made by check (such check to be made payable to
_____________________)  and all applicable  statements and notices should be mailed to _________________________.

                  This information is provided by  ____________________________, the Assignee named above, or ____________________________________, as its agent.

                                    A-20-11

                                  EXHIBIT A-21

                           FORM OF CLASS P CERTIFICATE

              CLASS P COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2004-C14

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund")
consisting primarily of a pool of multifamily and commercial mortgage loans (the
"Mortgage Loans"), such pool being formed and sold by

                     WACHOVIA BANK COMMERCIAL MORTGAGE TRUST

----------------------------------------------------------------------------------------------------------------------

Pass-Through Rate:  Variable                                 Class  Principal  Balance of the Class P Certificates as
                                                             of the Closing Date: $16,463,349
----------------------------------------------------------------------------------------------------------------------

Date of Pooling and  Servicing  Agreement:  as of August 1,  Initial  Certificate  Principal  Balance of this Class P
2004                                                         Certificate as of the Closing Date: $16,463,349
----------------------------------------------------------------------------------------------------------------------

Closing Date:  August 25, 2004                               Aggregate  Stated  Principal  Balance  of  the  Mortgage
                                                             Loans as of the Cut-Off Date: $1,097,030,350(1)
----------------------------------------------------------------------------------------------------------------------

First Distribution Date:  September 17, 2004
----------------------------------------------------------------------------------------------------------------------

Master Servicer:  Wachovia Bank, National Association        Trustee: LaSalle Bank National Association
----------------------------------------------------------------------------------------------------------------------

Special Servicer:  Allied Capital Corporation                Fiscal Agent: ABN AMRO Bank N.V.
----------------------------------------------------------------------------------------------------------------------

Certificate No. P-1                                          CUSIP No.  929766 UD3
----------------------------------------------------------------------------------------------------------------------

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR,
THE MASTER SERVICER, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF
FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED
IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY
AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO
SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC),

----------------------------

(1) Excludes $13,555,556, which is the balance of the 11 Madison Avenue
Non-Pooled Component, represented solely by the Class MAD Certificate and
$39,958,978, which is the balance of the Park Place Mall Subordinate Loan, represented solely by the Class PP Certificates.

                                     A-21-1

ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY
PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN
INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN WACHOVIA
COMMERCIAL MORTGAGE SECURITIES, INC., LASALLE BANK NATIONAL ASSOCIATION, ABN
AMRO BANK N.V., WACHOVIA BANK, NATIONAL ASSOCIATION OR ANY OF THEIR RESPECTIVE
AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE
GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER
PERSON.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT
OF 1933 (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE,
TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR
QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH
REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION
5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL
REVENUE CODE OF 1986 (THE "CODE").

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1 CERTIFICATES, THE CLASS A-2
CERTIFICATES, THE CLASS A-3 CERTIFICATES, THE CLASS A-4 CERTIFICATES, THE CLASS
A-1A CERTIFICATES, THE CLASS X-C CERTIFICATES, THE CLASS X-P CERTIFICATES, THE
CLASS B CERTIFICATES, THE CLASS C CERTIFICATES, THE CLASS D CERTIFICATES, THE
CLASS E CERTIFICATES, THE CLASS F CERTIFICATES, THE CLASS G CERTIFICATES, THE
CLASS H CERTIFICATES, THE CLASS J CERTIFICATES, THE CLASS K CERTIFICATES, THE
CLASS L CERTIFICATES, THE CLASS M CERTIFICATES, THE CLASS N CERTIFICATES AND THE
CLASS O CERTIFICATES OF THE SAME SERIES TO THE EXTENT DESCRIBED IN THE POOLING
AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE MADE TO ANY
"EMPLOYEE BENEFIT PLAN" SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME
SECURITY ACT OF 1974, AS AMENDED ("ERISA"), ANY "PLAN" SUBJECT TO SECTION 4975
OF THE CODE, OR ANY OTHER RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR
ARRANGEMENT SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW SUBSTANTIVELY SIMILAR TO
THE FOREGOING PROVISIONS OF ERISA OR THE CODE, OR ANY PERSON ACTING ON BEHALF OF
OR WITH ANY ASSETS OF

                                     A-21-2

ANY SUCH PLAN (EACH, A "PLAN") UNLESS IT IS AN INSURANCE COMPANY GENERAL ACCOUNT
WHICH IS ELIGIBLE FOR, AND SATISFIES ALL OF THE REQUIREMENTS FOR, EXEMPTIVE
RELIEF UNDER SECTIONS I AND III OF DEPARTMENT OF LABOR PROHIBITED TRANSACTION
CLASS EXEMPTION 95-60 ("PTE 95-50"). EACH PERSON WHO ACQUIRES THIS CERTIFICATE
SHALL BE REQUIRED (OR, IN THE CASE OF A BOOK-ENTRY CERTIFICATE, DEEMED) TO HAVE
CERTIFIED THAT THE FOREGOING CONDITIONS ARE SATISFIED, AND THAT IT WILL NOT
TRANSFER THIS CERTIFICATE IN VIOLATION OF THE FOREGOING.

IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCES OF THE CLASS A-1 CERTIFICATES,
THE CLASS A-2 CERTIFICATES, THE CLASS A-3 CERTIFICATES, THE CLASS A-4
CERTIFICATES, THE CLASS A-1A CERTIFICATES, THE CLASS B CERTIFICATES, THE CLASS C
CERTIFICATES, THE CLASS D CERTIFICATES, THE CLASS E CERTIFICATES, THE CLASS F
CERTIFICATES, THE CLASS G CERTIFICATES, THE CLASS H CERTIFICATES, THE CLASS J
CERTIFICATES, THE CLASS K CERTIFICATES, THE CLASS L CERTIFICATES, THE CLASS M
CERTIFICATES, THE CLASS N CERTIFICATES AND THE CLASS O CERTIFICATES OF THE SAME
SERIES ARE REDUCED TO ZERO, DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE
PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH IN THE
POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. IN ADDITION, THE CERTIFICATE
PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED BY CERTAIN LOSSES AND
EXPENSES (AND WITH RESPECT TO LOSSES AND EXPENSES ON THE 11 MADISON AVENUE LOAN,
AFTER THE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS MAD CERTIFICATES IS REDUCED
TO ZERO, AND WITH RESPECT TO LOSSES AND EXPENSES ON THE PARK PLACE MALL LOAN,
AFTER THE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS PP IS REDUCED TO ZERO)
EXPERIENCED BY THE TRUST FUND AS SET FORTH IN THE POOLING AND SERVICING
AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL
BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

                  This certifies that Cede & Co. is the registered owner of the
Percentage Interest evidenced by this Class P Certificate (obtained by dividing the principal amount of this Class P Certificate (its "Certificate Principal
Balance") as of the Closing Date by the aggregate principal amount of all the
Class P Certificates (their "Class Principal Balance") as of the Closing Date)
in that certain beneficial ownership interest evidenced by all the Class P
Certificates in the Trust Fund created pursuant to a Pooling and Servicing
Agreement, dated as specified above (the "Agreement"), among Wachovia Commercial
Mortgage Securities, Inc. (herein called the "Depositor", which term includes any successor entity under the Agreement), Wachovia Bank, National Association
(herein called the "Master Servicer", which term includes any successor entity under the Agreement), Allied Capital Corporation (herein called the "Special
Servicer", which term includes any successor entity under the Agreement),
LaSalle Bank National Association (herein called the "Trustee", which term includes any successor entity under the Agreement) and ABN AMRO Bank N.V.
(herein called the "Fiscal Agent", which term includes

                                     A-21-3

any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the
Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such
Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the fourth Business Day following the related Determination Date (each, a "Distribution Date"). The Determination Date is the 11th day of each month or, if such 11th day is not a Business Day, the Business Day immediately succeeding, commencing in September 2004 (each, a "Determination Date"). Distributions will be made commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the
Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class P Certificates on the applicable
Distribution Date pursuant to the Agreement. All distributions made under the
Agreement on the Class P Certificates will be made by LaSalle Bank National
Association, as paying agent (the "Paying Agent"), by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such
Certificateholder shall have provided the Paying Agent with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such
Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust
Fund Expense previously allocated to this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this
Certificate as such address last appears in the Certificate Register or to any such other address of which the Paying Agent is subsequently notified in writing.

                  The Certificates are limited in right of distribution to
certain collections and recoveries respecting the Mortgage Loans and REO Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution
Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to
Certificateholders, such purposes including the reimbursement of Advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such Advances and expenses.

                  Interest accrued on this Certificate during an Interest
Accrual Period, plus any unpaid interest shortfall with respect to this
Certificate for any prior Distribution Date, if any, will be payable on the related Distribution Date to the extent provided in the Agreement. The

                                     A-21-4

"Interest Accrual Period" with respect to any Distribution Date and with respect to the Class P Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

                  Any distribution to the Holder of this Certificate in
reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

                  The Class P Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth,
Class P Certificates are exchangeable for new Class P Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  As provided in the Agreement and subject to certain
limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the
Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class P Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  No transfer of any Class P Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the
Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If such a transfer is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or the initial transfer thereof by the Depositor, the
Underwriters or their respective affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit G-1 to the Agreement, and a certificate from such Certificateholder's prospective transferee substantially in the form attached as either Exhibit G-2 or Exhibit G-3 to the Agreement; or
(ii) an Opinion of Counsel reasonably satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the
Securities Act (which Opinion of Counsel shall not be an expense of the Trust
Fund or of the Depositor, the Master Servicer, the Special Servicer, the
Trustee, the Paying Agent or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective transferee on which such
Opinion of Counsel is based. None of the Depositor, the Trustee, Paying Agent or the Certificate Registrar is obligated to register or qualify the Class P
Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any
Class P Certificate without registration or qualification. Any Class P
Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class P Certificate agrees to, indemnify the Trustee, the
Certificate Registrar, the Paying Agent and the Depositor against any liability that

                                     A-21-5

may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                  No service charge will be imposed for any registration of
transfer or exchange of Class P Certificates, but the Certificate Registrar may
require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class
P Certificates.

                  Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

                  The Depositor, the Master Servicer, the Special Servicer, the
Trustee, the Fiscal Agent, the Paying Agent and the Certificate Registrar and
any agent of the Depositor, the Master Servicer, the Special Servicer, the
Trustee, the Fiscal Agent, the Paying Agent or the Certificate Registrar may
treat the Person in whose name this Certificate is registered as the owner hereof for all purposes whatsoever and none of the Depositor, the Master
Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Paying Agent,
the Certificate Registrar, or any such agent shall be affected by notice to the contrary.

                  The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the
Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto)
or other liquidation of the last Mortgage Loan or REO Property remaining in the
Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the
Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein.
The exercise of such right will effect early retirement of the Class P
Certificates; however, such right to purchase is subject to the aggregate Stated
Principal Balance of the Mortgage Pool at the time of purchase being less than
1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the
Cut-off Date specified on the face hereof.

                  In addition, any exchange by any Certificateholder of all of the then outstanding Certificates for all of the Mortgage Loans and each REO
Property remaining in the Trust Fund may be made: (i) if the then outstanding
Certificates are held by a single Certificateholder and (ii) the Class A-1,
Class A-2, Class A-3, Class A-4, Class A-1A, Class B, Class C and Class D
Certificates have been paid in full.

                  The Agreement permits, with certain exceptions therein
provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the
Trustee and the Fiscal Agent and the rights of the Certificateholders under the
Agreement at any time by the Depositor, the Master Servicer, the Special
Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of
Certificates entitled to at least

                                     A-21-6

51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as consisting of two separate REMICs and a grantor trust, without the consent of the Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been
executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein)
for distributions hereunder.

                  This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                                     A-21-7

                  IN WITNESS WHEREOF, the Certificate Registrar has caused this
Certificate to be duly executed.

Dated:  August 25, 2004

                                        LASALLE BANK NATIONAL
                                           ASSOCIATION, as Certificate Registrar

                                        By: ____________________________________
                                            Authorized Representative

                                     A-21-8

                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class P Certificates referred to in the within-mentioned Agreement.

                                        LASALLE BANK NATIONAL
                                           ASSOCIATION, as Authenticating Agent

                                        By: ____________________________________
                                            Authorized Representative

                                     A-21-9

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s)
and transfer(s) unto ________________________________________________________
(please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate
Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new
Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and
Class to the above named assignee and deliver such Commercial Mortgage
Pass-Through Certificate to the following address:
__________________________________________________.

Dated:  _________________________

                              __________________________________________________
                                   Signature by or on behalf of Assignor

                              __________________________________________________
                                           Signature Guaranteed

                                     A-21-10

                            DISTRIBUTION INSTRUCTIONS

                  The Assignee should include the following for purposes of
distribution:

                  Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________ for the account of _______________.

                  Distributions made by check (such check to be made payable to
_____________________) and all applicable statements and notices should be mailed to _________________________.

                  This information is provided by  ____________________________, the Assignee named above, or ____________________________________, as its agent.

                                    A-21-11

                                  EXHIBIT A-22

                          FORM OF CLASS MAD CERTIFICATE

             CLASS MAD COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2004-C14

evidencing a beneficial ownership interest in the 11 Madison Avenue Non-Pooled
Component, a component of one loan in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (all such mortgage loans, other than the 11 Madison Avenue Non-Pooled Component, the
"Mortgage Loans"), such pool being formed and sold by

                     WACHOVIA BANK COMMERCIAL MORTGAGE TRUST

----------------------------------------------------------------------------------------------------------------------

Pass-Through Rate:  Variable                                 Class  Principal  Balance of the Class MAD Certificates
                                                             as of the Closing Date:  $13,555,555
----------------------------------------------------------------------------------------------------------------------

Date of Pooling and  Servicing Agreement: as of August 1,    Initial Certificate  Principal Balance of this Class MAD
2004                                                         Certificate as of the Closing Date:  $13,555,555
----------------------------------------------------------------------------------------------------------------------

Closing Date:  August 25, 2004                               Aggregate  Stated  Principal  Balance  of  the  Mortgage
                                                             Loans as of the Cut-Off Date: $1,097,030,350(1)
----------------------------------------------------------------------------------------------------------------------

First Distribution Date:  September 17, 2004                 Aggregate  Component Principal Balance of the 11 Madison
                                                             Avenue Non-Pooled Component: $13,555,556
----------------------------------------------------------------------------------------------------------------------

Master Servicer:  Wachovia Bank, National Association        Trustee:  LaSalle Bank National Association
----------------------------------------------------------------------------------------------------------------------

Special Servicer:  Allied Capital Corporation                Fiscal Agent:  ABN AMRO Bank N.V.
----------------------------------------------------------------------------------------------------------------------

Certificate No. MAD-1                                        CUSIP No.  929766 UE1
----------------------------------------------------------------------------------------------------------------------

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR,
THE MASTER SERVICER, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF
FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED
IS REGISTERED IN THE NAME OF CEDE & CO. OR IN

---------------------------
(1) Excludes $13,555,556, which is the balance of the 11 Madison Avenue
Non-Pooled Component, represented solely by the Class MAD Certificate and
$39,958,978, which is the balance of the Park Place Mall Subordinate Loan, represented solely by the Class PP Certificates.

                                     A-22-1

SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY
PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN
AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR
VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED
OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN WACHOVIA
COMMERCIAL MORTGAGE SECURITIES, INC., LASALLE BANK NATIONAL ASSOCIATION, ABN
AMRO BANK N.V., WACHOVIA BANK, NATIONAL ASSOCIATION OR ANY OF THEIR RESPECTIVE
AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE
GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER
PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE SEQUENTIAL PAY CERTIFICATES TO THE EXTENT
DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. THIS
CERTIFICATE IS ENTITLED TO DISTRIBUTIONS ONLY IN RESPECT OF THE 11 MADISON
AVENUE NON-POOLED COMPONENT AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT
OF 1933 (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE,
TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR
QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH
REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION
5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS (1) A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL
REVENUE CODE OF 1986 (THE "CODE") AND (2) AN INTEREST IN A GRANTOR TRUST.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE MADE TO ANY
"EMPLOYEE BENEFIT PLAN" SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME
SECURITY ACT OF 1974, AS AMENDED ("ERISA"), ANY "PLAN" SUBJECT TO SECTION 4975
OF THE CODE, OR ANY OTHER RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR
ARRANGEMENT SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW SUBSTANTIVELY SIMILAR TO
THE FOREGOING PROVISIONS OF ERISA OR THE CODE, OR ANY PERSON ACTING ON BEHALF OF
OR WITH ANY ASSETS OF ANY SUCH PLAN (EACH, A "PLAN") UNLESS IT IS (A) AN
INSURANCE COMPANY GENERAL ACCOUNT WHICH IS ELIGIBLE FOR, AND SATISFIES ALL OF
THE REQUIREMENTS FOR, EXEMPTIVE RELIEF UNDER SECTIONS I AND III OF DEPARTMENT OF
LABOR PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTE 95-50") OR (B) AN
ACCREDITED INVESTOR AS DEFINED IN RULE 501(A)(1) OF REGULATION D UNDER THE
SECURITIES ACT AND SATISFIES ALL THE

                                     A-22-2

REQUIREMENTS OF THE EXEMPTIONS AS IN EFFECT AT THE TIME OF SUCH TRANSFER. EACH
PERSON WHO ACQUIRES THIS CERTIFICATE SHALL BE REQUIRED (OR, IN THE CASE OF A
BOOK-ENTRY CERTIFICATE, DEEMED) TO HAVE CERTIFIED THAT THE FOREGOING CONDITIONS
ARE SATISFIED, AND THAT IT WILL NOT TRANSFER THIS CERTIFICATE IN VIOLATION OF
THE FOREGOING.

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS
CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH IN THE POOLING AND SERVICING
AGREEMENT REFERRED TO HEREIN. IN ADDITION, THE CERTIFICATE PRINCIPAL BALANCE OF
THIS CERTIFICATE MAY BE REDUCED BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY
THE TRUST FUND IN RESPECT OF THE 11 MADISON AVENUE LOAN AS SET FORTH IN THE
POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, THE OUTSTANDING
CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT
SHOWN ABOVE.

                  This certifies that Cede & Co. is the registered owner of the
Percentage Interest evidenced by this Class MAD Certificate (obtained by dividing the principal amount of this Class MAD Certificate (its "Certificate
Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class MAD Certificates (their "Class Principal Balance") as of the
Closing Date) in that certain beneficial ownership interest evidenced by all the
Class MAD Certificates in the Trust Fund created pursuant to a Pooling and
Servicing Agreement, dated as specified above (the "Agreement"), among Wachovia
Commercial Mortgage Securities, Inc. (herein called the "Depositor", which term includes any successor entity under the Agreement), Wachovia Bank, National
Association (herein called the "Master Servicer", which term includes any successor entity under the Agreement), Allied Capital Corporation (herein called the "Special Servicer", which term includes any successor entities under the
Agreement), LaSalle Bank National Association (herein called the "Trustee", which term includes any successor entity under the Agreement) and ABN AMRO Bank
N.V. (herein called the "Fiscal Agent", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This
Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the fourth Business Day following the related Determination Date (each, a "Distribution Date"). The Determination Date is the 11th day of each month or, if such 11th day is not a Business Day, the Business Day immediately succeeding, commencing in September 2004 (each, a "Determination Date"). Distributions will be made commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last

                                     A-22-3

Business Day of the month immediately preceding the month of such distribution
(the "Record Date"), in an amount equal to the product of the Percentage
Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class MAD Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on the
Class MAD Certificates will be made by LaSalle Bank National Association, as paying agent (the "Paying Agent"), by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Paying Agent with wiring instructions no less than five Business
Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense
previously allocated to this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the
Certificate Registrar or such other location specified in the notice to the
Holder hereof of such final distribution. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this
Certificate as such address last appears in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

                  In addition, the Class MAD Certificates will be entitled to certain collections and recoveries of Additional Interest payable on the 11
Madison Avenue Non-Pooled Component, all as more specifically set forth herein and in the Agreement.

                  The Class MAD Certificates are limited in right of
distribution to certain collections and recoveries respecting the 11 Madison
Avenue Loan, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the
Distribution Account, the Class MAD Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the 11 Madison Avenue Non-Pooled Component and
the payment of interest on such advances and expenses.

                  Interest accrued on this Certificate during an Interest
Accrual Period, plus any unpaid interest shortfall with respect to this
Certificate for any prior Distribution Date, if any, will be payable on the related Distribution Date to the extent provided in the Agreement. The "Interest
Accrual Period" with respect to any Distribution Date and with respect to the
Class MAD Certificates is the calendar month preceding the month in which such
Distribution Date occurs and is assumed to consist of 30 days.

                  Any distribution to the Holder of this Certificate in
reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and

                                     A-22-4

any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this
Certificate.

                  The Class MAD Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement.
As provided in the Agreement and subject to certain limitations therein set forth, Class MAD Certificates are exchangeable for new Class MAD Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  As provided in the Agreement and subject to certain
limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the
Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class MAD Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  No transfer of any Class MAD Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the
Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If such a transfer is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or the initial transfer thereof by the Depositor, the
Underwriters or their respective affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit G-1 to the Agreement, and a certificate from such Certificateholder's prospective transferee substantially in the form attached as either Exhibit G-2 or Exhibit G-3 to the Agreement; or
(ii) an Opinion of Counsel reasonably satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the
Securities Act (which Opinion of Counsel shall not be an expense of the Trust
Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee
or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such
Certificateholder's prospective transferee on which such Opinion of Counsel is based. None of the Depositor, the Trustee or the Certificate Registrar is
obligated to register or qualify the Class MAD Certificates under the Securities
Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class MAD Certificate without registration or qualification. Any Class MAD Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class MAD Certificate agrees to, indemnify the Trustee, the Certificate Registrar and the Depositor
against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                  No service charge will be imposed for any registration of
transfer or exchange of Class MAD Certificates, but the Certificate Registrar
may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class
MAD Certificates.

                                     A-22-5

                  Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

                  The Depositor, the Master Servicer, the Special Servicer, the
Trustee, the Fiscal Agent, the Paying Agent and the Certificate Registrar and
any agent of the Depositor, the Master Servicer, the Special Servicer, the
Trustee, the Fiscal Agent, the Paying Agent or the Certificate Registrar may
treat the Person in whose name this Certificate is registered as the owner hereof for all purposes whatsoever and none of the Depositor, the Master
Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Paying Agent,
the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                  The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the
Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto)
or other liquidation of the last Mortgage Loan or REO Property (including the 11
Madison Avenue Non-Pooled Component) remaining in the Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or the Majority
Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans (including the 11 Madison Avenue Non-Pooled Component) and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Majority
Subordinate Certificateholder to purchase from the Trust Fund all Mortgage Loans
(including the 11 Madison Avenue Non-Pooled Component) and each REO Property remaining therein. The exercise of such right will effect early retirement of the Class MAD Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage
Loans (including the 11 Madison Avenue Non-Pooled Component) as of the Closing
Date specified on the face hereof.

                  The Agreement permits, with certain exceptions therein
provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the
Trustee and the Fiscal Agent and the rights of the Certificateholders under the
Agreement at any time by the Depositor, the Master Servicer, the Special
Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of
Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this
Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as consisting of two separate REMICs and a grantor trust, without the consent of the Holders of any of the Certificates.

                                     A-22-6

                  Unless the certificate of authentication hereon has been
executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the 11 Madison Avenue Non-Pooled Component (to the extent of its rights therein) for distributions hereunder.

                  This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                                     A-22-7

                  IN WITNESS WHEREOF, the Certificate Registrar has caused this
Certificate to be duly executed.

Dated:  August 25, 2004

                                         LASALLE BANK NATIONAL
                                           ASSOCIATION, as Certificate Registrar

                                        By: ____________________________________
                                            Authorized Representative

                                     A-22-8

                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class MAD Certificates referred to in the within-mentioned Agreement.

                                       LASALLE BANK NATIONAL
                                           ASSOCIATION, as Authenticating Agent

                                        By: ____________________________________
                                            Authorized Representative

                                     A-22-9

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s)
and transfer(s) unto ________________________________________________________
(please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate
Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new
Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and
Class to the above named assignee and deliver such Commercial Mortgage
Pass-Through Certificate to the following address:
__________________________________________________.

Dated:  _________________________

                              __________________________________________________
                                   Signature by or on behalf of Assignor

                              __________________________________________________
                                           Signature Guaranteed

                                    A-22-10

                            DISTRIBUTION INSTRUCTIONS

                  The Assignee should include the following for purposes of
distribution:

                  Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds,  to ________________________ for the account of _______________.

                  Distributions made by check (such check to be made payable to
_____________________)  and all applicable  statements and notices should be mailed to _________________________.

                  This information is provided by _____________________________, the Assignee named above, or ____________________________________, as its agent.

                                    A-22-11

                                  EXHIBIT A-23

                          FORM OF CLASS R-I CERTIFICATE

             CLASS R-I COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2004-C14

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund")
consisting primarily of a pool of multifamily and commercial mortgage loans (the
"Mortgage Loans"), such pool being formed and sold by

                     WACHOVIA BANK COMMERCIAL MORTGAGE TRUST

----------------------------------------------------------------------------------------------------------------------

Date of Pooling and  Servicing  Agreement:  as of August 1,  Percentage Interest evidenced by this Class R-I
2004                                                         Certificate: 100%
----------------------------------------------------------------------------------------------------------------------

Closing Date:  August 25, 2004                               Aggregate Stated Principal Balance of the Mortgage
                                                             Loans as of the Cut-Off Date: $1,097,030,350(1)
----------------------------------------------------------------------------------------------------------------------

First Distribution Date:  September 17, 2004
----------------------------------------------------------------------------------------------------------------------

Master Servicer:  Wachovia Bank, National Association        Trustee: LaSalle Bank National Association
----------------------------------------------------------------------------------------------------------------------

Special Servicer:  Allied Capital Corporation                Fiscal Agent: ABN AMRO Bank N.V.
----------------------------------------------------------------------------------------------------------------------

Certificate No. R-I-1
----------------------------------------------------------------------------------------------------------------------

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN WACHOVIA
COMMERCIAL MORTGAGE SECURITIES, INC., LASALLE BANK NATIONAL ASSOCIATION, ABN
AMRO BANK N.V., WACHOVIA BANK, NATIONAL ASSOCIATION OR ANY OF THEIR RESPECTIVE
AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE
GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER
PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1, CLASS A-2, CLASS A-3, CLASS
A-4, CLASS A-1A, CLASS X-C, CLASS X-P, CLASS B, CLASS C, CLASS D, CLASS E, CLASS
F, CLASS G, CLASS H, CLASS J, CLASS K, CLASS L, CLASS M, CLASS N, CLASS O, CLASS
MAD, CLASS PP AND CLASS P CERTIFICATES OF THE SAME SERIES TO THE EXTENT
DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

---------------------
(1) Excludes $13,555,556, which is the balance of the 11 Madison Avenue
Non-Pooled Component, represented solely by the Class MAD Certificate and
$39,958,978, which is the balance of the Park Place Mall Subordinate Loan, represented solely by the Class PP Certificate.

                                     A-23-1

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT
OF 1933 (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE,
TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR
QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH
REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION
5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE MADE TO ANY
"EMPLOYEE BENEFIT PLAN" SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME
SECURITY ACT OF 1974, AS AMENDED ("ERISA"), ANY "PLAN" SUBJECT TO SECTION 4975
OF THE CODE OR ANY OTHER RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR
ARRANGEMENT SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW SUBSTANTIVELY SIMILAR TO
THE FOREGOING PROVISIONS OF ERISA OR THE CODE, OR ANY PERSON ACTING ON BEHALF OF
OR WITH ANY ASSETS OF ANY SUCH PLAN (EACH, A "PLAN"). EACH PERSON WHO ACQUIRES
THIS CERTIFICATE SHALL BE REQUIRED (OR, IN THE CASE OF A BOOK-ENTRY CERTIFICATE,
DEEMED) TO HAVE CERTIFIED THAT THE FOREGOING CONDITIONS ARE SATISFIED, AND THAT
IT WILL NOT TRANSFER THIS CERTIFICATE IN VIOLATION OF THE FOREGOING.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.
CONSEQUENTLY, TRANSFER OF THIS CERTIFICATE IS ALSO SUBJECT TO THE ADDITIONAL TAX
RELATED TRANSFER RESTRICTIONS DESCRIBED HEREIN. IF ANY PERSON BECOMES THE
REGISTERED HOLDER OF THIS CERTIFICATE IN VIOLATION OF SUCH TRANSFER
RESTRICTIONS, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR
EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER
FOR ANY PURPOSE HEREUNDER OR UNDER THE POOLING AND SERVICING AGREEMENT REFERRED
TO HEREIN, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS
CERTIFICATE.

                  This certifies that Wachovia Bank, National Association is the registered owner of the Percentage Interest evidenced by this Class R-I
Certificate (as specified above) in that certain beneficial ownership interest evidenced by all the Class R-I Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the
"Agreement"), among Wachovia Commercial Mortgage Securities, Inc. (herein called the "Depositor", which term includes any successor entity under the Agreement),
Wachovia Bank, National Association (herein called the "Master Servicer", which term includes any successor entity under the Agreement), Allied Capital
Corporation (herein called the "Special Servicer", which term includes any successor entity under the Agreement), LaSalle Bank National Association (herein called the "Trustee", which term includes any successor entity under the
Agreement) and ABN

                                     A-23-2

AMRO Bank N.V. (herein called the "Fiscal Agent", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the
Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such
Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the fourth Business Day following the related Determination Date (each, a "Distribution Date"). The Determination Date is the 11th day of each month or, if such 11th day is not a Business Day, the Business Day immediately succeeding, commencing in September 2004 (each, a "Determination Date"). Distributions will be made commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the
Percentage Interest evidenced by this Certificate and the amount, if any, required to be distributed to the Holders of the Class R-I Certificates on the
applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on this Class R-I Certificate will be made by check mailed to the address of the Person entitled thereto, as such name and address appear in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate
Registrar or such other location specified in the notice to Certificateholders of such final distribution.

                  The Certificates are limited in right of distribution to
certain collections and recoveries respecting the Mortgage Loans and REO Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution
Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to
Certificateholders, such purposes including the reimbursement of Advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such Advances and expenses.

                  The Class R-I Certificates are issuable in fully registered form only without coupons in minimum denominations representing Percentage
Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class R-I Certificates are exchangeable for new Class R-I Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  As provided in the Agreement and subject to certain
limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the
Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class R-I Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                                     A-23-3

                  No transfer of any Class R-I Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the
Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If a transfer of any R-I Certificate is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or the initial transfer thereof by the
Depositor, the Underwriters or their affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit G-1 to the Agreement, and a certificate from such Certificateholder's prospective transferee substantially in the form attached as either Exhibit G-2 or Exhibit G-3 to the Agreement; or
(ii) an Opinion of Counsel satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities
Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the
Paying Agent or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective transferee on which such Opinion of Counsel is based. None of the Depositor, the Trustee, Paying Agent or the Certificate
Registrar is obligated to register or qualify the Class R-I Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class R-I
Certificate without registration or qualification. Any Class R-I
Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class R-I Certificate agrees to, indemnify the Trustee, the
Certificate Registrar, the Paying Agent and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                  No transfer of this Class R-I Certificate or any interest
therein shall be made to (A) a Plan or (B) any Person who is directly or indirectly purchasing the Class R-I Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan (including, without limitation, any insurance company using assets in its general or separate account that may constitute assets of a Plan). As a condition to its registration of transfer of this Class R-I Certificate, the Certificate
Registrar shall have the right to require the prospective transferee of such
Certificate, if it is not a Plan or Person described in clause (B) of the preceding sentence, to execute a certification to that effect substantially in the form of Exhibit H to the Agreement.

                  This Certificate represents an interest in the "residual
interest" in REMIC I as defined in the Agreement. Each Person who has or who acquires any Ownership Interest in this Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the provisions of Section 5.02(d) of the Agreement and, if any purported
Transferee shall become a Holder of this Certificate in violation of the provisions of such Section 5.02(d), to have irrevocably authorized LaSalle Bank
National Association, as paying agent (the "Paying Agent"), under clause (ii)(A)
of such Section 5.02(d) to deliver payments to a Person other than such Person and to have irrevocably authorized the Certificate Registrar under clause
(ii)(B) of such Section 5.02(d) to negotiate the terms of any mandatory sale and to execute all instruments of Transfer and to do all other things necessary in connection with any such sale. Each Person holding or acquiring any Ownership
Interest in this Certificate must be a Permitted Transferee and shall promptly notify the Master Servicer, the Paying Agent and the Certificate

                                     A-23-4

Registrar of any change or impending change in its status as a Permitted
Transferee. In connection with any proposed Transfer of any Ownership Interest in this Certificate, the Certificate Registrar shall require delivery to it, and shall not register the Transfer of this Certificate until its receipt of, an affidavit and agreement substantially in the form attached as Exhibit I-1 to the
Agreement (a "Transfer Affidavit and Agreement") from the proposed Transferee, in form and substance satisfactory to the Certificate Registrar, representing and warranting, among other things, that such Transferee is a Permitted
Transferee, that it is not acquiring its Ownership Interest in this Certificate as a nominee, trustee or agent for any Person that is not a Permitted
Transferee, that for so long as it retains its Ownership Interest in this
Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of Section 5.02(d) of the Agreement and agrees to be bound by them. Notwithstanding the delivery of a Transfer Affidavit and
Agreement by a proposed Transferee, if a Responsible Officer of the Certificate
Registrar has actual knowledge that the proposed Transferee is not a Permitted
Transferee, no Transfer of an Ownership Interest in this Certificate to such proposed Transferee shall be effected. The proposed Transferee must also state in the Transfer Affidavit and Agreement that (A) it has historically paid its debts as they have come due and intends to continue to pay its debts as they come due in the future, (B) it understands that it may incur tax liabilities with respect to this certificate in excess of cash flows generated thereby, (C)
it intends to pay any taxes associated with holding this certificate as they become due, (D) it will not cause income from this certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of its own or of any other person and (E) it will not transfer this certificate to any person or entity that does not provide a similar affidavit. Any purported transfer to a disqualified organization or other person that is not a permitted transferee or otherwise in violation of these restrictions shall be absolutely null and void and shall vest no rights in any purported transferee. If this certificate represents a
"non-economic residual interest", as defined in Treasury Regulations Section
1.860E-1(c), transfers of this certificate may be disregarded for federal income tax purposes. In order to satisfy a regulatory safe harbor under which such transfers will not be disregarded, the transferor may be required, among other things, to satisfy itself as to the financial condition of the proposed transferee and either to transfer at a minimum price or to an eligible transferee as specified in regulations.

                  Each Person holding or acquiring any Ownership Interest in this Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any other Person to whom such Person attempts to transfer its Ownership
Interest herein and (y) not to transfer its Ownership Interest unless it provides to the Certificate Registrar a certificate substantially in the form attached as Exhibit I-2 to the Agreement stating that, among other things, it has no actual knowledge that such other Person is not a Permitted Transferee.
Each Person holding or acquiring an Ownership Interest in this Certificate, by purchasing such Ownership Interest herein, agrees to give the Master Servicer and the Paying Agent written notice that it is a "pass-through interest holder"
within the meaning of temporary Treasury Regulation Section 1.67-3T(a)(2)(i)(A)
immediately upon acquiring such Ownership Interest, if it is, or is holding such
Ownership Interest on behalf of, a "pass-through interest holder".

                  The provisions of Section 5.02(d) of the Agreement may be
modified, added to or eliminated, provided that there shall have been delivered to the Certificate Registrar and the Master Servicer the following: (a) written confirmation from each Rating Agency to the effect

                                     A-23-5

that the modification of, addition to or elimination of such provisions will not cause such Rating Agency to qualify, downgrade or withdraw its then-current ratings of any Class of Certificates; and (b) an Opinion of Counsel, in form and substance satisfactory to the Certificate Registrar and the Master Servicer,
obtained at the expense of the party seeking such modification of, addition to or elimination of such provisions (but in no event at the expense of the Trust
Fund), to the effect that such modification of, addition to or elimination of such provisions will not cause the Trust Fund to (x) cease to qualify as two
REMICs or (y) be subject to an entity-level tax caused by the transfer of this
Class R-I Certificate to a Person which is not a Permitted Transferee, or cause a Person other than the prospective Transferee to be subject to a REMIC-related tax caused by the transfer of this Class R-I Certificate to a Person which is not a Permitted Transferee.

                  A "Permitted Transferee" is any Transferee other than a
Disqualified Organization, a Plan or a Non-United States Person. A "Disqualified
Organization" is any of the following: (i) the United States or a possession thereof, any State or any political subdivision thereof, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by any such governmental unit), (ii) a foreign government, international organization, or any agency or instrumentality of either of the foregoing, (iii) any organization (except certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (unless such organization is subject to the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in
Section 1381 of the Code or (v) any other Person so designated by the Paying
Agent or the Certificate Registrar based upon an Opinion of Counsel (which shall not be an expense of the Paying Agent) that the holding of an Ownership Interest in a Class R-I Certificate by such Person may cause the Trust Fund or any Person having an Ownership Interest in any Class of Certificates, other than such
Person, to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Class R-I Certificate to such Person. The terms "United States", "State" and
"international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

                  A "Non-United States Person" is any Person (i) other than a
United States Person or (ii) who is a United States Person with respect to whom income on this Certificate is allocable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of such
Person or any other United States Person. A "United States Person" is a citizen or resident of the United States, a corporation or partnership (including an entity treated as a corporation or partnership for federal income tax purposes)
created or organized in, or under the laws of the United States, any State thereof or the District of Columbia unless in the case of a partnership,
Treasury Regulations are adopted that provide otherwise, an estate whose income is includable in gross income for United States federal income tax purposes regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States Persons have the authority to control all substantial decisions of the trust, all within the meaning of Section 7701(a) (30) of the
Code.

                  No service charge will be imposed for any registration of
transfer or exchange of Class R-I Certificates, but the Certificate Registrar
may require payment of a sum sufficient to

                                     A-23-6

cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class R-I Certificates.

                  The Depositor, the Master Servicer, the Special Servicer, the
Trustee, the Fiscal Agent, the Paying Agent and the Certificate Registrar and
any agent of the Depositor, the Master Servicer, the Special Servicer, the
Trustee, the Fiscal Agent, the Paying Agent or the Certificate Registrar may
treat the Person in whose name this Certificate is registered as the owner hereof for all purposes whatsoever and none of the Depositor, the Master
Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Paying Agent,
the Certificate Registrar, or any such agent shall be affected by notice to the contrary.

                  The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the
Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto)
or other liquidation of the last Mortgage Loan or REO Property remaining in the
Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the
Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein.
The exercise of such right will effect early retirement of the Certificates;
however, such right to purchase is subject to the aggregate Stated Principal
Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date
specified on the face hereof.

                  In addition, any exchange by any Certificateholder of all of the then outstanding Certificates for all of the Mortgage Loans and each REO
Property remaining in the Trust Fund may be made: (i) if the then outstanding
Certificates are held by a single Certificateholder and (ii) the Class A-1,
Class A-2, Class A-3, Class A-4, Class A-1A, Class B, Class C and Class D
Certificates have been paid in full.

                  The Agreement permits, with certain exceptions therein
provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the
Trustee and the Fiscal Agent and the rights of the Certificateholders under the
Agreement at any time by the Depositor, the Master Servicer, the Special
Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of
Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this
Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as consisting of two separate REMICs and a grantor trust, without the consent of the Holders of any of the Certificates.

                                     A-23-7

                  Unless the certificate of authentication hereon has been
executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein)
for distributions hereunder.

                  This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                                     A-23-8

                  IN WITNESS WHEREOF, the Certificate Registrar has caused this
Certificate to be duly executed.

Dated:  August 25, 2004

                                        LASALLE BANK NATIONAL
                                           ASSOCIATION, as Certificate Registrar

                                        By: ____________________________________
                                            Authorized Representative

                                     A-23-9

                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class R-I Certificates referred to in the within-mentioned Agreement.

                                        LASALLE BANK NATIONAL
                                           ASSOCIATION, as Authenticating Agent

                                        By: ____________________________________
                                            Authorized Representative

                                    A-23-10

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s)
and transfer(s) unto ________________________________________________________
(please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate
Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new
Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and
Class to the above named assignee and deliver such Commercial Mortgage
Pass-Through Certificate to the following address:
__________________________________________________.

Dated:  _________________________

                              __________________________________________________
                                   Signature by or on behalf of Assignor

                              __________________________________________________
                                           Signature Guaranteed

                                    A-23-11

                            DISTRIBUTION INSTRUCTIONS

                  The Assignee should include the following for purposes of
distribution:

                  Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________ for the account of _______________.

                  Distributions made by check (such check to be made payable to
_____________________)  and all applicable  statements and notices should be mailed to _________________________.

                  This information is provided by    __________________________,
the Assignee named above, or ____________________________________, as its agent.

                                    A-23-12

                                  EXHIBIT A-24

                         FORM OF CLASS R-II CERTIFICATE

            CLASS R-II COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2004-C14

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund")
consisting primarily of a pool of multifamily and commercial mortgage loans (the
"Mortgage Loans"), such pool being formed and sold by

                     WACHOVIA BANK COMMERCIAL MORTGAGE TRUST

------------------------------------------------------------ ---------------------------------------------------------

Date of Pooling and  Servicing  Agreement:  as of August 1,  Percentage   Interest   evidenced  by  this   Class R-II
2004                                                         Certificate: 100%
------------------------------------------------------------ ---------------------------------------------------------

Closing Date:  August 25, 2004                               Aggregate  Stated  Principal  Balance  of  the  Mortgage
                                                             Loans as of the Cut-Off Date: $1,097,030,350(1)
------------------------------------------------------------ ---------------------------------------------------------

First Distribution Date:  September 17, 2004
------------------------------------------------------------ ---------------------------------------------------------

Master Servicer:  Wachovia Bank, National Association        Trustee: LaSalle Bank National Association
------------------------------------------------------------ ---------------------------------------------------------

Special Servicer:  Allied Capital Corporation                Fiscal Agent: ABN AMRO Bank N.V.
------------------------------------------------------------ ---------------------------------------------------------

Certificate No. R-II-1
------------------------------------------------------------ ---------------------------------------------------------

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN WACHOVIA
COMMERCIAL MORTGAGE SECURITIES, INC., LASALLE BANK NATIONAL ASSOCIATION, ABN
AMRO BANK N.V., WACHOVIA BANK, NATIONAL ASSOCIATION OR ANY OF THEIR RESPECTIVE
AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE
GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER
PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1, CLASS A-2, CLASS A-3, CLASS
A-4, CLASS A-1A, CLASS X-C, CLASS X-P, CLASS B, CLASS C, CLASS D, CLASS E, CLASS
F, CLASS G, CLASS H, CLASS J, CLASS K, CLASS L, CLASS M, CLASS N, CLASS O CLASS
MAD, CLASS PP AND CLASS P CERTIFICATES OF THE SAME SERIES TO THE EXTENT
DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

------------
1 Excludes $13,555,556, which is the balance of the 11 Madison Avenue Non-Pooled
Component, represented solely by the Class MAD Certificate and $39,958,978, which is the balance of the Park Place Mall Subordinate Loan, represented solely by the the Class PP Certificate.

                                     A-24-1

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT
OF 1933 (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE,
TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR
QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH
REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION
5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE MADE TO ANY
"EMPLOYEE BENEFIT PLAN" SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME
SECURITY ACT OF 1974, AS AMENDED ("ERISA"), ANY "PLAN" SUBJECT TO SECTION 4975
OF THE CODE OR ANY OTHER RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR
ARRANGEMENT SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW SUBSTANTIVELY SIMILAR TO
THE FOREGOING PROVISIONS OF ERISA OR THE CODE, OR ANY PERSON ACTING ON BEHALF OF
OR WITH ANY ASSETS OF ANY SUCH PLAN (EACH, A "PLAN"). EACH PERSON WHO ACQUIRES
THIS CERTIFICATE SHALL BE REQUIRED (OR, IN THE CASE OF A BOOK-ENTRY CERTIFICATE,
DEEMED) TO HAVE CERTIFIED THAT THE FOREGOING CONDITIONS ARE SATISFIED, AND THAT
IT WILL NOT TRANSFER THIS CERTIFICATE IN VIOLATION OF THE FOREGOING.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.
CONSEQUENTLY, TRANSFER OF THIS CERTIFICATE IS ALSO SUBJECT TO THE ADDITIONAL TAX
RELATED TRANSFER RESTRICTIONS DESCRIBED HEREIN. IF ANY PERSON BECOMES THE
REGISTERED HOLDER OF THIS CERTIFICATE IN VIOLATION OF SUCH TRANSFER
RESTRICTIONS, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR
EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER
FOR ANY PURPOSE HEREUNDER OR UNDER THE POOLING AND SERVICING AGREEMENT REFERRED
TO HEREIN, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS
CERTIFICATE.

                  This certifies that Wachovia Bank, National Association is the registered owner of the Percentage Interest evidenced by this Class R-II
Certificate (as specified above) in that certain beneficial ownership interest evidenced by all the Class R-II Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the
"Agreement"), among Wachovia Commercial Mortgage Securities, Inc. (herein called the "Depositor", which term includes any successor entity under the Agreement),
Wachovia Bank, National Association (herein called the "Master Servicer", which term includes any successor entity under the Agreement), Allied Capital
Corporation (herein called the "Special Servicer", which term includes any successor entity under the Agreement), LaSalle Bank National Association (herein called the "Trustee", which term includes any successor entity under the

                                     A-24-2

Agreement) and ABN AMRO Bank N.V. (herein called the "Fiscal Agent", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such
Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the fourth Business Day following the related Determination Date (each, a "Distribution Date"). The Determination Date is the 11th day of each month or, if such 11th day is not a Business Day, the Business Day immediately succeeding, commencing in September 2004 (each, a "Determination Date"). Distributions will be made commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the
Percentage Interest evidenced by this Certificate and the amount, if any, required to be distributed to the Holders of the Class R-II Certificates on the
applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on this Class R-II Certificate will be made by check mailed to the address of the Person entitled thereto, as such name and address appear in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate
Registrar or such other location specified in the notice to Certificateholders of such final distribution.

                  The Certificates are limited in right of distribution to
certain collections and recoveries respecting the Mortgage Loans and REO Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution
Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to
Certificateholders, such purposes including the reimbursement of Advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such Advances and expenses.

                  The Class R-II Certificates are issuable in fully registered form only without coupons in minimum denominations representing Percentage
Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class R-II Certificates are exchangeable for new Class R-II Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  As provided in the Agreement and subject to certain
limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the
Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class R-II Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                                     A-24-3

                  No transfer of any Class R-II Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the
Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If a transfer of any R-II Certificate is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or the initial transfer thereof by the
Depositor, the Underwriters or their affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit G-1 to the Agreement, and a certificate from such Certificateholder's prospective transferee substantially in the form attached as either Exhibit G-2 or Exhibit G-3 to the Agreement; or
(ii) an Opinion of Counsel satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities
Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the
Paying Agent or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective transferee on which such Opinion of Counsel is based. None of the Depositor, the Trustee, Paying Agent or the Certificate
Registrar is obligated to register or qualify the Class R-II Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class R-II
Certificate without registration or qualification. Any Class R-II
Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class R-II Certificate agrees to, indemnify the Trustee, the
Certificate Registrar, the Paying Agent and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                  No transfer of this Class R-II Certificate or any interest therein shall be made to (A) a Plan or (B) any Person who is directly or indirectly purchasing the Class R-II Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan (including, without limitation, any insurance company using assets in its general or separate account that may constitute assets of a Plan). As a condition to its registration of transfer of this Class R-II Certificate, the Certificate
Registrar shall have the right to require the prospective transferee of such
Certificate, if it is not a Plan or Person described in clause (B) of the preceding sentence, to execute a certification to that effect substantially in the form of Exhibit H to the Agreement.

                  This Certificate represents the "residual interest" in REMIC
II, as defined in the Agreement. Each Person who has or who acquires any
Ownership Interest in this Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the provisions of Section 5.02(d) of the Agreement and, if any purported Transferee shall become a Holder of this Certificate in violation of the provisions of such
Section 5.02(d), to have irrevocably authorized LaSalle Bank National
Association, as paying agent (the "Paying Agent"), under clause (ii)(A) of such
Section 5.02(d) to deliver payments to a Person other than such Person and to have irrevocably authorized the Certificate Registrar under clause (ii)(B) of such Section 5.02(d) to negotiate the terms of any mandatory sale and to execute all instruments of Transfer and to do all other things necessary in connection with any such sale. Each Person holding or acquiring any Ownership Interest in this Certificate must be a Permitted Transferee and shall promptly notify the
Master Servicer, the Paying Agent and the Certificate Registrar of

                                     A-24-4

any change or impending change in its status as a Permitted Transferee. In connection with any proposed Transfer of any Ownership Interest in this
Certificate, the Certificate Registrar shall require delivery to it, and shall not register the Transfer of this Certificate until its receipt of, an affidavit and agreement substantially in the form attached as Exhibit I-1 to the Agreement
(a "Transfer Affidavit and Agreement") from the proposed Transferee, in form and substance satisfactory to the Certificate Registrar, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in this Certificate as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in this Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of Section 5.02(d) of the Agreement and agrees to be bound by them.
Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed
Transferee, if a Responsible Officer of the Certificate Registrar has actual knowledge that the proposed Transferee is not a Permitted Transferee, no
Transfer of an Ownership Interest in this Certificate to such proposed
Transferee shall be effected. The proposed Transferee must also state in the
Transfer Affidavit and Agreement that (A) it has historically paid its debts as they have come due and intends to continue to pay its debts as they come due in the future, (B) it understands that it may incur tax liabilities with respect to this certificate in excess of cash flows generated thereby, (C) it intends to pay any taxes associated with holding this certificate as they become due, (D)
it will not cause income from this certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of its own or of any other person and (E) it will not transfer this certificate to any person or entity that does not provide a similar affidavit. Any purported transfer to a disqualified organization or other person that is not a permitted transferee or otherwise in violation of these restrictions shall be absolutely null and void and shall vest no rights in any purported transferee. If this certificate represents a "non-economic residual interest", as defined in Treasury Regulations Section 1.860E-1(c), transfers of this certificate may be disregarded for federal income tax purposes. In order to satisfy a regulatory safe harbor under which such transfers will not be disregarded, the transferor may be required, among other things, to satisfy itself as to the financial condition of the proposed transferee and either to transfer at a minimum price or to an eligible transferee as specified in regulations.

                  Each Person holding or acquiring any Ownership Interest in this Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any other Person to whom such Person attempts to transfer its Ownership
Interest herein and (y) not to transfer its Ownership Interest unless it provides to the Certificate Registrar a certificate substantially in the form attached as Exhibit I-2 to the Agreement stating that, among other things, it has no actual knowledge that such other Person is not a Permitted Transferee.
Each Person holding or acquiring an Ownership Interest in this Certificate, by purchasing such Ownership Interest herein, agrees to give the Master Servicer and the Paying Agent written notice that it is a "pass-through interest holder"
within the meaning of temporary Treasury Regulation Section 1.67-3T(a)(2)(i)(A)
immediately upon acquiring such Ownership Interest, if it is, or is holding such
Ownership Interest on behalf of, a "pass-through interest holder".

                  The provisions of Section 5.02(d) of the Agreement may be
modified, added to or eliminated, provided that there shall have been delivered to the Certificate Registrar and the Master Servicer the following: (a) written confirmation from each Rating Agency to the effect that the modification of, addition to or elimination of such provisions will not cause such Rating

                                     A-24-5

Agency to qualify, downgrade or withdraw its then-current ratings of any Class of Certificates; and (b) an Opinion of Counsel, in form and substance satisfactory to the Certificate Registrar and the Master Servicer, obtained at the expense of the party seeking such modification of, addition to or elimination of such provisions (but in no event at the expense of the Trust
Fund), to the effect that such modification of, addition to or elimination of such provisions will not cause the Trust Fund to (x) cease to qualify as two
REMICs or (y) be subject to an entity-level tax caused by the Transfer of any
Class R-II Certificate to a Person which is not a Permitted Transferee, or cause a Person other than the prospective Transferee to be subject to a REMIC-related tax caused by the transfer of this Class R-II Certificate to a Person which is not a Permitted Transferee.

                  A "Permitted Transferee" is any Transferee other than a
Disqualified Organization, a Plan or a Non-United States Person. A "Disqualified
Organization" is any of the following: (i) the United States or a possession thereof, any State or any political subdivision thereof, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by any such governmental unit), (ii) a foreign government, international organization, or any agency or instrumentality of either of the foregoing, (iii) any organization (except certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (unless such organization is subject to the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in
Section 1381 of the Code or (v) any other Person so designated by the Paying
Agent or the Certificate Registrar based upon an Opinion of Counsel (which shall not be an expense of the Paying Agent) that the holding of an Ownership Interest in a Class R-I Certificate by such Person may cause the Trust Fund or any Person having an Ownership Interest in any Class of Certificates, other than such
Person, to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Class R-I Certificate to such Person. The terms "United States", "State" and
"international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

                  A "Non-United States Person" is any Person (i) other than a
United States Person or (ii) who is a United States Person with respect to whom income on this Certificate is allocable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of such
Person or any other United States Person. A "United States Person" is a citizen or resident of the United States, a corporation or partnership (including an entity treated as a corporation or partnership for federal income tax purposes)
created or organized in, or under the laws of the United States, any State thereof or the District of Columbia unless in the case of a partnership,
Treasury Regulations are adopted that provide otherwise, an estate whose income is includable in gross income for United States federal income tax purposes regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States Persons have the authority to control all substantial decisions of the trust, all within the meaning of Section 7701(a) (30) of the
Code.

                  No service charge will be imposed for any registration of
transfer or exchange of Class R-II Certificates, but the Certificate Registrar
may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class
R-II Certificates.

                                     A-24-6

                  The Depositor, the Master Servicer, the Special Servicer, the
Trustee, the Fiscal Agent, the Paying Agent and the Certificate Registrar and
any agent of the Depositor, the Master Servicer, the Special Servicer, the
Trustee, the Fiscal Agent, the Paying Agent or the Certificate Registrar may
treat the Person in whose name this Certificate is registered as the owner hereof for all purposes whatsoever and none of the Depositor, the Master
Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Paying Agent,
the Certificate Registrar, or any such agent shall be affected by notice to the contrary.

                  The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the
Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto)
or other liquidation of the last Mortgage Loan or REO Property remaining in the
Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the
Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein.
The exercise of such right will effect early retirement of the Certificates;
however, such right to purchase is subject to the aggregate Stated Principal
Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date
specified on the face hereof.

                  In addition, any exchange by any Certificateholder of all of the then outstanding Certificates for all of the Mortgage Loans and each REO
Property remaining in the Trust Fund may be made: (i) if the then outstanding
Certificates are held by a single Certificateholder and (ii) the Class A-1,
Class A-2, Class A-3, Class A-4, Class A-1A, Class B, Class C and Class D
Certificates have been paid in full.

                  The Agreement permits, with certain exceptions therein
provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the
Trustee and the Fiscal Agent and the rights of the Certificateholders under the
Agreement at any time by the Depositor, the Master Servicer, the Special
Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of
Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this
Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as consisting of two separate REMICs and a grantor trust, without the consent of the Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been
executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                                     A-24-7

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein)
for distributions hereunder.

                  This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                                     A-24-8

                  IN WITNESS WHEREOF, the Certificate Registrar has caused this
Certificate to be duly executed.

Dated:  August 25, 2004

                          LASALLE BANK NATIONAL
                            ASSOCIATION, as Certificate Registrar

                          By: __________________________________________________
                              Authorized Representative

                                     A-24-9

                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class R-II Certificates referred to in the within-mentioned Agreement.

                            LASALLE BANK NATIONAL
                              ASSOCIATION, as Authenticating Agent

                            By: ________________________________________________
                                Authorized Representative

                                    A-24-10

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s)
and transfer(s) unto ________________________________________________________
(please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate
Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new
Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and
Class to the above named assignee and deliver such Commercial Mortgage
Pass-Through Certificate to the following address:
__________________________________________________.

Dated:  _________________________

                                ________________________________________________
                                      Signature by or on behalf of Assignor

                                ________________________________________________
                                             Signature Guaranteed

                                    A-24-11

                            DISTRIBUTION INSTRUCTIONS

                    The Assignee should include the following for purposes of
distribution:

                    Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________
for the account of _______________.

                    Distributions made by check (such check to be made payable to _____________________) and all applicable statements and notices should be mailed to _________________________.

                    This information is provided by ____________________________
________________________________, the Assignee named above, or _________________
____________________________________, as its agent.

                                    A-24-12

                                  EXHIBIT A-25

                           FORM OF CLASS Z CERTIFICATE

              CLASS Z COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2004-C14

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund")
consisting primarily of a pool of multifamily and commercial mortgage loans (the
"Mortgage Loans"), such pool being formed and sold by

                     WACHOVIA BANK COMMERCIAL MORTGAGE TRUST

------------------------------------------------------------ ---------------------------------------------------------

Date of Pooling and  Servicing  Agreement:  as of August 1,  Percentage    Interest   evidenced   by   this   Class Z
2004                                                         Certificate: 100%
------------------------------------------------------------ ---------------------------------------------------------

Closing Date:  August 25, 2004                               Aggregate  Stated  Principal  Balance  of  the  Mortgage
                                                             Loans as of the Cut-Off Date: $1,097,030,350(1)
------------------------------------------------------------ ---------------------------------------------------------

First Distribution Date:  September 17, 2004
------------------------------------------------------------ ---------------------------------------------------------

Master Servicer:  Wachovia Bank, National Association        Trustee: LaSalle Bank National Association
------------------------------------------------------------ ---------------------------------------------------------

Special Servicer:  Allied Capital Corporation                Fiscal Agent: ABN AMRO Bank N.V.
------------------------------------------------------------ ---------------------------------------------------------

Certificate No. Z-1
------------------------------------------------------------ ---------------------------------------------------------

THIS CERTIFICATE DOES NOT HAVE A CERTIFICATE PRINCIPAL BALANCE AND WILL NOT
ENTITLE THE HOLDER HEREOF TO DISTRIBUTIONS OF PRINCIPAL, BUT IS ENTITLED TO
RECEIVE DISTRIBUTIONS OF ADDITIONAL INTEREST AS SET FORTH IN THE AGREEMENT.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN WACHOVIA
COMMERCIAL MORTGAGE SECURITIES, INC., LASALLE BANK NATIONAL ASSOCIATION, ABN
AMRO BANK N.V., WACHOVIA BANK, NATIONAL ASSOCIATION OR ANY OF THEIR RESPECTIVE
AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE
GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER
PERSON.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT
OF 1933 (THE "SECURITIES ACT") OR THE SECURITIES LAWS

------------------------------
1 Excludes $13,555,556, which is the balance of the 11 Madison Avenue Non-Pooled
Component, represented solely by the Class MAD Certificate and $39,958,978, which is the balance of the Park Place Mall Subordinate Loan, represented solely by the Class PP Certificate.

                                     A-25-1

OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE
WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION
WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH
THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED
TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE MADE TO ANY
"EMPLOYEE BENEFIT PLAN" SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME
SECURITY ACT OF 1974, AS AMENDED ("ERISA"), ANY "PLAN" SUBJECT TO SECTION 4975
OF THE CODE OR ANY OTHER RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR
ARRANGEMENT SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW SUBSTANTIVELY SIMILAR TO
THE FOREGOING PROVISIONS OF ERISA OR THE CODE, OR ANY PERSON ACTING ON BEHALF OF
OR WITH ANY ASSETS OF ANY SUCH PLAN (EACH, A "PLAN"). EACH PERSON WHO ACQUIRES
THIS CERTIFICATE SHALL BE REQUIRED (OR, IN THE CASE OF A BOOK-ENTRY CERTIFICATE,
DEEMED) TO HAVE CERTIFIED THAT THE FOREGOING CONDITIONS ARE SATISFIED, AND THAT
IT WILL NOT TRANSFER THIS CERTIFICATE IN VIOLATION OF THE FOREGOING.

                  This certifies that Allied Capital Corporation is the
registered owner of the Percentage Interest evidenced by this Class Z
Certificate (as specified above) in that certain beneficial ownership interest evidenced by all the Class Z Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Wachovia Commercial Mortgage Securities, Inc. (herein called the
"Depositor", which term includes any successor entity under the Agreement),
Wachovia Bank, National Association (herein called the "Master Servicer", which term includes any successor entity under the Agreement), Allied Capital
Corporation (herein called the "Special Servicer", which term includes any successor entity under the Agreement), LaSalle Bank National Association (herein called the "Trustee", which term includes any successor entity under the
Agreement) and ABN AMRO Bank N.V. (herein called the "Fiscal Agent", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such
Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the fourth Business Day following the related Determination Date (each, a "Distribution Date"). The Determination Date is the 11th day of each month or, if such 11th day is not a Business Day, the Business Day immediately succeeding, commencing in September 2004 (each, a "Determination Date"). Distributions will be made commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the
Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class Z Certificates on the

                                     A-25-2

applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on the Class Z Certificates will be made by LaSalle Bank
National Association, as paying agent (the "Paying Agent"), by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such
Certificateholder shall have provided the Paying Agent with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such
Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution.

                  The Certificates are limited in right of distribution to
certain collections and recoveries of Additional Interest payable on Wachovia
Mortgage Loans, all as more specifically set forth herein and in the Agreement.

                  The Class Z Certificates are issuable in fully registered form only without coupons in minimum denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class Z Certificates are exchangeable for new
Class Z Certificates in authorized denominations evidencing the same aggregate
Percentage Interest, as requested by the Holder surrendering the same.

                  Any distribution to the Holder of this Certificate is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

                  As provided in the Agreement and subject to certain
limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the
Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class Z Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  No transfer of any Class Z Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the
Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If such a transfer is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or the initial transfer thereof by the Depositor, the
Underwriters or their respective affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit G-1 to the Agreement, and a certificate from such Certificateholder's prospective transferee substantially in the form attached as either Exhibit G-2 or Exhibit G-3 to the

                                     A-25-3

Agreement; or (ii) an Opinion of Counsel reasonably satisfactory to the
Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special
Servicer, the Trustee, the Paying Agent or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective transferee on which such Opinion of Counsel is based. None of the Depositor, the Trustee,
Paying Agent or the Certificate Registrar is obligated to register or qualify the Class Z Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class Z Certificate without registration or qualification. Any
Class Z Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class Z Certificate agrees to, indemnify the Trustee, the
Certificate Registrar, the Paying Agent and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                  No service charge will be imposed for any registration of
transfer or exchange of Class Z Certificates, but the Certificate Registrar may
require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class
Z Certificates.

                  The Depositor, the Master Servicer, the Special Servicer, the
Trustee, the Fiscal Agent, the Paying Agent and the Certificate Registrar and
any agent of the Depositor, the Master Servicer, the Special Servicer, the
Trustee, the Fiscal Agent, the Paying Agent or the Certificate Registrar may
treat the Person in whose name this Certificate is registered as the owner hereof for all purposes whatsoever and none of the Depositor, the Master
Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Paying Agent,
the Certificate Registrar, or any such agent shall be affected by notice to the contrary.

                  The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the
Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto)
or other liquidation of the last Mortgage Loan or REO Property remaining in the
Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the
Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein.
The exercise of such right will effect early retirement of the Class Z
Certificates; however, such right to purchase is subject to the aggregate Stated
Principal Balance of the Mortgage Pool at the time of purchase being less than
1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the
Cut-off Date specified on the face hereof.

                  In addition, any exchange by any Certificateholder of all of the then outstanding Certificates for all of the Mortgage Loans and each REO
Property remaining in the Trust Fund may be made: (i) if the then outstanding
Certificates are held by a single Certificateholder and

                                     A-25-4

(ii) the Class A-1, Class A-2, Class A-3, Class A-4, Class A-1A, Class B, Class
C and Class D Certificates have been paid in full.

                  The Agreement permits, with certain exceptions therein
provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the
Trustee and the Fiscal Agent and the rights of the Certificateholders under the
Agreement at any time by the Depositor, the Master Servicer, the Special
Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of
Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this
Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as consisting of two separate REMICs and a grantor trust, without the consent of the Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been
executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein)
for distributions hereunder.

                  This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                                     A-25-5

                  IN WITNESS WHEREOF, the Certificate Registrar has caused this
Certificate to be duly executed.

Dated:  August 25, 2004

                                       LASALLE BANK NATIONAL
                                         ASSOCIATION, as Certificate Registrar

                                       By: _____________________________________
                                           Authorized Representative

                                     A-25-6

                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class Z Certificates referred to in the within-mentioned Agreement.

                                       LASALLE BANK NATIONAL
                                          ASSOCIATION, as Authenticating Agent

                                       By: _____________________________________
                                           Authorized Representative

                                     A-25-7

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s)
and transfer(s) unto ________________________________________________________
(please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate
Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new
Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and
Class to the above named assignee and deliver such Commercial Mortgage
Pass-Through Certificate to the following address:
__________________________________________________.

Dated:  _________________________

                                ________________________________________________
                                     Signature by or on behalf of Assignor

                                ________________________________________________
                                            Signature Guaranteed

                                     A-25-8

                            DISTRIBUTION INSTRUCTIONS

                    The Assignee should include the following for purposes of
distribution:

                    Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________
for the account of _______________.

                    Distributions made by check (such check to be made payable to _____________________) and all applicable statements and notices should be mailed to _________________________.

                    This information is provided by ____________________________
________________________________, the Assignee named above, or _________________
____________________________________, as its agent.

                                     A-25-9

                                  EXHIBIT A-26

                          FORM OF CLASS PP CERTIFICATE

             CLASS PP COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2004-C14

evidencing a beneficial ownership interest in the Park Place Mall Subordinate
Loan, a loan in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (all such mortgage loans, other than the Park Place Mall Subordinate Loan, the "Mortgage Loans"), such pool being formed and sold by

                     WACHOVIA BANK COMMERCIAL MORTGAGE TRUST

------------------------------------------------------------ ---------------------------------------------------------

Pass-Through Rate:  Variable                                 Class Principal  Balance of the Class PP Certificates as
                                                             of the Closing Date:  $39,958,978
------------------------------------------------------------ ---------------------------------------------------------

Date of Pooling and  Servicing  Agreement:  as of August 1,  Initial  Certificate  Principal Balance of this Class PP
2004                                                         Certificate as of the Closing Date:  $39,958,978
------------------------------------------------------------ ---------------------------------------------------------

Closing Date:  August 25, 2004                               Aggregate  Stated  Principal  Balance  of  the  Mortgage
                                                             Loans as of the Cut-Off Date: $1,097,030,350(1)
------------------------------------------------------------ ---------------------------------------------------------

First Distribution Date:  September 17, 2004                 Aggregate  Principal  Balance  of the  Park  Place  Mall
                                                             Subordinate Loan: $39,958,978
------------------------------------------------------------ ---------------------------------------------------------

Master Servicer:  Wachovia Bank, National Association        Trustee:  LaSalle Bank National Association
------------------------------------------------------------ ---------------------------------------------------------

Special Servicer:  Allied Capital Corporation                Fiscal Agent:  ABN AMRO Bank N.V.
------------------------------------------------------------ ---------------------------------------------------------

Certificate No. PP-1                                         CUSIP No.  929766 UF8
------------------------------------------------------------ ---------------------------------------------------------

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR,
THE MASTER SERVICER, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF
FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED
IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY
AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO
SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE

------------------
1 Excludes $13,555,556, which is the balance of the 11 Madison Avenue Non-Pooled
Component, represent solely by the Class MAD Certicate and $39,958,978, which is the balance of the Park Place Mall Subordinate Loan, represented solely by the Class PP Certificate.

                                     A-26-1

OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR
TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO.,
HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN WACHOVIA
COMMERCIAL MORTGAGE SECURITIES, INC., LASALLE BANK NATIONAL ASSOCIATION, ABN
AMRO BANK N.V., WACHOVIA BANK, NATIONAL ASSOCIATION OR ANY OF THEIR RESPECTIVE
AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE
GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER
PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE SEQUENTIAL PAY CERTIFICATES TO THE EXTENT
DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. THIS
CERTIFICATE IS ENTITLED TO DISTRIBUTIONS ONLY IN RESPECT OF THE PARK PLACE MALL
SUBORDINATE LOAN AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT
OF 1933 (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE,
TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR
QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH
REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION
5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL
REVENUE CODE OF 1986 (THE "CODE").

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE MADE TO ANY
"EMPLOYEE BENEFIT PLAN" SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME
SECURITY ACT OF 1974, AS AMENDED ("ERISA"), ANY "PLAN" SUBJECT TO SECTION 4975
OF THE CODE, OR ANY OTHER RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR
ARRANGEMENT SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW SUBSTANTIVELY SIMILAR TO
THE FOREGOING PROVISIONS OF ERISA OR THE CODE, OR ANY PERSON ACTING ON BEHALF OF
OR WITH ANY ASSETS OF ANY SUCH PLAN (EACH, A "PLAN") UNLESS IT IS (A) AN
INSURANCE COMPANY GENERAL ACCOUNT WHICH IS ELIGIBLE FOR, AND SATISFIES ALL OF
THE REQUIREMENTS FOR, EXEMPTIVE RELIEF UNDER SECTIONS I AND III OF

                                     A-26-2

DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTE 95-50")
OR (B) AN ACCREDITED INVESTOR AS DEFINED IN RULE 501(A)(1) OF REGULATION D UNDER
THE SECURITIES ACT AND SATISFIES ALL THE REQUIREMENTS OF THE EXEMPTIONS AS IN
EFFECT AT THE TIME OF SUCH TRANSFER. EACH PERSON WHO ACQUIRES THIS CERTIFICATE
SHALL BE REQUIRED (OR, IN THE CASE OF A BOOK-ENTRY CERTIFICATE, DEEMED) TO HAVE
CERTIFIED THAT THE FOREGOING CONDITIONS ARE SATISFIED, AND THAT IT WILL NOT
TRANSFER THIS CERTIFICATE IN VIOLATION OF THE FOREGOING.

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS
CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH IN THE POOLING AND SERVICING
AGREEMENT REFERRED TO HEREIN. IN ADDITION, THE CERTIFICATE PRINCIPAL BALANCE OF
THIS CERTIFICATE MAY BE REDUCED BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY
THE TRUST FUND IN RESPECT OF THE PARK PLACE MALL SUBORDINATE LOAN AS SET FORTH
IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, THE
OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN
THE AMOUNT SHOWN ABOVE.

                  This certifies that Cede & Co. is the registered owner of the
Percentage Interest evidenced by this Class PP Certificate (obtained by dividing the principal amount of this Class PP Certificate (its "Certificate Principal
Balance") as of the Closing Date by the aggregate principal amount of all the
Class PP Certificates (their "Class Principal Balance") as of the Closing Date)
in that certain beneficial ownership interest evidenced by all the Class PP
Certificates in the Trust Fund created pursuant to a Pooling and Servicing
Agreement, dated as specified above (the "Agreement"), among Wachovia Commercial
Mortgage Securities, Inc. (herein called the "Depositor", which term includes any successor entity under the Agreement), Wachovia Bank, National Association
(herein called the "Master Servicer", which term includes any successor entity under the Agreement), Allied Capital Corporation (herein called the "Special
Servicer", which term includes any successor entities under the Agreement),
LaSalle Bank National Association (herein called the "Trustee", which term includes any successor entity under the Agreement) and ABN AMRO Bank N.V.
(herein called the "Fiscal Agent", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This
Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the fourth Business Day following the related Determination Date (each, a "Distribution Date"). The Determination Date is the 11th day of each month or, if such 11th day is not a Business Day, the Business Day immediately succeeding, commencing in September 2004 (each, a "Determination Date"). Distributions will be made commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last

                                     A-26-3

Business Day of the month immediately preceding the month of such distribution
(the "Record Date"), in an amount equal to the product of the Percentage
Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class PP Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on the
Class PP Certificates will be made by LaSalle Bank National Association, as paying agent (the "Paying Agent"), by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Paying Agent with wiring instructions no less than five Business
Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense
previously allocated to this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the
Certificate Registrar or such other location specified in the notice to the
Holder hereof of such final distribution. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this
Certificate as such address last appears in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

                  The Class PP Certificates are limited in right of distribution to certain collections and recoveries respecting the Park Place Mall Subordinate
Loan, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the
Distribution Account, the Class PP Distribution Account and, if established, the
REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the Park Place Mall Subordinate Loan and the
payment of interest on such advances and expenses.

                  Interest accrued on this Certificate during an Interest
Accrual Period, plus any unpaid interest shortfall with respect to this
Certificate for any prior Distribution Date, if any, will be payable on the related Distribution Date to the extent provided in the Agreement. The "Interest
Accrual Period" with respect to any Distribution Date and with respect to the
Class PP Certificates is the calendar month preceding the month in which such
Distribution Date occurs and is assumed to consist of 30 days.

                  Any distribution to the Holder of this Certificate in
reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

                  The Class PP Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement.
As provided in the Agreement

                                     A-26-4

and subject to certain limitations therein set forth, Class PP Certificates are exchangeable for new Class PP Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  As provided in the Agreement and subject to certain
limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the
Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class PP Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  No transfer of any Class PP Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the
Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If such a transfer is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or the initial transfer thereof by the Depositor, the
Underwriters or their respective affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit G-1 to the Agreement, and a certificate from such Certificateholder's prospective transferee substantially in the form attached as either Exhibit G-2 or Exhibit G-3 to the Agreement; or
(ii) an Opinion of Counsel reasonably satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the
Securities Act (which Opinion of Counsel shall not be an expense of the Trust
Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee
or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such
Certificateholder's prospective transferee on which such Opinion of Counsel is based. None of the Depositor, the Trustee or the Certificate Registrar is
obligated to register or qualify the Class PP Certificates under the Securities
Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class PP Certificate without registration or qualification. Any Class PP Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class PP Certificate agrees to, indemnify the Trustee, the Certificate Registrar and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                  No service charge will be imposed for any registration of
transfer or exchange of Class PP Certificates, but the Certificate Registrar may
require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class
PP Certificates.

                  Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

                                     A-26-5

                  The Depositor, the Master Servicer, the Special Servicer, the
Trustee, the Fiscal Agent, the Paying Agent and the Certificate Registrar and
any agent of the Depositor, the Master Servicer, the Special Servicer, the
Trustee, the Fiscal Agent, the Paying Agent or the Certificate Registrar may
treat the Person in whose name this Certificate is registered as the owner hereof for all purposes whatsoever and none of the Depositor, the Master
Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Paying Agent,
the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                  The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the
Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto)
or other liquidation of the last Mortgage Loan or REO Property (including the
Park Place Mall Subordinate Loan) remaining in the Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or the Majority
Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans (including the Park Place Mall Subordinate Loan) and each
REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Majority Subordinate
Certificateholder to purchase from the Trust Fund all Mortgage Loans (including the Park Place Mall Subordinate Loan) and each REO Property remaining therein.
The exercise of such right will effect early retirement of the Class PP
Certificates; however, such right to purchase is subject to the aggregate Stated
Principal Balance of the Mortgage Pool at the time of purchase being less than
1% of the aggregate Stated Principal Balance of the Mortgage Loans (including the Park Place Mall Subordinate Loan) as of the Closing Date specified on the face hereof.

                  The Agreement permits, with certain exceptions therein
provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the
Trustee and the Fiscal Agent and the rights of the Certificateholders under the
Agreement at any time by the Depositor, the Master Servicer, the Special
Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of
Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this
Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as consisting of two separate REMICs and a grantor trust, without the consent of the Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been
executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Park Place Mall Subordinate Loan (to the extent of its rights therein) for distributions hereunder.

                                     A-26-6

                  This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                                     A-26-7

                  IN WITNESS WHEREOF, the Certificate Registrar has caused this
Certificate to be duly executed.

Dated:  August 25, 2004

                                        LASALLE BANK NATIONAL
                                           ASSOCIATION, as Certificate Registrar

                                        By: ____________________________________
                                            Authorized Representative

                                     A-26-8

                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class PP Certificates referred to in the within-mentioned Agreement.

                                       LASALLE BANK NATIONAL
                                         ASSOCIATION, as Authenticating Agent

                                       By: _____________________________________
                                           Authorized Representative

                                     A-26-9

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s)
and transfer(s) unto ________________________________________________________
(please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate
Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new
Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and
Class to the above named assignee and deliver such Commercial Mortgage
Pass-Through Certificate to the following address:
__________________________________________________.

Dated:  _________________________

                              __________________________________________________
                                   Signature by or on behalf of Assignor

                              __________________________________________________
                                           Signature Guaranteed

                                    A-26-10

                            DISTRIBUTION INSTRUCTIONS

                    The Assignee should include the following for purposes of
distribution:

                    Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________
for the account of _______________.

                    Distributions made by check (such check to be made payable to _____________________) and all applicable statements and notices should be mailed to _________________________.

                    This information is provided by ____________________________
________________________________, the Assignee named above, or _________________
____________________________________, as its agent.

                                    A-26-11

                                    EXHIBIT B

                             MORTGAGE LOAN SCHEDULE

 MORTGAGE     LOAN GROUP
LOAN NUMBER     NUMBER                            PROPERTY NAME
-----------------------------------------------------------------------------------------------------------------------------

      1            1        Park Place Mall
      2            1        11 Madison Avenue
      3            1        444 North Michigan Avenue
      4            1        Independence Plaza
      5            1        FBI Field Office - Baltimore, MD
      6            1        Barneys New York - Beverly Hills, CA
      7            1        1750 H Street
      8            2        Aylesbury Farms Apartment Homes
      9            2        Kennedy Ridge Apartments
      10           2        4100 North Marine Drive
      11           2        21-27 East Delaware Place
      12           1        Bel Villaggio, Phases I & II
      13           2        Cranbrook at Biltmore Park
      14           2        451 West Wrightwood Avenue
      15           1        Summer View at Sherman Oaks Apartments
      16           1        Valley Center Towers - Phase I
      17           2        The Harrington Apartments
      18           1        Hot Springs Mall
      19           2        Carriage Club Apartments
      20           1        Glasshouse Square Shopping Center
      21           2        18 East Elm Street
      22           2        443 West Wrightwood Avenue
      23           1        Weston Commercial Center
      24           1        Elmbrook Plaza Shopping Center
      25           1        Rocky Point Plaza
      26           1        Rockdale Square Shopping Center
      27           1        Mini U Storage I - Newport Beach, CA
      28           1        Donner Springs Mobile Home Park
      29           1        The Vineyards Shopping Center
      30           1        Shadelands Self Storage
      31           1        East Jefferson Medical Office Building
      32           1        Kingwood Shopping Center
      33           1        Mini U Storage II - Newport Beach, CA
      34           2        Oakview Apartments
      35           2        Villa del Sur Apartments
      36           2        Vallejo Mobile Estates
      37           2        Malibu Apartments
      38           1        Telegraph Marketplace Shopping Center
      39           2        Summit Gardens Apartments
      40           1        FDA - Lenexa, KS
      41           1        Twin Oaks Business & Technology Center
      42           1        Pointe West Medical Office Building
      43           1        Park 80 East
      44           2        The Sevilla
      45           1        Kroger Shops & 7339 Forest Hill Avenue
     45.1                   Kroger Shops
     45.2                   7339 Forest Hill Avenue
      46           2        Sierra Royal Mobile Home Park
      47           1        587 Fifth Avenue
      48           2        Park Knoll Apartments
      49           1        Hampton Inn & Suites - St. Petersburg, FL
      50           1        Three South Executive Park
      51           2        1213-1229 West Diversey Parkway & 2751-2753 North Magnolia Street
      52           1        Martinazzi Square Retail Center
      53           2        The Crystal Village Apartments
      54           1        WCI Prudential Building
      55           1        Eckerd - Fairfax, VA
      56           1        Alamance Crossing
      57           2        1939 North Lincoln Avenue
      58           1        Great American Plaza Building A-1
      59           2        Perry Hill Estates and Ridgeview Heights Portfolio
     59.1                   Perry Hill Estates
     59.2                   Ridgeview Heights Apartments
      60           1        Piggly Wiggly - Menasha, WI
      61           1        Walgreens - Cypress, TX
      62           1        Suburban Lodge - Stuart, FL
      63           1        Stoughton Plaza Shopping Center
      64           1        Manakin Trade Center
      65           1        Eckerd - Jupiter, FL
      66           1        CVS - Columbus, OH
      67           1        1230 & 1246 Taylor Street
      68           1        Good Guys - Stevenson Ranch, CA
      69           1        Renaissance Center
      70           1        Alban Retail Center
      71           1        Walgreens - Oakland Park, FL
      72           1        Mission Viejo Retail Building
      73           2        Broad Trace Apartments
      74           1        Walgreens - Beaumont, TX
      75           1        482-484 West Deming Place
      76           1        Cape Coral Mini-Storage
      77           1        Sears Hardware - Portage, IN
      78           2        Embassy House Apartments
      79           1        507-509 West Wrightwood Avenue
      80           2        734-742 West Oakdale Avenue
      81           1        Kinko's - Albuquerque, NM

      NA          NA        Park Place Mall - B Note

 MORTGAGE
LOAN NUMBER                           ADDRESS                                              CITY                            STATE
------------------------------------------------------------------------------------------------------------------------------------

     1       5870 East Broadway Boulevard                                            Tucson                                  AZ
     2       11 Madison Avenue                                                       New York                                NY
     3       444 North Michigan Avenue                                               Chicago                                 IL
     4       1050 17th Street                                                        Denver                                  CO
     5       2600 Lord Baltimore Drive                                               Baltimore                               MD
     6       9570-9584 Wilshire Boulevard                                            Beverly Hills                           CA
     7       1750 H Street, N.W.                                                     Washington                              DC
     8       6115 Abbotts Bridge Road                                                Duluth                                  GA
     9       10700 East Dartmouth Avenue                                             Denver                                  CO
     10      4100 North Marine Drive                                                 Chicago                                 IL
     11      21-27 East Delaware Place                                               Chicago                                 IL
     12      41233 - 42301 Margarita Road                                            Temecula                                CA
     13      300 Cranbrook Drive                                                     Arden                                   NC
     14      451 West Wrightwood Avenue                                              Chicago                                 IL
     15      15353 Weddington Street                                                 Sherman Oaks                            CA
     16      5373 South Green Street                                                 Murray                                  UT
     17      2305 New England Street                                                 Charlotte                               NC
     18      4501 Central Avenue                                                     Hot Springs                             AR
     19      175 Carriage Club Drive                                                 Mooresville                             NC
     20      3102-3146 Sports Arena Boulevard                                        San Diego                               CA
     21      18 East Elm Street                                                      Chicago                                 IL
     22      443 West Wrightwood Avenue                                              Chicago                                 IL
     23      2600-2900 Glades Circle                                                 Weston                                  FL
     24      2315 North 124th Street                                                 Brookfield                              WI
     25      Route 25A & Fairway Drive                                               Rocky Point                             NY
     26      1910 Highway 20 Southeast                                               Conyers                                 GA
     27      1177 Camelback Street                                                   Newport Beach                           CA
     28      4465 Boca Way                                                           Reno                                    NV
     29      2095 Highway 211                                                        Braselton                               GA
     30      1925 Oak Grove Road                                                     Walnut Creek                            CA
     31      4224 Houma Boulevard                                                    Metairie                                LA
     32      1153-1387 Kingwood Drive                                                Kingwood                                TX
     33      1111 Camelback Street                                                   Newport Beach                           CA
     34      3135 Campus Drive                                                       San Mateo                               CA
     35      2701 West McFadden Avenue                                               Santa Ana                               CA
     36      285 West Lincoln Road                                                   Vallejo                                 CA
     37      8600 North Lamar                                                        Austin                                  TX
     38      740 & 844 West Telegraph Street                                         Washington                              UT
     39      30 Arcadia Road                                                         Hackensack                              NJ
     40      11510 & 11630 West 80th Street                                          Lenexa                                  KS
     41      1800-1815 Northwest 169th Place                                         Beaverton                               OR
     42      6015 Pointe West Boulevard                                              Bradenton                               FL
     43      160 Pehle Avenue                                                        Saddle Brook                            NJ
     44      2801 John F. Kennedy Boulevard                                          Jersey City                             NJ
     45      Various                                                                 Richmond                                VA
    45.1     1500 West Broad Street; 618-800 Bowe Street                             Richmond                                VA
    45.2     7339 Forest Hill Avenue                                                 Richmond                                VA
     46      675 Parlanti Lane                                                       Sparks                                  NV
     47      587 5th Avenue                                                          New York                                NY
     48      10680 Coloma Road                                                       Rancho Cordova                          CA
     49      80 Beach Drive Northeast                                                St. Petersburg                          FL
     50      6115 Park South Road                                                    Charlotte                               NC
     51      1213-1229 West Diversey Parkway & 2751-2753 North Magnolia Street       Chicago                                 IL
     52      19221-19449 Southwest Martinazzi Avenue                                 Tualatin                                OR
     53      2610-A Camellia Drive                                                   Durham                                  NC
     54      8751 West Broward Boulevard                                             Plantation                              FL
     55      8416 Lee Highway                                                        Fairfax                                 VA
     56      1040 Alamance Church Road                                               Greensboro                              NC
     57      1939 North Lincoln Avenue                                               Chicago                                 IL
     58      8360 West Sahara Boulevard                                              Las Vegas                               NV
     59      Various                                                                 Various                                 CT
    59.1     52 Perry Hill Road                                                      Ashford                                 CT
    59.2     456 Tolland Turnpike                                                    Willington                              CT
     60      1151 Midway Road                                                        Menasha                                 WI
     61      11803 Barker-Cypress Road                                               Cypress                                 TX
     62      1900 South Federal Highway                                              Stuart                                  FL
     63      1750-1800 West Main Street                                              Stoughton                               WI
     64      12820 West Creek Parkway                                                Richmond                                VA
     65      4100 Military Trail                                                     Jupiter                                 FL
     66      2100 East Dublin-Granville Road                                         Columbus                                OH
     67      1230 & 1246 Taylor Street, N.W.                                         Washington                              DC
     68      24840 Pico Canyon Road                                                  Stevenson Ranch                         CA
     69      8283-8393 South Memorial Drive                                          Tulsa                                   OK
     70      8081 & 8091 Alban Road                                                  Springfield                             VA
     71      2104 West Oakland Park Boulevard                                        Oakland Park                            FL
     72      25410 Marguerite Parkway                                                Mission Viejo                           CA
     73      1210, 1215, 1225 & 1235 Tryon Street                                    Sumter                                  SC
     74      3990 East Lucas Drive                                                   Beaumont                                TX
     75      482-484 West Deming Place                                               Chicago                                 IL
     76      8330 Littleton Road                                                     Fort Myers                              FL
     77      6169 US Highway 6                                                       Portage                                 IN
     78      415 North Gadsden Street                                                Tallahassee                             FL
     79      507-509 West Wrightwood Avenue                                          Chicago                                 IL
     80      734-742 West Oakdale Avenue                                             Chicago                                 IL
     81      10032 Coors Boulevard Northwest                                         Albuquerque                             NM

     NA      5870 East Broadway Boulevard                                            Tucson                                  AZ

 MORTGAGE LOAN                                                              CUT-OFF DATE           MONTHLY P&I
     NUMBER       ZIP CODE                    COUNTY                      LOAN BALANCE ($)        PAYMENTS ($)     GRACE DAYS
------------------------------------------------------------------------------------------------------------------------------------

        1          85711       Pima                                       149,846,168.99          819,039.34             0
        2          10010       New  York                                   95,555,555.67          530,879.64             0
        3          60611       Cook                                        71,500,000.00              IO                 0
        4          80265       Denver                                      44,000,000.00              IO                 0
        5          21244       Baltimore                                   41,900,000.00          Various(2)             0
        6          90212       Los Angeles                                 37,000,000.00          216,627.61             0
        7          20006       District of Columbia                        35,400,000.00          219,506.10             0
        8          30097       Fulton                                      33,000,000.00          190,696.47             0
        9          80014       Denver                                      29,973,129.87          174,120.13             0
        10         60613       Cook                                        29,958,221.25          167,996.05             0
        11         60611       Cook                                        20,143,496.19          111,959.57             0
        12         92591       Riverside                                   17,985,041.60          107,803.40             0
        13         28704       Buncombe                                    17,800,000.00          103,424.10             0
        14         60614       Cook                                        17,464,940.52          97,071.89              0
        15         91411       Los Angeles                                 16,000,000.00          95,004.25              0
        16         84123       Salt Lake                                   16,000,000.00          97,995.04              0
        17         28269       Mecklenburg                                 15,000,000.00          81,903.93              0
        18         71913       Garland                                     15,000,000.00          91,093.09              0
        19         28117       Iredell                                     14,900,000.00          81,357.91              0
        20         92110       San Diego                                   14,487,258.80          84,848.49              0
        21         60611       Cook                                        14,195,248.47          78,898.61              0
        22         60614       Cook                                        14,153,380.44          78,665.91              0
        23         33327       Broward                                     12,989,839.68          79,789.76              0
        24         53005       Waukesha                                    12,850,000.00          72,236.94              0
        25         11778       Suffolk                                     11,840,000.00          70,227.36              0
        26         30013       Rockdale                                    11,500,000.00          61,664.22              0
        27         92660       Orange                                      11,168,981.59          71,546.84              0
        28         89502       Washoe                                      10,650,000.00          61,072.27              0
        29         30517       Barrow                                      10,590,934.45          62,736.88              0
        30         94598       Contra Costa                                10,300,000.00          59,911.85              0
        31         70006       Jefferson Parish                            10,000,000.00          64,491.28              0
        32         77339       Harris                                      9,850,000.00           53,844.29              3
        33         92660       Orange                                      8,775,628.38           56,215.38              0
        34         94403       San Mateo                                   8,692,286.59           50,715.58              0
        35         92704       Orange                                      8,600,000.00           49,805.49              0
        36         94590       Solano                                      8,570,000.00           49,577.51              0
        37         78753       Travis                                      8,500,000.00           50,090.73              0
        38         84780       Washington                                  8,492,673.77           50,144.98              0
        39         07601       Bergen                                      8,400,000.00           49,233.78              0
        40         66214       Johnson                                     8,000,000.00           47,158.79              0
        41         97006       Washington                                  7,200,000.00           44,425.34              0
        42         34209       Manatee                                     7,108,484.08           45,190.71              0
        43         07663       Bergen                                      6,993,523.39           46,561.33              0
        44         07306       Hudson                                      6,894,175.11           41,058.97              0
        45        Various      Richmond City                               6,800,000.00           40,115.98              0
       45.1        23220       Richmond City
       45.2        23225       Richmond City
        46         89434       Washoe                                      6,700,000.00           38,421.05              0
        47         10017       New York                                    6,388,447.55           38,618.46              0
        48         95670       Sacramento                                  6,133,687.07           34,245.03              0
        49         33701       Pinellas                                    6,100,000.00           41,416.63              0
        50         28210       Mecklenburg                                 6,000,000.00           36,476.03              0
        51         60614       Cook                                        5,988,012.78           34,444.74              0
        52         97062       Washington                                  5,850,000.00           35,337.41              0
        53         27705       Durham                                      5,800,000.00           34,662.14              0
        54         33324       Broward                                     5,700,000.00           34,468.10              0
        55         22031       Fairfax                                     5,545,973.51           35,043.28              0
        56         27406       Guilford                                    5,250,000.00           31,240.52              0
        57         60614       Cook                                        5,028,704.44           27,240.93              0
        58         89117       Clark                                       4,186,118.68           22,675.03              0
        59        Various      Various                                     4,116,603.14           24,754.48              0
       59.1        06278       Windham
       59.2        06279       Tolland
        60         54952       Winnebago                                   3,856,000.00           23,933.19              0
        61         77433       Harris                                      3,696,769.58           21,709.86              0
        62         34994       Martin                                      3,640,000.00           28,264.60              0
        63         53589       Dane                                        3,444,000.00           21,376.01              0
        64         23238       Goochland                                   3,440,000.00           21,203.05              0
        65         33458       Palm Beach                                  3,197,234.75           18,857.69              0
        66         46229       Franklin                                    3,150,000.00           18,865.59              0
        67         20011       District of Columbia                        3,094,136.78           22,894.28              0
        68         91381       Los Angeles                                 3,055,058.47           25,337.42              5
        69         74133       Tulsa                                       2,997,546.10           18,083.07              0
        70         22150       Fairfax                                     2,698,019.10           16,977.15              0
        71         33311       Broward                                     2,650,000.00           15,837.01              0
        72         92692       Orange                                      2,500,000.00           18,316.56              0
        73         29150       Sumter                                      2,465,000.00           14,620.81              0
        74         77708       Jefferson                                   2,025,000.00           11,637.87              0
        75         60614       Cook                                        1,746,077.94            9,458.65              0
        76         33903       Lee                                         1,700,000.00           12,480.68              0
        77         46368       Porter                                      1,600,000.00            9,510.67              0
        78         32301       Leon                                        1,400,000.00            8,977.48              0
        79         60614       Cook                                        1,356,951.99            7,350.73              0
        80         60657       Cook                                        1,117,489.88            6,053.54              0
        81         87114       Bernalillo                                   940,104.57             7,565.06              5

        NA         85711       Pima                                        39,958,978.40          218,410.49             0

                                                                                           ORIGINAL TERM           REMAINING TERM
  MORTGAGE                                                                              TO MATURITY OR ARD       TO MATURITY OR ARD
LOAN NUMBER    MORTGAGE RATE           NUMBER OF UNITS         UNIT OF MEASURE               (MOS.)                   (MOS.)
-----------------------------------------------------------------------------------------------------------------------------------

     1            5.1500%                  467,141                 Sq. Ft.                      66                       65
     2            5.3043%                 2,256,552                Sq. Ft.                      120                     113
     3            5.6800%                  511,201                 Sq. Ft.                      120                     119
     4            5.0600%                  561,957                 Sq. Ft.                      60                       60
     5            6.2400%                  155,755                 Sq. Ft.                      108                     108
     6            5.7800%                  114,978                 Sq. Ft.                      120                     120
     7            5.6000%                  111,373                 Sq. Ft.                      120                     119
     8            5.6600%                    380                    Units                       120                     120
     9            5.7000%                    959                    Units                       60                       59
     10           5.3600%                    190                    Units                       84                       81
     11           5.2800%                    146                    Units                       84                       81
     12           5.9900%                   77,251                 Sq. Ft.                      120                     119
     13           5.7100%                    276                    Units                       120                     119
     14           5.2800%                    177                    Units                       84                       81
     15           5.9100%                    169                    Units                       120                     119
     16           6.2000%                  124,462                 Sq. Ft.                      120                     119
     17           5.1500%                    288                    Units                       60                       60
     18           6.1200%                  318,645                 Sq. Ft.                      120                     120
     19           5.1500%                    268                    Units                       60                       59
     20           5.7750%                  101,893                 Sq. Ft.                      120                     119
     21           5.2800%                    150                    Units                       84                       81
     22           5.2800%                    176                    Units                       84                       81
     23           6.2200%                  111,989                 Sq. Ft.                      120                     119
     24           5.4100%                  219,665                 Sq. Ft.                      60                       58
     25           5.9000%                   95,029                 Sq. Ft.                      120                     120
     26           4.9900%                  102,707                 Sq. Ft.                      120                     120
     27           5.9100%                    915                    Units                       120                     118
     28           5.5900%                    218                    Pads                        120                     120
     29           5.8800%                   79,047                 Sq. Ft.                      120                     119
     30           5.7200%                   1,195                   Units                       120                     120
     31           6.0100%                   98,153                 Sq. Ft.                      120                     120
     32           5.1600%                  151,154                 Sq. Ft.                      60                       59
     33           5.9100%                    755                    Units                       120                     118
     34           5.7400%                     96                    Units                       120                     119
     35           5.6800%                    112                    Units                       120                     120
     36           5.6700%                    253                    Pads                        120                     120
     37           5.8400%                    476                    Units                       120                     120
     38           5.8500%                   60,742                 Sq. Ft.                      120                     119
     39           5.7900%                    135                    Units                       120                     120
     40           5.4400%                   53,730                 Sq. Ft.                      60                       60
     41           6.2700%                  125,641                 Sq. Ft.                      120                     120
     42           6.5400%                   40,535                 Sq. Ft.                      120                     118
     43           6.6500%                   83,049                 Sq. Ft.                      240                     239
     44           5.9300%                    116                    Units                       120                     119
     45           5.8500%                   77,086                 Sq. Ft.                      120                     120
    45.1                                    71,021                 Sq. Ft.
    45.2                                    6,065                  Sq. Ft.
     46           5.5900%                    151                    Pads                        120                     120
     47           6.0600%                   37,486                 Sq. Ft.                      120                     118
     48           5.3100%                    160                    Units                       120                     116
     49           6.5600%                     91                    Rooms                       120                     120
     50           6.1300%                   54,353                 Sq. Ft.                      120                     119
     51           5.6000%                     46                    Units                       120                     118
     52           6.0700%                   50,836                 Sq. Ft.                      120                     120
     53           5.9700%                    136                    Units                       120                     119
     54           6.0800%                   61,317                 Sq. Ft.                      120                     118
     55           6.4900%                   12,738                 Sq. Ft.                      120                     119
     56           5.9300%                   63,350                 Sq. Ft.                      120                     120
     57           5.0600%                     57                    Units                       60                       58
     58           5.0500%                   26,307                 Sq. Ft.                      120                     117
     59           6.0200%                     96                    Units                       120                     119
    59.1                                      48                    Units
    59.2                                      48                    Units
     60           5.6100%                   68,485                 Sq. Ft.                      60                       58
     61           5.8000%                   14,560                 Sq. Ft.                      120                     119
     62           7.0200%                    126                    Rooms                       84                       84
     63           5.6100%                   92,452                 Sq. Ft.                      60                       58
     64           6.2600%                   49,648                 Sq. Ft.                      180                     180
     65           5.8400%                   10,908                 Sq. Ft.                      120                     119
     66           5.9900%                   11,348                 Sq. Ft.                      120                     120
     67           6.3800%                   34,278                 Sq. Ft.                      240                     239
     68           8.3000%                   20,970                 Sq. Ft.                      132                      89
     69           6.0500%                   26,120                 Sq. Ft.                      120                     119
     70           6.4500%                   18,000                 Sq. Ft.                      120                     119
     71           5.9700%                   13,905                 Sq. Ft.                      120                     120
     72           6.1900%                   23,340                 Sq. Ft.                      240                     240
     73           5.9000%                     48                    Units                       120                     120
     74           5.6100%                   13,500                 Sq. Ft.                      120                     120
     75           5.0600%                     6                     Units                       60                       58
     76           5.4900%                   1,197                   Units                       216                     216
     77           5.9200%                   55,344                 Sq. Ft.                      84                       84
     78           5.9500%                     48                    Units                       120                     120
     79           5.0600%                     7                     Units                       60                       58
     80           5.0600%                     9                     Units                       60                       58
     81           8.7000%                   6,580                  Sq. Ft.                      120                      73

     NA           5.1500%                  467,141                 Sq. Ft.                      66                       65

                  MATURITY
  MORTGAGE       DATE OR ARD    ORIGINAL AMORT          REMAINING               GROUND                MASTER SERVICING      ARD
LOAN NUMBER          (MOS.)       TERM (MOS.)          AMORT TERM               LEASE                     FEE RATE         LOANS
------------------------------------------------------------------------------------------------------------------------------------

     1            01/11/10            360                  359                    N                       0.04000%           N
     2            01/11/14            360                  360                    N                       0.04000%           Y
     3            07/11/14            IO                   IO                     N                       0.04000%           N
     4            08/11/09            IO                   IO                     N                       0.04000%           N
     5            08/11/13            360                  360                    N                       0.04000%           Y
     6            08/11/14            360                  360                    Y                       0.04000%           N
     7            07/11/14            300                  300                    N                       0.04000%           Y
     8            08/11/14            360                  360                    N                       0.04000%           N
     9            07/11/09            360                  359                    N                       0.04000%           Y
     10           05/11/11            360                  357                    N                       0.04000%           Y
     11           05/11/11            360                  357                    N                       0.04000%           Y
     12           07/11/14            360                  359                    N                       0.04000%           Y
     13           07/11/14            360                  360                    N                       0.04000%           Y
     14           05/11/11            360                  357                    N                       0.04000%           Y
     15           07/11/14            360                  360                    N                       0.04000%           N
     16           07/11/14            360                  360                    N                       0.04000%           Y
     17           08/11/09            360                  360                    N                       0.04000%           N
     18           08/11/14            360                  360                    N                       0.04000%           N
     19           07/11/09            360                  360                    N                       0.04000%           N
     20           07/11/14            360                  359                    N                       0.04000%           Y
     21           05/11/11            360                  357                    N                       0.04000%           Y
     22           05/11/11            360                  357                    N                       0.04000%           Y
     23           07/11/14            360                  359                    N                       0.04000%           Y
     24           06/11/09            360                  360                    N                       0.04000%           Y
     25           08/11/14            360                  360                    N                       0.04000%           N
     26           08/11/14            360                  360                    N                       0.04000%           N
     27           06/11/14            300                  298                    N                       0.04000%           N
     28           08/11/14            360                  360                    N                       0.04000%           Y
     29           07/11/14            360                  359                    N                       0.04000%           N
     30           08/11/14            360                  360                    N                       0.04000%           N
     31           08/10/14            300                  300                    Y                       0.09000%           Y
     32           07/01/09            360                  360                    N                       0.04000%           N
     33           06/11/14            300                  298                    N                       0.04000%           N
     34           07/11/14            360                  359                    N                       0.04000%           Y
     35           08/11/14            360                  360                    N                       0.07000%           Y
     36           08/11/14            360                  360                    N                       0.04000%           N
     37           08/11/14            360                  360                    N                       0.04000%           N
     38           07/11/14            360                  359                    N                       0.04000%           Y
     39           08/11/14            360                  360                    N                       0.04000%           N
     40           08/11/09            324                  324                    N                       0.04000%           Y
     41           08/11/14            360                  360                    N                       0.04000%           N
     42           06/11/14            360                  358                    N                       0.04000%           N
     43           07/11/24            324                  323                    Y                       0.04000%           N
     44           07/11/14            360                  359                    N                       0.04000%           N
     45           08/11/14            360                  360                    N                       0.04000%           N
    45.1
    45.2
     46           08/11/14            360                  360                    N                       0.04000%           Y
     47           06/11/14            360                  358                    Y                       0.04000%           N
     48           04/11/14            360                  356                    N                       0.04000%           N
     49           08/11/14            300                  300          Fee and Leasehold                 0.04000%           N
     50           07/11/14            360                  360                    N                       0.04000%           Y
     51           06/11/14            360                  358                    N                       0.04000%           Y
     52           08/11/14            360                  360                    N                       0.04000%           N
     53           07/11/14            360                  360                    N                       0.04000%           Y
     54           06/11/14            360                  360                    N                       0.04000%           Y
     55           07/11/14            360                  359                    N                       0.04000%           Y
     56           08/11/14            360                  360                    N                       0.04000%           N
     57           06/11/09            360                  358                    N                       0.04000%           Y
     58           05/11/14            360                  357                    N                       0.04000%           Y
     59           07/11/14            360                  359                    N                       0.04000%           Y
    59.1
    59.2
     60           06/11/09            300                  300                    N                       0.04000%           Y
     61           07/11/14            360                  359                    N                       0.04000%           N
     62           08/11/11            240                  240                    N                       0.04000%           Y
     63           06/11/09            300                  300                    N                       0.04000%           Y
     64           08/11/19            360                  360                    N                       0.04000%           N
     65           07/11/14            360                  359                    N                       0.04000%           Y
     66           08/11/14            360                  360                    N                       0.04000%           Y
     67           07/01/24            240                  239                    N                       0.04000%           N
     68           01/01/12            300                  257                    N                       0.04000%           N
     69           07/11/14            360                  359                    N                       0.04000%           N
     70           07/01/14            360                  359                    N                       0.04000%           N
     71           08/11/14            360                  360                    N                       0.04000%           Y
     72           08/11/24            240                  240                    N                       0.04000%           N
     73           08/11/14            360                  360                    N                       0.11000%           N
     74           08/11/14            360                  360                    N                       0.04000%           Y
     75           06/11/09            360                  358                    N                       0.04000%           Y
     76           08/11/22            216                  216                    N                       0.04000%           N
     77           08/11/11            360                  360                    N                       0.04000%           N
     78           08/11/14            300                  300                    N                       0.04000%           N
     79           06/11/09            360                  358                    N                       0.04000%           Y
     80           06/11/09            360                  358                    N                       0.04000%           Y
     81           09/01/10            360                  313                    N                       0.04000%           N

     NA           01/11/10            360                  359                    N                       0.01000%           N

  MORTGAGE     ANTICIPATED                                                                                                   Loan
LOAN NUMBER   REPAYMENT DATE                     Additional Interest Rate                                                 Originator
------------------------------------------------------------------------------------------------------------------------------------

     1                                                                                                                      Wachovia
     2           01/11/14       Greater of initial rate + 2.0% or Treasury + 2.0%                                           Wachovia
     3                                                                                                                      Wachovia
     4                                                                                                                      Wachovia
     5           08/11/13       Greater of Initial Rate + 4% or Treasury Index + 3.65%                                       Artesia
     6                                                                                                                      Wachovia
     7           07/11/14       Greater of initial interest rate plus 3.0% or TCMYI plus 3.0%                               Wachovia
     8                                                                                                                      Wachovia
     9           07/11/09       Greater of initial rate plus 3% or Treasury Constant Maturity Yield Index plus 3%           Wachovia
     10          05/11/11       Greater of initial interest rate plus 3% or TCMYI plus 3%                                   Wachovia
     11          05/11/11       Greater of initial interest rate plus 3% or TCMYI plus 3%                                   Wachovia
     12          07/11/14       Greater of initial interest rate plus 3% or TCMYI plus 3%                                   Wachovia
     13          07/11/14       Greater of initial interest rate plus 3% or TCMYI plus 3%                                   Wachovia
     14          05/11/11       Greater of initial interest rate plus 3% or TCMYI plus 3%                                   Wachovia
     15                                                                                                                     Wachovia
     16          07/11/14       Greater of initial rate + 3% or Treasury Constant Yield Index + 3%                          Wachovia
     17                                                                                                                     Wachovia
     18                                                                                                                     Wachovia
     19                                                                                                                     Wachovia
     20          07/11/14       Greater of interest rate plus 3% or TCMYI plus 3%.                                          Wachovia
     21          05/11/11       Greater on initial interest rate plus 3% or TCMYI plus 3%                                   Wachovia
     22          05/11/11       Greater of initial interest rate plus 3% or TCMYI plus 3%                                   Wachovia
     23          07/11/14       Greater of interest rate plus 3% or TCMYI plus 3%                                           Wachovia
     24          06/11/09       Greater of initial interest rate plus 3.0% or TCMYI plus 3.0%                               Wachovia
     25                                                                                                                     Wachovia
     26                                                                                                                     Wachovia
     27                                                                                                                     Wachovia
     28          08/11/14       Greater of interest rate plus 3% or TCMYI plus 3%.                                          Wachovia
     29                                                                                                                     Wachovia
     30                                                                                                                      Artesia
     31          08/10/14       Greater of initial Term Interest Rate plus 3% and the Treasury Rate plus 3%                 Wachovia
     32                                                                                                                     Wachovia
     33                                                                                                                     Wachovia
     34          07/11/14       Greater of initial interest rate plus 3.0% or TCMYI plus 3.0%                               Wachovia
     35          08/11/14       Greater of interest rate plus 3% or TCMYI plus 3%.                                          Wachovia
     36                                                                                                                     Wachovia
     37                                                                                                                     Wachovia
     38          07/11/14       Greater of initial interest rate + 3.0% or TCMYI + 3.0%                                     Wachovia
     39                                                                                                                     Wachovia
     40          08/11/09       Greater of Initial Rate + 4% or Treasury Index + 3.6%                                        Artesia
     41                                                                                                                     Wachovia
     42                                                                                                                     Wachovia
     43                                                                                                                      Artesia
     44                                                                                                                     Wachovia
     45                                                                                                                     Wachovia
    45.1
    45.2
     46          08/11/14       Greater of interest rate plus 3% or TCMYI plus 3%.                                          Wachovia
     47                                                                                                                     Wachovia
     48                                                                                                                      Artesia
     49                                                                                                                     Wachovia
     50          07/11/14       Greater of initial interest rate plus 3.0% or TCMYI plus 3.0%                               Wachovia
     51          06/11/14       Greater of initial interest rate plus 3% or TCMYI plus 3%                                   Wachovia
     52                                                                                                                     Wachovia
     53          07/11/14       Greater of initial interest rate plus 3% or TCMYI plus 3%                                   Wachovia
     54          06/11/14       Greater of initial interest rate plus 3% or TCMYI plus 3%                                   Wachovia
     55          07/11/14       Greater of initial interest rate plus 3.0% or TCMYI plus 3.0%                               Wachovia
     56                                                                                                                     Wachovia
     57          06/11/09       Greater of initial interest rate plus 3% or TCMYI plus 3%                                   Wachovia
     58          05/11/14       Greater of interest rate plus 3% or TCMYI plus 3%                                           Wachovia
     59          07/11/14       Greater of initial interest rate plus 3.0% or TCMYI plus 3.0%                               Wachovia
    59.1
    59.2
     60          06/11/09       Greater of initial interest rate plus 3.0% or TCMYI plus 3.0%                               Wachovia
     61                                                                                                                      Artesia
     62          08/11/11       Greater of Initial Rate + 4% or Treasury Index + 6.75%                                       Artesia
     63          06/11/09       Greater of initial interest rate plus 3.0% or TCMYI plus 3.0%                               Wachovia
     64                                                                                                                     Wachovia
     65          07/11/14       Greater of Initial Rate + 4% or Treasury Index + 5.1%                                        Artesia
     66          08/11/14       Greater of interest rate plus 3% or TCMYI plus 3%                                           Wachovia
     67                                                                                                                     Wachovia
     68                                                                                                                      Artesia
     69                                                                                                                      Artesia
     70                                                                                                                     Wachovia
     71          08/11/14       Greater of Initial Rate + 4% or Treasury Index + 5.28%                                       Artesia
     72                                                                                                                      Artesia
     73                                                                                                                      Artesia
     74          08/11/14       Greater of Initial Rate + 4% or Treasury Index + 5.25%                                       Artesia
     75          06/11/09       Greater of initial interest rate plus 3% or TCMYI plus 3%                                   Wachovia
     76                                                                                                                      Artesia
     77                                                                                                                     Wachovia
     78                                                                                                                      Artesia
     79          06/11/09       Greater of initial interest rate plus 3% or TCMYI plus 3%                                   Wachovia
     80          06/11/09       Greater of initial interest rate plus 3% or TCMYI plus 3%                                   Wachovia
     81                                                                                                                      Artesia

     NA                                                                                                                     Wachovia

   MORTGAGE    ENVIRONMENTAL    CROSS COLLATERALIZED AND               DEFEASANCE        EARLY                           INTEREST
 LOAN NUMBER    INSURANCE       CROSS DEFAULTED LOAN FLAG                  LOAN        DEFEASANCE   SECURED BY LC     ACCRUAL METHOD
------------------------------------------------------------------------------------------------------------------------------------

      1              N                                                       Y             N                             Actual/360
      2              N                                                       Y             N                             Actual/360
      3              N                                                       Y             N                             Actual/360
      4              N                                                       Y             N                               30/360
      5              N                                                       Y             N                             Actual/360
      6              N                                                       Y             N                Y            Actual/360
      7              N                                                       Y             N                               30/360
      8              N                                                       Y             N                             Actual/360
      9              N                                                       Y             N                             Actual/360
      10             N                   BJB Portfolio                       Y             N                             Actual/360
      11             N                   BJB Portfolio                       Y             N                             Actual/360
      12             N                                                       Y             N                             Actual/360
      13             N                                                       Y             N                             Actual/360
      14             N                   BJB Portfolio                       Y             N                             Actual/360
      15             N                                                       Y             N                             Actual/360
      16             N                                                       Y             N                Y            Actual/360
      17             N                                                       Y             N                             Actual/360
      18             N                                                       Y             N                             Actual/360
      19             N                                                       Y             N                             Actual/360
      20             N                                                       Y             N                             Actual/360
      21             N                   BJB Portfolio                       Y             N                             Actual/360
      22             N                   BJB Portfolio                       Y             N                             Actual/360
      23             N                                                       Y             N                             Actual/360
      24             N                                                       Y             N                             Actual/360
      25             N                                                       Y             N                             Actual/360
      26             N                                                       Y             N                             Actual/360
      27             N                                                       Y             N                             Actual/360
      28             N                                                       N             N                             Actual/360
      29             N                                                       Y             N                             Actual/360
      30             N                                                       N             N                             Actual/360
      31             N                                                       Y             N                             Actual/360
      32             N                                                       N             N                             Actual/360
      33             N                                                       Y             N                             Actual/360
      34             N                                                       Y             N                             Actual/360
      35             N                                                       Y             N                             Actual/360
      36             N                                                       Y             N                             Actual/360
      37             N                                                       Y             N                             Actual/360
      38             N                                                       Y             N                             Actual/360
      39             N                                                       Y             N                             Actual/360
      40             N                                                       Y             N                             Actual/360
      41             N                                                       Y             N                Y            Actual/360
      42             Y                                                       Y             N                             Actual/360
      43             N                                                       Y             N                Y            Actual/360
      44             N                                                       Y             N                             Actual/360
      45             N                                                       Y             N                             Actual/360
     45.1
     45.2
      46             N                                                       N             N                             Actual/360
      47             N                                                       Y             N                             Actual/360
      48             N                                                       Y             N                             Actual/360
      49             N                                                       Y             N                             Actual/360
      50             N                                                       Y             N                             Actual/360
      51             N                   BJB Portfolio                       Y             N                             Actual/360
      52             N                                                       Y             N                             Actual/360
      53             N                                                       Y             N                             Actual/360
      54             N                                                       Y             N                             Actual/360
      55             N                                                       Y             N                             Actual/360
      56             N                                                       Y             N                             Actual/360
      57             N                   BJB Portfolio                       Y             N                             Actual/360
      58             N                                                       Y             N                             Actual/360
      59             N                                                       Y             N                             Actual/360
     59.1
     59.2
      60             N             Stoughton / Piggly Wiggly                 Y             N                             Actual/360
      61             N                                                       N             N                             Actual/360
      62             N                                                       Y             N                             Actual/360
      63             N             Stoughton / Piggly Wiggly                 Y             N                             Actual/360
      64             N                                                       Y             N                Y            Actual/360
      65             N                                                       Y             N                             Actual/360
      66             N                                                       Y             N                             Actual/360
      67             N                                                       Y             N                             Actual/360
      68             N                                                       Y             N                             Actual/360
      69             N                                                       Y             N                             Actual/360
      70             N                                                       Y             N                             Actual/360
      71             N                                                       Y             N                             Actual/360
      72             N                                                       Y             N                             Actual/360
      73             N                                                       Y             N                             Actual/360
      74             N                                                       Y             N                             Actual/360
      75             N                   BJB Portfolio                       Y             N                             Actual/360
      76             N                                                       N             N                             Actual/360
      77             N                                                       Y             N                             Actual/360
      78             N                                                       Y             N                             Actual/360
      79             N                   BJB Portfolio                       Y             N                             Actual/360
      80             N                   BJB Portfolio                       Y             N                             Actual/360
      81             N                                                       Y             N                             Actual/360

      NA             N                                                       Y             N                             Actual/360

                                                                        INITIAL DEPOSIT
                                                      ANNUAL DEPOSIT       TO CAPITAL                                ONGOING
  MORTGAGE     INTEREST ACCRUAL                      TO REPLACEMENT      IMPROVEMENTS       INITIAL TI/LC             TI/LC
LOAN NUMBER    METHOD DURING IO      LOCKBOX             RESERVE            RESERVE             ESCROW               FOOTNOTE
------------------------------------------------------------------------------------------------------------------------------------

     1                                Day 1
     2            Actual/360          Day 1              225,655                                                       (1)
     3            Actual/360          Day 1              56,232                                425,000                 (1)
     4              30/360          Springing                              326,238
     5            Actual/360          Day 1              31,151
     6                                Day 1
     7              30/360          Springing             7,687                                                        (1)
     8            Actual/360                             85,500
     9                              Springing            232,078           371,625
     10                             Springing            42,750             23,000
     11                             Springing            32,850
     12                             Springing             7,725                                90,000                  (1)
     13           Actual/360        Springing
     14                             Springing            39,825             15,000
     15           Actual/360                             34,000             31,239
     16           Actual/360        Springing             8,712                                                        (1)
     17           Actual/360
     18                                                  57,356             6,250
     19           Actual/360
     20                             Springing            31,488             22,846             150,000                 (1)
     21                             Springing            33,750             6,250
     22                             Springing            39,600             11,031
     23                             Springing             3,782                                                        (1)
     24           Actual/360        Springing             9,073             5,000
     25             30/360            Day 1               9,503                                                        (1)
     26                                                   8,217             8,123
     27
     28                             Springing                               3,750
     29
     30
     31                               Day 1              26,496             76,766
     32           Actual/360                                                                   200,000
     33
     34                             Springing            23,608
     35           Actual/360        Springing            33,504             2,675
     36                                                  12,191             12,188
     37           Actual/360                             117,572           143,231
     38                             Springing             2,426                                432,400                 (1)
     39                                                  32,001             4,375
     40                             Springing            10,746
     41
     42                                                   6,080             2,563                                      (1)
     43                                                  17,440                                350,000                 (1)
     44                                                  28,500             40,938
     45                                                   1,917
    45.1
    45.2
     46                             Springing            11,112
     47                                                   4,498             4,500              400,000
     48                               Day 1              48,000             47,375
     49                                                  117,636
     50           Actual/360        Springing                                                                          (1)
     51                             Springing            11,500             2,250
     52
     53           Actual/360        Springing            40,800             62,750
     54           Actual/360        Springing            11,037                                50,000                  (1)
     55                             Springing
     56                                                   6,335             19,375
     57                             Springing            12,825             2,625
     58                             Springing             2,844                                                        (1)
     59                             Springing            26,496             59,715
    59.1
    59.2
     60           Actual/360        Springing
     61                                                   2,184
     62                               Day 1              53,439
     63           Actual/360        Springing             9,245             2,875                                      (1)
     64                                                   4,965
     65                             Springing
     66                             Springing
     67                               Day 1               6,864                                 3,000                  (1)
     68                                                   3,146                                150,000                 (1)
     69                                                   3,918                                                        (1)
     70                                                   2,700              225                1,250                  (1)
     71                             Springing
     72                                                   5,858                                                        (1)
     73                                                  10,800
     74                             Springing             2,025
     75                             Springing             1,518
     76                                                   9,668
     77                             Springing
     78                                                  13,200             18,750
     79                             Springing             2,023             3,625
     80                             Springing             2,727             10,194
     81                                                    987                                                         (1)

     NA

(1) In addition to any such escrows funded at loan closing for potential TI/LC, these Mortgage Loans require funds to be escrowed during some or all of the loan term for TI/LC

(2) Fixed monthly payments of principal and interest for the first 12 months on a 20-year amortization schedule, interest-only payments for months 13 through 36, and thereafter, fixed monthly payments of principal and interest on a 30-year amortization schedule.

                                      B-1

                                   EXHIBIT C-1

                Schedule of Exceptions to Mortgage File Delivery

                  Wachovia Commercial Mortgage Securities Inc.
          Commercial Mortgage Pass-Through Certificates Series 2004-C14

                                     [NONE]

                                     C-1-1

                                   EXHIBIT C-2

                         FORM OF CUSTODIAL CERTIFICATION

                                                                          [Date]

Wachovia Bank, National Association
301 South College Street
One Wachovia Center
Charlotte, North Carolina  28288

Artesia Mortgage Capital Corporation
1180 NW Maple Street
Suite 202
Issaquah, Washington  98027

Wachovia Commercial Mortgage Securities, Inc.
301 South College Street
One Wachovia Center
Charlotte, North Carolina  28288
Attention:  Barry Reiner

Wachovia Bank, National Association
8739 Research Drive - URP4, NC  1075
Charlotte, North Carolina  28262-1075
Attention:    Wachovia Bank Commercial Mortgage Trust
              Commercial Mortgage Pass-Through Certificates, Series 2004-C14

Allied Capital Corporation
1919 Pennsylvania Avenue, 3rd Floor
Washington, D.C. 20006
Attention:  John Scheurer

         Re:   Wachovia Bank Commercial Mortgage Trust
               Commercial Mortgage Pass-Through Certificates, Series 2004-C14

Ladies and Gentlemen:

     (a) LaSalle Bank National Association, as Trustee, hereby certifies to the above referenced parties that, with respect to each Mortgage Loan (and with respect to a Companion Loan and the 2004-C10 Serviced Mortgage Loans, only those items required pursuant to the definition of "Mortgage File") listed in the
Mortgage Loan Schedule, except as specifically identified in the schedule of exceptions annexed thereto, (i) without regard to the proviso in the definition of "Mortgage File," all documents specified in clauses (i), (ii), (iv)(a), (v)
and (vii), and to the extent provided in the related Mortgage File and actually known by a Responsible Officer of the Trustee to be required, clauses (iii),
(iv)(b), (iv)(c), (vi), (viii), (ix)(a) and (xii) of the definition of "Mortgage
File" are in its possession, (ii) all documents delivered or caused to be delivered by the applicable Mortgage Loan Seller constituting the related
Mortgage File have

                                C-2-1

been reviewed by it and appear regular on their face and appear to relate to such Mortgage Loan, (iii) based on such examination and only as to the foregoing documents, the information set forth in the Mortgage Loan Schedule for such
Mortgage Loan with respect to the items specified in clauses (v) and (vi)(c) of the definition of "Mortgage Loan Schedule" is correct and (iv) solely with respect to the Companion Loans, all documents specified in clause (xiii) of the definition of Mortgage File are in its possession. Further, with respect to the documents described in clause (viii) of the definition of Mortgage File, the
Trustee may assume, for purposes of the certification delivered in this Section
2.02(b) and for purposes of determining (subject to the proviso at the end of this sentence) where to file UCC Financing Statements, that the related Mortgage
File should include one state level UCC Financing Statement filing in the state of incorporation of the Mortgagor for each Mortgaged Property (or with respect to any Mortgage Loan that has two or more Mortgagors, for each Mortgagor);
provided, however, that to the extent the Trustee has actual knowledge or is notified of any fixture or real property UCC Financing Statements filed in the county of the state where the related Mortgaged Property is located, the Trustee shall file an assignment to the Trust Fund with respect to such UCC Financing
Statements in the appropriate jurisdiction under the UCC at the expense of the related Mortgage Loan Seller. The UCC Financing Statements to be assigned to the
Trust Fund pursuant to Section 2.01(d) will be delivered by the related Mortgage
Loan Seller to the Trustee on the new national forms, in recordable form and completed pursuant to Revised Article IX of the UCC. The Trustee will submit such UCC Financing Statements for filing in the state of incorporation of the related Mortgagor as so indicated on the documents provided.

         None of the Trustee, the Master Servicer, the Special Servicer or any
Custodian is under any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the
Mortgage Loans delivered to it to determine that the same are valid, legal, effective, genuine, enforceable, in recordable form, sufficient or appropriate for the represented purpose or that they are other than what they purport to be on their face. Capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to them under the Pooling and Servicing
Agreement.

                                     Respectfully,

                                           Name:
                                                --------------------------------
                                           Title:
                                                 -------------------------------

                                     C-2-2

                                   EXHIBIT D-1

                   FORM OF MASTER SERVICER REQUEST FOR RELEASE

                                                                         [Date]

LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois  60603
Attn:  Global Securitization Trust Services Group-Mortgage Document Custody

         Re:  Wachovia Bank Commercial Mortgage Trust,
              Commercial Mortgage Pass-Through Certificates, Series 2004-C14

Ladies and Gentlemen:

         In connection with the administration of the Mortgage Files held by you as Trustee under a certain Pooling and Servicing Agreement dated as of
         August 1, 2004 (the "Pooling and Servicing Agreement"), by and among
         Wachovia Commercial Mortgage Securities, Inc., as Depositor, Wachovia
         Bank, National Association, as Master Servicer, Allied Capital
         Corporation, as Special Servicer, ABN AMRO Bank N.V., as Fiscal Agent,
         and you, as Trustee, the undersigned hereby requests a release of the
         Mortgage File (or the portion thereof specified below) held by you with respect to the following described Mortgage Loan for the reason indicated below.

Property Name:

Property Address:

Control No.:

         The Mortgage File should be delivered to the following:

                                       -----------------------------------------

                                       -----------------------------------------

                                       -----------------------------------------

                                  Attn:
                                       -----------------------------------------
                                  Phone:
                                        ----------------------------------------

                                   D-1-1

If only particular documents in the Mortgage File are requested, please specify which:

Reason for requesting file (or portion thereof):

_____           1.        Mortgage Loan paid in full.
                          The Master Servicer hereby certifies that all amounts
                          received in connection with the Mortgage Loan that are
                          required to be credited to the Certificate Account
                          pursuant to the Pooling and Servicing Agreement have
                          been or will be so credited.
_____           2.        Other.  (Describe)

                          ------------------------------------------------------

                          ------------------------------------------------------

         The undersigned acknowledges that the above Mortgage File (or requested portion thereof) will be held by the undersigned in accordance with the provisions of the Pooling and Servicing Agreement and will be returned to you or your designee within ten (10) days of our receipt thereof, unless the Mortgage
Loan has been paid in full, in which case the Mortgage File (or such portion thereof) will be retained by us permanently.

         Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.

                                         WACHOVIA BANK, NATIONAL
                                             ASSOCIATION, as Master Servicer

                                         By:
                                            ------------------------------------
                                              Name:
                                                   -----------------------------
                                              Title:
                                                    ----------------------------

                                   D-1-2

                                   EXHIBIT D-2

                  FORM OF SPECIAL SERVICER REQUEST FOR RELEASE

                                                                          [Date]

LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois  60603
Attn:  Global Securitization Trust Services Group-Mortgage Document Custody

         Re:      Wachovia Bank Commercial Mortgage Trust,
                  Commercial Mortgage Pass-Through Certificates, Series 2004-C14

Ladies and Gentlemen:

         In connection with the administration of the Mortgage Files held by you as Trustee under a certain Pooling and Servicing Agreement dated as of August 1,
2004 (the "Pooling and Servicing Agreement"), by and among Wachovia Commercial
Mortgage Securities, Inc., as Depositor, Wachovia Bank, National Association, as
Master Servicer, Allied Capital Corporation, as Special Servicer, ABN AMRO Bank
N.V., as Fiscal Agent, and you, as Trustee, the undersigned hereby requests a release of the Mortgage File (or the portion thereof specified below) held by you with respect to the following described Mortgage Loan for the reason indicated below.

Property Name:

Property Address:

Control No.:

         The Mortgage File should be delivered to the following:

                                           -------------------------------------

                                           -------------------------------------

                                           -------------------------------------

                                           Attn:
                                                --------------------------------
                                           Phone:
                                                 -------------------------------

                                  D-2-1

If only particular documents in the Mortgage File are requested, please specify which:

Reason for requesting file (or portion thereof):

_____           1.        The Mortgage Loan is being foreclosed.
_____           2.        Other.  (Describe)

                          ------------------------------------------------------

                          ------------------------------------------------------

         The undersigned acknowledges that the above Mortgage File (or requested portion thereof) will be held by the undersigned in accordance with the provisions of the Pooling and Servicing Agreement and will be returned to you or your designee within ten (10) days of our receipt thereof, unless the Mortgage
Loan is being foreclosed, in which case the Mortgage File (or such portion thereof) will be returned when no longer required by us for such purpose.

         Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.

                           ALLIED CAPITAL CORPORATION,
                               as Special Servicer

                               By:
                                  ----------------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------

                                 D-2-2

                                    EXHIBIT E

                 CALCULATION OF NOI/DEBT SERVICE COVERAGE RATIOS

         "Net Cash Flow" shall mean the revenue derived from the use and operation of a Mortgaged Property less operating expenses (such as utilities, administrative expenses, repairs and maintenance, tenant improvement costs, leasing commissions, management fees and advertising), fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments) and replacement reserves and an allowance for vacancies and credit losses. Net Cash
Flow does not reflect interest expenses and non-cash items such as depreciation and amortization, and generally does not reflect capital expenditures, but does reflect reserves for replacements and an allowance for vacancies and credit losses.

         In determining vacancy for the "revenue" component of Net Cash Flow for each Rental Property, the Special Servicer shall rely on the most recent rent roll supplied by the related borrower and where the actual vacancy shown thereon and the market vacancy is less than 1%, the Special Servicer shall assume a 1%
vacancy in determining revenue from rents, except that in the case of certain anchored shopping centers, space occupied by anchor or single tenants or other large tenants shall be disregarded in performing the vacancy adjustment due to the length of the related leases or creditworthiness of such tenants, in accordance with the respective Mortgage Loan Seller's underwriting standards.
Where the actual or market vacancy was not less than 5.0%, the Special Servicer shall determine revenue from rents by generally relying on the most recent roll supplied and the greater of (a) actual historical vacancy at the related
Mortgaged Property, and (b) historical vacancy at comparable properties in the same market as the related Mortgaged Property. In determining rental revenue for multifamily, self-storage and mobile home park properties, the Special Servicer shall either review rental revenue shown on the certified rolling 12-month operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or operating statements with respect to the prior one to twelve month periods. For the other Rental Properties, the Special
Servicer shall annualize rental revenue shown on the most recent certified rent roll, after applying the vacancy factor, without further regard to the terms
(including expiration dates) of the leases shown thereon. In the case of hospitality properties, gross receipts shall be determined on the basis of adjusted average occupancy not to exceed 75.0% and daily rates achieved during the prior two to three year annual reporting period. In the case of residential health care facilities, receipts shall be based on historical occupancy levels, historical operating revenues and the then current occupancy rates. Occupancy rates for private health care facilities shall be within current market ranges and vacancy levels shall be at a minimum of 1%. In general, any non-recurring items and non-property related revenue shall be eliminated from the calculation except in the case of residential health care facilities.

         In determining the "expense" component of Net Cash Flow for each
Mortgaged Property, the Special Servicer shall rely on the rolling 12-month operating statements and/or full-year or year-to-date financial statements supplied by the related borrower, except that (a) if tax or insurance expense information more current than that reflected in the financial statements is

                                     E-1

available, the newer information shall be used, (b) with respect to each
Mortgaged Property, property management fees shall be assumed to be 3% to 7% of effective gross revenue (except with respect to hospitality properties, where a minimum of 3.1% of gross receipts shall be assumed, and with respect to limited service hospitality properties, where a minimum of 4.0% of gross receipts shall be assumed and, with respect to single tenant properties, where fees as low as
3% of effective gross receipts shall be assumed), (c) assumptions shall be made with respect to reserves for leasing commission, tenant improvement expenses and capital expenditures and (d) expenses shall be assumed to include annual replacement reserves. In addition, in some instances, the Special Servicer may recharacterize as capital expenditures those items reported by borrowers as operating expenses (thus increasing "net cash flow") where determined appropriate.

                                    E-2

                                    EXHIBIT F

                                   [Reserved].

                                      F-1

                                   EXHIBIT G-1

                         FORM OF TRANSFEROR CERTIFICATE

                                                                          [Date]

LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois  60603
Attn:    Global Securitization Trust Services Group - Wachovia Bank
         Commercial Mortgage Trust, Commercial Mortgage Pass-Through
         Certificates, Series 2004-C14

         Re:      Wachovia Bank Commercial Mortgage Trust,
                  Commercial Mortgage Pass-Through Certificates,
                  Series 2004-C14 (the "Certificates")

Ladies and Gentlemen:

         This letter is delivered to you in connection with the transfer by
____________________ (the "Transferor") to _______________________ (the
"Transferee") of a Certificate (the "Transferred Certificate") having an initial
[principal balance] [notional amount] as of August 25, 2004 (the "Closing Date")
of $_____________ evidencing a __% interest in the Class to which it belongs.
The Certificates were issued pursuant to the Pooling and Servicing Agreement
(the "Pooling and Servicing Agreement"), dated as of August 1, 2004, among
Wachovia Commercial Mortgage Securities, Inc., as depositor, Wachovia Bank,
National Association, as master servicer, Allied Capital Corporation, as special servicer, LaSalle Bank National Association, as trustee, and ABN AMRO Bank N.V., as fiscal agent. All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Certificate Registrar, that:

    1.   The Transferor is the lawful owner of the Transferred Certificate with the full right to transfer such Certificate free from any and all claims and encumbrances whatsoever.

    2.   Neither the Transferor nor anyone acting on its behalf has (a) offered, transferred, pledged, sold or otherwise disposed of any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accepted a transfer, pledge or other disposition of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any
         Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) made any general solicitation by means of general advertising or in any other manner, or
         (e) taken any other action, which (in the case of any of the acts described in clauses (a) through (e) hereof) would constitute a distribution of any Certificate under the Securities Act of 1933, as amended (the "Securities Act"), or would render the disposition of any
         Certificate a violation of Section 5 of the Securities
         Act or any state securities laws, or

                                  G-1

         would require registration or qualification of any Certificate pursuant to the Securities Act or any state securities laws.

                                            Very truly yours,

                                       -----------------------------------------
                                                    (Transferor)

                                       By:
                                          --------------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------

                                     G-2

                                   EXHIBIT G-2

                         FORM OF TRANSFEREE CERTIFICATE
                                    FOR QIBs

                                                                          [Date]

LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois  60603
Attn:    Global Securitization Trust Services Group - Wachovia Bank
         Commercial Mortgage Trust, Commercial Mortgage Pass-Through
         Certificates, Series 2004-C14

         Re:      Wachovia Bank Commercial  Mortgage Trust,
                  Commercial Mortgage Pass-Through Certificates,
                  Series 2004-C14 (the "Certificates")

Ladies and Gentlemen:

         This letter is delivered to you in connection with the transfer by
____________________ (the "Transferor") to _______________________ (the
"Transferee") of a Certificate (the "Transferred Certificate") having an initial
[principal balance] [notional amount] as of August 25, 2004 (the "Closing Date")
of $_____________ evidencing a __% interest in the Class to which it belongs.
The Certificates were issued pursuant to the Pooling and Servicing Agreement
(the "Pooling and Servicing Agreement"), dated as of August 1, 2004, among
Wachovia Commercial Mortgage Securities, Inc., as depositor, Wachovia Bank,
National Association, as master servicer, Allied Capital Corporation, as special servicer, LaSalle Bank National Association, as trustee, and ABN AMRO Bank N.V., as fiscal agent. All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you, as Certificate Registrar, that:

              1.   The  Transferee is a "qualified  institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of
         1933, as amended (the "Securities Act") and has completed one of the forms of certification to that effect attached hereto as Annex 1 and
         Annex 2. The Transferee is aware that the sale to it is being made in reliance on Rule 144A. The Transferee is acquiring the Transferred
         Certificate for its own account or for the account of a qualified institutional buyer, and understands that such Certificate may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the Securities Act.

              2.   In the case of a Class  A-1A,  Class E, Class F, Class G,
         Class H, Class MAD, Class PP, Class X-P or Class X-C Certificate, the
         Transferee either (A) is not an "employee benefit plan" subject to
         ERISA or a "plan" subject to Section 4975 of the Code or any other retirement plan or other employee benefit plan or arrangement subject

                                   G-2-1

         to any federal, state or local law substantively similar to the foregoing provisions of ERISA or the Code, or any Person acting on behalf of or with any assets of the foregoing (each, a "Plan") or (B)
         (1) qualifies as an accredited investor as defined in Rule 501(a)(1) of
         Regulation D under the Securities Act and satisfies all the requirements of the Exemptions as in effect at the time of such transfer or (2) is an insurance company general account that is eligible for, and satisfies all of the requirements for exemptive relief under Sections I and III of Department of Labor Prohibited
         Transaction Class Exemption 95-60 ("PTE 95-60").

         In the case of a Class J, Class K, Class L, Class M, Class N, Class O
or Class P Certificate, the Transferee either (A) is not an "employee benefit plan" subject to Title I of ERISA or a "plan" subject to Section 4975 of the
Code or any other retirement plan or other employee benefit plan or arrangement subject to any federal, state or local law substantively similar to the foregoing provisions of ERISA or the Code, or any Person acting on behalf of or with any assets of the foregoing (each, a "Plan") or (B) is an insurance company general account which is eligible for, and satisfies all of the requirements for, exemptive relief under Sections I and III of Department of Labor Prohibited
Transaction Class Exemption 95-60 ("PTE 95-60").

              3.   The Transferee has been furnished with all information
         regarding (a) the Certificates and distributions thereon, (b) the nature, performance and servicing of the Mortgage Loans, (c) the
         Pooling and Servicing Agreement, and (d) any credit enhancement mechanism associated with the Certificates, that it has requested.

              4.   The Transferee understands that it may not sell or otherwise transfer any portion of its interest in the Transferred Certificate except in compliance with the provisions of Section 5.02 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed, and that the Transferred Certificate will bear legends substantially to the following effect:

         THE CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED
         UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR
         THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER
         DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR
         QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE
         SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE
         PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT
         REFERRED TO HEREIN.

         NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE MADE
         TO ANY "EMPLOYEE BENEFIT PLAN" SUBJECT TO TITLE I OF ERISA, ANY "PLAN"
         SUBJECT TO SECTION 4975 OF THE CODE OR ANY OTHER RETIREMENT PLAN OR
         OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO ANY FEDERAL,
         STATE OR LOCAL LAW SUBSTANTIVELY SIMILAR TO THE FOREGOING PROVISIONS OF
         ERISA OR THE CODE, OR ANY PERSON ACTING ON BEHALF OF OR WITH ANY ASSETS
         OF ANY SUCH PLAN (EACH, A "PLAN") UNLESS (A) IT IS AN INSURANCE COMPANY
         GENERAL ACCOUNT WHICH IS ELIGIBLE FOR, AND SATISFIES

                                  G-2-2

         ALL OF THE REQUIREMENTS FOR, EXEMPTIVE RELIEF UNDER SECTIONS I AND III
         OF DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION 95-60
         ("PTE 95-60") OR (B) SOLELY IN THE CASE OF A CLASS X, CLASS A-1A, CLASS
         E, CLASS F, CLASS G, CLASS H, CLASS MAD OR CLASS PP CERTIFICATE, IT
         QUALIFIES AS AN ACCREDITED INVESTOR AS DEFINED IN RULE 501(A)(1) OF
         REGULATION D UNDER THE SECURITIES ACT AND SATISFIES ALL THE
         REQUIREMENTS OF THE EXEMPTIONS AS IN EFFECT AT THE TIME OF SUCH
         TRANSFER. EACH PERSON WHO ACQUIRES THIS CERTIFICATE SHALL BE DEEMED TO
         HAVE CERTIFIED THAT THE FOREGOING CONDITIONS ARE SATISFIED, AND THAT IT
         WILL NOT TRANSFER THIS CERTIFICATE IN VIOLATION OF THE FOREGOING.

         [In the case of Class R-I, Class R-II or Class Z Certificates]: NO
         TRANSFER OF THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE MADE TO
         ANY "EMPLOYEE BENEFIT PLAN" SUBJECT TO TITLE I OF ERISA, ANY "PLAN"
         SUBJECT TO SECTION 4975 OF THE CODE OR ANY OTHER RETIREMENT PLAN OR
         OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO ANY FEDERAL,
         STATE OR LOCAL LAW SUBSTANTIVELY SIMILAR TO THE FOREGOING PROVISIONS OF
         ERISA OR THE CODE, OR ANY PERSON ACTING ON BEHALF OF OR WITH ANY ASSETS
         OF ANY SUCH PLAN (EACH, A "PLAN"). EACH PERSON WHO ACQUIRES THIS
         CERTIFICATE SHALL BE DEEMED TO HAVE CERTIFIED THAT THE FOREGOING
         CONDITIONS ARE SATISFIED, AND THAT IT WILL NOT TRANSFER THIS
         CERTIFICATE IN VIOLATION OF THE FOREGOING.

              5.   Neither the Transferee nor anyone acting on its behalf has
         (a) offered, pledged, sold, disposed of or otherwise transferred any
         Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a pledge, disposition or other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) made any general solicitation by means of general advertising or in any other manner, or (e) taken any other action, that (in the case of any of the acts described in clauses (a) through (e) above) would constitute a distribution of any Certificate under the Securities Act, would render the disposition of any Certificate a violation of Section 5 of the
         Securities Act or any state securities law or would require registration or qualification of any Certificate pursuant thereto. The
         Transferee will not act, nor has it authorized or will it authorize any person to act, in any manner set forth in the foregoing sentence with respect to any Certificate.

                                  G-2-3

              6.   Check one of the following:

--  The Transferee is a U.S. Person (as defined below) and it has attached hereto an Internal Revenue Service ("IRS") Form W-9 (or successor form).

--  (1)*The Transferee is not a U.S. Person and under applicable law in effect on the date hereof, no taxes will be required to be withheld by the Trustee
    (or its agent) with respect to distributions to be made on the Transferred
    Certificate. The Transferee has attached hereto (i) a duly executed IRS Form
    W-8BEN (or successor form), which identifies such Transferee as the beneficial owner of the Transferred Certificate and states that such
    Transferee is not a U.S. Person, (ii) two duly executed copies of IRS Form
    W-8IMY (with all the appropriate attachments), or (iii) two duly executed copies of IRS Form W-8ECI (or successor form), which identify such
    Transferee as the beneficial owner of the Transferred Certificate and state that interest and original issue discount on the Transferred Certificate and
    Permitted Investments is, or is expected to be, effectively connected with a
    U.S. trade or business. The Transferee agrees to provide to the Certificate
    Registrar updated IRS Form W-8BEN, IRS Form W-8IMY or IRS Form W-8ECI, as
    the case may be, any applicable successor IRS forms, or such other certifications as the Certificate Registrar may reasonably request, on or before the date that any such IRS form or certification expires or becomes obsolete, or promptly after the occurrence of any event requiring a change in the most recent IRS form of certification furnished by it to the
    Certificate Registrar.

     For this purpose, "U.S. Person" means a citizen or resident of the United
     States, a corporation or partnership (including an entity treated as a corporation or partnership for federal income tax purposes) created or organized in, or under the laws of, the United States, any State thereof or the District of Columbia unless in the case of a partnership, Treasury
     Regulations are adopted that provide otherwise, an estate whose income is includable in gross income for United States federal income tax purposes regardless of its source or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust, and one or more United States Persons have the authority to control all substantial decisions of the trust, all within the meaning of Section
     7701(a)(30) of the Code.

                                 Very truly yours,

                                 -----------------------------------------------
                                                 (Transferor)

                                 By:
                                    --------------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------

-----------------------
(1)   Does not apply to Class R-I or Class R-II Certificates.

                                     G-2-4

                             ANNEX 1 TO EXHIBIT G-2

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

          [For Transferees Other Than Registered Investment Companies]

         The undersigned hereby certifies as follows to [name of Transferor]
(the "Transferor") and LaSalle Bank National Association, as Certificate
Registrar, with respect to the mortgage pass-through certificate being transferred (the "Transferred Certificate") as described in the Transferee
Certificate to which this certification relates and to which this certification is an Annex:

         1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificate (the "Transferee").

         2. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule
    144A") because (i) the Transferee owned and/or invested on a discretionary basis $____________ / _____________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A)
    [Transferee must own and/or invest on a discretionary basis at least
    $100,000,000 in securities unless Transferee is a dealer, and, in that case,
    Transferee must own and/or invest on, a discretionary basis at least
    $10,000,000 in securities.] and (ii) the Transferee satisfies the criteria in the category marked below.

    ____      Corporation, etc. The Transferee is a corporation (other than a bank, savings and loan association or similar institution), business trust, partnership, or any organization described in
              Section 501(c)(3) of the Internal Revenue Code of 1986, as
              amended.

    ____      Bank. The Transferee (a) is a national bank or a banking
              institution organized under the laws of any State, U.S. territory or the District of Columbia, the business of which is
              substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the
              Certificate in the case of a U.S. bank, and not more than 18 months preceding such date of sale for a foreign bank or
              equivalent institution.

                                     G-2-5

    ____      Savings and Loan. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the
              Certificate in the case of a U.S. savings and loan association, and not more than 18 months preceding such date of sale for a foreign savings and loan association or equivalent institution.

    ____      Broker-dealer. The Transferee is a dealer registered pursuant to
              Section 15 of the Securities Exchange Act of 1934.

    ____      Insurance Company. The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, U.S.
              territory or the District of Columbia.

    ____      State or Local Plan. The Transferee is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

    ____      ERISA Plan. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act
              of 1974, as amended.

    ____      Investment Advisor. The Transferee is an investment advisor registered under the Investment Advisers Act of 1940.

    ____      Other. (Please supply a brief description of the entity and a cross-reference to the paragraph and subparagraph under subsection
              (a)(1) of Rule 144A pursuant to which it qualifies. Note that registered investment companies should complete Annex 2 rather than this Annex 1.)

         3. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee, (ii) securities that are part of an unsold allotment to or subscription by the Transferee, if the
    Transferee is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi)
    securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the
    Transferee, the Transferee did not include any of the securities referred to in this paragraph.

         4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee used the cost of such securities to the Transferee, unless the Transferee reports its securities holdings in its financial statements on the basis of their market value, and no current information

                                     G-2-6

     with respect to the cost of those securities has been published, in which case the securities were valued at market. Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of the Transferee, but only if such subsidiaries are consolidated with the Transferee in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Transferee's direction. However, such securities were not included if the Transferee is a majority-owned, consolidated subsidiary of another enterprise and the
     Transferee is not itself a reporting company under the Securities Exchange
     Act of 1934.

         5. The Transferee acknowledges that it is familiar with Rule 144A and understands that the parties to which this certification is being made are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be in reliance on Rule 144A.

         ________               ________       Will the Transferee be purchasing
           Yes                     No          the Transferred Certificate only
                                               for the Transferee's own account?

         6. If the answer to the foregoing question is "no", then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

         7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Transferee's purchase of the
    Transferred Certificate will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the
    Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties any updated annual financial statements that become available on or before the date of such purchase, promptly after they become available.

                            Print Name of Transferee

                            By:
                               -------------------------------------------------
                                 Name:
                                      ------------------------------------------
                                 Title:
                                       -----------------------------------------
                                 Date:
                                      ------------------------------------------

                                     G-2-7

                             ANNEX 2 TO EXHIBIT G-2

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

           [For Transferees That Are Registered Investment Companies]

    The undersigned hereby certifies as follows to [name of Transferor] (the
"Transferor") and LaSalle Bank National Association, as Certificate Registrar,
with respect to the mortgage pass-through certificate being transferred (the
"Transferred Certificate") as described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

         1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificate (the "Transferee") or, if
    the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933 ("Rule 144A") because the
    Transferee is part of a Family of Investment Companies (as defined below), is an executive officer of the investment adviser (the "Adviser").

         2. The Transferee is a "qualified institutional buyer" as defined in
    Rule 144A because (i) the Transferee is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the
    Transferee alone owned and/or invested on a discretionary basis, or the
    Transferee's Family of Investment Companies owned, at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee's Family of Investment Companies, the cost of such securities was used, unless the
    Transferee or any member of the Transferee's Family of Investment Companies, as the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities of such entity were valued at market.

    ____        The Transferee owned and/or invested on a discretionary
                basis $   in securities (other than the excluded securities
                referred to below) as of the end of the Transferee's most
                recent fiscal year (such amount being calculated in
                accordance with Rule 144A).

    ____        The Transferee is part of a Family of Investment Companies
                which owned in the aggregate $   in securities (other than the
                excluded securities referred to below) as of the end of the
                Transferee's most recent fiscal year (such amount being
                calculated in accordance with Rule 144A).

     In the case of a Class R-I, Class R-II, or Class Z Certificate, the
     Transferee is not an "employee benefit plan" subject to Title I of ERISA or a "plan" described by Section 4975(e)(1) of the Code or any other retirement plan or other employee benefit plan or arrangement subject to any federal, state or local law materially similar to the foregoing provisions of ERISA and the Code, or any entity deemed to hold plan assets of the foregoing by reason of a plan's investment in such entity (each, a
     "Plan").

                                     G-2-8

         3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

         4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee or are part of the
    Transferee's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and
    (vi) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, or owned by the Transferee's Family of Investment Companies, the securities referred to in this paragraph were excluded.

         5. The Transferee is familiar with Rule 144A and understands that the parties to which this certification is being made are relying and will continue to rely on the statements made herein because one or more sales to the Transferee will be in reliance on Rule 144A.

         ________            ________          Will the Transferee be purchasing
           Yes                  No             the Transferred Certificate only
                                               for the Transferee's own account?

         6. If the answer to the foregoing question is "no", then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

         7. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's purchase of the Transferred Certificate will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

                             Print Name of Transferee or Adviser

                             By:
                                ------------------------------------------------
                                Name:
                                     -------------------------------------------
                                Title:
                                      ------------------------------------------

                                     G-2-9

                                   EXHIBIT G-3

                         FORM OF TRANSFEREE CERTIFICATE

                                  FOR NON-QIBs

                                                                          [Date]

LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois  60603
Attn:    Global Securitization Trust Services - Wachovia Bank
         Commercial Mortgage Trust, Commercial Mortgage Pass-Through
         Certificates, Series 2004-C14

         Re:      Wachovia Bank Commercial Mortgage Trust,
                  Commercial Mortgage Pass-Through Certificates,
                  Series 2004-C14 (the "Certificates")

Ladies and Gentlemen:

         This letter is delivered to you in connection with the transfer by
____________________ (the "Transferor") to _______________________ (the
"Transferee") of a Certificate (the "Transferred Certificate") having an initial
[principal balance] [notional amount] as of August 25, 2004 (the "Closing Date")
of $_____________ evidencing a __% interest in the Class to which it belongs.
The Certificates were issued pursuant to the Pooling and Servicing Agreement
(the "Pooling and Servicing Agreement"), dated as of August 1, 2004, among
Wachovia Commercial Mortgage Securities, Inc., as depositor (the "Depositor"),
Wachovia Bank, National Association, as master servicer, Allied Capital
Corporation, as special servicer, LaSalle Bank National Association, as trustee, and ABN AMRO Bank N.V., as fiscal agent. All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing
Agreement. The Transferee hereby certifies, represents and warrants to you, as
Certificate Registrar, that:

         1. The Transferee is acquiring the Transferred Certificate for its own account for investment and not with a view to or for sale or transfer in connection with any distribution thereof, in whole or in part, in any manner which would violate the Securities Act of 1933, as amended (the "Securities
    Act"), or any applicable state securities laws.

         2. The Transferee understands that (a) the Certificates have not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (b) neither the
    Depositor nor the Trustee or the Certificate Registrar is obligated so to register or qualify the Certificates and (c) the Certificates may not be resold or transferred unless they are (i) registered pursuant to the
    Securities Act and registered or qualified pursuant to any applicable state securities laws or (ii) sold or transferred in transactions which are exempt from such registration and qualification and the Certificate Registrar has received either (A) certifications from both the transferor and the transferee (substantially in the forms attached to the Pooling and Servicing
    Agreement) setting forth the facts surrounding the transfer or (B) an opinion of counsel

                                     G-3-1

    satisfactory to the Certificate Registrar with respect to the availability of such exemption (which Opinion of Counsel shall not be an expense of the
    Trust Fund or of the Depositor, the Master Servicer, the Special Servicer,
    the Trustee or the Certificate Registrar in their respective capacities as such), together with copies of the certification(s) from the Transferor and/or Transferee setting forth the facts surrounding the transfer upon which such opinion is based. Any holder of a Certificate desiring to effect such a transfer shall, and upon acquisition of such Certificate shall be deemed to have agreed to, indemnify the Master Servicer, the Special
    Servicer, Trustee, the Certificate Registrar and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

         3. The Transferee understands that it may not sell or otherwise transfer any portion of its interest in the Transferred Certificate except in compliance with the provisions of Section 5.02 of the Pooling and
    Servicing Agreement, which provisions it has carefully reviewed, and that the Transferred Certificate will bear legends substantially to the following effect:

    THE CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER
    THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE
    SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF
    THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE
    ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR
    QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE
    POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

    NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE MADE TO
    ANY "EMPLOYEE BENEFIT PLAN" SUBJECT TO TITLE I OF ERISA, ANY "PLAN" SUBJECT
    TO SECTION 4975 OF THE CODE OR ANY OTHER RETIREMENT PLAN OR OTHER EMPLOYEE
    BENEFIT PLAN OR ARRANGEMENT SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW
    SUBSTANTIVELY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE, OR
    ANY PERSON ACTING ON BEHALF OF OR WITH ANY ASSETS OF ANY SUCH PLAN (EACH, A
    "PLAN") UNLESS (A) IT IS AN INSURANCE COMPANY GENERAL ACCOUNT WHICH IS
    ELIGIBLE FOR, AND SATISFIES ALL OF THE REQUIREMENTS FOR, EXEMPTIVE RELIEF
    UNDER SECTIONS I AND III OF DEPARTMENT OF LABOR PROHIBITED TRANSACTION
    CLASS EXEMPTION 95-60 ("PTE 95-60") OR (B) SOLELY IN THE CASE OF A CLASS X,
    CLASS A-1A, CLASS E, CLASS F, CLASS G, CLASS H, CLASS MAD OR CLASS PP
    CERTIFICATE, IT QUALIFIES AS AN ACCREDITED INVESTOR AS DEFINED IN RULE
    501(A)(1) OF REGULATION D UNDER THE SECURITIES ACT AND SATISFIES ALL THE
    REQUIREMENTS OF THE EXEMPTIONS AS IN EFFECT AT THE TIME OF SUCH TRANSFER.
    EACH PERSON WHO ACQUIRES THIS CERTIFICATE SHALL BE DEEMED TO HAVE CERTIFIED
    THAT THE FOREGOING CONDITIONS ARE SATISFIED, AND THAT IT WILL NOT TRANSFER
    THIS CERTIFICATE IN VIOLATION OF THE FOREGOING.

                                     G-3-2

    [In the case of Class R-I, Class R-II and Class Z Certificates]: NO
    TRANSFER OF THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE MADE TO ANY
    "EMPLOYEE BENEFIT PLAN" SUBJECT TO TITLE I OF ERISA, ANY "PLAN" SUBJECT TO
    SECTION 4975 OF THE CODE OR ANY OTHER RETIREMENT PLAN OR OTHER EMPLOYEE
    BENEFIT PLAN OR ARRANGEMENT SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW
    SUBSTANTIVELY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE, OR
    ANY PERSON ACTING ON BEHALF OF OR WITH ANY ASSETS OF ANY SUCH PLAN (EACH, A
    "PLAN"). EACH PERSON WHO ACQUIRES THIS CERTIFICATE SHALL BE DEEMED TO HAVE
    CERTIFIED THAT THE FOREGOING CONDITIONS ARE SATISFIED, AND THAT IT WILL NOT
    TRANSFER THIS CERTIFICATE IN VIOLATION OF THE FOREGOING.

         4. Neither the Transferee nor anyone acting on its behalf has (a)
    offered, pledged, sold, disposed of or otherwise transferred any
    Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a pledge, disposition or other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner,
    (c) otherwise approached or negotiated with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) made any general solicitation by means of general advertising or in any other manner, or (e) taken any other action, that (in the case of any of the acts described in clauses (a) through (e) above)
    would constitute a distribution of any Certificate under the Securities Act, would render the disposition of any Certificate a violation of Section 5 of the Securities Act or any state securities law or would require registration or qualification of any Certificate pursuant thereto. The Transferee will not act, nor has it authorized or will it authorize any person to act, in any manner set forth in the foregoing sentence with respect to any
    Certificate.

         5. The Transferee has been furnished with all information regarding (a)
    the Depositor, (b) the Certificates and distributions thereon, (c) the
    Pooling and Servicing Agreement, and (d) all related matters, that it has requested.

         6. The Transferee has been furnished a copy of the Private Placement
    Memorandum dated August 12, 2004 and has read such Private Placement
    Memorandum.

         7. The Transferee is an "accredited investor" as defined in Rule
    501(a)(1), (2), (3) or (7) under the Securities Act and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Certificates; the
    Transferee has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the
    Transferee is able to bear the economic risks of such an investment and can afford a complete loss of such investment.

         8. In the case of Class A-1A, Class E, Class F, Class G, Class H, Class
    MAD, Class PP, Class X-P or Class X-C Certificates, the Transferee either
    (A) is not an "employee benefit plan" subject to ERISA or a "plan" subject to Section 4975 of the

                                     G-3-3

    Code or any other retirement plan or other employee benefit plan or arrangement subject to any federal, state or local law substantively similar to the foregoing provisions of ERISA or the Code, or any Person acting on behalf of or with any assets of the foregoing (each, a "Plan") or
    (B) (1) qualifies as an accredited investor as defined in Rule 501(a)(1) of
    Regulation D under the Securities Act and satisfies all the requirements of the Exemptions as in effect at the time of such transfer or (2) is an insurance company general account that is eligible for, and satisfies all of the requirements for exemptive relief under, Sections I and III of
    Department of Labor Prohibited Transaction Class Exemption 95-60 ("PTE
    95-60"). In the case of Class J, Class K, Class L, Class M, Class N, Class
    O and Class P Certificates, the Transferee either (A) is not an "employee benefit plan" subject to Title I of ERISA or a "plan" subject to Section
    4975 of the Code, or any other retirement plan or other employee benefit plan or arrangement subject to any federal, state or local law substantively similar to the foregoing provisions of ERISA or the Code, or any Person acting on behalf of or with any assets of the foregoing (each, a
    "Plan") or (B) is an insurance company general account which is eligible for, and satisfies all of the requirements for, exemptive relief under
    Sections I and III of Department of Labor Prohibited Transaction Class
    Exemption ("PTE 95-60").

         9. Check one of the following:

--       The Transferee is a U.S. Person (as defined below) and it has attached hereto an Internal Revenue Service ("IRS") Form W-9 (or successor form).

--       (2)*The Transferee is not a U.S. Person and under applicable law in effect on the date hereof, no taxes will be required to be withheld by the Trustee (or its agent) with respect to distributions to be made on the Transferred Certificate. The Transferee has attached hereto (i) a duly executed IRS Form W-8BEN (or successor form), which identifies such Transferee as the beneficial owner of the Transferred Certificate and states that such Transferee is not a U.S. Person, (ii) two duly executed copies of IRS Form W-8IMY (with all the appropriate attachments), or (iii) two duly executed copies of IRS Form W-8ECI (or successor form), which identify such Transferee as the beneficial owner of the Transferred Certificate and state that interest and original issue discount on the Transferred Certificate and Permitted Investments
         is, or is expected to be, effectively connected with a U.S. trade or business. The Transferee agrees to provide to the Certificate Registrar updated IRS Form W-8BEN, IRS Form W-8IMY or IRS Form W-8ECI, as the
         case may be, any applicable successor IRS forms, or such other certifications as the Certificate Registrar may reasonably request, on or before the date that any such IRS form or certification expires or becomes obsolete, or promptly after the occurrence of any event requiring a change in the most recent IRS form of certification furnished by it to the Certificate Registrar.

----------------------
(2) Does not apply to Class R-I or Class R-II Certificates.

                                     G-3-4

For this purpose, "U.S. Person" means a citizen or resident of the United
States, a corporation or partnership (including an entity treated as a corporation or partnership for federal income tax purposes) created or organized in, or under the laws of, the United States, any State thereof or the District of Columbia unless in the case of a partnership, Treasury Regulations are adopted that provide otherwise, an estate whose income is includable in gross income for United States federal income tax purposes regardless of its source or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust, and one or more United States
Persons have the authority to control all substantial decisions of the trust, all within the meaning of Section 7701(a)(30) of the Code.

                          Very truly yours,

                          ------------------------------------------------------
                                               (Transferee)

                          By:
                             ---------------------------------------------------
                             Name:
                                  ----------------------------------------------
                             Title:
                                   ---------------------------------------------

                                     G-3-5

                                    EXHIBIT H

                         FORM OF TRANSFEREE CERTIFICATE

                                                                          [Date]

LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois  60603
Attn:    Global Securitization Trust Services - Wachovia Bank
         Commercial Mortgage Trust, Commercial Mortgage Pass-Through
         Certificates, Series 2004-C14

         Re:      Wachovia Bank Commercial Mortgage Trust,
                  Commercial Mortgage Pass-Through Certificates,
                  Series 2004-C14 (the "Certificates")

Ladies and Gentlemen:

         This letter is delivered to you in connection with the transfer by
____________________ (the "Transferor") to _______________________ (the
"Transferee") of the Class ______________ Certificates (the "Transferred
Certificate") having an initial [principal balance] [notional amount] as of
August 25, 2004 (the "Closing Date") of $_____________ evidencing a __% interest in the Classes to which they belong. The Certificates were issued pursuant to a
Pooling and Servicing Agreement, dated as of August 1, 2004 (the "Pooling and
Servicing Agreement"), among Wachovia Commercial Mortgage Securities, Inc., as depositor, Wachovia Bank, National Association, as master servicer, Allied
Capital Corporation, as special servicer, LaSalle Bank National Association, as trustee (the "Trustee"), and ABN AMRO Bank N.V., as fiscal agent. Capitalized terms used but not defined herein shall have the meanings set forth in the
Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you that:

         In the case of a Class A-1, Class A-2, Class A-3, Class A-4, Class
A-1A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class MAD,
Class PP, Class X-P or Class X-C Certificate, the Transferee either (A) is not an "employee benefit plan" subject to ERISA or a "plan" subject to Section 4975 of the Code or any other retirement plan or other employee benefit plan or arrangement subject to any federal, state or local law substantively similar to the foregoing provisions of ERISA or the Code, or any Person acting on behalf of or with any assets of the foregoing (each, a "Plan") or (B) (1) qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D under the
Securities Act and satisfies all the requirements of the Exemptions as in effect at the time of such transfer or (2) is an insurance company general account that is eligible for, and satisfies all of the requirements for exemptive relief under, Sections I and III of Department of Labor Prohibited Transaction Class
Exemption 95-60 ("PTE 95-60").

         In the case of a Class J, Class K, Class L, Class M, Class N, Class O
or Class P Certificate, the Transferee either (A) is not an "employee benefit plan" subject to Title I of ERISA or a "plan" subject to Section 4975 of the
Code, or any other retirement plan or other employee benefit plan or arrangement subject to any federal, state or local law substantively

                                      H-1

similar to the foregoing provisions of ERISA or the Code, or any Person acting on behalf of or with any assets of the foregoing (each, a "Plan") or (B) is an insurance company general account which is eligible for, and satisfies all of the requirements for, exemptive relief under Sections I and III of Department of
Labor Prohibited Transaction Class Exemption 95-60 ("PTE 95-60").

         In the case of a Class R-I, Class R-II, or Class Z Certificate, the
Transferee is not an "employee benefit plan" subject to Title I of ERISA or a
"plan" described by Section 4975(e)(1) of the Code or any other retirement plan or other employee benefit plan or arrangement subject to any federal, state or local law materially similar to the foregoing provisions of ERISA and the Code, or any entity deemed to hold plan assets of the foregoing by reason of a plan's investment in such entity (each, a "Plan").

         IN WITNESS WHEREOF, the undersigned has executed this certificate as of the date first written above.

                            ----------------------------------------------------
                                            (Name of Transferee)

                            By:
                               -------------------------------------------------
                               Name:
                                    --------------------------------------------
                               Title:
                                     -------------------------------------------

                                      H-2

                                   EXHIBIT I-1

                    FORM OF TRANSFER AFFIDAVIT AND AGREEMENT

                        PURSUANT TO SECTION 5.02(d)(i)(2)

STATE OF NORTH CAROLINA     )
                            ) ss.:
COUNTY OF MECKLENBURG       )

                  [NAME OF OFFICER], being first duly sworn, deposes, and
represents and warrants:

          1. That he is a [Title of Officer] of [Name of Owner] (the "Owner"), a
     corporation duly organized and existing under the laws of the [State of
     ___________] [the United States], and the owner of the Wachovia Commercial
     Mortgage Securities, Inc., Commercial Mortgage Pass-Through Certificates,
     Series 2004-C14, Class [R-I] [R-II] evidencing a ___% Interest in the Class to which its belongs (the "Class [R-I] [R-II]"). Capitalized terms used but not defined herein have the meanings assigned to such terms in the Pooling and Servicing Agreement dated as of August 1, 2004, among Wachovia
     Commercial Mortgage Securities, Inc., as Depositor, Wachovia Bank, National
     Association, as Master Servicer, Allied Capital Corporation, as Special
     Servicer, LaSalle Bank National Association, as Trustee, and ABN AMRO Bank
     N.V., as Fiscal Agent.

          2. That the Owner (i) is and will be a "Permitted Transferee" as of
     ________, _______ and (ii) is acquiring the Class [R-I] [R-II] Certificates for its own account or for the account of another Owner from which it has received an affidavit in substantially the same form as this affidavit. A
     "Permitted Transferee" is any person other than a Disqualified
     Organization, a Plan or a Non-United States Person. For this purpose, a
     "Disqualified Organization" means any of the following: (i) the United
     States or a possession thereof, any State or any political subdivision thereof, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by any such governmental unit), (ii) a foreign government, international organization, or any agency or instrumentality of either of the foregoing, (iii) any organization (except certain farmers' cooperatives described in Section 521 of the Internal Revenue Code of 1986, as amended
     (the "Code")) which is exempt from the tax imposed by Chapter 1 of the Code
     (unless such organization is subject to the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381 of the Code or (v) any other Person so designated by the Trustee or the Certificate Registrar based upon an Opinion of Counsel that the holding of an Ownership Interest in a Class [R-I] [R-II] Certificate by such Person may cause the Trust Fund or any Person having an Ownership Interest in any Class of Certificates, other than such Person, to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Class [R-I] [R-II] Certificate to such Person.
     The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

                                     I-1-1

          3. A "Non-United States Person" is any Person (i) other than a United
     States Person or (ii) who is a United States Person with respect to whom income on the Class [R-I] [R-II] Certificate is allocable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of such Person or any other United States Person. A
     "United States Person" is a citizen or resident of the United States, a corporation or partnership (including an entity treated as a corporation or partnership for federal income tax purposes) created or organized in, or under the laws of the United States, any State thereof or the District of
     Columbia unless, in the case of a partnership, Treasury Regulations are adopted that provide otherwise, an estate whose income is includable in gross income for United States federal income tax purposes regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States Persons have the authority to control all substantial decisions of the trust, all within the meaning of Section 7701(a)(30) of the Code.

          4. That the Owner is aware (i) of the tax that would be imposed on transfers of the Class [R-I] [R-II] Certificates to Disqualified
     Organizations under the Code that applies to all transfers of the Class
     [R-I] [R-II] Certificates after March 31, 1988; (ii) that such tax would be on the transferor, or, if such transfer is through an agent (which person includes a broker, nominee or middleman) for a Disqualified Organization
     Transferee, on the agent; (iii) that the person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnishes to such person an affidavit that the transferee is not a Disqualified
     Organization and, at the time of transfer, such person does not have actual knowledge that the affidavit is false; and (iv) that the Class [R-I] [R-II]
     Certificates may be "non-economic residual interests" within the meaning of
     Treasury regulation section 1.860E-1(c)(2) and that the transferor of a
     "non-economic residual interest" will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax.

          5. That the Owner is aware of the tax imposed on a "pass-through entity" holding the Class [R-I] [R-II] Certificates if at any time during the taxable year of the pass-through entity a non-Permitted Transferee is the record holder of an interest in such entity. For this purpose, a "pass through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives.

          6. That the Owner is aware that the Certificate Registrar will not register the transfer of any Class [R-I] [R-II] Certificate unless the transferee, or the transferee's agent, delivers to the Trustee, among other things, an affidavit in substantially the same form as this affidavit. The
     Owner expressly agrees that it will not consummate any such transfer if it knows or believes that any of the representations contained in such affidavit and agreement are false.

          7. That the Owner consents to any additional restrictions or arrangements that shall be deemed necessary upon advice of counsel to constitute a reasonable

                                     I-1-2

     arrangement to ensure that the Class [R-I] [R-II] Certificates will only be owned, directly or indirectly, by Permitted Transferees.

          8. That the Owner's taxpayer identification number is _____________.

          9. That the Owner has reviewed the restrictions set forth on the face of the Class [R-I] [R-II] Certificates and the provisions of Section 5.02 of the Pooling and Servicing Agreement under which the Class [R-I] [R-II]
     Certificates were issued (and, in particular, the Owner is aware that such
     Section authorizes the Trustee to deliver payments to a person other than the Owner and negotiate a mandatory sale by the Trustee in the event that the Owner holds such Certificate in violation of Section 5.02); and that the Owner expressly agrees to be bound by and to comply with such restrictions and provisions.

          10. That the Owner is not acquiring and will not transfer the Class
     [R-I] [R-II] Certificates in order to impede the assessment or collection of any tax.

          11. That the Owner has historically paid its debts as they have come due, intends to continue to pay its debts as they come due in the future, and anticipates that it will, so long as it holds any of the Class [R-I]
     [R-II] Certificates, have sufficient assets to pay any taxes owed by the holder of such Class [R-I] [R-II] Certificates.

          12. That the Owner has no present knowledge that it may become insolvent or subject to a bankruptcy proceeding for so long as it holds any of the Class [R-I] [R-II] Certificates.

          13. That the Owner has no present knowledge or expectation that it will be unable to pay any United States taxes owed by it so long as any of the Certificates remain outstanding. In this regard, the Owner hereby represents to and for the benefit of the Person from whom it acquired the
     Class [R-I] [R-II] Certificates that the Owner intends to pay taxes associated with holding the Class [R-I] [R-II] Certificates as they become due, fully understanding that it may incur tax liabilities in excess of any cash flows generated by the Class [R-I] [R-II] Certificates.

          14. That the Owner is not acquiring the Class [R-I] [R-II]
     Certificates with the intent to transfer any of the Class [R-I] [R-II]
     Certificates to any person or entity that will not have sufficient assets to pay any taxes owed by the holder of such Class [R-I] [R-II]
     Certificates, or that may become insolvent or subject to a bankruptcy proceeding, for so long as the Class [R-I] [R-II] Certificates remain outstanding.

          15. That the Owner will, in connection with any transfer that it makes of the Class [R-I] [R-II] Certificates, obtain from its transferee the representations required by Section 5.02(d) of the Pooling and Servicing
     Agreement under which the Class [R-I] [R-II] Certificates were issued and will not consummate any such transfer if it knows, or knows facts that should lead it to believe, that any such representations are false.

          16. That the Owner will, in connection with any transfer that it makes of any Class [R-I] [R-II] Certificate, deliver to the Certificate Registrar an affidavit, which

                                     I-1-3

     represents and warrants that it is not transferring such Class [R-I] [R-II]
     Certificate to impede the assessment or collection of any tax and that it has no actual knowledge that the proposed transferee: (i) has insufficient assets to pay any taxes owed by such transferee as holder of such Class
     [R-I] [R-II] Certificate; (ii) may become insolvent or subject to a bankruptcy proceeding, for so long as the Class [R-I] [R-II] Certificates remain outstanding; and (iii) is not a "Permitted Transferee".

          17. Check the applicable paragraph:

          |_| The present value of the anticipated tax liabilities associated with holding the [R-I] [R-II] Certificate, as applicable, does not exceed the sum of:

     (i)       the present value of any consideration given to the Owner to acquire such [R-I] [R-II] Certificate;

     (ii)      the present value of the expected future distributions on such
               [R-I] [R-II] Certificate; and

     (iii)     the present value of the anticipated tax savings associated with holding such [R-I] [R-II] Certificate as the related REMIC generates losses.

         For purposes of this calculation, (i) the Owner is assumed to pay tax at the highest rate currently specified in Section 11(b) of the Code (but the tax rate in Section 55(b)(1)(B) of the Code may be used in lieu of the highest rate specified in Section 11(b) of the Code if the Owner has been subject to the alternative minimum tax under Section 55 of the Code in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate) and (ii) present values are computed using a discount rate equal to the short-term Federal rate prescribed by Section 1274(d)
of the Code for the month of the transfer and the compounding period used by the
Owner.

          |_| The transfer of the [R-I] [R-II] Certificate complies with U.S.
Treasury Regulations Sections 1.860E-1(c)(5) and (6) and, accordingly,

     (iv)      the Owner is an "eligible corporation," as defined in U.S.
               Treasury Regulations Section 1.860E-1(c)(6)(i), as to which income from the [R-I] [R-II] Certificate will only be taxed in the United States;

     (v)       at the time of the transfer, and at the close of the Owner's two fiscal years preceding the year of the transfer, the Owner had gross assets for financial reporting purposes (excluding any obligation of a person related to the Owner within the meaning of
               U.S. Treasury Regulations Section 1.860E-1(c)(6)(ii)) in excess of $100 million and net assets in excess of $10 million;

     (vi)      the Owner will transfer the [R-I] [R-II] Certificate only to another "eligible corporation," as defined in U.S. Treasury
               Regulations Section 1.860E-1(c)(6)(i), in a transaction that satisfies the requirements of Sections 1.860E-1(c)(4)(i), (ii)
               and (iii) and Section 1.860E-1(c)(5) of the U.S. Treasury
               Regulations; and

                                     I-1-4

     (vii)     the Owner determined the consideration paid to it to acquire the
               [R-I] [R-II] Certificate based on reasonable market assumptions
               (including, but not limited to, borrowing and investment rates, prepayment and loss assumptions, expense and reinvestment
               assumptions, tax rates and other factors specific to the Owner)
               that it has determined in good faith.

               |_|      None of the above.

                                      I-1-5

          IN WITNESS WHEREOF, the Owner has caused this instrument to be executed on its behalf, by its [Title of Officer] and Authorized Signatory, attested by its Assistant Secretary, this ____ day of _____, ___.

                               [NAME OF OWNER]

                               By:
                                  ----------------------------------------------
                                  [Name of Officer]
                                  [Title of Officer]

-------------------------------
   [Assistant] Secretary

         Personally appeared before me the above-named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be [Title of Officer], and acknowledged to me that he executed the same as his free act and deed and the free act and deed of the Owner.

         Subscribed and sworn before me this ____ day of _____, _____.

                                       -----------------------------------------
                                                    NOTARY PUBLIC

                               COUNTY OF
                                        ----------------------------------------
                               STATE OF
                                       -----------------------------------------

                               My Commission expires the
                                    ____ day of ___________, ____.

                                      I-1-6

                                   EXHIBIT I-2

                         FORM OF TRANSFEROR CERTIFICATE

                        PURSUANT TO SECTION 5.02(d)(i)(4)

                                                                          [Date]

LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois  60603
Attn:    Global Securitization Trust Services - Wachovia Bank
         Commercial Mortgage Trust, Commercial Mortgage Pass-Through
         Certificates, Series 2004-C14

         Re:      Wachovia Bank Commercial Mortgage Trust,
                  Commercial Mortgage Pass-Through Certificates,
                  Series 2004-C14, Class  [R-I] [R-II], evidencing a ____%
                  percentage interest in the Class to which they belong

Dear Sirs:

         This letter is delivered to you in connection with the transfer by
_________ (the "Transferor") to ______________________ (the "Transferee") of the
captioned Class [R-I] [R-II] Certificates (the "Class [R-I] [R-II]
Certificates"), pursuant to Section 5.02 of the Pooling and Servicing Agreement
(the "Pooling and Servicing Agreement"), dated as of August 1, 2004, among
Wachovia Commercial Mortgage Securities, Inc., as depositor, Wachovia Bank,
National Association, as master servicer, Allied Capital Corporation, as special servicer, LaSalle Bank National Association, as trustee, and ABN AMRO Bank N.V., as fiscal agent. All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby represents and warrants to you, as Certificate Registrar, that:

               1. No purpose of the Transferor relating to the transfer of the
         Class [R-I] [R-II] Certificates by the Transferor to the Transferee is
         or will be to impede the assessment or collection of any tax.

               2. The Transferor understands that the Transferee has delivered to you a Transfer Affidavit and Agreement in the form attached to the
         Pooling and Servicing Agreement as Exhibit I-1. The Transferor does not know or believe that any representation contained therein is false.

               3. The Transferor at the time of this transfer has conducted a reasonable investigation of the financial condition of the Transferee as contemplated by Treasury regulation section 1.860E-1(c)(4)(i) and, as a result of that investigation, the Transferor has determined that the Transferee has historically paid its debts as they became due and has found no significant evidence to indicate that the Transferee will not continue to pay its debts as they become due in the future.

                                     I-2-1

               4. The Transferor understands that the transfer of the Class
         [R-I] [R-II] Certificates may not be respected for United States income tax purposes (and the Transferor may continue to be liable for United
         States income taxes associated therewith) unless the test described above in Paragraph 3 has been met as to any transfer.

                               Very truly yours,

                               By:
                                  ----------------------------------------------
                                  Name:
                                       -----------------------------------------
                                  Title:
                                        ----------------------------------------

                                     I-2-2

                                   EXHIBIT J-1

                        FORM OF NOTICE AND ACKNOWLEDGMENT

                                                                          [Date]

Standard & Poor's Rating Services,
a division of The McGraw-Hill Companies, Inc.
55 Water Street
New York, New York  10041
Attention: CMBS Surveillance Group

Moody's Investors Services, Inc.
99 Church Street
New York, New York  10007
Attention: Commercial Mortgage Surveillance

Ladies and Gentlemen:

         This notice is being delivered pursuant to Section 6.09 of the Pooling and Servicing Agreement (the "Agreement") dated as of August 1, 2004 relating to
Wachovia Commercial Mortgage Trust, Commercial Mortgage Pass-Through
Certificates, Series 2004-C14. Any term with initial capital letters not otherwise defined in this notice has the meaning given such term in the
Agreement.

         Notice is hereby given that the Holders of Certificates evidencing a majority of the Voting Rights allocated to the Controlling Class have designated
___________________ to serve as the Special Servicer under the Agreement.

         The designation of ____________________ as Special Servicer will become final if certain conditions are met and on the date you will deliver to LaSalle
Bank National Association, the trustee under the Agreement (the "Trustee"), a written confirmation stating that the appointment of the person designated to become the Special Servicer will not result in the qualification, downgrading or withdrawal of the rating or ratings assigned to one or more Classes of the
Certificates.

         Please acknowledge receipt of this notice by signing the enclosed copy of this notice where indicated below and returning it to the Trustee, in the enclosed stamped self-addressed envelope.

                               Very truly yours,

                               LASALLE BANK NATIONAL ASSOCIATION

                               By:
                                  ----------------------------------------------
                                  Name:
                                  Title:

                                     J-1-1

Receipt and acknowledged:

Standard & Poor's Rating Services         Moody's Investors Services, Inc.

By:                                       By:
   -----------------------------------       -----------------------------------
Title:                                    Title:
      --------------------------------          --------------------------------
Date:                                     Date:
     ---------------------------------         ---------------------------------

                                     J-1-2

                                   EXHIBIT J-2

               FORM OF ACKNOWLEDGMENT OF PROPOSED SPECIAL SERVICER

                                                                          [Date]

LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois  60603

Attn:    Global Securitization Trust Services
Wachovia Bank Commercial Mortgage Trust,
Commercial Mortgage Pass-Through Certificates,
Series 2004-C14

Ladies & Gentlemen:

         Pursuant to Section 6.09 of the Pooling and Servicing Agreement dated as of August 1, 2004 relating to Wachovia Bank Commercial Mortgage Trust,
Commercial Mortgage Pass-Through Certificates, Series 2004-C14 (the
"Agreement"), the undersigned hereby agrees with all the other parties to the
Agreement that the undersigned shall serve as Special Servicer under, and as defined in, the Agreement. The undersigned hereby acknowledges that, as of the date hereof, it is and shall be a party to the Agreement and bound thereby to the full extent indicated therein in the capacity of Special Servicer. The undersigned hereby makes, as of the date hereof, the representations and warranties set forth in Section 3.23(b) of the Agreement as if it were the
Special Servicer thereunder.

                                   ---------------------------------------------

                                   By:
                                      ------------------------------------------
                                      Name:
                                           -------------------------------------
                                      Title:
                                            ------------------------------------

                                     J-2-1

                                   EXHIBIT K-1

               FORM OF CERTIFICATEHOLDER CONFIRMATION CERTIFICATE

                          REQUEST BY BENEFICIAL HOLDER

                                                                          [Date]

LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois  60603

Attn:    Global Securitization Trust Services
Wachovia Bank Commercial Mortgage Trust,
Commercial Mortgage Pass-Through Certificates,
Series 2004-C14

Wachovia Bank, National Association
8739 Research Drive - URP4
Charlotte, North Carolina  28288

Allied Capital Corporation
1919 Pennsylvania Avenue, 3rd Floor
Washington, D.C. 20006
Attention:  John Scheurer

         Re:      Wachovia Bank Commercial Mortgage Trust,
                  Commercial Mortgage Pass-Through Certificates, Series 2004-C14

         In accordance with Section 3.15 of the Pooling and Servicing Agreement dated as of August 1, 2004 (the "Pooling and Servicing Agreement"), among
Wachovia Commercial Mortgage Securities, Inc., as depositor (the "Depositor"),
Wachovia Bank, National Association, as master servicer (the "Master Servicer"),
Allied Capital Corporation, as special servicer (the "Special Servicer"),
LaSalle Bank National Association, as trustee (the "Trustee"), and ABN AMRO Bank
N.V., as fiscal agent, with respect to the Wachovia Bank Commercial Mortgage
Trust, Commercial Mortgage Pass-Through Certificates, Series 2004-C14 (the
"Certificates"), the undersigned hereby certifies and agrees as follows:

               1. The undersigned is a beneficial owner of the Class ____
         Certificates.

               2. The undersigned is requesting access to the information posted to the Trustee's Internet Website pursuant to Section 4.02 of the
         Pooling and Servicing Agreement, or the information identified on the schedule attached hereto pursuant to Section 3.15 of the Pooling and
         Servicing Agreement (the "Information").

               3. In consideration of the [Trustee's] [Master Servicer's]
         [Special Servicer's] disclosure to the undersigned of the Information, the undersigned will keep the Information confidential (except from its agents and auditors), and such Information will not, without the prior written consent of the [Trustee] [Master Servicer] [Special Servicer],
         be disclosed by the undersigned or by its officers, directors, partners,

                                     K-1-1

         employees, agents or representatives (collectively, the
         "Representatives") in any manner whatsoever, in whole or in part;
         provided that the undersigned may provide all or any part of the
         Information to any other person or entity that holds or is contemplating the purchase of any Certificate or interest therein, but only if such person or entity confirms in writing such ownership interest or prospective ownership interest and agrees to keep it confidential.

               4. The undersigned will not use or disclose the Information in any manner which could result in a violation of any provision of the
         Securities Act of 1933, as amended, (the "Securities Act"), or the
         Securities Exchange Act of 1934, as amended, or would require registration of any Certificate pursuant to Section 5 of the Securities
         Act.

               5. The undersigned shall be fully liable for any breach of this agreement by itself or any of its Representatives and shall indemnify the Depositor, the Trustee, the Master Servicer, the Special Servicer
         and the Trust for any loss, liability or expense incurred thereby with respect to any such breach by the undersigned or any of its
         Representatives.

         IN WITNESS WHEREOF, the undersigned has caused its name to be signed hereto by its duly authorized officer, as of the day and year written above.

                                      ------------------------------------------
                                                 BENEFICIAL HOLDER OF A
                                                      CERTIFICATE

                                      By:
                                         ---------------------------------------
                                         Name:
                                              ----------------------------------
                                         Title:
                                               ---------------------------------
                                         Phone:
                                               ---------------------------------

                                     K-1-2

                                   EXHIBIT K-2

                    FORM OF PROSPECTIVE PURCHASER CERTIFICATE

                                                                          [Date]

LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois  60603

Attn:    Global Securitization Trust Services (CMBS)
         Wachovia Bank Commercial Mortgage Trust,
         Commercial Mortgage Pass-Through Certificates,
         Series 2004-C14

Wachovia Bank, National Association
8739 Research Drive - URP4
Charlotte, North Carolina  28288

Attention:        Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage
                  Pass-Through Certificates, Series 2004-C14

Allied Capital Corporation
1919 Pennsylvania Avenue, 3rd Floor
Washington, D.C. 20006
Attention:  John Scheurer

         Re:      Wachovia Bank Commercial Mortgage Trust
                  Commercial Mortgage Pass-Through Certificates,
                  Series 2004-C14 (the "Certificates")

         In accordance with Section 3.15 of the Pooling and Servicing Agreement, dated as of August 1, 2004 (the "Pooling and Servicing Agreement"), among
Wachovia Commercial Mortgage Securities, Inc., as depositor (the "Depositor"),
Wachovia Bank, National Association, as master servicer (the "Master Servicer"),
Allied Capital Corporation, as special servicer (the "Special Servicer"),
LaSalle Bank National Association, as trustee (the "Trustee"), and ABN AMRO Bank
N.V., as fiscal agent, with respect to the Wachovia Bank Commercial Mortgage
Trust, Commercial Mortgage Pass-Through Certificates, Series 2004-C14 (the
"Certificates"), the undersigned hereby certifies and agrees as follows:

               1. The undersigned is contemplating an investment in the Class __
         Certificates.

               2. The undersigned is requesting access to the information posted to the Trustee's Internet Website pursuant to Section 4.02 of the
         Pooling and Servicing Agreement, or the information identified on the schedule attached hereto pursuant to Section 3.15 of the Pooling and
         Servicing Agreement (the "Information") for use in evaluating such possible investment.

                                      K-2-1

               3. In consideration of the [Trustee's] [Master Servicer's]
         [Special Servicer's] disclosure to the undersigned of the Information, the undersigned will keep the Information confidential (except from its agents and auditors), and such Information will not, without the prior written consent of the [Trustee] [Master Servicer] [Special Servicer],
         be disclosed by the undersigned or by its officers, directors, partners employees, agents or representatives (collectively, the
         "Representatives") in any manner whatsoever, in whole or in part.

               4. The undersigned will not use or disclose the Information in any manner which could result in a violation of any provision of the
         Securities Act of 1933, as amended (the "Securities Act"), or the
         Securities Exchange Act of 1934, as amended, or would require registration of any Certificate pursuant to Section 5 of the Securities
         Act.

               5. The undersigned shall be fully liable for any breach of this agreement by itself or any of its Representatives and shall indemnify the Depositor, the Trustee, the Master Servicer, the Special Servicer
         and the Trust for any loss, liability or expense incurred thereby with respect to any such breach by the undersigned or any of its
         Representatives.

         IN WITNESS WHEREOF, the undersigned has caused its name to be signed hereto by its duly authorized officer, as of the day and year written above.

                                   ---------------------------------------------

                                     K-2-2

                                   ---------------------------------------------

                                                [PROSPECTIVE PURCHASER]

                                   By:
                                      ------------------------------------------
                                      Name:
                                           -------------------------------------
                                      Title:
                                            ------------------------------------
                                      Phone:
                                            ------------------------------------

                                     K-2-3

                                    EXHIBIT L

                            INITIAL COMPANION HOLDERS

Name: The trust created pursuant to the 2004-C10 Pooling and Servicing
Agreement, with respect to one of the 11 Madison Avenue Pari Passu Companion
Loans.

         Address: LaSalle Bank National Association, Global Securitization Trust
Services, 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603

         Wiring Instructions:

         Tax Identification Number:

Name: The trust created pursuant to the 2004-C11 Pooling and Servicing
Agreement, with respect to one of the 11 Madison Avenue Pari Passu Companion
Loans.

         Address: Wells Fargo Bank, N.A., 9062 Old Annapolis Road, Columbia,
Maryland 21045-1951, Attention: Corporate Trust Services (CMBS) Wachovia Bank
Commercial Mortgage Trust, Commercial Mortgage Trust Pass-Through Certificates,
Series 2004-C11

         Wiring Instructions:

         Tax Identification Number:

Name: The trust created pursuant to the 2004-C12 Pooling and Servicing
Agreement, with respect to one of the 11 Madison Avenue Pari Passu Companion
Loans.

         Address: LaSalle Bank National Association, Global Securitization Trust
Services, 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603

         Wiring Instructions:

         Tax Identification Number:

Name: Wachovia Bank, National Association, as the Initial B Lender for the 11
Madison Avenue Subordinate Companion Loans.

         Address: 301 South College Street, Charlotte, North Carolina 28288

         Wiring Instructions:

         Tax Identification Number:

Name: Mony Life Insurance Company, as the Initial C Lender for the 11 Madison
Avenue Subordinate Companion Loans.

         Address: c/o MONY Realty Capital, Inc., 10475 Park Meadows Drive, Suite
500, Littleton, Colorado 80124

         Wiring Instructions:

                                      L-1

         Tax Identification Number:

Name: SL Green 11 Madison Funding LLC, as the Initial D Lender for the 11
Madison Avenue Subordinate Companion Loans.

         Address: c/o SL Green Realty Corp., 420 Lexington Avenue, New York, New
York 10170

         Wiring Instructions:

         Tax Identification Number:

Name: CBA-Mezzanine Capital Finance, LLC, with respect to the Pointe West
Subordinate Companion Loan.

         Address: 51 JFK Parkway, 4th Floor, Short Hills, New Jersey 07078

         Wiring Instructions:

         Tax Identification Number:

                                      L-2

                                    EXHIBIT M

                            CLASS X-P REFERENCE RATE

                                [TO BE ATTACHED]

                                      M-1

                                    EXHIBIT N

                         FORM OF PURCHASE OPTION NOTICE
                            PURSUANT TO SECTION 3.18

                                                                          [Date]

LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois  60603

Attn:    Global Securitization Trust Services - Wachovia Bank Commercial
         Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series
         2004-C14

Wachovia Bank, National Association
NC 1075
8739 Research Drive URP4
Charlotte, North Carolina  28262-1075

Attention:    Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-
              Through Certificates, Series 2004-C14

         Re:  Wachovia Bank Commercial Mortgage Trust,
              Commercial Mortgage Pass-Through Certificates, Series 2004-C14

Ladies and Gentlemen:

         The undersigned hereby acknowledges that it is the holder of an assignable option (the "Purchase Option") to purchase Mortgage Loan number ____
from the Trust Fund, pursuant to Section 3.18 of the pooling and servicing agreement (the "Pooling and Servicing Agreement") dated as of August 1, 2004, by and among Wachovia Commercial Mortgage Securities, Inc., as depositor, LaSalle
Bank National Association, as trustee, ABN AMRO Bank N.V., as fiscal agent,
Allied Capital Corporation, as special servicer and Wachovia Bank, National
Association, as master servicer. Capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Pooling and Servicing Agreement.

         The undersigned Option Holder [is the Special Servicer] [is the
Majority Subordinate Certificateholder] [acquired its Purchase Option from the
[Special Servicer] [Majority Subordinate Certificateholder] on _________].

         The undersigned Option Holder is exercising its Purchase Option at the cash price of $______________, which amount equals or exceeds the Option Price, as defined in Section 3.18(c) of the Pooling and Servicing Agreement. Within ten
(10) Business Days of the date hereof, [the undersigned Option Holder]
[______________, an Affiliate of the undersigned Option Holder] will deliver the
Option Price to or at the direction of the Special Servicer in exchange for the release of the Mortgage Loan, the related Mortgaged Property and delivery of the related Mortgage Loan File.

         The undersigned Option Holder agrees that it shall prepare and provide the Special Servicer with such instruments of transfer or assignment, in each case without recourse, as shall

                                      N-1

be reasonably necessary to vest in it or its designee the ownership of Mortgage
Loan ____, together with such other documents or instruments as the Special
Servicer shall reasonably require to consummate the purchase contemplated hereby.

         The undersigned Option Holder acknowledges and agrees that its exercise of its Purchase Option Notice may not be revoked and that the undersigned Option
Holder, or its designee, shall be obligated to close its purchase of Mortgage
Loan ___ in accordance with the terms and conditions of this letter and Section
3.18 of the Pooling and Servicing Agreement.

                                      Very truly yours,

                                      [Option Holder]

                                      By:_______________________________________
                                         Name:
                                         Title:

         [By signing this letter in the space provided below, the [Special
Servicer] [Majority Subordinate Certificateholder] hereby acknowledges and affirms that it transferred its Purchase Option to the Option Holder identified above on [_________].

[__________________________________________]

By:
Name:
Title:

                                      N-2

                                    EXHIBIT O

                                     FORM OF
                            NOTICE AND CERTIFICATION
                      REGARDING DEFEASANCE OF MORTGAGE LOAN

         To:      Standard & Poor's Ratings Services,
                  a division of The McGraw-Hill Companies, Inc.
                  55 Water Street
                  New York, New York  10041
                  Attn:  Commercial Mortgage Surveillance

         From:    Wachovia Bank, National Association, in its capacity as Master
                  Servicer (the "Master Servicer") under the Pooling and
                  Servicing Agreement dated as of August 1, 2004 (the "Pooling and Servicing Agreement"), among the Master Servicer, LaSalle
                  Bank National Association, as Trustee, ABN AMRO Bank N.V., as
                  Fiscal Agent, and others.

         Date:    _________, 20___

         Re:      Wachovia Bank Commercial Mortgage Trust,
                  Commercial Mortgage Pass-Through Certificates
                  Series 2004-C14

                  Mortgage Loan (the "Mortgage Loan") identified by loan number
                  _____ on the Mortgage Loan Schedule attached to the Pooling and Servicing Agreement and heretofore secured by the
                  Mortgaged Properties identified on the Mortgage Loan Schedule by the following names:_______________________

                                         _______________________

         Reference is made to the Pooling and Servicing Agreement described above. Capitalized terms used but not defined herein have the meanings assigned to such terms in the Pooling and Servicing Agreement.

         As Master Servicer under the Pooling and Servicing Agreement, we hereby:

         (a) Notify you that the Mortgagor has consummated a defeasance of the
Mortgage Loan pursuant to the terms of the Mortgage Loan, of the type checked below:

         ____     a full defeasance of the entire principal balance of the
Mortgage Loan; or

         ____     a partial defeasance of a portion of the principal balance of the Mortgage Loan that represents and, an allocated loan amount of $____________
or _______% of the entire principal balance of the Mortgage Loan;

                                      O-1

         (b)   Certify that each of the following is true, subject to those exceptions set forth with explanatory notes on Exhibit A hereto, which exceptions the Master Servicer has determined, consistent with the Servicing
Standard, will have no material adverse effect on the Mortgage Loan or the defeasance transaction:

         (i)   The Mortgage Loan documents permit the defeasance, and the terms and conditions for defeasance specified therein were satisfied in all material respects in completing the defeasance.

         (ii)  The defeasance was consummated on __________, 20__.

         (iii) The defeasance collateral consists of securities that (i)
               constitute "government securities" as defined in Section 2(a)(16)
               of the Investment Company Act of 1940 as amended (15 U.S.C.
               80A1), (ii) are listed as "Qualified Investments for `AAA'
               Financings" under Paragraphs 1, 2 or 3 of "Cash Flow Approach" in
               Standard & Poor's Public Finance Criteria 2000, as amended to the date of the defeasance, (iii) are rated `AAA' by S&P, (iv) if they include a principal obligation, the principal due at
               maturity cannot vary or change, and (v) are not subject to prepayment, call or early redemption.

         (iv)  The Master Servicer received an opinion of counsel (from counsel approved by Master Servicer in accordance with the Servicing
               Standard) that the defeasance will not result in an Adverse REMIC
               Event.

         (v)   The Master Servicer determined that the defeasance collateral will be owned by an entity (the "Defeasance Obligor") that is a
               Single-Purpose Entity (as defined in Standard & Poor's Structured
               Finance Ratings Real Estate Finance Criteria, as amended to the date of the defeasance (the "S&P Criteria")) as of the date of the defeasance, and after the defeasance owns no assets other than the defeasance collateral and real property securing
               Mortgage Loans included in the pool.

         (vi)  The Master Servicer received written confirmation of the crediting of the defeasance collateral to an Eligible Account (as defined in the S&P Criteria) in the name of the Defeasance
               Obligor, which account is maintained as a securities account by a securities intermediary and has been pledged to the Trustee.

         (vii) The agreements executed in connection with the defeasance (i)
               grant control of the pledged securities account to the Trustee,
               (ii) require the securities intermediary to make the scheduled payments on the Mortgage Loan from the proceeds of the defeasance collateral directly to the Servicer's collection account in the amounts and on the dates specified in the Mortgage Loan documents or, in a partial defeasance, the portion of such scheduled payments attributed to the allocated loan amount for the real property defeased, increased by any defeasance premium specified in the Mortgage Loan documents (the "Scheduled Payments"), (iii)
               permit reinvestment of proceeds of the defeasance collateral only in Permitted Investments (as defined in the S&P Criteria), (iv)
               permit release of surplus defeasance collateral and earnings on reinvestment from the pledged

                                      O-2

               securities account only after the Mortgage Loan has been paid in full, if any such release is permitted, (v) prohibit transfers by the Defeasance Obligor of the defeasance collateral and
               subordinate liens against the defeasance collateral, and (vi)
               provide for payment from sources other than the defeasance collateral or other assets of the Defeasance Obligor of all fees and expenses of the securities intermediary for administering the defeasance and the securities account and all fees and expenses of maintaining the existence of the Defeasance Obligor.

         (viii) The Master Servicer received written confirmation from a firm of independent certified public accountants, who were approved by
               Master Servicer in accordance with the Servicing Standard stating that (i) revenues from the defeasance collateral (without taking into account any earnings on reinvestment of such revenues) will be sufficient to timely pay each of the Scheduled Payments after the defeasance including the payment in full of the Mortgage Loan
               (or the allocated portion thereof in connection with a partial defeasance) on its Maturity Date (or, in the case of an ARD Loan, on its Anticipated Repayment Date), (ii) the revenues received in any month from the defeasance collateral will be applied to make
               Scheduled Payments within four (4) months after the date of receipt, and (iii) interest income from the defeasance collateral to the Defeasance Obligor in any calendar or fiscal year will not exceed such Defeasance Obligor's interest expense for the
               Mortgage Loan (or the allocated portion thereof in a partial defeasance) for such year.

         (ix)  The Mortgage Loan is not among the ten (10) largest loans in the pool. The entire principal balance of the Mortgage Loan as of the date of defeasance was less than both $[______] and five percent of the pool balance, which is less than [__]% of the aggregate
               Certificate Balance of the Certificates as of the date of the most recent Trustee's Distribution Date Statement received by us
               (the "Current Report").

         (x)   The defeasance described herein, together with all prior and simultaneous defeasances of Mortgage Loans, brings the total of all fully and partially defeased Mortgage Loans to
               $__________________, which is _____% of the aggregate Certificate
               Balance of the Certificates as of the date of the Current Report.

         (c)   Certify that Exhibit B hereto is a list of the material
agreements, instruments, organizational documents for the Defeasance Obligor, and opinions of counsel and independent accountants executed and delivered in connection with the defeasance.

         (d)   Certify that the individual under whose hand the Master Servicer has caused this Notice and Certification to be executed did constitute a
Servicing Officer as of the date of the defeasance described above.

         (e)   Agree to provide copies of all items listed in Exhibit B to you upon request.

                            [SIGNATURE PAGE FOLLOWS]

                                      O-3

         IN WITNESS WHEREOF, the Master Servicer has caused this Notice and
Certification to be executed as of the date captioned above.

                                        WACHOVIA BANK, NATIONAL
                                             ASSOCIATION

                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                      O-4

                                    EXHIBIT P

                      FORM OF DEPOSITOR CERTIFICATION TO BE
                             PROVIDED WITH FORM 10-K

                    Wachovia Bank Commercial Mortgage Trust,
                  Commercial Mortgage Pass-Through Certificates
                          Series 2004-C14 (the "Trust")

         I, [identify the certifying individual], a [title] of Wachovia
Commercial Mortgage Securities, Inc., the depositor into the above-referenced
Trust, certify that:

               1. I have reviewed this annual report on Form 10-K, and all reports on Form 8-K containing distribution date reports filed in respect of periods included in the year covered by this annual report, of the Trust;

               2. Based on my knowledge, the information in these reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by this annual report;

               3. Based on my knowledge, the servicing information required to be provided to the trustee by the master servicer and the special servicer under the pooling and servicing agreement for inclusion in these reports is included in these reports;

               4. Based on my knowledge and upon the annual compliance statement included in this annual report and required to be delivered to the trustee in accordance with the terms of the pooling and servicing agreement, and except as disclosed in this annual report, the master servicer and the special servicer have fulfilled their obligations under the pooling and servicing agreement; and

               5. This annual report discloses all significant deficiencies relating to the master servicer's or special servicer's compliance with the minimum servicing standards based upon the report provided by an independent public accountant, after conducting a review in compliance with the Uniform Single Attestation Program for Mortgage Bankers or
         similar procedure, as set forth in the pooling and servicing agreement, that is included in this annual report.

                                      P-1

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties: Allied Capital Corporation and LaSalle Bank National Association.

Date:
     ---------------------------------------

--------------------------------------------
President and Chief Executive Officer
Wachovia Commercial Mortgage Securities, Inc.

                                      P-1

                                    EXHIBIT Q

                FORM OF CERTIFICATION TO BE PROVIDED TO DEPOSITOR
                                 BY THE TRUSTEE

                    Wachovia Bank Commercial Mortgage Trust,
                  Commercial Mortgage Pass-Through Certificates
                          Series 2004-C14 (the "Trust")

         I, [identify the certifying individual], a [title] of LaSalle Bank
National Association, certify to Wachovia Commercial Mortgage Securities, Inc.
and their officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification in delivering the Certification required by the pooling and servicing agreement relating to the Certificates
(capitalized terms used herein without definition shall have the meanings assigned to such terms in the pooling and servicing agreement), that:

               1. I have reviewed this annual report on Form 10-K, and all reports on Form 8-K containing distribution date reports filed in respect of periods included in the year covered by this annual report, of the Trust;

               2. Based on my knowledge, the distribution information in these reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by this annual report; and

               3. Based on my knowledge, the distribution and servicing
         information required to be provided to the trustee by the master servicer under the pooling and servicing agreement is included in the reports delivered by the master servicer to the trustee.

Date:
     ---------------------------------------

--------------------------------------------
[Title]
LaSalle Bank National Association

                                      Q-1

                                    EXHIBIT R

                   FORM OF MASTER SERVICER CERTIFICATION TO BE
                             PROVIDED WITH FORM 10-K

                    Wachovia Bank Commercial Mortgage Trust,
                  Commercial Mortgage Pass-Through Certificates
                          Series 2004-C14 (the "Trust")

         I, [identify the certifying individual], a [title] of Wachovia Bank,
National Association, certify to Wachovia Commercial Mortgage Securities, Inc.
and their officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification (capitalized terms used herein without definition shall have the meanings assigned to such terms in the pooling and servicing agreement), that:

               1. I have reviewed the servicing reports relating to the Trust delivered by the master servicer to the trustee pursuant to the pooling and servicing agreement covering the fiscal year [_____];

               2. Based on my knowledge, and (a) assuming the accuracy of the statements required to be made in the corresponding certificate of the special servicer pursuant to Section 8.17(c) of the pooling and servicing agreement and (b) assuming that the information regarding the mortgage loans, the mortgagors or the mortgaged properties in the prospectus (the "Mortgage Information") does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statement made, in the light of the circumstances under which such statements were made, not misleading (but only to the extent that such Mortgage Information is or shall be used by the master servicer to prepare the servicing reports), the servicing information in these reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by each such servicing report;

               3. Based on my knowledge, and assuming that the special servicer timely delivered to the master servicer all servicing information required to be provided to the master servicer by the special servicer under the pooling and servicing agreement, the servicing information required to be provided to the trustee by the master servicer under the pooling and servicing agreement is included in the servicing reports delivered by the master servicer to the trustee;

               4. I am responsible for reviewing the activities performed by the master servicer under the pooling and servicing agreement and based upon my knowledge and the annual compliance review required under
         Section 3.13 of the pooling and servicing agreement with respect to the master servicer, and except as disclosed in the compliance certificate delivered by the master servicer under Section 3.13 of the pooling and servicing agreement, the master servicer has fulfilled its obligations under the pooling and servicing agreement; and

                                      R-1

               5. The accountant's statement delivered pursuant to Section 3.14 of the pooling and servicing agreement discloses all significant deficiencies relating to the master servicer's compliance with the minimum servicing standards based upon the report provided by an independent public accountant, after conducting a review in compliance with the Uniform Single Attestation Program for Mortgage Bankers or
         similar procedure, as set forth in the pooling and servicing agreement.

         In giving the certification above, I have reasonably relied on information provided to me by the following unaffiliated parties: [names of sub-servicers].

         Notwithstanding the assumption made in clause 2(b) of this certification, the master servicer is not entitled to make such assumption with respect to Mortgage Information that, on or before five days prior to the
Determination Date for the related servicing report, (a) the master servicer has been notified in writing by a party to the pooling and servicing agreement, any mortgage loan seller (as defined in the pooling and servicing agreement), or any affiliate thereof, was incorrect or (b) the master servicer would have known was incorrect in performing its servicing obligations under the pooling and servicing agreement in accordance with the servicing standards (as defined in the pooling and servicing agreement).

Date:
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[Title]
Wachovia Bank, National Association

                                      R-2

                                    EXHIBIT S

                FORM OF CERTIFICATION TO BE PROVIDED TO DEPOSITOR
                             BY THE SPECIAL SERVICER

                    Wachovia Bank Commercial Mortgage Trust,
                  Commercial Mortgage Pass-Through Certificates
                          Series 2004-C14 (the "Trust")

         I, [identify the certifying individual], a [title] of Allied Capital
Corporation, certify to Wachovia Commercial Mortgage Securities, Inc. and their officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification in delivering the Certification required by the pooling and servicing agreement relating to the Certificates (capitalized terms used herein without definition shall have the meanings assigned to such terms in the pooling and servicing agreement), that:

               1. I have reviewed the servicing reports relating to the Trust delivered by the special servicer to the master servicer and/or the trustee pursuant to the pooling and servicing agreement covering the fiscal year [____];

               2. Based on my knowledge, the servicing information in these reports delivered by the special servicer, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by each servicing report;

               3. Based on my knowledge, the servicing information required to be provided to the master servicer by the special servicer under the pooling and servicing agreement is included in the servicing reports delivered by the special servicer to the master servicer;

               4. I am responsible for reviewing the activities performed by the special servicer under the pooling and servicing agreement and based upon my knowledge and the annual compliance review required under
         Section 3.13 of the pooling and servicing agreement with respect to the special servicer, and except as disclosed in the compliance certificate delivered by the special servicer under Section 3.13 of the pooling and servicing agreement, the special servicer has fulfilled its obligations under the pooling and servicing agreement in all material respects; and

                                      S-1

               5. The accountant's statement delivered pursuant to Section 3.14 of the pooling and servicing agreement discloses all significant deficiencies relating to the special servicer's compliance with the minimum servicing standards based upon the report provided by an independent public accountant, after conducting a review in compliance with the Uniform Single Attestation Program for Mortgage Bankers or
         similar procedure, as set forth in the pooling and servicing agreement.

Date:
     ---------------------------------------

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[Title]
Allied Capital Corporation

                                      S-2